FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-206677-20

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated November 13, 2017, may be amended or completed prior to time of sale.

$690,629,000 (Approximate)

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2017-C41
(Central Index Key Number 0001719199)

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)

as Depositor

Barclays Bank PLC
(Central Index Key Number 0000312070)

Argentic Real Estate Finance LLC
(Central Index Key Number 0001624053)

Ladder Capital Finance LLC
(Central Index Key Number 0001541468)

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2017-C41

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2017-C41 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class V and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Wells Fargo Commercial Mortgage Trust 2017-C41. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in December 2017. The rated final distribution date for the certificates is November 2050.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$30,952,000%		(5)	November 2022
Class A-2	$14,675,000%		(5)	November 2022
Class A-SB	$44,401,000%		(5)	March 2027
Class A-3	$215,000,000%		(5)	October 2027
Class A-4	$245,117,000%		(5)	November 2027
Class X-A	$550,145,000	(6)%	Variable(7)	NAP
Class X-B	$140,484,000	(8)%	Variable(9)	NAP
Class A-S	$69,751,000%		(5)	November 2027
Class B	$38,313,000%		(5)	November 2027
Class C	$32,420,000%		(5)	November 2027

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 59 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Barclays Capital Inc. and Academy Securities, Inc. will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC and Barclays Capital Inc. are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 65.6% of each class of offered certificates, and Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 34.4% of each class of offered certificates. Academy is acting as a co-manager.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about November 30, 2017. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately % of the aggregate certificate balance of the offered certificates, plus accrued interest from November 1, 2017, before deducting expenses payable by the depositor.

Wells Fargo Securities Co-Lead Manager and Joint Bookrunner	Barclays Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager

November , 2017

# Wells Fargo Commercial Mortgage Trust 2017-C41

Commercial Mortgage Pass-Through Certificates, Series 2017-C41

Missouri
1 property
$1,795,702
0.2% of total
North Dakota
1 property
$4,948,007
0.6% of total
Iowa
1 property
$1,909,288
0.2% of total
Wisconsin
1 property
$2,577,538
0.3% of total
Illinois
4 properties
$5,281,504
0.7% of total
Indiana
1 property
$840,087
0.1% of total
New York
6 properties
$67,780,171
8.6% of total
Michigan
3 properties
$24,627,705
3.1% of total
Ohio
9 properties
$59,696,339
7.6% of total
Pennsylvania
4 properties
$27,663,932
3.5% of total
Oregon
1 property
$10,000,000
1.3% of total
New Jersey
4 properties
$96,200,000
12.2% of total
Nevada
1 property
$20,250,000
2.6% of total
Virginia
2 properties
$5,422,378
0.7% of total
North Carolina
1 property
$13,800,000
1.8% of total
California
17 properties
$199,796,773
25.4% of total
South Carolina
1 property
$5,971,076
0.8% of total
Arizona
3 properties
$11,170,318
1.4% of total
Georgia
6 properties
$31,802,692
4.0% of total
Nebraska
1 property
$12,000,000
1.5% of total
Oklahoma
1 property
$1,198,611
0.2% of total
Louisiana
1 property
$41,000,000
5.2% of total
Alabama
1 property
$19,000,000
2.4% of total
Florida
6 properties
$36,061,481
4.6% of total
Texas
18 properties
$56,828,575
7.2% of total
Tennessee
2 properties
$28,300,000
3.6% of total
Percentage of
Cut-Off Date Balance
<1.0%
1.0% – 5.0%
5.1% – 25.4%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$30,952,000		30.000%	%	(5)	November 2022	2.91	12/17 – 11/22
A-2	$14,675,000		30.000%	%	(5)	November 2022	4.96	11/22 – 11/22
A-SB	$44,401,000		30.000%	%	(5)	March 2027	7.19	11/22 – 03/27
A-3	$215,000,000		30.000%	%	(5)	October 2027	9.65	03/27 – 10/27
A-4	$245,117,000		30.000%	%	(5)	November 2027	9.90	10/27 – 11/27
X-A	$550,145,000	(6)	NAP	%	Variable(7)	NAP	NAP	NAP
X-B	$140,484,000	(8)	NAP	%	Variable(9)	NAP	NAP	NAP
A-S	$69,751,000		21.125%	%	(5)	November 2027	9.96	11/27 – 11/27
B	$38,313,000		16.250%	%	(5)	November 2027	9.96	11/27 – 11/27
C	$32,420,000		12.125%	%	(5)	November 2027	9.96	11/27 – 11/27
Non-Offered Certificates
X-D	$12,771,000	(10)(12)	NAP	%	Variable(11)	NAP	NAP	NAP
D	$12,771,000	(12)	10.500%	%	(5)	November 2027	9.96	11/27 – 11/27
E-RR	$22,595,000	(12)	7.625%	%	(5)	November 2027	9.96	11/27 – 11/27
F-RR	$13,754,000		5.875%	%	(5)	November 2027	9.96	11/27 – 11/27
G-RR	$12,771,000		4.250%	%	(5)	November 2027	9.96	11/27 – 11/27
H-RR	$33,402,177		0.000%	%	(5)	November 2027	9.96	11/27 – 11/27
V(13)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(14)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B or Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The Class X-A certificates will not be entitled to distributions of principal.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

3

(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The initial certificate balance of each of the Class D and Class E-RR certificates is estimated based in part on the estimated ranges of certificate balances and estimated fair values described in “Credit Risk Retention”. The initial Class D certificate balance is expected to fall within a range of $11,788,000 and $14,736,000, and the initial Class E-RR certificate balance is expected to fall within a range of $20,630,000 and $23,578,000, with the ultimate initial certificate balance of each determined such that the aggregate fair value of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates will equal at least 5% of the estimated fair value as of the Closing Date of all of the classes of certificates (other than the Class R certificates) issued by the issuing entity. Any variation in the initial certificate balance of the Class D certificates would affect the initial notional amount of the Class X-D certificates.

(13)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(14)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class V and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	23
Risk Factors	59
The Certificates May Not Be a Suitable Investment for You	59
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	59
Risks Related to Market Conditions and Other External Factors	59
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	59
Other Events May Affect the Value and Liquidity of Your Investment	60
Risks Relating to the Mortgage Loans	60
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	60
Risks of Commercial and Multifamily Lending Generally	61
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	62
General	62
A Tenant Concentration May Result in Increased Losses	63
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	64
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	64
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	65
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	65
Early Lease Termination Options May Reduce Cash Flow	66
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	67
Retail Properties Have Special Risks	67
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	68
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	68
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	69
Hotel Properties Have Special Risks	70
Risks Relating to Affiliation with a Franchise or Hotel Management Company	72
Office Properties Have Special Risks	72
Industrial Properties Have Special Risks	73
Mixed Use Properties Have Special Risks	74
Self Storage Properties Have Special Risks	74
Multifamily Properties Have Special Risks	75
Condominium Ownership May Limit Use and Improvements	77
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	79
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	79
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	81
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	82

5

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	83
Risks Related to Zoning Non-Compliance and Use Restrictions	85
Risks Relating to Inspections of Properties	87
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	87
Insurance May Not Be Available or Adequate	87
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	88
Terrorism Insurance May Not Be Available for All Mortgaged Properties	89
Risks Associated with Blanket Insurance Policies or Self-Insurance	90
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	91
Limited Information Causes Uncertainty	91
Historical Information	91
Ongoing Information	91
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	92
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	92
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	93
Static Pool Data Would Not Be Indicative of the Performance of this Pool	94
Appraisals May Not Reflect Current or Future Market Value of Each Property	94
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	96
The Borrower’s Form of Entity May Cause Special Risks	96
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	99
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	99
Other Financings or Ability to Incur Other Indebtedness Entails Risk	100
Tenancies-in-Common May Hinder Recovery	102
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	102
Risks Associated with One Action Rules	103
State Law Limitations on Assignments of Leases and Rents May Entail Risks	103
Various Other Laws Could Affect the Exercise of Lender’s Rights	103
Risks of Anticipated Repayment Date Loans	104
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	104
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	104
Risks Related to Ground Leases and Other Leasehold Interests	106
Increases in Real Estate Taxes May Reduce Available Funds	108
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	108
Risks Relating to Shari’ah Compliant Loans	108
Risks Related to Conflicts of Interest	109
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	109
The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers	111
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	112
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	113

6

Potential Conflicts of Interest of the Operating Advisor	116
Potential Conflicts of Interest of the Asset Representations Reviewer	117
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	117
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	120
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	122
Other Potential Conflicts of Interest May Affect Your Investment	122
Other Risks Relating to the Certificates	122
The Certificates Are Limited Obligations	122
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	123
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	123
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	127
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	129
General	129
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	130
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	132
Losses and Shortfalls May Change Your Anticipated Yield	132
Risk of Early Termination	133
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	133
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	133
You Have Limited Voting Rights	133
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	134
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	137
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	138
Risks Relating to Modifications of the Mortgage Loans	140
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	141
Risks Relating to Interest on Advances and Special Servicing Compensation	142
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	142
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	142
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	146
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	146
Tax Considerations Relating to Foreclosure	146
REMIC Status	147

7

Material Federal Tax Considerations Regarding Original Issue Discount	147
Description of the Mortgage Pool	148
General	148
Co-Originated or Third-Party Originated Mortgage Loans	149
Certain Calculations and Definitions	150
Definitions	150
Mortgage Pool Characteristics	163
Overview	163
Property Types	165
Retail Properties	165
Hospitality Properties	166
Office Properties	168
Industrial Properties	168
Mixed Use Properties	168
Self Storage Properties	169
Multifamily Properties	169
Specialty Use Concentrations	170
Mortgage Loan Concentrations	171
Top Fifteen Mortgage Loans	171
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	171
Geographic Concentrations	173
Mortgaged Properties with Limited Prior Operating History	174
Tenancies-in-Common or Diversified Ownership	174
Shari’ah Compliant Loan	174
Condominium Interests	175
Fee & Leasehold Estates; Ground Leases	175
Environmental Considerations	177
Redevelopment, Renovation and Expansion	180
Assessment of Property Value and Condition	182
Litigation and Other Considerations	183
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	183
Tenant Issues	186
Tenant Concentrations	186
Lease Expirations and Terminations	187
Expirations	187
Terminations	188
Other	188
Purchase Options and Rights of First Refusal	190
Affiliated Leases	191
Insurance Considerations	192
Use Restrictions	193
Appraised Value	194
Non-Recourse Carveout Limitations	195
Real Estate and Other Tax Considerations	196
Delinquency Information	197
Certain Terms of the Mortgage Loans	197
Amortization of Principal	197
Due Dates; Mortgage Rates; Calculations of Interest	198
ARD Loans	199
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	199
Voluntary Prepayments	200
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	202
Defeasance	203
Releases; Partial Releases	204

8

Escrows	207
Mortgaged Property Accounts	209
Exceptions to Underwriting Guidelines	211
Additional Indebtedness	212
General	212
Whole Loans	213
Mezzanine Indebtedness	213
Other Secured Indebtedness	216
Preferred Equity	217
Other Unsecured Indebtedness	217
The Whole Loans	217
General	217
The Serviced Whole Loans	225
Intercreditor Agreement	226
Control Rights with respect to Serviced Pari Passu Whole Loans Other Than Servicing Shift Whole Loans	226
Control Rights with respect to Servicing Shift Whole Loans	227
Certain Rights of each Non-Controlling Holder	227
Sale of Defaulted Mortgage Loan	228
The Non-Serviced Pari Passu Whole Loans	228
Intercreditor Agreement	229
Control Rights	229
Certain Rights of each Non-Controlling Holder	230
Custody of the Mortgage File	231
Sale of Defaulted Mortgage Loan	231
The Non-Serviced AB Whole Loans	232
The Del Amo Fashion Center Whole Loan	232
Additional Information	238
Transaction Parties	239
The Sponsors and Mortgage Loan Sellers	239
Barclays Bank PLC	239
General	239
Barclays’ Securitization Program	239
Review of Barclays Mortgage Loans	240
Barclays’ Underwriting Guidelines and Processes	242
Compliance with Rule 15Ga-1 under the Exchange Act	245
Retained Interests in This Securitization	245
Argentic Real Estate Finance LLC	246
General	246
Argentic’s Securitization Program	246
Argentic’s Underwriting Standards and Processes	247
Review of Mortgage Loans for Which Argentic is the Sponsor	252
Compliance with Rule 15Ga-1 under the Exchange Act	254
Retained Interests in This Securitization	254
Ladder Capital Finance LLC	254
General	254
Ladder Capital Group’s Securitization Program	255
Ladder Capital Group’s Underwriting Guidelines and Processes	257
Review of LCF Mortgage Loans	263
Compliance with Rule 15Ga-1 under the Exchange Act	265
Retained Interests in This Securitization	265
Wells Fargo Bank, National Association	266
General	266
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	266

9

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	267
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	272
Compliance with Rule 15Ga-1 under the Exchange Act	274
Retained Interests in This Securitization	277
The Depositor	277
The Issuing Entity	278
The Trustee	279
The Certificate Administrator	280
The Master Servicer	282
The Special Servicer	287
The Operating Advisor and Asset Representations Reviewer	291
Credit Risk Retention	292
General	292
Qualifying CRE Loans	293
Retaining Party	293
Horizontal Risk Retention Certificates	294
General	294
Material Terms of the Eligible Horizontal Residual Interest	295
Hedging, Transfer and Financing Restrictions	303
Operating Advisor	303
Representations and Warranties	305
Description of the Certificates	307
General	307
Distributions	309
Method, Timing and Amount	309
Available Funds	310
Priority of Distributions	312
Pass-Through Rates	315
Interest Distribution Amount	317
Principal Distribution Amount	318
Certain Calculations with Respect to Individual Mortgage Loans	319
Excess Interest	321
Application Priority of Mortgage Loan Collections or Whole Loan Collections	321
Allocation of Yield Maintenance Charges and Prepayment Premiums	324
Assumed Final Distribution Date; Rated Final Distribution Date	326
Prepayment Interest Shortfalls	326
Subordination; Allocation of Realized Losses	328
Reports to Certificateholders; Certain Available Information	330
Certificate Administrator Reports	330
Information Available Electronically	336
Voting Rights	342
Delivery, Form, Transfer and Denomination	343
Book-Entry Registration	343
Definitive Certificates	346
Certificateholder Communication	346
Access to Certificateholders’ Names and Addresses	346
Requests to Communicate	347
List of Certificateholders	347
Description of the Mortgage Loan Purchase Agreements	349
General	349
Dispute Resolution Provisions	358
Asset Review Obligations	359
Pooling And Servicing Agreement	359
General	359
Assignment of the Mortgage Loans	360

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Servicing Standard	360
Subservicing	362
Advances	363
P&I Advances	363
Servicing Advances	363
Nonrecoverable Advances	364
Recovery of Advances	366
Accounts	367
Withdrawals from the Collection Account	369
Servicing and Other Compensation and Payment of Expenses	372
General	372
Master Servicing Compensation	378
Special Servicing Compensation	381
Disclosable Special Servicer Fees	385
Certificate Administrator and Trustee Compensation	386
Operating Advisor Compensation	386
Asset Representations Reviewer Compensation	387
CREFC® Intellectual Property Royalty License Fee	388
Appraisal Reduction Amounts	388
Maintenance of Insurance	395
Modifications, Waivers and Amendments	398
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	403
Inspections	405
Collection of Operating Information	405
Special Servicing Transfer Event	406
Asset Status Report	409
Realization Upon Mortgage Loans	412
Sale of Defaulted Loans and REO Properties	415
The Directing Certificateholder	418
General	418
Major Decisions	419
Asset Status Report	422
Replacement of the Special Servicer	422
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Termination Event	422
Servicing Override	425
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	426
Rights of the Holders of Serviced Pari Passu Companion Loans	426
Limitation on Liability of Directing Certificateholder	426
The Operating Advisor	427
General	427
Duties of Operating Advisor At All Times	428
Annual Report	429
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and is Continuing	431
Recommendation of the Replacement of the Special Servicer	431
Eligibility of Operating Advisor	431
Other Obligations of Operating Advisor	432
Delegation of Operating Advisor’s Duties	433
Termination of the Operating Advisor With Cause	433
Rights Upon Operating Advisor Termination Event	434
Waiver of Operating Advisor Termination Event	435
Termination of the Operating Advisor Without Cause	435
Resignation of the Operating Advisor	435

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Operating Advisor Compensation	435
The Asset Representations Reviewer	436
Asset Review	436
Asset Review Trigger	436
Asset Review Vote	437
Review Materials	438
Asset Review	439
Eligibility of Asset Representations Reviewer	441
Other Obligations of Asset Representations Reviewer	441
Delegation of Asset Representations Reviewer’s Duties	442
Asset Representations Reviewer Termination Events	442
Rights Upon Asset Representations Reviewer Termination Event	443
Termination of the Asset Representations Reviewer Without Cause	443
Resignation of Asset Representations Reviewer	444
Asset Representations Reviewer Compensation	444
Replacement of the Special Servicer Without Cause	444
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	447
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	448
Termination of the Master Servicer or Special Servicer for Cause	449
Servicer Termination Events	449
Rights Upon Servicer Termination Event	450
Waiver of Servicer Termination Event	452
Resignation of the Master Servicer or Special Servicer	452
Limitation on Liability; Indemnification	453
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	456
Dispute Resolution Provisions	456
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	456
Repurchase Request Delivered by a Party to the PSA	457
Resolution of a Repurchase Request	457
Mediation and Arbitration Provisions	461
Servicing of the Non-Serviced Mortgage Loans	462
General	462
Servicing of the Del Amo Fashion Center Mortgage Loan	465
Servicing of the Servicing Shift Mortgage Loans	466
Rating Agency Confirmations	467
Evidence as to Compliance	469
Limitation on Rights of Certificateholders to Institute a Proceeding	471
Termination; Retirement of Certificates	471
Amendment	473
Resignation and Removal of the Trustee and the Certificate Administrator	475
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	477
Certain Legal Aspects of Mortgage Loans	477
General	478
Types of Mortgage Instruments	478
Leases and Rents	478
Personalty	479
Foreclosure	479
General	479
Foreclosure Procedures Vary from State to State	479
Judicial Foreclosure	480
Equitable and Other Limitations on Enforceability of Certain Provisions	480
Nonjudicial Foreclosure/Power of Sale	480

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Public Sale	481
Rights of Redemption	482
Anti-Deficiency Legislation	482
Leasehold Considerations	483
Cooperative Shares	483
Bankruptcy Laws	484
Environmental Considerations	490
General	490
Superlien Laws	490
CERCLA	490
Certain Other Federal and State Laws	491
Additional Considerations	491
Due-on-Sale and Due-on-Encumbrance Provisions	492
Subordinate Financing	492
Default Interest and Limitations on Prepayments	492
Applicability of Usury Laws	493
Americans with Disabilities Act	493
Servicemembers Civil Relief Act	493
Anti-Money Laundering, Economic Sanctions and Bribery	494
Potential Forfeiture of Assets	494
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	495
Pending Legal Proceedings Involving Transaction Parties	498
Use of Proceeds	498
Yield and Maturity Considerations	498
Yield Considerations	498
General	498
Rate and Timing of Principal Payments	498
Losses and Shortfalls	500
Certain Relevant Factors Affecting Loan Payments and Defaults	500
Delay in Payment of Distributions	501
Yield on the Certificates with Notional Amounts	501
Weighted Average Life	502
Pre-Tax Yield to Maturity Tables	506
Material Federal Income Tax Considerations	510
General	510
Qualification as a REMIC	510
Status of Offered Certificates	512
Taxation of Regular Interests	513
General	513
Original Issue Discount	513
Acquisition Premium	516
Market Discount	516
Premium	517
Election To Treat All Interest Under the Constant Yield Method	517
Treatment of Losses	518
Yield Maintenance Charges and Prepayment Premiums	519
Sale or Exchange of Regular Interests	519
Taxes That May Be Imposed on a REMIC	520
Prohibited Transactions	520
Contributions to a REMIC After the Startup Day	520
Net Income from Foreclosure Property	520
Bipartisan Budget Act of 2015	521
Taxation of Certain Foreign Investors	521
FATCA	522

13

Backup Withholding	522
Information Reporting	523
3.8% Medicare Tax on “Net Investment Income”	523
Reporting Requirements	523
Certain State and Local Tax Considerations	524
Method of Distribution (Underwriter)	524
Incorporation of Certain Information by Reference	527
Where You Can Find More Information	527
Financial Information	528
Certain ERISA Considerations	528
General	528
Plan Asset Regulations	529
Administrative Exemptions	529
Insurance Company General Accounts	532
Legal Investment	533
Legal Matters	534
Ratings	534
Index of Defined Terms	537

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

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Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS

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RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on page 23 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on page 59 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 537 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE“) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES

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WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE DEPOSITOR FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE

17

INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER“), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES“, “UNINCORPORATED ASSOCIATIONS“, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS“); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER“), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC. “) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS“ AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS“).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA“)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

18

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC“) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT“ AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO“) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS“ AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS“ AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O“) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS“ AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

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W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS“) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA“). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

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SOUTH KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR A PUBLIC OFFERING IN KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE KOREAN LAWS AND REGULATIONS, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL“), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

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PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105“), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2017-C41.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28288–0166 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.

Issuing Entity	Wells Fargo Commercial Mortgage Trust 2017-C41, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	Barclays Bank PLC, a public limited company registered in England and Wales

●	Argentic Real Estate Finance LLC, a Delaware limited liability company

●	Ladder Capital Finance LLC, a Delaware limited liability company

●	Wells Fargo Bank, National Association, a national banking association

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

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Sellers of the Mortgage Loans

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Bank PLC	17	$270,424,718	34.4%
Argentic Real Estate Finance LLC	13	188,885,784	24.0
Ladder Capital Finance LLC	10	179,527,391	22.8
Wells Fargo Bank, National Association	12	147,084,284	18.7
Total	52	$785,922,177	100.0%

All of the mortgage loans were originated by their respective sellers or affiliates thereof, except (i) those certain mortgage loans part of larger whole loan structures that were co-originated by the applicable seller with one or more other lenders and (ii) one mortgage loan to be sold by Argentic Real Estate Finance LLC that was originated by Cantor Commercial Real Estate Lending, L.P.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Pool—General—Co-Originated or Third Party Originated Mortgage Loans”.

Master Servicer	Wells Fargo Bank, National Association will be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to the applicable servicing shift securitization date, each of the servicing shift whole loans will be serviced by the master servicer under the pooling and servicing

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agreement. From and after the related servicing shift securitization date, each servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” “—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	LNR Partners, LLC, a Florida limited liability company, will act as special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of the special servicer is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. So long as no control termination event has occurred and is continuing under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing

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certificateholder or the holder of the majority of the controlling class of certificates). After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates), the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned on and after its appointment and during such time as the related mortgage loan is an excluded special servicer loan.

LNR Partners, LLC is expected to be appointed to be the special servicer by Argentic Securities Holdings Cayman Limited, an exempted company incorporated in the Cayman Islands with limited liability, or an affiliate thereof, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to the applicable servicing shift securitization date, each of the servicing shift whole loans, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: WFCM 2017-C41. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related

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companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to the servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55479. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to the servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing

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agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Trimont Real Estate Advisors, LLC, a Georgia limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Trimont Real Estate Advisors, LLC, a Georgia limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any servicing shift mortgage loan and (ii) any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to

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certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be, as of any time of determination, the most subordinate certificates among the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates that has a certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such certificates, in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses, at least equal to 25% of the initial certificate balance of such classes. As of the closing date, the controlling class will be the Class H-RR certificates. Notwithstanding the preceding sentence, during such time as the Class E-RR certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

On the closing date, Argentic Securities Holdings Cayman Limited and/or an affiliate will acquire the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class V certificates and Argentic Securities Holdings Cayman Limited or an affiliate is expected to appoint Argentic Securities Income USA LLC or an affiliate as the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan or (iii) any excluded loan).

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the related servicing shift securitization date, the rights of the controlling noteholder of such servicing shift whole loan are

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expected to be exercisable by the directing certificateholder (or the equivalent) under the servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loans. See “Description of the Mortgage Pool—The Whole Loans”.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in November 2017 (or, in the case of any mortgage loan that has its first due date in December 2017, the date that would have been its due date in November 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about November 30, 2017.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in December 2017.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Minnesota, Maryland, Florida, North Carolina, New York, California, or any of the jurisdictions in which the respective primary servicing offices of the master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during

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that collection period and not during any other collection period.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	November 2022
Class A-2	November 2022
Class A-SB	March 2027
Class A-3	October 2027
Class A-4	November 2027
Class X-A	NAP
Class X-B	NAP
Class A-S	November 2027
Class B	November 2027
Class C	November 2027

The rated final distribution date will be the distribution date in November 2050.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2017-C41:

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3

●	Class A-4

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class V and Class R.

Certificate Balances,

Notional Amounts and

Pass-Through Rates	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Pass- Through Rate(1)	Approx. Initial Credit Support(2)
Class A-1	$30,952,000	3.938%	%	30.000%
Class A-2	$14,675,000	1.867%	%	30.000%
Class A-SB	$44,401,000	5.650%	%	30.000%
Class A-3	$215,000,000	27.356%	%	30.000%
Class A-4	$245,117,000	31.188%	%	30.000%
Class X-A	$550,145,000	NAP	%	NAP
Class X-B	$140,484,000	NAP	%	NAP
Class A-S	$69,751,000	8.875%	%	21.125%
Class B	$38,313,000	4.875%	%	16.250%
Class C	$32,420,000	4.125%	%	12.125%

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(1)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(2)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth in the above chart for each class of certificates.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

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For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.05500%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

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The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00860%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan or servicing shift mortgage loan and any related companion loan) at a per annum rate equal to 0.00149%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00029%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting

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package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
Headquarters Plaza	0.00250% per annum	0.2500%
Marriott LAX	0.00250% per annum	0.2500%
Mall of Louisiana	0.00250% per annum	0.2500%
U.S. Industrial Portfolio III	0.00250% per annum	0.2500%(3)
National Office Portfolio	0.00250% per annum	0.2500%(3)(4)
DoubleTree Berkeley Marina	0.00250% per annum	0.2500%
Del Amo Fashion Center	0.00125% per annum	0.2500%
Columbia Park Shopping Center	0.00250% per annum	0.2500%

(1)	Does not reflect the Belden Park Crossing mortgage loan or the One Century Place mortgage loan, each of which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the servicing shift master servicer and servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set out in the related servicing shift pooling and servicing agreement.

(2)	Included as part of the Servicing Fee Rate.

(3)	The special servicing fee rate is equal to the greater of 0.2500% and the per annum rate that would result in a special servicing fee of $3,500 for the related month.

(4)	Until the securitization of the related controlling pari passu companion loan.

Distributions

A. Amount and Order

of Distributions	On each distribution date, funds available for distribution to the certificates (other than any yield maintenance charges and prepayment premiums and any excess interest distributable to the Class V certificates), will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows: (i) to the extent of funds allocated to principal and available for

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distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, to reimburse the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds

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allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

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C. Yield Maintenance

 Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

 Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class V and Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class V or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B and Class X-D certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates.

(2)	Other than the Class X-D, Class V and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit

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enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B, and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class D certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	Shortfalls will reduce the distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

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In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class V certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loans with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date (as applicable) in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest

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advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

The special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

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With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 52 fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 97 commercial or multifamily properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $785,922,177.

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Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 52 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(2)	Whole Loan LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
Headquarters Plaza	$50,000,000	6.4%	$100,000,000	N/A	62.8%	62.8%	2.23x	2.23x
Marriott LAX	$44,057,272	5.6%	$101,098,802	N/A	48.3%	48.3%	1.72x	1.72x
Mall of Louisiana	$41,000,000	5.2%	$284,000,000	N/A	57.0%	57.0%	1.85x	1.85x
U.S. Industrial Portfolio III	$30,537,149	3.9%	$90,000,000	N/A	72.5%	72.5%	1.48x	1.48x
National Office Portfolio	$29,965,119	3.8%	$154,819,782	N/A	64.2%	64.2%	1.64x	1.64x
Belden Park Crossing	$23,000,000	2.9%	$28,000,000	N/A	74.3%	74.3%	1.61x	1.61x
One Century Place	$22,300,000	2.8%	$44,000,000	N/A	65.0%	65.0%	2.73x	2.73x
The View at Marlton	$20,500,000	2.6%	$6,000,000	N/A	72.6%	72.6%	1.32x	1.32x
DoubleTree Berkeley Marina	$20,000,000	2.5%	$32,500,000	N/A	52.3%	52.3%	1.86x	1.86x
Macedonia Commons	$18,000,000	2.3%	$16,200,000	N/A	70.5%	70.5%	1.80x	1.80x
Del Amo Fashion Center	$15,000,000	1.9%	$444,300,000	$125,700,000	39.8%	50.6%	3.34x	2.63x
Columbia Park Shopping Center	$12,700,000	1.6%	$50,000,000	N/A	60.3%	60.3%	1.63x	1.63x

(1)	Any unsecuritized pari passu companion loan or subordinate companion loan may be further split.
(2)	Calculated including any related pari passu companion loans but excluding any related mezzanine debt and subordinate companion loan.
(3)	Calculated including any related pari passu companion loans and any related subordinate companion loan excluding mezzanine debt.

The View at Marlton whole loan and the Macedonia Commons whole loan will be serviced by Wells Fargo Bank, National Association, as master servicer, and LNR Partners, LLC, as special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

Each of the Belden Park Crossing whole loan and the One Century Place whole loan (each, a “servicing shift whole loan“ and the related mortgage loan, a “servicing shift mortgage loan“) will initially be serviced by the master servicer and the special servicer pursuant to the

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pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (each, a “servicing shift securitization date“), it is anticipated that each servicing shift whole loan will be serviced under, and by the master servicer (a “servicing shift master servicer“) and the special servicer (a “servicing shift special servicer“) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement“). Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan“, the related mortgage loan will be a “serviced mortgage loan“ and the related companion loans will be “serviced companion loans“. On and after the applicable servicing shift securitization date, each servicing shift whole loan will be a “non-serviced whole loan“, the related mortgage loan will be a “non-serviced mortgage loan“ and the related companion loans will be “non-serviced companion loans“.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

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Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Headquarters Plaza	CD 2017-CD6	6.4%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association
Marriott LAX	CGCMT 2017-C4	5.6%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association
Mall of Louisiana	BANK 2017-BNK7	5.2%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
U.S. Industrial Portfolio III	BANK 2017-BNK8	3.9%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association
National Office Portfolio(3)	UBS 2017-C5	3.8%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
DoubleTree Berkeley Marina	UBS 2017-C4	2.5%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
Del Amo Fashion Center	DAFC 2017-AMO	1.9%	KeyBank National Association	Cohen Financial, a Division of SunTrust Bank	Wilmington Trust, National Association
Columbia Park Shopping Center	WFCM 2017-C39	1.6%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Certificateholder(4)
Headquarters Plaza	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Argentic Securities Income USA LLC
Marriott LAX	Citibank, N.A.	Citibank, N.A.	Park Bridge Lender Services LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Mall of Louisiana	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	RREF III Debt AIV, LP
U.S. Industrial Portfolio III	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Eightfold Real Estate Capital Fund V, L.P.
National Office Portfolio(3)	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Ladder Capital Finance LLC or an affiliate
DoubleTree Berkeley Marina	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	RREF III-D U 2017-C4, LLC
Del Amo Fashion Center	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Core Credit Partners A LLC
Columbia Park Shopping Center	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	B-Piece Income USA LLC

(1)	As of the closing date of the related securitization.

(2)	Does not reflect the Belden Park Crossing whole loan or the One Century Place whole loan, each of which is a split loan comprised of two or more pari passu promissory notes, one or more of which will be included in this securitization. The remaining pari passu promissory notes will not be property of the issuing entity, and are expected to be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

(3)	From and after the securitization of the related controlling pari passu companion loan, such mortgage loan will be serviced by the related servicing shift pooling and servicing agreement.

(4)	The entity under the heading “Directing Certificateholder” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$785,922,177
Number of mortgage loans	52
Number of mortgaged properties	97
Number of crossed loans	0
Crossed loans as a percentage	0.0%
Range of Cut-off Date Balances	$1,015,000 to $50,000,000
Average Cut-off Date Balance	$15,113,888
Range of Mortgage Rates	3.645% to 5.770%
Weighted average Mortgage Rate	4.533%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	119 months
Range of remaining terms to maturity(2)	60 months to 120 months
Weighted average remaining term to maturity(2)	117 months
Range of original amortization terms(3)	240 months to 360 months
Weighted average original amortization term(3)	350 months
Range of remaining amortization terms(3)	239 months to 360 months
Weighted average remaining amortization term(3)	349 months
Range of Cut-off Date LTV Ratios(4)(5)	39.2% to 75.0%
Weighted average Cut-off Date LTV Ratio(4)(5)	60.7%
Range of LTV Ratios as of the maturity date(2)(4)(5)	32.8% to 70.4%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)	54.2%
Range of U/W NCF DSCRs(5)(6)	1.30x to 3.34x
Weighted average U/W NCF DSCR(5)(6)	1.85x
Range of U/W NOI Debt Yields(5)	6.7% to 16.9%
Weighted average U/W NOI Debt Yield(5)	11.3%
Percentage of Initial Pool Balance consisting of:
Interest-only, Amortizing Balloon	36.7%
Interest-only, Balloon	32.5%
Amortizing Balloon	30.7%
Interest-only, ARD	0.1%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	In the case of one (1) mortgage loan with an anticipated repayment date, secured by the mortgaged property identified on Annex A-1 to this prospectus as Dollar General E. Peoria, representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the related anticipated repayment date.

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(3)	Excludes nineteen (19) mortgage loans secured by the mortgaged properties or portfolio of mortgaged properties identified on Annex A-1 to this prospectus as Headquarters Plaza, One Century Place, 61 Grove Street, 555 De Haro, 100-102 Forsyth Street, Del Amo Fashion Center, Springville Heights Condominium, Columbia Park Shopping Center, Simi Valley Industrial Park, Cascade Building, Paseo Lindo, 444-446 86th Street, Alton Business Park, Willowick Business Park, Walnut Grove Medical Center, Tustin Mayfair Plaza, RSM Business Park, Avenue Hall Executive Center and Dollar General E. Peoria, representing approximately 32.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest-only for the entire term or until the anticipated repayment date, as applicable.
(4)	With respect to the mortgaged properties identified on Annex A-1 to this prospectus as Marriott LAX, HGI Savannah Historic District, The View at Marlton, 100-102 Forsyth Street, Hilton Houston Galleria TX, Tustin Mayfair Plaza and Kirkwood Center, securing approximately 16.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the subject loan-to-value ratio was calculated based upon a hypothetical valuation other than an “as-is” value of the related mortgaged property or portfolio valuation. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.
(5)	In the case of twelve (12) mortgage loans secured by the mortgaged properties or portfolio of mortgaged properties identified on Annex A-1 to this prospectus as Headquarters Plaza, Marriott LAX, Mall of Louisiana, U.S. Industrial Portfolio III, National Office Portfolio, Belden Park Crossing, One Century Place, The View at Marlton, DoubleTree Berkeley Marina, Macedonia Commons, Del Amo Fashion Center and Columbia Park Shopping Center, representing approximately 41.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan(s).
(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

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All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, two (2) mortgage loans, representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of such mortgage loans.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	With respect to five (5) of the mortgaged properties, securing approximately 6.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, no or limited prior operating history is available due to: (i) construction or major renovation that was completed within 18 calendar months prior to the cut-off date, (ii) the borrower’s or an affiliate’s acquisition of the related mortgaged property within 18 calendar months prior to the cut-off date or (iii) leasing to single tenants subject to triple net leases.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

With respect to three (3) mortgage loans, representing approximately 9.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to satisfaction of certain underwriting criteria (e.g., occupancy, minimum debt service coverage ratio, underwritten management fees, underwritten vacancies, underwritten occupancy, single-purpose entity covenants, etc.).

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See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; and “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration”.

Credit Risk Retention

For the purposes of the U.S. credit risk retention requirements, Argentic Real Estate Finance LLC will act as the “retaining sponsor” and is expected to satisfy its risk retention requirement through the purchase by its “majority-owned affiliate” (as defined in the U.S. credit risk retention rules), which is expected to be Argentic Securities Holdings Cayman Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “retaining party”), of an “eligible

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horizontal residual interest” comprised of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (the “horizontal risk retention certificates”).

While Argentic Real Estate Finance LLC will initially satisfy its risk retention requirements through the purchase by the retaining party of the horizontal risk retention certificates, the retaining sponsor is permitted under the credit risk retention rules under certain circumstances to transfer the horizontal risk retention certificates to a “third party purchaser” (as defined in the credit risk retention rules) at any time after November 30, 2022. Any such transfer will be subject to the satisfaction of all applicable provisions under the credit risk retention rules. See “—Hedging, Transfer and Financing Restrictions” below.

For additional information, see “Credit Risk Retention”.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

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●	The master servicer’s website initially located at www.wellsfargo.com/com.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans (solely for purposes of this calculation, if such right is being exercised on or after December 2027 and the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Dollar General E. Peoria is still an asset of the issuing entity, then such mortgage loan will be excluded from the then aggregate principal balance) as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class V and Class R certificates) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of

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Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). In addition, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP are to agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of such obligations on the part of Ladder Capital Finance LLC. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

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Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account, beneficial ownership of which is represented by the Class V certificates, will be treated as a “grantor trust” for federal income tax purposes, as further described under “Material Federal Income Tax Considerations”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class certificates will be issued with original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and

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consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties

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for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or an anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse

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obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

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●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial

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distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

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In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial

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condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “—Hotel Properties Have Special Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

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With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

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●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers,” “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total

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rent paid by certain retail tenants is often tied to a percentage of gross sales. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount

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of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant or shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the

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retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Specialty Use Concentrations”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-

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service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

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Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on

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the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

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Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Hotel Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Multifamily Properties Have Special Risks” as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

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●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See the footnotes to Annex A-1.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

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●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

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In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, ongoing litigation concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units. For example, the New York State Appellate Division, in Altman v. 285 West Fourth (1st Dept., 2015) held that in order to effectuate vacancy luxury deregulation, the legal rent had to be above the statutory deregulation threshold at the time the outgoing tenant vacated and the fact that the legal rent was above the statutory threshold at the time the incoming tenant moved in was not relevant. The Altman case is currently on appeal and scheduled to be heard by the New York Court of Appeals. The mortgaged property identified on Annex A-1 as 61 Grove Street previously included rent-stabilized and rent-controlled units, but all such units were converted to market rent units over an extended period prior to the related borrower’s acquisition of the mortgaged property in 2014. If the New York Court of Appeals were to uphold the Altman decision, no assurances can be made as to the impact on the existing market rent units at the 61 Grove Street mortgaged property or the borrower’s liability in connection therewith.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties” and “—Mixed Use Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a

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unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium

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structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower

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sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, hospitality, office, industrial and mixed use properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New Jersey, New York, Ohio, Texas and Louisiana. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

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●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the

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issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”, “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes” and “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

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We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

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●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income

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levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were

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repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The

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liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

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Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

On September 8, 2017, the President signed legislation passed by both houses of Congress that extends the National Flood Insurance Program’s authorization for three months. It previously had been set to expire September 30, 2017. Congress must now reauthorize the National Flood Insurance Program by no later than December 8, 2017. We cannot assure you if or when the program will be reauthorized. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

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Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 83% in 2017 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $140 million in 2017 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the

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availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations” and representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

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Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

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We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of

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your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”, “—Ladder Capital Finance LLC— Ladder Capital Group’s Underwriting Guidelines and Processes” and “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view

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them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged

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properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion

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of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”, “—Ladder Capital Finance LLC— Ladder Capital Group’s Underwriting Guidelines and Processes” and “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

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Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial

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account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

With respect to mortgaged properties that are owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance

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of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 15 on Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities

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controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

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●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty number 9 on Annex D-1 and the matters scheduled on Annex D-2-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including

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dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be

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interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

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●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their

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respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

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Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage

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loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

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See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower holds the fee interest in the mortgaged property and is owned by a U.S. division of the borrower sponsor. The related borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. By its terms, the master lease is expressly subordinate to the related mortgage loan.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property. To mitigate the effect of such recharacterization, (i) each master lessee has been formed and is obligated to continue as a single purpose entity, (ii) a bankruptcy by a master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related mortgage loan, (iii) the master lease is expressly subordinate to the related mortgage loan, and (iv) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

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Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, one of the sponsors and originators, the master servicer, the certificate administrator and the custodian, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates

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will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Moreover, an affiliate of Argentic Real Estate Finance LLC is expected to be appointed as the initial directing certificateholder. See “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” below.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Columbia Park Shopping Center, representing approximately 1.6% of the Initial Pool Balance, Argentic Real Estate Investment LLC, an affiliate of Argentic Real Estate Finance LLC, has provided associated mezzanine financing in the amount of $8,000,000. The mezzanine loan is held by Argentic Real Estate Investment LLC and accrues interest at a rate of 10.000%. The mezzanine loan is scheduled to mature on June 6, 2027, the same date as the senior loan.

Ladder Capital Finance LLC is affiliated with the borrower under the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Dollar General E. Peoria, representing approximately 0.1% of the Initial Pool Balance. Ladder Capital Finance LLC or an affiliate thereof originated that mortgage loan, and Ladder Capital Finance LLC is the mortgage loan seller with respect to that mortgage loan. That mortgage loan may contain provisions and terms that are more favorable to the borrower thereunder than would otherwise have been the case if the lender and borrower were not affiliated, including: (i) the related loan documents permit transfers of interests in the related borrower without the lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance Holdings LLLP or Ladder Capital Corp.; (ii) the related loan documents permit future mezzanine financing; (iii) there is no separate environmental indemnitor other than the related borrower; (iv) the related loan documents do not require

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that a borrower-related property manager be terminated in connection with a mortgage loan default; and (v) the lender will accept insurance coverage (which, in some cases, may be self-insurance) provided by the tenant under its lease, which does not include insurance coverage against acts of terrorism.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of the Belden Park Crossing whole loan and the One Century Place whole loan, each a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the related servicing shift securitization date. In addition, the servicing of the National Office Portfolio whole loan will be governed by the UBS 2017-C5 pooling and servicing agreement only temporarily, until the applicable servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the applicable master servicer and the applicable special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

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Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

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In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

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Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the WFCM 2017-C41 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.

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Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

LNR Partners, LLC is expected to act as the special servicer, and it or an affiliate assisted Argentic Securities Holdings Cayman Limited and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date. In addition, LNR is (i) expected to be the special servicer under the CD 2017-CD6 pooling and servicing agreement, which governs the servicing and administration of the Headquarters Plaza whole loan and (ii) the special servicer under the WFCM 2017-C39 pooling and servicing agreement, which governs the servicing and administration of the Columbia Park Shopping Center whole loan.

It is expected that Wells Fargo Bank, National Association, a sponsor, an originator and a mortgage loan seller will act as master servicer. In addition, Wells Fargo Bank, National Association is the certificate administrator and the custodian under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (i) the master servicer, the certificate administrator and the custodian under the BANK 2017-BNK7 pooling and servicing agreement, which governs the servicing and administration of the Mall of Louisiana whole loan, (ii) the master servicer, the certificate administrator and the custodian under the UBS 2017-C4 pooling and servicing agreement, which governs the servicing and administration of the DoubleTree Berkeley Marina whole loan, (iii) the certificate administrator and the custodian under the DAFC 2017-AMO trust and servicing agreement, which governs the servicing and administration of the Del Amo

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Fashion Center whole loan, (iv) the master servicer, the certificate administrator and the custodian under the WFCM 2017-C39 pooling and servicing agreement, which governs the servicing and administration of the Columbia Park Shopping Center whole loan, (v) the master servicer, the certificate administrator and the custodian under the BANK 2017-BNK8 pooling and servicing agreement, which governs the servicing and administration of the U.S. Industrial Portfolio III whole loan, (vi) the master servicer, the certificate administrator and the custodian under the CD 2017-CD6 pooling and servicing agreement, which governs the servicing and administration of the Headquarters Plaza whole loan and (vii) the certificate administrator, the custodian and the trustee under the UBS 2017-C5 pooling and servicing agreement, which, prior to the securitization of the related controlling pari passu companion loan, governs the servicing and administration of the National Office Portfolio whole loan.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Trimont Real Estate Advisors, LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan and any servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of conducting its business, Trimont Real Estate Advisors, LLC has been hired by transaction parties to perform valuation services with respect to mortgaged commercial properties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Trimont Real Estate Advisors, LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services, valuation services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Trimont Real Estate Advisors, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Trimont Real Estate Advisors, LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Trimont Real Estate Advisors, LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a

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borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Trimont Real Estate Advisors, LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. In the normal course of conducting its business, Trimont Real Estate Advisors, LLC has been hired by transaction parties to perform valuation services with respect to mortgaged commercial properties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Trimont Real Estate Advisors, LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services, valuation services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Trimont Real Estate Advisors, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Trimont Real Estate Advisors, LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Trimont Real Estate Advisors, LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Argentic Securities Income USA LLC, an affiliate of AREF, a sponsor, originator and loan seller, or an affiliate thereof will be appointed as the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans

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that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan), (ii) the controlling noteholder of the National Office Portfolio whole loan, the Belden Park Crossing whole loan and the One Century Place whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the initial directing certificateholder (or equivalent entity) and controlling noteholder for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced.

Whole Loan(1)	Non-Serviced PSA	Controlling Noteholder	Initial Directing Certificateholder(2)
Headquarters Plaza	CD 2017-CD6	CD 2017-CD6	Argentic Securities Income USA LLC
Marriott LAX	CGCMT 2017-C4	CGCMT 2017-C4	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Mall of Louisiana	BANK 2017-BNK7	BANK 2017-BNK7	RREF III Debt AIV, LP
U.S. Industrial Portfolio III	BANK 2017-BNK8	BANK 2017-BNK8	Eightfold Real Estate Capital Fund V, L.P.
National Office Portfolio	UBS 2017-C5(3)	Ladder Capital Finance LLC or an affiliate(3)	KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (3)
DoubleTree Berkeley Marina	UBS 2017-C4	UBS 2017-C4	RREF III-D U 2017-C4, LLC
Del Amo Fashion Center	DAFC 2017-AMO	DAFC 2017-AMO	Core Credit Partners A LLC
Columbia Park Shopping Center	WFCM 2017-C39	WFCM 2017-C39	B-Piece Income USA LLC

(1)	Does not include the Belden Park Crossing whole loan and the One Century Place whole loan, for each of which servicing will be transferred on the related Servicing Shift Securitization Date. The initial controlling noteholder of the Belden Park Crossing whole loan will be Ladder Capital Finance LLC or an affiliate and the initial controlling noteholder of the One Century Place whole loan will be Barclays Bank PLC in each case as holder of the related controlling companion loan. With respect to each such whole loan, after the securitization of the related controlling companion loan, the controlling noteholder of such whole loan will be the securitization trust into which the related controlling companion loan is deposited. The directing certificateholder after the securitization of such controlling companion loan is expected to be the controlling class representative or other directing certificateholder under the securitization into which the related controlling companion loan was deposited.

(2)	As of the closing date of the related securitization.

(3)	The servicing of the National Office Portfolio whole loan will shift from the pooling and servicing agreement identified here to the pooling and servicing agreement pursuant to which the related controlling companion note is securitized, upon the occurrence of such securitization.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or

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directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, or, in the case of the National Office Portfolio whole loan, prior to the securitization of the controlling pari passu companion loan, by the holder of the controlling companion loan at any time, for cause or without cause). See “—Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to serviced whole loans other than any servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with

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respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-

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sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

Argentic Securities Income USA LLC, or an affiliate thereof, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and the descriptions of the consultation and control rights of the holders of the companion loan(s) for each of the whole loans under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

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Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan or the National Office Portfolio whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan or the National Office Portfolio whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties

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and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

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●	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements“) which apply in respect of EEA-regulated credit institutions, alternative investment fund managers, investment firms and insurance and reinsurance undertakings (together, “Relevant Investors“. Among other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant investor.

Prospective investors should be aware that a new EU risk retention regime is expected to apply, in place of the EU Risk Retention and Due Diligence Requirements, to securitizations in respect of which the relevant securities are issued on or after January 1, 2019. The legislation to implement the new regime has not yet been made, but the principal EU Regulation (the “Securitisation Regulation”) is expected to be substantially in the terms of a text issued by the Council of the European Union on June 26, 2017 (the “Council Text”). This summary assumes that the final terms of the Securitisation Regulation will be the same as the Council Text (which may not be the case). The Securitisation Regulation would apply to Relevant Investors, and also to EEA-regulated UCITS investment companies and managing companies (together, “UCITS”) and EEA-regulated institutions for occupational retirement provision and investment managers and authorized entities appointed by such institutions (together, “IORPs”). There would be material differences between the Securitisation Regulation and the EU Risk Retention and Due Diligence Requirements. With regard to securitizations in respect of which the relevant securities are issued before January 1, 2019 (“Pre-2019 Securitizations”), Relevant Investors would continue to be subject to the risk retention and due diligence requirements of the EU Risk Retention and Due Diligence Requirements, including on and after that date. The Council Text makes no express provision as to the application of any requirements of the EU Risk Retention and Due Diligence Requirements, or of the Securitisation Regulation, to UCITS or IORPs that hold or acquire any interest in respect of a Pre-2019 Securitization and, accordingly, it is not known what requirements (if any) may be applicable thereto. Prospective investors are themselves responsible for monitoring and assessing changes to the EU Risk Retention and Due Diligence Requirements.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated

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investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the Issuing Entity, the Depositor, the Underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the Offered Certificates regarding the regulatory treatment of their investment in the Offered Certificates on the Closing Date or at any time in the future.

●	Barclays Bank PLC, a sponsor, may be subject to the “bail-in” powers of national authorities in EU member states (each a “Resolution Authority“) and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively the EU Bank Recovery and Resolution Directive (2014/59/EU), collectively with secondary and implementing EU rules, and national implementing legislation (the “BRRD“) gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act“) enacted in the United States, may have an adverse effect on issuers, investors, and other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●

Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule“). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities were required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 were not required to

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be brought into conformance until July 21, 2017 (with the possibility of an additional five year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loan or sell the mortgaged property on the maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are

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subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

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Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating

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agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield

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anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically

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will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the

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certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class H-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D certificates, then the Class C certificates, then the

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Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 or Class A-4 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the

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special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class V certificates will not have any voting rights.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of allocated cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to the Belden Park Crossing mortgage loan and the One Century Place mortgage loan, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

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The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the related special servicer with or without cause, regardless of whether a control termination event exists.

See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, or, until the securitization of the related controlling pari passu companion loan, the National Office Portfolio whole loan and the directing

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certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)       may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan or the National Office Portfolio whole loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)      does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan or the National Office Portfolio whole loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)      may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan or the National Office Portfolio whole loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)       will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan or the National Office Portfolio whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the

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certificateholders and, with respect to any serviced whole loan (other than any servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift mortgage loan or any related REO Property. Additionally, with respect to any servicing shift mortgage loan, in the event that the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders and the retained interest owner as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into

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account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates and the retained interest on an aggregate basis, and (ii) consist of at least three certificateholders, certificate owners or the retained interest owner that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted

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mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust or other party holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

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Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

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Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. Notwithstanding the foregoing, pursuant to the related mortgage loan purchase agreement, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP will agree to guarantee the payment obligation of Ladder Capital Finance LLC in connection with any repurchase by Ladder Capital Finance LLC. We cannot assure you that the sponsors, notwithstanding the existence of any payment guarantee, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or in the case of mortgage loans sold by Ladder Capital Finance LLC, each of that mortgage loan sellers, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by Ladder Capital Finance LLC, each of that mortgage loan sellers, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

Additionally, one of the sponsors, Barclays Bank PLC, may be subject to the “bail-in” powers of a Resolution Authority and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively the BRRD gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity. See “—The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans”.

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See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA“). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

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The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC“) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA“) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter“) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

Barclays Bank PLC, a mortgage loan seller, a sponsor and an originator, is subject to the provisions of the Insolvency Act 1986, as amended (United Kingdom Act of Parliament, 1986 ch. 45) (the “Insolvency Act“) and the Banking Act 2009, as amended (United Kingdom Act of Parliament, 2009 ch. 1) (the “Banking Act“). Under the terms of the Insolvency Act, certain transactions by an English-registered company, such as Barclays, may be challenged by an insolvency officer appointed to that company on its insolvency. Under the Banking Act, the Secretary of State, Prudential Regulation Authority, or Bank of England can apply to the court for implementation of an insolvency regime specifically for certain deposit-taking institutions. One aspect of this regime is that an insolvency officer will conduct the relevant insolvency process in such a manner as to promote protection of

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retail deposits held by such an institution (in combination with the United Kingdom Financial Services Compensation Scheme).

Further, under the Banking Act, specified UK authorities have extended tools to deal with the failure (or likely failure) of certain UK incorporated entities, including authorized and established entities including deposit-taking institutions and investment firms and powers to recognize and give effect to certain resolution actions in respect of the European Economic Area and third country institutions. The tools available under the Banking Act may be used in respect of relevant institutions and, in certain circumstances, their UK established banking group companies and such tools include (a) the power to issue share transfer instruments and/or orders pursuant to which there may be transferred to a commercial purchaser or a nominee of or a company wholly owned by the UK Treasury, all or some of the securities issued by a UK institution with permission to accept deposits under the FSMA (“UK Bank“) (or any UK holding company of the UK Bank). The share transfers can extend to a wide range of “securities” including shares and bonds issued by the UK Bank (or any UK holding company of the UK Bank) and warrants for such and also deferred shares or private membership rights in a building society and (b) the power to transfer all or some of the property, rights and liabilities of a UK Bank or a building society to a commercial purchaser or Bank of England entity. In certain circumstances encumbrances and trusts can be over-reached or varied. Power also exists to override any default provisions in transactions otherwise affected by these powers. Compensation may be payable in the context of share transfer instruments and/or orders and property transfer instruments. In the case of share transfers any compensation will be paid to the person who held the security immediately before the transfer, who may not be the encumbrancer. The Banking Act also includes provisions relating to two new insolvency procedures which may be commenced by specified UK authorities (bank insolvency and bank administration).

The Banking Act also vests power in the Bank of England (among other things) to override, vary or impose contractual obligations between the UK Bank (or any UK holding company of the UK Bank) and its former group undertakings (as defined in the Banking Act), for reasonable consideration, in order to enable any transferee or successor bank of the UK Bank (or any UK holding company of the UK Bank) to operate effectively. There is also power for the UK Treasury to amend the law (save for a provision made by or under the Act) by order for the purpose of enabling it to use the special resolution regime powers effectively, potentially with retrospective effect.

If an instrument or order were to be made under the Bank Act in respect of Barclays Bank PLC, such instrument or order may (among other things) affect the ability of Barclays Bank PLC to satisfy its obligations under the related Mortgage Loan Purchase Agreement and/or result in modifications to the related Mortgage Loan Purchase Agreement. As a result, the making of an instrument or order in respect of Barclays Bank PLC may affect the ability of the issuing entity to meet its obligations in respect of the certificates. While there is provision for compensation in certain circumstances under the Banking Act, there can be no assurance that certificateholders would recover compensation promptly and equal to any loss actually incurred.

As at the date of this prospectus, no order or action has been taken by the UK Treasury or the Bank of England under the Banking Act in respect of Barclays Bank PLC and there has been no indication that any such instrument or order will be made, but there can be no assurance that this will not change and/or that certificateholders will not be adversely affected by any such instrument or order if made.

An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of Barclays’ interest in the mortgage loan by Barclays Bank PLC will constitute a true sale of such assets. Nevertheless, we cannot assure you that an interested party would not attempt to assert

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that such transfer was not a sale nor challenge the transaction under United Kingdom insolvency rules, nor that the transfer could not be affected by an order under the Banking Act. Even if a challenge were not successful, or if an order under the Banking Act itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

The EU Bank Recovery and Resolution Directive (2014/59/EU) (collectively with secondary and implementing EU rules, and national implementing legislation, the “BRRD“) equips national authorities in EU member states (the “Resolution Authorities“) with tools and powers for preparatory and preventive measures, early supervisory intervention and resolution of credit institutions and investment firms (collectively, “Relevant Institutions“). If a Relevant Institution enters into a mortgage loan purchase agreement with the depositor and is deemed likely to fail within the circumstances identified in the BRRD, the relevant Resolution Authority may employ such tools and powers in order to intervene in the Relevant Institution’s failure. In particular, liabilities of Relevant Institutions arising out of the mortgage loan purchase agreement (for example, liabilities requiring lenders to repurchase mortgage loans or to cure certain breaches or defects with respect to mortgage loans) and not otherwise subject to an exception, could be subject to the exercise of “bail-in” powers of the relevant Resolution Authorities (which power is just one of a number of wide powers given to Resolution Authorities for the recovery and resolution of banks and other financial institutions). If the relevant Resolution Authority decides to apply the “bail-in” tool to the liabilities of a Relevant Institution, then subject to certain exceptions set out in the BRRD, the liabilities of such Relevant Institution could, among other things, be reduced, converted to shares or other ownership interests in the Relevant Institution, its parent company or a bridge institution or extinguished in full. In addition, under the BRRD the Resolution Authority will have the power (among other tools) to transfer to a third party, rights, assets or liabilities of an institution under resolution. As a result, the depositor or the issuing entity and ultimately, the certificateholders may not be able to recover any liabilities owed by such an entity to the depositor or the issuing entity, as applicable. Further, a relevant Resolution Authority may exercise its discretions in a manner that produces different outcomes amongst institutions resolved in different EU member states. The resolution mechanisms under the BRRD correspond closely to those available to the Single Resolution Board (the “SRB“) and the European Commission under the SR Regulation (Regulation 806/2014) which applies to EU member states in the Eurozone and other member states participating in the single supervisory mechanism (the “SSM“) with the SRB taking on many of the functions assigned to national resolution authorities by the BRRD. If a member state (such as the UK) has chosen not to participate in the SSM, Relevant Institutions established in that member state are not subject to the SR Regulation, but to the BRRD as implemented in that member state. For a discussion of certain risks relating to repurchases of a mortgage loan, see “—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” above.

If Barclays Bank PLC were acting through its New York branch, and were to become the subject of an insolvency proceeding under the laws of the United Kingdom and a proceeding were initiated under Chapter 15 of the federal bankruptcy code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the New York Superintendent of Financial Services, a creditor or trustee in bankruptcy of Barclays Bank PLC may argue that the sale of its interest in the mortgage loan by Barclays Bank PLC was a pledge of the receivables rather than a sale. The New York Superintendent of Financial Services, a creditor, a bankruptcy trustee or another interested party could still attempt to assert that the transfer of Barclays’ interest in the mortgage loan was not a sale. If such party’s challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

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The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA“), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most

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circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of fifty-two (52) fixed-rate mortgage loans (the “Mortgage Loans“ or, collectively, the “Mortgage Pool“) with an aggregate principal balance as of the Cut-off Date of $785,922,177 (the “Initial Pool Balance“). The “Cut-off Date“ means the respective due dates for such Mortgage Loans in November 2017 (or, in the case of any Mortgage Loan that has its first due date in December 2017, the date that would have been its due date in November 2017 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Twelve (12) of the Mortgage Loans, representing approximately 41.6% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans“) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans“). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans“ in this prospectus, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan“. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Bank PLC	17	37	$270,424,718	34.4%
Argentic Real Estate Finance LLC	13	13	188,885,784	24.0
Ladder Capital Finance LLC	10	27	179,527,391	22.8
Wells Fargo Bank, National Association	12	20	147,084,284	18.7
Total	52	97	$785,922,177	100.0%

All of the Mortgage Loans were originated by their respective sellers or affiliates thereof, except as described in “—Co-Originated or Third-Party Originated Mortgage Loans” below.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note“) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage“)

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creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property“).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans are component promissory notes of whole loans co- originated by the related mortgage loan seller and another entity or were originated by an unaffiliated third party and transferred to the mortgage loan seller:

●	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Headquarters Plaza, representing approximately 6.4% of the Initial Pool Balance, for which Barclays Bank PLC is the mortgage loan seller, is part of a whole loan that was co-originated by Barclays Bank PLC and Citi Real Estate Funding Inc. and was underwritten pursuant to Barclays Bank PLC’s underwriting guidelines.

●	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Mall of Louisiana, representing approximately 5.2% of the Initial Pool Balance, for which Barclays Bank PLC is the mortgage loan seller, is part of a whole loan that was co-originated by Barclays Bank PLC, Bank of America, N.A. and Citi Real Estate Funding Inc. Such Mortgage Loan was underwritten pursuant to Barclays Bank PLC’s underwriting guidelines.

●	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio III, representing approximately 3.9% of the Initial Pool Balance, for which Barclays Bank PLC is the mortgage loan seller, is part of a whole loan that was co-originated by Barclays Bank PLC and Morgan Stanley Bank, N.A. Such Mortgage Loan was underwritten pursuant to Barclays Bank PLC’s underwriting guidelines.

●	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as DoubleTree Berkeley Marina, representing approximately 2.5% of the Initial Pool Balance, for which Argentic Real Estate Finance LLC is the mortgage loan seller, is part of a whole loan that was originated by Cantor Commercial Real Estate Lending, L.P. Such Mortgage Loan was reunderwritten pursuant to Argentic Real Estate Finance LLC’s underwriting guidelines.

●	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Del Amo Fashion Center, representing approximately 1.9% of the Initial Pool Balance, for which Barclays Bank PLC is the mortgage loan seller, is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Barclays Bank PLC, Bank of America, N.A. and Société Générale. Such Mortgage Loan was underwritten pursuant to Barclays Bank PLC’s underwriting guidelines.

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Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on November 30, 2017 (the “Closing Date“), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Marriott LAX Mortgage Loan or the Marriott LAX Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the Marriott LAX Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Marriott LAX Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR“ means, for any hotel property, average daily rate.

“Annual Debt Service“ generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

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●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value“ means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties or values based on a portfolio of Mortgaged Properties rather than the value of each individual Mortgaged Property. For more information see the definition of “LTV Ratio” and the table and related discussion below. In the case of certain of the Mortgage Loans, the LTV Ratio for such Mortgage Loans has been calculated based on values other than the “as-is” Appraised Value of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. For additional information, see the table in the definition of LTV Ratio below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance“ means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis“ is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

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●	“Effective Gross Income“ means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses“ means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance“ of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

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An “LTV Ratio“ for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below, a value other than the “as-is” Appraised Value).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date/ARD LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Marriott LAX(1)	5.6%	48.3%	40.2%	$300,800,000	56.5%	47.0%	$257,000,000
HGI Savannah Historic District(2)	3.4%	47.2%	38.3%	$56,100,000	57.6%	46.6%	$46,000,000
The View at Marlton(3)	2.6%	72.6%	62.3%	$36,500,000	78.9%	67.7%	$33,600,000
100-102 Forsyth Street (4)	2.0%	66.7%	66.7%	$24,000,000	66.9%	66.9%	$23,900,000
Hilton Houston Galleria TX(5)	2.0%	61.4%	54.9%	$25,400,000	65.0%	58.1%	$24,000,000
Tustin Mayfair Plaza(6)	1.0%	49.8%	49.8%	$15,050,000	51.9%	51.9%	$14,450,000
Kirkwood Center (7)	0.2%	52.5%	32.8%	$3,420,000	56.5%	35.2%	$3,180,000

(1)	Reflects the value determined assuming the related PIP has been completed. The sum of $12,975,832 was deposited into an FF&E reserve held by the franchisor at origination from loan proceeds and borrower equity, reflecting the remaining unfunded portion of the PIP costs.

(2)	Reflects an appraisal on an “as-stabilized” basis, which assumes the PIP scheduled to be completed in February 2018, has been completed. A $7,000,000 reserve was taken at closing, representing the outstanding PIP costs.

(3)	Reflects an appraisal on an “as-stabilized” basis, which assumes the completion of an on-going build-out of The Malvern School with the tenant in occupancy and paying full unabated rent. A $3,300,00 holdback was taken at closing.

(4)	Reflects an appraisal on an “as-stabilized” basis, which assumes continued lease-up to an estimated stabilized occupancy of 98.0%.

(5)	Reflects an appraisal on an “as-complete” basis which assumes the PIP, scheduled to be completed by July 2018, has been completed. A $655,500 reserve was taken at closing, representing the outstanding PIP costs.

(6)	Reflects an appraisal on an “as-stabilized” basis which assumes a renovation, scheduled to be completed by January 2018, has been completed.

(7)	Reflects an appraisal on an “as-stabilized” basis which assumes the largest tenant (2,598 square feet), representing 37.0% of net rentable square feet, is in occupancy and paying rent as of December 2017. The largest tenant has executed its lease and a $420,000 holdback was taken at closing, to be held until an acceptable estoppel is received.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio III, representing approximately 3.9% of the Initial Pool Balance, the Appraised Value of $166,300,000 reflects a portfolio premium attributed to the value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 72.5% and 66.0%, respectively. The sum of the individual appraised values of each of the related Mortgaged Properties is $159,940,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the sum of the individual appraised values are 75.4% and 68.6%, respectively.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as

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the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio“ or “Cut-off Date LTV Ratio“ generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio“, “DSCR“, “Underwritten Net Cash Flow Debt Service Coverage Ratio“, “Underwritten Debt Service Coverage Ratio“, “U/W NCF DSCR“ or “U/W DSCR“ generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

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In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA“ means gross leasable area.

“In-Place Cash Management“ means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit“ means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD“, “LTV Ratio at Maturity or Anticipated Repayment Date“ and “Balloon or ARD LTV Ratio“ generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD

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that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date)with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon or ARD Payment“ or “Balloon or ARD Payment“ means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income“ generally means, for any given period (ending on the “NOI Date“), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA“ means net rentable area.

“Occupancy Rate“ means (i) in the case of multifamily rental properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date“ means the date of determination of the Occupancy Rate of a Mortgaged Property.

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“Prepayment Provisions“ denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“D(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“L(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“D or @%(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“D or YM(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“GRTR of @% or YM or D(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

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●	“GRTR of @% or YM(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD“ means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR“ means, with respect to any hotel property, revenue per available room.

“Square Feet“, “SF“ or “Sq. Ft.“ means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12“ and “TTM“ each means trailing 12 months.

“Term to Maturity“ means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses“ or “U/W Expenses“ means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow“, “Underwritten NCF“ or “U/W NCF“ means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy

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adjustment due to the length of the related leases or creditworthiness of such tenants. Furthermore, Ladder Capital Finance LLC may apply a minimum vacancy that is less than 5% if rents at the subject Mortgaged Property are below market or if it otherwise determines that circumstances so warrant. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. However, Ladder Capital Finance LLC does not apply any such constraints on the underwritten average occupancy for a hospitality property but will take into account the unique circumstances of such property when determining the underwritten average occupancy.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage

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loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero) and (c) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield“ or “U/W NCF Debt Yield“ generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income“, “Underwritten NOI“ or “U/W NOI“ means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio“ or “U/W NOI DSCR“ for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield“ or “U/W NOI Debt Yield“ means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Revenues“ or “U/W Revenues“ with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease

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tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units“ or “Rooms“ means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment or (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms.

“Weighted Average Mortgage Rate“ means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages“ of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$785,922,177
Number of Mortgage Loans	52
Number of Mortgaged Properties	97
Number of crossed loans	0
Crossed loans as a percentage	0.0%
Range of Cut-off Date Balances	$1,015,000 to $50,000,000
Average Cut-off Date Balance	$15,113,888
Range of Mortgage Rates	3.645% to 5.770%
Weighted average Mortgage Rate	4.533%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	119 months
Range of remaining terms to maturity(2)	60 months to 120 months
Weighted average remaining term to maturity(2)	117 months
Range of original amortization terms(3)	240 months to 360 months
Weighted average original amortization term(3)	350 months
Range of remaining amortization terms(3)	239 months to 360 months
Weighted average remaining amortization term(3)	349 months
Range of Cut-off Date LTV Ratios(4)(5)	39.2% to 75.0%
Weighted average Cut-off Date LTV Ratio(4)(5)	60.7%
Range of LTV Ratios as of the maturity date(2)(4)(5)	32.8% to 70.4%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)	54.2%
Range of U/W NCF DSCRs(5)(6)	1.30x to 3.34x
Weighted average U/W NCF DSCR(5)(6)	1.85x
Range of U/W NOI Debt Yields(5)	6.7% to 16.9%
Weighted average U/W NOI Debt Yield(5)	11.3%
Percentage of Initial Pool Balance consisting of:
Interest-only, Amortizing Balloon	36.7%
Interest-only, Balloon	32.5%
Amortizing Balloon	30.7%
Interest-only, ARD	0.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to one (1) Mortgage Loan with an Anticipated Repayment Date, secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Dollar General E. Peoria, representing approximately 0.1% of the Initial Pool Balance, calculated as of the related Anticipated Repayment Date.

(3)	Excludes nineteen (19) Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Headquarters Plaza, One Century Place, 61 Grove Street, 555 De Haro, 100-102 Forsyth Street, Del Amo Fashion Center, Springville Heights Condominium, Columbia Park Shopping Center, Simi Valley Industrial Park, Cascade Building, Paseo Lindo, 444-446 86th Street, Alton Business Park, Willowick Business Park, Walnut Grove Medical Center, Tustin Mayfair Plaza, RSM Business Park, Avenue Hall Executive Center and Dollar General E. Peoria, representing approximately 32.6% of the Initial Pool Balance, that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Marriott LAX, HGI Savannah Historic District, The View at Marlton, 100-102 Forsyth Street, Hilton Houston Galleria TX, Tustin Mayfair Plaza and Kirkwood Center, securing approximately 16.8% of the Initial Pool Balance, the subject LTV Ratio was calculated based upon a hypothetical valuation or other portfolio valuation other than an “as-is” value of the related Mortgaged Properties. The remaining Mortgage Loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

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(5)	In the case of twelve (12) Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Headquarters Plaza, Marriott LAX, Mall of Louisiana, U.S. Industrial Portfolio III, National Office Portfolio, Belden Park Crossing, One Century Place, The View at Marlton, DoubleTree Berkeley Marina, Macedonia Commons, Del Amo Fashion Center and Columbia Park Shopping Center, representing approximately 41.6% of the Initial Pool Balance, each of which has one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan to value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loans.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

The issuing entity will include twelve (12) Mortgage Loans, representing approximately 33.8% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable (other than by reason of tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

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Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance	Approx. % of Initial Pool Balance
Retail	17	$212,972,359	27.1%
Anchored	8	110,551,857	14.1
Super Regional Mall	2	56,000,000	7.1
Unanchored	3	22,834,800	2.9
Shadow Anchored	2	$18,770,702	2.4
Single Tenant	2	4,815,000	0.6
Hospitality	9	$160,631,053	20.4%
Full Service	4	98,657,272	12.6
Select Service	2	39,600,000	5.0
Extended Stay	1	12,000,000	1.5
Limited Service	2	10,373,781	1.3
Office	28	$144,438,239	18.4%
Suburban	27	136,638,239	17.4
Medical	1	7,800,000	1.0
Industrial	31	$112,949,029	14.4%
Flex	11	74,335,000	9.5
Warehouse	20	38,614,029	4.9
Mixed Use	6	$111,587,715	14.2%
Office/Hospitality/Retail	1	50,000,000	6.4
Multifamily/Retail	3	42,598,007	5.4
Retail/Office	2	18,989,708	2.4
Self Storage	5	$29,843,783	3.8%
Self Storage	5	29,843,783	3.8
Multifamily	1	$13,500,000	1.7%
Mid Rise	1	13,500,000	1.7
Total	97	$785,922,177	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Del Amo Fashion Center, representing approximately 1.9% of the Initial Pool Balance, the borrower and the borrower sponsor have entered into a 10-year master lease agreement in connection with three tenants, who have not yet taken occupancy or begun paying rent, and who represent, in the aggregate, approximately 4.5% of NRA and 5.3% of underwritten rent: (1) Dave & Buster’s (expected lease commencement date of May 2018), (2) Marshalls (expected lease commencement date of May 2018) and (3) EMC Seafood & Raw Bar (expected lease commencement date of January 2018). The master lease provides for annual rent equivalent to the tenants’ combined annual rent, provided that such obligations are reduced pro rata upon each of the tenants taking occupancy and commencing payment of unabated rent. The lenders included the master lease income in underwritten income.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Hospitality Properties

In the case of the hospitality properties and mixed use properties with hospitality components set forth in the above chart, we note the following:

●	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Marriott LAX, DoubleTree Berkeley Marina and Redmont Hotel Curio, collectively representing approximately 10.6% of the Initial Pool Balance, 24.1%, 20.9% and 32.1% of the underwritten revenues, respectively, are comprised of food and beverage revenue.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as HGI Savannah Historic District, representing approximately 3.4% of the Initial Pool Balance, a 135 room hospitality property located 0.4 miles from the Mortgaged Property that is under construction and estimated to open August 1, 2018 is expected to be directly competitive with the Mortgaged Property.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as DoubleTree Berkeley Marina, representing approximately 2.5% of the Initial Pool Balance, the liquor license for such Mortgaged Property is held by the related property manager. The related loan documents provide that in the event of foreclosure, the property manager will assign the liquor license to the related lender.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as DoubleTree Berkeley Marina, representing approximately 2.5% of the Initial Pool Balance, one or more hospitality properties located within three miles of the Mortgaged Property directly competes with the Mortgaged Property and is newly constructed. Two recently developed or newly renovated hospitality properties are located within 3.5 miles of the Mortgaged Property, have a collective total of 375 rooms and directly compete with the Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Redmont Hotel Curio, representing approximately 2.4% of the Initial Pool Balance, the fee owner of the related Mortgaged Property (the “Fee Owner”) leased the entire Mortgaged Property to a third party (the “Master Lessee”) in connection with a historic tax credit investment by the 99% owner of the Master Lessee. Subsequently, the Master Lessee subleased the Mortgaged Property back to the Fee Owner, which operates the Mortgaged Property, maintains all applicable licenses and collects all revenue therefrom. The related master lease commenced on February 19, 2016 and has a term of 99 years, resulting in the Master Lessee being treated as the tax owner of the Mortgaged Property for federal income tax purposes and entitled to earn historic tax credits, as more fully described under “—Real Estate and Other Tax Considerations” below. The Fee Owner and the Master Lessee are co-borrowers under the Mortgage Loan.

Because of the risk that some or all of the historic tax credits may be recaptured if the master lease is terminated prior to March 11, 2021 (the “Recapture Termination Date”), the original lender, the Fee Owner and the Master Lessee agreed, pursuant to a subordination, non-disturbance and attornment agreement (the “SNDA”), among other things, that:

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(a)       Prior to the Recapture Termination Date and subject to compliance by the Master Lessee with specified provisions of the SNDA, the lender will not foreclose the Master Lessee’s leasehold interest or any other real property interest of the Master Lessee in the related Mortgaged Property, regardless of whether or not there is any past, current or future default under the related loan documents, although it may otherwise foreclose on the Mortgaged Property provided that the master lease stays in place to the extent necessary to prevent any recapture of the historic tax credits earned by the Master Lessee.

(b)       Neither the related Mortgaged Property nor any improvements thereon can be sold or otherwise transferred by the lender or by any of the lender’s successors, assigns, nominees or any purchaser of the related Mortgaged Property to a governmental entity, tax-exempt entity or any other entity if, in any such case, the transfer to such entity would cause the recapture of the historic tax credits (although, for the avoidance of doubt, such restriction will not apply to a transfer to a REMIC).

(c)       If the related borrower sponsor does not directly or indirectly control the Master Lessee, then at or prior to the time that the lender commences any exercise of its rights to foreclosure under the related mortgage prior to the Recapture Termination Date, the lender must first offer the Master Lessee the right to purchase the Mortgage Loan at a price equal to the then outstanding balance thereof, plus accrued and unpaid interest and certain other amounts due under the Mortgage Loan.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Redmont Hotel Curio, representing approximately 2.4% of the Initial Pool Balance, two recently opened hospitality properties directly compete with the Mortgaged Property. One is the Autograph Collection Elyton Hotel, which opened in July 2017, has 117 rooms and is located approximately 0.4 miles from the Mortgaged Property. The other is the Homewood Suites Five Points South, which opened in February 2017, has 105 rooms and is located approximately 1.4 miles from the Mortgaged Property.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Houston Galleria TX, representing approximately 2.0% of the Initial Pool Balance, a 91 room hospitality property located 0.5 miles from the Mortgaged Property that is under construction and estimated to open November, 2017 is expected to be directly competitive with the Mortgaged Property.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as HGI Plymouth, representing approximately 1.7% of the Initial Pool Balance, a 226 room hospitality property located 4.9 miles from the Mortgaged Property that is under construction and estimated to open March 1, 2018 is expected to be directly competitive with the Mortgaged Property.

For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

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Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Headquarters Plaza(1)	$50,000,000	6.4%	11/30/2020	11/6/2027
Marriott LAX	$44,057,272	5.6%	9/28/2040	3/6/2027
HGI Savannah Historic District	$26,500,000	3.4%	2/28/2028	11/11/2027
DoubleTree Berkeley Marina	$20,000,000	2.5%	2/28/2029	9/6/2027
Redmont Hotel Curio	$19,000,000	2.4%	3/31/2036	11/6/2027
Hilton Houston Galleria TX	$15,600,000	2.0%	10/31/2034	11/11/2022
HGI Plymouth	$13,100,000	1.7%	2/28/2022	11/11/2027
Residence Inn Omaha Aksarben Village	$12,000,000	1.5%	8/18/2034	11/6/2027
Comfort Suites Hilton Head Bluffton (2)	$5,971,076	0.8%	9/10/2034	8/6/2027
Hampton Inn - Marshall	$4,402,705	0.6%	9/30/2032	10/6/2027

(1)	Headquarters Plaza is a mixed use property. The hospitality portion of the related Mortgaged Property is a Hyatt Regency hotel.

(2)	The franchise agreement may be terminated by either the franchisor or franchisee with prior written notice effective in September 2019, September 2024 and September 2029.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Office Properties

In the case of the office properties and mixed use properties with office components set forth above, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 1030-1040 Broad Street, representing approximately 1.7% of the Initial Pool Balance, such Mortgaged Property was acquired through a contract assignment in which the seller and prior lender, went under contract to sell the Mortgaged Property to FLD Group LLC (“FLD”) for $16,000,000 in May 2017. FLD transferred such contract to the related borrower for a purchase price of $18,000,000. The related borrower reported that both the prior lender and FLD confirmed the transaction was a third-party, arms-length assignment.

See “Risk Factors—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties

In the case of the industrial properties and mixed use properties with industrial components set forth above, see “Risk Factors—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

With respect to the mixed use properties set forth in the above chart, we note the following:

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●	Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Hotel Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 61 Grove Street, representing approximately 2.8% of the Initial Pool Balance, the related mixed use Mortgaged Property has historically included rent-stabilized and rent-controlled apartments. The prior owners of the related Mortgaged Property bought, renovated, and deregulated the rent-stabilized and rent-controlled residential units so that all such units were converted to market rent units over an extended period prior to the related borrower’s acquisition of the Mortgaged Property in 2014. There is ongoing litigation in the state of New York concerning the status of rent-stabilized units converting to market units. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. If the deregulation of the apartment units was challenged and the related borrower could not substantiate the propriety of such deregulation, the risk exists that rents on deregulated apartments could revert to as low as the last legal rent charged and result in rent overcharge penalties to the property owner plus treble damages.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

In the case of the self storage properties set forth above, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hallandale Self Storage, representing approximately 1.7% of the Initial Pool Balance, the Mortgaged Property derives 23.7% of the Underwritten Revenue from the leasing of certain parking spaces located at the related Mortgaged Property for purposes of recreational vehicle and boat storage.

See “Risk Factors—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

In the case of the multifamily properties and mixed use properties with multifamily components set forth above, we note the following:

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 100-102 Forsyth Street, representing approximately 2.0% of the Initial Pool Balance, such Mortgaged Property has 13 units (36.1% of total units) subject to

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rent stabilization. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Theater/entertainment facility(1)	5	17.4%
Restaurant(2)	8	10.3%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(3)	13	9.5%
Gym, fitness center, spa or a health club(4)	4	5.4%
Educational Facility(5)	2	5.0%
Grocery store(6)	3	4.6%
Bank branch(7)	2	2.8%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Headquarters Plaza, Mall of Louisiana, Macedonia Commons, Del Amo Fashion Center and Columbia Park Shopping Center.

(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as 61 Grove Street, 100-102 Forsyth Street, Dublin Corners, Plaza de Hacienda, Tustin Mayfair Plaza, Harbor Court Plaza, Boulevard Square II and Kirkwood Center. Excludes any hotel properties that may have a restaurant on-site.

(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as National Office Portfolio - The Centre – 4099 McEwen Road, National Office Portfolio - The Centre – 4101 McEwen Road, National Office Portfolio - 10000 North 31st Ave, National Office Portfolio - The Centre – 4001 McEwen Road, National Office Portfolio - 4425 W Airport Fwy, National Office Portfolio - Northlake – 2302 Parklake Dr NE, National Office Portfolio - 12100 Ford Road, National Office Portfolio - Northlake – 2295 Parklake Dr NE, 777 Township Line Road, Corporate Center I & III, Paseo Lindo, Marengo Plaza and Walnut Grove Medical Center.

(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as The View at Marlton, Paseo Lindo, Tustin Mayfair Plaza and Boulevard Square II.

(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as The View at Marlton and 555 De Haro.

(6)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Dublin Corners, Columbia Park Shopping Center and Plaza de Hacienda.

(7)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio III—3800 West Broward Boulevard and The View at Marlton.

In addition:

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Plaza de Hacienda, securing approximately 1.4% of the Initial Pool Balance, such Mortgaged Property includes a tenant that operates as a dry cleaner with on-site processing.

●	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as The View at Marlton and Northwoods Center, collectively

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securing approximately 4.8% of the Initial Pool Balance, each such Mortgaged Property includes a tenant that operates as an auto repair shop.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
Headquarters Plaza	$50,000,000	6.4%	$169	2.23x	62.8%	Mixed Use
Marriott LAX	$44,057,272	5.6%	$144,578	1.72x	48.3%	Hospitality
Mall of Louisiana	$41,000,000	5.2%	$418	1.85x	57.0%	Retail
Adler Portfolio	$40,300,000	5.1%	$42	1.88x	49.4%	Various
U.S. Industrial Portfolio III	$30,537,149	3.9%	$42	1.48x	72.5%	Various
National Office Portfolio	$29,965,119	3.8%	$72	1.64x	64.2%	Office
HGI Savannah Historic District	$26,500,000	3.4%	$199,248	1.81x	47.2%	Hospitality
Belden Park Crossing	$23,000,000	2.9%	$105	1.61x	74.3%	Retail
One Century Place	$22,300,000	2.8%	$123	2.73x	65.0%	Office
61 Grove Street	$21,650,000	2.8%	$1,804,167	1.49x	54.8%	Mixed Use
777 Township Line Road	$21,000,000	2.7%	$191	1.40x	75.0%	Office
The View at Marlton	$20,500,000	2.6%	$291	1.32x	72.6%	Retail
Corporate Center I & III	$20,250,000	2.6%	$213	1.31x	66.8%	Office
DoubleTree Berkeley Marina	$20,000,000	2.5%	$138,889	1.86x	52.3%	Hospitality
Redmont Hotel Curio	$19,000,000	2.4%	$158,333	1.66x	59.7%	Hospitality
Top 3 Total/Weighted Average	$135,057,272	17.2%		1.95x	56.3%
Top 5 Total/Weighted Average	$205,894,421	26.2%		1.87x	57.4%
Top 15 Total/Weighted Average	$430,059,540	54.7%		1.77x	60.3%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.4% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans”, representing approximately 13.8% of the Initial Pool Balance, are each secured by two or more properties. In some cases, however, the amount of the mortgage lien

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encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Adler Portfolio	$40,300,000	5.1%
U.S. Industrial Portfolio III	30,537,149	3.9
National Office Portfolio	29,965,119	3.8
Omega Self Storage—Amityville Portfolio	7,980,171	1.0
Total	$108,782,440	13.8%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example:

●	With respect to the Mortgaged Properties identified on Annex A-1 as Headquarters Plaza, Mall of Louisiana, Belden Park Crossing and Tustin Mayfair Plaza, representing approximately 15.5% of the Initial Pool Balance, each related Mortgaged Property is comprised of at least two separate parcels, which are non-contiguous and/or each of which is owned by a separate borrower.

One (1) group of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 5.4% of the Initial Pool Balance, is not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans having borrowers that are related to each other.

Related Borrower Loans (1)

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Simi Valley Industrial Park	1	$11,550,000	1.5%
Alton Business Park	1	8,500,000	1.1
Willowick Business Park	1	8,450,000	1.1
RSM Business Park	1	6,890,000	0.9
Avenue Hall Executive Center	1	6,845,000	0.9
Total for Group 1:	5	$42,235,000	5.4%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

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Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	17	$199,796,773	25.4%
New Jersey	4	96,200,000	12.2
New York	6	67,780,171	8.6
Ohio	9	59,696,339	7.6
Texas	18	56,828,575	7.2
Louisiana	1	41,000,000	5.2

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout 20 other states, with no more than 4.6% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Seventeen (17) Mortgaged Properties identified on Annex A-1 to this prospectus as Headquarters Plaza, Mall of Louisiana, Adler Portfolio—Technipark Ten Service Center, U.S. Industrial Portfolio III—4925 Bulls Bay Highway, U.S. Industrial Portfolio III—3800 West Broward Boulevard, U.S. Industrial Portfolio III—1800 University Parkway, U.S. Industrial Portfolio III—5000 Askins Lane, U.S. Industrial Portfolio III—3221 Cherry Palm Drive, HGI Savannah Historic District, 61 Grove Street, The View at Marlton, Northwoods Center, 100-102 Forsyth Street, Hallandale Self Storage, Springville Heights Condominium, 1030-1040 Broad Street and Columbia Park Shopping Center, securing approximately 32.3% of the Initial Pool Balance by allocated loan amount, are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean or in the State of Florida, and, therefore, are more susceptible to hurricanes. See representation and warranty nos. 18 and 26 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Eighteen (18) Mortgaged Properties securing approximately 26.7% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 31.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

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Mortgaged Properties with Limited Prior Operating History

With respect to five (5) of the Mortgaged Properties, securing approximately 6.4% of the Initial Pool Balance by allocated loan amount, no or limited prior operating history is available due to: (i) construction or major renovation that was completed within 18 calendar months prior to the Cut-off Date, (ii) the borrower’s or an affiliate’s acquisition of the related Mortgaged Property within 18 calendar months prior to the Cut-off Date or (iii) leasing to single tenants subject to triple net leases.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Two (2) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 1030-1040 Broad Street and Harbor Court Plaza, representing approximately 2.4% of the Initial Pool Balance, each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Described below is certain information regarding Mortgage Loans having borrowers with diversified ownership (generally more than twenty (20) individuals having a beneficial ownership interest):

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 777 Township Line Road, representing approximately 2.7% of the Initial Pool Balance, the related borrower is a Delaware limited partnership, which is owned, directly and indirectly, by more than 20 investors (no investor owns more than 10.0% of the borrower).

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Northwoods Center, representing approximately 2.2% of the Initial Pool Balance, the related borrower is a Florida limited partnership, which is owned, directly or indirectly, by 54 investors (none of which own more than 11.1% of the borrower).

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Boulevard Square II, representing approximately 0.6% of the Initial Pool Balance, the related borrower is a North Dakota limited liability company, which is owned, directly and indirectly, by 47 investors (none of which own more than 13.27% of the borrower).

Shari’ah Compliant Loan

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah laws. Although there are many requirements under Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah laws prohibit transactions involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party

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is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan). See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans”.

The Mortgage Loan identified on Annex A-1 to this prospectus as 555 De Haro, representing approximately 2.4% of the Initial Pool Balance was structured as a Shari’ah compliant loan. Such Mortgaged Property is subject to a master lease between the related borrower, as master lessor, and a borrower-affiliate, Bridgeton 555 Deharo Property LLC, as master lessee. The master lessee is indirectly controlled by the sponsor of the borrower. The master lease structure was put in place at the Mortgaged Property to accommodate an investor of such sponsor, which investor required certain elements of the investment’s structure to be compliant with Shari’ah law. Pursuant to the master lease, the master lessee has an option to purchase the Mortgaged Property, provided that the lender has the right to terminate such option upon any foreclosure. The master lease is subordinate to the underlying Mortgage Loan.

Condominium Interests

Two (2) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Headquarters Plaza and Springville Heights Condominium, representing approximately 8.1%, of the Initial Pool Balance, are secured or may be secured upon satisfaction of certain conditions set forth in the loan documents, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Springville Heights Condominium, representing approximately 1.7% of the Initial Pool Balance, such Mortgaged Property is a condominium partially owned by the related borrower. The borrower owns 109 of 243 condominium units at the Mortgaged Property and controls approximately 44.9% of the related condominium board. Pursuant to the related condominium documents, the condominium may not be terminated and the condominium documents may not be amended or modified without the consent of at least 80.0% of the common interests of the condominium board. In addition, the condominium documents provide that in no circumstance may an amendment or modification be passed that impairs or prejudices the rights and priorities of mortgagees.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

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Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	86	$704,722,177	89.7%
Leasehold	11	81,200,000	10.3
Total	97	$785,922,177	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Headquarters Plaza, representing approximately 6.4% of the Initial Pool Balance, the Mortgaged Property is subject to two ground leases. The related borrowers are the lessees under a long-term ground lease (the “HQP Borrower Ground Lease”) with respect to the commercial and hotel portions of the Mortgaged Property, which ground lease has an annual rent of $189,000 and expires on November 11, 2074, with no renewal, extension or termination rights remaining. An affiliate of the borrowers is the lessee under the other ground lease (the “Release Parcel Ground Lease”), which affects two undeveloped, non-income producing parcels (collectively, the “Release Parcel”). The ground lessor under both the HQP Borrower Ground Lease and the Release Parcel Ground Lease has granted a fee mortgage in favor of the lender. Accordingly, the related Mortgage Loan is secured by (i) the borrowers’ leasehold interests in the commercial and hotel portions of the Mortgaged Property, (ii) the ground lessor’s fee interest in the commercial and hotel portions of the Mortgaged Property, and (iii) the ground lessor’s fee interest in the Release Parcel (collectively, the “HQP Collateral”). The leasehold interest in the Release Parcel, however, is not collateral for the Mortgage Loan. In the event of a foreclosure, the lender will take possession of the HQP Collateral; provided, however, that the fee interest in the Release Parcel will be subordinate to the Release Parcel Ground Lease, which includes a purchase option that may be exercised by the ground lessee of the Release Parcel in the event of a foreclosure. In addition, upon the partial release of the Release Parcel from the lien of the Mortgage Loan pursuant to the related Mortgage Loan documents, the ground lease structure will terminate and the borrowers will own in fee all of the real property in which the borrowers currently have a leasehold estate. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in this prospectus.

With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Adler Portfolio, representing approximately 5.1% of the Initial Pool Balance, the mortgaged property consists of leasehold interests in eight properties, each having a separate ground lease. Sponsor affiliates have owned the underlying fee interests in the related properties since 2012 and 2013, and, contemporaneously with the mortgage loan

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origination, sold the fee interests to an unrelated third party and retained leasehold interests that were transferred to the borrowers. The ground leases and related documents provide, among other things, that if there is a substantial or total taking and the proceeds are not used for restoration, the allocation between ground lessor and ground lessee, absent a specific award to each, will be based allocable value. See representation No. 36 on Annex D-1 and the related exception on Annex D-2. In addition, ground rent expenses were underwritten based on in-place rents. The ground leases provide for 2% annual rent increases through November 2047. See “—Exceptions to Underwriting Guidelines” below.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

As regards ground leases, see representation No. 36 on Annex D-1 and the exceptions to that representation on Annex D-2.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 9 months prior to the Cut-off Date (except with respect to the Mortgage Loans secured by the Mortgaged Properties identified as on Annex A-1 to this prospectus as Shaw Blackstone Center-CA and Kirkwood Center, representing approximately 0.8% of the Initial Pool Balance, with respect to which environmental insurance was obtained instead). See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott LAX, representing approximately 5.6% of the Initial Pool Balance, the related ESA identified the historic use of the Mortgaged Property as an aircraft parts manufacturing facility. Subsurface investigations conducted in 2014 and 2015 identified soil and groundwater impacts including, among other things, tetrachloroethene (“PCE”) and trichloroethene (“TCE”). A Phase II ESA performed in 2014 identified related vapor concerns. The related loan documents require the related borrower to perform vapor intrusion testing at the Mortgaged Property to determine whether a vapor mitigation system is necessary (or at the borrower’s discretion, to install such a system without performing a study). At

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origination, the borrower reserved $50,000 with the lender, representing 125% of the estimated cost to install and maintain a vapor mitigation system. In addition, the borrower obtained a lender environmental collateral protection and liability insurance policy from Steadfast Insurance Company, with a policy limit of $3,000,000 per incident and in the aggregate, a $25,000 self-insured retention and a ten-year term with a three-year reporting tail. The lender is the named insured under the policy and the policy premium was paid in full. Steadfast Insurance Company is a member of Zurich American Insurance Company, which has an S&P rating of “AA-”.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio III – 1972 Salem Industrial Drive, representing approximately 0.2% of the Initial Pool Balance by allocated loan amount, the related Phase I ESA identified two recognized environmental conditions at the Mortgaged Property: (i) the presence of in-ground lift tanks, which may have caused the release of hydraulic fluid on the Mortgaged Property, and (ii) subsoil and groundwater contamination due to the current and historic presence of underground and above ground storage tanks at the Mortgaged Property. In lieu of a Phase II investigation, the borrower obtained an environmental insurance policy in the amount of $5,000,000 per occurrence and in the aggregate, subject to a $100,000 deductible for the term of the Mortgage Loan, to be renewed for a period extending three years beyond the maturity date of the Mortgage Loan and an extended reporting period of 36 months. Beazley (Lloyd’s of London Syndicates 623-2623), is rated “A+” by S&P and “AXV” by A.M. Best Company.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio III—2900 & 2950 Hill Avenue, representing approximately 0.2% of the Initial Pool Balance by allocated loan amount, the related Phase I ESA identified a recognized environmental condition at the Mortgaged Property. The ESA identified possible subsoil contamination due to the historic presence of in-ground hydraulic lifts and improperly connected interior floor drainage at the Mortgaged Property. In lieu of a Phase II investigation, the borrower obtained an environmental insurance policy in the amount of $5,000,000 per occurrence and in the aggregate, subject to a $100,000 deductible for the term of the Mortgage Loan, to be renewed for a period extending three years beyond the maturity date of the Mortgage Loan and an extended reporting period of 36 months. Indian Harbor Insurance Co., an XL Caitlin Company, is rated “A+” by S&P and “A” by A.M. Best Company.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 100-102 Forsyth Street, representing approximately 2.0% of the Initial Pool Balance, the related Phase I ESA indicated that such Mortgaged Property has been impacted by mold due to water intrusion. The environmental consultant recommended comprehensive investigation of the sources of the water intrusion and indicated that the Mortgaged Property may require remediation to remove mold-impacted building materials. The estimated cost to complete mold investigation and potential remediation is $50,000. The borrower escrowed $172,500 at loan closing, to be released upon completion of any investigation and remediation activities required by the Phase I ESA.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Del Amo Fashion Center, representing approximately 1.9% of the Initial Pool Balance, the Phase I ESA obtained at loan origination identified the following RECs at the Mortgaged Property: (i) elevated vapor concentrations in connection with the existence of a prior on-site dry cleaners; (ii) the existence of a former steel distribution facility with metal fabrication activities; (iii) the existence of 17 oil wells previously located on the Mortgaged Property; (iv) the existence of a 280 gallon

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diesel storage tank used by J.C. Penney previously located at the Mortgaged Property; and (v) the existence of a former auto repair facility. The environmental consultant estimated that remedial costs in connection with the identified RECs could range between $849,000 and $7,089,000. The borrower and guarantor have provided indemnities that would cover environmental cleanup costs and liabilities for the Mortgaged Property. Such environmental indemnity provisions with respect to the Whole Loan are contained in the related non-recourse carveout guaranty, which is subject to a cap of $117,000,000.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Columbia Park Shopping Center, representing approximately 1.6% of the Initial Pool Balance, the related Phase I ESA identified a REC at the Mortgaged Property. The Mortgaged Property is listed as an active State Hazardous Waste Site with on-site sources of contamination impacting soil and groundwater at the Mortgaged Property. An environmental regulatory agency approved a remedial action work plan in 1998, which stipulated the use of engineering and institutional controls at the Mortgaged Property to prevent contact with the underlying contaminated fill. The environmental consultant considers the condition a controlled REC. A $3,000,000 lender-secured environmental insurance policy has been obtained and paid in full. The lender is also named as an additional insured on the borrower’s $5,000,000 policy. The policy is scheduled to expire on May 10, 2027, has a three-year policy tail and was provided by Zurich American Insurance Company. Zurich American Insurance Company has an S&P rating of “AA-” and an A.M. Best rating of “A+”.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Northern Ohio Industrial Park, representing approximately 1.4% of the Initial Pool Balance, the Phase I ESA obtained at loan origination identified a REC in connection with subsoil contamination stemming from the former operations of a General Motors auto parts manufacturing plant at the Mortgaged Property. A VAP Phase II Assessment/Remediation/NFA Scope of Work (the “VAP Phase II Assessment”) recommended further investigation and remediation (the “VAP II Remediation Work”) in order for the borrower to obtain regulatory closure. The Mortgage Loan documents require that the borrower complete the VAP II Remediation Work and use best efforts to obtain regulatory closure from the Ohio Environmental Protection Agency. Based on a third party expense estimate of $174,261, at origination, $250,000 was reserved to complete the VAP Phase II Remediation Work. In addition, the borrower has obtained a ten-year environmental insurance policy with a three year tail in the amount of $2,000,000 per incident and in the aggregate, subject to a $25,000 self-insured retention. Steadfast Insurance Company is a member company of Zurich American Insurance Company, which has an S&P rating of “AA-”.

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Shaw Blackstone Center—CA and Kirkwood Center, representing approximately 0.8% of the Initial Pool Balance, in lieu of obtaining a Phase I ESA, the lender obtained a $5,100,000 group lender environmental collateral protection and liability type environmental insurance policy with $5,100,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10-year term (equal to the loan term) and a 3-year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Harbor Court Plaza, representing approximately 0.7% of the Initial Pool Balance, the

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related ESA identified the release of tetrachloroethene (“PCE”) from a former dry cleaner, which operated from the early 1990s to late 2007 at the related Mortgaged Property. The release has impacted the soil and groundwater of the related Mortgaged Property with low concentrations of PCE and has not been reported to a regulatory agency to date. The confirmed contamination associated with the former onsite dry cleaner is a recognized environmental condition. In addition, indoor air samples collected from the former dry cleaner suite detected concentrations of PCE and trichloroethene, as well as numerous old gasoline compounds, acetone, ethanol and freon. The impacted indoor air is a recognized environmental condition. An environmental reserve of $120,000 was established in the event additional investigations are required at the related Mortgaged Property, which reserve will be disbursed upon receipt of a “no further action” or equivalent determination from the applicable regulatory agency. In addition, the lender obtained a lender environmental collateral protection and liability insurance policy from Steadfast Insurance Company with a $1 million limit per claim and in the aggregate, which amount is above the estimated maximum exposure of $380,000 identified by the related environmental consultant. The policy also has a $50,000 self-insured retention and a ten-year term with a three-year reporting tail. In the event the lender forecloses or the related borrower is in default and a government agency requires cleanup, the insurance would cover the lender’s costs to investigate, treat, monitor, remove, remediate and neutralize the soil, water or other contamination, and would cover legal fees in connection with cleanups ordered by a governmental agency. The policy would also cover the lesser of the estimated clean-up costs or the remaining loan balance where the loan is in default and there is a discovery of a pollution event on, at or under the property. The policy will also provide coverage over any third-party injury liability related to environmental conditions. Steadfast Insurance Company is a member of Zurich American Insurance Company, which has an S&P rating of “AA-”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Headquarters Plaza, representing approximately 6.4% of the Initial Pool Balance, certain affiliates of the related borrower are required to make improvements to the plaza area of the Mortgaged Property pursuant to an agreement with the Municipality of Morristown. Upon the execution of such agreement, the borrower affiliates escrowed $290,000 (the “Plaza Escrow”) to cover the costs of certain fees in connection with the renovations and to provide a good faith deposit to ensure the completion of the renovations. The borrower affiliates are required to contribute an additional amount of no more than $1,150,000 towards such improvements (including $250,000 of the Plaza Escrow). The Mortgage Loan documents require the borrower affiliates to complete such repairs by July 17, 2018, as such deadline may be extended by the lender in its reasonable discretion for an additional 60 days. In connection with this requirement, an amount equal to $1,500,000 was reserved on the origination date of the Mortgage Loan. If the repairs are not completed, an event of default under the related Mortgage Loan agreement occurs and the Municipality of Morristown may seek specific performance and retain the remainder of the Plaza Escrow (if any) as liquidated damages.

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●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott LAX, representing approximately 5.6% of the Initial Pool Balance, the related Mortgaged Property is currently undergoing an approximately $46.5 million PIP, expected to be completed by the end of 2017. In connection with that work, $12,975,832 was deposited into an FF&E reserve held by the franchisor (the “Marriott FF&E Reserve”) to supplement PIP funds held by Marriott and provide sufficient funds to complete the PIP based on the current budget. At origination of the Mortgage Loan, the Marriott FF&E Reserve had a total balance of $37,292,073. PIP renovations include improvements and refurbishments to the top-floor guest rooms, common areas, food and beverage outlets and building systems. If at any time deposits in the Marriott FF&E Reserve are insufficient to pay in full the estimated cost of any required PIP work, the borrower is required to deposit into a lender-controlled account an amount equal to (i) 115% of the estimated cost to complete such PIP work, less (ii) the amounts allocated in the Marriott FF&E Reserve to complete such work.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as HGI Savannah Historic District, representing approximately 3.4% of the Initial Pool Balance, the Mortgaged Property failed the franchisor’s most recent quality inspection (59% in November 2016 and 58% in June 2017), but a comfort letter provides that the borrower is not deemed in default under the franchise agreement as a result of such failures. The lender required a $7,000,000 renovation reserve at closing for the cost of the renovation work which must be completed within 12 months of the loan closing date. The loan documents provide for (i) personal liability to the borrower and the guarantor for losses related to the borrower’s failure to (x) complete the renovation work and (y) achieve a satisfactory quality assurance rating from the franchisor and (ii) springing recourse liability to the borrower and the guarantor in the event of franchise agreement cancellation, termination or expiration until such time as the borrower has entered into a replacement franchise agreement satisfactory to lender.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Belden Park Crossing, representing approximately 2.9% of the Initial Pool Balance, $2,500,000 of the purchase price for the Mortgaged Property was deposited into escrow with a title company for use by the related borrower to replace and repair the roofs at the related Mortgaged Property. To the extent that actual roof replacement costs are less than $2,500,000, the seller of the related Mortgaged Property will receive the difference. The estimated cost of the roof replacement is $1,240,425. The lender will be entitled to access the funds for replacing and repairing the roofs upon an event of default. The related loan agreement requires that the repairs be completed within 12 months of origination.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as One Century Place, securing approximately 2.8% of the Initial Pool Balance, the related borrower is required to make upgrades to the elevator systems at the Mortgaged Property at a cost of $2,455,896, the full amount of which was reserved on the origination date of the Mortgage Loan. The Mortgage Loan documents require the borrower to complete such upgrades in a diligent fashion following the commencement thereof. The upgrades are required to be completed as soon as possible.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as DoubleTree Berkeley Marina, representing approximately 2.5% of the Initial Pool Balance, the related borrower escrowed $1,116,393 into a repair reserve at origination, which amount includes the remaining amount of a prior $1,530,748

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capital expenditure plan (less $468,480 of deposits already spent), roof repairs and repairs identified in the related property condition assessment. The repair is estimated to be completed by February 2018.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Houston Galleria TX, representing approximately 2.0% of the Initial Pool Balance, the related franchise agreement provides that the borrower may be required to upgrade the hotel to then-current franchise standards. The lender required an up-front PIP reserve in the amount of $655,500 together with future amounts at 125% of estimated PIP costs at loan closing. In addition, the loan documents provide for partial recourse liability to the borrower and the guarantor in the amount of $345,000 until the borrower completes the required PIP work. Loan documents provide for springing recourse liability to the borrower and guarantor in the event of franchise agreement cancellation, termination or expiration until such time as the borrower has entered into a replacement franchise agreement satisfactory to the lender.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Del Amo Fashion Center, representing approximately 1.9% of the Initial Pool Balance, the borrower began a multi-phase renovation in 2013 that is expected to be completed by May 2018 and has an estimated cost of $423,000,000. The remaining renovations include the construction of two new restaurant pads, relocation of a tenant (representing approximately 1.7% of the net rentable area) and the construction of an additional space. The estimated cost for the remaining renovations is approximately $20,800,000. The remaining cost of the redevelopment has not been reserved for under the Mortgage Loan documents and the borrower is not required to complete such redevelopment.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hampton Inn – Marshall, representing approximately 0.6% of the Initial Pool Balance, the related borrower deposited approximately $300,500 into a PIP reserve to cover the costs of minor upgrades to the common areas and guest rooms at the Mortgaged Property. The PIP renovations are required by the franchise agreement and are expected to be completed by 2019.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the

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appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than nine (9) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Thirty-two (32) of the Mortgage Loans, representing approximately 53.3% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Seventeen (17) of the Mortgage Loans, representing approximately 32.6% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	Three (3) of the Mortgage Loans, representing approximately 14.1% of the Initial Pool Balance, was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

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●	With respect to eighteen (18) Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Mall of Louisiana, Adler Portfolio, U.S. Industrial Portfolio III, National Office Portfolio, Belden Park Crossing, Corporate Center I & III, Redmont Hotel Curio, Northwoods Center, Del Amo Fashion Center, 1030-1040 Broad Street, Columbia Park Shopping Center, Residence Inn Omaha Aksarben Village, Northern Ohio Industrial Park, Cascade Building, Walnut Grove Medical Center, Water Tower Self Storage, Hampton Inn – Marshall and Kirkwood Center, representing approximately 40.2% of the Initial Pool Balance, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Mall of Louisiana, representing approximately 5.2% of the Initial Pool Balance, the related borrower sponsor is an affiliate of GGP Real Estate Holding I, Inc. (formerly known as General Growth Properties, Inc.). In April 2009, General Growth Properties, Inc. filed for bankruptcy protection for itself and numerous property level, special purpose subsidiaries. General Growth Properties, Inc. emerged from bankruptcy in November 2010.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Adler Portfolio, representing approximately 5.1% of the Initial Pool Balance, affiliates of a significant owner of the indirect manager of the borrower (Michael Adler) were involved in: (i) a foreclosure of a commercial property in 2013 arising from the loss of a major tenant, (ii) a foreclosure of a flex office property in 2015 arising from a decrease in occupancy and the failure of the other joint venture partner to fund its share of the required capital tenant, (iii) a receivership and eventual deed-in-lieu of an office property in 2014 arising from the loss of a major tenant, and (iv) a deed-in-lieu on raw land in 2013 arising from a change in strategy not to pursue raw land investments by the 90% owner partner.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial

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Portfolio III, representing approximately 3.9% of the Initial Pool Balance, one of the seven guarantors reported three foreclosures between 2013 and 2014, one incident of debt forgiveness on a commercial property in 2012 and one incident of debt forgiveness on a residential land lot in 2009, in each case unrelated to the Mortgaged Properties. The guarantor also reported that a three property portfolio loan unrelated to the Mortgaged Properties is currently undergoing foreclosure proceedings. Two of the three properties were sold in 2015 and 2016 and the remaining property is in the early stages of foreclosure proceedings.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as National Office Portfolio, representing approximately 3.8% of the Initial Pool Balance, certain of the related Mortgaged Properties were purchased by the related borrower in distressed states. For example, an affiliate of the related borrower sponsor previously owned the 12100 Ford Road Mortgaged Property, which was foreclosed on in June 2011 and the related borrower acquired such Mortgaged Property from the foreclosing lender in July 2012. In addition, the Mortgaged Properties identified on Annex A-1 to this prospectus as National Office Portfolio—11225 North 28th Drive, National Office Portfolio—10000 North 31st Ave and National Office Portfolio—4425 W Airport Fwy were acquired by the related borrower in June 2011, August 2012 and April 2015, respectively, out of special servicing after a default. Several other Mortgaged Properties in the portfolio experienced low occupancy and were purchased by the related borrower in distressed situations.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Belden Park Crossing, representing approximately 2.9% of the Initial Pool Balance, the related borrower sponsor and non-recourse carveout guarantor holds an indirect equity interest in commercial property securing a loan that was subject to a loan modification. In 2009, the borrower under such loan paid down the loan by $2.0 million and provided a $3.0 million hope note to the lender subject to the next refinancing event in exchange for the forgiveness of $2.1 million of the loan balance. The loan is still outstanding with a maturity date in 2019.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Corporate Center I & III, representing approximately 2.6% of the Initial Pool Balance, the guarantor of the related borrower disclosed being subject to: (i) several prior tax liens, which have been combined into one payment plan the balance of which is approximately $285,000; (ii) a judgment entered in 2013 in the approximate amount of $5,500,000 related to the bankruptcy of an entity wholly owned by the guarantor in connection with a commercial office property other than the Mortgaged Property; (iii) a judgment entered in 2013 in the approximate amount of $6,000,000 related to the bankruptcy of a guarantor-affiliated entity in connection with non-payment of a loan on a charter aircraft; and (iv) a medical malpractice claim under which the guarantor’s maximum liability exposure is approximately $75,000. The creditors of the $5,500,000 and $6,000,000 judgments have actively pursued collection since 2013 and such judgments are scheduled to expire in 2018. In addition, the borrower represented in the related Mortgage Loan documents that such judgments do not materially or adversely affect the guarantor’s ability to uphold his obligations in connection with the Mortgage Loan and provided a reliance certificate to the same effect.

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●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Redmont Hotel Curio, representing approximately 2.4% of the Initial Pool Balance, the related Mortgaged Property was encumbered by an approximately $3.7 million loan in June 2006, which loan went into maturity default in May 2009. One of the related borrowers, Bayshore Redmont, Inc. (“BRI”), defended a maturity default foreclosure lawsuit, brought by the then holder of the loan, with a Chapter 11 reorganization filing. BRI eventually confirmed a Chapter 11 reorganization plan and the loan was extended. In the fall of 2012, the lender again pursued a foreclosure lawsuit, leading BRI to again make a Chapter 11 reorganization filing. A third party acquired the 2006 loan at a discounted purchase price in January 2013, and the Chapter 11 lawsuit was subsequently dismissed. BRI is the current fee owner of the Mortgaged Property and one of the borrowers under the Mortgage Loan. The borrower sponsor for the Mortgage Loan held a 25% interest in BRI at the time of the bankruptcy filings and acquired the remaining 75% interest in 2014. Despite subsequent financings of the Mortgaged Property (to which the 2006 loan was subordinated), approximately $4,491,827 of principal, accrued interest and other sums remained outstanding at the time of origination of the Mortgage Loan. Proceeds of the Mortgage Loan paid off: (i) approximately $2,994,551 of the 2006 loan (with the remaining portion held by the borrower sponsor being forgiven); and (ii) all other financing encumbering the Mortgaged Property in full. In addition, a loan on a commercial property owned in part by the borrower sponsor for the Mortgage Loan went into maturity default in August 2009. In October 2010, the defaulted loan was acquired by a third party, and ownership of the property was transferred to such party in early 2011.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Twenty-four (24) of the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio III, and National Office Portfolio—The Centre—4000N&S McEwen Road, Rite Aid Dunmore and Dollar General E. Peoria, securing approximately 4.6% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

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Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants”, “Master Lease Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as Headquarters Plaza, Mall of Louisiana, Adler Portfolio, National Office Portfolio, Belden Park Crossing, One Century Place, 777 Township Line Road and Corporate Center I & III.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or within 12 months after, the maturity date or Anticipated Repayment Date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
U.S. Industrial Portfolio III(1)	2.4%	No	Various	11/5/2027
National Office Portfolio—The Centre—4000N&S McEwen Road	0.1%	No	12/31/2020	10/6/2027
Rite Aid Dunmore	0.5%	No	2/21/2027	11/6/2027

(1)	Each of twelve (12) Mortgaged Properties with respect to the related Mortgage Loan is leased to a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

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See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see footnote 1 to Annex A-1 to this prospectus.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
National Office Portfolio—101 East Park Boulevard	0.6%	General Services Administration	8.3%	1.1%
National Office Portfolio—4425 W Airport Fwy	0.1%	State of Florida Department of Revenue	6.4%	0.2%
National Office Portfolio—Northlake—2305 & 2309 Parklake Dr NE	0.1%	Department of Veterans Affairs	36.2%	1.7%
Marengo Plaza	1.1%	State of California	16.8%	18.6%

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information. See also, the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio III, National Office Portfolio, Belden Park Crossing, One Century Place, 777 Township Line Road and Corporate Center I & III.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example:

●	Thirty-eight (38) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Headquarters Plaza, Mall of Louisiana, Adler Portfolio, U.S. Industrial Portfolio III—900 Chaddick Drive, National Office Portfolio, The View at Marlton, Corporate Center I & III, Macedonia Commons, 100-102 Forsyth Street, Del Amo Fashion Center, Cascade Building, Walnut Grove Medical Center, Tustin Mayfair Plaza and Kirkwood Center, securing approximately 35.5% of the Initial Pool Balance, have, among the 5 largest tenants at such Mortgaged Property or portfolio of Mortgaged Properties (by net rentable area leased), tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent or are in a rent abatement period under the related lease, have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that

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are in a build out phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, have tenants that are entitled to free rent periods or rent abatement in the future, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. See Annex A-1 to this prospectus and the accompanying footnotes for additional information with respect to these Mortgage Loans.

In particular, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent. For more information see Annex A-3 to this prospectus and the accompanying footnotes for additional information, in particular those related to the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Mall of Louisiana, Adler Portfolio, U.S. Industrial Portfolio III, National Office Portfolio and The View at Marlton.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, among the 5 largest tenants (based on net rentable area) for the 15 largest Mortgage Loans or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio III—1152 Armorlite Drive, representing approximately 0.2% of the Initial Pool Balance by allocated loan amount, the sole tenant subleases the entire premises to ACI-California, LLC. The sublease expires on December 31, 2018, which is prior to the prime lease expiration date of December 31, 2027, with no renewal options remaining. The sublease rent is $7.77 per square foot or $344,312 per annum. The sole tenant remains fully liable for all rent due under the prime lease.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio III—3800 West Broward Boulevard, representing approximately 0.2% of the Initial Pool Balance by allocated loan amount, the sole tenant subleases approximately 10,303 square feet, representing approximately 31.5% of the net rentable square footage at the Mortgaged Property, to Bank of America. The sublease expires on June 30, 2025, which is prior to the prime lease expiration date of December 31, 2027. The sublease has eight, 5-year renewal options remaining. The sublease rent is $23.49 per square foot or $242,017.47 per annum. The sole tenant remains fully liable for all rent due under the prime lease.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio III—1972 Salem Industrial Drive, representing approximately 0.2% of the Initial Pool Balance by allocated loan amount, the sole tenant subleases approximately 126,275 square feet, representing approximately 39.8% of the net rentable square footage at the Mortgaged Property, to Turman Lumber Company, Inc. The sublease expires February 28, 2019, which is prior to the prime lease expiration date of July 31, 2028, with one, five-year renewal options remaining. The sublease rent is $1.60 per square foot or $202,040 per annum. The sole tenant remains fully liable for all rent due under the prime lease.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as One Century Place, securing approximately 2.8% of

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the Initial Pool Balance, the fourth largest tenant, Tennessee Lottery, occupying approximately 10.4% of the net rentable square footage at the Mortgaged Property, subleases 4,504 square feet in the aggregate, representing approximately 0.8% of the net rentable square footage at the Mortgaged Property, to two sub-tenants: GTECH Corporation and Scientific Games International, Inc. The sublease rent for each subtenant is $23.96 per square foot, or $99,769 per annum with respect to the GTECH Corporation and $8,146 per annum with respect to Scientific Games International. The sole tenant remains fully liable for all rent due under the prime lease.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Corporate Center I & III, representing approximately 2.6% of the Initial Pool Balance, the largest tenant, MVP Realty Management, subleases one of its suites to Haines & Krieger. The sublease rent is $21.00 per square foot or $103,152 per annum.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Macedonia Commons, representing approximately 2.3% of the Initial Pool Balance, the third largest tenant, Tops Friendly Market, occupying approximately 17.3% of the net rentable area at the Mortgaged Property, subleases its entire space to Hobby Lobby. The sublease is coterminous with the related prime lease, which expires on December 31, 2019. In addition, the rent payments under the sublease, match the rent payments due under the prime lease which are $12.30 per square foot or $665,762 per annum. Tops Friendly Market remains fully liable for all rent due under the prime lease.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	Twenty-eight (28) of the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Headquarters Plaza, U.S. Industrial Portfolio III—975 Cottonwood Avenue, U.S. Industrial Portfolio III—10450 Medallion Drive, U.S. Industrial Portfolio III—1800 University Parkway, National Office Portfolio, The View at Marlton, 555 De Haro, Macedonia Commons, Del Amo Fashion Center, Residence Inn Omaha Aksarben Village and Kirkwood Center, securing approximately 21.9% of the Initial Pool Balance by allocated loan amount, are each subject to a purchase option, right of first refusal or right of first offer (“ROFO” ) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 7 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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In addition, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as National Office Portfolio, representing approximately 3.8% of the Initial Pool Balance, the direct or indirect parent of the related borrower has a corporate facility with Beal Bank USA. Equity interests in the borrower have been pledged to secure the obligation of that parent to submit to Beal Bank USA any and all distributions received from the borrower, including periodic distributions and net proceeds of any sale or refinancing. Beal Bank USA has a purchase option with respect to the related Mortgaged Properties if the related Mortgage Loan is accelerated after an event of default or the lender receives written notice from the related borrower that the related borrower will no longer perform under the related Mortgage Loan.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as The View At Marlton, representing approximately 2.6% of the Initial Pool Balance, the fifth largest tenant, BB&T Bank, representing approximately 4.0% of the net rentable square footage, has a right of first refusal (“ROFR”) to purchase its leased premises if the borrower receives an offer from a bona fide third party offeror to purchase such premises. BB&T Bank’s ROFR does not apply in the event of (i) a foreclosure and sale or other suit, sale or proceeding under the related loan documents, (ii) any deed-in-lieu of foreclosure that may be given to the lender or its designee or (iii) any other taking of title to the Mortgaged Property by the lender or its designee. A subordination non-disturbance and attornment agreement (“SNDA”) was executed that specifically subordinates the ROFR to the related loan documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 444-446 86th Street, representing approximately 1.1% of the Initial Pool Balance, the largest tenant, Century 21 Department Stores LLC, constituting 63.6% of the NRA is an affiliate of the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

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Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Eighteen (18) of the Mortgaged Properties securing approximately 26.7% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 31.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

●	With respect to seventy-nine (79) Mortgaged Properties, securing approximately 63.3% of the Initial Pool Balance by allocated loan amount, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 61 Grove Street, representing approximately 2.8% of the Initial Pool Balance, the insurable value of the Mortgaged Property is $6,500,000, which is less than the Cut-off Date Balance of $21,650,000. The related non-recourse guarantor is liable for any shortfall after deducting the value of the land as of the date the lender exercises its remedies.

Certain of the Mortgage Loans may permit the related borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or property manager elects to provide third party insurance or self-insure in accordance with its lease or management agreement. Described below are Mortgage Loans having such self-insurance conditions:

●	With respect to five (5) Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio III, Northwoods Center, Del Amo Fashion Center,

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Rite Aid Dunmore and Dollar General E. Peoria, representing approximately 8.6% of the Initial Pool Balance, the related borrower may rely on the single tenant’s, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law and ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions to representation and warranty nos. 8 and 26 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Walnut Grove Medical Center, representing approximately 1.0% of the Initial Pool Balance, the related Mortgaged Property is subject to a restrictive easement agreement between UWMC Hospital Corporation (“UWMC”), Anaheim Redevelopment Agency and the borrower. The agreement requires that the Mortgaged Property be used as a medical office building and, furthermore, that at least 75% of the net rentable area of the Mortgaged Property be leased to and occupied by licensed physicians who are or have in good faith applied to become members in good standing on the medical staff of the Western Medical Center/Anaheim. In addition, the borrower may not lease space to tenants providing specific services that are already provided by the hospital operated by UWMC without UWMC’s express prior written approval.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Redmont Hotel Curio, representing approximately 2.4% of the Initial Pool Balance, the related Mortgaged Property is a state landmark and was also included in the National Register of Historic Places in 1983. The related borrower is required to maintain historic status of the related Mortgaged Property, which includes not changing the building’s façade. The related guarantor is subject to recourse for any losses suffered by the lender as a result of the related borrower’s failure to comply with such a covenant.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table below. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. The table below shows the LTV Ratio and appraised value for Mortgage Loans using values other than “as-is”, as well as the corresponding LTV Ratio and appraised value for such Mortgage Loans using “as-is” values.

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Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As- Is”)	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As- Is”)	Cut-off Date LTV Ratio (“As- Is”)	Maturity Date/ARD LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Marriott LAX(1)	5.6%	48.3%	40.2%	$300,800,000	56.5%	47.0%	$257,000,000
HGI Savannah Historic District(2)	3.4%	47.2%	38.3%	$56,100,000	57.6%	46.6%	$46,000,000
The View at Marlton(3)	2.6%	72.6%	62.3%	$36,500,000	78.9%	67.7%	$33,600,000
100-102 Forsyth Street(4)	2.0%	66.7%	66.7%	$24,000,000	66.9%	66.9%	$23,900,000
Hilton Houston Galleria TX(5)	2.0%	61.4%	54.9%	$25,400,000	65.0%	58.1%	$24,000,000
Tustin Mayfair Plaza(6)	1.0%	49.8%	49.8%	$15,050,000	51.9%	51.9%	$14,450,000
Kirkwood Center(7)	0.2%	52.5%	32.8%	$3,420,000	56.5%	35.2%	$3,180,000

(1)	Reflects the value determined assuming the related PIP has been completed. The sum of $12,975,832 was deposited into an FF&E reserve held by the franchisor at origination from loan proceeds and borrower equity, reflecting the remaining unfunded portion of the PIP costs.

(2)	Reflects an appraisal on an “as-stabilized” basis, which assumes the PIP scheduled to be completed in February 2018, has been completed. A $7,000,000 reserve was taken at closing, representing the outstanding PIP costs.

(3)	Reflects an appraisal on an “as-stabilized” basis, which assumes the completion of an on-going build-out of The Malvern School with the tenant in occupancy and paying full unabated rent. A $3,300,000 holdback was taken at closing.

(4)	Reflects an appraisal on an “as-stabilized” basis, which assumes continued lease-up to an estimated stabilized occupancy of 98.0%.

(5)	Reflects an appraisal on an “as-complete” basis which assumes the PIP, scheduled to be completed by July 2018, has been completed. A $655,500 reserve was taken at closing, representing the PIP costs.

(6)	Reflects an appraisal on an “as-stabilized” basis which assumes a renovation, scheduled to be completed by January 2018, has been completed.

(7)	Reflects an appraisal on an “as-stabilized” basis which assumes the largest tenant (2,598 square feet), representing 37.0% of net rentable square feet, is in occupancy and is paying rent as of December 2017. The largest tenant has executed its lease and a $420,000 holdback was taken at closing, to be held until an acceptable estoppel is received.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio III, representing approximately 3.9% of the Initial Pool Balance, the Appraised Value of $166,300,000 reflects a portfolio premium attributed to the value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 72.5% and 66.0%, respectively. The sum of the individual appraised values of each of the related Mortgaged Properties is $159,940,000. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity based on the sum of the individual appraised values are 75.4% and 68.6%, respectively.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less,

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than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus Del Amo Fashion Center, representing approximately 1.9% of the Initial Pool Balance, for so long as Simon Property Group, L.P. (the current guarantor) or certain affiliates of JPMorgan Chase Bank, N.A. (none of whom are presently guarantors but one or more of whom may become a replacement guarantor in accordance with the conditions set forth in the related Whole Loan documents) is the guarantor, the liability of such guarantors under the related non-recourse carveout guaranty (which also covers environmental obligations) is capped at $117,000,000 in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights under the guaranty.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Dollar General E. Peoria, representing approximately 0.1% of the Initial Pool Balance, there is no recourse to the guarantor for breaches of the environmental covenants contained in the Mortgage Loan documents, nor was an environmental indemnity obtained from an entity distinct from the borrower.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as The View at Marlton, representing approximately 2.6% of the Initial Pool Balance, such Mortgaged Property benefits from a tax abatement granted by the local municipality. Property taxes for such Mortgaged Property were underwritten based on 100% of the estimated unabated tax expense. The tax abatement is scheduled to terminate in 2022.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Redmont Hotel Curio, representing approximately 2.4% of the Initial Pool Balance, under Alabama law, the related Mortgaged Property benefits from a reduction of real estate taxes based on its classification as a historic building. Failure to comply with the related Mortgaged Property’s historic status may result in an increase of taxes. In addition, because of the related Mortgaged Property’s designation as a historic building, the redevelopment qualified for historic tax rehabilitation income tax credits pursuant to Section 47 of the Internal Revenue Code of

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1986 (the “Code”). For more information, please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”. Pursuant to the Code, if the master lease entered into in connection with the foregoing is terminated prior to March 11, 2021, the end of the five-year tax credit recapture period (the “Recapture Period”), a portion of the historic tax credits will be recaptured (100% in the first year, reducing 20% per year, with 20% of the historic tax credits potentially recaptured in the final year of the Recapture Period) and the historic tax credit investor (which is the 99% owner of the Master Lessee) will have an increase in its tax liability equal to the amount of the recapture.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Fifteen (15) Mortgage Loans, representing approximately 36.7% of the Initial Pool Balance, provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Eighteen (18) Mortgage Loans, representing approximately 32.5% of the Initial Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Eighteen (18) Mortgage Loans, representing approximately 30.7% of the Initial Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

One (1) Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance, provides for interest-only payments for the entire term to Anticipated Repayment Date, with no scheduled amortization prior to that date; provided that if such Mortgage Loan is outstanding from and after an Anticipated Repayment Date occurring approximately 10 years following the related origination date, interest will accrue at the related Revised Rate. Excess cash flow (net of interest at the pre-Anticipated Repayment Date rate and certain operating costs) will be applied to ARD loan principal payments until the outstanding principal balance is reduced to zero then to deferred interest.

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Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	Approx. % of Initial Pool Balance (%)
Interest-only, Amortizing Balloon	15	$288,427,149	36.7%
Interest-only, Balloon	18	255,480,000	32.5
Amortizing Balloon	18	241,000,028	30.7
Interest-only, ARD	1	1,015,000	0.1
Total:	52	$785,922,177	100.0%

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Approx. % of Initial Pool Balance (%)
1	2	$56,000,000	7.1%
5(1)	1	30,537,149	3.9
6	37	552,300,744	70.3
11	12	147,084,284	18.7
Total:	52	$785,922,177	100.0%

(1)       Includes the Mortgage Loan securing the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio III, representing approximately 3.9% of the Initial Pool Balance, with respect to which, the related lender has the right, which may be exercised not more than once during the term of the Mortgage Loan, to change the payment date upon 30 days’ prior written notice to the related borrower.

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Approx. % of Initial Pool Balance
0(1)	52	$785,922,177	100.0%
Total:	52	$785,922,177	100.0%

(1)       Includes the Mortgage Loan securing the Mortgaged Property identified on Annex A-1 to this prospectus as Mall of Louisiana, representing approximately 5.2% of the Initial Pool Balance, which has a two business-day grace period for any monthly payment of debt service due, provided that the two business-day grace period may only be used once during any twelve-month period during the term of the Mortgage Loan.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

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ARD Loans

One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Dollar General E. Peoria (an “ARD Loan”), representing approximately 0.1% of the Initial Pool Balance, provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for the ARD Loan.

The ARD Loan is interest-only; consequently, the repayment of the ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on its Anticipated Repayment Date.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class V certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately one to seven months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the

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affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

In addition, certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Forty-eight (48) of the Mortgage Loans, representing approximately 95.2% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Three (3) of the Mortgage Loans, representing approximately 4.7% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) of the Mortgage Loans, representing approximately 0.1% of the Initial Pool Balance, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge for a specified period, and thereafter for a specified period, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield

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Maintenance Charge or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable (or, in the case of the Anticipated Repayment Date or commencement of the open prepayment period, outstanding) on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

In addition:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Headquarters Plaza, representing approximately 6.4% of the Initial Pool Balance, defeasance of the full amount of the related Whole Loan is permitted on or after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) October 20, 2020.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio III, representing approximately 3.9% of the Initial Pool Balance, defeasance of the full amount of the related Whole Loan is permitted on or after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) October 12, 2020.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as National Office Portfolio, representing approximately 3.8% of the Initial Pool Balance, defeasance of the full amount of the related Whole Loan is permitted after the date that is the earlier of (i) October 6, 2021 and (ii) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last National Office Portfolio Whole Loan promissory note to be securitized.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Belden Park Crossing, representing approximately 2.9% of the Initial Pool Balance, defeasance of the full amount of the related Whole Loan is permitted after the date that is the earlier of (i) October 13, 2020 and (ii) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Belden Park Crossing Whole Loan promissory note to be securitized.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

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Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
3	6	10.4%
4-6	43	83.7
7	3	5.9
Total:	52	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

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●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of forty-nine (49) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 95.3% of the Initial Pool Balance, permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated to be paid on the related Anticipated Repayment Date, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be

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relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Headquarters Plaza, representing approximately 6.4% of the Initial Pool Balance, the Mortgage Loan documents permit the release of the fee interest in two undeveloped, non-income producing parcels (collectively, the “Release Parcel”) that were not assigned value in the appraisal or in the underwriting for the related Mortgage Loan. The Release Parcel is subject to a ground lease with an affiliate of the related borrower, although such leasehold interest in the Release Parcel is not part of the collateral for the related Whole Loan. See “—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” above. The related Whole Loan documents provide that the partial release of the Release Parcel may be accomplished by a subdivision release or a condominium conversion. With respect to the subdivision release, provided a condominium conversion has not taken place, the borrowers may cause the release of the fee interest in the Release Parcel from the lien of the Mortgage Loan upon the successful subdivision of the Release Parcel from the remaining Mortgaged Property and the creation of one or more separate tax lots with respect to the Release Parcel. Further, the borrowers must satisfy certain conditions set forth in the Mortgage Loan documents, which include satisfaction of certain REMIC requirements. Upon the release of the Release Parcel, the borrowers will purchase the remaining Mortgaged Property (which remainder would include all of the real property in which the borrowers currently have a leasehold estate) from the ground lessor for $1.00 and the ground lease structure will terminate. With respect to a partial release accomplished by a condominium conversion, such release is conditioned on the satisfaction of certain REMIC requirements and the delivery of a rating agency confirmation. Following the conversion, the related borrowers would own the condominium interests in the commercial units and the hotel units, which units would include all of the real property in which each borrower currently has a leasehold estate.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Mall of Louisiana, representing approximately 5.2% of the Initial Pool Balance, the Mortgage Loan documents permit certain partial releases, collateral substitutions and additions of collateral, as follows. The related borrower may acquire one or more expansion parcels (whereupon any such expansion parcel will, for purposes of this paragraph and the next paragraph, be referred to as an “Acquired Expansion Parcel”), provided, among other conditions, that the following are satisfied: (i) no event of default has occurred and is continuing under the Mortgage Loan documents; (ii) the related borrower acquires fee simple or leasehold interest in the expansion parcel and amends the related Mortgage

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Loan documents to include the expansion parcel as collateral; (iii) certain diligence is performed, including receipt of a title policy or endorsement, confirmation that the expansion parcel is its own tax lot and, except under the circumstances provided for in the related Mortgage Loan documents, receipt of a Phase I environmental report or property condition report with respect to the expansion parcel; and (iv) at the request of the lender, the related borrower delivers a REMIC opinion. The related borrower may obtain the release of (i) any vacant, unimproved, nonincome producing parcel (including an “air rights” parcel) or outlot, (ii) any Acquired Expansion Parcel or (iii) the portion of the Mall of Louisiana Mortgaged Property subject to the extension and/or widening of Picardy Street by the City of Baton Rouge, in each case, in connection with a transfer to a person other than a person owned or controlled by the related borrower, provided, among other conditions, that the following are satisfied: (1) no event of default has occurred and is continuing under the related Mortgage Loan documents; (2) as it relates to any parcel release other than an Acquired Expansion Parcel release, the lender receives (a) evidence that the parcel is not necessary for the operation or use of the Mortgaged Property and that such parcel may be readily separated from the Mortgaged Property without material diminution of the value of the Mortgaged Property and (b) a rating agency confirmation; (3) as it relates to the release of an Acquired Expansion Parcel, the lender receives from the related borrower an officer’s certificate to the effect that (a) during the time that the Acquired Expansion Parcel was a part of the Mortgaged Property, any tenants that were relocated to the Acquired Expansion Parcel from other areas of the Mortgaged Property have been replaced with tenants of comparable credit quality and paying equal or better rent than the relocated tenants, (b) to the extent existing tenants are proposed to be relocated to the Acquired Expansion Parcel after its release, the related borrower has entered into fully executed replacement leases with replacement tenants of comparable credit quality and on rental terms equal or better than the existing tenant, and (c) the release of the Acquired Expansion Parcel does not have a material adverse effect on the use or value of the Mortgaged Property, the enforcement of the Mortgage Loan documents, or the related borrower’s ability to repay the Whole Loan; (4) the loan-to-value ratio for the remaining Mortgaged Property is less than or equal to 125%, provided that the related borrower may prepay the Mall of Louisiana Whole Loan and pay the associated yield maintenance premium in order to meet the required loan-to-value ratio; and (5) at the request of the lender, a REMIC opinion is delivered.

●	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Adler Portfolio, representing approximately 5.1% of the Initial Pool Balance, following the defeasance lockout period, the loan documents permit partial releases of an individual property in connection with a bona fide sale to third parties, subject to certain conditions, including: (i) no more than 25% of the allocated loan amounts of all individual properties shall have been the subject of a partial defeasance; (ii) partial defeasance of the loan in an amount equal to the greater of (A) 115% of the allocated amount for the release property and (B) 100% of the net sales proceeds applicable to an individual property; provided, however, that such amount shall not exceed the greater of (y) 120% of the allocated loan amount for the release property and (z) the amount necessary to satisfy the requirements of clauses (iii) through (v) below; (iii) the post-release debt yield for the remaining properties is no less than the greater of (A) the Debt Yield for all properties prior to the release or (B) 10.0%; (iv) the post-release LTV for the remaining

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properties is no greater than the lesser of (A) the LTV for all properties prior to the release or (B) 65.0%; (v) the post-release DSCR for the remaining properties is no less than the greater of (A) the DSCR for all properties prior to the release or (B) 1.65x; (vi) an opinion of counsel that the partial defeasance satisfies REMIC requirements; and (vii) a rating agency confirmation.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio III, representing approximately 3.9% of the Initial Pool Balance, the Mortgage Loan documents permit a partial release of one or more Mortgaged Properties from the lien of the Mortgage Loan upon the defeasance of an amount of principal equal to the sum of: (A) (i) with respect to the release of individual Mortgaged Properties representing up to 15% of the lesser of the total net rentable area of the Mortgaged Properties and the total gross revenue of the Mortgaged Properties, not to exceed 5 individual Mortgaged Properties, 100% of the allocated loan amount for such Mortgaged Properties; (ii) thereafter, with respect to the release of individual Mortgaged Properties representing the next 5% of the lesser of the total net rentable area of the Mortgaged Properties and the total gross revenue of the Mortgaged Properties, the sum of 105% of the allocated loan amount for such Mortgaged Properties; and (iii) thereafter, with respect to the release of the remaining Mortgaged Properties, 110% of the allocated loan amount for such Mortgaged Properties; plus (B) the amount, if any, necessary to reduce the principal such that the remaining Mortgaged Properties (after giving effect to the subject release) will achieve the greater of: (x) 1.40x and (y) the lesser of (i) 1.75x or (ii) the underwritten debt service coverage ratio immediately prior to the related release (the “UDSCR Threshold”); plus (C) the amount, if any, necessary to reduce the principal such that the remaining Mortgaged Properties (after giving effect to the subject release) will achieve the greater of: (x) 8.4% and (y) the lesser of (i) 10.1% or (ii) underwritten debt yield immediately prior to the related release (the “UDY Threshold”). In addition, such partial release is subject to certain conditions set forth in the Mortgage Loan documents including, but not limited to: (i) after giving effect to such partial release, the underwritten debt service coverage ratio may not be less than the UDSCR Threshold; (ii) after giving effect to such partial release, the underwritten debt yield may not be less than the UDY Threshold; (iii) no remaining single tenant’s cross rent may exceed 30% of the total Mortgaged Properties’ gross rent; (iv) satisfaction of the REMIC requirements; and (v) delivery of a rating agency confirmation, if required.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Columbia Park Shopping Center, representing approximately 1.6% of the Initial Pool Balance, the Mortgage Loan features a release provision for a theater parcel (the “Release Parcel”) to allow for future multifamily redevelopment. The borrower may obtain the release of the Release Parcel from the lien of the Mortgage Loan and mezzanine loan with satisfaction of the following requirements (i) a bona fide third party sale of the Release Parcel subject to the satisfaction of certain conditions including a partial defeasance of the principal of the Mortgage Loan by an amount equal to the greater of (a) $8,864,100 and (b) the lender’s percentage (88.7%) of the net sales proceeds associated with the sale of the Release Parcel; (ii) after giving effect to such partial release, the DSCR for the remaining property is not less than the greater of (a) 1.21x and (b) the DSCR for the property (including such Release Parcel) immediately prior to such

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release; (iii) after giving effect to such partial release, the LTV for the remaining property is not greater than the lesser of (a) 68.0% and (b) the LTV for the property (including such Release Parcel) immediately prior to such release; (iv) after giving effect to such partial release, the debt yield for the remaining property is not less than the greater of (a) 7.0% and (b) the debt yield for the property (including such Release Parcel) immediately prior to such release; and (v) the future use of such parcel is to be solely for the purpose of redevelopment for use as a multifamily property.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Forty (40) of the Mortgage Loans, representing approximately 74.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twenty-six (26) of the Mortgage Loans, representing approximately 73.2% of the portion of the Initial Pool Balance that is secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Thirty-nine (39) of the Mortgage Loans, representing approximately 71.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-three (33) of the Mortgage Loans, representing approximately 50.6% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Six (6) of the Mortgage Loans, representing approximately 20.3% of the Initial Pool Balance, provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Five (5) of the Mortgage Loans, representing approximately 12.9% of the Initial Pool Balance, require seasonality reserves that were deposited in connection with the origination

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of such Mortgage Loans and/or that are required to be funded on an ongoing basis or, in certain cases, are required to be funded upon specified trigger events.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Mall of Louisiana, representing approximately 5.2% of the Initial Pool Balance, Main Event, the third largest tenant, representing approximately 6.0% of the net rentable area, recently executed a lease for 46,900 square feet and is expected to take occupancy in August 2018. The non-recourse carve-out guarantor provided a guaranty of payment with respect to unfunded tenant allowances ($3,986,500), landlord work ($3,067,797) and 15 months of gap rent ($1,465,625) with respect to Main Event.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Kirkwood Center, representing approximately 0.2% of the Initial Pool Balance, a $420,000 Blaze Pizza Vacancy Reserve Funds reserve was required at closing, subject to release upon certain conditions, including: (i) Blaze Pizza fully occupying/ paying rent and (ii) a minimum debt yield of 10.0%. If the release conditions are not satisfied by September 22, 2018 (the first anniversary of loan origination) then, unless extended by the lender, the borrower has no further right to such release and the lender may, at the lender’s option, apply undisbursed funds to the loan balance, including shortfall interest and any prepayment premium. Following any related pay-down of the Mortgage Loan, loan payments are re-set based on reduced principal balance and a 20 year amortization period, effective the first monthly payment date following the pay-down.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Tustin Mayfair Plaza, representing approximately 1.0% of the Initial Pool Balance, tenant occupancy reserves for each of El Molino de Oro ($420,000), Flame Broiler ($124,400) and Truffle Bistro ($155,600) were required at closing, subject to release in each case upon the tenant’s being open for business and paying unabated rent on or before 24 months from the closing date (October 17, 2017), provided, that with respect to the third disbursement, the debt yield is equal to or greater than 10.0%, occupancy is equal to or greater than 95.0% and the LTV Ratio is not greater than 55.0%. If there are reserved funds not eligible for disbursement as of October 17, 2019, the lender has the option (but not the obligation) to apply all or any portion of undisbursed funds to the debt.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The View at Marlton, representing approximately 2.6% of the Initial Pool Balance, the related Mortgage Loan documents required the borrower to escrow $3,300,000 in an earnout reserve, to be released upon the satisfaction of certain conditions including, but not limited to, (i) The Malvern School being in occupancy and paying full unabated rent, (ii) the LTV ratio is not in excess of 75.0%, (iii) the DSCR is at least 1.25x and (iv) the debt yield is at least 7.74%. In the event that the earnout reserve has not been released September 27, 2018 (the “Marlton Earnout Date”), the lender, in its sole discretion, may apply funds from the earnout reserve to a partial prepayment of the Mortgage Loan, including any prepayment premium. The borrower may request a one-time, six-month extension of the Marlton Earnout Date, which extension is subject to the lender’s approval (which approval is not to be unreasonably withheld, conditioned or delayed).

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See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	18	$363,752,132	46.3%
Springing	21	237,598,289	30.2
Hard/Upfront Cash Management	6	137,322,272	17.5
None	6	34,249,485	4.4
Soft/Springing Cash Management	1	13,000,000	1.7
Total:	52	$785,922,177	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be

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required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the

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property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”, “—Ladder Capital Finance LLC— Ladder Capital Group’s Underwriting Guidelines and Processes” and “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”.

Three (3) Mortgage Loans, representing approximately 9.6% of the Initial Pool Balance, were originated or acquired by Wells Fargo Bank with exceptions to the related mortgage loan seller’s underwriting guidelines as described in the following bullet points:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Adler Portfolio, representing approximately 5.1% of the Initial Pool Balance, the ground leases are structured with 2.0% annual rental rate increases through November 2047, and the ground rent expense is underwritten to the in-place ground rent, which represents an exception to Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgage Loan has strong metrics with a Cut-off Date LTV Ratio, U/W NCF Debt Yield, and U/W NCF DSCR of 49.4%, 12.3% and 1.88x, respectively; (b) if the ground rent expense was underwritten to the average ground rent due over the loan term, the resulting U/W NCF Debt Yield and U/W NCF DSCR would be 11.9% and 1.81x, respectively; (c) the Mortgage Loan benefits from the diversity of the Mortgaged Properties, which comprise the leasehold interest in eight office and industrial properties totaling 969,753 square feet of rentable area (three office properties totaling 502,751 square feet and five industrial flex properties totaling 467,002 square feet) located in North Carolina, Tennessee and Texas; (d) the Mortgaged Properties have averaged 90.7% occupancy over the past three years, and as of October 31, 2017, in aggregate, the Mortgaged Properties were 87.7% occupied by 183 tenants with no tenant accounting for more than 4.7% of Annual U/W Base Rent; and (e) the Mortgaged Properties are subject to eight separate 99-year ground leases, each of which has an expiration date of November 6, 2116. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as HGI Savannah Historic District, representing approximately 3.4% of the Initial Pool Balance, the underwritten occupancy (92.1%) is greater than 80.0%, which represents an exception to Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgage Loan has strong metrics with a Cut-off Date U/W NOI Debt Yield, U/W NCF DSCR, Cut-off Date LTV Ratio and a balloon loan-to-value ratio of 12.4%, 1.81x, 47.2% and 38.3%, respectively; (b) if the Mortgaged Property was underwritten to an 80.0% occupancy, the resulting U/W NOI Debt Yield and U/W NCF DSCR would be 9.9% and 1.42x, respectively; (c) the actual occupancy for the trailing 12-month period ending August 31, 2017 was 90.6%, however, the Mortgaged Property lost approximately 735 room nights in October 2016 due to Hurricane Matthew, and when adjusted to include the occupancy and related revenue

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from the October 2016 lost room nights, the occupancy for the trailing 12-month period ending August 31, 2017 would be 92.1%; (d) for the trailing 12-month period ending August 31, 2017, the Mortgaged Property reported occupancy, ADR and RevPAR penetration rates of 109.7%, 103.4% and 113.4%, respectively; (e) the Mortgaged Property is surrounded by numerous demand generators including the Savannah Historic District, the Telfair Academy of Art and Science, The Port of Savannah (the fourth busiest port in the country) and the Savannah International Trade and Convention Center, which is located directly across the river from the Mortgaged Property. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 444-446 86th Street, representing approximately 1.1% of the Initial Pool Balance, the underwritten vacancy (3.0%) is less than 5.0%, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgaged Property is 100.0% leased to two tenants: Bath & Body Works, which represents 65.2% underwritten base rent and has a lease through January 2027, and Century 21 Department Stores LLC (“Century 21”), which represents 34.8% underwritten base rent and has a long term lease through September 2032; (b) Century 21 was founded by the sponsors in 1961 and this location is its first store; (c) according to the appraisal, the Mortgaged Property is located in the 86th Street Retail Corridor of Brooklyn, New York, which is the primary retail corridor in the neighborhood and has a vacancy rate of 1.2%; (d) the Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NCF Debt Yield is 63.1%, 1.69x and 7.9%, respectively; and if the Mortgage Loan underwriting utilized a 5.0% vacancy, the U/W NCF DSCR and U/W NCF Debt Yield would still be approximately 1.64x and 7.7%, respectively; and (e) the Mortgaged Property is located in a dense area with a 2017 estimated population and average household income within a one-mile radius of the Mortgaged Property of 95,580 and $88,864, respectively. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

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●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

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Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR		Cut-off Date Total Debt Under-written NCF DSCR(1)
Columbia Park Shopping Center(2)	$12,700,000	1.6%	$7,905,512	$50,000,000	N/A	5.384%	60.3%	68.0%	1.63	x	1.21	x
Total	$12,700,000	1.6%	$7,905,512	$50,000,000	N/A

(1)	Calculated including the mezzanine debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

(2)	Held by an affiliate of AREF.

Each of the mezzanine loans related to the Mortgage Loan secured by the Mortgaged Property identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the

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Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
National Office Portfolio(4)	$29,965,119	N/A	70.0%	N/A	11.1%	Yes	Yes
One Century Place	$22,300,000	N/A	63.4%	2.57x	10.9%	Yes	Yes
DoubleTree Berkeley Marina	$20,000,000	$10,000,000	60.0%	1.82x	11.5%	Yes	Yes
Redmont Hotel Curio(5)	$19,000,000	N/A	59.7%	1.68x	11.0%	Yes	Yes
Northern Ohio Industrial Park	$11,000,000	N/A	50.0%	1.70x	11.4%	Yes	Yes
Cascade Building	$10,000,000	N/A	39.2%	3.21x	12.1%	Yes	Yes
Dollar General E. Peoria	$1,015,000	N/A	85.0%	1.20x	N/A	Yes	No

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)	If the related borrower transfers the related Mortgaged Properties subject to the subject Mortgage Loan, and the transferee assumes the subject Mortgage Loan in accordance with the related loan documents, then the holders of direct or indirect equity interests in the replacement borrower may obtain mezzanine financing, provided the conditions indicated above, among others, are satisfied.

(5)	In connection with a bona fide arm’s length sale of the related Mortgaged Property to a third party that assumes the subject Mortgage Loan, mezzanine financing will be permitted to be obtained subject to achievement of the conditions indicated above, among others.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which

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could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Columbia Park Shopping Center, representing approximately 1.6% of the Initial Pool Balance, pursuant to the related intercreditor agreement, if at any time the related mezzanine lender is, or is an affiliate of, the Directing Certificateholder or the holder of the majority of the Controlling Class and both (i) an event of default under the related Mortgage Loan documents has occurred and is continuing and (ii) for a period of eighteen (18) consecutive months the related mezzanine lender has had the right to accelerate the related mezzanine loan due to a monetary or non-monetary event of default under the related mezzanine loan documents but has failed to do so, then for so long as the conditions described in the preceding clauses (i) and (ii) are both continuing, the related mezzanine lender will cause the related Mortgage Loan to be treated as an Excluded Loan. For purposes of this paragraph, “affiliate” means, with respect to any Person, (a) any other Person controlling or controlled by or under common control with such Person, or (b) any other Person owning, directly or indirectly, 25% or more of the beneficial interests in such Person. For purposes of this paragraph, “control” means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as National Office Portfolio, representing approximately 3.8% of the Initial Pool Balance, the related Mortgaged Properties had been collateral under a corporate facility that an affiliate of the related borrower has with Beal Bank USA, a Nevada thrift. In connection with the origination of such Mortgage Loan, the related Mortgaged Properties were released as collateral. However, the parent of the related mortgage borrower is obligated to submit any and all distributions received from the related mortgage borrower to Beal Bank USA, including periodic distributions and net proceeds of any sale or refinancing. Such distribution obligations are secured by a pledge of the equity in the related mortgage borrower. An intercreditor agreement exists between Beal Bank USA and the mortgage lender, which permits Beal Bank USA or another qualified transferee to foreclose on the equity in the mortgage borrower if the parent of the related

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mortgage borrower fails to submit to Beal Bank USA the distributions it receives from the related mortgage borrower or upon the occurrence of an event of default under the National Office Portfolio Whole Loan. Beal Bank USA has certain cure rights with respect to the subject Mortgage Loan and a purchase option with respect to the related Mortgaged Properties if the related National Office Portfolio Whole Loan is accelerated after an event of default or the mortgage lender receives written notice from the related mortgage borrower that the related mortgage borrower will no longer perform under the related National Office Portfolio Whole Loan. The outstanding balance of the entire facility is equal to approximately $38,023,568 as of October 23, 2017.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Del Amo Fashion Center, representing approximately 1.9% of the Initial Pool Balance, without the prior consent of the lender, the borrower is prohibited from entering into a property assessed clean energy loan that is repaid through multi-year assessments against the Mortgaged Property; provided, that the borrower is permitted to obtain such a loan (which, in each case, is not to exceed $7,000,000), subject to lender’s reasonable approval and delivery of a rating agency confirmation. Failure to timely pay such assessments may give rise to a lien against the Mortgaged Property.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Headquarters Plaza,

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Marriott LAX, Mall of Louisiana, U.S. Industrial Portfolio III, National Office Portfolio, Belden Park Crossing, One Century Place, The View at Marlton, DoubleTree Berkeley Marina, Macedonia Commons, Del Amo Fashion Center and Columbia Park Shopping Center is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“BANK 2017-BNK7 PSA” means the pooling and servicing agreement governing the servicing of the Mall of Louisiana Whole Loan.

“BANK 2017-BNK8 PSA” means the pooling and servicing agreement governing the servicing of the U.S. Industrial Portfolio III Whole Loan.

“Belden Park Crossing PSA” means the pooling and servicing agreement relating to the securitization of the Belden Park Crossing Control Note.

“CD 2017-CD6 PSA” means the pooling and servicing agreement governing the servicing of the Headquarters Plaza Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term or concept specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“CGCMT 2017-C4 PSA” means the pooling and servicing agreement governing the servicing of the Marriott LAX Whole Loan.

“DAFC 2017-AMO TSA” means the trust and servicing agreement governing the servicing of the Del Amo Fashion Center Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

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“Non-Serviced Certificate Administrator” means with respect to (i) the Headquarters Plaza Whole Loan, the certificate administrator under the CD 2017-CD6 PSA, (ii) the Marriott LAX Whole Loan, the certificate administrator under the CGCMT 2017-C4 PSA, (iii) the Mall of Louisiana Whole Loan, the certificate administrator under the BANK 2017-BNK7 PSA, (iv) the U.S. Industrial Portfolio III Whole Loan, the certificate administrator under the BANK 2017-BNK8 PSA, (v) the National Office Portfolio Whole Loan, (a) the certificate administrator under the UBS 2017-C5 PSA prior to the securitization of the National Office Portfolio Control Note and (b) following the securitization of the National Office Portfolio Control Note, the certificate administrator under the servicing agreement governing the securitization of such Control Note, (vi) the DoubleTree Berkeley Marina Whole Loan, the certificate administrator under the UBS 2017-C4 PSA, (vii) the Del Amo Fashion Center Whole Loan, the certificate administrator under the DAFC 2017-AMO TSA, (viii) the Columbia Park Shopping Center Whole Loan, the certificate administrator under the WFCM 2017-C39 PSA and (ix) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of (i) the Headquarters Plaza Companion Loans, the Marriott LAX Companion Loans, the Mall of Louisiana Companion Loans, the U.S. Industrial Portfolio III Companion Loans, the National Office Portfolio Companion Loans, the DoubleTree Berkeley Marina Companion Loans, the Del Amo Fashion Center Companion Loan and the Columbia Park Shopping Center Companion Loan and (ii) after the related Servicing Shift Securitization Date, each of the Belden Park Crossing Companion Loan and the One Century Place Companion Loan.

“Non-Serviced Directing Certificateholder” means with respect to (i) the Headquarters Plaza Whole Loan, the directing certificateholder (or equivalent) under the CD 2017-CD6 PSA, (ii) the Marriott LAX Whole Loan, the directing certificateholder (or equivalent) under the CGCMT 2017-C4 PSA, (iii) the Mall of Louisiana Whole Loan, the directing certificateholder (or its equivalent) under the BANK 2017-BNK7 PSA, (iv) the U.S. Industrial Portfolio III Whole Loan, the directing certificateholder (or its equivalent) under the BANK 2017-BNK8 PSA, (v) the DoubleTree Berkeley Marina Whole Loan, the directing certificateholder (or its equivalent) under the UBS 2017-C4 PSA, (vi) the Del Amo Fashion Center Whole Loan, the directing certificateholder (or equivalent) under the DAFC 2017-AMO TSA, (vii) the Columbia Park Shopping Center Whole Loan, the directing certificateholder (or equivalent) under the WFCM 2017-C39 PSA, (viii) the National Office Portfolio Whole Loan, (a) the holder of the National Office Portfolio Control Note prior to the securitization of such note, and (b) following the securitization of the National Office Portfolio Control Note, the directing certificateholder (or its equivalent) under the servicing agreement governing the securitization of such Control Note and (ix) and any Servicing Shift Whole Loan, after the related Servicing Shift Securitization Date, the directing certificateholder (or its equivalent) under the related Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to (i) the Headquarters Plaza Whole Loan, the master servicer under the CD 2017-CD6 PSA, (ii) the Marriott LAX Whole Loan, the master servicer under the CGCMT 2017-C4 PSA, (iii) the Mall of Louisiana Whole Loan, the master servicer under the BANK 2017-BNK7 PSA, (iv) the U.S. Industrial Portfolio III Whole Loan, the master servicer under the BANK 2017-BNK8 PSA, (v) the National Office Portfolio Whole Loan, (a) the master servicer under the UBS 2017-C5 PSA prior to the securitization of the National Office Portfolio Control Note and (b) following the securitization of the National Office Portfolio Control Note, the master servicer under the servicing agreement governing the securitization of such Control Note, (vi) the DoubleTree Berkeley Marina Whole Loan, the master servicer under the UBS 2017-C4 PSA, (vii) the Del Amo Fashion Center Whole Loan, the servicer under the DAFC 2017-AMO TSA, (viii) the Columbia Park Shopping Center Whole Loan, the master servicer under the WFCM 2017-C39 PSA and

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(ix) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the master servicer under the related Servicing Shift PSA.

“Non-Serviced Mortgage Loan” means each of the Headquarters Plaza Mortgage Loan, the Marriott LAX Mortgage Loan, the Mall of Louisiana Mortgage Loan, the U.S. Industrial Portfolio III Mortgage Loan, the National Office Portfolio Mortgage Loan, the DoubleTree Berkeley Marina Mortgage Loan, the Del Amo Fashion Center Mortgage Loan and the Columbia Park Shopping Center Mortgage Loan. On and after the applicable Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan will be a Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Headquarters Plaza Whole Loan, Marriott LAX Whole Loan, Mall of Louisiana Whole Loan, U.S. Industrial Portfolio III Whole Loan, the National Office Portfolio Whole Loan, the DoubleTree Berkeley Marina Whole Loan and the Columbia Park Shopping Center Whole Loan. On and after the applicable Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be a Non-Serviced Pari Passu Whole Loan related to the issuing entity.

“Non-Serviced PSA” means with respect to (i) the Headquarters Plaza Whole Loan, the CD 2017-CD6 PSA, (ii) the Marriott LAX Whole Loan, the CGCMT 2017-C4 PSA, (iii) the Mall of Louisiana Whole Loan, the BANK 2017-BNK7 PSA, (iv) the U.S. Industrial Portfolio III Whole Loan, the BANK 2017-BNK8 PSA, (v) the National Office Portfolio Whole Loan, (a)the UBS 2017-C5 PSA prior to the securitization of the National Office Portfolio Control Note and (b) following the securitization of the National Office Portfolio Control Note, the servicing agreement governing the securitization of such Control Note, (vi) the DoubleTree Berkeley Marina Whole Loan, the UBS 2017-C4 PSA, (vii) the Del Amo Fashion Center Whole Loan, the DAFC 2017-AMO TSA, (viii) the Columbia Park Shopping Center Whole Loan, the WFCM 2017-C39 PSA and (ix) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the related Servicing Shift PSA.

“Non-Serviced Special Servicer” means with respect to (i) the Headquarters Plaza Whole Loan, the special servicer under the CD 2017-CD6 PSA, (ii) the Marriott LAX Whole Loan, the special servicer under the CGCMT 2017-C4 PSA, (iii) the Mall of Louisiana Whole Loan, the special servicer under the BANK 2017-BNK7 PSA, (iv) the U.S. Industrial Portfolio III Whole Loan, the special servicer under the BANK 2017-BNK8 PSA, (v) the National Office Portfolio Whole Loan, (a) the special servicer under the UBS 2017-C5 PSA prior to the securitization of the National Office Portfolio Control Note and (b) following the securitization of the National Office Portfolio Control Note, the special servicer under the servicing agreement governing the securitization of such Control Note, (vi) the DoubleTree Berkeley Marina Whole Loan, the special servicer under the UBS 2017-C4 PSA, (vii) the Del Amo Fashion Center Whole Loan, the special servicer under the DAFC 2017-AMO TSA, (viii) the Columbia Park Shopping Center Whole Loan, the special servicer under the WFCM 2017-C39 PSA and (ix) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the applicable special servicer under the related Servicing Shift PSA.

“Non-Serviced Subordinate Companion Loan” means each of the Del Amo Fashion Center Subordinate Companion Loans.

“Non-Serviced Trustee” means with respect to (i) the Headquarters Plaza Whole Loan, the trustee under the CD 2017-CD6 PSA, (ii) the Marriott LAX Whole Loan, the trustee under the CGCMT 2017-C4 PSA, (iii) the Mall of Louisiana Whole Loan, the trustee under the BANK 2017-BNK7 PSA, (iv) the U.S. Industrial Portfolio III Whole Loan, the trustee under the BANK 2017-BNK8 PSA, (v) the National Office Portfolio Whole Loan, (a) the trustee under the UBS 2017-C5 PSA prior to the securitization of the National Office Portfolio Control Note and (b) following the securitization of the National Office Portfolio Control Note, the trustee under the servicing agreement governing the securitization of such Control Note,

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(vi) the DoubleTree Berkeley Marina Whole Loan, the trustee under the UBS 2017-C4 PSA, (vii) the Del Amo Fashion Center Whole Loan, the trustee under the DAFC 2017-AMO TSA, (viii) the Columbia Park Shopping Center Whole Loan, the trustee under the WFCM 2017-C39 PSA and (ix) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the applicable trustee under the related Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of the Headquarters Plaza Whole Loan, the Marriott LAX Whole Loan, the Mall of Louisiana Whole Loan, the U.S. Industrial Portfolio III Whole Loan, the National Office Portfolio Whole Loan, the DoubleTree Berkeley Marina Whole Loan, the Del Amo Fashion Center Whole Loan and the Columbia Park Shopping Center Whole Loan. On and after each Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be a Non-Serviced Whole Loan related to the issuing entity.

“One Century Place PSA” means the pooling and servicing agreement relating to the securitization of the One Century Place Control Note.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of The View at Marlton Mortgage Loan and the Macedonia Commons Mortgage Loan. Prior to each Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan will be a Serviced Mortgage Loan.

“Serviced Pari Passu Companion Loan” means each of The View at Marlton Companion Loan and the Macedonia Commons Companion Loan. Prior to the applicable Servicing Shift Securitization Date, each of the Belden Park Crossing Companion Loan and the One Century Place Companion Loan will be Serviced Pari Passu Companion Loans.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of The View at Marlton Whole Loan and the Macedonia Commons Whole Loan. Prior to the applicable Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be a Serviced Pari Passu Whole Loan.

“Serviced Whole Loan” means each of The View at Marlton Whole Loan and the Macedonia Commons Whole Loan. Prior to the applicable Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be a Serviced Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Control Note on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, each of the Belden Park Crossing Mortgage Loan and the One Century Place Mortgage Loan will be a Servicing Shift Mortgage Loan.

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“Servicing Shift PSA” means (a) each of the Belden Park Crossing PSA and the One Century Place PSA and (b) after the securitization of the National Office Portfolio Control Note, the pooling and servicing agreement governing such Control Note.

“Servicing Shift Securitization Date” means with respect to each Servicing Shift Whole Loan or the National Office Portfolio Whole Loan, the date on which the related Control Note is securitized.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Control Note on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, each of the Belden Park Crossing Whole Loan and the One Century Place Whole Loan will be a Servicing Shift Whole Loan.

“Subordinate Companion Loan” means each Non-Serviced Subordinate Companion Loan.

“UBS 2017-C4 PSA” means the means the pooling and servicing agreement governing the servicing of the DoubleTree Berkeley Marina Whole Loan.

“UBS 2017-C5 PSA” means, prior to the securitization of the National Office Portfolio Control Note, the pooling and servicing agreement governing the servicing of the National Office Portfolio Whole Loan.

“WFCM 2017-C39 PSA” means the pooling and servicing agreement relating to the securitization of the Columbia Park Shopping Center Whole Loan.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
Headquarters Plaza	$50,000,000	6.4%	$100,000,000	N/A	62.8%	62.8%	2.23x	2.23x
Marriott LAX	$44,057,272	5.6%	$101,098,802	N/A	48.3%	48.3%	1.72x	1.72x
Mall of Louisiana	$41,000,000	5.2%	$284,000,000	N/A	57.0%	57.0%	1.85x	1.85x
U.S. Industrial Portfolio III	$30,537,149	3.9%	$90,000,000	N/A	72.5%	72.5%	1.48x	1.48x
National Office Portfolio	$29,965,119	3.8%	$154,819,782	N/A	64.2%	64.2%	1.64x	1.64x
Belden Park Crossing	$23,000,000	2.9%	$28,000,000	N/A	74.3%	74.3%	1.61x	1.61x
One Century Place	$22,300,000	2.8%	$44,000,000	N/A	65.0%	65.0%	2.73x	2.73x
The View at Marlton	$20,500,000	2.6%	$6,000,000	N/A	72.6%	72.6%	1.32x	1.32x
DoubleTree Berkeley Marina	$20,000,000	2.5%	$32,500,000	N/A	52.3%	52.3%	1.86x	1.86x
Macedonia Commons	$18,000,000	2.3%	$16,200,000	N/A	70.5%	70.5%	1.80x	1.80x
Del Amo Fashion Center	$15,000,000	1.9%	$444,300,000	$125,700,000	39.8%	50.6%	3.34x	2.63x
Columbia Park Shopping Center	$12,700,000	1.6%	$50,000,000	N/A	60.3%	60.3%	1.63x	1.63x

(1)	Calculated including any related Companion Loans but excluding any related mezzanine debt and Subordinate Companion Loan.

(2)	Calculated including any related Companion Loans and any related Subordinate Companion Loan excluding mezzanine debt.

Set forth below is the identity of the initial Non-Serviced Directing Certificateholder for each Non-Serviced Whole Loan, the securitization trust or other entity holding the controlling note in such Non-Serviced Whole Loan and the related Non-Serviced PSA under which it is being serviced.

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Whole Loan(1)	Non-Serviced PSA	Controlling Noteholder	Initial Directing Certificateholder(2)
Headquarters Plaza	CD 2017-CD6	CD 2017-CD6	Argentic Securities Holdings USA LLC
Marriott LAX	CGCMT 2017-C4	CGCMT 2017-C4	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Mall of Louisiana	BANK 2017-BNK7	BANK 2017-BNK7	RREF III Debt AIV, LP
U.S. Industrial Portfolio III	BANK 2017-BNK8	BANK 2017-BNK8	Eightfold Real Estate Capital Fund V, L.P.
National Office Portfolio	UBS 2017-C5(3)	Ladder Capital Finance LLC or an affiliate(3)	KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (3)
DoubleTree Berkeley Marina	UBS 2017-C4	UBS 2017-C4	RREF III-D U 2017-C4, LLC
Del Amo Fashion Center	DAFC 2017-AMO	DAFC 2017-AMO	Core Credit Partners A LLC
Columbia Park Shopping Center	WFCM 2017-C39	WFCM 2017-C39	B-Piece Holdings Cayman Limited

(1)	Does not include the Belden Park Crossing Whole Loan and the One Century Place Whole Loan, for each of which servicing will be transferred on the related Servicing Shift Securitization Date. The respective initial controlling noteholders of the Belden Park Crossing Whole Loan and the One Century Place Whole Loan will be Ladder Capital Finance LLC (or an affiliate) and Barclays Bank PLC, respectively, in each case as holder of the related Control Note. With respect to each such Whole Loan, after the related Servicing Shift Securitization Date, the controlling noteholder of such Whole Loan will be the securitization trust governed by the related Servicing Shift PSA. The initial directing certificateholder after such Servicing Shift Securitization Date is expected to be the controlling class representative or other directing certificateholder under the related Servicing Shift PSA.

(2)	As of the closing date of the related securitization.

(3)	The servicing of the National Office Portfolio Whole Loan will shift from the pooling and servicing agreement identified here to the pooling and servicing agreement pursuant to which the National Office Portfolio Control Note is securitized, upon the occurrence of such securitization.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder(1)
Headquarters Plaza	Note A-1 Note A-2 Note A-3 Note A-4	Control Note Non-Control Note Non-Control Note Non-Control Note	$75,000,000 $25,000,000 $35,000,000 $15,000,000	CD 2017-CD6 Citi Real Estate Funding Inc. WFCM 2017-C41 WFCM 2017-C41
Marriott LAX	Note A-1-A Note A-2 Note A-3-A	Control Note Non-Control Note Non-Control Note	$39,646,589 $61,452,213 $44,057,272	CGCMT 2017-C4 LCCM 2017-LC26 WFCM 2017-C41
Mall of Louisiana	Note A-1 Note A-2 Note A-3-1 Note A-3-2 Note A-4 Note A-5-1 Note A-5-2 Note A-6 Note A-7	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$65,000,000 $44,000,000 $30,000,000 $28,000,000 $50,000,000 $41,000,000 $17,000,000 $25,000,000 $25,000,000	BANK 2017-BNK7 MSBAM 2017-C34 CGCMT 2017-P8 CGCMT 2017-C4 COMM 2017-COR2 WFCM 2017-C41 CGCMT 2017-P8 WFCM 2017-C40 WFCM 2017-C40
U.S. Industrial Portfolio III	Note A-1-1 Note A-1-2 Note A-2	Control Note Non-Control Note Non-Control Note	$50,000,000 $40,000,000 $30,537,149	BANK 2017-BNK8 Morgan Stanley Bank, N.A. WFCM 2017-C41
National Office Portfolio	Note A-1-A Note A-1-B Note A-2-A Note A-3 Note A-4-B Note A-5-A	Control Note(2) Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$34,959,306 $19,976,746 $24,970,933 $29,965,119 $39,953,492 $34,959,306	LCF or an Affiliate LCF or an Affiliate Cantor Commercial Real Estate Lending, L.P. WFCM 2017-C41 LCF or an Affiliate UBS 2017-C5(2)
Belden Park Crossing	Note A-1-A Note A-1-B Note A-2	Control Note Non-Control Note Non-Control Note	$13,000,000 $15,000,000 $23,000,000	LCF or an Affiliate LCF or an Affiliate WFCM 2017-C41
One Century Place	Note A-1 Note A-2	Control Note Non-Control Note	$44,000,000 $22,300,000	Barclays Bank PLC WFCM 2017-C41
The View at Marlton	Note A-1 Note A-2	Control Note Non-Control Note	$20,500,000 $6,000,000	WFCM 2017-C41 AREF
DoubleTree Berkeley Marina	Note A-1-1 Note A-1-2 Note A-1-3 Note A-2	Control Note Non-Control Note Non-Control Note Non-Control Note	$13,750,000 $9,375,000 $9,375,000 $20,000,000	UBS 2017-C4 UBS 2017-C5 UBS 2017-C5 WFCM 2017-C41
Macedonia Commons	Note A-1 Note A-2	Control Note Non-Control Note	$18,000,000 $16,200,000	WFCM 2017-C41 UBS 2017-C4
Del Amo Fashion Center

Note A-1-1

Note A-1-2

Note A-1-3

Note A-1-4

Note A-2-1

Note A-2-2-A

Note A-2-2-B

Note A-2-3

Note A-2-4

Note A-3-1

Note A-3-2

Note A-3-3

Note A-3-4

Note A-4-1

Note A-4-2

Note A-4-3

Note A-4-4

Note B-1-1

Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

$12,125,000

$36,821,000

$24,547,000

$20,457,000

$12,125,000

$24,547,333

$12,273,667

$24,547,000

$20,457,000

$12,125,000

$40,912,500

$36,821,250

$4,091,250

$12,125,000

$36,821,000

$24,547,000

$20,457,000

$2,700,000

DAFC 2017-AMO

BANK 2017-BNK5

BANK 2017-BNK6

CGCMT 2017-B1

DAFC 2017-AMO

WFCM 2017-C39

WFCM 2017-C41

WFCM 2017-C38

WFCM 2017-C40

DAFC 2017-AMO

UBS 2017-C3

UBS 2017-C2

UBS 2017-C4

DAFC 2017-AMO

BANK 2017-BNK5

WFCM 2017-C38

BANK 2017-BNK6

DAFC 2017-AMO

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Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder(1)

Note B-1-2

Note B-1-3

Note B-1-4

Note B-2-1

Note B-2-2-A

Note B-2-2-B

Note B-2-3

Note B-2-4

Note B-3-1

Note B-3-2

Note B-3-3

Note B-3-4

Note B-4-1

Note B-4-2

Note B-4-3

Note B-4-4

Note C-1

Note C-2

Note C-3

Note C-4

Note D-1

Note D-2

Note D-3

Note D-4

Note E-1

Note E-2

Note E-3

Note E-4

Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

$8,179,000

$5,453,000

$4,543,000

$2,700,000

$5,452,667

$2,726,333

$5,453,000

$4,543,000

$2,700,000

$9,087,500

$8,178,750

$908,750

$2,700,000

$8,179,000

$5,453,000

$4,543,000

$15,650,000

$15,650,000

$15,650,000

$15,650,000

$10,775,000

$10,775,000

$10,775,000

$10,775,000

$5,000,000

$5,000,000

$5,000,000

$5,000,000

BANK 2017-BNK5

BANK 2017-BNK6

BANK 2017-BNK6

DAFC 2017-AMO

WFCM 2017-C39

WFCM 2017-C41

WFCM 2017-C38

WFCM 2017-C40

DAFC 2017-AMO

UBS 2017-C3

UBS 2017-C2

UBS 2017-C4

DAFC 2017-AMO

BANK 2017-BNK5

WFCM 2017-C38

BANK 2017-BNK6

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

Columbia Park Shopping Center	Note A-1 Note A-2	Control Note Non-Control Note	$50,000,000 $12,700,000	WFCM 2017-C39 WFCM 2017-C41

(1)	Unless otherwise indicated, each note not currently held by a securitization trust is expected to be contributed to a future securitization. No assurance can be provided that any such note will not be split further.

(2)	The National Office Portfolio Whole Loan is being serviced under the UBS 2017-C5 PSA until the related Servicing Shift Securitization Date, after which it will be serviced pursuant to the related Non-Serviced PSA.

The Serviced Whole Loans

The Serviced Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Pari Passu Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

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Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

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Control Rights with respect to Servicing Shift Whole Loans

With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder under the PSA, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole

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Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

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With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and related each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder (or equivalent party) under the Non-Serviced PSA, (ii) to consent to certain

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servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan (including each Servicing Shift Whole Loan after the related Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

230

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

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The Non-Serviced AB Whole Loans

The Del Amo Fashion Center Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Del Amo Fashion Center, representing approximately 1.9% of the Initial Pool Balance (the “Del Amo Fashion Center Mortgage Loan”), is part of a Whole Loan that is comprised of forty-six (46) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Del Amo Fashion Center Mortgage Loan is evidenced by two (2) tranches of debt, each comprised of one (1) promissory note (promissory note A-2-2-B (the “Trust A Note”) and promissory note B-2-2-B (the “Trust B Note”)) with an aggregate Cut-off Date Balance of $15,000,000. The two tranches of debt comprising the Del Amo Fashion Center Mortgage Loan are senior/subordinate tranches with identical interest rates as set forth in Annex A-1. The notes comprising the “Del Amo Fashion Center Pari Passu Companion Loans” are also senior/subordinate debt (but are each pari passu with the related tranche of debt comprising the Del Amo Fashion Center Mortgage Loan) with identical interest rates as set forth in Annex A-1. Each Del Amo Fashion Center Pari Passu Companion Loan is comprised of one or more promissory notes, which together aggregate to thirty-two (32) promissory notes (promissory notes A-1-1, A-1-2, A-1-3, A-1-4, A-2-1, A-2-2-A, A-2-3, A-2-4, A-3-1, A-3-2, A-3-3, A-3-4, A-4-1, A-4-2, A-4-3 and A-4-4 (collectively, the “Companion A Notes” and, together with the Trust A Note, the “A Notes”) with an aggregate Cut-off Date Balance of $363,526,333, and promissory notes B-1-1, B-1-2, B-1-3, B-1-4, B-2-1, B-2-2-A, B-2-3, B-2-4, B-3-1, B-3-2, B-3-3, B-3-4, B-4-1, B-4-2, B-4-3 and B-4-4 (collectively, the “Companion B Notes” and, together with the Trust B Note, the “B Notes”) with an aggregate Cut-off Date Balance of $80,773,667, that are not included in the issuing entity. Only the Del Amo Fashion Center Mortgage Loan is included in the issuing entity. The notes comprising the “Del Amo Fashion Center Subordinate Companion Loans” are evidenced by three (3) subordinate companion loans, each of which is subordinate to the Del Amo Fashion Center Mortgage Loan and the Del Amo Fashion Center Pari Passu Companion Loans, and which are subordinate to each more senior subordinate companion loan, each such subordinate companion loan being comprised of four (4) pari passu promissory notes (promissory notes C-1, C-2, C-3 and C-4 (collectively, the “C Notes”), promissory notes D-1, D-2, D-3 and D-4 (collectively, the “D Notes”) and promissory notes E-1, E-2, E-3 and E-4 (collectively, the “E Notes”)), with a collective Cut-off Date Balance of $125,700,000 that are not included in the issuing entity. Each tranche of the Del Amo Fashion Center Mortgage Loan and the Del Amo Fashion Center Pari Passu Companion Loans are pari passu with each other in terms of priority. The Del Amo Fashion Center Subordinate Companion Loans are subordinate to the Del Amo Fashion Center Mortgage Loan and the Del Amo Fashion Center Pari Passu Companion Loans in terms of priority and subordinate to each Del Amo Fashion Center Subordinate Companion Loan that is more senior thereto to the extent described below. The Del Amo Fashion Center Mortgage Loan, the Del Amo Fashion Center Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Companion Loans are collectively referred to in this prospectus as the “Del Amo Fashion Center Whole Loan”. The Del Amo Fashion Center Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Companion Loans are referred to herein as the “Del Amo Fashion Center Companion Loans”. The rights of the holders of the promissory notes evidencing the Del Amo Fashion Center Whole Loan (the “Del Amo Fashion Center Noteholders”) are subject to an Intercreditor Agreement (the “Del Amo Fashion Center Intercreditor Agreement”). The Del Amo Fashion Center Whole Loan will be serviced and administered pursuant to the DAFC 2017-AMO TSA and the Del Amo Fashion Center

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Intercreditor Agreement. The following summaries describe certain provisions of the Del Amo Fashion Center Intercreditor Agreement.

Servicing

The Del Amo Fashion Center Whole Loan (including the Del Amo Fashion Center Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the DAFC 2017-AMO TSA by the related servicer (the “Del Amo Fashion Center Servicer”) and, if necessary, the related special servicer (the “Del Amo Fashion Center Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Del Amo Fashion Center Mortgage Loan”, but subject to the terms of the Del Amo Fashion Center Intercreditor Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Del Amo Fashion Center Mortgage Loan”.

Application of Payments Prior to an Event of Default

The Del Amo Fashion Center Intercreditor Agreement sets forth the respective rights of the Del Amo Fashion Center Noteholders with respect to distributions of funds received in respect of the Del Amo Fashion Center Whole Loan, and provides, in general, as follows.

Prior to the occurrence and continuance of an event of default with respect to the Del Amo Fashion Center Whole Loan, any collections received in respect of the Del Amo Fashion Center Whole Loan or Mortgaged Property will be applied to the Del Amo Fashion Center Mortgage Loan, the Del Amo Fashion Center Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Companion Loans in accordance with the DAFC 2017-AMO TSA and the Del Amo Fashion Center Intercreditor Agreement. Accordingly, subject to the right of the Del Amo Fashion Center Servicer, the Del Amo Fashion Center Special Servicer, the trustee, the certificate administrator and the operating advisor under the DAFC 2017-AMO TSA to be reimbursed for any unanticipated trust fund expenses in accordance with the DAFC 2017-AMO TSA, the monthly interest payment on the Del Amo Fashion Center Whole Loan will be applied: (i) first, to the payment of interest due and payable on each of the A Notes, pro rata and pari passu; (ii) second, to the payment of interest due and payable on each of the B Notes, pro rata and pari passu; (iii) third, to the payment of interest due and payable on each of the C Notes, pro rata and pari passu; (iv) fourth, to the payment of interest due and payable on each of the D Notes, pro rata and pari passu and (v) fifth, to the payment of interest due and payable on each of the E Notes, pro rata and pari passu; and any prepayment or repayment of the principal of the Del Amo Fashion Center Whole Loan will be applied: (a) first, to the reduction of the outstanding principal balance of each of the A Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; (b) second, to the reduction of the outstanding principal balance of each of the B Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; (c) third, to the reduction of the outstanding principal balance of each of the C Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; (d) fourth, to the reduction of the outstanding principal balance of the D Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; and (e) fifth, to the reduction of the outstanding principal balance of each of the E Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero.

Application of Payments After an Event of Default

Following the occurrence and during the continuance of an event of default with respect to the Del Amo Fashion Center Whole Loan, payments and proceeds with respect to the Del Amo Fashion Center Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

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●	first, to provide reimbursement to the Del Amo Fashion Center Servicer and the trustee under the DAFC 2017-AMO TSA (the “Del Amo Fashion Center Trustee”) for any nonrecoverable servicing advances and administrative advances and any interest thereon;

●	second, to provide reimbursement to holders of the A Notes for any nonrecoverable monthly debt service advances and interest thereon on the A Notes, on a pari passu and pro rata basis, then to provide reimbursement to holders of the B Notes for any nonrecoverable monthly debt service advances and interest thereon on the B Notes, on a pari passu and pro rata basis, then to provide reimbursement to holders of the C Notes for any nonrecoverable monthly debt service advances and interest thereon on the C Notes, on a pari passu and pro rata basis, then to provide reimbursement to holders of the D Notes for any nonrecoverable monthly debt service advances and interest thereon on the D Notes, on a pari passu and pro rata basis and then to provide reimbursement to holders of the E Notes for any nonrecoverable monthly debt service advances on the E Notes, on a pari passu and pro rata basis;

●	third, to provide reimbursement to the Del Amo Fashion Center Servicer and Del Amo Fashion Center Trustee, as applicable, for any servicing advances and administrative advances plus any interest thereon and any trust fund expenses;

●	fourth, to the holders of the A Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	fifth, to the holders of the A Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances;

●	sixth, to the holders of the A Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	seventh, to the holders of the B Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	eighth, to the holders of the B Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt services advances on the B Notes;

●	ninth, to the holders of the B Notes, payments of principal on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	tenth, to the holders of the C Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	eleventh, to the holders of the C Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances on the C Notes;

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●	twelfth, to the holders of the C Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	thirteenth, to the holders of the D Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	fourteenth, to the holders of the D Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances on the D Notes;

●	fifteenth, to the holders of the D Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	sixteenth, to the holders of the E Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	seventeenth, to the holders of the E Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances on the E Notes;

●	eighteenth, to the holders of the E Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	nineteenth, to pay the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;

●	twentieth, to fund any other reserves to the extent then required to be held in escrow;

●	twenty-first, to pay to the holders of the A Notes any yield maintenance or other prepayment premium then due and payable to the holders of the A Notes, on a pro rata and pari passu basis, then to the holders of the B Notes any yield maintenance or other prepayment premium then due and payable to the holders of the B Notes, on a pro rata and pari passu basis, then to the holders of the C Notes any yield maintenance or other prepayment premium then due and payable to the holders of the C Notes, on a pro rata and pari passu basis, then the holders of the D Notes any yield maintenance or other prepayment premium then due and payable to the holders of the D Notes, on a pro rata and pari passu basis, and then the holders of the E Notes any yield maintenance or other prepayment premium then due and payable to the holders of the E Notes, on a pro rata and pari passu basis;

●	twenty-second, to pay the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer default interest and late fees then due and payable under the Del Amo Fashion Center Whole Loan documents, all of which will be applied in accordance with the DAFC 2017-AMO TSA;

●	twenty-third, to pay any additional servicing compensation that the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer is entitled to receive under the DAFC 2017-AMO TSA; and

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●	twenty-fourth, any remaining amount will be paid pro rata to the holders of the Del Amo Fashion Center Companion Loans and the issuing entity as holder of the Del Amo Fashion Center Mortgage Loan, based on the original principal balance of the Del Amo Fashion Center Mortgage Loan and the Del Amo Fashion Center Companion Loans.

If a P&I Advance is made with respect to the Del Amo Fashion Center Mortgage Loan pursuant to the terms of the PSA, unless such P&I Advance is determined to be nonrecoverable, that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Del Amo Fashion Center Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances”, on other mortgage loans in this securitization, but not out of payments or other collections on the Del Amo Fashion Center Companion Loans.

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the Del Amo Fashion Center Whole Loan in accordance with the DAFC 2017-AMO TSA and the Del Amo Fashion Center Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the E Notes, D Notes and C Notes have been applied to pay such amounts (it being understood that the pro rata share payable by the issuing entity under this paragraph would be determined by allocating such unanticipated trust expenses, as the case may be, first to the E Notes, then to the D Notes, then to the C Notes, then to the B Notes and then to the Class A Notes, in that order).

To the extent collections received after the final liquidation of the Del Amo Fashion Center Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the Del Amo Fashion Center Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the E Notes, then to the D Notes, then to the C Notes, then to the B Notes and then to the A Notes, in that order) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under the Del Amo Fashion Center Intercreditor Agreement will be the securitization trust created pursuant to the terms of the DAFC 2017-AMO TSA. Pursuant to the terms of the DAFC 2017-AMO TSA, the related directing certificateholder (the “Del Amo Fashion Center Directing Certificateholder”) will have consent and/or consultation rights with respect to the Del Amo Fashion Center Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Del Amo Fashion Center Mortgage Loan”.

In addition, pursuant to the terms of the Del Amo Fashion Center Intercreditor Agreement, the issuing entity, as a non-controlling note holder will (i) have the right to receive copies of all notices, information and reports that the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer, as applicable, is required to provide to the Del Amo Fashion Center Directing Certificateholder (within the same time frame such notices, information and reports to the Del Amo Fashion Center Directing Certificateholder without regard to whether or not such directing certificateholder actually has lost any rights to receive such information as a result of a consultation termination event or control termination event under the DAFC 2017-AMO TSA) with respect to any major decisions to be taken with respect to the Del Amo Fashion Center Whole Loan or the

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implementation of any recommended action outlined in an asset status report relating to the Del Amo Fashion Center Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Del Amo Fashion Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Del Amo Fashion Center Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Del Amo Fashion Center Mortgage Loan, the related the Del Amo Fashion Center Pari Passu Companion Loans and the related the Del Amo Fashion Center Subordinate Companion Loans. Neither the Del Amo Fashion Center Servicer nor the Del Amo Fashion Center Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Del Amo Fashion Center Mortgage Loan (or its representative). The operating advisor will generally have no obligations or consultation rights under the PSA with respect to the Del Amo Fashion Center Whole Loan or any related REO Property.

Sale of Defaulted Del Amo Fashion Center Whole Loan

Pursuant to the terms of the Del Amo Fashion Center Intercreditor Agreement, if the Del Amo Fashion Center Whole Loan becomes a specially serviced loan pursuant to the terms of the DAFC 2017-AMO TSA, and if the Del Amo Fashion Center Special Servicer determines to sell the Del Amo Fashion Center Pari Passu Companion Loans in accordance with the DAFC 2017-AMO TSA, then the Del Amo Fashion Center Special Servicer will be required to sell the Del Amo Fashion Center Mortgage Loan together with the Del Amo Fashion Center Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Companion Loans as one whole loan. In connection with any such sale, the Del Amo Fashion Center Special Servicer will be required to follow the procedures set forth under the DAFC 2017-AMO TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Del Amo Fashion Center Mortgage Loan”. Proceeds of the sale of the Del Amo Fashion Center Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments After an Event of Default” above.

Notwithstanding the foregoing, the Del Amo Fashion Center Special Servicer will not be permitted to sell the Del Amo Fashion Center Pari Passu Companion Loans together with the Del Amo Fashion Center Mortgage Loan if such loan becomes a defaulted loan without the written consent of the issuing entity as holder of the Del Amo Fashion Center Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless the Del Amo Fashion Center Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Del Amo Fashion Center Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most

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recent appraisal for the Del Amo Fashion Center Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Del Amo Fashion Center Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer in connection with the proposed sale; provided that the issuing entity may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the DAFC 2017-AMO TSA, the holder of the Del Amo Fashion Center Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Special Servicer Appointment Rights

Pursuant to the terms of the Del Amo Fashion Center Intercreditor Agreement and the DAFC 2017-AMO TSA, the securitization trust created pursuant to the DAFC 2017-AMO TSA, as the controlling noteholder, will have the right, with or without cause, to replace the Del Amo Fashion Center Special Servicer then acting with respect to the Del Amo Fashion Center Whole Loan and appoint a replacement special servicer in accordance with the DAFC 2017-AMO TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Del Amo Fashion Center Mortgage Loan”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in October 2017 and ending on the hypothetical Determination Date in November 2017. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

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Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Argentic Real Estate Finance LLC, Barclays Bank PLC, Ladder Capital Finance LLC and Ladder Capital Finance I LLC are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Argentic Real Estate Finance LLC, Barclays Bank PLC and Ladder Capital Finance LLC on or about November 30, 2017 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Bank PLC

General

Barclays Bank PLC, a public limited company registered in England and Wales under number 1026167 (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters. The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays has been engaged in commercial mortgage loan securitization in the United States since 2004. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

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●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays’ affiliates commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on October 17, 2017, Barclays’ affiliates were the loan sellers in approximately 91 commercial mortgage-backed securitization transactions. Approximately $27.4 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016 and through October 17, 2017.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays and Affiliates (as loan seller) (approximate)
2017	$3,559,237,855
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After

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origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Barclays, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

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Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays also originates and acquires loans pursuant to table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including those originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

With respect to certain mortgage loans, Barclays has delegated certain of its underwriting and origination functions to table funded lenders, subject to loan-by-loan oversight and ultimate review and approval by Barclays’ professionals. These functions were all performed in substantial accordance with the mortgage loan approval procedures described in this prospectus. In all cases, mortgage loans are documented on Barclays’ approved documentation.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy

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and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is

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responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property), (v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (v) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated, (v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

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●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Process” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on August 10, 2017 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0000312070. It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays Bank PLC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Barclays Bank PLC or its affiliates may retain or own in the future certain classes. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the

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material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

From time to time, Barclays is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its securitization business. Although there can be no assurance as to the ultimate outcome of such matters, Barclays has denied, or believes it has meritorious defenses and will deny, liability in all significant cases pending against it in its capacity as sponsor or mortgage loan seller, and intends to defend actively each such case.

The information set forth under “—Barclays Bank PLC” has been provided by Barclays.

Argentic Real Estate Finance LLC

General

Argentic Real Estate Finance LLC (“Argentic”) (formerly known as Silverpeak Real Estate Finance LLC) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 40 West 57th Street, 29th Floor, New York, New York 10019.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2014, Argentic has securitized approximately 192 commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $2,742,311,477.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial and multifamily mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its

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securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loan originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic Real Estate Finance LLC. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was

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calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan

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to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily

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injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has

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agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

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●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above. For any material exceptions to Argentic’s underwriting guidelines described above in respect of the Argentic Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not

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limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Argentic, engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Argentic Mortgage Loans—Database” above;

●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

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The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standard and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on January 17, 2017. Argentic’s Central Index Key is 0001624053. With respect to the period from and including September 29, 2014 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including September 30, 2017, Argentic does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Argentic nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Argentic is an affiliate of (i) the entity that is anticipated to purchase the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class V Certificates on the Closing Date and (ii) Argentic Securities Income USA LLC, the entity that is expected to be appointed as the initial Directing Certificateholder. However, Argentic or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time. See “Credit Risk Retention”.

The information set forth under “—Argentic Real Estate Finance LLC” has been provided by Argentic Real Estate Finance LLC.

Ladder Capital Finance LLC

General

Ladder Capital Finance LLC (“LCF”)) is a sponsor of, and a seller of certain Mortgage Loans (the “LCF Mortgage Loans”) into, the securitization described in this prospectus. LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”), a limited liability limited partnership organized under the laws of the State of Delaware. Series TRS of Ladder Capital Finance Holdings LLLP (“TRS LLLP”) and Series REIT of Ladder Capital Finance Holdings LLLP (“REIT LLLP”) are each a Delaware series of Ladder Holdings. Ladder Capital Corp. (NYSE: LADR) holds a controlling interest in Ladder Holdings.

Ladder Holdings commenced operations in October 2008. Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this prospectus as the “Ladder Capital Group”. The Ladder Capital Group is a vertically

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integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments. The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154. As of September 30, 2017, based on unaudited financial statements, Ladder Holdings and its consolidated subsidiaries had total assets of approximately $6,412,040,000, total liabilities of approximately $4,946,521,000 and total capital of approximately $1,465,519,000.

Wells Fargo Bank and certain other third party lenders provide warehouse financing to certain affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities, borrowing base facilities or other financing arrangements. Some or all of the LCF Mortgage Loans are (or, as of the Closing Date, may be) subject to those financing arrangements. If such is the case at the time the certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the related LCF Financing Affiliates, and each related LCF Financing Affiliate will, in turn, use the funds that it receives from LCF to, among other things, reacquire or obtain the release of, as applicable, its warehoused LCF Mortgage Loans from the applicable repurchase agreement counterparty/lender free and clear of any liens. As of November 8, 2017, Wells Fargo Bank was the repurchase agreement counterparty with respect to one of the LCF Mortgage Loans, secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott LAX, with a Cut-off Date Balance of $44,057,272, representing approximately 5.6% of the Initial Pool Balance.

In addition, Wells Fargo Bank acts or has acted as the interim custodian with respect to the loan files for all of the LCF Mortgage Loans, with an aggregate Cut-off Date Balance of $179,527,391, representing approximately 22.8% of the Initial Pool Balance.

LCF and/or its affiliates may acquire certificates from time to time, including upon initial issuance or in the secondary market.

Ladder Capital Group’s Securitization Program

LCF began securitizing commercial, multifamily and manufactured housing community mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets. During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two commercial mortgage securitizations. During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three commercial mortgage securitizations. During 2012, LCF contributed approximately $1.6 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2013, LCF contributed approximately $2.23 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2014, LCF contributed approximately $3.49 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. During 2015, LCF contributed approximately $2.59 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. During 2016, LCF contributed approximately $1.327 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During the first nine calendar months of 2017, LCF contributed approximately $660 million of commercial, multifamily and manufactured housing community mortgage loans to one commercial mortgage securitization.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans

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throughout the United States. The following table sets forth information with respect to originations of fixed rate commercial, multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010, 2011, 2012, 2013, 2014, 2015 and 2016 and during the first nine calendar months of 2017.

Originations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
2010	48	$663,256,700
2011	65	$1,170,444,775
2012	152	$2,463,328,246
2013	120	$2,269,641,443
2014	158	$3,290,652,162
2015	180	$2,702,198,989
2016	158	$1,345,918,750
2017(1)	61	$1,014,609,000

(1)	Reflects only the first nine calendar months of 2017.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the applicable depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment. However, as is the case in this securitization, Ladder Holdings, TRS LLLP and REIT LLLP will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation or warranty or defective or missing loan documentation. Notwithstanding the existence of any such guarantee, no assurance can be provided that Ladder Holdings, TRS LLLP, REIT LLLP or LCF will have the financial ability to effect or cause a repurchase or substitution, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings, TRS LLLP, REIT LLLP and LCF fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes. Instead, LCF sells the right to be appointed servicer of

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its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers. Wells Fargo Bank acts or has acted as interim servicer with respect to all of the LCF Mortgage Loans, having an aggregate Cut-off Date Balance of $179,527,391, representing approximately 22.8% of the Initial Pool Balance.

Ladder Capital Group’s Underwriting Guidelines and Processes

Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or co-originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. Such searches are limited in the time periods that they cover, and often cover no more than the prior 10-year period. Furthermore, in the case of equity holders in the borrowers, such searches would generally be conducted only as to equity holders with at least a 20% interest in the subject borrower or that control the subject borrower. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate the competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt

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service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans originated by LCF or one of its affiliates may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

1.	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

2.	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or

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an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

3.	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. An engineering assessment may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

4.	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4. A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

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Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the material borrower-owned improvements at the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements at the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), each of the mortgage loans requires that the related borrower maintain: (i) coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance); (ii) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (iii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than 12 months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless: (a) it determines that (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be

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acceptable, or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (b) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses. In general, the Ladder Capital Group does not require zoning protection insurance.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the related loan documents that may include, but are not limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or debt yield or satisfying other conditions. Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

1.	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord/borrower for the payment of such taxes or to deliver to the landlord/borrower funds for purposes of paying such taxes in advance of their due date, (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (iv) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of real estate taxes.

2.	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that

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such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate maintains a blanket insurance policy covering the subject mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is permitted to maintain the insurance or to self-insure, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to maintain the insurance, (v) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

3.	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve.

4.	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the rent for the space in question is considered below market, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

5.	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the

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estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

6.	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions. Notwithstanding the discussion under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, one or more of the LCF Mortgage Loans may vary from, or do not comply with, Ladder Capital Group’s underwriting guidelines described above. In addition, in the case of one or more of the LCF Mortgage Loans, LCF or another originator may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Ladder Capital Group’s underwriting guidelines described above in respect of the LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of LCF Mortgage Loans

Overview. LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this prospectus. The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”). The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports,

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seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process. After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of LCF, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LCF, relating to information in this prospectus regarding the LCF Mortgage Loans. These procedures included:

1.	comparing the information in the LCF Data Tape against various source documents provided by LCF;

2.	comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the LCF Data Tape; and

3.	recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this prospectus.

Legal Review. The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed securitization representations and warranties presented to them by LCF and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans. Such assistance included, among other things, (i) a review of the Ladder Capital Group’s credit memo or asset summary report or a draft thereof for each LCF Mortgage Loan with a Cut-off Date Balance of $10 million or more, (ii) a review of a due diligence questionnaire regarding the LCF Mortgage Loans prepared by the Ladder Capital Group, (iii) a review of various statistical data tapes prepared by the Ladder Capital Group, (iv) a review of the representation and warranty exception reports referred to above relating to certain of the LCF Mortgage Loans prepared by origination counsel, and (v) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries set forth on Annex A-3 to this prospectus based on their respective reviews of the related asset summary reports and the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If the Ladder Capital Group became aware of a significant

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natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above.

Findings and Conclusions. Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this prospectus is accurate in all material respects. Ladder Capital Group also determined that none of the LCF Mortgage Loans were originated with any material exceptions to Ladder Capital Group’s origination procedures and underwriting criteria described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. The Ladder Capital Group will perform a review of any mortgage loan that it elects to substitute for a LCF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. The Ladder Capital Group, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). The Ladder Capital Group will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by the Ladder Capital Group and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by the Ladder Capital Group to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, LCF most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2017. LCF’s Central Index Key number is 0001541468. With respect to the period from and including October 1, 2014 to and including September 30, 2017, LCF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LCF nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, prior to the Closing Date, LCF or its affiliates may determine that they wish to retain certain certificates. In addition, LCF or its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates (whether acquired on the Closing Date or in the secondary market) at any time.

The information set forth under “—Ladder Capital Finance LLC” has been provided by LCF.

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Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2016, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.63 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 1,769 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.5 billion, which were included in 95 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and

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self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property

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operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to the depositor by Wells Fargo Bank for deposit into the trust fund (the “Wells Fargo Bank Mortgage Loans”).

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

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Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

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Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

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●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. No Wells Fargo Bank Mortgage Loan to be included in the trust fund has been co-originated as described in this paragraph.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or

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more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

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●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in

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accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from July 1, 2014 to September 30, 2017 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)
Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 0001376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(10)	50	269,226,893.21	7.49	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	4.51	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	4.51	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C33	X	Wachovia Bank, National Association	88	2,043,814,381.00	56.74	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	86,311,631.00	11.43
CIK #: 0001406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation	28	195,018,502.00	5.41	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	86,311,631.00	11.43

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(11)	39	503,900,454.00	55.11	1	23,000,000.00	2.55	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.55	0	0.00	0.00
CIK #: 0001643873		Wells Fargo Bank, National Association	14	293,066,224.00	32.05	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC	10	117,394,863.00	12.84	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			63	914,361,541.00	100.00	1	23,000,000.00	2.55	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.55	0	0.00	0.00

Commercial Mortgages Asset Class Total			555	8,111,681,827.61		1	23,000,000.00		0	0.00		0	0.00		0	0.00		2	36,687,005.00		1	86,311,631.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

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(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	U.S. Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 (“U.S. Bank”) v. Dexia Real Estate Capital Markets (“Dexia”), Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York. U.S. Bank filed its complaint against Dexia (on December 27, 2012) arguing that Dexia had breached the terms of the related mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center (“Loan #58”) that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 for approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment, and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, the Court entered its judgment directing that Dexia repurchase Loan #58 for $19,627,961.66. On March 16, 2016, the United States Court of Appeals for the Second Circuit reversed, and ordered that judgment be entered in Dexia’s favor. On April 11, 2016, the United States District Court for the Southern District of New York entered judgment for Dexia and against U.S. Bank on U.S. Bank’s claims in the case. Because U.S. Bank did not appeal the District Court’s decision within the required 90-day period, this demand has been classified as “withdrawn”.

(11)	Rialto Capital Advisors, LLC, as special servicer for Loan #8 88 Hamilton Avenue (in such capacity, the “NXS2 Special Servicer”), claimed in a letter dated March 16, 2016, that NREC breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of such loan. The NXS2 Special Servicer is continuing to pursue its repurchase demand.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from April 1, 2017 through June 30, 2017 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on August 14, 2017, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on August 14, 2017, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the tax administrator, the custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those

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securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Wells Fargo Commercial Mortgage Trust 2017-C41 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties―The Trustee”, “―The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

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The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2017, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $224 billion, of which approximately 262 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $169 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related

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to indemnification, see “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, REMIC administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $2 trillion in assets and approximately 273,000 employees as of March 31, 2017, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th floor, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of March 31, 2017, Wells Fargo Bank was acting as securities administrator with respect to more than $414 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of March 31, 2017, Wells Fargo Bank was acting as custodian of more than 223,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are

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customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, the Corporate Trust Services Group of Wells Fargo Bank disclosed material noncompliance on its related 2016 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for the transactions. For one CMBS transaction, an administrative error caused an overpayment to a certain class and a correlating underpayment to a certain class for two consecutive distributions. Each of the affected distributions was revised the next month to correct the error. For two CMBS transactions, distributions for one month were paid one day late as a result of an inadvertent payment systems error that occurred in connection with a conversion to a new payment system. For one of these two CMBS transactions, distributions were one day late for the next month due to an unrelated delay in posting funds received from the servicer to the appropriate account.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A., (“Wells Fargo Bank”) in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a putative class action complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Federal Court Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs. The Federal Court Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the District Court by RMBS investors in these and other transactions, and these cases against Wells Fargo Bank are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so chose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). On July 11, 2017, certain PIMCO investment funds filed a civil complaint relating to Wells Fargo Bank’s setting aside reserves for legal fees and expenses in connection with the liquidation of 11 RMBS trusts at issue in the State Court Complaint. The complaint seeks, among other relief, declarations that Wells Fargo Bank is not entitled to (i) indemnification from, (ii) advancement of funds from, or (iii) taking reserves from trust funds for legal fees and expenses it incurs in defending the claims in the State Court Complaint. With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

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Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Wells Fargo Bank will act as the master servicer under the PSA. Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank. Like Wells Fargo Bank, Wachovia Bank acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia Bank integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia Bank managers.

Wells Fargo Bank is also a sponsor, an originator, a mortgage loan seller, the certificate administrator and the custodian under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter. In addition, Wells Fargo Bank is (i) the master servicer, the certificate administrator, the custodian and the risk retention consultation party under the BANK 2017-BNK7 PSA, which governs the servicing and administration of the Mall of Louisiana Whole Loan, (ii) the master servicer, the certificate administrator and the custodian under the UBS 2017-C4 PSA, which governs the servicing and administration of the DoubleTree Berkeley Marina Whole Loan, (iii) the certificate administrator and the custodian under the DAFC 2017-AMO TSA, which governs the servicing and administration of the Del Amo Fashion Center Whole Loan, (iv) the master servicer, the certificate administrator and the custodian under the WFCM 2017-C39 PSA, which governs the servicing and administration of the Columbia Park Shopping Center Whole Loan, (v) is expected to be the master servicer, the certificate administrator and the custodian under the BANK 2017-BNK8 PSA, which is expected to govern the servicing and administration of the U.S. Industrial Portfolio III Whole Loan, (vi) is expected to be the master servicer, the certificate administrator and the custodian under the CD 2017-CD6 PSA, which is expected to govern the servicing and administration of the Headquarters Plaza Whole Loan and (vii) is expected to be the trustee, the certificate administrator and the custodian under the UBS

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2017-C5 PSA, which, prior to the securitization of the related controlling pari passu companion loan, is expected to govern the servicing and administration of the National Office Portfolio Whole Loan. Wells Fargo Bank is the purchaser under repurchase agreements with each of Argentic and LCF, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each of Argentic and LCF, respectively, or in any such case by its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and Barclays, a sponsor, an originator and a mortgage loan seller, and certain affiliates of Barclays, on the other hand, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Barclays and/or such affiliates of Barclays, including prior to their inclusion in the trust fund, some or all of the Barclays Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Barclays Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Argentic, a sponsor, an originator, and a mortgage loan seller, or certain affiliates of Argentic, Wells Fargo Bank acts as primary servicer, from time to time, with respect to certain mortgage loans owned by Argentic or such affiliates of Argentic (subject, in some cases, to the repurchase facility described above in this paragraph) including prior to their inclusion in the trust fund, some or all of the Argentic Mortgage Loans. There are currently no servicing advances made by Wells Fargo Bank in regards to any Argentic Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to certain interim servicing agreements between LCF, a sponsor, an originator and a mortgage loan seller, and certain affiliates of LCF, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts from time to time as interim servicer with respect to certain mortgage loans owned from time to time by LCF and such affiliates of LCF (subject, in some cases, to various repurchase facilities and other financing arrangements, including the repurchase facility provided by Wells Fargo Bank), including prior to their inclusion in the trust fund, some or all of the LCF Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any LCF Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Wells Fargo Bank Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Wells Fargo Bank Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

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Commercial and Multifamily Mortgage Loans	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016	As of 9/30/2017
By Approximate Number:	33,605	32,716	31,128	29,591
By Approximate Aggregate Unpaid Principal Balance (in billions):	$475.4	$503.3	$506.8	$508.2

Within this portfolio, as of September 30, 2017, are approximately 20,291 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $387.8 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of September 30, 2017, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties. Also included in the above portfolio are commercial mortgage loans that Wells Fargo Bank services in Europe through its London Branch. Wells Fargo Bank has been servicing commercial mortgage loans in Europe through its London Branch for more than ten years. Through affiliated entities formerly known as Wachovia Bank, N.A., London Branch and Wachovia Bank International, and as a result of its acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG, formerly Eurohypo AG, in 2013, it has serviced loans secured by properties in Germany, Ireland, the Netherlands, and the UK. As of September 30, 2017, its European third party servicing portfolio, which is included in the above table, is approximately $899.3 million.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period*	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
Calendar Year 2016	$385,516,905,565	$838,259,754	0.22%
YTD September 30, 2017	$377,858,855,749	$665,406,508	0.18%

*	“ UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo Bank is rated by Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans in the US, and by Fitch and S&P as a primary

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servicer of commercial loans in the UK. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1

UK Servicer Ratings	Fitch	S&P
Primary Servicer:	CPS2	Average

The long-term issuer ratings of Wells Fargo Bank are “AA-” by S&P, “Aa2” by Moody’s Investors Service Inc. (“Moody’s”) and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo Bank, as the master servicer, will remain responsible for its duties under the PSA. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in mortgage loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code (“UCC”) searches and filings;

●	insurance tracking and compliance;

●	onboarding-new loan setup;

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●	lien release-filing & tracking;

●	credit investigation & background checks; and

●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as the master servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that

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ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Special Servicer Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate-related debt and equity, and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 153 as of September 30, 2017. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

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●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion; and

●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion.

●	153 domestic commercial mortgage backed securitization pools as of September 30, 2017 with a then current face value in excess of $68.9 billion.

As of September 30, 2017, LNR Partners has resolved approximately $71.2 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and

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multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans through December 31, 2016 and $3.9 billion of U.S. commercial and multifamily mortgage loans through September 30, 2017.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina. As of September 30, 2017, LNR Partners and its affiliates specially service a portfolio, which included approximately 4,659 assets across the United States with a then current face value of approximately $68.9 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch. LNR Partners is also currently the special servicer under the WFCM 2017-C39 PSA which currently governs the servicing of the Columbia Park Shopping Center Whole Loan, and is anticipated to be appointed as special servicer under the CD 2017-CD6 PSA, which is expected to govern the servicing of the Headquarters Plaza Whole Loan.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing

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agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor, any originator or any significant obligor.

Except as disclosed in this prospectus and except for LNR Partners acting as special servicer for this securitization transaction there are no specific relationships that are material involving or relating to this securitization transaction or the Mortgage Loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the

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ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

Neither LNR Partners nor any of its affiliates will retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization (although for the avoidance of doubt LNR Partners will be entitled to special servicing fees and certain other fees described in this prospectus with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan and any Excluded Special Servicer Loan). However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under this sub-heading “The Special Servicer” has been provided by LNR Partners.

The Operating Advisor and Asset Representations Reviewer

Trimont Real Estate Advisors, LLC, a Georgia limited liability company (“Trimont”), will act as operating advisor and asset representations reviewer under the Pooling and Servicing Agreement.

The principal office of Trimont is located at One Alliance Center, 3500 Lenox Road, Suite G1, Atlanta, Georgia 30326. Trimont also has offices located in Seal Beach, California, New York, New York, Dallas, Texas, Waco, Texas, Hoevelaken, The Netherlands, and London, England.

Trimont is a provider of asset management, servicing, due diligence, and customized advisory solutions to commercial real estate clients. Trimont is rated by S&P as Commercial Mortgage Special Servicer (Strong), Construction Loan Servicer (Strong) and Primary Commercial Servicer (Above Average), and by Fitch as Primary Servicer (CPS2+) and Special Servicer (CSS2). Kroll Bond Rating Agency reviewed Trimont in June 2017 and deemed it to possess the necessary capabilities and attributes to satisfy the minimum requirements to meet its contractual obligations and the servicing standard in accordance with industry practices as a primary servicer and special servicer.

Trimont has been named operating advisor or trust advisor on over 55 securitizations with an aggregate original principal loan balance exceeding $55 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. Trimont has been named as asset representations reviewer on over five securitizations.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. There have been no material changes in the past three years to the policies or procedures in the function that Trimont will perform under the subject securitization for assets of the same type included in the subject securitization. Additionally, Trimont’s disaster recovery plan is reviewed annually.

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As of June 30, 2017, Trimont was special servicing approximately 590 loans and REO Properties (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $400 million. Trimont has been named special servicer on over 50 securitizations with an aggregate original principal loan balance of over $40 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. Trimont has been servicing commercial and multifamily real estate loans since 1988.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont as primary servicer or special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that such lawsuits or proceedings, individually or in the aggregate, would be material to the certificateholders.

Trimont is not an affiliate of the depositor, any mortgage loan seller, any sponsor, the issuing entity, any master servicer, any special servicer, the trustee, the directing certificateholder, any originator (within the meaning of Item 1110 of Regulation AB) or the certificate administrator with respect to the subject transaction.

The information set forth above in this section “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Trimont.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. Argentic will act as the “retaining sponsor” (as defined in the Credit Risk Retention Rules, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirement initially through the purchase by its “majority-owned affiliate” (as defined in the Credit Risk Retention Rules and referred to herein as the “Retaining Party”), which is expected to be Argentic Securities Holdings Cayman Limited, an exempted company incorporated in the Cayman Islands with limited liability, of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “Horizontal Risk Retention Certificates”), with an aggregate initial Certificate Balance of approximately $82,522,177, representing approximately 5.048% (the “Horizontal Risk Retention Percentage”) of the aggregate fair value of the certificates (other than the Class R certificates) as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). The Horizontal Risk Retention Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

While the Retaining Sponsor will initially satisfy its risk retention requirements through the purchase by the Retaining Party of the Horizontal Risk Retention Certificates, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the Horizontal Risk Retention Certificates to a “third party purchaser” (as defined in the Credit Risk Retention Rules) at any time after November 30, 2022. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

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The Horizontal Risk Retention Percentage, as noted in the second preceding paragraph, will equal at least 5.0% of the aggregate fair value of all the certificates (other than the Class R certificates) as of the Closing Date.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in §___.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Retaining Party

It is anticipated that on the closing date, Argentic Securities Holdings Cayman Limited, an exempted company incorporated in the Cayman Islands with limited liability (“ASH”), a majority-owned affiliate of Argentic Real Estate Finance LLC (the “Retaining Sponsor”), a Delaware limited company will purchase for cash the Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates.

ASH was formed primarily to invest in junior tranches of commercial mortgage backed securities (“CMBS B-piece Securities”). This is expected to be one of ASH’s first direct purchases of CMBS B-piece Securities.

ASH is managed by Argentic Investment Management LLC (“Argentic Investment Management”). Argentic Investment Management is an experienced commercial real estate debt investor. Certain senior members of Argentic Investment Management’s real estate credit team have over 20 years of CMBS experience as of September 30, 2017. Investment vehicles managed by Argentic Investment Management have made investments in fixed and floating rate whole loans, subordinate debt, preferred equity and commercial mortgage-backed securities.

ASH and Argentic Investment Management are affiliates of the Retaining Sponsor, which is a sponsor, a mortgage loan seller and an originator.

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Horizontal Risk Retention Certificates

General

The Retaining Party is expected to purchase the Horizontal Risk Retention Certificates, consisting of the classes of certificates identified in the table below.

Class of Horizontal Risk Retention Certificates	Expected Initial Certificate Balance	Estimated Fair Value of the Horizontal Risk Retention Certificates (in $ and %)(1)	Expected Purchase Price(2)
Class E-RR	$22,595,000(3)	$11,340,121 / 1.29% - 1.42%(3)	50.1886%
Class F-RR	$13,754,000	$6,902,944 / 0.83% - 0.86%	50.1886%
Class G-RR	$12,771,000	$6,409,590 / 0.77% - 0.80%	50.1886%
Class H-RR	$33,402,177	$16,764,095 / 2.02% - 2.09%	50.1886%

(1)	The estimated fair value (expressed as a dollar amount) and estimated range of fair value (expressed as a percentage of the aggregate fair value of all of the certificates other than the Class R Certificates) of the Horizontal Risk Retention Certificates. The fair value of the Horizontal Risk Retention Certificates is not subject to a range and has been determined as described under “—Yield-Priced Principal Balance Certificates”. The fair value of the other Certificates and the Retained Interest is unknown and has been determined by the sponsors as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.

(2)	Expressed as a percentage of the expected initial Certificate Balance of each class of the Horizontal Risk Retention Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Horizontal Risk Retention Certificates to be acquired by the Retaining Party is approximately $41,416,751, excluding accrued interest.

(3)	The approximate initial Certificate Balance of the Class E-RR certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described herein under “Credit Risk Retention”. The Class E-RR certificates are expected to have an initial Certificate Balance that falls within a range of $20,630,000 and $23,578,000. The Class E-RR certificates are expected to have an estimated fair value that falls within a range of $10,353,915 and $11,833,475.

The aggregate fair value of the Horizontal Risk Retention Certificates is expected to be equal to or above 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates). The Retaining Sponsor estimates that, relying solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it is required to retain an eligible horizontal residual interest with an aggregate fair value dollar amount of between $40,430,545 and $41,910,105, representing at least 5% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

A reasonable time after the Closing Date, the sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the Horizontal Risk Retention Certificates that will be retained by the Retaining Party based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice from the sponsor of such disclosures are expected to be posted on the certificate administrator’s website on the “Risk Retention Special Notices” tab.

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Material Terms of the Eligible Horizontal Residual Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates), in each case as set forth under “Description of the Certificates—Available Funds—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class H-RR certificates, second to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E-RR certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Available Funds—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

For a description of other material payment terms of the Classes of Yield-Priced Principal Balance Certificates identified in the table above in “—General”, see “Description of the Certificates”.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates (the “Swap-Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (the “Yield-Priced Principal Balance Certificates”) are anticipated to be priced based on a targeted yield. The sponsors calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap-Priced Principal Balance Certificates and each class of Yield Priced Principal Balance Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-D certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The sponsors made their determination of the fair value of the Swap-Priced Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of Certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of certificates, swap yields may increase in the direction of the high estimate provided, while credit spreads may decrease in the direction of the low estimate provided.

Swap-Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% CPR prepayment rate, the sponsors calculated what the Scheduled Certificate Principal Payments on each Class of

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Swap-Priced Principal Balance Certificates would be over the course of this securitization based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Swap-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the sponsors calculated the weighted average life for each class of Swap-Priced Principal Balance Certificates.

Swap Yield Curve

The sponsors utilized the assumed swap yield curve in the table below in determining the range of estimated fair values of the Swap-Priced Principal Balance Certificates. The actual swap yield curve that will be used as a basis for determining the price of the Swap-Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the swap yield curve, see the table below titled “Range of Swap Yields for the Swap-Priced Principal Balance Certificates”. The sponsors identified the range presented in the table below at each maturity on the swap yield curve, which represents the sponsors’ estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap-Priced Principal Balance Certificates

Tenor	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2YR	1.716%	1.831%	2.039%
3YR	1.802%	1.938%	2.180%
4YR	1.864%	2.009%	2.266%
5YR	1.920%	2.067%	2.327%
6YR	1.969%	2.125%	2.385%
7YR	2.021%	2.175%	2.434%
8YR	2.072%	2.225%	2.480%
9YR	2.112%	2.266%	2.515%
10YR	2.152%	2.306%	2.552%

Based on the swap yield curve, the sponsors will determine for each class of Swap-Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination

The sponsors determined the credit spread for each class of Swap-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Swap-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The sponsors identified the range presented in the table below from the base case credit spread percentage, which represents the sponsors’ estimate of the largest

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increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates based on the sponsors’ observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.20%	0.22%	0.30%
Class A-2	0.45%	0.47%	0.55%
Class A-SB	0.60%	0.62%	0.72%
Class A-3	0.74%	0.75%	0.85%
Class A-4	0.75%	0.77%	0.87%
Class A-S	0.95%	1.00%	1.15%
Class B	1.10%	1.30%	1.50%
Class C	1.50%	1.70%	1.90%
Class D	2.90%	3.10%	3.50%

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Swap-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Swap-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Swap-Priced Principal Balance Certificates” below. The sponsors identified the range presented in the table below for each such class of Swap-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	1.994%	2.148%	2.467%
Class A-2	2.368%	2.535%	2.874%
Class A-SB	2.631%	2.805%	3.163%
Class A-3	2.878%	3.042%	3.389%
Class A-4	2.898%	3.072%	3.418%
Class A-S	3.100%	3.304%	3.700%
Class B	3.250%	3.604%	4.050%
Class C	3.650%	4.004%	4.450%
Class D	5.050%	5.404%	6.050%

Determination of Class Sizes

The sponsors were provided credit support levels for each class of Swap-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Swap-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Principal Balance Certificates that would be required to be subordinate to that class of Swap-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the sponsors determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Swap-Priced Principal Balance Certificates (the “Constraining Level”). In certain circumstances the sponsors may have elected not to engage an NRSRO for particular Classes of Principal Balance Certificates,

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based in part on the credit support levels provided by that NRSRO. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The aggregate Certificate Balance for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus 0.30. The Certificate Balance for the Class A-S certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus such class’s Constraining Level, minus the percentage of the Initial Pool Balance represented by the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates. For each other subordinate class of Swap-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Swap-Priced Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price Determination

The sponsors determined a target price (the “Target Price”) for each class of Swap-Priced Principal Balance Certificates (other than the Class D Certificates) on the basis of the price (expressed as a percentage of the certificate balance of that class) that similar CMBS with similar credit ratings, similar average lives, cash flow profiles and prepayment risk have priced at in recent securitization transactions. The Target Price was utilized for each class of Swap-Priced Principal Balance Certificates is set forth in the table below. The Target Prices utilized by the sponsors have not changed materially during the prior year.

Class of Certificates	Target Price
Class A-1	100.000%
Class A-2	103.000%
Class A-SB	103.000%
Class A-3	101.000%
Class A-4	103.000%
Class A-S	103.000%
Class B	103.000%
Class C(1)	103.000%

(1)	The Target Price may not be realized for the Class C Certificates if such class accrues interest at the WAC Rate.

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the sponsors determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Swap-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Swap-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. With respect to the Class D Certificates, the sponsors determined the Assumed Certificate Coupon to be 2.600%, which was set based on expected market demand for the Class D and Class X-D Certificates. The Assumed Certificate Coupon for each class of Swap-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

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Range of Assumed Certificate Coupons for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	2.013%	2.169%	2.489%
Class A-2	3.022%	3.192%	3.536%
Class A-SB	3.094%	3.270%	3.632%
Class A-3	2.993%	3.157%	3.503%
Class A-4	3.244%	3.419%	3.768%
Class A-S	3.446%	3.652%	4.051%
Class B	3.597%	3.954%	4.403%
Class C	4.000%	4.357%	4.512%(1)
Class D	2.600%	2.600%	2.600%

(1)	Expected to accrue interest at the WAC Rate.

Determination of Swap-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the sponsors determined the price (the “Swap-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Interest-Only Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the sponsors calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents and the payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the sponsors calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The sponsors utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yield Curve Values”. The sponsors identified the range presented in the table below at each maturity on the treasury yield curve, which represents the sponsors’ estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

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Range of Treasury Yield Curve Values

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7YR	2.016%	2.186%	2.434%
10YR	2.155%	2.319%	2.562%

Based on the treasury yield curve, the sponsors will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 7 and 10 year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The sponsors determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus. The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The sponsors identified the range presented in the table below from the base case credit spread percentage, which is the sponsors’ estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates based on the sponsors’ experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.00%	1.25%	1.50%
Class X-B	1.00%	1.25%	1.50%
Class X-D	2.20%	2.40%	2.80%

Discount Yield Determination

Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the Interest-Only Certificates” below. The sponsors identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

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Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	3.100%	3.517%	4.012%
Class X-B	3.141%	3.556%	4.050%
Class X-D	4.341%	4.706%	5.350%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the sponsors determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the sponsors determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The sponsors determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Principal Balance Certificates

The Yield-Priced Principal Balance Certificates are anticipated to be acquired by the Retaining Party based on a targeted discount yield of 14.1368% (inclusive of agreed upon price adjustments, if applicable) for each class of Yield-Priced Principal Balance Certificates, an Assumed Certificate Coupon equal to the WAC Rate for each class of Yield-Priced Principal Balance Certificates, the Structuring Assumptions and 0% CPY, each as agreed to among the sponsors and the Retaining Party.

Determination of Class Size

The sponsors determined the Certificate Balance of each class of Yield-Priced Principal Balance Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Swap-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments for each class of Yield-Priced Principal Balance Certificates, the sponsors determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

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Calculation of Fair Value

The sponsor determined that the Class V Certificates have a fair value equal to zero based on the fact that no Excess Interest is expected to be received and, accordingly, there is no market for the Class V Certificates.

Based on the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the sponsors determined the estimated fair value of each class of certificates (other than the Class V Certificates) by multiplying the range of the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The sponsors determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of Expected Prices.

Range of Fair Value

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$30,951,477	$30,951,972	$30,951,149
Class A-2	$15,114,691	$15,115,072	$15,114,642
Class A-SB	$45,732,465	$45,733,006	$45,732,669
Class A-3	$217,142,381	$217,146,639	$217,142,377
Class A-4	$252,451,838	$252,456,871	$252,470,139
Class X-A	$38,124,803	$53,279,103	$61,376,942
Class X-B	$3,353,166	$7,656,067	$11,101,057
Class X-D(1)	$2,182,841	$1,946,197	$1,825,820
Class A-S	$71,841,665	$71,842,756	$71,841,407
Class B	$39,460,463	$39,460,797	$39,460,202
Class C	$32,762,972	$33,392,040	$33,390,345
Class D(1)	$10,994,630	$10,056,090	$9,562,082
Class E-RR(2)	$10,353,915	$11,340,121	$11,833,475
Class F-RR	$6,902,944	$6,902,944	$6,902,944
Class G-RR	$6,409,590	$6,409,590	$6,409,590
Class H-RR	$16,764,095	$16,764,095	$16,764,095
Class V	$0	$0	$0

(1)	The approximate initial Certificate Balance of the Class D Certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The initial Certificate Balance of the Class D certificates is expected to fall within a range of $11,788,000 and $14,736,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the certificates (other than the Class R certificates). Any variation in the initial certificate balance of the Class D certificates would affect the initial Notional Amount of the Class X-D certificates.

(2)	The approximate initial Certificate Balance of the Class E-RR Certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The initial Certificate Balance of the Class E-RR certificates is expected to fall within a range of $20,630,000 and $23,578,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the certificates (other than the Class R certificates).

The estimated range of fair value for all the Certificates is approximately $800,543,937 to $831,878,936.

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Hedging, Transfer and Financing Restrictions

The Retaining Party will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Retaining Party not to transfer the Horizontal Risk Retention Certificates until after November 30, 2022. After that date, the Retaining Party may transfer the eligible horizontal residual interest to a successor third-party purchaser as long as the Retaining Party satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third-party purchaser and the successor third-party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and its affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date.

Operating Advisor

The operating advisor for the transaction is Trimont Real Estate Advisors, LLC, a Georgia limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA;

●	review reports provided by the special servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and

●	issue an annual report generally setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer and Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for

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which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Trimont Real Estate Advisors’ experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Trimont Real Estate Advisors under the PSA and satisfaction that no payments have been paid by any special servicer to Trimont Real Estate Advisors of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Trimont Real Estate Advisors qualifies as an Eligible Operating Advisor under the PSA.

Trimont Real Estate Advisors is not an affiliate of the issuing entity, the depositor, the sponsor, the mortgage loan seller, the trustee, the certificate administrator, the master servicer, either special servicer, the directing holder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the trust.

Trimont Real Estate Advisors does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—

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Operating Advisor” section.

Representations and Warranties

Each of Wells Fargo Bank, National Association, Argentic Real Estate Finance LLC, Barclays Bank PLC, Ladder Capital Finance LLC and Basis Real Estate Capital II, LLC will make the representations and warranties identified on Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2, the “Exception Schedules”).

At the time of its decision to include its Mortgage Loans in this transaction, Barclays determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Barclays based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include the Argentic Mortgage Loans in this transaction, Argentic determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 would not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on its related security interest in such Mortgaged Property, or were mitigated in a manner consistent with customary or otherwise appropriate lending practices by one or more compensating factors, including without limitation: (i) affirmative borrower covenants to effect curative requirements, including the imposition of personal liability to the borrower and guarantor on a losses-only or full recourse basis if risk-related events are triggered, or the requirement to obtain rating agency confirmation prior to taking an action related to such exception; (ii) opinions of legal counsel, or other expert evaluations as to materiality of related risks and remediation, as appropriate; (iii) cash- or letter of credit-funded reserves or the collateral assignments of similar security, or the imposition of cash management controls; (iv) insurance benefiting the loan, including title insurance, property and liability insurance, environmental or lease-related insurance, among other things; (v) positive loan underwriting metrics (such as comparatively low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors); or (vi) other loan underwriting-related facts and circumstances reducing the related risk of default or loss, such as strong sponsorship, desirable property type, favorable sub-market conditions, strong tenancy at the related Mortgaged Property or otherwise favorable lease provisions pertaining to the related risk, or the likelihood of near-term curative action within foreseeable cost parameters. However,

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there can be no assurance that the compensating factors or other circumstances upon which Argentic based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of the its decision to include the LCF Mortgage Loans in this transaction, LCF determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation: (i) affirmative borrower covenants to effect curative requirements, including the imposition of personal liability to the borrower and guarantor on a losses-only or full recourse basis if risk-related events are triggered, or the requirement to obtain rating agency confirmation prior to taking an action related to such exception; (ii) opinions of legal counsel, or other expert evaluations as to materiality of related risks and remediation, as appropriate; (iii) cash- or letter of credit-funded reserves or the collateral assignments of similar security, or the imposition of cash management controls; (iv) insurance benefiting the loan, including title insurance, property and liability insurance, environmental or lease-related insurance, among other things; (v) positive loan underwriting metrics (such as comparatively low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors); or (vi) other loan underwriting-related facts and circumstances reducing the related risk of default or loss, such as strong sponsorship, a desirable property type, favorable sub-market conditions, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by LCF that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by LCF that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which LCF based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include the Wells Fargo Bank, National Association Mortgage Loans in this transaction, Wells Fargo Bank, National Association, determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 would not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on its related security interest in such Mortgaged Property, or were mitigated in a manner consistent with customary or otherwise appropriate lending practices by one or more compensating factors, including without limitation: (i) affirmative borrower covenants to effect curative requirements, including the imposition of personal liability to the borrower and guarantor on a losses-only or full recourse basis if risk-related events are triggered, or the requirement to obtain rating agency confirmation prior to taking an action related to such exception; (ii) opinions of legal counsel, or other expert evaluations as to materiality of related risks and remediation, as appropriate; (iii) cash- or letter of credit-funded reserves or the collateral assignments of similar security, or the imposition of cash management controls; (iv) insurance benefiting the loan, including title insurance, property and liability insurance, environmental or lease-related insurance, among other things; (v) positive loan underwriting metrics (such as comparatively low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors); or (vi) other loan underwriting-related facts and circumstances reducing the

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related risk of default or loss, such as strong sponsorship, desirable property type, favorable sub-market conditions, strong tenancy at the related Mortgaged Property or otherwise favorable lease provisions pertaining to the related risk, or the likelihood of near-term curative action within foreseeable cost parameters. However, there can be no assurance that the compensating factors or other circumstances upon which Wells Fargo Bank, National Association based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2017-C41 will consist of the following classes: the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A Class X-B and Class X-D certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class V and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A , Class X-B and Class X-D certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates are also referred to in this prospectus as the “Horizontal Risk Retention Certificates” and are expected to be purchased and retained by Argentic Securities Holdings Cayman Limited.

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Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class or Interest	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$30,952,000
A-2	$14,675,000
A-SB	$44,401,000
A-3	$215,000,000
A-4	$245,117,000
X-A	$550,145,000
X-B	$140,484,000
A-S	$69,751,000
B	$38,313,000
C	$32,420,000
Non-Offered Certificates
X-D	$12,771,000	(1)
D	$12,771,000	(1)
E-RR	$22,595,000	(1)
F-RR	$13,754,000
G-RR	$12,771,000
H-RR	$33,402,177
V	NAP
R	NAP

(1)       The initial Certificate Balance of each of the Class D and Class E-RR certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described in “Credit Risk Retention”. The initial Class D Certificate Balance is expected to fall within a range of $11,788,000 and $14,736,000, and the initial Class E-RR Certificate Balance is expected to fall within a range of $20,630,000 and $23,578,000, with the ultimate initial Certificate Balance of each determined such that the aggregate fair value of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates will equal at least 5% of the estimated fair value as of the Closing Date of all of the classes of certificates (other than the Class R certificates) issued by the issuing entity. Any variation in the initial Certificate Balance of the Class D certificates would affect the initial Notional Amount of the Class X-D certificates.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Available Funds—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the

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Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $550,145,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $140,484,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $12,771,000.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Available Funds—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in December 2017.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

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The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

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●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)        if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)        all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)        with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)        the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

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Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)          prior to the Cross-Over Date:

(a)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)       to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)       to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)       to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)       to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(f)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)          on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the

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Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that

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amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E-RR and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

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Twenty-seventh, to the Class H-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to %.

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The Pass-Through Rate on the Class B certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class E-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to any ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the

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related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

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Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)        the Principal Shortfall for that Distribution Date,

(b)        the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)        the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)       Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

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The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

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(i)         the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)       all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)       any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)        the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)        the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee

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payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute to the holders of the Class V Certificates, any Excess Interest received by the issuing entity with respect to an ARD Loan on or prior to the related Determination Date. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. The Class V certificates will be entitled to such distributions of Excess Interest notwithstanding any reduction of their related Certificate Balance to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or

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reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

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Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent

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collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as described above, and (3) to the Class X-B certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or

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equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the party identified in the PSA will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class V or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

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Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	November 2022
Class A-2	November 2022
Class A-SB	March 2027
Class A-3	October 2027
Class A-4	November 2027
Class X-A	NAP
Class X-B	NAP
Class A-S	November 2027
Class B	November 2027
Class C	November 2027

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in November 2050. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating

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Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)         the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)        the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the master servicer will be

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required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (such amount, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Available Funds—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, and sixth, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Available Funds—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance

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of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E-RR certificates, the Class F-RR certificates, the Class G-RR certificates and the Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date. The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F-RR certificates;

fourth, to the Class E-RR certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon

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their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Available Funds—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable

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Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)     a CREFC® servicer watch list;

(11)     a CREFC® loan level reserve and letter of credit report;

(12)     a CREFC® property file;

(13)     a CREFC® financial file;

(14)     a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)     a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or

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completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® loan periodic update file;

●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and

●	a CREFC® Schedule AL file

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2018, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2018, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver

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and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

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In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder (except for purposes of determining whether a Servicing Shift Whole Loan is an Excluded Loan in respect of the related Loan-Specific Directing Certificateholder) or the holder of the majority of the Controlling Class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the

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certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder, or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

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“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designee including the master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Moody’s Analytics, MBS Data, LLC and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

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○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

○	any annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report; and

○	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

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○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;

○	any notice of resignation or termination of the master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

○	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

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○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator; and

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

○	Any notice or documents provided to the Certificate Administrator by the Depositor or the Master Servicer directing the Certificate Administrator to post to the “Special Notices” tab.

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “Risk Retention Special Notices” tab described above, provide email notification to any Privileged Person (other than financial market publishers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “Risk Retention Special Notices” tab.

In the event that Argentic transfers the Horizontal Risk Retention Certificates to a third party purchaser, if it, in its capacity as the retaining sponsor determines that such subsequent third party purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send a notice in writing of such non-compliance to the Certificate Administrator who will post such notice on its website under the “Risk Retention Special Notices” tab.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to

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certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the

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question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other

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reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, the operating advisor or the asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

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The Class V and Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”)

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include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the

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Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are

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accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of a Class E-RR, Class F-RR, Class G-RR and Class H-RR certificate must be consented to by the Retaining Sponsor and may be subject to any additional requirements pursuant to the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the

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names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – WFCM 2017-C41

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days

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after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

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Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)          the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)         the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)        an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)        the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)         an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)        the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)       originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)      the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such

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policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)        any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)         an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)        the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)       the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)       the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)       the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)        the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)       the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)      the original or a copy of any related mezzanine intercreditor agreement;

(xviii)     the original or a copy of all related environmental insurance policies; and

(xix)      a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date

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and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)	A copy of each of the following documents:

(i)          the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)         the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)        any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)        all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)         the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)        any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)        any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)       any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

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(ix)        any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)         any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)        any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)       any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)       all related environmental reports; and

(xiv)       all related environmental insurance policies;

(b)	a copy of any engineering reports or property condition reports;

(c)	other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)	for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)	a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)	a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)	a copy of the appraisal for the related Mortgaged Property(ies);

(h)	for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)	a copy of the applicable mortgage loan seller’s asset summary;

(j)	a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)	a copy of all zoning reports;

(l)	a copy of financial statements of the related mortgagor;

(m)	a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)	a copy of all UCC searches;

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(o)	a copy of all litigation searches;

(p)	a copy of all bankruptcy searches;

(q)	a copy of any origination settlement statement;

(r)	a copy of the insurance summary report;

(s)	a copy of organizational documents of the related mortgagor and any guarantor;

(t)	a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)	a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)	a copy of any closure letter (environmental); and

(w)	a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

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(x)	such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)	in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)	cure such Material Defect in all material respects, at its own expense,

(B)	repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C)	substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to

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promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such failure to provide notice (as required by the terms of the MLPA or the PSA) prevented the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the master servicer or the special servicer, as applicable, (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan or a Servicing Shift Mortgage Loan and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan

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(excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation (or, in the case of Ladder Capital Finance LLC, enforcement of the payment guarantee obligations of Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP pursuant to the Mortgage Loan Purchase Agreement to which Ladder Capital Finance LLC is a party), including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)        have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)        have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)        have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)        accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)        have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)         have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and

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(ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)        comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)        have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)         have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)         constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)        not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)         have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)       not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)        have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o)        prohibit defeasance within two years of the Closing Date;

(p)        not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)        have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)         be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate

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Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that with respect to the obligations of Ladder Capital Finance LLC, pursuant to the related MLPA, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP will agree to guarantee payment is connection with the performance of such obligations; provided, further, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, in the case of Ladder Capital Finance LLC, any of that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, each of that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or, in the case of Ladder Capital Finance LLC, that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Ladder Capital Finance LLC) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to

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comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling And Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers”, on and after the applicable Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

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Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the

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related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial and multifamily mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)        any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)        the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)        the obligation, if any, of the master servicer to make advances;

(D)        the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)        the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)        any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)        any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)        any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination

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and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and, subject to the terms of the related Sub-Servicing Agreement, will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

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Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master

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servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances“ and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with

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the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

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Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which

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means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate“ will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage)

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and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of the Serviced Companion Loans in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Available Funds—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts

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from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class V certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account“, which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

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(i)          to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)         to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)         to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)         to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)         to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)         to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)        to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)       to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)        to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)         to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)        to recoup any amounts deposited in the Collection Account in error;

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(xii)       to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)       to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)       to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)        to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)       to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)      to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)     to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)       to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)       to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not

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a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than	First, from Liquidation Proceeds, Insurance and	Monthly

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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
	a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Master Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan with respect to which the master servicer acts as Enforcing Servicer and obtains (i) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (ii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the special servicer is the enforcing servicer for which the special servicer obtains (i) a full, partial or discounted payoff, (ii) any	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Liquidation Proceeds or Insurance and Condemnation Proceeds, or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, Servicing Shift Mortgage Loan and each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor	$10,000 for each Major	Payable by the related	Time to time

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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Consulting Fee / Operating Advisor	Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan.	borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, (i) $15,000, plus (ii) $1,500 per additional Mortgaged Property in excess of one Mortgaged Property with respect to such Delinquent Loan, plus (iii) $1,500 per Mortgaged Property subject to a ground lease with respect to such Delinquent Loan, plus (iv) $1,500 per Mortgaged Property with respect to such Delinquent Loan subject to a franchise, hotel management or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.

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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the	Monthly

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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
other Mortgage Loans.
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

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(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.05500%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions; provided that if any such matter involves a Major Decision, then the master servicer will be entitled to 50% of such Excess Modification Fees;

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the

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PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided that if any such matter involves a Major Decision, then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) that are not Specially Serviced Loans;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●	late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, (A) the master servicer shall be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event and (B) if the related Special Servicer has partially waived any penalty charge (part of which accrued prior to the related servicing transfer event), any collections in respect of such penalty charge shall be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement

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of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

A Liquidation Fee will be payable to the master servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which the master servicer acts as Enforcing Servicer and obtains (i) any Liquidation Proceeds or Insurance

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and Condemnation Proceeds or (ii) Loss of Value Payments (including with respect to the related Companion Loan, if applicable).

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to (i) 0.00250% per annum with respect to the Headquarters Plaza Mortgage Loan, (ii) 0.00250% per annum with respect to the Marriott LAX Mortgage Loan, (iii) 0.00250% per annum with respect to the Mall of Louisiana Mortgage Loan, (iv) 0.00250% per annum with respect to the U.S. Industrial Portfolio III Mortgage Loan, (v) 0.00250% per annum with respect to the National Office Portfolio Mortgage Loan, (vi) 0.00250% per annum with respect to the DoubleTree Berkeley Marina Mortgage Loan, (vii) 0.00125% per annum with respect to the Del Amo Fashion Center Mortgage Loan and (viii) 0.00250% per annum with respect to the Columbia Park Shopping Center Mortgage Loan. With respect to the Servicing Shift Mortgage Loans, the master servicer (prior to the related Servicing Shift Securitization Date) or the related Non-Serviced Master Servicer (or primary servicer) (on and after the related Servicing Shift Securitization Date) will be entitled to a primary servicing fee accruing at a rate equal to 0.0025% per annum. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer,

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any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to each (a) non-Specially Serviced Loan with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds or (iii) Loss of Value Payments (including with respect to the related Companion Loan, if applicable).

A “Liquidation Fee”, with respect to a Mortgage Loan or an REO Property, will be an amount payable from, and calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the

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related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)        (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)       the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)       the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)       with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)        the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)       if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

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Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan in the form of:

(i)        100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)       100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction,

(iii)       100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)       100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)        50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision; and

(vi)       late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, (A) the special servicer shall be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan and (B) if the master servicer has partially waived any penalty charge (part of which accrued subsequent to the occurrence of a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan), any collections in respect of such penalty charge shall be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

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For the avoidance of doubt, with respect to any fee split (other than a fee split with regard to penalty charges) between the master servicer and the special servicer pursuant to the terms of the PSA, the master servicer and the special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective percentage interest in any such fee; provided, however, that (x) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the percentage interest of any fee due to the other and (y) to the extent either of the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective percentage interest in any fee, the party that reduced or elected not to charge such fee will not have any right to share in any portion of the other party’s fee. For the avoidance of doubt, if the master servicer decides not to charge any fee (other than penalty charges), the special servicer will still be entitled to charge the portion of the related fee the special servicer would have been entitled to if the master servicer had charged a fee and the master servicer will not be entitled to any percentage interest of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will still be entitled to charge the portion of the related fee the master servicer would have been entitled to if the special servicer had charged a fee and the special servicer will not be entitled to any percentage interest of such fee charged by the master servicer.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its

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affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00860% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, Servicing Shift Mortgage Loan and any Companion Loan) and REO Loan, and will be equal to the product of, with respect to each Mortgage Loan, 0.00149% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan or any successor REO Loan, which Operating Advisor Fee will, in each case, be calculated in the same manner as interest is calculated on the related Mortgage Loan or REO Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of

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the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00029% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, (i) $15,000, plus (ii) $1,500 per additional Mortgaged Property in excess of one Mortgaged Property with respect to such Delinquent Loan, plus (iii) $1,500 per Mortgaged Property subject to a ground lease with respect to such Delinquent Loan, plus (iv) $1,500 per Mortgaged Property with respect to such Delinquent Loan subject to a franchise, hotel management or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset

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Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a

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modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)         the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)         the excess of

1.	the sum of

a)

90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized

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with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.	the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to

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the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the special servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the

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master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event other than with respect to an Excluded Loan, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E-RR certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh to the class B Certificates, eighth to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

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For purposes of determining the Controlling Class, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class H-RR certificates, second to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E-RR certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicer (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to such Mortgage Loan and on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A

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note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The special servicer or the master servicer, as the case may be, the operating advisor and the certificate administrator will be entitled to conclusively rely on the master servicer’s or the special servicer’s, as the case may be, calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E-RR certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X Certificates)).

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal

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Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), the special servicer will use commercially reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer shall use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the applicable Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for Mortgage Loans other than Non-Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, the special servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) information received from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s or special servicer’s, as applicable, Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that

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the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan) the consent of the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

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Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

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The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan

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that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder) within 10 business days of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. The master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision.

In connection with the processing by the master servicer of the matters described in the second preceding paragraph, after completion, the master servicer will deliver notice thereof to the special servicer and, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan, the Directing Certificateholder, except to the extent that the special servicer or the Directing Certificateholder, as applicable, notifies the master servicer that the special servicer or the Directing Certificateholder, as applicable, does not desire to receive notice of such items. With respect to a Mortgage Loan that is not a Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder or the special servicer: (i) grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements except that (other than with respect to any Excluded Loan, and

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prior to the occurrence and continuance of a Control Termination Event) the Directing Certificateholder’s consent (or deemed consent) shall be required to grant waivers of more than three consecutive late deliveries of financial statements; (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) shall be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to 30% of the net rentable area of the improvements at the Mortgaged Property), including approval of new leases and amendments to current leases; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) shall be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due); (vi) consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) shall be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $10,000,000); (vii) approve annual operating budgets for Mortgage Loans; (viii) consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, except that (other than with respect to any Excluded Loan, and prior to the occurrence and continuance of a Control Termination Event) the Directing Certificateholder’s consent (or deemed consent) shall be required for earnout or performance reserve releases specifically scheduled in the PSA; (ix) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (x) any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement, except that (other than with respect to any Excluded Loan and other than with respect to amendments to split or resize notes consistent with the terms of such Intercreditor Agreement) the Directing Certificateholder’s consent (or deemed consent) shall be required for any such modification to an Intercreditor Agreement other than during a Control Termination Event, and if any modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of

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the special servicer, as a condition to its effectiveness; (xi) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment; (xii) any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied and (xiii) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury regulations Section 1.860G-2(b) and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement; provided, that in the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to consult with the master servicer on a non-binding basis (provided that if the Directing Certificateholder fails to respond to a request for consultation within 10 business days after receipt of such request for consultation from the Master Servicer, the Master Servicer will have no further obligation to consult with the Directing Certificateholder with respect to such Master Servicer Decision provided, however, that the failure of the Directing Certificateholder to respond will not relieve the master servicer from its obligation to consult with the Directing Certificateholder on any future matters). In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent shall be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, other than with respect to any Excluded Loan, and prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event upon consultation with the Directing Certificateholder and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to,

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such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer will be required to notify the master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan, and unless a Consultation Termination Event has occurred and is continuing), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing and other than with respect to an Excluded Loan), the related mortgage loan

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seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the Other Master Servicer) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xii) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent shall be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent) or, (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan, the special servicer has consulted with the Directing Certificateholder, and after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause (other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xii) of

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the definition thereof), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan and other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xii) of the definition thereof, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent shall be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent) or, (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan, the special servicer has consulted with the Directing Certificateholder, and after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers or assumptions provided for in clause (xii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xii) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. The master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers or assumptions provided for in clause (xii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xii) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any

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holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2018 (and each Mortgaged Property shall be inspected on or prior to December 31, 2019) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2018 and the calendar year ending on December 31, 2018. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required

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to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

(1)       the related borrower fails to make when due any balloon payment, and the borrower has not delivered to the master servicer, on or before the date on which the subject payment was due, documentation (and the master servicer will be required to promptly forward such documentation to the Directing Certificateholder) reasonably satisfactory in form and substance to the master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such a refinancing or sale, a special servicing transfer event will occur immediately);

(2)       the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)       the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the

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Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered, on or prior to the date on which the balloon payment will become due, documentation reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) such refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)       a default has occurred (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

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(6)       the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)       the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)       the master servicer or the special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)       the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Pari Passu Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. The master servicer will not have any responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage

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Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Consultation Termination Event);

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

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●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole; provided that, if the

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Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the direction of the Directing Certificateholder, if consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, as fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process or the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Approval Process. See “—The Directing Certificateholder—Major Decisions—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Termination Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion

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Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

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(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing

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entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(d) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

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Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any Companion Holder (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) and the special servicer attempts to sell such Defaulted Loan and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or special servicer, as applicable, with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the master servicer or special servicer, as applicable; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take

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into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing and other than with respect to any Excluded Loan), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a

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collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder(s) of the related Pari Passu Companion Loan(s), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on

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the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for Specially Serviced Loans (other than any Excluded Loan), and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below, (2) the special servicer, with respect to all non-Specially Serviced Loans (other than any Excluded Loan or Servicing Shift Mortgage Loan), as to all Major Decisions and (3) the master servicer to the extent the Directing Certificateholder’s consent is required by the definition of “Master Servicer Decision”. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time, provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

“Loan Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which, in the case of (i) the Belden Park Crossing Whole Loan is currently Ladder Capital Finance LLC (or an affiliate) and (ii) the One Century Place Whole Loan is currently Barclays Bank PLC. On and after the related Servicing Shift Securitization Date, there will be no Loan Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

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The initial Directing Certificateholder with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans) is expected to be Argentic Securities Income USA LLC or an affiliate thereof.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H-RR certificates.

The “Control Eligible Certificates” will be the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the following actions as to which the Directing Certificateholder has consented in writing within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”)

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(provided that if such written consent has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan.

Each of the following is a “Major Decision”:

(i)        any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)       any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decision;

(iii)       following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)       any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”), in each case, for less than the applicable Purchase Price;

(v)        any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)       any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if (i) required pursuant to the specific terms of the related Mortgage Loan documents (ii) related to condemnations with respect to a non-Specially Serviced Loan or (iii) a release of a non-material, non-income producing parcel as described under clause (ii) of the definition of “Master Servicer Decision”;

(vii)      any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower, other than any such transfer or incurrence of debt as described under clause (xii) of the definition of “Master Servicer Decision” or, solely with regard to Specially Serviced Loans, as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(viii)     any consent to a property management company change with respect to a Mortgage Loan for which the proposed replacement property manager is a

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Borrower Party, including, without limitation, approval of the termination of a manager and appointment of a new property manager;

(ix)      any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)       other than in the case of any non-Specially Serviced Loan, releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(xi)      any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)      other than in the case of any Non-Specially Serviced Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)     any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower;

(xiv)     agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xv)      determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvi)     other than in the case of any non-Specially Serviced Loan, and other than with respect to a ground lease, any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property, if the lease affects an area greater than or equal to 30% of the net rentable area of the improvements at the Mortgaged Property;

(xvii)    other than in the case of any non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any

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borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(xviii)    other than in the case of any non-Specially Serviced Loan, any approval of or consent to a grant of an easement or right of way that materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan or subordination of the lien of the Mortgage Loan to such easement or right of way; and

(xix)     any determination of Acceptable Insurance Default.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. The master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing

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Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision as to which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this

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prospectus, with respect to any Excluded Loan (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class E-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class E-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan or the holder of the majority of the Controlling Class, none the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan

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and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class E-RR certificates, and the Class E-RR certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class E-RR certificates, the successor certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class E-RR certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E-RR certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E-RR certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class E-RR certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing

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Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by

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reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)       may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Servicing Shift Companion Loan, any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person,

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including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan, Servicing Shift Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA or Servicing Shift PSA, as applicable) or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. In addition, the operating advisors or equivalent parties under the Non-Serviced PSAs have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan, which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor At All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), the operating advisor’s obligations will generally consist of the following:

(a)       reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)       reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)       recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)       preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan) was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)       after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

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(ii)       if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)       if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder or any Certificateholder or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package delivered to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made

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available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan); provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with the operating advisor’s annual report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to the pool of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report, Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and

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the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and

●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)       that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been the special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)       that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)      that is not (and is not Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Retaining Party, or a depositor, a trustee, a certificate administrator, the master servicer or the special

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servicer with respect to the securitization of a Companion Loan, or any of their Risk Retention Affiliates;

(iv)       that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)        that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)       that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information (including any such information contained within any Asset Status Report) that the special servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged

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Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

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(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)        the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

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Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

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In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an

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outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 4 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 88 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2007 (excluding 15 of such 88 pools with an outstanding balance that is equal to or less than 20% of the Initial Pool Balance), the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and September 30, 2017, was 58.8%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was 2.2%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 70.6% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 2.8%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C)

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above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to clause (vi) for Specially Serviced Loans), in each case, to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)        a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)       a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)      a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)      copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)       a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)      copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the

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master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

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The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer, the master servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or, in the case of Ladder Capital Finance LLC, against Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP in respect of their respective payment guaranties), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the

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special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar or S&P and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Retaining Party or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Retaining Party, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person

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(including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)        any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)       any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after

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the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)       any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)        the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)       the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer

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with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The

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reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special

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Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) (A) that confirms in writing that it was appointed to act as, and currently serves as, special servicer on a transaction level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of certificates and one or more of such classes of certificates are still outstanding and rated by Moody’s and (B) with respect to which Moody’s has not cited servicing concerns of such replacement special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any

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other commercial mortgage-backed securities transaction serviced by the replacement special servicer prior to the time of determination, and (viii) is not a special servicer that has been cited by Moody’s or KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

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In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer and Investor Vote”, the Directing Holder may not subsequently reappoint as special servicer such terminated special servicer or any Risk Retention Affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loan. Rather, with respect to any Servicing Shift Whole Loans: (i) prior to the related Servicing Shift Securitization Date, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Securitization Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Retaining Party (in such case, an “Impermissible RP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Retaining Party or any other party to the PSA (other than the operating advisor and asset representations reviewer) (together with an Impermissible RP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of

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the Retaining Party acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the master servicer to make a deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)       any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)       any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special

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servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)        either Moody’s or KBRA (or, in the case of a Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by Moody’s or KBRA, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)       the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

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Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer with respect to the related Serviced Whole Loan will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu

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Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the

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transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any

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kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

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Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees, costs of enforcement and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate

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administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer, as applicable, with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request“), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described

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below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request“), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure“), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder

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or a Controlling Class Certificateholder relating to a related non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating such master servicer’s analysis and recommended course of action with respect to such Repurchase Request. The master servicer will also be required to deliver to the special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Pari Passu Companion Loan, either in such master servicer’s possession or otherwise reasonably available to the such master servicer, and reasonably requested by the special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file and other material, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), and, if applicable, after the master servicer sends the Master Servicer Proposed Course of Action Notice (as defined below), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice“) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action“). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of

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“agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice“) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date“) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action that involves referring the matter to mediation or arbitration, as the case may be, that is approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (in either case)(each of clauses (i) and (ii), a “Requesting Certificateholder“), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation“) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision

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to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice“).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, any mortgage loan seller(s) with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder or to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

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Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

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The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the Non-Serviced Whole Loans will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance

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reimbursement amounts (including out of general collections on the WFCM 2017-C41 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and special servicers, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or

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Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the WFCM 2017-C41 mortgage pool, if necessary).

●	The matters as to which notice to or rating agency confirmation from the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

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●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicers, the special servicers, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which, if available, can be viewed online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the Del Amo Fashion Center Mortgage Loan

The Del Amo Fashion Center Mortgage Loan will be serviced pursuant to the DAFC 2017-AMO TSA. The servicing terms of the DAFC 2017-AMO TSA will be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The Del Amo Fashion Center Servicer earns a servicing fee with respect to the Del Amo Fashion Center Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the Del Amo Fashion Center Whole Loan becoming a specially serviced loan under the DAFC 2017-AMO TSA, the Del Amo Fashion Center Special Servicer will earn a special servicing fee payable monthly with respect to the Del Amo Fashion Center Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the Del Amo Fashion Center Whole Loan is no

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longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The Del Amo Fashion Center Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Del Amo Fashion Center Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The Del Amo Fashion Center Special Servicer will be entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of the Del Amo Fashion Center Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●	The DAFC 2017-AMO TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to DAFC 2017-AMO TSA.

●	The DAFC 2017-AMO TSA does not require the Del Amo Fashion Center Servicer to make the equivalent of compensating interest payments in respect of the Del Amo Fashion Center Whole Loan.

Prospective investors are encouraged to review the full provisions of the DAFC 2017-AMO TSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Non-Serviced AB Whole Loans—The Del Amo Fashion Center Whole Loan” in this prospectus.

Servicing of the Servicing Shift Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In addition, while the National Office Portfolio Whole Loan is currently governed by the UBS 2017-C5 PSA, from and after the related Servicing Shift Securitization Date, it will be serviced under a Servicing Shift PSA. In particular, with respect to each Servicing Shift Mortgage Loan and the National Office Portfolio Whole Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan or the National Office Portfolio Mortgage Loan to or on behalf of the Trust.

●	Following the related Servicing Shift Securitization Date, the master servicer, the special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan or the National Office Portfolio Whole Loan.

●	Until the related Servicing Shift Securitization Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan or the National Office Portfolio Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan or the National Office Portfolio Mortgage

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Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan or the National Office Portfolio Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.

●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan or the National Office Portfolio Whole Loan. If such master servicer or the trustee, as applicable, under the such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the National Office Portfolio Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan or the National Office Portfolio Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan or the National Office Portfolio Whole Loan).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are materially similar in all material respects to or materially consistent with those in the PSA.

●	The related Non-Serviced PSA will provide for a liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan or the National Office Portfolio Mortgage Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.25% per annum, 1.00% and 1.00%, respectively (subject to any market minimum special servicing compensation and fee offsets).

●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans will Shift to Other Servicers”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party“) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such

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Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario“.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or replacement special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

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As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Kroll Bond Rating Agency, Inc. (“KBRA“), Fitch Ratings, Inc. (“Fitch“) and Moody’s Investors Service, Inc. (“Moody’s“).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided,

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however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement or primary servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement or primary servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance“) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act“) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report“) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or

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adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates) and (c) the master servicer

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consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class (prior to a Control Termination Event, if any such Class is outstanding), (3) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance (solely for purposes of this calculation, if such right is being exercised on or after December 2027 and the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Dollar General E. Peoria is still an asset of the issuing entity, then such Mortgage Loan will be excluded from the then aggregate Stated Principal Balance). The voluntary exchange of certificates (other than the Class V and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Available Funds—Priority of Distributions”.

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Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)       to correct any defect or ambiguity in the PSA;

(b)       to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)       to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)       to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)        to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)       to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities

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related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)       to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and (with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing), the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)       to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)       to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)       to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan,

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(3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and, if rated by KBRA, “A” by KBRA; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and (c) the master servicer maintains a long-term unsecured debt rating of at least “A2” by Moody’s and “A+” by Fitch (provided that nothing in this proviso will impose on the master servicer any obligation to maintain such rating or any other rating), or such other rating

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with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

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Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

New Jersey uses mortgages to secure commercial real estate loans. Foreclosure requires a judicial action in the chancery division of the state court; the state has no power of sale. The state court has a central filing office called the “Office of Foreclosure” located in Trenton, which administers the foreclosure action unless it becomes contested. A contested foreclosure action is sent for adjudication to the chancery judge in the county where the real property is located. Once a lender starts a foreclosure and obtains a judgment, the court sets the terms and conditions of the sale in the judgment, including the location of the sale and the amount due the lender. The sheriff of the county where the property is located

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actually conducts the sale. Usually, it takes place at least 30 days after entry of judgment. During that time, the lender must advertise the sale at least once a week. The borrower can adjourn the sale date twice, each time for two weeks, and the court can order more extensions. (These timing details vary somewhat by county, depending on the local sheriff’s procedures.) For ten days after the sale, the borrower can still redeem the property by paying all amounts due. For commercial loans, New Jersey does not have a “one action rule” or “anti-deficiency legislation”. To obtain a personal judgment against the borrower or guarantor, the lender must commence a separate action in state court, law division. That court will usually wait until the foreclosure has been completed to calculate the defendant’s liability or may enter judgment giving the borrower or guarantor a fair market value credit based on evidence presented as to the value of the real property in foreclosure. In certain circumstances, the lender may have a receiver appointed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and

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leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC“). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the

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mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the

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beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in

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connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon

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those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and

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the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code“) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in

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state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room

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rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a

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lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

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Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as

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they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the

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claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA“), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

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The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act“) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may

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be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act“) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also

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limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V“) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA“), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act“), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and

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officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements“). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act“) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not

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know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank is a sponsor, an originator and a mortgage loan seller, is also the master servicer, the certificate administrator and the custodian under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (i) the master servicer, the certificate administrator, the custodian and the risk retention consultation party under the BANK 2017-BNK7 PSA, which governs the servicing and administration of the Mall of Louisiana Whole Loan, (ii) the master servicer, the certificate administrator and the custodian under the UBS 2017-C4 PSA, which governs the servicing and administration of the DoubleTree Berkeley Marina Whole Loan, (iii) the certificate administrator and the custodian under the DAFC 2017-AMO TSA, which governs the servicing and administration of the Del Amo Fashion Center Whole Loan, (iv) the master servicer, the certificate administrator and the custodian under the WFCM 2017-C39 PSA, which governs the servicing and administration of the Columbia Park Shopping Center Whole Loan, (v) is expected to be the master servicer, the certificate administrator and the custodian under the BANK 2017-BNK8 PSA, which is expected to govern the servicing and administration of the U.S. Industrial Portfolio III Whole Loan, (vi) is expected to be the master servicer, the certificate administrator and the custodian under the CD 2017-CD6 PSA, which is expected to govern the servicing and administration of the Headquarters Plaza Whole Loan and (vii) is expected to be the certificate administrator, the custodian and the trustee under the UBS 2017-C5 PSA, which, prior to the securitization of the related controlling pari passu companion loan, is expected to govern the servicing and administration of the National Office Portfolio Whole Loan.

Wells Fargo Bank and Argentic have entered into a repurchase facility, pursuant to which Wells Fargo Bank has agreed to purchase mortgage loans from Argentic on a revolving basis. The dollar amount of the Argentic Mortgage Loans expected to be subject to that repurchase facility is projected to equal, as of November 8, 2017, approximately $75,000,000. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Argentic Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Wells Fargo Bank and an LCF Financing Affiliate have entered into a repurchase facility, pursuant to which Wells Fargo Bank has agreed to purchase mortgage loans from LCF and its affiliates on a revolving basis. The Cut-off Date Balance of the LCF Mortgage Loan that is, as of November 8, 2017, subject to that repurchase facility is equal to approximately $44,057,272. Proceeds received by LCF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the LCF Mortgage Loan subject to that repurchase facility that is to be sold by LCF to the depositor in connection with this securitization transaction, which Mortgage Loan will be transferred to the depositor free and clear of any liens.

As a result of the matters discussed above, this securitization transaction will reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by Argentic and LCF, respectively, to the depositor.

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Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Barclays Mortgage Loans, the LCF Mortgage Loans and the Argentic Mortgage Loans.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Columbia Park Shopping Center, representing approximately 1.6% of the Initial Pool Balance, Argentic Real Estate Investment LLC, an affiliate of Argentic Real Estate Finance LLC, has provided associated mezzanine financing in the amount of $8,000,000. The mezzanine loan is held by Argentic Real Estate Investment LLC and accrues interest at a rate of 10.000%. The mezzanine loan is scheduled to mature on June 6, 2027, the same date as the senior loan.

LCF is affiliated with the borrower under the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Dollar General E. Peoria, representing approximately 0.1% of the Initial Pool Balance. LCF or an affiliate thereof originated that Mortgage Loan, and LCF is the mortgage loan seller with respect to that Mortgage Loan. The Dollar General E. Peoria Mortgage Loan may contain provisions and terms that are more favorable to the borrower thereunder than would otherwise have been the case if the lender and borrower were not affiliated, including: (i) the related Mortgage Loan documents permit transfers of the related Mortgaged Property and interests in the related borrower without the lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance Holdings LLLP or Ladder Capital Corp.; (ii) the related Mortgage Loan documents permit future mezzanine financing; (iii) there is no separate environmental indemnitor other than the related borrower; (iv) the related Mortgage Loan documents do not require that a borrower-related property manager be terminated in connection with a Mortgage Loan default; and (v) the lender will accept insurance coverage (including in some cases, self-insurance) provided by the tenant under its lease, which does not include insurance coverage against acts of terrorism.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and Barclays, a sponsor, an originator and a mortgage loan seller, and certain affiliates of Barclays, on the other hand, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Barclays and/or such affiliates of Barclays, including prior to their inclusion in the trust fund, some or all of the Barclays Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Argentic, each a sponsor, an originator and a mortgage loan seller, or certain affiliates of Argentic, Wells Fargo Bank acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Argentic or such affiliates of Argentic (subject, in some cases, to the repurchase facility described above), including, prior to their inclusion in the trust fund, some or all of the Argentic Mortgage Loans.

Pursuant to certain interim servicing agreements between LCF, a sponsor, an originator and a mortgage loan seller, and certain affiliates of LCF, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts from time to time as interim servicer with respect to certain mortgage loans owned from time to time by LCF and such

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affiliates of LCF (subject, in some cases, to various repurchase facilities and other financing arrangements, including the repurchase facility provided by Wells Fargo Bank), including prior to their inclusion in the trust fund, some or all of the LCF Mortgage Loans.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Wells Fargo Bank Mortgage Loans.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

LNR Partners (a special servicer) or an affiliate of LNR Partners assisted Argentic Securities Holdings Cayman Limited or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date. LNR Partners is also currently the special servicer under the WFCM 2017-C39 PSA which currently governs the servicing of the Columbia Park Shopping Center Whole Loan, and is anticipated to be appointed as special servicer under the CD 2017-CD6 PSA, which is expected to govern the servicing of the Headquarters Plaza Whole Loan.

Argentic Real Estate Finance LLC, a sponsor, a mortgage loan seller and an originator is affiliated with (i) Argentic Securities Income USA LLC, which is expected to purchase the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class V certificates (and may purchase certain other classes of certificates and (ii) Argentic Securities Income USA LLC, which is expected to be appointed as the initial directing certificateholder. Argentic Securities Income USA LLC is also the directing certificateholder under the CD 2017-CD6 PSA.

Barclays, a sponsor, an originator, and a mortgage loan seller is the current holder of the One Century Place Companion Loan, and an affiliate of Barclays Capital Inc., one of the underwriters.

LCF, a sponsor, an originator, and a mortgage loan seller, or an affiliate of LCF, is the current holder of the Belden Park Crossing Companion Loans and one or more of the National Office Portfolio Companion Loans.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Wilmington Trust, National Association, the trustee, is also the trustee under (i) the CGCMT 2017-C4 PSA, BANK 2017-BNK7 PSA, the BANK 2017-BNK8 PSA, the CD 2017-CD6 PSA, the UBS 2017-C4 PSA, the DAFC 2017-AMO TSA and the WFCM 2017-C39 PSA, which govern the servicing of the Mall of Louisiana Whole Loan, the DoubleTree Berkeley Marina Whole Loan, the Del Amo Fashion Center Whole Loan and the Columbia Park Shopping Center Whole Loan, respectively.

Trimont Real Estate Advisors, LLC, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under the WFCM 2017-C39 PSA, which governs the servicing of the Columbia Park Shopping Center Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—

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Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans

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are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

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The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$550,145,000	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	$140,484,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

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The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

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Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$550,145,000	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	$140,484,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Available Funds—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR“ model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of Offered Certificates that are Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life

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of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions“), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

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●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in December 2017; and

●	the Offered Certificates are settled with investors on November 30, 2017.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance of the Class A-1 Certificates at the Respective CPPs Set Forth Below:
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2018	88%	88%	88%	88%	88%
November 2019	74%	74%	74%	74%	74%
November 2020	54%	54%	54%	54%	54%
November 2021	26%	26%	26%	26%	26%
November 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.91	2.91	2.91	2.90	2.90

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Percent of the Initial Certificate Balance of the Class A-2 Certificates at the Respective CPPs Set Forth Below:
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.96	4.95	4.94	4.92	4.73

Percent of the Initial Certificate Balance of the Class A-SB Certificates at the Respective CPPs Set Forth Below:
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	78%	78%	78%	78%	78%
November 2024	55%	55%	55%	55%	55%
November 2025	31%	31%	31%	31%	31%
November 2026	6%	6%	6%	6%	6%
November 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.19	7.19	7.19	7.19	7.19

Percent of the Initial Certificate Balance of the Class A-3 Certificates at the Respective CPPs Set Forth Below:
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.65	9.62	9.59	9.55	9.37

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9. 90	9.89	9.87	9.83	9.62

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Percent of the Initial Certificate Balance of the Class A-S Certificates at the Respective CPPs Set Forth Below:
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.94	9.71

Percent of the Initial Certificate Balance of the Class B Certificates at the Respective CPPs Set Forth Below:
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.71

Percent of the Initial Certificate Balance of the Class C Certificates at the Respective CPPs Set Forth Below:
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.71

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from November 1, 2017 to the Closing Date.

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The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code“), as well as regulations (the “REMIC Regulations“) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC“) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC“, and, together, the “Trust REMICs“). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests“) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (the “Regular Interests“), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the Excess Interest and the Excess Interest Distribution Account, will be treated as grantor a trust (the “Grantor Trust”) for federal income tax purposes under chapter 1, subpart J, part I, subchapter E of the Code and the Class V Certificates will represent undivided beneficial interests in the Excess Interest and the Excess Interest Distribution Account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis

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portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an

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earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original

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issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, one (1) of the Mortgaged Properties securing one (1) Mortgage Loan representing 1.7% of the Initial Pool Balance, is a multifamily property. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on

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the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

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Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. Based on the foregoing, it is anticipated that the Class certificates will be issued with de minimis original issue discount for federal income tax purposes.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder

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of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant

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Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or

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to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

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Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

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Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would

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be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons“ or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each

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(other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person“ is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person“ means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the sale, exchange, redemption, receipt of principal on or other disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions,

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original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually

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with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
Wells Fargo Securities, LLC	$	$	$	$
Barclays Capital Inc.
Academy Securities, Inc.
Total	$30,952,000	$14,675,000	$44,401,000	$215,000,000

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Underwriter	Class A-4	Class X-A	Class X-B
Wells Fargo Securities, LLC	$	$	$
Barclays Capital Inc.
Academy Securities, Inc.
Total	$245,117,000	$550,145,000	$140,484,000

Underwriter	Class A-S	Class B	Class C
Wells Fargo Securities, LLC	$	$	$
Barclays Capital Inc.
Academy Securities, Inc.
Total	$69,751,000	$38,313,000	$32,420,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately % of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from November 1, 2017, before deducting expenses payable by the depositor (estimated at $, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three (3) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

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The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, a mortgage loan seller, the master servicer, the certificate administrator, the custodian and the certificate registrar under this securitization. Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays Bank PLC, which is a sponsor and mortgage loan seller and the current holder of the One Century Place Companion Loan.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner and affiliates of Academy Securities Inc., which is one of the underwriters for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)       the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Wells Fargo Mortgage Loans;

(2)       the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(4)       the payment by Argentic or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with Argentic or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Argentic or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to Argentic in connection with the sale of those Mortgage Loans to the depositor by Argentic; and

(5)       the payment by LCF or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with LCF or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by LCF or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to LCF in connection with the sale of those Mortgage Loans to the depositor by LCF.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Wells Fargo Securities, LLC and Barclays Capital Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry

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Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the Issuing Entity (file number 333-206677-20)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206677) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and

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information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility

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to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC an individual prohibited transaction exemption, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

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The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group“ consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as

530

well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan“ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”), will be deemed to have represented by its acquisition of such Offered Certificates that:

(1)       none of the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, the certificate administrator, the operating advisor or the asset representations reviewer, or any of their respective affiliated entities (the “Transaction Parties”), has provided or will provide advice with respect to the acquisition of Offered Certificates by the Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Plan; (c) is an investment adviser registered under the Advisers Act, or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers

531

Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Securities Exchange Act of 1934, as amended; or (e) has, and at all times that the Plan is invested in the Offered Certificates will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual retirement account or (ii) a participant or beneficiary of the Plan investing in the Offered Certificates in such capacity);

(2)       the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Plan of Offered Certificates;

(3)       the Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s acquisition of the Offered Certificates;

(4)       none of the Transaction Parties has exercised any authority to cause the Plan to invest in the Offered Certificates or to negotiate the terms of the Plan’s investment in the Offered Certificates or receives a fee or other compensation from the Plan or Plan Fiduciary for the provision of investment advice in connection with the acquisition by the Plan of the Offered Certificates; and

(5)       the Plan Fiduciary has been informed: (a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the Plan’s acquisition of the Offered Certificates; and (b) of the existence and nature of the Transaction Parties financial interests in the Plan’s acquisition of the Offered Certificates as described in this prospectus.

The above representations in this paragraph are intended to comply with the DOL’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.

None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any Offered Certificates by any Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

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Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We

533

make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates; it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in November 2050. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each

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Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk

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Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three (3) NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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INDEX OF DEFINED TERMS

1		Asset Representations Reviewer
		Fee Rate	387
17g-5 Information Provider	342	Asset Representations Reviewer
1986 Act	512	Termination Event	442
1996 Act	491	Asset Representations Reviewer
		Upfront Fee	387
2		Asset Review	439
2015 Budget Act	521	Asset Review Notice	438
		Asset Review Quorum	438
3		Asset Review Report	440
		Asset Review Report Summary	440
30/360 Basis	380	Asset Review Standard	439
		Asset Review Trigger	436
4		Asset Review Vote Election	437
		Asset Status Report	409
401(c) Regulations	533	Assumed Certificate Coupon	298
		Assumed Final Distribution Date	326
A		Assumed Scheduled Payment	319
		Attestation Report	470
A Notes	232	Available Funds	310
AB Modified Loan	393
Accelerated Mezzanine Loan Lender	334	B
Acceptable Insurance Default	397
Acquired Expansion Parcel	204	B Notes	232
Acting General Counsel’s Letter	143	Balloon Balance	151
Actual/360 Basis	198	Balloon or ARD LTV Ratio	155
Actual/360 Loans	368	Balloon or ARD Payment	156
ADA	493	BANK 2017-BNK8 PSA	218
Additional Exclusions	397	Banking Act	143
Administrative Cost Rate	317	Bankruptcy Code	484
ADR	150	Barclays	239
Advances	364	Barclays Data Tape	241
Advisers Act	531	Barclays Mortgage Loans	240
Affiliate	19	Barclays Review Team	240
Affirmative Asset Review Vote	437	Barclays’ Qualification Criteria	242
Annual Debt Service	150	Base Interest Fraction	324
Anticipated Repayment Date	199	Borrower Party	334
Appraisal Institute	269	Borrower Party Affiliate	334
Appraisal Reduction Amount	389	Breach Notice	354
Appraisal Reduction Event	388	BRI	186
Appraised Value	151	BRRD	125, 145
Appraised-Out Class	394
ARD Loan	199	C
Argentic	246
Argentic Data Tape	253	C Notes	232
Argentic Mortgage Loans	246	C(WUMP)O	19
Argentic Review Team	252	Cash Flow Analysis	151
ASR Consultation Process	412	CD 2017-CD6 PSA	218
Assessment of Compliance	470	CERCLA	490
Asset Representations Reviewer		Certificate Administrator/Trustee
Asset Review Fee	387	Fee	386
Asset Representations Reviewer		Certificate Administrator/Trustee
Fee	387	Fee Rate	386
		Certificate Balance	308

537

Certificate Owners	344	Cut-off Date Balance	152
Certificateholder	335	Cut-off Date Loan-to-Value Ratio	154
Certificateholder Quorum	445	Cut-off Date LTV Ratio	154
Certificateholder Repurchase
Request	456	D
Certifying Certificateholder	346
Class A Certificates	307	D Notes	232
Class A-SB Planned Principal		D or @%(#)	157
Balance	319	D or YM(#)	157
Class X Certificates	307	D(#)	157
Clearstream	343	DAFC 2017-AMO TSA	218
Clearstream Participants	345	Debt Service Coverage Ratio	154
Closing Date	150, 239	Defaulted Loan	415
CMBS	59	Defeasance	16
Code	510	Defeasance Deposit	203
Collateral Deficiency Amount	394	Defeasance Loans	203
Collection Account	367	Defeasance Lock-Out Period	203
Collection Period	311	Defeasance Option	203
Communication Request	347	Definitive Certificate	343
Companion A Notes	232	Del Amo Fashion Center Directing
Companion B Notes	232	Certificateholder	236
Companion Distribution Account	368	Del Amo Fashion Center
Companion Holder	218	Intercreditor Agreement	232
Companion Holders	218	Del Amo Fashion Center Mortgage
Companion Loan Rating Agency	218	Loan	232
Companion Loans	148	Del Amo Fashion Center
Compensating Interest Payment	327	Noteholders	232
Constant Prepayment Rate	502	Del Amo Fashion Center Pari Passu
Constraining Level	297	Companion Loans	232
Consultation Termination Event	424	Del Amo Fashion Center Servicer	233
Control Eligible Certificates	419	Del Amo Fashion Center Special
Control Note	218	Servicer	233
Control Termination Event	424	Del Amo Fashion Center
Controlling Class	419	Subordinate Companion Loans	232
Controlling Class Certificateholder	419	Del Amo Fashion Center Trustee	234
Controlling Holder	218	Del Amo Fashion Center Whole
Corrected Loan	409	Loan	232
CPP	502	Delinquent Loan	437
CPR	502	Demand Entities	275
CPY	502	Depositories	343
CRE Loans	274	Determination Date	309
Credit Risk Retention Rules	292	Dexia	276
CREFC®	331	Diligence File	351
CREFC® Intellectual Property		Directing Certificateholder	418
Royalty License Fee	388	Directing Certificateholder Asset
CREFC® Intellectual Property		Status Report Approval Process	411
Royalty License Fee Rate	388	Disclosable Special Servicer Fees	385
CREFC® Reports	331	Discount Rate	325
Cross-Over Date	315	Discount Yield	297
CSAIL 2017-C8 PSA	218	Dispute Resolution Consultation	459
Cumulative Appraisal Reduction		Dispute Resolution Cut-off Date	459
Amount	393	Distribution Accounts	368
Cure/Contest Period	440	Distribution Date	309
Custodian	280	Distribution Date Statement	331
Cut-off Date	148	District Court	281

538

Dodd-Frank Act	125	Final Dispute Resolution Election
DOL	529	Notice	460
DSCR	154	Financial Promotion Order	18
DTC	343	FINRA	527
DTC Participants	343	FIRREA	146
DTC Rules	345	Fitch	284, 469
Due Date	198, 311	FPO Persons	18
		FSMA	18
E
		G
E Notes	232
EDGAR	528	GAAP	292
Effective Gross Income	152	Gain-on-Sale Entitlement Amount	311
Eligible Asset Representations		Gain-on-Sale Remittance Amount	311
Reviewer	441	Gain-on-Sale Reserve Account	369
Eligible Operating Advisor	431	Garn Act	492
Enforcing Party	457	GLA	155
Enforcing Servicer	457	Government Securities	200
Environmental Condition	19	Grantor Trust	309
ESA	177, 19	Ground Lease	16
Escrow/Reserve Mitigating		Ground Lease and Related
Circumstances	245	Documents	16
EU Risk Retention and Due		GRTR of @% or YM or D(#)	157
Diligence Requirements	124	GRTR of @% or YM(#)	158
Euroclear	343
Euroclear Operator	345	H
Euroclear Participants	345
Exception Schedules	305	High Net Worth Companies	18
Excess Interest	309	Horizontal Risk Retention
Excess Interest Distribution		Certificates	292, 307
Account	369	Horizontal Risk Retention
Excess Modification Fee Amount	381	Percentage	292
Excess Modification Fees	379	HQP Borrower Ground Lease	176
Excess Prepayment Interest		HQP Collateral	176
Shortfall	328
Exchange Act	238, 275	I
Excluded Controlling Class Holder	333
Excluded Controlling Class Loan	334	Impermissible Risk Retention
Excluded Information	334	Affiliate	448
Excluded Loan	334	Impermissible RP Affiliate	448
Excluded Plan	531	Income Tax Regulations	510
Excluded Special Servicer	445	Indirect Participants	344
Excluded Special Servicer Loan	445	Initial Delivery Date	409
Exemption	529	Initial Pool Balance	148
Exemption Rating Agency	530	Initial Rate	199
		Initial Requesting Certificateholder	456
F		In-Place Cash Management	155
		Insolvency Act	143
FATCA	522	Insurance and Condemnation
FDIA	142	Proceeds	367
FDIC	143	Insurance Rating Requirements	9
Federal Court Complaint	281	Intercreditor Agreement	218
Fee Owner	166	Interest Accrual Amount	317
FIEL	21	Interest Accrual Period	317
Final Asset Status Report	411	Interest Distribution Amount	317
		Interest Reserve Account	368
		Interest Shortfall	317

539

Interested Person	417	Mortgage Rate	317
Interest-Only Certificates	295	Mortgaged Property	149
Interest-Only Expected Price	301	Mortgagee	20
Interpolated Yield	296, 300	Mortgagor	20
Investor Certification	334
		N
K
		Net Mortgage Rate	316
KBRA	469	Net Operating Income	156
		NFA	527
L		NI 33-105	22
		NOI Date	156
L(#)	157	Non-Control Note	218
Ladder Capital Group	254	Non-Controlling Holder	218
Ladder Capital Review Team	263	Nonrecoverable Advance	364
Ladder Holdings	254	Non-Serviced Certificate
LCF	254	Administrator	219
LCF Data Tape	264	Non-Serviced Companion Loan	219
LCF Financing Affiliates	255	non-serviced companion loans	47
LCF Mortgage Loans	254	Non-Serviced Directing
Liquidation Fee	382	Certificateholder	219
Liquidation Fee Rate	382	Non-Serviced Master Servicer	219
Liquidation Proceeds	368	non-serviced mortgage loan	47
LNR Partners	287	Non-Serviced Mortgage Loan	220
Loan #58	276	Non-Serviced Pari Passu Whole
Loan Per Unit	155	Loan	220
Loan Specific Directing		Non-Serviced PSA	220
Certificateholder	418	Non-Serviced Special Servicer	220
Lock-out Period	200	Non-Serviced Subordinate
Loss of Value Payment	355	Companion Loan	220
Lower-Tier Regular Interests	510	Non-Serviced Trustee	220
Lower-Tier REMIC	309, 510	non-serviced whole loan	47
LTV Ratio	153	Non-Serviced Whole Loan	221
LTV Ratio at Maturity or Anticipated		Non-U.S. Person	522
Repayment Date	155	Notional Amount	308
LTV Ratio at Maturity or ARD	155	NRA	156
		NRSRO	333
M		NRSRO Certification	336
		NXS2 Special Servicer	276
MAI	357
Major Decision	420	O
Major Decision Reporting Package	419
MAS	20	O(#)	157
Master Lessee	166	OCC	266
Master Servicer Decision	399	Occupancy As Of Date	156
Material Defect	353	Occupancy Rate	156
Maturity Date Balloon or ARD		Offered Certificates	307
Payment	156	OID Regulations	513
MLPA	349	OLA	143
Modification Fees	380	Operating Advisor Annual Report	429
Moody’s	285, 469	Operating Advisor Consultation
Morningstar	284	Event	304, 425
Mortgage	148	Operating Advisor Consulting Fee	386
Mortgage File	349	Operating Advisor Expenses	387
Mortgage Loans	148	Operating Advisor Fee	386
Mortgage Note	148	Operating Advisor Fee Rate	386
Mortgage Pool	148

540

Operating Advisor Standard	429	PTCE	532
Operating Advisor Termination		Purchase Price	355
Event	433
Other Master Servicer	221	Q
Other PSA	221
		Qualification Criteria	265, 274
P		Qualified Replacement Special
		Servicer	446
P&I Advance	363	Qualified Substitute Mortgage Loan	356
P&I Advance Date	363	Qualifying CRE Loan Percentage	293
Par Purchase Price	415
Pari Passu Companion Loans	148	R
Pari Passu Mortgage Loan	221
Participants	343	RAC No-Response Scenario	468
Parties in Interest	528	Rated Final Distribution Date	326
partnership representatives	521	Rating Agencies	469
Pass-Through Rate	315	Rating Agency Confirmation	469
Patriot Act	494	REA	69
PCE	177, 180	Realized Loss	329
PCIS Persons	18	REC	177
Percentage Interest	309	Record Date	309
Periodic Payments	310	Registration Statement	527
Permitted Encumbrances	6	Regular Certificates	307
Permitted Investments	310, 369	Regular Interestholder	513
Permitted Special Servicer/Affiliate		Regular Interests	510
Fees	386	Regulation AB	471
PIPs	180	Reimbursement Rate	367
PL	269	REIT LLLP	254
Plan Fiduciary	531	Related Proceeds	366
Plans	528	Release Date	203
PML	260, 269, 10	Release Parcel	204
PRC	19	Release Parcel Ground Lease	176
Preliminary Dispute Resolution		Relevant Institutions	145
Election Notice	459	Relevant Investors	124
Prepayment Assumption	515	Relevant Member State	16
Prepayment Interest Excess	326	Relevant Persons	18
Prepayment Interest Shortfall	326	Relief Act	493
Prepayment Premium	325	Remaining Term to Maturity or
Prepayment Provisions	157	ARD	158
Prime Rate	367	REMIC	510
Principal Balance Certificates	307	REO Account	369
Principal Distribution Amount	318	REO Loan	321
Principal Shortfall	319	REO Property	408
Privileged Information	432	Repurchase Request	457
Privileged Information Exception	433	Requesting Certificateholder	459
Privileged Person	333	Requesting Holders	395
Professional Investors	19	Requesting Investor	347
Prohibited Prepayment	327	Requesting Party	467
Promotion of Collective Investment		Required Credit Risk Retention
Schemes Exemptions Order	18	Percentage	293
Proposed Course of Action	458	Requirements	494
Proposed Course of Action Notice	458	Residual Certificates	307
Prospectus	19	Resolution Authorities	145
PSA	307	Resolution Authority	125
PSA Party Repurchase Request	457	Resolution Failure	457
		Resolved	457

541

Restricted Group	530	Servicing Standard	361
Restricted Party	433	SF	158
Retaining Party	292	SFA	20
Retaining Sponsor	292	SFO	19
Review Materials	438	Similar Law	528
Revised Rate	199	Single-Purpose Entity	15
RevPAR	158	SIPC	527
RMBS	281	SMMEA	533
ROFO	190	Special Servicing Fee	381
Rooms	162	Special Servicing Fee Rate	381
Rule 15Ga-1	275	Specially Serviced Loans	406
Rule 15Ga-1 Reporting Period	274	Sq. Ft.	158
Rule 17g-5	336	Square Feet	158
		SRB	145
S		SSM	145
		Standard Qualifications	5
S&P	284	Startup Day	511
Scheduled Certificate Interest		State Court Complaint	281
Payments	299	Stated Principal Balance	319
Scheduled Certificate Principal		Structured Product	19
Payments	295	Structuring Assumptions	503
Scheduled Principal Distribution		STWD	287
Amount	318	Subordinate Certificates	307
SEC	238	Subordinate Companion Loan	222
Securities Act	470	Subordinate Companion Loans	148
Securitization Accounts	307, 369	Subsequent Asset Status Report	409
SEL	260, 269	Sub-Servicing Agreement	362
Senior Certificates	307	Swap-Priced Expected Price	299
Serviced Companion Loan	221	Swap-Priced Principal Balance
serviced companion loans	47	Certificates	295
serviced mortgage loan	47
Serviced Mortgage Loan	221	T
Serviced Pari Passu Companion
Loan	221	T-12	158
Serviced Pari Passu Companion		Target Price	298
Loan Securities	450	TCE	177
Serviced Pari Passu Mortgage Loan	221	Term to Maturity	158
Serviced Pari Passu Whole Loan	221	Terms and Conditions	346
serviced whole loan	47	Tests	439
Serviced Whole Loan	221	Title Exception	6
Servicer Termination Event	449	Title Policy	6
Servicing Advances	364	Title V	493
Servicing Fee	378	TMPs	521
Servicing Fee Rate	378	Total Operating Expenses	152
servicing shift master servicer	47	Transaction Parties	531
servicing shift mortgage loan	46	Trimont	291
Servicing Shift Mortgage Loan	221	TRIPRA	89, 14
servicing shift pooling and servicing		TRS LLLP	254
agreement	47	Trust	278
Servicing Shift PSA	222	Trust A Note	232
servicing shift securitization date	47	Trust B Note	232
Servicing Shift Securitization Date	222	Trust REMICs	510
servicing shift special servicer	47	TTM	158
servicing shift whole loan	46
Servicing Shift Whole Loan	222

542

U		Unscheduled Principal Distribution
		Amount	319
U.S. Bank	276	Unsolicited Information	439
U.S. Person	522	Upper-Tier REMIC	309, 510
U/W DSCR	154
U/W Expenses	158	V
U/W NCF	158
U/W NCF Debt Yield	161	Volcker Rule	125
U/W NCF DSCR	154
U/W NOI	161	Voting Rights	342
U/W NOI Debt Yield	161
U/W NOI DSCR	161	W
U/W Revenues	161
UCC	285, 479	WAC Rate	316
UK Bank	144	Wachovia Bank	266
Underwriter Entities	112	Weighted Average Mortgage Rate	162
Underwriting Agreement	524	weighted averages	162
Underwritten Debt Service		Wells Fargo Bank	266, 281
Coverage Ratio	154	Wells Fargo Bank Data Tape	272
Underwritten Expenses	158	Wells Fargo Bank Deal Team	272
Underwritten NCF	158	Wells Fargo Bank Mortgage Loans	268
Underwritten NCF Debt Yield	161	Whole Loan	148
Underwritten Net Cash Flow	158	Withheld Amounts	368
Underwritten Net Cash Flow Debt		Workout Fee	381
Service Coverage Ratio	154	Workout Fee Rate	381
Underwritten Net Operating		Workout-Delayed Reimbursement
Income	161	Amount	367
Underwritten Net Operating		WTNA	279
Income Debt Service Coverage
Ratio	161	Y
Underwritten NOI	161
Underwritten NOI Debt Yield	161	Yield Maintenance Charge	325
Underwritten Revenues	161	Yield-Priced Expected Price	301
Unincorporated Associations	18	Yield-Priced Principal Balance
Unincorporated Associations, Etc	18	Certificates	295
Units	162	YM(#)	157

		Z

		Zoning Regulations	12

543

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

 A-1-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built(9)	Year Renovated(9)	Number of Units(2)	Unit of Measure(2)	Cut-off Date Balance Per Unit/SF(2)(6)	Original Balance ($)
1	Headquarters Plaza	Barclays		1,2,3 and 4 Speedwell Avenue	Morristown	NJ	07960	Mixed Use	Office/Hospitality/Retail	1982	2009	729,516	Sq. Ft.	169	50,000,000
2	Marriott LAX	LCF		5855 West Century Boulevard	Los Angeles	CA	90045	Hospitality	Full Service	1972	2017	1,004	Rooms	144,578	44,450,000
3	Mall of Louisiana	Barclays		6401 Bluebonnet Boulevard; 9168 Mall of Louisiana Boulevard; 9330 Mall of Louisiana Boulevard	Baton Rouge	LA	70836	Retail	Super Regional Mall	1997	2008	776,789	Sq. Ft.	418	41,000,000
4	Adler Portfolio	WFB		Various	Various	Various	Various	Various	Various	Various	Various	969,753	Sq. Ft.	42	40,300,000
4.01	Carmel Executive Park	WFB		7300, 7301, 7400, 7401, 7421, 7422 Carmel Executive Park Drive	Charlotte	NC	28226	Office	Suburban	1982	1989	223,288	Sq. Ft.		13,800,000
4.02	Vista Point North	WFB		405 South State Highway 121 a/k/a 405 South State Highway 121	Lewisville	TX	75067	Office	Suburban	2000		143,810	Sq. Ft.		7,400,000
4.03	Greenbriar Business Park	WFB		2525 Perimeter Place Drive	Nashville	TN	37214	Office	Suburban	1986	2006	135,653	Sq. Ft.		6,000,000
4.04	Plaza Southwest	WFB		5755 Bonhomme Road; 5601, 5750 Bintliff Drive; 7302, 7350 Harwin Drive	Houston	TX	77036	Industrial	Flex	1972		152,173	Sq. Ft.		4,700,000
4.05	Commerce Park North	WFB		15621, 15631 and 15701 Blue Ash Drive	Houston	TX	77090	Industrial	Flex	1983		97,332	Sq. Ft.		2,700,000
4.06	Crescent 10 Facility	WFB		1304, 1350, 1306 & 1307 Langham Creek Drive	Houston	TX	77084	Industrial	Flex	1978		98,008	Sq. Ft.		2,650,000
4.07	Technipark Ten Service Center	WFB		16115 & 16155 Park Row	Houston	TX	77084	Industrial	Flex	1984		71,673	Sq. Ft.		2,300,000
4.08	Westchase Park	WFB		3120 and 3130 Rogerdale Road	Houston	TX	77042	Industrial	Flex	1983		47,816	Sq. Ft.		750,000
5	U.S. Industrial Portfolio III	Barclays		Various	Various	Various	Various	Various	Various	Various	Various	2,886,593	Sq. Ft.	42	30,537,149
5.01	2121 Gardner Street	Barclays		2121 Gardner Street	Elliston	VA	24087	Industrial	Warehouse	2000		378,270	Sq. Ft.		4,181,340
5.02	975 Cottonwood Avenue	Barclays		975 Cottonwood Avenue	Hartland	WI	53029	Industrial	Warehouse	2000		175,042	Sq. Ft.		2,577,538
5.03	4925 Bulls Bay Highway	Barclays		4925 Bulls Bay Highway	Jacksonville	FL	32219	Industrial	Warehouse	2006		198,408	Sq. Ft.		2,510,713
5.04	1500 Southeast 37th Street	Barclays		1500 Southeast 37th Street	Grimes	IA	50111	Industrial	Warehouse	1961	2017	248,257	Sq. Ft.		1,909,288
5.05	10450 Medallion Drive	Barclays		10450 Medallion Drive	Cincinnati	OH	45241	Industrial	Warehouse	1998		151,506	Sq. Ft.		1,871,102
5.06	1501 Industrial Boulevard	Barclays		1501 Industrial Boulevard	Harleysville	PA	19438	Industrial	Warehouse	1973	2013	112,253	Sq. Ft.		1,871,102
5.07	1001 DDC Way	Barclays		1001 DDC Way	Fairfield	OH	45014	Office	Suburban	1981	2004	66,444	Sq. Ft.		1,624,804
5.08	1152 Armorlite Drive	Barclays		1152 Armorlite Drive	San Marcos	CA	92069	Industrial	Warehouse	1986		44,313	Sq. Ft.		1,323,137
5.09	3800 West Broward Boulevard	Barclays		3800 West Broward Boulevard	Plantation	FL	33312	Office	Suburban	1956	2010	32,688	Sq. Ft.		1,298,316
5.10	2900 & 2950 Hill Avenue	Barclays		2900 & 2950 Hill Avenue	Toledo	OH	43607	Industrial	Warehouse	1955		237,698	Sq. Ft.		1,288,769
5.11	1700 Highland Road	Barclays		1700 Highland Road	Twinsburg	OH	44087	Industrial	Warehouse	1986		115,169	Sq. Ft.		1,245,810
5.12	1972 Salem Industrial Drive	Barclays		1972 Salem Industrial Drive	Salem	VA	24153	Industrial	Warehouse	1972		317,144	Sq. Ft.		1,241,037
5.13	1800 University Parkway	Barclays		1800 University Parkway	Sarasota	FL	34243	Industrial	Warehouse	1965		105,752	Sq. Ft.		1,221,944
5.14	621 Hunt Valley Circle	Barclays		621 Hunt Valley Circle	New Kensington	PA	15068	Industrial	Warehouse	2002	2009	61,796	Sq. Ft.		992,830
5.15	5000 Askins Lane	Barclays		5000 Askins Lane	Houston	TX	77093	Industrial	Warehouse	1978		100,040	Sq. Ft.		926,005
5.16	900 Chaddick Drive	Barclays		900 Chaddick Drive	Wheeling	IL	60090	Industrial	Warehouse	1982		75,902	Sq. Ft.		897,365
5.17	6600 Chapek Parkway	Barclays		6600 Chapek Parkway	Cuyahoga Heights	OH	44125	Industrial	Warehouse	1952		157,950	Sq. Ft.		859,179
5.18	53208 Columbia Drive	Barclays		53208 Columbia Drive	Elkhart	IN	46514	Industrial	Warehouse	2005		117,938	Sq. Ft.		840,087
5.19	7750 Hub Parkway	Barclays		7750 Hub Parkway	Valley View	OH	44125	Industrial	Warehouse	1971		83,404	Sq. Ft.		806,674
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive	Barclays		21699 Torrence Avenue & 2701 Kalvelage Drive	Sauk Village	IL	60411	Industrial	Warehouse	1977		67,995	Sq. Ft.		534,600
5.21	3221 Cherry Palm Drive	Barclays		3221 Cherry Palm Drive	Tampa	FL	33619	Industrial	Warehouse	1988		38,624	Sq. Ft.		515,507
6	National Office Portfolio	LCF		Various	Various	Various	Various	Office	Suburban	Various	Various	2,572,700	Sq. Ft.	72	30,000,000
6.01	8330 LBJ Freeway	LCF		8330 & 8360 LBJ Freeway	Dallas	TX	75243	Office	Suburban	1984	2010	381,383	Sq. Ft.		5,554,378
6.02	101 East Park Boulevard	LCF		101 East Park Boulevard	Plano	TX	75074	Office	Suburban	1983	2012	225,445	Sq. Ft.		4,349,189
6.03	13601 Preston Road	LCF		13601 Preston Road	Dallas	TX	75240	Office	Suburban	1973	2009	261,975	Sq. Ft.		3,493,946
6.04	1750 East Golf Road	LCF		1750 East Golf Road	Schaumburg	IL	60173	Office	Suburban	1985	2013	212,212	Sq. Ft.		2,837,838
6.05	14800 Quorum Drive	LCF		14800 Quorum Drive	Addison	TX	75254	Office	Suburban	1981	2011	103,877	Sq. Ft.		1,576,216
6.06	1995 North Park Place	LCF		1995 North Park Place	Atlanta	GA	30339	Office	Suburban	1985	2013	99,920	Sq. Ft.		1,401,081
6.07	Northlake - 2295 Parklake Dr NE	LCF		2295 Parklake Drive	Atlanta	GA	30345	Office	Suburban	1973	2014	121,528	Sq. Ft.		1,383,568
6.08	4751 Best Road	LCF		4751 Best Road	Atlanta	GA	30337	Office	Suburban	1987	2013	93,084	Sq. Ft.		1,313,514
6.09	The Centre - 4101 McEwen Road	LCF		4101 McEwen Road	Farmers Branch	TX	75244	Office	Suburban	1979	2013	124,326	Sq. Ft.		1,141,297
6.10	The Centre - 4099 McEwen Road	LCF		4099 McEwen Road	Farmers Branch	TX	75244	Office	Suburban	1979	2013	123,711	Sq. Ft.		1,141,297
6.11	11225 North 28th Drive	LCF		11225 North 28th Drive	Phoenix	AZ	85029	Office	Suburban	1982	2011	135,501	Sq. Ft.		1,068,324
6.12	10000 North 31st Ave	LCF		10000 North 31st Ave	Phoenix	AZ	85051	Office	Suburban	1982	2012	128,180	Sq. Ft.		959,351
6.13	The Centre - 4001 McEwen Road	LCF		4001 McEwen Road	Farmers Branch	TX	75244	Office	Suburban	1980	2013	95,192	Sq. Ft.		891,892
6.14	4425 W Airport Fwy	LCF		4425 West Airport Freeway	Irving	TX	75062	Office	Suburban	1981	2015	85,212	Sq. Ft.		753,081
6.15	Northlake - 2302 Parklake Dr NE	LCF		2302 Parklake Drive	Atlanta	GA	30346	Office	Suburban	1979	2014	111,223	Sq. Ft.		664,865
6.16	Northlake - 2305&2309 Parklake Dr NE	LCF		2305-2309 Parklake Drive	Atlanta	GA	30345	Office	Suburban	1973	2014	65,158	Sq. Ft.		545,838
6.17	12100 Ford Road	LCF		12000 & 12100 Ford Road	Farmers Branch	TX	75234	Office	Suburban	1979	2012	158,004	Sq. Ft.		502,703
6.18	The Centre - 4000N&S McEwen Road	LCF		4000N McEwen Road	Farmers Branch	TX	75244	Office	Suburban	1979	2013	46,769	Sq. Ft.		421,622
7	HGI Savannah Historic District	WFB		321 West Bay Street	Savannah	GA	31401	Hospitality	Select Service	2005	2011	133	Rooms	199,248	26,500,000
8	Belden Park Crossing	LCF		5496 Dressler Road	Canton	OH	44720	Retail	Anchored	1995	2016	483,984	Sq. Ft.	105	23,000,000
9	One Century Place	Barclays		26 Century Boulevard	Nashville	TN	37214	Office	Suburban	1991	2016	538,792	Sq. Ft.	123	22,300,000
10	61 Grove Street	LCF		61 Grove Street	New York	NY	10014	Mixed Use	Multifamily/Retail	1900	2016	12	Units	1,804,167	21,650,000
11	777 Township Line Road	Barclays		777 Township Line Road	Yardley	PA	19067	Office	Suburban	2006		110,000	Sq. Ft.	191	21,000,000
12	The View at Marlton	AREF		1011-1051 Route 73 North	Marlton	NJ	08053	Retail	Anchored	2017		91,069	Sq. Ft.	291	20,500,000
13	Corporate Center I & III	AREF		8880-8930 West Sunset Road	Las Vegas	NV	89148	Office	Suburban	2009		95,002	Sq. Ft.	213	20,250,000
14	DoubleTree Berkeley Marina	AREF		200 Marina Boulevard	Berkeley	CA	94710	Hospitality	Full Service	1972	2016	378	Rooms	138,889	20,000,000
15	Redmont Hotel Curio	LCF		2101 5th Avenue North	Birmingham	AL	35203	Hospitality	Full Service	1925	2016	120	Rooms	158,333	19,000,000
16	555 De Haro	AREF		555 De Haro Street	San Francisco	CA	94107	Industrial	Flex	1917	1980	49,946	Sq. Ft.	380	19,000,000
17	Macedonia Commons	LCF		8210 Macedonia Commons Boulevard	Macedonia	OH	44056	Retail	Anchored	1994		312,216	Sq. Ft.	110	18,000,000
18	Northwoods Center	AREF		1005, 1009, 1201-3321, 1249-1259 Bruce B Downs Boulevard	Wesley Chapel	FL	33544	Retail	Shadow Anchored	2003		95,994	Sq. Ft.	177	16,975,000
19	100-102 Forsyth Street	AREF		100 & 102 Forsyth Street	New York	NY	10002	Mixed Use	Multifamily/Retail	1900	2016	18,555	Sq. Ft.	862	16,000,000
20	Hilton Houston Galleria TX	WFB		6780 Southwest Freeway	Houston	TX	77074	Hospitality	Full Service	1978	2016	292	Rooms	53,425	15,600,000
21	Del Amo Fashion Center	Barclays		3525 West Carson Street	Torrance	CA	90503	Retail	Super Regional Mall	1961	2017	1,769,525	Sq. Ft.	260	15,000,000
22	Hallandale Self Storage	LCF		450 Ansin Boulevard	Hallandale Beach	FL	33009	Self Storage	Self Storage	1979	2008	100,489	Sq. Ft.	135	13,540,000
23	Springville Heights Condominium	AREF		80 Richmond Hill Road	Staten Island	NY	10314	Multifamily	Mid Rise	1988	2017	109	Units	123,853	13,500,000
24	HGI Plymouth	WFB		14600 Sheldon Road	Plymouth	MI	48170	Hospitality	Select Service	1999	2016	157	Rooms	83,439	13,100,000
25	1030-1040 Broad Street	AREF		1030-1040 Broad Street	Shrewsbury	NJ	07702	Office	Suburban	1984	2012	108,513	Sq. Ft.	120	13,000,000
26	Columbia Park Shopping Center	AREF		3129-3131 John F. Kennedy Boulevard	North Bergen	NJ	07047	Retail	Anchored	1999		345,703	Sq. Ft.	181	12,700,000
27	Dublin Corners	WFB		4540-4590 Dublin Boulevard	Dublin	CA	94568	Retail	Unanchored	2005		32,155	Sq. Ft.	388	12,500,000
28	Residence Inn Omaha Aksarben Village	AREF		1717 S. 67th Street	Omaha	NE	68106	Hospitality	Extended Stay	2014		118	Rooms	101,695	12,000,000
29	Simi Valley Industrial Park	Barclays		2635, 2655, 2665 and 2685 Park Center Drive	Simi Valley	CA	93065	Industrial	Flex	1986		154,734	Sq. Ft.	75	11,550,000
30	Plaza de Hacienda	Barclays		42065-42305 Washington Street	Palm Desert	CA	92211	Retail	Anchored	1993	2013	138,547	Sq. Ft.	80	11,100,000
31	Northern Ohio Industrial Park	Barclays		1400 Lowell Street	Elyria	OH	44035	Industrial	Warehouse	1946		1,056,528	Sq. Ft.	10	11,000,000
32	Cascade Building	AREF		520 SW 6th Avenue	Portland	OR	97204	Mixed Use	Retail/Office	1926	2014	94,859	Sq. Ft.	105	10,000,000
33	Paseo Lindo	Barclays		3705-3991 South Arizona Avenue	Chandler	AZ	85248	Retail	Anchored	2013		60,059	Sq. Ft.	152	9,145,000
34	Marengo Plaza	AREF		1902 East Marengo Street	Los Angeles	CA	90033	Mixed Use	Retail/Office	2015		22,356	Sq. Ft.	402	9,000,000
35	444-446 86th Street	WFB		444-446 86th Street	Brooklyn	NY	11209	Retail	Anchored	1923		11,000	Sq. Ft.	786	8,650,000
36	Alton Business Park	Barclays		6 Morgan & 30 Hughes	Irvine	CA	92618	Industrial	Flex	1988		78,844	Sq. Ft.	108	8,500,000
37	Willowick Business Park	Barclays		2190 Meridian Park Boulevard	Concord	CA	94520	Industrial	Flex	1979		107,650	Sq. Ft.	79	8,450,000
38	Omega Self Storage – Amityville Portfolio	WFB		Various	Amityville	NY	11701	Self Storage	Self Storage	Various		57,453	Sq. Ft.	139	8,000,000
38.01	185-Omega Self Storage	WFB		185 Sunrise Highway	Amityville	NY	11701	Self Storage	Self Storage	1990		45,693	Sq. Ft.		6,270,000
38.02	491-Omega Storage Inc.	WFB		491 Broadway	Amityville	NY	11701	Self Storage	Self Storage	2000		11,760	Sq. Ft.		1,730,000
39	Walnut Grove Medical Center	Barclays		947 South Anaheim Boulevard	Anaheim	CA	92805	Office	Medical	2002		40,597	Sq. Ft.	192	7,800,000
40	Tustin Mayfair Plaza	WFB		720-784 North Tustin Street	Orange	CA	92867	Retail	Anchored	1960	2017	41,340	Sq. Ft.	181	7,500,000
41	Water Tower Self Storage	WFB		6350 & 6366 Sashabaw Road	Clarkston	MI	48346	Self Storage	Self Storage	2007		122,657	Sq. Ft.	58	7,125,000
42	RSM Business Park	Barclays		30151, 30161, and 30191 Avenida de las Banderas	Rancho Santa Margarita	CA	92688	Industrial	Flex	1990		74,159	Sq. Ft.	93	6,890,000
43	Avenue Hall Executive Center	Barclays		26074 Avenue Hall	Santa Clarita	CA	91355	Industrial	Flex	1989		87,322	Sq. Ft.	78	6,845,000
44	Comfort Suites Hilton Head Bluffton	AREF		23 Towne Drive	Bluffton	SC	29910	Hospitality	Limited Service	2004	2015	78	Rooms	76,552	6,000,000
45	Harbor Court Plaza	LCF		13552 Harbor Boulevard	Garden Grove	CA	92843	Retail	Unanchored	1987		30,046	Sq. Ft.	183	5,500,000
46	Boulevard Square II	Barclays		3140 Bluestem Drive	West Fargo	ND	58078	Mixed Use	Multifamily/Retail	2014		52,730	Sq. Ft.	94	4,960,000
47	Shaw Blackstone Center-CA	WFB		54, 84, 88 East Shaw Avenue	Fresno	CA	93710	Retail	Unanchored	1976		34,231	Sq. Ft.	142	4,850,000
48	Hampton Inn - Marshall	Barclays		325 Sam Hill Drive	Marshall	MI	49068	Hospitality	Limited Service	2004	2015	73	Rooms	60,311	4,410,000
49	Rite Aid Dunmore	LCF		217 South Blakely Street	Dunmore	PA	18512	Retail	Single Tenant	2007		11,180	Sq. Ft.	340	3,800,000
50	Kirkwood Center	WFB		1050 South Kirkwood Road	Kirkwood	MO	63122	Retail	Shadow Anchored	2000		7,025	Sq. Ft.	256	1,800,000
51	Preferred Self Storage	WFB		2250 North Douglas Boulevard	Midwest City	OK	73141	Self Storage	Self Storage	2002	2008	35,350	Sq. Ft.	34	1,200,000
52	Dollar General E. Peoria	LCF		1514 East Meadow Avenue	East Peoria	IL	61611	Retail	Single Tenant	2017		9,100	Sq. Ft.	112	1,015,000

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)
1	Headquarters Plaza	50,000,000	6.4%	50,000,000	N	10/20/2017	12/6/2017	11/6/2027		11/6/2027		4.35500%	0.00000%	0.00860%	0.00500%	0.00050%	0.00029%	4.34061%	Actual/360	183,978.59
2	Marriott LAX	44,057,272	5.6%	36,682,369	N	3/6/2017	4/6/2017		4/6/2017	3/6/2027		5.11400%	0.00000%	0.00860%	0.00500%	0.00050%	0.00029%	5.09961%	Actual/360	241,723.70
3	Mall of Louisiana	41,000,000	5.2%	35,448,233	N	7/26/2017	9/1/2017	8/1/2020	9/1/2020	8/1/2027		3.98400%	0.00000%	0.00860%	0.00500%	0.00050%	0.00029%	3.96961%	Actual/360	195,362.27
4	Adler Portfolio	40,300,000	5.1%	33,191,611	N	11/7/2017	12/11/2017	11/11/2020	12/11/2020	11/11/2027		4.35500%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.33912%	Actual/360	220,696.65
4.01	Carmel Executive Park	13,800,000	1.8%
4.02	Vista Point North	7,400,000	0.9%
4.03	Greenbriar Business Park	6,000,000	0.8%
4.04	Plaza Southwest	4,700,000	0.6%
4.05	Commerce Park North	2,700,000	0.3%
4.06	Crescent 10 Facility	2,650,000	0.3%
4.07	Technipark Ten Service Center	2,300,000	0.3%
4.08	Westchase Park	750,000	0.1%
5	U.S. Industrial Portfolio III	30,537,149	3.9%	27,797,280	N	10/12/2017	12/5/2017	11/5/2022	12/5/2022	11/5/2027		4.18000%	0.00000%	0.00860%	0.00500%	0.00050%	0.00029%	4.16561%	Actual/360	148,975.65
5.01	2121 Gardner Street	4,181,340	0.5%
5.02	975 Cottonwood Avenue	2,577,538	0.3%
5.03	4925 Bulls Bay Highway	2,510,713	0.3%
5.04	1500 Southeast 37th Street	1,909,288	0.2%
5.05	10450 Medallion Drive	1,871,102	0.2%
5.06	1501 Industrial Boulevard	1,871,102	0.2%
5.07	1001 DDC Way	1,624,804	0.2%
5.08	1152 Armorlite Drive	1,323,137	0.2%
5.09	3800 West Broward Boulevard	1,298,316	0.2%
5.10	2900 & 2950 Hill Avenue	1,288,769	0.2%
5.11	1700 Highland Road	1,245,810	0.2%
5.12	1972 Salem Industrial Drive	1,241,037	0.2%
5.13	1800 University Parkway	1,221,944	0.2%
5.14	621 Hunt Valley Circle	992,830	0.1%
5.15	5000 Askins Lane	926,005	0.1%
5.16	900 Chaddick Drive	897,365	0.1%
5.17	6600 Chapek Parkway	859,179	0.1%
5.18	53208 Columbia Drive	840,087	0.1%
5.19	7750 Hub Parkway	806,674	0.1%
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive	534,600	0.1%
5.21	3221 Cherry Palm Drive	515,507	0.1%
6	National Office Portfolio	29,965,119	3.8%	24,344,223	N	10/6/2017	11/6/2017		11/6/2017	10/6/2027		4.61000%	0.00000%	0.00860%	0.00500%	0.00050%	0.00029%	4.59561%	Actual/360	153,972.65
6.01	8330 LBJ Freeway	5,547,920	0.7%
6.02	101 East Park Boulevard	4,344,132	0.6%
6.03	13601 Preston Road	3,489,884	0.4%
6.04	1750 East Golf Road	2,834,538	0.4%
6.05	14800 Quorum Drive	1,574,384	0.2%
6.06	1995 North Park Place	1,399,452	0.2%
6.07	Northlake - 2295 Parklake Dr NE	1,381,959	0.2%
6.08	4751 Best Road	1,311,986	0.2%
6.09	The Centre - 4101 McEwen Road	1,139,970	0.1%
6.10	The Centre - 4099 McEwen Road	1,139,970	0.1%
6.11	11225 North 28th Drive	1,067,082	0.1%
6.12	10000 North 31st Ave	958,236	0.1%
6.13	The Centre - 4001 McEwen Road	890,855	0.1%
6.14	4425 W Airport Fwy	752,205	0.1%
6.15	Northlake - 2302 Parklake Dr NE	664,092	0.1%
6.16	Northlake - 2305&2309 Parklake Dr NE	545,203	0.1%
6.17	12100 Ford Road	502,118	0.1%
6.18	The Centre - 4000N&S McEwen Road	421,131	0.1%
7	HGI Savannah Historic District	26,500,000	3.4%	21,458,657	N	10/31/2017	12/11/2017		12/11/2017	11/11/2027		4.55000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.53412%	Actual/360	135,060.04
8	Belden Park Crossing	23,000,000	2.9%	19,737,846	N	10/13/2017	12/6/2017	11/6/2019	12/6/2019	11/6/2027		4.68100%	0.00000%	0.00860%	0.00500%	0.00050%	0.00029%	4.66661%	Actual/360	119,024.18
9	One Century Place	22,300,000	2.8%	22,300,000	N	10/19/2017	12/6/2017	11/6/2027		11/6/2027		3.79000%	0.00000%	0.00860%	0.00500%	0.00050%	0.00029%	3.77561%	Actual/360	71,409.04
10	61 Grove Street	21,650,000	2.8%	21,650,000	N	10/30/2017	12/6/2017	11/6/2027		11/6/2027		4.37000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.35412%	Actual/360	79,937.11
11	777 Township Line Road	21,000,000	2.7%	17,983,030	N	10/6/2017	11/6/2017	10/6/2019	11/6/2019	10/6/2027		4.59800%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.58212%	Actual/360	107,630.22
12	The View at Marlton	20,500,000	2.6%	17,592,868	N	9/27/2017	11/6/2017	10/6/2019	11/6/2019	10/6/2027		4.68000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.66412%	Actual/360	106,074.46
13	Corporate Center I & III	20,250,000	2.6%	17,052,763	N	11/2/2017	12/6/2017		12/6/2017	11/6/2027		5.77000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	5.75412%	Actual/360	118,430.91
14	DoubleTree Berkeley Marina	20,000,000	2.5%	17,435,073	N	8/9/2017	10/6/2017	3/6/2020	4/6/2020	9/6/2027		4.82000%	0.00000%	0.00860%	0.00500%	0.00050%	0.00029%	4.80561%	Actual/360	105,174.99
15	Redmont Hotel Curio	19,000,000	2.4%	15,765,168	N	10/26/2017	12/6/2017		12/6/2017	11/6/2027		5.29100%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	5.27512%	Actual/360	105,401.72
16	555 De Haro	19,000,000	2.4%	19,000,000	N	10/12/2017	12/6/2017	11/6/2027		11/6/2027		4.31000%	0.00149%	0.00860%	0.03500%	0.00050%	0.00029%	4.26412%	Actual/360	69,189.47
17	Macedonia Commons	18,000,000	2.3%	15,735,763	N	8/30/2017	10/6/2017	9/6/2020	10/6/2020	9/6/2027		4.45000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.43412%	Actual/360	90,669.38
18	Northwoods Center	16,975,000	2.2%	15,510,665	N	8/25/2017	10/6/2017	9/6/2022	10/6/2022	9/6/2027		4.41000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.39412%	Actual/360	85,104.47
19	100-102 Forsyth Street	16,000,000	2.0%	16,000,000	N	7/12/2017	9/6/2017	8/6/2027		8/6/2027		4.97000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.95412%	Actual/360	67,187.04
20	Hilton Houston Galleria TX	15,600,000	2.0%	13,934,428	N	10/24/2017	12/11/2017		12/11/2017	11/11/2022		5.24000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	5.22412%	Actual/360	93,390.63
21	Del Amo Fashion Center	15,000,000	1.9%	15,000,000	N	5/12/2017	7/1/2017	6/1/2027		6/1/2027		3.65750%	0.00000%	0.00860%	0.00375%	0.00050%	0.00029%	3.64436%	Actual/360	46,353.73
22	Hallandale Self Storage	13,540,000	1.7%	11,874,278	N	9/29/2017	11/6/2017	10/6/2020	11/6/2020	10/6/2027		4.58600%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.57012%	Actual/360	69,298.81
23	Springville Heights Condominium	13,500,000	1.7%	13,500,000	N	10/25/2017	12/6/2017	11/6/2027		11/6/2027		4.82000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.80412%	Actual/360	54,978.13
24	HGI Plymouth	13,100,000	1.7%	11,055,608	N	10/16/2017	12/11/2017	11/11/2018	12/11/2018	11/11/2027		4.99000%	0.00149%	0.00860%	0.04250%	0.00050%	0.00029%	4.93662%	Actual/360	70,243.59
25	1030-1040 Broad Street	13,000,000	1.7%	11,282,306	N	10/11/2017	12/6/2017	11/6/2019	12/6/2019	11/6/2027		5.12000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	5.10412%	Actual/360	70,743.32
26	Columbia Park Shopping Center	12,700,000	1.6%	12,700,000	N	5/10/2017	7/6/2017	6/6/2027		6/6/2027		4.80200%	0.00000%	0.00860%	0.00500%	0.00050%	0.00029%	4.78761%	Actual/360	51,527.02
27	Dublin Corners	12,484,800	1.6%	10,074,021	N	10/6/2017	11/11/2017		11/11/2017	10/11/2027		4.41000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.39412%	Actual/360	62,668.97
28	Residence Inn Omaha Aksarben Village	12,000,000	1.5%	9,861,029	N	10/31/2017	12/6/2017		12/6/2017	11/6/2027		4.99000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.97412%	Actual/360	64,345.28
29	Simi Valley Industrial Park	11,550,000	1.5%	11,550,000	N	9/21/2017	11/6/2017	10/6/2027		10/6/2027		3.94200%	0.00149%	0.00860%	0.03250%	0.00050%	0.00029%	3.89862%	Actual/360	38,468.72
30	Plaza de Hacienda	11,056,857	1.4%	7,936,215	N	9/5/2017	10/6/2017		10/6/2017	9/6/2027		3.83000%	0.00149%	0.00860%	0.04500%	0.00050%	0.00029%	3.77412%	Actual/360	57,553.01
31	Northern Ohio Industrial Park	11,000,000	1.4%	8,888,154	N	10/11/2017	12/6/2017		12/6/2017	11/6/2027		4.48700%	0.00149%	0.00860%	0.04500%	0.00050%	0.00029%	4.43112%	Actual/360	55,650.45
32	Cascade Building	10,000,000	1.3%	10,000,000	N	9/18/2017	11/6/2017	10/6/2027		10/6/2027		3.64500%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	3.62912%	Actual/360	30,796.88
33	Paseo Lindo	9,145,000	1.2%	9,145,000	N	9/15/2017	11/6/2017	10/6/2027		10/6/2027		4.23000%	0.00149%	0.00860%	0.05500%	0.00050%	0.00029%	4.16412%	Actual/360	32,683.85
34	Marengo Plaza	8,989,708	1.1%	7,321,339	N	9/19/2017	11/6/2017		11/6/2017	10/6/2027		4.68300%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.66712%	Actual/360	46,585.49
35	444-446 86th Street	8,650,000	1.1%	8,650,000	N	10/4/2017	11/11/2017	10/11/2027		10/11/2027		4.59000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.57412%	Actual/360	33,545.78
36	Alton Business Park	8,500,000	1.1%	8,500,000	N	9/21/2017	11/6/2017	10/6/2027		10/6/2027		3.94200%	0.00149%	0.00860%	0.03250%	0.00050%	0.00029%	3.89862%	Actual/360	28,310.31
37	Willowick Business Park	8,450,000	1.1%	8,450,000	N	9/21/2017	11/6/2017	10/6/2027		10/6/2027		3.94200%	0.00149%	0.00860%	0.03250%	0.00050%	0.00029%	3.89862%	Actual/360	28,143.78
38	Omega Self Storage – Amityville Portfolio	7,980,171	1.0%	6,482,616	N	9/1/2017	10/11/2017		10/11/2017	9/11/2027		4.57000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.55412%	Actual/360	40,868.24
38.01	185-Omega Self Storage	6,254,459	0.8%
38.02	491-Omega Storage Inc.	1,725,712	0.2%
39	Walnut Grove Medical Center	7,800,000	1.0%	7,800,000	N	10/27/2017	12/6/2017	11/6/2027		11/6/2027		4.54300%	0.00149%	0.00860%	0.05250%	0.00050%	0.00029%	4.47962%	Actual/360	29,939.63
40	Tustin Mayfair Plaza	7,500,000	1.0%	7,500,000	N	10/17/2017	12/11/2017	11/11/2027		11/11/2027		4.51000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.49412%	Actual/360	28,578.99
41	Water Tower Self Storage	7,125,000	0.9%	5,955,240	N	9/28/2017	11/11/2017	10/11/2018	11/11/2018	10/11/2027		4.66000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.64412%	Actual/360	36,781.84
42	RSM Business Park	6,890,000	0.9%	6,890,000	N	9/21/2017	11/6/2017	10/6/2027		10/6/2027		3.94200%	0.00149%	0.00860%	0.03250%	0.00050%	0.00029%	3.89862%	Actual/360	22,948.01
43	Avenue Hall Executive Center	6,845,000	0.9%	6,845,000	N	9/21/2017	11/6/2017	10/6/2027		10/6/2027		3.94200%	0.00149%	0.00860%	0.03250%	0.00050%	0.00029%	3.89862%	Actual/360	22,798.13
44	Comfort Suites Hilton Head Bluffton	5,971,076	0.8%	4,477,662	N	7/21/2017	9/6/2017		9/6/2017	8/6/2027		4.95000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.93412%	Actual/360	34,900.84
45	Harbor Court Plaza	5,500,000	0.7%	4,711,639	N	8/4/2017	9/6/2017	8/6/2019	9/6/2019	8/6/2027		4.61200%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.59612%	Actual/360	28,234.90
46	Boulevard Square II	4,948,007	0.6%	4,035,875	N	9/11/2017	10/6/2017		10/6/2017	9/6/2027		4.69200%	0.00149%	0.00860%	0.03250%	0.00050%	0.00029%	4.64862%	Actual/360	25,700.59
47	Shaw Blackstone Center-CA	4,850,000	0.6%	4,146,827	N	10/2/2017	11/11/2017	10/11/2019	11/11/2019	10/11/2027		4.54000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.52412%	Actual/360	24,689.64
48	Hampton Inn - Marshall	4,402,705	0.6%	3,248,570	N	9/18/2017	11/6/2017		11/6/2017	10/6/2027		4.60000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.58412%	Actual/360	24,763.20
49	Rite Aid Dunmore	3,800,000	0.5%	2,866,428	N	10/17/2017	12/6/2017		12/6/2017	11/6/2027		5.25000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	5.23412%	Actual/360	22,771.41
50	Kirkwood Center	1,795,702	0.2%	1,120,421	N	9/22/2017	11/11/2017		11/11/2017	10/11/2027		4.70000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.68412%	Actual/360	11,582.93
51	Preferred Self Storage	1,198,611	0.2%	974,430	N	9/12/2017	11/11/2017		11/11/2017	10/11/2027		4.63000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.61412%	Actual/360	6,173.27
52	Dollar General E. Peoria	1,015,000	0.1%	1,015,000	Y	10/23/2017	12/6/2017	11/6/2027		11/6/2027	11/6/2032	4.91000%	0.00149%	0.00860%	0.00500%	0.00050%	0.00029%	4.89412%	Actual/360	4,210.72

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)(3)	Grace Period Late (Days)	Appraised Value ($)(4)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent
1	Headquarters Plaza	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	0	239,000,000	8/22/2017
2	Marriott LAX	Amortizing Balloon		120	112	0	0	360	352	8	L(32),D(84),O(4)	0	0	300,800,000	2/1/2018
3	Mall of Louisiana	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(27),D(89),O(4)	0	0	570,000,000	6/23/2017
4	Adler Portfolio	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	300	300	0	L(24),D(92),O(4)	0	0	81,630,000	Various
4.01	Carmel Executive Park													26,730,000	8/30/2017
4.02	Vista Point North													14,710,000	8/24/2017
4.03	Greenbriar Business Park													12,000,000	8/25/2017
4.04	Plaza Southwest													7,250,000	9/6/2017
4.05	Commerce Park North													6,200,000	9/7/2017
4.06	Crescent 10 Facility													6,100,000	9/7/2017
4.07	Technipark Ten Service Center													5,620,000	9/7/2017
4.08	Westchase Park													3,020,000	9/6/2017
5	U.S. Industrial Portfolio III	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(24),D(89),O(7)	0	5	166,300,000	6/16/2017
5.01	2121 Gardner Street													21,900,000	6/5/2017
5.02	975 Cottonwood Avenue													13,500,000	5/23/2017
5.03	4925 Bulls Bay Highway													13,150,000	5/30/2017
5.04	1500 Southeast 37th Street													10,000,000	5/25/2017
5.05	10450 Medallion Drive													9,800,000	5/24/2017
5.06	1501 Industrial Boulevard													9,800,000	6/1/2017
5.07	1001 DDC Way													8,510,000	5/25/2017
5.08	1152 Armorlite Drive													6,930,000	6/2/2017
5.09	3800 West Broward Boulevard													6,800,000	6/1/2017
5.10	2900 & 2950 Hill Avenue													6,750,000	5/25/2017
5.11	1700 Highland Road													6,525,000	6/2/2017
5.12	1972 Salem Industrial Drive													6,500,000	6/5/2017
5.13	1800 University Parkway													6,400,000	5/30/2017
5.14	621 Hunt Valley Circle													5,200,000	5/25/2017
5.15	5000 Askins Lane													4,850,000	6/1/2017
5.16	900 Chaddick Drive													4,700,000	6/2/2017
5.17	6600 Chapek Parkway													4,500,000	6/2/2017
5.18	53208 Columbia Drive													4,400,000	6/1/2017
5.19	7750 Hub Parkway													4,225,000	6/2/2017
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive													2,800,000	6/1/2017
5.21	3221 Cherry Palm Drive													2,700,000	5/30/2017
6	National Office Portfolio	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	287,750,000	Various
6.01	8330 LBJ Freeway													42,750,000	7/15/2017
6.02	101 East Park Boulevard													36,100,000	7/15/2017
6.03	13601 Preston Road													27,500,000	7/14/2017
6.04	1750 East Golf Road													35,400,000	7/13/2017
6.05	14800 Quorum Drive													13,550,000	7/15/2017
6.06	1995 North Park Place													12,200,000	7/18/2017
6.07	Northlake - 2295 Parklake Dr NE													10,600,000	7/18/2017
6.08	4751 Best Road													11,900,000	7/18/2017
6.09	The Centre - 4101 McEwen Road													12,100,000	7/14/2017
6.10	The Centre - 4099 McEwen Road													11,800,000	7/14/2017
6.11	11225 North 28th Drive													9,070,000	7/13/2017
6.12	10000 North 31st Ave													9,900,000	7/13/2017
6.13	The Centre - 4001 McEwen Road													10,000,000	7/14/2017
6.14	4425 W Airport Fwy													8,400,000	7/14/2017
6.15	Northlake - 2302 Parklake Dr NE													11,800,000	7/18/2017
6.16	Northlake - 2305&2309 Parklake Dr NE													5,880,000	7/18/2017
6.17	12100 Ford Road													12,500,000	7/14/2017
6.18	The Centre - 4000N&S McEwen Road													6,300,000	7/14/2017
7	HGI Savannah Historic District	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(91),O(5)	0	0	56,100,000	9/1/2018
8	Belden Park Crossing	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)	0	0	68,600,000	9/1/2017
9	One Century Place	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(23),GRTR 1% or YM(91),O(6)	0	0	102,000,000	9/15/2017
10	61 Grove Street	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	5	39,500,000	8/29/2017
11	777 Township Line Road	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(90),O(5)	0	0	28,000,000	8/25/2017
12	The View at Marlton	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	0	36,500,000	2/1/2018
13	Corporate Center I & III	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	30,300,000	10/12/2017
14	DoubleTree Berkeley Marina	Interest-only, Amortizing Balloon	Actual/360	120	118	30	28	360	360	2	L(26),D(90),O(4)	0	0	100,300,000	4/11/2017
15	Redmont Hotel Curio	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	0	31,800,000	9/6/2017
16	555 De Haro	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	0	27,000,000	8/23/2017
17	Macedonia Commons	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(90),O(4)	0	0	48,500,000	7/16/2017
18	Northwoods Center	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(26),D(91),O(3)	0	0	24,750,000	7/13/2017
19	100-102 Forsyth Street	Interest-only, Balloon	Actual/360	120	117	120	117	0	0	3	L(27),D(89),O(4)	0	0	24,000,000	6/30/2017
20	Hilton Houston Galleria TX	Amortizing Balloon		60	60	0	0	300	300	0	L(24),D(32),O(4)	0	0	25,400,000	7/20/2018
21	Del Amo Fashion Center	Interest-only, Balloon	Actual/360	120	115	120	115	0	0	5	L(29),D(84),O(7)	0	0	1,155,000,000	4/23/2017
22	Hallandale Self Storage	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(92),O(3)	0	0	18,100,000	11/3/2017
23	Springville Heights Condominium	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	0	22,100,000	8/21/2017
24	HGI Plymouth	Interest-only, Amortizing Balloon	Actual/360	120	120	12	12	360	360	0	L(24),GRTR 1% or YM(92),O(4)	0	5	20,200,000	9/5/2017
25	1030-1040 Broad Street	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)	0	0	19,000,000	7/7/2017
26	Columbia Park Shopping Center	Interest-only, Balloon	Actual/360	120	115	120	115	0	0	5	L(29),D(88),O(3)	0	0	103,900,000	4/3/2017
27	Dublin Corners	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	21,050,000	8/9/2017
28	Residence Inn Omaha Aksarben Village	Amortizing Balloon	Actual/360	120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	17,700,000	9/25/2017
29	Simi Valley Industrial Park	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	22,400,000	8/8/2017
30	Plaza de Hacienda	Amortizing Balloon		120	118	0	0	300	298	2	L(26),D(90),O(4)	0	0	21,400,000	7/19/2017
31	Northern Ohio Industrial Park	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(91),O(5)	0	0	15,900,000	6/29/2017
32	Cascade Building	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	25,500,000	8/28/2017
33	Paseo Lindo	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	14,840,000	7/28/2017
34	Marengo Plaza	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	16,700,000	7/10/2017
35	444-446 86th Street	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	13,700,000	8/3/2017
36	Alton Business Park	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	17,000,000	8/2/2017
37	Willowick Business Park	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	18,900,000	7/28/2017
38	Omega Self Storage – Amityville Portfolio	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	13,550,000	6/30/2017
38.01	185-Omega Self Storage													10,650,000	6/30/2017
38.02	491-Omega Storage Inc.													2,900,000	6/30/2017
39	Walnut Grove Medical Center	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	0	13,000,000	9/7/2017
40	Tustin Mayfair Plaza	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	0	15,050,000	2/1/2018
41	Water Tower Self Storage	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),D(91),O(4)	0	0	10,400,000	8/28/2017
42	RSM Business Park	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	13,600,000	8/2/2017
43	Avenue Hall Executive Center	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	12,700,000	8/8/2017
44	Comfort Suites Hilton Head Bluffton	Amortizing Balloon		120	117	0	0	300	297	3	L(27),D(90),O(3)	0	0	9,300,000	5/24/2017
45	Harbor Court Plaza	Interest-only, Amortizing Balloon	Actual/360	120	117	24	21	360	360	3	L(27),D(88),O(5)	0	0	8,000,000	7/11/2017
46	Boulevard Square II	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	6,860,000	5/22/2017
47	Shaw Blackstone Center-CA	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	0	6,900,000	8/10/2017
48	Hampton Inn - Marshall	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0	6,600,000	8/14/2017
49	Rite Aid Dunmore	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(92),O(4)	0	0	5,900,000	5/20/2017
50	Kirkwood Center	Amortizing Balloon		120	119	0	0	240	239	1	L(25),D(91),O(4)	0	0	3,420,000	12/29/2017
51	Preferred Self Storage	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	0	0	2,050,000	8/3/2017
52	Dollar General E. Peoria	Interest-only, ARD	Actual/360	120	120	120	120	0	0	0	YM(24),YM or D(89),O(7)	0	0	1,450,000	8/13/2017

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(5)(6)	U/W NCF DSCR (x)(5)(6)	Cut-off Date LTV Ratio(4)(5)(6)	LTV Ratio at Maturity or ARD(4)(5)(6)	Cut-off Date U/W NOI Debt Yield(5)(6)	Cut-off Date U/W NCF Debt Yield(5)(6)	U/W Revenues ($)(2)(8)(12)	U/W Expenses ($)	U/W Net Operating Income ($)(7)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)(7)	Occupancy Rate(2)(8)(9)	Occupancy as-of Date
1	Headquarters Plaza						2.56	2.23	62.8%	62.8%	11.3%	9.8%	39,606,385	22,663,110	16,943,274	145,903	1,195,318	14,740,419	91.8%	8/1/2017
2	Marriott LAX						2.10	1.72	48.3%	40.2%	13.8%	11.4%	72,058,354	51,979,491	20,078,862	3,602,918	0	16,475,945	84.6%	12/31/2016
3	Mall of Louisiana						1.94	1.85	57.0%	49.3%	11.1%	10.6%	43,215,234	7,152,311	36,062,923	155,358	1,473,928	34,433,637	91.8%	6/30/2017
4	Adler Portfolio						2.30	1.88	49.4%	40.7%	15.1%	12.3%	12,623,243	6,535,092	6,088,151	264,514	847,680	4,975,958	87.7%	10/31/2017
4.01	Carmel Executive Park												4,204,603	2,243,537	1,961,066	79,711	414,973	1,466,383	91.9%	10/31/2017
4.02	Vista Point North												2,332,127	1,242,391	1,089,736	70,529	135,413	883,794	88.0%	10/31/2017
4.03	Greenbriar Business Park												1,717,056	812,784	904,273	20,348	120,908	763,016	89.8%	10/31/2017
4.04	Plaza Southwest												1,306,175	463,833	842,342	34,920	90,483	716,939	89.6%	10/31/2017
4.05	Commerce Park North												949,754	463,731	486,024	14,600	26,888	444,536	92.1%	10/31/2017
4.06	Crescent 10 Facility												920,751	516,616	404,136	26,483	32,199	345,454	84.0%	10/31/2017
4.07	Technipark Ten Service Center												895,011	437,907	457,103	10,751	22,762	423,591	92.5%	10/31/2017
4.08	Westchase Park												297,764	354,293	-56,529	7,172	4,053	-67,755	46.6%	10/31/2017
5	U.S. Industrial Portfolio III						1.60	1.48	72.5%	66.0%	9.4%	8.6%	15,292,243	3,981,653	11,310,590	298,573	596,602	10,415,416	100.0%	11/1/2017
5.01	2121 Gardner Street												2,062,450	387,747	1,674,703	37,827	87,002	1,549,874	100.0%	11/1/2017
5.02	975 Cottonwood Avenue												1,223,928	205,262	1,018,666	17,504	33,258	967,904	100.0%	11/1/2017
5.03	4925 Bulls Bay Highway												1,243,942	257,216	986,726	19,841	53,570	913,315	100.0%	11/1/2017
5.04	1500 Southeast 37th Street												992,306	275,561	716,745	24,826	17,378	674,541	100.0%	11/1/2017
5.05	10450 Medallion Drive												1,118,726	335,117	783,609	15,151	48,482	719,977	100.0%	11/1/2017
5.06	1501 Industrial Boulevard												872,202	213,931	658,271	11,225	25,818	621,228	100.0%	11/1/2017
5.07	1001 DDC Way												814,158	127,549	686,609	13,289	50,497	622,823	100.0%	11/1/2017
5.08	1152 Armorlite Drive												436,922	101,352	335,570	4,431	24,815	306,323	100.0%	11/1/2017
5.09	3800 West Broward Boulevard												631,482	82,762	548,720	6,538	37,918	504,265	100.0%	11/1/2017
5.10	2900 & 2950 Hill Avenue												846,184	305,152	541,032	23,770	14,262	503,001	100.0%	11/1/2017
5.11	1700 Highland Road												660,594	153,880	506,714	11,517	12,669	482,529	100.0%	11/1/2017
5.12	1972 Salem Industrial Drive												736,290	200,127	536,163	31,714	28,543	475,906	100.0%	11/1/2017
5.13	1800 University Parkway												630,659	151,061	479,598	10,575	26,438	442,585	100.0%	11/1/2017
5.14	621 Hunt Valley Circle												595,335	104,091	491,244	6,180	15,449	469,616	100.0%	11/1/2017
5.15	5000 Askins Lane												484,886	145,675	339,211	10,004	50,020	279,187	100.0%	11/1/2017
5.16	900 Chaddick Drive												0	314,806	-314,806	7,590	0	-322,396	100.0%	11/1/2017
5.17	6600 Chapek Parkway												496,986	169,621	327,365	15,795	7,898	303,673	100.0%	11/1/2017
5.18	53208 Columbia Drive												540,532	123,784	416,748	11,794	30,664	374,291	100.0%	11/1/2017
5.19	7750 Hub Parkway												496,986	169,621	327,365	8,340	6,672	312,353	100.0%	11/1/2017
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive												318,473	87,695	230,778	6,800	13,599	210,379	100.0%	11/1/2017
5.21	3221 Cherry Palm Drive												339,738	73,689	266,049	3,862	11,650	250,537	100.0%	11/1/2017
6	National Office Portfolio						1.81	1.64	64.2%	52.2%	11.1%	10.1%	38,630,025	18,051,854	20,578,171	643,175	1,286,350	18,648,646	77.5%	8/31/2017
6.01	8330 LBJ Freeway												5,864,932	2,378,455	3,486,477	95,346	190,692	3,200,440	85.3%	8/31/2017
6.02	101 East Park Boulevard												4,277,940	1,429,865	2,848,075	56,361	112,723	2,678,991	87.1%	8/31/2017
6.03	13601 Preston Road												3,875,726	1,661,164	2,214,562	65,494	130,988	2,018,081	82.0%	8/31/2017
6.04	1750 East Golf Road												5,773,927	2,991,546	2,782,381	53,053	106,106	2,623,222	97.3%	8/31/2017
6.05	14800 Quorum Drive												1,518,306	612,070	906,236	25,969	51,939	828,328	76.7%	8/31/2017
6.06	1995 North Park Place												1,627,072	727,946	899,126	24,980	49,960	824,186	76.9%	8/31/2017
6.07	Northlake - 2295 Parklake Dr NE												1,927,363	900,434	1,026,929	30,382	60,764	935,783	79.8%	8/31/2017
6.08	4751 Best Road												1,551,928	672,927	879,001	23,271	46,542	809,188	84.2%	8/31/2017
6.09	The Centre - 4101 McEwen Road												1,383,837	738,917	644,920	31,082	62,163	551,675	61.3%	8/31/2017
6.10	The Centre - 4099 McEwen Road												1,647,099	827,041	820,058	30,928	61,856	727,275	77.6%	8/31/2017
6.11	11225 North 28th Drive												1,412,021	918,942	493,079	33,875	67,751	391,454	78.6%	8/31/2017
6.12	10000 North 31st Ave												1,326,083	854,686	471,397	32,045	64,090	375,262	64.4%	8/31/2017
6.13	The Centre - 4001 McEwen Road												1,177,647	515,000	662,647	23,798	47,596	591,253	70.3%	8/31/2017
6.14	4425 W Airport Fwy												1,216,108	593,500	622,608	21,303	42,606	558,699	71.6%	8/31/2017
6.15	Northlake - 2302 Parklake Dr NE												910,557	679,542	231,014	27,806	55,612	147,597	42.3%	8/31/2017
6.16	Northlake - 2305&2309 Parklake Dr NE												1,050,901	423,736	627,165	16,290	32,579	578,297	70.0%	8/31/2017
6.17	12100 Ford Road												1,274,376	764,345	510,031	39,501	79,002	391,528	57.2%	8/31/2017
6.18	The Centre - 4000N&S McEwen Road												814,202	361,738	452,464	11,692	23,385	417,387	100.0%	8/31/2017
7	HGI Savannah Historic District						2.03	1.81	47.2%	38.3%	12.4%	11.1%	8,930,140	5,631,974	3,298,166	357,206	0	2,940,961	90.6%	8/31/2017
8	Belden Park Crossing						1.71	1.61	74.3%	63.8%	10.6%	10.0%	7,866,498	2,449,394	5,417,104	72,598	238,094	5,106,412	96.7%	9/29/2017
9	One Century Place						3.00	2.73	65.0%	65.0%	11.5%	10.5%	12,080,931	4,449,986	7,630,945	124,861	538,792	6,967,293	99.8%	10/11/2017
10	61 Grove Street						1.50	1.49	54.8%	54.8%	6.7%	6.6%	1,825,172	382,105	1,443,067	2,100	7,502	1,433,465	91.7%	9/1/2017
11	777 Township Line Road						1.53	1.40	75.0%	64.2%	9.4%	8.6%	3,396,888	1,426,482	1,970,406	22,000	140,218	1,808,188	90.6%	10/01/207
12	The View at Marlton						1.39	1.32	72.6%	62.3%	8.6%	8.2%	3,129,139	848,755	2,280,383	18,214	91,069	2,171,101	100.0%	9/27/2017
13	Corporate Center I & III						1.49	1.31	66.8%	56.3%	10.5%	9.2%	2,544,232	426,553	2,117,679	-6,000	262,206	1,861,473	100.0%	10/12/2017
14	DoubleTree Berkeley Marina						2.23	1.86	52.3%	45.6%	14.1%	11.7%	31,423,806	24,020,252	7,403,554	1,256,952	0	6,146,602	90.3%	6/30/2017
15	Redmont Hotel Curio						1.90	1.66	59.7%	49.6%	12.7%	11.0%	7,708,491	5,303,779	2,404,712	308,340	0	2,096,372	76.2%	9/30/2017
16	555 De Haro						1.84	1.76	70.4%	70.4%	8.0%	7.7%	2,294,724	769,908	1,524,817	10,489	49,946	1,464,382	100.0%	8/1/2017
17	Macedonia Commons						1.94	1.80	70.5%	61.6%	11.7%	10.9%	5,436,646	1,426,916	4,009,729	46,832	240,539	3,722,358	96.5%	6/23/2017
18	Northwoods Center						1.68	1.60	68.6%	62.7%	10.1%	9.6%	2,280,084	561,456	1,718,627	27,867	61,462	1,629,299	100.0%	8/7/2017
19	100-102 Forsyth Street						1.35	1.34	66.7%	66.7%	6.8%	6.7%	1,426,665	340,426	1,086,239	9,690	0	1,076,549	97.8%	7/1/2017
20	Hilton Houston Galleria TX						2.35	2.00	61.4%	54.9%	16.9%	14.4%	9,739,607	7,105,206	2,634,402	389,584	0	2,244,818	72.2%	9/30/2017
21	Del Amo Fashion Center						3.48	3.34	39.8%	39.8%	12.9%	12.4%	81,259,520	21,915,628	59,343,892	223,460	2,154,999	56,965,434	85.2%	5/15/2017
22	Hallandale Self Storage						1.52	1.50	74.8%	65.6%	9.3%	9.2%	1,859,829	596,215	1,263,613	15,073	0	1,248,540	86.2%	8/31/2017
23	Springville Heights Condominium						1.62	1.57	61.1%	61.1%	7.9%	7.7%	1,798,255	732,661	1,065,594	27,250	0	1,038,344	87.2%	9/27/2017
24	HGI Plymouth						2.08	1.79	64.9%	54.7%	13.4%	11.5%	6,210,767	4,455,872	1,754,895	248,431	0	1,506,465	74.4%	9/30/2017
25	1030-1040 Broad Street						1.57	1.41	68.4%	59.4%	10.2%	9.2%	2,492,696	1,160,745	1,331,951	24,853	108,056	1,199,042	100.0%	9/11/2017
26	Columbia Park Shopping Center						1.73	1.63	60.3%	60.3%	8.4%	7.9%	8,241,386	2,949,849	5,291,537	69,141	259,277	4,963,119	94.8%	4/25/2017
27	Dublin Corners						1.68	1.63	59.3%	47.9%	10.1%	9.8%	1,824,782	562,559	1,262,222	11,079	24,439	1,226,705	100.0%	9/30/2017
28	Residence Inn Omaha Aksarben Village						2.08	1.88	67.8%	55.7%	13.4%	12.1%	3,925,657	2,317,109	1,608,548	157,026	0	1,451,521	73.3%	8/31/2017
29	Simi Valley Industrial Park						2.91	2.63	51.6%	51.6%	11.6%	10.5%	1,911,120	568,693	1,342,427	43,326	86,651	1,212,451	92.4%	8/1/2017
30	Plaza de Hacienda						2.03	1.86	51.7%	37.1%	12.7%	11.6%	2,002,651	599,441	1,403,210	20,782	94,953	1,287,475	96.5%	7/31/2017
31	Northern Ohio Industrial Park						2.11	1.81	69.2%	55.9%	12.8%	11.0%	2,457,045	1,045,072	1,411,972	137,895	64,109	1,209,968	100.0%	7/1/2017
32	Cascade Building						3.26	3.13	39.2%	39.2%	12.1%	11.6%	1,899,881	694,539	1,205,342	19,080	28,620	1,157,643	79.3%	7/31/2017
33	Paseo Lindo						2.47	2.32	61.6%	61.6%	10.6%	9.9%	1,210,173	240,626	969,547	9,009	50,944	909,595	100.0%	9/5/2017
34	Marengo Plaza						1.70	1.64	53.8%	43.8%	10.6%	10.2%	1,164,014	215,021	948,993	4,471	28,044	916,478	94.7%	6/25/2017
35	444-446 86th Street						1.75	1.69	63.1%	63.1%	8.1%	7.9%	892,400	188,702	703,698	2,200	22,243	679,254	100.0%	11/1/2017
36	Alton Business Park						3.01	2.77	50.0%	50.0%	12.0%	11.1%	1,281,151	259,599	1,021,552	26,807	53,800	940,945	100.0%	9/1/2017
37	Willowick Business Park						3.25	2.84	44.7%	44.7%	13.0%	11.4%	1,670,086	572,726	1,097,360	43,060	94,929	959,371	93.9%	7/14/2017
38	Omega Self Storage – Amityville Portfolio						1.78	1.77	58.9%	47.8%	11.0%	10.9%	1,218,618	343,801	874,817	8,618	0	866,199	99.1%	9/30/2017
38.01	185-Omega Self Storage												971,298	284,865	686,433	6,854	0	679,579	99.7%	9/30/2017
38.02	491-Omega Storage Inc.												247,320	58,936	188,384	1,764	0	186,620	96.6%	9/30/2017
39	Walnut Grove Medical Center						2.34	2.08	60.0%	60.0%	10.8%	9.6%	1,258,130	418,397	839,733	8,119	82,817	748,796	94.2%	9/15/2017
40	Tustin Mayfair Plaza						2.35	2.27	49.8%	49.8%	10.8%	10.4%	1,087,761	281,020	806,741	8,268	20,670	777,803	100.0%	10/6/2017
41	Water Tower Self Storage						1.52	1.49	68.5%	57.3%	9.4%	9.2%	961,899	291,091	670,808	14,280	0	656,528	97.5%	8/28/2017
42	RSM Business Park						2.91	2.68	50.7%	50.7%	11.6%	10.7%	1,052,674	251,220	801,454	16,315	46,828	738,311	94.5%	8/1/2017
43	Avenue Hall Executive Center						2.96	2.66	53.9%	53.9%	11.8%	10.6%	1,115,649	304,870	810,779	16,591	65,432	728,756	96.5%	8/1/2017
44	Comfort Suites Hilton Head Bluffton						2.30	2.07	64.2%	48.1%	16.1%	14.5%	2,371,746	1,409,087	962,659	94,870	0	867,789	78.6%	5/31/2017
45	Harbor Court Plaza						1.61	1.50	68.8%	58.9%	9.9%	9.3%	840,732	294,883	545,849	6,009	30,046	509,794	89.2%	6/8/2017
46	Boulevard Square II						1.38	1.30	72.1%	58.8%	8.6%	8.1%	661,419	236,876	424,542	9,328	14,189	401,025	98.4%	8/28/2017
47	Shaw Blackstone Center-CA						1.69	1.58	70.3%	60.1%	10.3%	9.7%	699,532	198,322	501,210	6,846	25,674	468,690	100.0%	9/1/2017
48	Hampton Inn - Marshall						2.50	2.20	66.7%	49.2%	16.8%	14.9%	2,172,363	1,430,930	741,433	86,895	0	654,538	74.1%	7/31/2017
49	Rite Aid Dunmore						1.41	1.30	64.4%	48.6%	10.1%	9.3%	392,370	7,847	384,523	1,677	27,950	354,896	100.0%	11/1/2017
50	Kirkwood Center						1.63	1.58	52.5%	32.8%	12.6%	12.2%	293,816	67,630	226,186	1,405	5,269	219,512	100.0%	6/19/2017
51	Preferred Self Storage						2.04	1.97	58.5%	47.5%	12.6%	12.2%	275,172	123,995	151,177	5,303	0	145,874	99.3%	7/31/2017
52	Dollar General E. Peoria						1.81	1.78	70.0%	70.0%	9.0%	8.9%	94,288	2,829	91,460	1,365	0	90,095	100.0%	11/1/2017

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Hotel ADR(9)	U/W Hotel RevPAR(9)	Most Recent Period(9)	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period(9)	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR
1	Headquarters Plaza	168	149	TTM 8/31/2017	39,510,913	22,016,384	17,494,529	843,150	16,651,379	168	149	Actual 2016	39,036,653	22,376,710	16,659,943	844,625	15,815,318	167	148
2	Marriott LAX	160	135	Actual 2016	72,255,774	52,054,178	20,201,595	0	20,201,595	160	135	Actual 2015	68,991,437	50,469,387	18,522,050	0	18,522,050	148	128
3	Mall of Louisiana			TTM 4/30/2017	42,205,123	7,209,498	34,995,624	0	34,995,624			Actual 2016	42,235,214	7,196,737	35,038,477	0	35,038,477
4	Adler Portfolio			TTM 9/30/2017	13,144,964	4,810,655	8,334,310	0	8,334,310			Actual 2016	13,074,834	4,869,136	8,205,698	0	8,205,698
4.01	Carmel Executive Park			TTM 9/30/2017	4,183,494	1,617,487	2,566,007	0	2,566,007			Actual 2016	4,092,258	1,643,680	2,448,578	0	2,448,578
4.02	Vista Point North			TTM 9/30/2017	2,296,168	879,863	1,416,305	0	1,416,305			Actual 2016	2,286,339	900,086	1,386,253	0	1,386,253
4.03	Greenbriar Business Park			TTM 9/30/2017	1,908,450	512,070	1,396,379	0	1,396,379			Actual 2016	1,869,943	546,867	1,323,076	0	1,323,076
4.04	Plaza Southwest			TTM 9/30/2017	1,406,649	487,863	918,786	0	918,786			Actual 2016	1,517,100	505,651	1,011,449	0	1,011,449
4.05	Commerce Park North			TTM 9/30/2017	1,040,421	333,384	707,038	0	707,038			Actual 2016	1,049,954	337,644	712,311	0	712,311
4.06	Crescent 10 Facility			TTM 9/30/2017	987,323	361,912	625,410	0	625,410			Actual 2016	942,860	376,216	566,644	0	566,644
4.07	Technipark Ten Service Center			TTM 9/30/2017	986,491	327,128	659,363	0	659,363			Actual 2016	989,973	334,719	655,253	0	655,253
4.08	Westchase Park			TTM 9/30/2017	335,968	290,947	45,021	0	45,021			Actual 2016	326,408	224,274	102,134	0	102,134
5	U.S. Industrial Portfolio III			TTM 6/30/2017	14,448,506	2,245,198	12,203,308	0	12,203,308			Actual 2016	14,325,613	2,270,350	12,055,263	0	12,055,263
5.01	2121 Gardner Street			TTM 6/30/2017	1,818,254	180,000	1,638,254	0	1,638,254			Actual 2016	1,802,598	180,000	1,622,598	0	1,622,598
5.02	975 Cottonwood Avenue			TTM 6/30/2017	1,085,265	102,000	983,265	0	983,265			Actual 2016	1,070,945	102,000	968,945	0	968,945
5.03	4925 Bulls Bay Highway			TTM 6/30/2017	1,142,332	172,000	970,332	0	970,332			Actual 2016	1,125,644	168,000	957,644	0	957,644
5.04	1500 Southeast 37th Street			TTM 6/30/2017	841,972	144,000	697,972	0	697,972			Actual 2016	832,588	144,000	688,588	0	688,588
5.05	10450 Medallion Drive			TTM 6/30/2017	997,876	240,000	757,876	0	757,876			Actual 2016	986,812	240,000	746,812	0	746,812
5.06	1501 Industrial Boulevard			TTM 6/30/2017	763,658	120,000	643,658	0	643,658			Actual 2016	761,760	126,000	635,760	0	635,760
5.07	1001 DDC Way			TTM 6/30/2017	742,287	78,000	664,287	0	664,287			Actual 2016	733,377	78,000	655,377	0	655,377
5.08	1152 Armorlite Drive			TTM 6/30/2017	559,434	72,000	487,434	0	487,434			Actual 2016	553,416	72,000	481,416	0	481,416
5.09	3800 West Broward Boulevard			TTM 6/30/2017	612,978	72,000	540,978	0	540,978			Actual 2016	606,300	72,000	534,300	0	534,300
5.10	2900 & 2950 Hill Avenue			TTM 6/30/2017	645,529	110,400	535,129	0	535,129			Actual 2016	655,039	127,800	527,239	0	527,239
5.11	1700 Highland Road			TTM 6/30/2017	578,472	88,200	490,272	0	490,272			Actual 2016	571,884	88,200	483,684	0	483,684
5.12	1972 Salem Industrial Drive			TTM 6/30/2017	601,489	46,800	554,689	0	554,689			Actual 2016	596,189	46,800	549,389	0	549,389
5.13	1800 University Parkway			TTM 6/30/2017	563,372	90,000	473,372	0	473,372			Actual 2016	557,355	90,000	467,355	0	467,355
5.14	621 Hunt Valley Circle			TTM 6/30/2017	549,096	64,200	484,896	0	484,896			Actual 2016	543,108	64,200	478,908	0	478,908
5.15	5000 Askins Lane			TTM 6/30/2017	419,741	90,000	329,741	0	329,741			Actual 2016	415,318	90,000	325,318	0	325,318
5.16	900 Chaddick Drive			TTM 6/30/2017	653,424	276,000	377,424	0	377,424			Actual 2016	653,424	276,000	377,424	0	377,424
5.17	6600 Chapek Parkway			TTM 6/30/2017	414,731	68,998	345,733	0	345,733			Actual 2016	405,717	63,998	341,719	0	341,719
5.18	53208 Columbia Drive			TTM 6/30/2017	462,404	50,000	412,404	0	412,404			Actual 2016	464,336	57,500	406,836	0	406,836
5.19	7750 Hub Parkway			TTM 6/30/2017	406,731	81,000	325,731	0	325,731			Actual 2016	405,969	84,252	321,717	0	321,717
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive			TTM 6/30/2017	274,517	50,400	224,117	0	224,117			Actual 2016	271,512	50,400	221,112	0	221,112
5.21	3221 Cherry Palm Drive			TTM 6/30/2017	314,944	49,200	265,744	0	265,744			Actual 2016	312,322	49,200	263,122	0	263,122
6	National Office Portfolio			TTM 8/31/2017	34,604,835	17,986,810	16,618,026	0	16,618,026			Actual 2016	32,062,523	17,768,808	14,293,715	0	14,293,715
6.01	8330 LBJ Freeway			TTM 8/31/2017	4,835,602	2,348,873	2,486,729	0	2,486,729			Actual 2016	4,377,524	2,151,230	2,226,294	0	2,226,294
6.02	101 East Park Boulevard			TTM 8/31/2017	3,520,341	1,326,254	2,194,088	0	2,194,088			Actual 2016	3,180,538	1,394,729	1,785,810	0	1,785,810
6.03	13601 Preston Road			TTM 8/31/2017	3,300,928	1,652,905	1,648,023	0	1,648,023			Actual 2016	3,005,621	1,570,121	1,435,500	0	1,435,500
6.04	1750 East Golf Road			TTM 8/31/2017	5,575,355	3,024,178	2,551,177	0	2,551,177			Actual 2016	5,327,020	3,048,095	2,278,925	0	2,278,925
6.05	14800 Quorum Drive			TTM 8/31/2017	1,391,459	608,168	783,291	0	783,291			Actual 2016	1,521,458	653,758	867,700	0	867,700
6.06	1995 North Park Place			TTM 8/31/2017	1,660,349	730,040	930,309	0	930,309			Actual 2016	1,631,479	761,208	870,271	0	870,271
6.07	Northlake - 2295 Parklake Dr NE			TTM 8/31/2017	1,601,423	910,515	690,908	0	690,908			Actual 2016	1,342,103	892,898	449,205	0	449,205
6.08	4751 Best Road			TTM 8/31/2017	1,474,324	685,470	788,854	0	788,854			Actual 2016	1,344,457	751,674	592,783	0	592,783
6.09	The Centre - 4101 McEwen Road			TTM 8/31/2017	1,245,140	737,212	507,928	0	507,928			Actual 2016	914,170	737,961	176,209	0	176,209
6.10	The Centre - 4099 McEwen Road			TTM 8/31/2017	1,505,536	815,542	689,994	0	689,994			Actual 2016	1,304,485	786,570	517,915	0	517,915
6.11	11225 North 28th Drive			TTM 8/31/2017	1,266,871	920,148	346,723	0	346,723			Actual 2016	1,180,406	927,020	253,386	0	253,386
6.12	10000 North 31st Ave			TTM 8/31/2017	1,221,055	868,720	352,335	0	352,335			Actual 2016	1,161,945	825,547	336,398	0	336,398
6.13	The Centre - 4001 McEwen Road			TTM 8/31/2017	1,054,799	516,535	538,264	0	538,264			Actual 2016	1,016,963	508,609	508,354	0	508,354
6.14	4425 W Airport Fwy			TTM 8/31/2017	1,118,170	595,559	522,610	0	522,610			Actual 2016	896,676	568,996	327,680	0	327,680
6.15	Northlake - 2302 Parklake Dr NE			TTM 8/31/2017	1,157,645	710,348	447,297	0	447,297			Actual 2016	1,083,453	644,130	439,324	0	439,324
6.16	Northlake - 2305&2309 Parklake Dr NE			TTM 8/31/2017	442,332	405,168	37,164	0	37,164			Actual 2016	723,558	477,486	246,072	0	246,072
6.17	12100 Ford Road			TTM 8/31/2017	1,439,079	770,107	668,971	0	668,971			Actual 2016	1,266,542	711,864	554,678	0	554,678
6.18	The Centre - 4000N&S McEwen Road			TTM 8/31/2017	794,427	361,067	433,360	0	433,360			Actual 2016	784,123	356,912	427,211	0	427,211
7	HGI Savannah Historic District	164	151	TTM 8/31/2017	8,663,835	5,544,450	3,119,385	0	3,119,385	163	148	Actual 2016	8,614,424	5,323,630	3,290,794	0	3,290,794	159	146
8	Belden Park Crossing			TTM 8/31/2017	7,367,583	2,308,322	5,059,261	0	5,059,261			Actual 2016	7,910,626	2,409,871	5,500,754	0	5,500,754
9	One Century Place			TTM 8/31/2017	11,698,190	4,552,371	7,145,819	0	7,145,819			Actual 2016	11,526,392	4,540,218	6,986,174	0	6,986,174
10	61 Grove Street			TTM 8/31/2017	1,846,980	362,818	1,484,162	0	1,484,162			Actual 2016	1,793,541	322,882	1,470,659	0	1,470,659
11	777 Township Line Road			TTM 7/31/2017	2,958,242	1,164,051	1,794,191	0	1,794,191			Actual 2016	2,612,251	1,140,821	1,471,430	0	1,471,430
12	The View at Marlton			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
13	Corporate Center I & III			TTM 8/31/2017	2,733,510	454,729	2,278,781	0	2,278,781			Actual 2016	2,545,624	432,940	2,112,684	0	2,112,684
14	DoubleTree Berkeley Marina	186	168	TTM 6/30/2017	31,423,806	24,018,009	7,405,797	1,256,952	6,148,845	186	168	Actual 2016	31,534,222	23,777,836	7,756,386	1,261,369	6,495,017	190	170
15	Redmont Hotel Curio	147	112	TTM 9/30/2017	7,708,491	5,226,934	2,481,557	0	2,481,557	147	112	Annualized 9 12/31/2016	5,689,316	4,642,033	1,047,283	0	1,047,283	137	79
16	555 De Haro			TTM 6/30/2017	2,026,684	636,637	1,390,047	0	1,390,047			Actual 2016	1,757,828	660,835	1,096,993	0	1,096,993
17	Macedonia Commons			TTM 6/30/2017	5,153,438	1,297,251	3,856,187	0	3,856,187			Actual 2016	5,351,897	1,334,115	4,017,782	0	4,017,782
18	Northwoods Center			TTM 6/30/2017	2,297,194	572,657	1,724,537	0	1,724,537			Actual 2016	2,262,596	569,426	1,693,170	0	1,693,170
19	100-102 Forsyth Street			TTM 8/31/2017	593,858	140,966	452,892	0	452,892			Actual 2016	569,972	290,493	279,480	0	279,480
20	Hilton Houston Galleria TX	103	75	TTM 9/30/2017	9,739,047	7,177,870	2,561,177	0	2,561,177	103	75	Actual 2016	8,814,327	6,900,992	1,913,335	0	1,913,335	97	67
21	Del Amo Fashion Center			TTM 3/31/2017	77,175,155	23,956,448	53,218,707	0	53,218,707			Actual 2016	75,673,675	24,572,583	51,101,092	0	51,101,092
22	Hallandale Self Storage			TTM 8/31/2017	1,859,829	522,479	1,337,350	0	1,337,350			Actual 2016	1,859,245	516,579	1,342,666	0	1,342,666
23	Springville Heights Condominium			TTM 10/31/2017	1,909,342	690,238	1,219,104	0	1,219,104			Actual 2016	1,658,579	669,798	988,781	0	988,781
24	HGI Plymouth	130	96	TTM 9/30/2017	6,210,767	4,407,113	1,803,654	0	1,803,654	130	96	Actual 2016	5,950,883	4,187,630	1,763,253	0	1,763,253	125	92
25	1030-1040 Broad Street			TTM 6/30/2017	2,732,540	1,192,156	1,540,384	0	1,540,384			Actual 2016	2,565,767	1,157,706	1,408,061	0	1,408,061
26	Columbia Park Shopping Center			TTM 3/31/2017	7,775,707	2,753,833	5,021,875	0	5,021,875			Actual 2016	7,703,268	2,824,452	4,878,816	0	4,878,816
27	Dublin Corners			TTM 9/30/2017	1,874,485	615,421	1,259,064	0	1,259,064			Actual 2016	1,587,435	535,075	1,052,360	0	1,052,360
28	Residence Inn Omaha Aksarben Village	121	89	TTM 8/31/2017	3,925,657	2,400,891	1,524,766	0	1,524,766	121	89	Actual 2016	3,874,789	2,362,530	1,512,259	0	1,512,259	124	88
29	Simi Valley Industrial Park			TTM 7/31/2017	2,006,357	594,471	1,411,886	23,103	1,388,783			Actual 2016	1,898,057	577,107	1,320,950	33,948	1,287,002
30	Plaza de Hacienda			TTM 6/30/2017	1,851,923	668,614	1,183,309	0	1,183,309			Actual 2016	1,828,472	604,320	1,224,152	0	1,224,152
31	Northern Ohio Industrial Park			TTM 8/31/2017	2,593,388	1,047,193	1,546,195	0	1,546,195			Actual 2016	2,508,648	1,009,889	1,498,759	0	1,498,759
32	Cascade Building			TTM 7/30/2017	2,178,967	690,185	1,488,781	0	1,488,781			Actual 2016	2,154,761	689,659	1,465,102	0	1,465,102
33	Paseo Lindo			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
34	Marengo Plaza			TTM 6/30/2017	835,717	181,755	653,962	0	653,962			Actual 2016	425,254	167,242	258,012	0	258,012
35	444-446 86th Street			TTM 7/31/2017	871,130	216,237	654,893	0	654,893			Actual 2016	519,369	217,078	302,291	0	302,291
36	Alton Business Park			TTM 7/31/2017	1,297,375	265,931	1,031,444	22,111	1,009,333			Actual 2016	1,278,602	249,585	1,029,017	24,757	1,004,260
37	Willowick Business Park			TTM 7/31/2017	1,594,018	591,981	1,002,037	60,796	941,241			Actual 2016	1,545,695	551,814	993,881	83,318	910,563
38	Omega Self Storage – Amityville Portfolio			TTM 9/30/2017	1,334,369	271,087	1,063,282	0	1,063,282			Actual 2016	1,164,693	252,838	911,855	0	911,855
38.01	185-Omega Self Storage			TTM 9/30/2017	1,061,790	231,476	830,314	0	830,314			Actual 2016	930,420	214,865	715,555	0	715,555
38.02	491-Omega Storage Inc.			TTM 9/30/2017	272,579	39,611	232,968	0	232,968			Actual 2016	234,273	37,973	196,300	0	196,300
39	Walnut Grove Medical Center			TTM 5/31/2017	1,081,130	444,274	636,856	0	636,856			Actual 2016	1,128,298	417,283	711,015	0	711,015
40	Tustin Mayfair Plaza			Annualized 8 8/31/2017	723,357	251,429	471,929	0	471,929			Actual 2016	365,455	220,213	145,242	0	145,242
41	Water Tower Self Storage			TTM 7/31/2017	962,506	206,524	755,982	0	755,982			Actual 2016	940,820	217,526	723,294	0	723,294
42	RSM Business Park			TTM 7/31/2017	1,021,207	239,921	781,286	53,058	728,228			Actual 2016	1,003,012	239,491	763,521	36,033	727,488
43	Avenue Hall Executive Center			TTM 7/31/2017	1,059,954	317,442	742,512	39,893	702,619			Actual 2016	1,084,041	302,196	781,845	26,764	755,081
44	Comfort Suites Hilton Head Bluffton	103	81	TTM 5/31/2017	2,371,745	1,302,434	1,069,311	0	1,069,311	103	81	Actual 2016	2,243,399	1,293,211	950,187	0	950,187	100	77
45	Harbor Court Plaza			TTM 5/30/2017	764,668	238,787	525,881	0	525,881			Actual 2016	746,647	244,756	501,891	0	501,891
46	Boulevard Square II			TTM 7/31/2017	651,567	208,061	443,506	0	443,506			Actual 2016	620,921	207,726	413,195	0	413,195
47	Shaw Blackstone Center-CA			TTM 8/31/2017	759,722	209,191	550,531	0	550,531			Actual 2016	766,278	198,329	567,950	0	567,950
48	Hampton Inn - Marshall	107	79	TTM 7/31/2017	2,172,363	1,446,872	725,491	86,895	638,596	107	79	Actual 2016	2,209,282	1,437,362	771,920	88,371	683,549	108	81
49	Rite Aid Dunmore			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
50	Kirkwood Center			TTM 6/30/2017	249,754	60,693	189,061	0	189,061			Actual 2016	253,392	58,137	195,254	0	195,254
51	Preferred Self Storage			TTM 3/31/2017	278,713	99,119	179,594	0	179,594			Actual 2016	278,776	109,297	169,479	0	169,479
52	Dollar General E. Peoria			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Period(9)	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)(10)	Largest Tenant Name(4)(5)(8)(11)(12)(13)(15)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(2)(8)(11)(12)
1	Headquarters Plaza	Actual 2015	38,994,350	22,377,837	16,616,513	851,096	15,765,417	170	149	N	Riker, Danzig, Scherer	79,170	10.9%	7/31/2025	Chartwell Consulting Group, Inc.
2	Marriott LAX	Actual 2014	66,625,604	51,620,102	15,005,502	0	15,005,502	130	116	N
3	Mall of Louisiana	Actual 2015	41,979,974	7,399,438	34,580,536	0	34,580,536			N	AMC Theatres	74,400	9.6%	7/21/2026	Dick’s Sporting Goods
4	Adler Portfolio	Actual 2015	12,313,728	5,032,851	7,280,877	0	7,280,877			N	Various	Various	Various	Various	Various
4.01	Carmel Executive Park	Actual 2015	3,863,763	1,634,538	2,229,225	0	2,229,225			N	Crump Life Insurance Services, Inc	19,838	8.9%	6/30/2021	Forterra Brick East, LLC
4.02	Vista Point North	Actual 2015	2,311,995	945,363	1,366,632	0	1,366,632			N	M/I Homes	19,597	13.6%	5/31/2023	Care View Communication
4.03	Greenbriar Business Park	Actual 2015	1,544,947	528,952	1,015,996	0	1,015,996			N	Caterpillar Financial Services	33,055	24.4%	11/30/2020	Turenne PharMedCo Inc
4.04	Plaza Southwest	Actual 2015	1,335,401	565,544	769,857	0	769,857			N	Joseph A. Baden	22,843	15.0%	6/30/2018	Prepay Wholesale Associates
4.05	Commerce Park North	Actual 2015	992,190	377,599	614,592	0	614,592			N	Alford Services, Inc.	52,715	54.2%	5/31/2021	EPMA Corporation Inc.
4.06	Crescent 10 Facility	Actual 2015	850,225	402,467	447,758	0	447,758			N	ARC Document Solutions, LLC	7,586	7.7%	4/30/2020	Blade Energy Partners, Ltd.
4.07	Technipark Ten Service Center	Actual 2015	971,145	361,173	609,972	0	609,972			N	Schlumberger Technology Corp	33,946	47.4%	10/31/2019	Hanson Aggregates LLC
4.08	Westchase Park	Actual 2015	444,061	217,215	226,846	0	226,846			N	Gulf Coast Commercial Group	7,052	14.7%	3/31/2020	Rubin’s Enterprises, Inc.
5	U.S. Industrial Portfolio III	Actual 2015	13,982,587	2,356,524	11,626,063	0	11,626,063			N	Various	Various	Various	Various
5.01	2121 Gardner Street	Actual 2015	1,726,060	141,500	1,584,560	0	1,584,560			N	Rowe Fine Furniture	378,270	100.0%	7/31/2028
5.02	975 Cottonwood Avenue	Actual 2015	942,343	102,000	840,343	0	840,343			N	Dorner Manufacturing Corp.	175,042	100.0%	10/31/2035
5.03	4925 Bulls Bay Highway	Actual 2015	1,074,648	144,900	929,748	0	929,748			N	Southeastern Aluminum Products	198,408	100.0%	2/28/2027
5.04	1500 Southeast 37th Street	Actual 2015	831,109	161,998	669,111	0	669,111			N	Ryko Solutions, Inc.	248,257	100.0%	8/31/2032
5.05	10450 Medallion Drive	Actual 2015	930,062	205,000	725,062	0	725,062			N	KDM Signs, Inc.	151,506	100.0%	7/31/2025
5.06	1501 Industrial Boulevard	Actual 2015	764,253	144,000	620,253	0	620,253			N	Accupac, Inc.	112,253	100.0%	3/31/2032
5.07	1001 DDC Way	Actual 2015	747,837	110,000	637,837	0	637,837			N	DDC Center Holding Corp.	66,444	100.0%	7/31/2025
5.08	1152 Armorlite Drive	Actual 2015	541,680	72,016	469,664	0	469,664			N	The San Diego Union - Tribune	44,313	100.0%	12/31/2027
5.09	3800 West Broward Boulevard	Actual 2015	575,628	54,360	521,268	0	521,268			N	The Chrysalis Center, Inc.	32,688	100.0%	12/31/2027
5.10	2900 & 2950 Hill Avenue	Actual 2015	691,888	180,000	511,888	0	511,888			N	Decorative Panels International	237,698	100.0%	11/30/2030
5.11	1700 Highland Road	Actual 2015	558,940	88,200	470,740	0	470,740			N	TAC Materials. Inc.	115,169	100.0%	8/31/2028
5.12	1972 Salem Industrial Drive	Actual 2015	583,301	46,800	536,501	0	536,501			N	Rowe Fine Furniture	317,144	100.0%	7/31/2028
5.13	1800 University Parkway	Actual 2015	542,267	88,500	453,767	0	453,767			N	Halifax Sarasota LLC	105,752	100.0%	1/31/2032
5.14	621 Hunt Valley Circle	Actual 2015	531,432	64,200	467,232	0	467,232			N	Bacharach, Inc.	61,796	100.0%	12/31/2024
5.15	5000 Askins Lane	Actual 2015	395,670	79,500	316,170	0	316,170			N	Sigma Corporation	100,040	100.0%	7/31/2031
5.16	900 Chaddick Drive	Actual 2015	659,941	282,500	377,441	0	377,441			N	PNC Acquisition Company, Inc.	75,902	100.0%	1/31/2019
5.17	6600 Chapek Parkway	Actual 2015	396,479	84,000	312,479	0	312,479			N	Northern Stamping Co.	157,950	100.0%	11/30/2031
5.18	53208 Columbia Drive	Actual 2015	456,659	60,000	396,659	0	396,659			N	LTI Flexible Products, Inc.	117,938	100.0%	10/31/2026
5.19	7750 Hub Parkway	Actual 2015	462,029	149,550	312,479	0	312,479			N	Northern Stamping Co.	83,404	100.0%	11/30/2031
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive	Actual 2015	263,193	48,300	214,893	0	214,893			N	Sigma Corporation	67,995	100.0%	7/31/2031
5.21	3221 Cherry Palm Drive	Actual 2015	307,168	49,200	257,968	0	257,968			N	Amphenol Custom Cable, Inc.	38,624	100.0%	7/31/2028
6	National Office Portfolio	Actual 2015	33,879,766	17,492,296	16,387,470	0	16,387,470			N	Various	Various	Various	Various	Various
6.01	8330 LBJ Freeway	Actual 2015	7,074,544	2,353,218	4,721,326	0	4,721,326			N	Trinity Universal Insurance Co	84,114	22.1%	6/30/2025	AZ College
6.02	101 East Park Boulevard	Actual 2015	4,124,460	1,702,455	2,422,005	0	2,422,005			N	M. White & Associates, LLC	24,896	11.0%	9/30/2023	General Services Administration
6.03	13601 Preston Road	Actual 2015	2,832,123	1,654,324	1,177,799	0	1,177,799			N	AT&T	13,358	5.1%	8/31/2021	Mbroh Engineering, Inc.
6.04	1750 East Golf Road	Actual 2015	5,288,786	2,931,325	2,357,461	0	2,357,461			N	Career Education Corporation	116,387	54.8%	5/31/2020	Assurance Agency, Ltd
6.05	14800 Quorum Drive	Actual 2015	1,650,576	660,180	990,396	0	990,396			N	Idea Grove LLC	6,845	6.6%	2/28/2019	On-Site Manager, Inc
6.06	1995 North Park Place	Actual 2015	1,562,157	791,587	770,569	0	770,569			N	GSA - US Army	16,778	16.8%	2/3/2020	G4S Secure Solutions
6.07	Northlake - 2295 Parklake Dr NE	Actual 2015	980,802	785,076	195,726	0	195,726			N	Leidos, Inc	16,372	13.5%	2/28/2022	Midwest Medical
6.08	4751 Best Road	Actual 2015	1,130,105	626,278	503,827	0	503,827			N	Southeastrans, Inc	31,129	33.4%	10/31/2018	Greene Consulting Associates, LLC
6.09	The Centre - 4101 McEwen Road	Actual 2015	1,047,017	653,652	393,365	0	393,365			N	SCIenergy, Inc	10,071	8.1%	1/31/2020	Nemeth & Reese, L.P.
6.10	The Centre - 4099 McEwen Road	Actual 2015	1,295,737	749,163	546,574	0	546,574			N	American Medical Response Ambulance	15,479	12.5%	5/31/2021	Collecto, Inc
6.11	11225 North 28th Drive	Actual 2015	960,197	889,449	70,748	0	70,748			N	Southwest Annuities Marketing, LLC	16,332	12.1%	2/28/2021	Sonovision USA, Inc
6.12	10000 North 31st Ave	Actual 2015	1,095,545	749,773	345,772	0	345,772			N	FCNH, Inc	18,912	14.8%	3/31/2019	Duet Partners in Health & Aging
6.13	The Centre - 4001 McEwen Road	Actual 2015	586,379	479,700	106,678	0	106,678			N	Nurtur Health, Inc.	47,780	50.2%	12/31/2020	Downing Labs, LLC
6.14	4425 W Airport Fwy	Actual 2015	429,578	346,785	82,793	0	82,793			N	Air Serv Corporation	5,422	6.4%	1/31/2018	State of Florida Department of Revenue
6.15	Northlake - 2302 Parklake Dr NE	Actual 2015	992,494	628,612	363,882	0	363,882			N	Babcock & Wilcox Power Generation	8,712	7.8%	1/31/2018	National Mentor Healthcare, LLC
6.16	Northlake - 2305&2309 Parklake Dr NE	Actual 2015	895,590	443,845	451,745	0	451,745			N	Department of Veterans Affairs	23,596	36.2%	9/30/2027	International Rescue Committee
6.17	12100 Ford Road	Actual 2015	1,143,000	694,875	448,125	0	448,125			N	State of Texas - Health & Human Services	15,425	9.8%	10/31/2023	Apex TITAN, Inc.
6.18	The Centre - 4000N&S McEwen Road	Actual 2015	790,677	351,999	438,678	0	438,678			N	Centene Corporation	46,769	100.0%	12/31/2020
7	HGI Savannah Historic District	Actual 2015	8,671,645	4,731,986	3,939,659	0	3,939,659	168	147	N
8	Belden Park Crossing	Actual 2015	7,536,834	2,309,757	5,227,077	0	5,227,077			N	Kohl’s	99,776	20.6%	1/31/2021	Dick’s Sporting Goods
9	One Century Place	Actual 2015	10,840,882	4,620,314	6,220,568	0	6,220,568			N	Willis North America	177,351	32.9%	4/30/2026	Asurion
10	61 Grove Street	Actual 2015	1,645,113	318,573	1,326,540	0	1,326,540			N
11	777 Township Line Road	Annualized 5 12/31/2015	2,502,205	1,081,664	1,420,541	0	1,420,541			N	University of Pennsylvania Health System	31,677	28.8%	2/28/2027	Ethos Health Communications
12	The View at Marlton	NAV	NAV	NAV	NAV	NAV	NAV			N	LA Fitness	45,000	49.4%	10/31/2032	AAA
13	Corporate Center I & III	Actual 2015	2,435,812	448,822	1,986,990	0	1,986,990			N	MVP Realty Management	24,742	26.0%	5/31/2022	Nevada Spine Clinic
14	DoubleTree Berkeley Marina	Actual 2015	29,474,148	22,092,503	7,381,645	1,178,966	6,202,679	186	164	N
15	Redmont Hotel Curio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
16	555 De Haro	Actual 2015	1,386,658	723,577	663,081	0	663,081			Y	ACTCM	11,093	22.2%	3/15/2019	Recess Urban Recreation
17	Macedonia Commons	Actual 2015	5,356,781	1,451,411	3,905,370	0	3,905,370			N	Kohl’s	80,684	25.8%	1/30/2021	Cinemark
18	Northwoods Center	Actual 2015	2,109,457	530,023	1,579,435	0	1,579,435			N	Marshalls	30,000	31.3%	7/31/2018	Petco
19	100-102 Forsyth Street	Actual 2015	999,402	306,991	692,411	0	692,411			N	Forsyth Restaurant Group	4,200	22.6%	7/1/2027
20	Hilton Houston Galleria TX	Actual 2015	7,353,367	6,162,419	1,190,948	0	1,190,948	108	56	N
21	Del Amo Fashion Center	Actual 2015	51,645,131	16,605,695	35,039,436	0	35,039,436			Y	J.C. Penney	163,346	9.2%	12/31/2018	Nordstrom
22	Hallandale Self Storage	Actual 2015	1,648,439	475,548	1,172,891	0	1,172,891			N
23	Springville Heights Condominium	Actual 2015	1,286,042	658,550	627,492	0	627,492			N
24	HGI Plymouth	TTM 8/31/2015	5,612,884	3,753,465	1,859,419	0	1,859,419	118	89	N
25	1030-1040 Broad Street	Actual 2015	2,265,631	1,134,789	1,130,842	0	1,130,842			N	Morgan Stanley Smith Barney	29,987	27.6%	12/31/2021	Moser, LLC
26	Columbia Park Shopping Center	Actual 2015	7,459,800	2,941,317	4,518,482	0	4,518,482			N	Empire 12 Cineplex	70,000	20.2%	4/30/2029	Shop Rite
27	Dublin Corners	Actual 2015	1,618,198	498,456	1,119,742	0	1,119,742			N	New India Bazaar	3,611	11.2%	12/31/2027	Etemadi Enterprises Incorporated
28	Residence Inn Omaha Aksarben Village	Actual 2015	3,216,403	2,013,728	1,202,675	0	1,202,675	118	73	N
29	Simi Valley Industrial Park	Actual 2015	1,513,006	581,975	931,031	125,777	805,254			N	Lucy Development dba Servpro of Moorpark, Fillmore and Santa Paula	28,185	18.2%	2/28/2018	ALS Group USA, Corp
30	Plaza de Hacienda	Actual 2015	1,749,998	584,977	1,165,021	0	1,165,021			N	Albertson’s	51,331	37.0%	6/30/2021	CVS
31	Northern Ohio Industrial Park	Actual 2015	2,556,645	1,009,884	1,546,761	0	1,546,761			N	The HC Companies, Inc.	464,220	43.9%	9/30/2020	PolyOne Corporation
32	Cascade Building	Actual 2015	2,068,043	662,873	1,405,170	0	1,405,170			N	Level 3 Communications, LLC	18,473	19.5%	6/30/2024	Legal Aid Services of Oregon
33	Paseo Lindo	NAV	NAV	NAV	NAV	NAV	NAV			N	LA Fitness	38,038	63.3%	7/31/2029	Petsmart
34	Marengo Plaza	NAV	NAV	NAV	NAV	NAV	NAV			N	Catamaran LLC DBA Briova	6,069	27.1%	4/30/2021	Exodus Recovery Inc.
35	444-446 86th Street	Actual 2015	430,500	247,928	182,572	0	182,572			N	Century 21 Department Stores LLC	7,000	63.6%	9/24/2032	Bath & Body Works
36	Alton Business Park	Actual 2015	1,197,770	280,867	916,903	17,826	899,077			N	Bio Nutritional Research Group, Inc.	12,774	16.2%	5/31/2019	Nanovea, Inc.
37	Willowick Business Park	Actual 2015	1,377,600	527,575	850,025	54,181	795,844			N	Timothy Netherton, dba Synergy Conservation Solutions	5,224	4.9%	2/28/2019	Kenny Dick Jutamas Newcomb dba Concord Uniforms
38	Omega Self Storage – Amityville Portfolio	Actual 2015	898,131	311,758	586,373	0	586,373			N
38.01	185-Omega Self Storage	Actual 2015	730,110	275,162	454,948	0	454,948			N
38.02	491-Omega Storage Inc.	Actual 2015	168,021	36,596	131,425	0	131,425			N
39	Walnut Grove Medical Center	Actual 2015	1,324,745	409,035	915,710	0	915,710			N	Radnet Management, Inc.	5,358	13.2%	5/31/2018	Saint Jude Hospital
40	Tustin Mayfair Plaza	Actual 2015	212,170	175,677	36,493	0	36,493			N	Planet Fitness	15,080	36.5%	2/28/2021	Dollar Tree
41	Water Tower Self Storage	Actual 2015	802,674	202,633	600,041	0	600,041			N
42	RSM Business Park	Actual 2015	948,006	249,284	698,722	18,424	680,298			N	Stonecreek Christian Church	12,359	16.7%	4/30/2022	Newmark Systems, Inc.
43	Avenue Hall Executive Center	Actual 2015	939,694	291,911	647,783	24,633	623,150			N	Matthew Frederick	14,210	16.3%	7/31/2019	ADT, LLC
44	Comfort Suites Hilton Head Bluffton	Actual 2015	1,604,868	1,108,705	496,162	0	496,162	91	55	N
45	Harbor Court Plaza	Actual 2015	693,597	239,641	453,956	0	453,956			N	Jose A. Ramirez and Jona dba Billiards	4,260	14.2%	10/31/2019	Hue Van Vo dba Thien An Restaurant
46	Boulevard Square II	Actual 2015	548,263	238,402	309,861	0	309,861			N	B and L Entertainment	4,382	8.3%	11/30/2019	Flatland Brewery
47	Shaw Blackstone Center-CA	Actual 2015	710,401	190,770	519,631	0	519,631			N	Lamps Plus	12,895	37.7%	1/31/2020	Skechers
48	Hampton Inn - Marshall	Actual 2015	1,846,137	1,341,546	504,591	73,845	430,746	106	66	N
49	Rite Aid Dunmore	NAV	NAV	NAV	NAV	NAV	NAV			N	Rite Aid	11,180	100.0%	2/21/2027
50	Kirkwood Center	Actual 2015	179,882	57,327	122,555	0	122,555			N	Blaze	2,598	37.0%	8/30/2027	Scrubs & Beyond
51	Preferred Self Storage	Actual 2015	278,354	113,007	165,347	0	165,347			N
52	Dollar General E. Peoria	NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,100	100.0%	7/31/2032

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(4)(5)(8)(12)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(8)(12)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(2)(12)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date
1	Headquarters Plaza	50,100	6.9%	8/31/2021	AMC Theatres	40,000	5.5%	4/30/2029	Duff & Phelps, LLC	33,000	4.5%	5/31/2028	Graham, Curtin & Sheridan, P.A.	33,000	4.5%	6/30/2022
2	Marriott LAX
3	Mall of Louisiana	74,061	9.5%	1/31/2019	Main Event	46,900	6.0%	6/30/2028	Nordstrom Rack	30,002	3.9%	9/30/2025	Forever 21	26,885	3.5%	1/31/2019
4	Adler Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
4.01	Carmel Executive Park	13,219	5.9%	2/28/2019	Bank of North Carolina	12,979	5.8%	12/31/2017	Metro Mortgage Investors, LLC	8,114	3.6%	6/30/2019	Consolidated Fibers, Inc.	6,518	2.9%	5/31/2022
4.02	Vista Point North	16,610	11.5%	6/30/2020	Elite View Imaging, Inc.	15,749	11.0%	1/31/2023	RGN-Lewisville 1, LLC	15,490	10.8%	4/23/2024	Dematic Corporation	14,169	9.9%	11/30/2021
4.03	Greenbriar Business Park	11,021	8.1%	12/31/2019	Henry Schein, Inc.	7,960	5.9%	5/31/2023	LTS Managed Technical Services LLC	7,691	5.7%	3/31/2021	Elie J. Ghanem	6,343	4.7%	11/30/2021
4.04	Plaza Southwest	18,600	12.2%	1/31/2021	ZZLS, LLC	8,609	5.7%	11/14/2019	Sashun USA, Inc.	8,537	5.6%	7/31/2019	Shakur Jamal Enterprises, Inc.	8,022	5.3%	8/31/2022
4.05	Commerce Park North	15,140	15.6%	9/30/2019	Lassiter Industries, Inc.	14,983	15.4%	2/28/2018	Orkin, Inc.	4,416	4.5%	4/30/2019	IPC Systems, Inc.	2,406	2.5%	6/30/2021
4.06	Crescent 10 Facility	6,570	6.7%	6/14/2021	Digirad Imaging Solutions, Inc.	5,482	5.6%	1/31/2022	Meyer Instruments, Inc.	5,326	5.4%	1/31/2018	Material Management Resources, Inc.	5,033	5.1%	2/29/2020
4.07	Technipark Ten Service Center	14,863	20.7%	3/31/2021	New Era Life Insurance Company	9,000	12.6%	12/31/2019	Ryder Truck Rental, Inc.	5,851	8.2%	1/31/2019	Collaboration in Science	2,665	3.7%	10/31/2021
4.08	Westchase Park	3,415	7.1%	4/30/2021	Custom Corporates, Inc.	2,917	6.1%	10/31/2019	Me Productions, Inc.	2,412	5.0%	4/30/2022	Proto Logistics, Inc	2,400	5.0%	11/30/2019
5	U.S. Industrial Portfolio III
5.01	2121 Gardner Street
5.02	975 Cottonwood Avenue
5.03	4925 Bulls Bay Highway
5.04	1500 Southeast 37th Street
5.05	10450 Medallion Drive
5.06	1501 Industrial Boulevard
5.07	1001 DDC Way
5.08	1152 Armorlite Drive
5.09	3800 West Broward Boulevard
5.10	2900 & 2950 Hill Avenue
5.11	1700 Highland Road
5.12	1972 Salem Industrial Drive
5.13	1800 University Parkway
5.14	621 Hunt Valley Circle
5.15	5000 Askins Lane
5.16	900 Chaddick Drive
5.17	6600 Chapek Parkway
5.18	53208 Columbia Drive
5.19	7750 Hub Parkway
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive
5.21	3221 Cherry Palm Drive
6	National Office Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
6.01	8330 LBJ Freeway	24,065	6.3%	8/31/2030	Shapiro Brown Corp	16,341	4.3%	3/31/2020	Total Quality Logistics, LLC	8,100	2.1%	3/31/2019	Law Firm of Aaron A. Herbert, P.C.	6,256	1.6%	10/31/2023
6.02	101 East Park Boulevard	18,753	8.3%	8/17/2030	Regus Group - North Dallas, LLC	17,353	7.7%	6/30/2023	GuideIT, LLC	16,025	7.1%	9/30/2023	TriDigital Marketing	12,070	5.4%	6/30/2024
6.03	13601 Preston Road	5,635	2.2%	6/30/2022	Amtech Solutions	5,505	2.1%	11/30/2021	Saenz-Rodriguez & Associates, P.C.	5,293	2.0%	7/31/2022	Game Changing Benefits, LLC	5,275	2.0%	2/29/2024
6.04	1750 East Golf Road	63,113	29.7%	9/30/2023	Kae Engineering Consultants, Inc	5,493	2.6%	1/31/2025	Stearns Lending, Inc	2,740	1.3%	9/30/2018	Hartford Financial Services Inc.	2,693	1.3%	7/31/2021
6.05	14800 Quorum Drive	6,838	6.6%	2/28/2018	Morrow Hill (formerly Finley Morrow)	5,979	5.8%	9/30/2027	National Tax Resource Group	5,302	5.1%	12/31/2019	EPE Innovations LLC	4,673	4.5%	9/30/2018
6.06	1995 North Park Place	7,486	7.5%	10/31/2017	GSA OSHA	6,838	6.8%	1/6/2023	Merck & Hill Consultants, Inc	4,178	4.2%	3/31/2022	The Arrendale Group	3,742	3.7%	4/30/2020
6.07	Northlake - 2295 Parklake Dr NE	8,654	7.1%	11/30/2018	Oakhurst Medical Centers, Inc	7,736	6.4%	6/30/2028	Village Podiatry Group, LLC	4,947	4.1%	7/31/2023	The Law Office of Tanya Mitchell	3,288	2.7%	9/30/2021
6.08	4751 Best Road	5,145	5.5%	3/31/2019	ICP Systems LLC	3,845	4.1%	9/30/2021	C.H. Powell Company	2,777	3.0%	8/31/2018	Hodges, Harbin, Newberry & Tribble, Inc.	2,733	2.9%	12/31/2019
6.09	The Centre - 4101 McEwen Road	5,878	4.7%	10/31/2021	Zenith American Solutions, Inc	4,096	3.3%	5/31/2021	Century Hospice, LLC	4,060	3.3%	4/30/2018	Quillin Law Firm, PC	3,344	2.7%	4/30/2020
6.10	The Centre - 4099 McEwen Road	10,170	8.2%	4/30/2021	STX Healthcare Management Services, Inc	9,247	7.5%	12/31/2018	Round-The-World Logistics (USA) Corp	7,261	5.9%	8/4/2018	End Stage Renal Disease Network of Texas	5,252	4.2%	6/30/2024
6.11	11225 North 28th Drive	8,532	6.3%	11/30/2020	Beyond Today Co., an Arizona Corporation	4,130	3.0%	4/30/2020	Monica J. Stern. CPA, PLLC	3,616	2.7%	10/31/2019	SGP Management Co, LLC dba	3,513	2.6%	2/29/2020
6.12	10000 North 31st Ave	8,784	6.9%	5/31/2025	AFLAC Regional Office	3,964	3.1%	7/31/2020	Foothills Sports Medicine Physical Therapy	3,750	2.9%	11/30/2019	American Focus Care, Inc	2,332	1.8%	11/30/2018
6.13	The Centre - 4001 McEwen Road	12,752	13.4%	12/31/2018	EVVDC, PC	3,533	3.7%	3/31/2020	Carlos Molina, MD, PA	2,533	2.7%	10/31/2025	Thriving Solutions LLC	366	0.4%	11/30/2018
6.14	4425 W Airport Fwy	5,417	6.4%	3/31/2021	The Persimmon Group	3,007	3.5%	5/31/2019	Carter Healthcare of North Texas, LLC	2,890	3.4%	8/31/2018	7 Point Group	2,706	3.2%	1/31/2023
6.15	Northlake - 2302 Parklake Dr NE	7,739	7.0%	10/31/2022	Transitional Family Services, Inc	7,407	6.7%	5/31/2021	Odyssey Healthcare Operating B, L	6,426	5.8%	5/31/2023	Robins, Eskew, Smith & Jordan	4,504	4.0%	11/30/2018
6.16	Northlake - 2305&2309 Parklake Dr NE	15,651	24.0%	3/31/2022	Catholic Charities of Atlanta	5,976	9.2%	10/31/2022
6.17	12100 Ford Road	11,360	7.2%	11/30/2021	Safeguard Acquistions, Inc	8,367	5.3%	9/30/2021	Novaco Products	4,627	2.9%	6/30/2018	Bestcare Laboratory Services, LLC	4,314	2.7%	1/31/2018
6.18	The Centre - 4000N&S McEwen Road
7	HGI Savannah Historic District
8	Belden Park Crossing	65,120	13.5%	10/31/2020	Value City Furniture	50,000	10.3%	1/31/2021	Jo-Ann Fabrics	46,042	9.5%	1/31/2023	DSW	31,859	6.6%	1/31/2022
9	One Century Place	105,219	19.5%	12/31/2023	Sodexo	61,566	11.4%	8/31/2021	Tennessee Lottery	55,962	10.4%	4/30/2025	Tennessee Valley Authority	45,807	8.5%	10/31/2023
10	61 Grove Street
11	777 Township Line Road	28,016	25.5%	2/28/2024	Hill Wallack	17,358	15.8%	4/30/2023	Stark & Stark	10,775	9.8%	4/30/2022	Morgan Stanley	6,645	6.0%	9/30/2027
12	The View at Marlton	10,662	11.7%	7/16/2027	The Malvern School	8,400	9.2%	1/31/2032	Luxury Nails	4,289	4.7%	10/4/2027	BB&T Bank	3,600	4.0%	8/31/2025
13	Corporate Center I & III	13,815	14.5%	5/4/2019	Provident Group	11,184	11.8%	8/30/2021	LV Laser & Lipo	8,129	8.6%	12/31/2019	Las Vegas Surgical Associates	7,406	7.8%	2/28/2024
14	DoubleTree Berkeley Marina
15	Redmont Hotel Curio
16	555 De Haro	7,482	15.0%	6/30/2018	Off Grid Labs, Inc.	4,483	9.0%	8/31/2020	Element Science	3,991	8.0%	9/30/2018	K2A, LLP	3,790	7.6%	9/30/2021
17	Macedonia Commons	57,658	18.5%	2/28/2019	Hobby Lobby	54,127	17.3%	12/31/2019	PetSmart	17,533	5.6%	1/31/2018	Ulta Beauty	11,264	3.6%	8/31/2024
18	Northwoods Center	15,257	15.9%	11/30/2027	Kirklands	8,385	8.7%	1/31/2022	Tire Kingdom	6,500	6.8%	5/31/2018	Salon Lofts	4,000	4.2%	9/30/2020
19	100-102 Forsyth Street
20	Hilton Houston Galleria TX
21	Del Amo Fashion Center	138,000	7.8%	2/28/2031	Dick’s Sporting Goods	83,210	4.7%	4/30/2027	AMC Theatres	76,800	4.3%	9/30/2021	Burlington Coat Factory	60,000	3.4%	1/31/2025
22	Hallandale Self Storage
23	Springville Heights Condominium
24	HGI Plymouth
25	1030-1040 Broad Street	13,633	12.6%	7/31/2020	Int’l Planning Alliance LLC	8,921	8.2%	4/30/2020	VITAS Healthcare Corp	7,981	7.4%	2/28/2020	CURE Auto Insurance	6,089	5.6%	6/30/2021
26	Columbia Park Shopping Center	66,000	19.1%	9/30/2024	Big Lots	32,569	9.4%	1/31/2025	Shoppers World	26,260	7.6%	11/30/2019	Old Navy	25,301	7.3%	1/31/2020
27	Dublin Corners	2,721	8.5%	6/15/2025	Café Tazza	2,119	6.6%	5/31/2027	Safari Kid	2,106	6.5%	8/31/2018	Site for Sore Eyes	2,087	6.5%	3/31/2024
28	Residence Inn Omaha Aksarben Village
29	Simi Valley Industrial Park	20,496	13.2%	3/31/2019	Tri-Counties	19,139	12.4%	2/22/2021	InterMetro Communications Inc	18,674	12.1%	MTM	Currie Tech Corp, dba Currie Technologies	13,676	8.8%	8/31/2018
30	Plaza de Hacienda	22,254	16.1%	6/30/2018	Dollar Tree	10,860	7.8%	9/30/2021	Postal Connections	5,498	4.0%	7/31/2020	The 19th Hole	3,924	2.8%	4/30/2020
31	Northern Ohio Industrial Park	378,200	35.8%	12/31/2020	Central Ohio Warehouse LLC	130,349	12.3%	7/31/2031	United Pipe & Steel Corp.	80,620	7.6%	3/31/2020	Parker Hannifin Nichols Airborne Div.	3,138	0.3%	MTM
32	Cascade Building	11,786	12.4%	12/31/2024	Sightlines, LLC	4,330	4.6%	9/30/2022	Mark Kramer dba Kramer & Associates	3,286	3.5%	3/31/2018	CB Engineers fka Majid Engineering	2,878	3.0%	10/31/2018
33	Paseo Lindo	14,236	23.7%	8/31/2026	Elements Theraputic Massage	2,392	4.0%	10/31/2021	Amazing Lash	1,902	3.2%	1/31/2022	Ashley Nails & Spa	1,896	3.2%	1/31/2024
34	Marengo Plaza	5,140	23.0%	3/31/2022	State of California	3,745	16.8%	9/30/2024	7-Eleven	2,421	10.8%	12/31/2026	Walgreens	2,114	9.5%	9/7/2026
35	444-446 86th Street	4,000	36.4%	1/31/2027
36	Alton Business Park	8,243	10.5%	9/30/2018	RedRock Security & Cabling, Inc.	7,680	9.7%	4/14/2018	Biolase, Inc.	6,029	7.6%	1/31/2019	Min (Frank) Zeng	5,320	6.7%	2/28/2018
37	Willowick Business Park	4,614	4.3%	6/30/2021	Stephen Liu & Julie Nguyen dba Methodology	4,309	4.0%	3/31/2020	JDK & Company	4,214	3.9%	6/30/2021	Contra Costa Tile & Floors, Inc.	3,864	3.6%	6/30/2019
38	Omega Self Storage – Amityville Portfolio
38.01	185-Omega Self Storage
38.02	491-Omega Storage Inc.
39	Walnut Grove Medical Center	4,741	11.7%	12/31/2023	George Ahad, M.D.	4,215	10.4%	7/31/2019	Eyecare Specialists Medical Group	3,382	8.3%	3/31/2021	Kids Care Pediatric Medical Group	3,369	8.3%	3/31/2023
40	Tustin Mayfair Plaza	10,080	24.4%	1/31/2019	El Molino de Oro	4,200	10.2%	12/31/2018	7-Eleven	2,880	7.0%	3/31/2018	Conca D’Oro	1,750	4.2%	4/30/2018
41	Water Tower Self Storage
42	RSM Business Park	11,704	15.8%	6/30/2018	Allstar Microelectronics, Inc.	9,000	12.1%	12/31/2017	The Spoken Word Church Ministries, Inc.	8,411	11.3%	7/31/2018	ATS Workholding, Inc.	7,970	10.7%	5/31/2019
43	Avenue Hall Executive Center	7,444	8.5%	MTM	Hunsaker & Associates L.A., Inc.	6,736	7.7%	5/31/2019	Taft Electric Company	6,460	7.4%	6/30/2022	Americraft Constructors, Inc.	6,288	7.2%	5/31/2020
44	Comfort Suites Hilton Head Bluffton
45	Harbor Court Plaza	4,020	13.4%	12/31/2019	David J. Deninno dba Coin Laundry	2,700	9.0%	3/31/2020	Milad & Hewaida Saad, H. (D & B Liquor)	2,400	8.0%	1/31/2023	Un Rincon Centro Americano	2,106	7.0%	8/31/2020
46	Boulevard Square II	2,686	5.1%	2/28/2021	Inspire Health and Wellness Spa	2,470	4.7%	8/31/2022	Freya, LLC	2,370	4.5%	5/31/2022	Aquablue	2,281	4.3%	10/31/2019
47	Shaw Blackstone Center-CA	10,512	30.7%	5/31/2027	Sleep Train	4,421	12.9%	10/31/2023	SacAuto Ins	3,320	9.7%	3/31/2020	Jackson&Hewitt	1,611	4.7%	4/30/2020
48	Hampton Inn - Marshall
49	Rite Aid Dunmore
50	Kirkwood Center	2,222	31.6%	1/31/2019	Visionworks	2,205	31.4%	5/31/2025
51	Preferred Self Storage
52	Dollar General E. Peoria

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty
1	Headquarters Plaza	8/28/2017	9/15/2017				N	Y	Recapitalization	73,255	603,660	201,220	Cash		0	Springing
2	Marriott LAX	2/13/2017	2/14/2017		2/14/2017	18.0%	N	Y	Refinance	0	0	Springing			0	Springing
3	Mall of Louisiana	7/24/2017	7/24/2017				N	Y	Recapitalization	0	0	Springing			0	Springing
4	Adler Portfolio	Various	Various				N	Y	Acquisition	814,288	337,662	147,716	Cash		0	Springing
4.01	Carmel Executive Park	8/31/2017	9/1/2017				N	Y
4.02	Vista Point North	8/31/2017	9/1/2017				N	Y
4.03	Greenbriar Business Park	8/31/2017	9/1/2017				N	Y
4.04	Plaza Southwest	9/15/2017	9/19/2017				N	Y
4.05	Commerce Park North	9/18/2017	9/19/2017				N	Y
4.06	Crescent 10 Facility	9/15/2017	9/18/2017				N	Y
4.07	Technipark Ten Service Center	9/15/2017	9/15/2017				N	Y
4.08	Westchase Park	9/15/2017	9/18/2017				N	Y
5	U.S. Industrial Portfolio III	8/3/2017	Various		Various	Various	N	Various	Acquisition	0	0	Springing			0	Springing
5.01	2121 Gardner Street	8/3/2017	8/3/2017				N	Y
5.02	975 Cottonwood Avenue	8/3/2017	8/4/2017				N	N
5.03	4925 Bulls Bay Highway	8/3/2017	8/2/2017				N	Y
5.04	1500 Southeast 37th Street	8/3/2017	8/3/2017				N	Y
5.05	10450 Medallion Drive	8/3/2017	8/3/2017				N	Y
5.06	1501 Industrial Boulevard	8/3/2017	8/3/2017				N	Y
5.07	1001 DDC Way	8/3/2017	8/4/2017				N	Y
5.08	1152 Armorlite Drive	8/3/2017	8/3/2017		8/2/2017	8.0%	N	Y
5.09	3800 West Broward Boulevard	8/3/2017	8/3/2017				N	Y
5.10	2900 & 2950 Hill Avenue	8/3/2017	8/2/2017				N	Y
5.11	1700 Highland Road	8/3/2017	8/3/2017				N	Y
5.12	1972 Salem Industrial Drive	8/3/2017	8/2/2017				N	Y
5.13	1800 University Parkway	8/3/2017	8/3/2017				N	Y
5.14	621 Hunt Valley Circle	8/3/2017	8/7/2017				N	Y
5.15	5000 Askins Lane	8/3/2017	8/23/2017				N	Y
5.16	900 Chaddick Drive	8/3/2017	8/3/2017				N	Y
5.17	6600 Chapek Parkway	8/3/2017	8/3/2017				N	Y
5.18	53208 Columbia Drive	8/3/2017	8/3/2017				N	Y
5.19	7750 Hub Parkway	8/3/2017	8/3/2017				N	Y
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive	8/3/2017	8/3/2017				N	Y
5.21	3221 Cherry Palm Drive	8/3/2017	8/22/2017				N	Y
6	National Office Portfolio	Various	Various				N	Y	Refinance	196,044	2,076,255	337,483	Cash		271,808	20,908	Cash
6.01	8330 LBJ Freeway	8/1/2017	7/31/2017				N	Y
6.02	101 East Park Boulevard	7/26/2017	7/26/2017				N	Y
6.03	13601 Preston Road	8/1/2017	7/26/2017				N	Y
6.04	1750 East Golf Road	8/2/2017	7/26/2017				N	Y
6.05	14800 Quorum Drive	8/2/2017	7/26/2017				N	Y
6.06	1995 North Park Place	7/26/2017	7/26/2017				N	Y
6.07	Northlake - 2295 Parklake Dr NE	7/18/2017	7/28/2017				N	Y
6.08	4751 Best Road	7/26/2017	7/26/2017				N	Y
6.09	The Centre - 4101 McEwen Road	7/17/2017	7/20/2017				N	Y
6.10	The Centre - 4099 McEwen Road	7/17/2017	7/26/2017				N	Y
6.11	11225 North 28th Drive	7/20/2017	7/20/2017				N	Y
6.12	10000 North 31st Ave	7/19/2017	7/20/2017				N	Y
6.13	The Centre - 4001 McEwen Road	7/18/2017	7/26/2017				N	Y
6.14	4425 W Airport Fwy	7/25/2017	7/26/2017				N	Y
6.15	Northlake - 2302 Parklake Dr NE	7/26/2017	7/28/2017				N	Y
6.16	Northlake - 2305&2309 Parklake Dr NE	7/28/2017	7/28/2017				N	Y
6.17	12100 Ford Road	7/28/2017	7/28/2017				N	Y
6.18	The Centre - 4000N&S McEwen Road	7/26/2017	7/26/2017				N	Y
7	HGI Savannah Historic District	9/21/2017	10/4/2017				N	Y	Refinance	0	46,645	46,648	Cash		0	Springing
8	Belden Park Crossing	9/12/2017	9/15/2017				N	Y	Acquisition	2,500,000	553,362	110,672	Cash		55,700	6,963	Cash
9	One Century Place	9/29/2017	7/6/2017				N	Y	Acquisition	0	0	Springing			0	Springing
10	61 Grove Street	9/28/2017	10/2/2017				N	Y	Refinance	0	137,528	22,921	Cash		3,916	979	Cash
11	777 Township Line Road	9/11/2017	9/12/2017				N	Y	Refinance	0	37,954	37,954	Cash		0	Springing
12	The View at Marlton	8/1/2017	8/1/2017				N	Y	Refinance	0	0	Springing			0	Springing
13	Corporate Center I & III	8/7/2017	8/7/2017				N	Y	Acquisition	0	8,247	8,247	Cash		7,680	2,560	Cash
14	DoubleTree Berkeley Marina	4/19/2017	4/21/2017		4/19/2017	17.0%	N	Y	Recapitalization	54,125	441,167	83,083	Cash		62,786	7,550	Cash
15	Redmont Hotel Curio	9/12/2017	9/12/2017				N	Y	Refinance	0	25,726	8,575	Cash		81,176	6,765	Cash
16	555 De Haro	8/18/2017	7/3/2017		7/28/2017	15.0%	N	Y	Refinance	0	58,824	19,608	Cash		15,907	1,326	Cash
17	Macedonia Commons	7/19/2017	7/18/2017				N	Y	Acquisition	131,250	33,868	16,934	Cash		39,060	3,551	Cash
18	Northwoods Center	7/18/2017	7/19/2017				N	Y	Refinance	0	243,306	22,119	Cash		8,438	4,219	Cash
19	100-102 Forsyth Street	7/5/2017; 7/6/2017	7/6/2017				N	Y	Refinance	0	52,749	17,583	Cash		21,615	1,965	Cash
20	Hilton Houston Galleria TX	7/24/2017	7/7/2017				N	Y	Acquisition	101,545	406,280	40,628	Cash		0	Springing
21	Del Amo Fashion Center	4/20/2017	4/17/2017		4/14/2017	12.0%	N	Y	Refinance	0	0	Springing			0	Springing
22	Hallandale Self Storage	6/13/2017	6/12/2017				N	Y	Acquisition	436,878	158,348	13,196	Cash		15,437	5,146	Cash
23	Springville Heights Condominium	8/30/2017	8/29/2017				N	Y	Refinance	6,750	73,438	24,479	Cash		5,836	1,945	Cash
24	HGI Plymouth	9/12/2017	9/13/2017				N	Y	Refinance	0	53,624	18,416	Cash		0	Springing
25	1030-1040 Broad Street	7/12/2017	7/17/2017				N	Y	Acquisition	3,750	41,652	20,826	Cash		7,260	1,815	Cash
26	Columbia Park Shopping Center	4/3/2017	4/25/2017				N	Y	Refinance	39,086	434,093	144,698	Cash		62,164	8,881	Cash
27	Dublin Corners	8/11/2017	8/11/2017		8/11/2017	12.0%	N	Y	Refinance	0	19,896	19,896	Cash		3,689	737	Cash
28	Residence Inn Omaha Aksarben Village	10/6/2017	10/5/2017				N	Y	Acquisition	0	97,730	16,288	Cash		9,016	3,005	Cash
29	Simi Valley Industrial Park	8/15/2017	8/15/2017		8/23/2017	31.0%	Y	Y	Refinance	0	0	Springing			55,770	Springing	Cash
30	Plaza de Hacienda	7/24/2017	7/18/2017		7/21/2017	15.0%	N	Y	Refinance	7,500	111,465	22,293	Cash		0	Springing
31	Northern Ohio Industrial Park	7/7/2017	7/8/2017	8/7/2017			N	Y	Refinance	0	41,150	10,288	Cash		0	Springing
32	Cascade Building	9/1/2017	9/1/2017		9/1/2017	17.0%	N	Y	Refinance	1,688	116,001	9,280	Cash		16,149	1,615	Cash
33	Paseo Lindo	8/22/2017	8/3/2017				N	Y	Acquisition	0	11,255	11,255	Cash		2,408	0	Cash
34	Marengo Plaza	5/12/2017	5/12/2017		7/26/2017	12.0%	N	Y	Refinance	10,000	10,628	10,628	Cash		9,728	1,081	Cash
35	444-446 86th Street	8/18/2017	8/18/2017	9/13/2017			N	Y	Refinance	0	0	Springing			0	Springing
36	Alton Business Park	8/2/2017	8/2/2017		8/22/2017	16.0%	N	Y	Refinance	0	0	Springing			26,139	Springing	Cash
37	Willowick Business Park	8/14/2017	8/17/2017		8/14/2017	29.0%	Y	Y	Refinance	0	0	Springing			60,746	Springing	Cash
38	Omega Self Storage – Amityville Portfolio	7/6/2017	7/6/2017				N	Y	Refinance	0	47,756	11,939	Cash		1,138	1,138	Cash
38.01	185-Omega Self Storage	7/6/2017	7/6/2017				N	Y
38.02	491-Omega Storage Inc.	7/6/2017	7/6/2017				N	Y
39	Walnut Grove Medical Center	4/25/2017	5/3/2017		4/25/2017	11.0%	N	Y	Refinance	0	9,938	9,938	Cash		0	Springing
40	Tustin Mayfair Plaza	9/1/2017	9/1/2017		9/5/2017	22.0%	Y	Y	Refinance	0	8,909	8,909	Cash		21,102	3,517	Cash
41	Water Tower Self Storage	8/28/2017	8/28/2017				N	Y	Acquisition	0	13,808	6,904	Cash		0	Springing
42	RSM Business Park	8/2/2017	8/8/2017		8/22/2017	17.0%	N	Y	Refinance	0	0	Springing			19,880	Springing	Cash
43	Avenue Hall Executive Center	8/15/2017	8/15/2017		8/22/2017	19.0%	N	Y	Refinance	0	0	Springing			39,678	Springing	Cash
44	Comfort Suites Hilton Head Bluffton	5/18/2017	5/19/2017				N	Y	Refinance	0	35,686	5,098	Cash		54,000	4,500	Cash
45	Harbor Court Plaza	7/5/2017	7/7/2017		7/7/2017	16.0%	N	Y	Acquisition	100,073	47,789	6,827	Cash		4,552	2,276	Cash
46	Boulevard Square II	6/27/2017	6/27/2017				N	Y	Refinance	0	0	10,430	Cash		9,362	1,337	Cash
47	Shaw Blackstone Center-CA	8/11/2017			8/11/2017	Building 1 & 3: 4%; Building 2: 6%	N	Y	Refinance	0	47,733	6,819	Cash		7,249	1,209	Cash
48	Hampton Inn - Marshall	8/22/2017	8/22/2017				N	Y	Acquisition	0	4,227	4,227	Cash		1,404	1,404	Cash
49	Rite Aid Dunmore	5/23/2017	5/24/2017				N	Y	Refinance	0	0	0			471	235	Cash
50	Kirkwood Center	7/10/2017					N	Y	Refinance	0	35,937	3,267	Cash		0	Springing
51	Preferred Self Storage	5/25/2017	5/22/2017				N	Y	Acquisition	0	19,646	1,786	Cash		4,160	832	Cash
52	Dollar General E. Peoria	8/15/2017	8/17/2017				N	Y	Acquisition	0	4,000	333	Cash		0	Springing

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(14)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(15)	TI/LC Reserve Cap ($)(15)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty
1	Headquarters Plaza	0	15,843	0	Cash		0	125,000	6000000	Cash		0	0
2	Marriott LAX	0	Springing	0			0	0	0			0	0
3	Mall of Louisiana	0	Springing	0			0	Springing	0			0	0
4	Adler Portfolio	0	22,016	0	Cash		2,000,000	149,590; Springing	3,800,000	Cash		0	0
4.01	Carmel Executive Park
4.02	Vista Point North
4.03	Greenbriar Business Park
4.04	Plaza Southwest
4.05	Commerce Park North
4.06	Crescent 10 Facility
4.07	Technipark Ten Service Center
4.08	Westchase Park
5	U.S. Industrial Portfolio III	0	6,250	0	Cash		120,000	Springing	0	Cash		0	0
5.01	2121 Gardner Street
5.02	975 Cottonwood Avenue
5.03	4925 Bulls Bay Highway
5.04	1500 Southeast 37th Street
5.05	10450 Medallion Drive
5.06	1501 Industrial Boulevard
5.07	1001 DDC Way
5.08	1152 Armorlite Drive
5.09	3800 West Broward Boulevard
5.10	2900 & 2950 Hill Avenue
5.11	1700 Highland Road
5.12	1972 Salem Industrial Drive
5.13	1800 University Parkway
5.14	621 Hunt Valley Circle
5.15	5000 Askins Lane
5.16	900 Chaddick Drive
5.17	6600 Chapek Parkway
5.18	53208 Columbia Drive
5.19	7750 Hub Parkway
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive
5.21	3221 Cherry Palm Drive
6	National Office Portfolio	150,000	53,598; Springing	1,157,715	Cash		7,176,724	0	3,859,050	Cash		0	0
6.01	8330 LBJ Freeway
6.02	101 East Park Boulevard
6.03	13601 Preston Road
6.04	1750 East Golf Road
6.05	14800 Quorum Drive
6.06	1995 North Park Place
6.07	Northlake - 2295 Parklake Dr NE
6.08	4751 Best Road
6.09	The Centre - 4101 McEwen Road
6.10	The Centre - 4099 McEwen Road
6.11	11225 North 28th Drive
6.12	10000 North 31st Ave
6.13	The Centre - 4001 McEwen Road
6.14	4425 W Airport Fwy
6.15	Northlake - 2302 Parklake Dr NE
6.16	Northlake - 2305&2309 Parklake Dr NE
6.17	12100 Ford Road
6.18	The Centre - 4000N&S McEwen Road
7	HGI Savannah Historic District	0	0	0			0	0	0			0	0
8	Belden Park Crossing	479,837	6,010	0	Cash		250,000	20,114; Springing	1,500,000	Cash		0	0
9	One Century Place	0	Springing	0			0	Springing	0			0	0
10	61 Grove Street	15,000	300	15,000	Cash		75,000	1,250	75,000	Cash		0	0
11	777 Township Line Road	0	1,833	110,000	Cash		495,000	9,167	825,000	Cash		0	0
12	The View at Marlton	0	1,518	0	Cash		372,857	10,417	625,000	Cash		0	0
13	Corporate Center I & III	0	1,583	0	Cash		250,000	19,792	0	Cash		0	0
14	DoubleTree Berkeley Marina	0	65,466	0			0	0	0			0	0
15	Redmont Hotel Curio	0	1/12 of 4% of Gross Revenues	0	Cash		0	0	0			0	0
16	555 De Haro	0	874	0	Cash		0	4,162	249,725	Cash		0	0
17	Macedonia Commons	0	3,903	0	Cash		500,000	64,264	600,000	Cash		0	0
18	Northwoods Center	135,382	1,440	0	Cash		150,000	5,000	450,000	Cash		0	0
19	100-102 Forsyth Street	0	808	0	Cash		0	0	0			0	0
20	Hilton Houston Galleria TX	0	31,322	0	Cash		0	0	0			0	0
21	Del Amo Fashion Center	0	Springing	0			0	Springing	0			0	0
22	Hallandale Self Storage	115,000	1,256	0	Cash		0	0	0			0	0
23	Springville Heights Condominium	0	2,271	81,750	Cash		0	0	0			0	0
24	HGI Plymouth	0	20,838	0	Cash		0	0	0			0	0
25	1030-1040 Broad Street	0	2,071	0	Cash		200,000	9,005	500,000	Cash		0	0
26	Columbia Park Shopping Center	0	5,762	350,000	Cash		0	21,606	1,200,000	Cash		0	0
27	Dublin Corners	0	1,086; Springing	26,068	Cash		200,000	4,019; Springing	200,000	Cash		0	0
28	Residence Inn Omaha Aksarben Village	0	13,087	0	Cash		0	0	0			0	0
29	Simi Valley Industrial Park	0	Springing	0			0	Springing	0			0	0
30	Plaza de Hacienda	0	Springing	0			250,000	8,659	0	Cash		0	0
31	Northern Ohio Industrial Park	950,000	Springing	200,000	Cash		1,000,000	Springing	800,000	Cash		0	0
32	Cascade Building	0	1,590	76,320	Cash		0	0	0			0	0
33	Paseo Lindo	0	751	0	Cash		0	5,005	240,236	Cash		0	0
34	Marengo Plaza	0	373	22,356	Cash		350,000	2,329	350,000	Cash		0	0
35	444-446 86th Street	0	Springing	0			0	Springing	0			0	0
36	Alton Business Park	0	Springing	0			0	Springing	0			0	0
37	Willowick Business Park	0	Springing	0			0	Springing	0			0	0
38	Omega Self Storage – Amityville Portfolio	0	718	0	Cash		0	0	0			0	0
38.01	185-Omega Self Storage
38.02	491-Omega Storage Inc.
39	Walnut Grove Medical Center	0	677	0	Cash		0	5,075	183,000	Cash		0	0
40	Tustin Mayfair Plaza	24,804	689	24,804	Cash		150,000	3,530	150,000	Cash		0	0
41	Water Tower Self Storage	0	1,190	75,000	Cash		0	0	0			0	0
42	RSM Business Park	0	Springing	0			0	Springing	0			0	0
43	Avenue Hall Executive Center	0	Springing	0			0	Springing	0			0	0
44	Comfort Suites Hilton Head Bluffton	0	7,906	0	Cash		0	0	0			0	0
45	Harbor Court Plaza	0	501	0	Cash		65,000	2,504	0	Cash		0	0
46	Boulevard Square II	0	777	0	Cash		0	1,182	0	Cash		0	0
47	Shaw Blackstone Center-CA	0	571; Springing	13,692	Cash		0	2,853	102,696	Cash		0	0
48	Hampton Inn - Marshall	0	7,241	0	Cash		0	0	0			0	0
49	Rite Aid Dunmore	0	140	0	Cash		0	2,329	0	Cash		0	0
50	Kirkwood Center	0	117	0	Cash		0	1,171; Springing	55,000	Cash		0	0
51	Preferred Self Storage	0	442	0	Cash		0	0	0			0	0
52	Dollar General E. Peoria	0	0	0			0	0	0			0	0

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)(4)(8)	Other Escrow I (Monthly) ($)(16)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty
1	Headquarters Plaza	Plaza Development Reserve ($1,500,000); Unfunded Obligation Reserve ($1,722,209)	3,222,209	0	0	Cash
2	Marriott LAX	PIP Reserve	12,975,832	0	0	Cash
3	Mall of Louisiana		0	0	0
4	Adler Portfolio	Ground Rent Reserve	0	154,167	0	Cash
4.01	Carmel Executive Park
4.02	Vista Point North
4.03	Greenbriar Business Park
4.04	Plaza Southwest
4.05	Commerce Park North
4.06	Crescent 10 Facility
4.07	Technipark Ten Service Center
4.08	Westchase Park
5	U.S. Industrial Portfolio III	Rowe Security Deposit	453,411	0	0	Cash
5.01	2121 Gardner Street
5.02	975 Cottonwood Avenue
5.03	4925 Bulls Bay Highway
5.04	1500 Southeast 37th Street
5.05	10450 Medallion Drive
5.06	1501 Industrial Boulevard
5.07	1001 DDC Way
5.08	1152 Armorlite Drive
5.09	3800 West Broward Boulevard
5.10	2900 & 2950 Hill Avenue
5.11	1700 Highland Road
5.12	1972 Salem Industrial Drive
5.13	1800 University Parkway
5.14	621 Hunt Valley Circle
5.15	5000 Askins Lane
5.16	900 Chaddick Drive
5.17	6600 Chapek Parkway
5.18	53208 Columbia Drive
5.19	7750 Hub Parkway
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive
5.21	3221 Cherry Palm Drive
6	National Office Portfolio	Outstanding TI/LC Reserve ($2,575,793); Free Rent Reserve ($1,656,704)	4,232,497	0	0	Cash
6.01	8330 LBJ Freeway
6.02	101 East Park Boulevard
6.03	13601 Preston Road
6.04	1750 East Golf Road
6.05	14800 Quorum Drive
6.06	1995 North Park Place
6.07	Northlake - 2295 Parklake Dr NE
6.08	4751 Best Road
6.09	The Centre - 4101 McEwen Road
6.10	The Centre - 4099 McEwen Road
6.11	11225 North 28th Drive
6.12	10000 North 31st Ave
6.13	The Centre - 4001 McEwen Road
6.14	4425 W Airport Fwy
6.15	Northlake - 2302 Parklake Dr NE
6.16	Northlake - 2305&2309 Parklake Dr NE
6.17	12100 Ford Road
6.18	The Centre - 4000N&S McEwen Road
7	HGI Savannah Historic District	PIP Reserve	7,000,000	0	0	Cash
8	Belden Park Crossing		0	0	0
9	One Century Place	Elevator Upgrades Repair Reserve	2,455,896	0	0	Cash
10	61 Grove Street		0	0	0
11	777 Township Line Road	Morgan Stanley Rollover Reserve Fund	279,887	0	0	Cash
12	The View at Marlton	Rent Reserve	139,244	0	0	Cash
13	Corporate Center I & III		0	0	0
14	DoubleTree Berkeley Marina	Seasonal Working Capital Reserve ($310,000); Ground Rent Reserve ($173,305)	483,305	Springing	Seasonal Working Capital Reserve ($310,000); Ground Rent Reserve: the product of (A) the largest monthly payment of Ground Rent and any other amounts that were due and payable under the Ground Lease in any trailing 12 month period and (B) 1.10.	Cash
15	Redmont Hotel Curio	Seasonality Reserve	0	Springing	0
16	555 De Haro		0	0	0
17	Macedonia Commons		0	0	0
18	Northwoods Center	Unfunded Obligations Account	146,386	0	0	Cash
19	100-102 Forsyth Street	Designated Tenant Reserve I	4,000,000	0	0	Cash
20	Hilton Houston Galleria TX	PIP Reserve	655,500	Springing	0	Cash
21	Del Amo Fashion Center	Tenant Specific TILC Reserve	7,242,346	0	0	Guaranty
22	Hallandale Self Storage	CubeSmart Reserve	24,000	0	0	Cash
23	Springville Heights Condominium	Condominium Assessments Reserve	85,263	0	0	Cash
24	HGI Plymouth		0	0	0
25	1030-1040 Broad Street	Morgan Stanley Reserve Subaccount	325,000	0	0	Cash
26	Columbia Park Shopping Center		0	0	0
27	Dublin Corners		0	0	0
28	Residence Inn Omaha Aksarben Village	Seasonality Reserve	66,000	0	0	Cash
29	Simi Valley Industrial Park		0	0	0
30	Plaza de Hacienda		0	0	0
31	Northern Ohio Industrial Park		0	0	0
32	Cascade Building		0	0	0
33	Paseo Lindo		0	0	0
34	Marengo Plaza		0	0	0
35	444-446 86th Street	Bath & Body Works Rent Reserve	0	Springing	0
36	Alton Business Park		0	0	0
37	Willowick Business Park		0	0	0
38	Omega Self Storage – Amityville Portfolio		0	0	0
38.01	185-Omega Self Storage
38.02	491-Omega Storage Inc.
39	Walnut Grove Medical Center	Free Rent Reserve	26,338	0	0	Cash
40	Tustin Mayfair Plaza	Springing Planet Fitness Reserve	0	Springing	0
41	Water Tower Self Storage		0	0	0
42	RSM Business Park		0	0	0
43	Avenue Hall Executive Center		0	0	0
44	Comfort Suites Hilton Head Bluffton	Seasonality Reserve	78,200	0	0
45	Harbor Court Plaza	Outstanding TI/LC Reserve	14,000	0	0	Cash
46	Boulevard Square II	Free Rent Reserve	5,763	0	0	Cash
47	Shaw Blackstone Center-CA	Existing TI/LC Reserve Funds	35,000	0	0	Cash
48	Hampton Inn - Marshall	PIP Reserve Fund	300,500	0	0	Cash
49	Rite Aid Dunmore		0	0	0
50	Kirkwood Center	Springing Major Tenant Reserve	0	Springing	0
51	Preferred Self Storage		0	0	0
52	Dollar General E. Peoria		0	0	0

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(4)(5)(8)	Ownership Interest(17)
1	Headquarters Plaza	FF&E Reserve; PIP Reserve	0	Springing	0				Fee
2	Marriott LAX	Seasonality Reserve	0	Monthly amount equal to the lesser of excess cash flow available after debt service or 20% of the seasonality cap of $475,000 no later than monthly payment date in October of each calendar year.	475,000	Cash			Fee
3	Mall of Louisiana		0	0	0				Fee
4	Adler Portfolio	Rent Concession / Tenant Specific TILC Reserve	Rent Concession - $60,371.16 / Tenant Specific TILC - $384,367.77	0	0	Cash			Leasehold
4.01	Carmel Executive Park								Leasehold
4.02	Vista Point North								Leasehold
4.03	Greenbriar Business Park								Leasehold
4.04	Plaza Southwest								Leasehold
4.05	Commerce Park North								Leasehold
4.06	Crescent 10 Facility								Leasehold
4.07	Technipark Ten Service Center								Leasehold
4.08	Westchase Park								Leasehold
5	U.S. Industrial Portfolio III		0	0	0				Fee
5.01	2121 Gardner Street								Fee
5.02	975 Cottonwood Avenue								Fee
5.03	4925 Bulls Bay Highway								Fee
5.04	1500 Southeast 37th Street								Fee
5.05	10450 Medallion Drive								Fee
5.06	1501 Industrial Boulevard								Fee
5.07	1001 DDC Way								Fee
5.08	1152 Armorlite Drive								Fee
5.09	3800 West Broward Boulevard								Fee
5.10	2900 & 2950 Hill Avenue								Fee
5.11	1700 Highland Road								Fee
5.12	1972 Salem Industrial Drive								Fee
5.13	1800 University Parkway								Fee
5.14	621 Hunt Valley Circle								Fee
5.15	5000 Askins Lane								Fee
5.16	900 Chaddick Drive								Fee
5.17	6600 Chapek Parkway								Fee
5.18	53208 Columbia Drive								Fee
5.19	7750 Hub Parkway								Fee
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive								Fee
5.21	3221 Cherry Palm Drive								Fee
6	National Office Portfolio		0	0	0				Fee
6.01	8330 LBJ Freeway								Fee
6.02	101 East Park Boulevard								Fee
6.03	13601 Preston Road								Fee
6.04	1750 East Golf Road								Fee
6.05	14800 Quorum Drive								Fee
6.06	1995 North Park Place								Fee
6.07	Northlake - 2295 Parklake Dr NE								Fee
6.08	4751 Best Road								Fee
6.09	The Centre - 4101 McEwen Road								Fee
6.10	The Centre - 4099 McEwen Road								Fee
6.11	11225 North 28th Drive								Fee
6.12	10000 North 31st Ave								Fee
6.13	The Centre - 4001 McEwen Road								Fee
6.14	4425 W Airport Fwy								Fee
6.15	Northlake - 2302 Parklake Dr NE								Fee
6.16	Northlake - 2305&2309 Parklake Dr NE								Fee
6.17	12100 Ford Road								Fee
6.18	The Centre - 4000N&S McEwen Road								Fee
7	HGI Savannah Historic District		0	0	0				Fee
8	Belden Park Crossing		0	0	0				Fee
9	One Century Place	Wills Rollover Reserve; Willis Tenant TI Allowance Reserve	0	Springing	0				Fee
10	61 Grove Street		0	0	0				Fee
11	777 Township Line Road	Good Shepherd Rollover Reserve Fund	93,600	0	0	Cash			Fee
12	The View at Marlton	Malvern School Unpaid Obligations	967,288	0	0	Cash		3,300,000	Fee
13	Corporate Center I & III		0	0	0				Fee
14	DoubleTree Berkeley Marina	Elective Capital Expenditures	1,062,268	0	0	Cash			Leasehold
15	Redmont Hotel Curio	PIP Reserve	0	Springing	0				Fee
16	555 De Haro		0	0	0				Fee
17	Macedonia Commons		0	0	0				Fee
18	Northwoods Center		0	0	0				Fee
19	100-102 Forsyth Street		0	0	0				Fee
20	Hilton Houston Galleria TX		0	0	0				Fee
21	Del Amo Fashion Center	Gap Rent Reserve	828,894	0	0	Guaranty			Fee
22	Hallandale Self Storage		0	0	0				Fee
23	Springville Heights Condominium		0	0	0				Fee
24	HGI Plymouth		0	0	0				Leasehold
25	1030-1040 Broad Street		0	0	0				Fee
26	Columbia Park Shopping Center		0	0	0				Fee
27	Dublin Corners		0	0	0				Fee
28	Residence Inn Omaha Aksarben Village		0	0	0				Fee
29	Simi Valley Industrial Park		0	0	0				Fee
30	Plaza de Hacienda		0	0	0				Fee
31	Northern Ohio Industrial Park		0	0	0				Fee
32	Cascade Building		0	0	0				Fee
33	Paseo Lindo		0	0	0				Fee
34	Marengo Plaza		0	0	0				Fee
35	444-446 86th Street		0	0	0				Fee
36	Alton Business Park		0	0	0				Fee
37	Willowick Business Park		0	0	0				Fee
38	Omega Self Storage – Amityville Portfolio		0	0	0				Fee
38.01	185-Omega Self Storage								Fee
38.02	491-Omega Storage Inc.								Fee
39	Walnut Grove Medical Center		0	0	0				Leasehold
40	Tustin Mayfair Plaza		0	0	0			700,000	Fee
41	Water Tower Self Storage		0	0	0				Fee
42	RSM Business Park		0	0	0				Fee
43	Avenue Hall Executive Center		0	0	0				Fee
44	Comfort Suites Hilton Head Bluffton		0	0	0				Fee
45	Harbor Court Plaza		0	0	0				Fee
46	Boulevard Square II		0	0	0				Fee
47	Shaw Blackstone Center-CA	Springing Lamps Plus/Sketchers Reserve	0	Springing	0				Fee
48	Hampton Inn - Marshall		0	0	0				Fee
49	Rite Aid Dunmore		0	0	0				Fee
50	Kirkwood Center	Scrubs & Beyond Reserve	85,000	0	0	Cash		420,000	Fee
51	Preferred Self Storage		0	0	0				Fee
52	Dollar General E. Peoria		0	0	0				Fee

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Ground Lease Initial Expiration Date(8)(17)	Annual Ground Rent Payment(8)(16)(17)	Annual Ground Rent Increases	Lockbox(18)	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio
1	Headquarters Plaza				Hard/Springing Cash Management
2	Marriott LAX				Hard/Upfront Cash Management
3	Mall of Louisiana				Hard/Springing Cash Management
4	Adler Portfolio	11/6/2116	$1,850,000	Scheduled increase per the ground lease	Hard/Upfront Cash Management
4.01	Carmel Executive Park	11/6/2116	$648,964	Scheduled increase per the ground lease
4.02	Vista Point North	11/6/2116	$376,445	Scheduled increase per the ground lease
4.03	Greenbriar Business Park	11/6/2116	$310,621	Scheduled increase per the ground lease
4.04	Plaza Southwest	11/6/2116	$1	Scheduled increase per the ground lease
4.05	Commerce Park North	11/6/2116	$149,593	Scheduled increase per the ground lease
4.06	Crescent 10 Facility	11/6/2116	$161,339	Scheduled increase per the ground lease
4.07	Technipark Ten Service Center	11/6/2116	$132,538	Scheduled increase per the ground lease
4.08	Westchase Park	11/6/2116	$70,499	Scheduled increase per the ground lease
5	U.S. Industrial Portfolio III				Hard/Springing Cash Management
5.01	2121 Gardner Street
5.02	975 Cottonwood Avenue
5.03	4925 Bulls Bay Highway
5.04	1500 Southeast 37th Street
5.05	10450 Medallion Drive
5.06	1501 Industrial Boulevard
5.07	1001 DDC Way
5.08	1152 Armorlite Drive
5.09	3800 West Broward Boulevard
5.10	2900 & 2950 Hill Avenue
5.11	1700 Highland Road
5.12	1972 Salem Industrial Drive
5.13	1800 University Parkway
5.14	621 Hunt Valley Circle
5.15	5000 Askins Lane
5.16	900 Chaddick Drive
5.17	6600 Chapek Parkway
5.18	53208 Columbia Drive
5.19	7750 Hub Parkway
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive
5.21	3221 Cherry Palm Drive
6	National Office Portfolio				Hard/Springing Cash Management
6.01	8330 LBJ Freeway
6.02	101 East Park Boulevard
6.03	13601 Preston Road
6.04	1750 East Golf Road
6.05	14800 Quorum Drive
6.06	1995 North Park Place
6.07	Northlake - 2295 Parklake Dr NE
6.08	4751 Best Road
6.09	The Centre - 4101 McEwen Road
6.10	The Centre - 4099 McEwen Road
6.11	11225 North 28th Drive
6.12	10000 North 31st Ave
6.13	The Centre - 4001 McEwen Road
6.14	4425 W Airport Fwy
6.15	Northlake - 2302 Parklake Dr NE
6.16	Northlake - 2305&2309 Parklake Dr NE
6.17	12100 Ford Road
6.18	The Centre - 4000N&S McEwen Road
7	HGI Savannah Historic District				Springing
8	Belden Park Crossing				Hard/Springing Cash Management
9	One Century Place				Hard/Springing Cash Management
10	61 Grove Street				Springing
11	777 Township Line Road				Hard/Springing Cash Management
12	The View at Marlton				Hard/Springing Cash Management
13	Corporate Center I & III				Hard/Upfront Cash Management
14	DoubleTree Berkeley Marina	12/31/2058	$734,916	CPI	Hard/Springing Cash Management
15	Redmont Hotel Curio				Hard/Upfront Cash Management
16	555 De Haro				Hard/Springing Cash Management
17	Macedonia Commons				Hard/Springing Cash Management
18	Northwoods Center				Springing
19	100-102 Forsyth Street				Springing
20	Hilton Houston Galleria TX				Springing
21	Del Amo Fashion Center				Hard/Springing Cash Management	585,000,000	1,807,796	125,700,000	125,700,000	2.74	2.63	50.6%
22	Hallandale Self Storage				Springing
23	Springville Heights Condominium				Hard/Springing Cash Management
24	HGI Plymouth	10/31/2065	$230,000	Increases as scheduled in the ground lease in 11/2022, 11/2027, 11/2037, 11/2047, 11/2057 and 11/2062	Springing
25	1030-1040 Broad Street				Soft/Springing Cash Management
26	Columbia Park Shopping Center				Hard/Upfront Cash Management
27	Dublin Corners				Springing
28	Residence Inn Omaha Aksarben Village				Springing
29	Simi Valley Industrial Park				Springing
30	Plaza de Hacienda				Hard/Springing Cash Management
31	Northern Ohio Industrial Park				Hard/Springing Cash Management
32	Cascade Building				Springing
33	Paseo Lindo				Hard/Springing Cash Management
34	Marengo Plaza				Springing
35	444-446 86th Street				None
36	Alton Business Park				Springing
37	Willowick Business Park				Springing
38	Omega Self Storage – Amityville Portfolio				None
38.01	185-Omega Self Storage
38.02	491-Omega Storage Inc.
39	Walnut Grove Medical Center	2/4/2057	$1		Springing
40	Tustin Mayfair Plaza				None
41	Water Tower Self Storage				None
42	RSM Business Park				Springing
43	Avenue Hall Executive Center				Springing
44	Comfort Suites Hilton Head Bluffton				Springing
45	Harbor Court Plaza				Springing
46	Boulevard Square II				Hard/Springing Cash Management
47	Shaw Blackstone Center-CA				Springing
48	Hampton Inn - Marshall				Springing
49	Rite Aid Dunmore				Hard/Springing Cash Management
50	Kirkwood Center				None
51	Preferred Self Storage				None
52	Dollar General E. Peoria				Hard/Upfront Cash Management

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(13)(19)	Affiliated Sponsors	Mortgage Loan Number
1	Headquarters Plaza				Seth Schochet; Brian Fisher		1
2	Marriott LAX				XLD Group N.A. Real Estate Development, Inc.		2
3	Mall of Louisiana				GGP Real Estate Holding I, Inc.		3
4	Adler Portfolio				Adler Kawa Real Estate Advisors, LLC; Matthew L. Adler; Adler Kawa Real Estate Services, LLC		4
4.01	Carmel Executive Park						4.01
4.02	Vista Point North						4.02
4.03	Greenbriar Business Park						4.03
4.04	Plaza Southwest						4.04
4.05	Commerce Park North						4.05
4.06	Crescent 10 Facility						4.06
4.07	Technipark Ten Service Center						4.07
4.08	Westchase Park						4.08
5	U.S. Industrial Portfolio III				Brennan Investment Group Acquisitions LLC		5
5.01	2121 Gardner Street						5.01
5.02	975 Cottonwood Avenue						5.02
5.03	4925 Bulls Bay Highway						5.03
5.04	1500 Southeast 37th Street						5.04
5.05	10450 Medallion Drive						5.05
5.06	1501 Industrial Boulevard						5.06
5.07	1001 DDC Way						5.07
5.08	1152 Armorlite Drive						5.08
5.09	3800 West Broward Boulevard						5.09
5.10	2900 & 2950 Hill Avenue						5.10
5.11	1700 Highland Road						5.11
5.12	1972 Salem Industrial Drive						5.12
5.13	1800 University Parkway						5.13
5.14	621 Hunt Valley Circle						5.14
5.15	5000 Askins Lane						5.15
5.16	900 Chaddick Drive						5.16
5.17	6600 Chapek Parkway						5.17
5.18	53208 Columbia Drive						5.18
5.19	7750 Hub Parkway						5.19
5.20	21699 Torrence Avenue & 2701 Kalvelage Drive						5.20
5.21	3221 Cherry Palm Drive						5.21
6	National Office Portfolio				Andrew J. Segal		6
6.01	8330 LBJ Freeway						6.01
6.02	101 East Park Boulevard						6.02
6.03	13601 Preston Road						6.03
6.04	1750 East Golf Road						6.04
6.05	14800 Quorum Drive						6.05
6.06	1995 North Park Place						6.06
6.07	Northlake - 2295 Parklake Dr NE						6.07
6.08	4751 Best Road						6.08
6.09	The Centre - 4101 McEwen Road						6.09
6.10	The Centre - 4099 McEwen Road						6.10
6.11	11225 North 28th Drive						6.11
6.12	10000 North 31st Ave						6.12
6.13	The Centre - 4001 McEwen Road						6.13
6.14	4425 W Airport Fwy						6.14
6.15	Northlake - 2302 Parklake Dr NE						6.15
6.16	Northlake - 2305&2309 Parklake Dr NE						6.16
6.17	12100 Ford Road						6.17
6.18	The Centre - 4000N&S McEwen Road						6.18
7	HGI Savannah Historic District				S. Jay Patel		7
8	Belden Park Crossing				Robert L. Stark		8
9	One Century Place				Stone Company SPC		9
10	61 Grove Street				Alfred Sabetfard		10
11	777 Township Line Road				Pembroke Hobson LLC; John B. Vander Zwaag; Richard C. Hamlin; Jeffrey J. Irmer		11
12	The View at Marlton				Peter C. Abrams, Henry Gorenstein, Panagiotis (“Peter”) Lazaropoulos		12
13	Corporate Center I & III				Dr. David James Smith		13
14	DoubleTree Berkeley Marina				Junson Capital		14
15	Redmont Hotel Curio				James W. Lewis, Jr.		15
16	555 De Haro				Atit Jariwala		16
17	Macedonia Commons				Lance F. Osborne		17
18	Northwoods Center				ROBERT BERGER, RICHARD VINCENT GLICKMAN, ANTHONY JOHN PASSANDER		18
19	100-102 Forsyth Street				Edmond Li		19
20	Hilton Houston Galleria TX				Frank Yuan; Jerome Yuan; Norbert Yuan		20
21	Del Amo Fashion Center	10.1%	9.7%		Simon Property Group, L.P.; Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.		21
22	Hallandale Self Storage				Alex Meshechock; Larry Kaplan; Rick Schontz		22
23	Springville Heights Condominium				Thomas Liebermann		23
24	HGI Plymouth				Abbas K. Shikary; Fatema A. Shikary; James Gerish; Kris Gerish		24
25	1030-1040 Broad Street				Benzion Kohn		25
26	Columbia Park Shopping Center			7,905,512	Forest City Realty Trust, Inc.		26
27	Dublin Corners				Mark A. Shaheen, Sr.; Issa A. Shaheen		27
28	Residence Inn Omaha Aksarben Village				Richard H. Wiens		28
29	Simi Valley Industrial Park				Pacific Equities Group	Group 1	29
30	Plaza de Hacienda				Cassandra Lynn Holt		30
31	Northern Ohio Industrial Park				Stephen Rosen		31
32	Cascade Building				Matthew Felton		32
33	Paseo Lindo				Yilin Yao		33
34	Marengo Plaza				Hamid Yousefian		34
35	444-446 86th Street				Raymond Gindi		35
36	Alton Business Park				Pacific Equities Group	Group 1	36
37	Willowick Business Park				Pacific Equities Group	Group 1	37
38	Omega Self Storage – Amityville Portfolio				Vimal K. Goyal		38
38.01	185-Omega Self Storage						38.01
38.02	491-Omega Storage Inc.						38.02
39	Walnut Grove Medical Center				John R. Saunders		39
40	Tustin Mayfair Plaza				Kevin S. Maguire; Jason D. Ball		40
41	Water Tower Self Storage				Sidney I. Moss		41
42	RSM Business Park				Pacific Equities Group	Group 1	42
43	Avenue Hall Executive Center				Pacific Equities Group	Group 1	43
44	Comfort Suites Hilton Head Bluffton				Noor & Sukayna Merchant		44
45	Harbor Court Plaza				Hooman Dayani, Parviz Omidvar, Saeed Babaeean		45
46	Boulevard Square II				Todd Berning; Steven Gehrtz; Jeffrey Miller		46
47	Shaw Blackstone Center-CA				The Exempt Bypass Trust U/A The Fay Revocable Trust; The Marital Trust U/A The Fay Revocable Trust; The Survivor’s Trust U/A The Fay Revocable Trust		47
48	Hampton Inn - Marshall				Jimmy Asmar; Malik Abdulnoor		48
49	Rite Aid Dunmore				Leon Goldstein		49
50	Kirkwood Center				Andrew D. Carter; Anthony Brian Cornelius		50
51	Preferred Self Storage				Robert A. Behar, M.D.; Ira M. Fox		51
52	Dollar General E. Peoria				Ladder Capital CRE Equity LLC		52

A-1-13

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“Barclays” denotes Barclays Bank PLC, “AREF” denotes Argentic Real Estate Finance LLC, “LCF” denotes Ladder Capital Finance LLC and “WFB” denotes Wells Fargo Bank, National Association.

(2)	For mortgage loan #1 (Headquarters Plaza), the Cut-off Date Balance Per Unit/SF is calculated using 885,516 square feet, which consists of the office (562,242 square feet) and retail (167,274 square feet) portion of the mortgaged property plus 156,000 square feet attributable to the hotel portion of the mortgaged property. Calculated solely based on the 729,516 square feet of the office and retail portion, Cut-off Date Balance Per Unit/SF is equal to $205.62. The Number of Units and Occupancy Rate are based on the 729,516 square feet related to the office and retail portion of the mortgaged property.

For mortgage loan #2 (Marriott LAX), food and beverage income accounts for approximately 24.1% of U/W Revenues.

For mortgage loan #10 (61 Grove Street), the Number of Units includes 12 multifamily units. In addition to the multifamily units, there is also 3,000 square feet of retail space. Occupancy is based on the multifamily units only.

For mortgage loan #12 (The View at Marlton), the fifth largest tenant (3,600 square feet), representing 4.0% of the net rentable square feet, leases the collateral pad site and the improvements built on the pad site are owned by the tenant.

For mortgage loan #14 (DoubleTree Berkeley Marina), food and beverage income accounts for approximately 20.9% of U/W Revenues.

For mortgage loan #15 (Redmont Hotel Curio), food and beverage income accounts for approximately 32.1% of U/W Revenues.

For mortgage loan #19 (100-102 Forsyth Street), the Number of Units includes 13,955 square feet of multifamily space (36 units) and 4,600 square feet of retail space.

For mortgage loan #21 (Del Amo Fashion Center), the second largest tenant (138,000 square feet), representing 7.8% of net rentable square feet, leases the collateral pad site and the improvements built on the pad site are owned by the tenant.

For mortgage loan #22 (Hallandale Self Storage), parking income accounts for approximately 23.7% of U/W Revenues.

For mortgage loan #32 (Cascade Building), the Number of Units includes 6,476 square feet of retail space and 88,922 square feet of office space.

For mortgage loan #34 (Marengo Plaza), the Number of Units includes 12,542 square feet of retail space and 9,814 square feet of office space.

For mortgage loan #46 (Boulevard Square II), the Number of Units includes 38,541 square feet of multifamily space (36 units) and 14,189 square feet of retail space.

(3)	For mortgage loan #3 (Mall of Louisiana), the Grace Period Default (Days) is two business days once in any trailing twelve-month period.

(4)	For mortgage loan #2 (Marriott LAX), the Appraised Value represents the value assuming the property improvement plan, which is expected to be completed by the end of 2017, has been completed. A $12,975,832 reserve was collected at origination (held by Marriott), reflecting the remaining unfunded portion of the property improvement plan costs. The appraised value

A-1-14

assuming the property improvement plan has not been completed is $257,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $257,000,000 appraised value are 56.5% and 47.0%, respectively.

For mortgage loan #5 (U.S. Industrial Portfolio III), the Appraised Value of $166,300,000 reflects a 4% premium attributed to the aggregate appraised value of the related mortgaged properties as a whole. The sum of the appraised values for each of the related mortgaged properties on an individual basis is $159,940,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $159,940,000 appraised value are 75.4% and 68.6%, respectively.

For mortgage loan #7 (HGI Savannah Historic District), the Appraised Value assumes the property improvement plan, scheduled to be completed in February 2018, has been completed. A $7,000,000 reserve was taken at closing, representing the outstanding property improvement plan costs. The appraised value assuming the property improvement plan has not been completed is $46,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $46,000,000 appraised value are 57.6% and 46.6%, respectively.

For mortgage loan #12 (The View at Marlton), the Appraised Value assumes the third largest tenant (8,400 square feet), representing 9.2% of net rentable square feet, is currently having its free-standing premises constructed, is in occupancy, open for business and paying full unabated rent. Construction of the free-standing premises is anticipated to be complete in March 2018. The third largest tenant has executed its lease and a $3,300,000 Holdback was taken at closing, until the premises is fully constructed, and the tenant is in occupancy and paying full unabated rent by September 27, 2018. The appraised value assuming the third largest tenant is not in occupancy and paying rent is $33,600,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the $33,600,000 appraised value are 69.1% and 57.9%, respectively.

For mortgage loan #19 (100-102 Forsyth Street), the mortgaged property was underwritten based on the related appraisal’s estimate of stabilized expenses and borrower budget. The Appraised Value assumes the property reaches a stabilized occupancy of 98.0% after the renovation of the vacant free market multifamily units have been completed. The appraised value assuming one month of lost rent during the lease up period is $23,900,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $23,900,000 appraised value are 66.9% and 66.9%, respectively.

For mortgage loan #20 (Hilton Houston Galleria TX), the Appraised Value assumes the property improvement plan, scheduled to be completed by July 2018, has been completed. A $655,500 reserve was taken at closing, representing the outstanding property improvement plan costs. The appraised value assuming the property improvement plan has not been completed is $24,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $24,000,000 appraised value are 65.0% and 58.1%, respectively.

For mortgage loan #40 (Tustin Mayfair Plaza), the Appraised Value assumes a renovation, scheduled to be completed by January 2018, has been completed. The appraised value assuming the renovations have not been completed is $14,450,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $14,450,000 appraised value are 51.9% and 51.9%, respectively.

For mortgage loan #50 (Kirkwood Center), the Appraised Value assumes the largest tenant (2,598 square feet), representing 37.0% of net rentable square feet, has executed a lease, is in occupancy and will begin paying rent in December 2017. The largest tenant has executed its lease and a $420,000 Holdback was taken at closing, to be held until an acceptable estoppel is received. The appraised value assuming the largest tenant is not in occupancy and paying rent is $3,180,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $3,180,000 appraised value are 56.5% and 35.2%, respectively.

(5)	For mortgage loan #12 (The View at Marlton), the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of the mortgage loan were adjusted to reflect stabilized value, and such adjustment results in a 72.6% Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 62.3%, respectively.

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For mortgage loan #12 (The View at Marlton), all LTVs, DSCRs and Debt Yields are calculated assuming the full loan amount of $26,500,000. The Holdback can be disbursed in whole when the following conditions are satisfied: (i) the construction of the free-standing premises for third largest tenant, (8,400 square feet), representing 9.2% of net rentable square feet, is complete; (ii) the third largest tenant is in occupancy and paying full unabated rent; and (iii) the mortgaged property must be generating a net cash flow debt service coverage ratio of 1.25x or greater, the debt yield is no less than 7.74%, and a loan to value ratio does not exceed 75.0%. If the Holdback has not been released by September 27, 2018, the borrower may extend the deadline by six months subject to lender approval. In the event that the borrower does not achieve the earn-out, the lender has the right to use the funds to permanently pre-pay the loan, subject to applicable prepayment penalties to be paid by the borrower. Assuming the full Holdback balance is applied to the full loan amount of $26,500,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield are 69.0%, 59.3%, 1.58x, 1.51x, 9.8% and 9.4%, respectively.

For mortgage loan #40 (Tustin Mayfair Plaza), all LTVs, DSCRs and Debt Yields are calculated assuming the full loan amount of $7,500,000. The Holdback can be disbursed as follows provided that the following conditions are satisfied: (i) $420,000 can be disbursed if the third largest tenant (4,200 square feet), representing 10.2% of net rentable square feet, is in occupancy, open for business and paying full unabated rent for at least one month; (ii) $124,400 can be disbursed if The Flame Broiler (1,400 square feet), representing 3.4% of net rentable square feet, is in occupancy, open for business and paying full unabated rent for at least one month; (iii) $155,600 can be disbursed if Truffle Bistro (1,750 square feet), representing 4.2% of net rentable square feet, is in occupancy, open for business and paying full unabated rent for at least one month; and (iv) unless one or more of (i), (ii) or (iii) have not occurred, the net cash flow debt yield is at least 10.0%, physical and economic occupancy is at least 95.0% and the loan to value ratio is no greater than 55.0%. If the Holdback has not been released by October 17, 2019, the lender may apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. Assuming the full Holdback balance is applied to the full loan amount of $7,500,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield are 47.1%, 47.1%, 2.59x, 2.50x, 11.9% and 11.4%, respectively.

For mortgage loan #50 (Kirkwood Center), all LTVs, DSCRs and Debt Yields are calculated assuming the full loan amount of $1,800,000. The Holdback can be disbursed in whole when the following conditions are satisfied: (i) net cash flow debt yield is no less than 10.0%; and (ii) the largest tenant (2,598 square feet), representing 37.0% of net rentable square feet, provides the lender with an estoppel under a lease pursuant to the terms and conditions in the loan agreement. If the Holdback has not been released by September 22, 2018, the lender may apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. Assuming the full Holdback balance is applied to the full loan amount of $1,800,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield are 43.3%, 22.0%, 2.12x, 2.06x, 16.4% and 16.0%, respectively.

(6)	For mortgage loan #1 (Headquarters Plaza), the mortgage loan represents Notes A-3 and A-4, two of four pari passu notes, which have a combined Cut-off Date Balance of $150,000,000. Notes A-1 and A-2 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2, A-3 and A-4 in the aggregate (the “Headquarters Plaza Whole Loan”). Notes A-3 and A-4 represent a non-controlling interest in the Headquarters Plaza Whole Loan.

For mortgage loan #2 (Marriott LAX), the mortgage loan represents Note A-3-A, one of three pari passu notes, which have a combined Cut-off Date Balance of $145,156,075. Note A-1-A and Note A-2 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Note A-1-A, Note A-2 and Note A-3-A in the aggregate (the “Marriott LAX Whole Loan”). Note A-3-A represents a non-controlling interest in the Marriott LAX Whole Loan.

For mortgage loan #3 (Mall of Louisiana), the mortgage loan represents Note A-5-1, one of nine pari passu notes, which have a combined Cut-off Date Balance of $325,000,000. Notes A-1, A-2,

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A-3-1, A-3-2, A-4, A-5-2, A-6 and A-7 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2, A-3-1, A-3-2, A-4, A-5-1, A-5-2, A-6, and A-7 in the aggregate (the “Mall of Louisiana Whole Loan”). Note A-5-1 represents a non-controlling interest in the Mall of Louisiana Whole Loan.

For mortgage loan #5 (U.S. Industrial Portfolio III), the mortgage loan represents Note A-2, one of three pari passu notes, which have a combined Cut-off Date Balance of $120,537,149. Notes A-1-1 and A-1-2 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1-1, A-1-2, and A-2 in the aggregate (the “US Industrial Portfolio III Whole Loan”). Note A-2 represents a non-controlling interest in the US Industrial Portfolio III Whole Loan.

For mortgage loan #6 (National Office Portfolio), the mortgage loan represents Note A-3, one of six pari passu notes, which have a combined Cut-off Date principal balance of $184,784,901. Notes A-1-A, A-1-B, A-2-A, A-4-B, and A-5-A are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on all notes in the aggregate (the “National Office Portfolio Whole Loan”). Note A-3 represents a non-controlling interest in the National Office Portfolio Whole Loan.

For mortgage loan #8 (Belden Park Crossing), the mortgage loan represents Note A-2, one of three pari passu notes, which have a combined Cut-off Date Balance of $51,000,000. Note A-1-A and Note A-1-B are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Note A-1-A, Note A-1-B and Note A-2 in the aggregate (the “Belden Park Crossing Whole Loan”). Note A-2 represents a non-controlling interest in the Belden Park Crossing Whole Loan.

For mortgage loan #9 (One Century Place), the mortgage loan represents Note A-2, one of two pari passu notes, which have a combined Cut-off Date Balance of $66,300,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “One Century Place Whole Loan”). Note A-2 represents a non-controlling interest in the One Century Place Whole Loan.

Fort mortgage loan #12 (The View at Marlton), the mortgage loan represents Note A-1, one of two pari passu notes, which have a combined Cut-off Date Balance of $26,500,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (“The View at Marlton Whole Loan”). Note A-1 represents a controlling interest in The View at Marlton Whole Loan.

For mortgage loan #14 (DoubleTree Berkeley Marina), the mortgage loan represents Note A-2, one of four pari passu notes, which have a combined Cut-off Date Balance of $52,500,000. Note A-1-1, A-1-2, and A-1-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1-1, A-1-2, A-1-3 and A-2 in the aggregate (the “DoubleTree Berkeley Marina Whole Loan”). Note A-2 represents a non-controlling interest in the DoubleTree Berkeley Marina Whole Loan.

For mortgage loan #17 (Macedonia Commons), the mortgage loan represents Note A-1, one of two pari passu notes, which have a combined Cut-off Date Balance of $34,200,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Note A-1 and Note A-2 in the aggregate (the “Macedonia Commons Whole Loan”). Note A-1 represents a controlling interest in the Macedonia Commons Whole Loan.

For mortgage loan #21 (Del Amo Fashion Center), the mortgage loan represents Notes A-2-2-B and B-2-2-B, two of 34 pari passu notes, which have a combined Cut-off Date Balance of $459,300,000. The other notes are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on all notes in the aggregate (the “Del Amo Fashion Center Senior Loan”). Notes A-2-2-B and B-2-2-B represent non-controlling interests in the Del Amo Fashion Center Senior Loan.

For mortgage loan #26 (Columbia Park Shopping Center), the mortgage loan represents Note A-2, one of two pari passu notes, which have a combined Cut-off Date Balance of $62,700,000.

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Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “Columbia Park Shopping Center Whole Loan”). Note A-2 represents a non-controlling interest in the Columbia Park Shopping Center Whole Loan.

(7)	For mortgage loan #5 (U.S. Industrial Portfolio III), the sum of the U/W Net Operating Income and U/W Net Cash Flow for each of the related mortgaged properties is greater than the U/W Net Operating Income and UW Net Cash Flow for the related whole loan as a vacancy adjustment was applied to the portfolio level underwriting.

(8)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #1 (Headquarters Plaza), the fourth largest tenant (33,000 square feet), representing 4.5% of the net rentable square feet has one month of free rent each year beginning 2019 and ending in 2024. At origination, the borrower escrowed $490,875 to cover the free rent periods from 2019 and 2021.

For mortgage loan #3 (Mall of Louisiana), the third largest tenant (46,900 square feet), representing 6.0% of net rentable square feet, has executed a lease but has yet to take occupancy at the property or commence paying rent. The third largest tenant is expected to take occupancy in August 2018. The Sponsor has provided a full guaranty for $8,519,922 in unfunded tenant allowances, landlord costs and “gap” rent covering a 15-month period.

For mortgage loan #4 (Adler Portfolio), the third largest tenant at the Vista Point North mortgaged property (15,749 square feet), representing 11.0% of net rentable square feet, has abated rent in November 2017 through January 2018. A $60,371 reserve was taken at closing for the outstanding rent abatements.

For mortgage loan #5 (U.S. Industrial Portfolio III), the largest tenant at the 1152 Armorlite Drive mortgaged property (44,313 square feet), representing 1.5% of the entire portfolio, subleases 44,313 square feet for a total annual base rent of $344,312 ($7.77 per square foot, expiring December 2027). The largest tenant at the 1972 Salem Industrial Drive mortgaged property (317,144 square feet), representing 11.0% of the entire portfolio, subleases 126,275 square feet for a total annual base rent of $201,600 ($1.60 per square foot, expiring July 2028). The largest tenant at the 3800 West Broward Boulevard mortgaged property (32,688 square feet), representing 1.1% of the entire portfolio, subleases 10,303 square feet for a total annual base rent of $242,017 ($23.49 per square foot, expiring December 2027). The 900 Chaddick Drive mortgaged property is currently 100% leased to the largest tenant at the 900 Chaddick Drive mortgaged property through January 2019. The largest tenant at the 900 Chaddick Drive mortgaged property is currently dark. In the event the largest tenant at the 900 Chaddick Drive mortgaged property does not renew at expiration in January 2019, the tenant will be required to pay a non-renewal fee of $380,000. No rent was underwritten for the 900 Chaddick Drive property.

For mortgage loan #6 (National Office Portfolio), numerous third party tenants are in free rent or rent abatement periods. $1,656,704 has been reserved with the lender in respect of free rent and rent abatements for the portfolio of related mortgaged properties.

For mortgage loan #9 (One Century Place), the fourth largest tenant (55,962 square feet), representing 10.4% of the net rentable square feet, subleases 4,164 square feet to one tenant and 340 square feet to a second tenant, for a total annual base rent of $107,915 ($23.96 per square foot). Both subleases are coterminous with the fourth largest tenant’s lease expiring April 2025.

For mortgage loan #12 (The View at Marlton), the third largest tenant, representing approximately 9.2% of the net rentable square feet, has not yet taken occupancy or begun paying rent due to construction that is expected to be completed in February 2018. The related borrower escrowed $3,300,000 at loan closing in connection with such construction, to be earned out upon The Malvern School taking occupancy and commencing rent payments. For the borrower to qualify for release of funds from the earnout reserve, the related loan documents provide that the

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mortgaged property must be generating net cash flow such that (i) the LTV ratio is not more than 75.0%, (ii) the DSCR is not less than 1.25x and (iii) the Debt Yield is not less than 7.7%. The borrower has 12 months to effectuate the earnout, with a possible 6-month extension subject to the lender’s approval. In the event that the borrower does not achieve the earn-out, the lender has the right to use the funds to permanently pre-pay the mortgage loan, subject to applicable prepayment penalties. In addition, the mortgaged property is subject to a ground lease dated March 16, 2010, between the related borrower’s predecessor-in-interest, as ground lessor, and Susquehanna Bank, as ground lessee. An assignment of such ground lease was executed on August 1, 2015, from Susquehanna Bank to BB&T Bank. The current fixed rent under the ground lease is $165,000 per annum, payable in monthly installments. The ground lease is scheduled to terminate on August 31, 2025.

For mortgage loan #13 (Corporate Center I & III), the largest tenant (24,742 square feet), representing 26.0% of net rentable square feet, subleases 4,912 square feet of its space, representing 5.2% of net rentable square feet, for a total annual base rent of $103,152 ($21.00 per square foot expiring on October 1, 2022). The lease and the sublease are coterminous and rent payments in the sublease are identical to the rent owed under the direct lease.

For mortgage loan #17 (Macedonia Commons), the third largest tenant (54,127 square feet), representing 17.3% of net rentable square feet, subleases 54,127 square feet to Hobby Lobby through December 31, 2019. The lease and the sublease are coterminous and Hobby Lobby’s rent payments in the sublease are identical to the rent owed under the direct lease.

For mortgage loan #19 (100-102 Forsyth Street), the mortgaged property has 13 units subject to rent stabilization. The largest tenant, representing approximately 91.3% of the net rentable square feet, is in occupancy but has not yet opened for business. The largest tenant is expected to open for business by December 2017. In addition, such tenant has one month of abated rent each year for the first three years of its lease term which began in July 2017. The borrower escrowed $4,000,000 at loan closing, $2,750,000 of which is to be released upon the satisfaction of certain conditions, including, but not limited to, the tenant being in occupancy, open for business and paying unabated rent for three consecutive calendar months.

For mortgage loan #32 (Cascade Building), the largest tenant (18,473 square feet), representing 19.5% of the net rentable square feet, has notified the borrower that it will vacate 9,375 square feet but will pay rent on the total square footage through December 2018.

For mortgage loan #39 (Walnut Grove Medical Center), the second largest tenant (4,741 square feet), representing 11.7% of the net rentable square feet has one month of free rent in October 2018 and October 2019. At origination, the borrower escrowed $26,337 to cover these free rent period in addition to outstanding free rent for other tenants.

For mortgage loan #40 (Tustin Mayfair Plaza), the third largest tenant (4,200 square feet), representing 10.2% of net rentable square feet, has executed a lease but is not in occupancy or paying rent. The third largest tenant is anticipated to be in occupancy and paying rent by January 2018. A $420,000 Holdback was taken at closing until the third largest tenant is open for business and paying full unabated rent for one month.

For mortgage loan #50 (Kirkwood Center), the largest tenant (2,598 square feet), representing 37.0% of net rentable square feet, has executed a lease but is not in occupancy. The tenant is anticipated to be open and paying rent by December 2017. A $420,000 Holdback was taken at closing until the largest tenant is in occupancy and paying full unabated rent.

(9)	For mortgage loan #7 (HGI Savannah Historic District), the mortgaged property lost approximately 735 room nights in October 2016 due to Hurricane Matthew. The Most Recent and Second Most Recent Period reflect actual performance and exclude any revenue for such lost room nights. If adjusted to include the occupancy and related revenue from the October 2016 lost room nights, the Second Most Recent Hotel ADR, RevPAR and NOI would be $160.24, $149.54 and $3,466,809, respectively; and the Most Recent Hotel ADR, RevPAR and Net Operating Income would be $164.22, $151.31 and $3,295,400, respectively. U/W Revenues is based on the Most Recent Period adjusted for the October 2016 lost room nights.

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For mortgage loan #12 (The View at Marlton), the mortgaged property was constructed in 2017. Construction of a free-standing portion of the property that is expected to be occupied by the third largest tenant, is on-going and is expected to be completed in February 2018. As such, historical financial information for the mortgaged property is not available.

For mortgage loan #19 (100-102 Forsyth Street), the mortgaged property was substantially renovated in 2016. As such, historical financial information for the mortgaged property does not reflect the mortgaged property’s stabilized performance.

For mortgage loan #33 (Paseo Lindo), approximately 36.7% of net rentable square feet of the mortgaged property was completed in 2016. The mortgaged property is currently 100.0% occupied and underwritten cash flows reflect leases in place as well as fixed CAM reimbursements. Expenses were based on the property manager’s 2017 budget as well as the actual insurance premium and tax bills. The related borrower did not provide cash flows for the mortgaged property.

For mortgage loan #49 (Rite Aid Dunmore), the mortgaged property is a single tenant triple-net leased property. As such, historical financial information for the mortgaged property is not available.

For mortgage loan #52 (Dollar General E. Peoria), the mortgaged property was constructed in 2017. As such, historical financial information for the mortgaged property is not available.

(10)	For mortgage loan #15 (Redmont Hotel Curio), the property is subject to a master lease between the fee owner borrower and the master lessee borrower in connection with historic rehabilitation income tax credits (which tax credits were sold to a third party which owns 99% of the master lessee borrower) and to a sublease between the master lessee borrower and the fee owner borrower, whereby the master lessee borrower leases the property back to the fee owner borrower. The master lease has a term of 99 years with no rental obligations and the sublease has a term of 30 years expiring in 2046, with annual rent equal to 85% of the annual debt service under the Redmont Hotel Curio mortgage loan, administration expenses and an annual return to the master lessee borrower. Both the fee owner borrower’s interest and the master lessee borrower’s interest in the Redmont Hotel Curio property are collateral for the mortgage loan and all revenue from the property and the two master leases is deposited into the lockbox under the Redmont Hotel Curio mortgage loan.

For mortgage loan #16 (555 De Haro), the mortgaged property is subject to a master lease between the related borrower, as master lessor, and a borrower-affiliate, Bridgeton 555 Deharo Property LLC, as master lessee. The master lessee is indirectly controlled by the sponsor of the borrower. The master lease structure was put in place at the mortgaged property to accommodate an investor of such sponsor, which investor required certain elements of the investment’s structure to be compliant with Shari’ah law. Pursuant to the master lease, the master lessee has an option to purchase the mortgaged property, provided that the lender has the right to terminate such option upon any foreclosure. The master lease is subordinate to the underlying mortgage loan.

(11)	For mortgaged property #31 (Northern Ohio Industrial Park), the largest tenant (464,220 square feet), representing 43.9% of net rentable square feet, has multiple leases that expire as follows: 13,200 square feet expiring on a month-to-month basis and 451,020 square feet expiring on September 30, 2020.

For mortgage loan #32 (Cascade Building), the largest tenant (18,473 square feet), representing 19.5% of the net rentable square feet, has multiple leases that expire as follows: 9,375 square feet expiring December 1, 2018 and 9,098 square feet expiring June 30, 2024.

For mortgage loan #34 (Marengo Plaza), the second largest tenant (5,140 square feet), representing 23.0% of the net rentable square feet, has multiple leases that expire as follows: 2,570 square feet expiring on December 5, 2021 and 2,570 square feet expiring on March 31, 2022.

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(12)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #5 (U.S. Industrial Portfolio III), the largest tenant at the 3221 Cherry Palm Drive mortgaged property (38,624 square feet), representing 1.3% of the entire portfolio, may terminate its lease on either November 1, 2018 or November 1, 2024 by providing the lessor with a termination notice no later than May 4, 2018 for the first termination and May 4, 2024 for the second termination with a termination fee equal to all rent payable paid through either the first or the second termination date.

For mortgage loan #6 (National Office Portfolio), the largest tenant at the 8330 LBJ Freeway mortgaged property (84,114 square feet), which is also the second largest tenant for the entire portfolio, representing 3.3% of the net rentable square feet for the entire portfolio and 3.9% of the underwritten base rent for the entire portfolio, may terminate its lease on June 30, 2022 with 9 months’ written notice. The second largest tenant at the 1750 East Golf Road mortgaged property (63,113 square feet), which is also the third largest tenant at the entire portfolio, representing 2.5% of the net rentable square feet for the entire portfolio and 4.8% of the underwritten base rent for the entire portfolio, may terminate its lease on September 30, 2019 with 12 months’ written notice and a termination fee equal to $1,731,204. Other tenants that are among the five largest tenants at a particular related mortgaged property (but not in the entire portfolio) also have termination options.

For mortgage loan #9 (One Century Place), the second largest tenant (105,219 square feet), representing 19.5% of net rentable square feet, may terminate its lease on August 31, 2019 by providing the landlord with a termination notice no later than August 31, 2018 and a termination fee equal to all unamortized brokerage commissions and the concessions and tenant improvements allowance. The fifth largest tenant (45,807 square feet), representing 8.5% of net rentable square feet, may terminate its lease on October 31, 2020, by providing landlord with a termination notice on or before October 31, 2019, and a termination fee, only if either (i) the tenant is no longer doing business within a 50-mile radius of the building or (ii) the tenant needs 50% less personnel to conduct its business, when compared to the number of personnel in certain specified portions of the space as of the applicable commencement date.

For mortgage loan #11 (777 Township Line Road), the fifth largest tenant (6,645 square feet), representing 6.0% of net rentable square feet, may terminate its lease any time after February 14, 2023 by providing the landlord with notice prior to February 14, 2022 and a termination fee equal to $200,783.

For mortgage loan #13 (Corporate Center I & III), the third largest tenant (11,184 square feet), representing 11.8% of net rentable square feet, has the right to vacate the related leased premises on August 30, 2019. The tenant may vacate the related leased premises so long as it continues to pay rent due under the lease and maintains the leased premises in good and secure condition.

For mortgage loan #21 (Del Amo Fashion Center), the fifth largest tenant (60,000 square feet), representing 3.4% of net rentable square feet, may terminate its lease at any time upon providing at least 270 days’ written notice.

For mortgage loan #25 (1030-1040 Broad Street), the largest tenant (29,987 square feet), representing 27.6% of net rentable square feet, may terminate its lease as of December 31, 2018 upon providing nine months’ written notice and payment of a termination fee equal to the unamortized tenant improvement allowance and broker’s fees incurred by the landlord in connection with the third amendment to the lease. The second largest tenant (13,633 square feet), representing 12.6% of net rentable square feet, may terminate its lease as of July 31, 2018 upon providing no less than 9 months’ and no more than 12 months’ written notice and payment of a termination fee equal to the unamortized portion of the tenant improvement allowance and broker’s fees associated with the lease.

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For mortgage loan #34 (Marengo Plaza), the third largest tenant (3,745 square feet), representing 16.8% of net rentable square feet, may terminate its lease on or after September 30, 2020 upon providing 90 days’ written notice. The fourth largest tenant (2,421 square feet), representing 10.8% of net rentable square feet, may terminate its lease as of December 31, 2021 upon providing 270 days’ prior notice and payment of a termination fee equal to $126,957. The fifth largest tenant (2,114 square feet), representing 9.5% of the net rentable square feet, may terminate its lease as of September 7, 2023 upon six months’ prior notice and payment equal to six months’ rent plus unamortized leasing commissions and tenant improvement allowances.

For mortgage loan #42 (RSM Business Park), the largest tenant (12,359 square feet), representing 16.7% of net rentable square feet, may terminate its lease any time by providing lessor with four months’ notice and payment of any unamortized brokerage commission.

(13)	For mortgage loan #35 (444-446 86th Street), the largest tenant (7,000 square feet), representing 63.6% of net rentable square feet, is affiliated with the sponsor.

(14)	For mortgage loan #1 (Headquarters Plaza), on each payment date commencing on the payment date occurring in December 2017, the Monthly Replacement Reserve will be equal to the greater of (i) 1/12th of 4% of the gross income from hotel-related operations for the immediately preceding calendar year and (ii) the amount of the deposit required under the Franchise Agreement for the applicable individual property. The borrower will not be required to make monthly reserve deposits for FF&E if the Reserve Waiver Conditions (as defined in the mortgage loan documents) are satisfied.

For mortgage loan #7 (HGI Savannah Historic District), the Monthly Replacement Reserve is $0 through November 2018, 1/12th of 1% of underwritten revenue from December 2018 through November 2019, 1/12th of 2% of underwritten revenue from December 2019 through November 2020 and 1/12th of 4% of underwritten revenue from December 2020 through the end of the mortgage loan term.

For mortgage loan #14 (Doubletree Berkeley Marina), the Monthly Replacement Reserve will be adjusted to 2.5% of gross income from operations for the month which occurred two calendar months prior to the applicable payment date, 3.0% the following year and 4.0% thereafter.

For mortgage loan #15 (Redmont Hotel Curio), on each payment date commencing on the payment date occuring in December 2017, the borrower will be required to deposit in the Monthly Replacement Reserve an amount equal to 1/12th of 4.0% of the greater of (i) gross revenues during the 12-month period ending on the last day of the most recent calendar quarter for which the borrower has provided financial statements and (ii) the gross revenue projected in the then-effective approved annual budget (approximately $25,695).

For mortgage loans #20 (Hilton Houston Galleria TX) and #24 (HGI Plymouth), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of the existing Monthly Replacement Reserve and 1/12th of 4% of underwritten revenue for the prior fiscal year.

For mortgage loan #44 (Comfort Suites Hilton Head Bluffton), the Monthly Replacement Reserve will be the greater of (i) 1/12th of 4% of the annual gross income of the property or (ii) the monthly amount required to be reserved pursuant to the franchise agreement.

For mortgage loan #48 (Hampton Inn - Marshall), the Monthly Replacement Reserve will initially be $7,241 and will be adjusted on the payment date in January 2018 and on each payment date falling in each subsequent January thereafter, to an amount equal to 1/12th of the greater of (i) 4% of the gross income from operations and (ii) the amount of the deposit required by the franchisor under the Franchise Agreement.

(15)	For mortgage loan #1 (Headquarters Plaza), on each payment date commencing on the payment date occurring in December 2017, the Monthly TI/LC Reserve will be equal to the lesser of (i) $125,000 and (ii) the positive difference obtained by subtracting the amount of TI/LC Reserve funds on deposit from $6,000,000.

A-1-22

For mortgage loan #5 (U.S. Industrial Portfolio III), the TI/LC Reserve Cap is springing and the borrower will deposit an amount equal to each expiring tenant’s monthly sweep amount: for the largest tenant at the 621 Hunt Valley Circle mortgaged property (61,796 square feet), representing 2.1% of the entire portfolio, the rent sweep start date is July 2024 and the monthly sweep amount is equal to $30,898, with a max TI/LC Reserve Cap equal to $185,388; for the largest tenant at the 1001 DDC Way mortgaged property (66,444 square feet), representing 2.3% of the entire portfolio, the rent sweep start date is July 2025 and the monthly sweep amount is equal to $143,962, with a max TI/LC Reserve Cap equal to $863,772; for the largest tenant at the 10450 Medallion Drive mortgaged property (151,506 square feet), representing 5.2% of the entire portfolio, the rent sweep start date is February 2025 and the monthly sweep amount is equal to $75,753 with a max TI/LC Reserve Cap equal to $454,518; for the largest tenant at the 53208 Columbia Drive mortgaged property (117,938 square feet), representing 4.1% of the entire portfolio, the rent sweep start date is May 2026 and the monthly sweep amount is equal to $58,969, with a max TI/LC Reserve Cap equal to $353,814; for the largest tenant at the 4925 Bulls Bay Highway mortgaged property (198,408 square feet), representing 6.9% of the entire portfolio, the rent sweep start date is September 2026 and the monthly sweep amount is equal to $99,204, with a max TI/LC Reserve Cap equal to $595,224; for the largest tenant at the 3800 West Broward Boulevard mortgaged property (32,688 square feet), representing 1.1% of the entire portfolio, the rent sweep start date is July 2026 and the monthly sweep amount is equal to $81,720, with a max TI/LC Reserve Cap equal to $490,320 and for the largest tenant at the 1972 Salem Industrial Drive mortgaged property (317,144 square feet), representing 11.0% of the entire portfolio, the rent sweep start date is April 2026 and the monthly sweep amount is equal to $263,328, with a max TI/LC Reserve Cap equal to $1,579,963.

For mortgage loan #11 (777 Township Line Road), commencing on the payment date occurring in November 2017, through and including the payment date occurring in October 2020, the Monthly TI/LC Reserve will be equal to $9,166.67 and on each payment date thereafter, the Monthly TI/LC Reserve will be equal to $13,750.

For mortgage loan #12 (The View at Marlton), commencing on the payment date occurring in January 2023 and on each payment date thereafter, the Monthly TI/LC Reserve will be equal to $10,417, subject to a cap of $625,000.

For mortgage loan #18 (Northwoods Center), commencing on the payment date occurring in October 2017 through and including the payment date occurring on September 6, 2022, the Monthly TI/LC Reserve will be equal to $5,000 and on each payment date thereafter, the Monthly TI/LC Reserve will equal $7,500. The TI/LC Reserve is subject to a cap of $450,000.

(16)	For mortgage loan #2 (Marriott LAX), the PIP reserve is held by Marriott.

For mortgage loan #4 (Adler Portfolio), the Other Escrow I (Monthly) will adjust monthly based on the required ground lease payments throughout the mortgage loan term.

(17)	For mortgage loan #1 (Headquarters Plaza), the borrowers are the lessees under a long-term ground lease with respect to the office and retail portion of the mortgaged property and the hotel portion of the mortgaged property (the “HQP Borrower Ground Lease”), which ground lease has an annual rent of $189,000, expires on November 11, 2074, and has no renewal, extension or termination rights remaining. Additionally, an affiliate of the borrowers is the lessee with respect to an unimproved, non-income producing residential parcel (the “Residential Parcel”) under the other ground lease (the “Residential Parcel Ground Lease”). The ground lessor under both the HQP Borrower Ground Lease and the Residential Parcel Ground Lease has granted a fee mortgage in favor of the lender under the mortgage loan. Accordingly, the mortgage loan is secured by (i) the borrower’s leasehold interests in the office, retail and hotel portions of the mortgaged property, (ii) the ground lessor’s fee interest in the office, retail and hotel portions of the mortgaged property, and (iii) the ground lessor’s fee interest in the Residential Parcel. The leasehold interest in the Residential Parcel, however, is not collateral for the mortgage loan and was not included in the appraised value or underwriting of the mortgage loan. The HQP Borrower Ground Lease grants the borrowers a purchase option with respect to the premises demised to the borrowers. The mortgage loan documents restrict the borrowers’ ability to exercise their purchase option, including providing that such purchase option may only be exercised in connection with a subdivision of the Residential Parcel from the remainder of the mortgaged

A-1-23

property pursuant to and in accordance with the mortgage loan documents. The mortgage loan documents permit the release of the Residential Parcel following either a subdivision of the mortgaged property or the creation of a condominium provided that certain conditions of the mortgage loan documents are satisfied. Following a release of the Residential Parcel in accordance with the mortgage loan documents, the borrowers’ interest in the real estate it currently leases will be converted to a fee interest in either the subdivided parcel or condominium units, as applicable. The real estate collateral for the Headquarters Plaza Whole Loan is structured as a fee above a plane (the “Upper Area”), which fee-above-a-plane structure is governed by the Declaration (as defined in the loan documents). The owner of the fee interest in the real property located below the Upper Area (the “Lower Area”), as well as the lessee of the Lower Area, are affiliates of the borrowers. The Lower Area which consists of a parking garage is not collateral for the Headquarters Plaza Whole Loan.

For mortgage loan #14 (DoubleTree Berkeley Marina), the mortgaged property is subject to a ground lease dated January 18, 2008, between the City of Berkeley, as ground lessor, and the related borrower, as ground lessee. The current fixed rent under the ground lease is approximately $306,000 per annum, payable in monthly installments. The ground lease is scheduled to terminate on December 31, 2058. The related Mortgage Loan is secured by the borrower’s leasehold interest in the mortgaged property.

(18)	For mortgage loan #1 (Headquarters Plaza), at origination of the mortgage loan, the borrowers established two separate lockbox accounts: (i) a lockbox account for the hotel portion of the collateral (the “Hotel Lockbox”) and (ii) a lockbox for the office and retail portion of the collateral (the “Non-Hotel Lockbox”). Solely with respect to the hotel portion of the collateral (the “Hotel Property”) and the Hotel Lockbox, (x) so long as the Franchisor CM Conditions (as defined in the mortgage loan documents) are satisfied, hotel manager may collect revenues from the Hotel Property, hold the same in one or more eligible accounts with an eligible institution in the name of the borrower that have been pledged as security for the mortgage loan, apply the same to pay operating expenses and brand management fees in accordance with the applicable franchise agreement, and then deposit any excess after payment of such expenses and fees into the Hotel Lockbox, (y) to the extent permitted under the applicable franchise agreement, or if the Franchisor CM Conditions are not satisfied, tenants under leases at the Hotel Property shall be directed to deposit all rental payments directly into the Hotel Lockbox, and (z) to the extent that the Franchisor CM Conditions are not satisfied, all credit card companies and credit card clearing banks will be directed to deposit all payments that would otherwise be made to the borrower and/or hotel manager directly into the Hotel Lockbox. With respect to the non-hotel portion of the mortgaged property and the Non-Hotel Lockbox, the loan documents require all tenants to be directed to pay all rents directly into the Non-Hotel Lockbox.

(19)	For mortgage loan #47 (Shaw Blackstone Center-CA), the Sponsor has been identified as The Exempt Bypass Trust U/A The Fay Revocable Trust, The Marital Trust U/A The Fay Revocable Trust and The Survivor’s Trust U/A The Fay Revocable Trust.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Commercial Mortgage Trust 2017-C41

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Barclays Bank PLC	17	$270,424,718	34.4%	4.143%	119	352	2.15	x	11.2%	10.2%	60.8%	56.4%
Argentic Real Estate Finance LLC	13	188,885,784	24.0	4.797	119	357	1.66		10.2	9.4	63.6	57.7
Ladder Capital Finance LLC	10	179,527,391	22.8	4.783	118	356	1.63		11.2	10.0	61.6	53.0
Wells Fargo Bank, National Association	12	147,084,284	18.7	4.606	113	332	1.82		12.9	11.4	55.6	47.2
Total/Weighted Average:	52	$785,922,177	100.0%	4.533%	117	349	1.85	x	11.3%	10.2%	60.7%	54.2%

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Retail	17	$212,972,359	27.1%	4.358%	118	353	1.83	x	10.5%	10.0%	62.2%	55.0%
Anchored	8	110,551,857	14.1	4.516	119	351	1.72		10.2	9.6	65.9	58.9
Super Regional Mall	2	56,000,000	7.1	3.897	116	360	2.25		11.6	11.1	52.4	46.8
Unanchored	3	22,834,800	2.9	4.486	119	359	1.59		10.1	9.7	63.9	53.1
Shadow Anchored	2	18,770,702	2.4	4.438	118	348	1.60		10.3	9.8	67.1	59.8
Single Tenant	2	4,815,000	0.6	5.178	120	300	1.40		9.9	9.2	65.6	53.1
Hospitality	9	160,631,053	20.4	4.978	112	348	1.82		13.9	11.9	55.1	46.0
Full Service	4	98,657,272	12.6	5.108	107	347	1.78		14.1	11.9	53.4	45.4
Select Service	2	39,600,000	5.0	4.696	120	360	1.80		12.7	11.2	53.1	43.7
Extended Stay	1	12,000,000	1.5	4.990	120	360	1.88		13.4	12.1	67.8	55.7
Limited Service	2	10,373,781	1.3	4.801	118	298	2.13		16.4	14.7	65.3	48.6
Office	28	144,438,239	18.4	4.630	120	345	1.77		11.5	10.1	63.8	55.7
Suburban	27	136,638,239	17.4	4.635	120	345	1.75		11.5	10.1	64.0	55.4
Medical	1	7,800,000	1.0	4.543	120	0	2.08		10.8	9.6	60.0	60.0
Industrial	31	112,949,029	14.4	4.163	120	345	2.07		11.1	10.0	60.8	56.9
Flex	11	74,335,000	9.5	4.109	119	300	2.32		11.5	10.3	55.2	53.6
Warehouse	20	38,614,029	4.9	4.267	120	360	1.57		10.4	9.3	71.6	63.1
Mixed Use	6	111,587,715	14.2	4.424	119	359	1.95		9.7	8.9	59.4	58.0
Office/Hospitality/Retail	1	50,000,000	6.4	4.355	120	0	2.23		11.3	9.8	62.8	62.8
Multifamily/Retail	3	42,598,007	5.4	4.633	119	358	1.41		7.0	6.8	61.3	59.7
Retail/Office	2	18,989,708	2.4	4.136	119	359	2.42		11.4	10.9	46.1	41.4
Self Storage	5	29,843,783	3.8	4.601	119	359	1.59		9.9	9.8	68.4	58.1
Self Storage	5	29,843,783	3.8	4.601	119	359	1.59		9.9	9.8	68.4	58.1
Multifamily	1	13,500,000	1.7	4.820	120	0	1.57		7.9	7.7	61.1	61.1
Mid Rise	1	13,500,000	1.7	4.820	120	0	1.57		7.9	7.7	61.1	61.1
Total/Weighted Average:	97	$785,922,177	100.0%	4.533%	117	349	1.85	x	11.3%	10.2%	60.7%	54.2%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.
(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

Wells Fargo Commercial Mortgage Trust 2017-C41

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
California	17	$199,796,773	25.4%	4.438%	117	350	2.09	x	11.9%	10.7%	53.4%	48.5%
Southern	12	135,011,973	17.2	4.429	116	345	2.19		12.3	11.0	50.6	45.7
Northern	5	64,784,800	8.2	4.456	119	360	1.89		11.1	10.0	59.3	54.3
New Jersey	4	96,200,000	12.2	4.587	119	360	1.85		10.2	9.1	65.3	61.9
New York	6	67,780,171	8.6	4.653	119	358	1.53		7.6	7.5	60.4	59.1
Ohio	9	59,696,339	7.6	4.511	119	360	1.69		11.2	10.3	72.0	62.0
Texas	18	56,828,575	7.2	4.684	103	322	1.82		14.1	12.0	58.2	49.0
Louisiana	1	41,000,000	5.2	3.984	117	360	1.85		11.1	10.6	57.0	49.3
Florida	6	36,061,481	4.6	4.441	119	360	1.54		9.7	9.3	71.5	64.3
Georgia	6	31,802,692	4.0	4.560	120	360	1.78		12.2	10.9	50.0	40.6
Tennessee	2	28,300,000	3.6	3.910	120	300	2.55		12.3	10.9	61.7	59.8
Pennsylvania	4	27,663,932	3.5	4.644	119	352	1.39		9.5	8.7	73.3	62.2
Michigan	3	24,627,705	3.1	4.825	120	349	1.78		12.9	11.4	66.3	54.5
Nevada	1	20,250,000	2.6	5.770	120	360	1.31		10.5	9.2	66.8	56.3
Alabama	1	19,000,000	2.4	5.291	120	360	1.66		12.7	11.0	59.7	49.6
North Carolina	1	13,800,000	1.8	4.355	120	300	1.88		15.1	12.3	49.4	40.7
Nebraska	1	12,000,000	1.5	4.990	120	360	1.88		13.4	12.1	67.8	55.7
Arizona	3	11,170,318	1.4	4.299	119	359	2.20		10.7	9.9	62.1	59.9
Oregon	1	10,000,000	1.3	3.645	119	0	3.13		12.1	11.6	39.2	39.2
South Carolina	1	5,971,076	0.8	4.950	117	297	2.07		16.1	14.5	64.2	48.1
Virginia	2	5,422,378	0.7	4.180	120	360	1.48		9.4	8.6	72.5	66.0
Illinois	4	5,281,504	0.7	4.551	119	359	1.62		10.2	9.5	67.6	59.4
North Dakota	1	4,948,007	0.6	4.692	118	358	1.30		8.6	8.1	72.1	58.8
Wisconsin	1	2,577,538	0.3	4.180	120	360	1.48		9.4	8.6	72.5	66.0
Iowa	1	1,909,288	0.2	4.180	120	360	1.48		9.4	8.6	72.5	66.0
Missouri	1	1,795,702	0.2	4.700	119	239	1.58		12.6	12.2	52.5	32.8
Oklahoma	1	1,198,611	0.2	4.630	119	359	1.97		12.6	12.2	58.5	47.5
Indiana	1	840,087	0.1	4.180	120	360	1.48		9.4	8.6	72.5	66.0
Total/Weighted Average:	97	$785,922,177	100.0%	4.533%	117	349	1.85	x	11.3%	10.2%	60.7%	54.2%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.
(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

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Wells Fargo Commercial Mortgage Trust 2017-C41

Annex A-2: Mortgage Pool Information

Range of Cut-off Date Balances

				Weighted Average
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
1,015,000 - 3,000,000	3	$4,009,313	0.5%	4.732%	119	287	1.75	x	11.7%	11.4%	58.7%	46.6%
3,000,001 - 4,000,000	1	3,800,000	0.5	5.250	120	300	1.30		10.1	9.3	64.4	48.6
4,000,001 - 5,000,000	3	14,200,712	1.8	4.612	119	340	1.67		11.7	10.8	69.8	56.3
5,000,001 - 6,000,000	2	11,471,076	1.5	4.788	117	327	1.80		13.1	12.0	66.4	53.3
6,000,001 - 7,000,000	2	13,735,000	1.7	3.942	119	0	2.67		11.7	10.7	52.3	52.3
7,000,001 - 8,000,000	4	30,405,171	3.9	4.569	119	359	1.91		10.5	10.0	59.2	53.6
8,000,001 - 9,000,000	4	34,589,708	4.4	4.297	119	359	2.22		10.9	10.1	53.0	50.4
9,000,001 - 10,000,000	2	19,145,000	2.4	3.924	119	0	2.74		11.4	10.8	49.9	49.9
10,000,001 - 15,000,000	11	138,931,657	17.7	4.514	119	352	1.93		11.1	10.2	60.6	53.6
15,000,001 - 20,000,000	7	124,575,000	15.9	4.777	111	350	1.72		11.5	10.3	64.0	58.5
20,000,001 - 30,000,000	8	185,165,119	23.6	4.617	120	360	1.68		10.2	9.4	64.5	56.4
30,000,001 - 50,000,000	5	205,894,421	26.2	4.418	118	342	1.87		12.3	10.6	57.4	51.4
Total/Weighted Average:	52	$785,922,177	100.0%	4.533%	117	349	1.85	x	11.3%	10.2%	60.7%	54.2%

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Range of Underwritten NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
1.30	2	$8,748,007	1.1%	4.934%	119	333	1.30	x	9.3%	8.6%	68.8%	54.4%
1.31 - 1.40	4	77,750,000	9.9	5.001	119	360	1.34		8.9	8.3	70.5	62.2
1.41 - 1.50	6	91,352,149	11.6	4.482	120	360	1.48		8.9	8.4	67.5	61.2
1.51 - 1.75	12	195,967,601	24.9	4.796	117	356	1.65		11.1	10.0	60.5	52.5
1.76 - 2.00	14	237,750,639	30.3	4.473	115	341	1.84		12.7	11.3	58.0	49.7
2.01 - 2.25	4	68,173,781	8.7	4.444	120	298	2.20		12.0	10.5	62.9	60.3
2.26 - 2.50	2	16,645,000	2.1	4.356	119	0	2.30		10.7	10.1	56.3	56.3
2.51 - 2.75	4	47,585,000	6.1	3.871	119	0	2.69		11.6	10.5	58.1	58.1
2.76 - 3.00	2	16,950,000	2.2	3.942	119	0	2.80		12.5	11.2	47.4	47.4
3.01 - 3.34	2	25,000,000	3.2	3.653	117	0	3.26		12.6	12.1	39.6	39.6
Total/Weighted Average:	52	$785,922,177	100.0%	4.533%	117	349	1.85	x	11.3%	10.2%	60.7%	54.2%

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Wells Fargo Commercial Mortgage Trust 2017-C41

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
Range of Underwritten NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
6.7 - 8.0	4	$70,150,000	8.9%	4.577%	119	0	1.54	x	7.3%	7.1%	63.0%	63.0%
8.1 - 9.0	5	47,813,007	6.1	4.702	118	360	1.48		8.5	8.1	67.5	61.7
9.1 - 10.0	5	77,702,149	9.9	4.438	119	360	1.46		9.4	8.8	72.9	64.1
10.1 - 11.0	12	135,774,679	17.3	4.783	119	358	1.66		10.5	9.8	64.8	56.7
11.1 - 12.0	9	195,050,119	24.8	4.189	119	360	2.16		11.4	10.4	60.8	56.5
12.1 - 13.0	9	104,001,170	13.2	4.341	119	347	2.22		12.6	11.4	50.5	42.9
13.1 - 14.0	3	69,157,272	8.8	5.069	115	355	1.76		13.7	11.5	54.8	45.6
14.1 - 15.0	1	20,000,000	2.5	4.820	118	360	1.86		14.1	11.7	52.3	45.6
15.1 - 16.0	1	40,300,000	5.1	4.355	120	300	1.88		15.1	12.3	49.4	40.7
16.1 - 16.9	3	25,973,781	3.3	5.065	83	299	2.05		16.7	14.5	62.9	52.4
Total/Weighted Average:	52	$785,922,177	100.0%	4.533%	117	349	1.85	x	11.3%	10.2%	60.7%	54.2%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
Range of Underwritten NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
6.6 - 8.0	6	$91,500,000	11.6%	4.610%	119	0	1.57	x	7.5%	7.3%	62.6%	62.6%
8.1 - 9.0	5	78,000,156	9.9	4.466	119	360	1.41		9.1	8.5	73.1	64.1
9.1 - 10.0	13	187,469,800	23.9	4.670	119	358	1.76		10.5	9.6	66.6	60.3
10.1 - 11.0	12	191,019,998	24.3	4.335	119	360	2.00		11.5	10.6	60.3	53.2
11.1 - 12.0	8	141,664,129	18.0	4.611	117	351	2.00		13.2	11.4	49.7	42.5
12.1 - 14.0	5	70,294,313	8.9	4.328	119	312	2.19		14.2	12.3	50.7	43.0
14.1 - 14.9	3	25,973,781	3.3	5.065	83	299	2.05		16.7	14.5	62.9	52.4
Total/Weighted Average:	52	$785,922,177	100.0%	4.533%	117	349	1.85	x	11.3%	10.2%	60.7%	54.2%

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
39.2 - 40.0	2	$25,000,000	3.2%	3.653%	117	0	3.26	x	12.6%	12.1%	39.6%	39.6%
40.1 - 45.0	1	8,450,000	1.1	3.942	119	0	2.84		13.0	11.4	44.7	44.7
45.1 - 50.0	5	126,857,272	16.1	4.641	117	335	1.89		13.6	11.5	48.6	41.2
50.1 - 55.0	8	88,777,267	11.3	4.321	119	338	1.97		11.0	10.0	52.9	48.2
55.1 - 60.0	6	89,463,582	11.4	4.431	118	360	1.79		11.3	10.5	58.3	49.9
60.1 - 65.0	11	184,731,195	23.5	4.555	114	337	2.01		11.4	10.2	63.1	59.0
65.1 - 70.0	10	107,267,705	13.6	4.949	119	357	1.55		10.5	9.6	67.9	59.2
70.1 - 75.0	9	155,375,156	19.8	4.487	119	360	1.54		9.6	9.0	72.7	64.5
Total/Weighted Average:	52	$785,922,177	100.0%	4.533%	117	349	1.85	x	11.3%	10.2%	60.7%	54.2%

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Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
32.8 - 35.0	1	$1,795,702	0.2%	4.700%	119	239	1.58	x	12.6%	12.2%	52.5%	32.8%
35.1 - 40.0	4	62,556,857	8.0	4.064	118	342	2.40		12.5	11.6	44.9	38.6
40.1 - 45.0	4	101,796,980	13.0	4.678	116	330	1.87		14.0	11.7	48.9	41.1
45.1 - 50.0	11	131,837,363	16.8	4.509	118	352	1.89		12.1	11.1	57.0	48.5
50.1 - 55.0	7	105,600,119	13.4	4.541	111	344	1.92		11.5	10.3	59.0	53.4
55.1 - 60.0	8	81,623,007	10.4	5.021	120	360	1.58		11.0	9.8	67.5	57.4
60.1 - 65.0	12	220,620,000	28.1	4.459	119	360	1.86		10.2	9.4	67.2	62.8
65.1 - 70.0	4	61,092,149	7.8	4.489	119	360	1.45		8.7	8.2	71.4	66.2
70.1 - 70.4	1	19,000,000	2.4	4.310	120	0	1.76		8.0	7.7	70.4	70.4
Total/Weighted Average:	52	$785,922,177	100.0%	4.533%	117	349	1.85	x	11.3%	10.2%	60.7%	54.2%

Range of Mortgage Rates

				Weighted Average
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
3.645 - 3.750	2	$25,000,000	3.2%	3.653%	117	0	3.26	x	12.6%	12.1%	39.6%	39.6%
3.751 - 4.000	8	116,591,857	14.8	3.917	118	347	2.33		11.7	10.8	55.5	51.4
4.001 - 4.250	2	39,682,149	5.0	4.192	120	360	1.67		9.7	8.9	70.0	65.0
4.251 - 4.500	8	189,409,800	24.1	4.377	120	335	1.86		11.2	9.9	61.2	56.4
4.501 - 4.750	18	205,245,024	26.1	4.612	119	357	1.63		10.5	9.8	64.9	55.4
4.751 - 5.000	8	94,286,076	12.0	4.897	118	353	1.70		11.1	9.9	61.7	56.4
5.001 - 5.250	4	76,457,272	9.7	5.147	103	340	1.70		13.6	11.5	55.2	46.9
5.251 - 5.750	1	19,000,000	2.4	5.291	120	360	1.66		12.7	11.0	59.7	49.6
5.751 - 5.770	1	20,250,000	2.6	5.770	120	360	1.31		10.5	9.2	66.8	56.3
Total/Weighted Average:	52	$785,922,177	100.0%	4.533%	117	349	1.85	x	11.3%	10.2%	60.7%	54.2%

Mortgage Loans by Original Term to Maturity or ARD

				Weighted Average
Original Terms to Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
60	1	$15,600,000	2.0%	5.240%	60	300	2.00	x	16.9%	14.4%	61.4%	54.9%
120	51	770,322,177	98.0	4.519	119	351	1.85		11.2	10.1	60.7	54.2
Total/Weighted Average:	52	$785,922,177	100.0%	4.533%	117	349	1.85	x	11.3%	10.2%	60.7%	54.2%

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Annex A-2: Mortgage Pool Information

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
Range of Remaining Terms to Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
60	1	$15,600,000	2.0%	5.240%	60	300	2.00	x	16.9%	14.4%	61.4%	54.9%
112 - 120	51	770,322,177	98.0	4.519	119	351	1.85		11.2	10.1	60.7	54.2
Total/Weighted Average:	52	$785,922,177	100.0%	4.533%	117	349	1.85	x	11.3%	10.2%	60.7%	54.2%

Mortgage Loans by Original Amortization Term

				Weighted Average
Original Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Non-Amortizing	19	$256,495,000	32.6%	4.268%	119	0	2.22	x	10.1%	9.4%	58.1%	58.1%
240	1	1,795,702	0.2	4.700	119	239	1.58		12.6	12.2	52.5	32.8
300	6	81,130,638	10.3	4.553	108	299	1.90		15.1	12.8	54.8	44.3
360	26	446,500,837	56.8	4.681	118	359	1.64		11.2	10.2	63.3	53.9
Total/Weighted Average:	52	$785,922,177	100.0%	4.533%	117	349	1.85	x	11.3%	10.2%	60.7%	54.2%

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
Range of Remaining Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Non-Amortizing	19	$256,495,000	32.6%	4.268%	119	0	2.22	x	10.1%	9.4%	58.1%	58.1%
239	1	1,795,702	0.2	4.700	119	239	1.58		12.6	12.2	52.5	32.8
297 - 300	6	81,130,638	10.3	4.553	108	299	1.90		15.1	12.8	54.8	44.3
301 - 360	26	446,500,837	56.8	4.681	118	359	1.64		11.2	10.2	63.3	53.9
Total/Weighted Average:	52	$785,922,177	100.0%	4.533%	117	349	1.85	x	11.3%	10.2%	60.7%	54.2%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

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Annex A-2: Mortgage Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Interest-only, Amortizing Balloon	15	$288,427,149	36.7%	4.482%	119	352	1.65	x	11.2%	10.1%	65.0%	56.4%
Interest-only, Balloon	18	255,480,000	32.5	4.266	119	0	2.22		10.2	9.4	58.0	58.0
Amortizing Balloon	18	241,000,028	30.7	4.877	114	347	1.71		12.6	11.1	58.2	47.5
Interest-only, ARD	1	1,015,000	0.1	4.910	120	0	1.78		9.0	8.9	70.0	70.0
Total/Weighted Average:	52	$785,922,177	100.0%	4.533%	117	349	1.85	x	11.3%	10.2%	60.7%	54.2%

Mortgage Loans by Loan Purpose

				Weighted Average
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Refinance	32	$419,008,712	53.3%	4.565%	118	353	1.85	x	11.0%	10.0%	58.0%	51.4%
Acquisition	17	255,913,465	32.6	4.582	116	342	1.79		11.6	10.4	65.9	58.6
Recapitalization	3	111,000,000	14.1	4.302	119	360	2.02		11.7	10.4	58.8	54.7
Total/Weighted Average:	52	$785,922,177	100.0%	4.533%	117	349	1.85	x	11.3%	10.2%	60.7%	54.2%

Mortgage Loans by Lockbox Type

				Weighted Average
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Hard/Springing Cash Management	18	$363,752,132	46.3%	4.353%	119	356	1.88	x	10.8%	9.9%	64.4%	58.1%
Springing	21	237,598,289	30.2	4.509	115	349	1.94		11.3	10.4	58.5	52.8
Hard/Upfront Cash Management	6	137,322,272	17.5	4.982	117	338	1.69		13.0	10.9	54.2	46.1
None	6	34,249,485	4.4	4.590	119	347	1.80		10.0	9.8	59.6	53.3
Soft/Springing Cash Management	1	13,000,000	1.7	5.120	120	360	1.41		10.2	9.2	68.4	59.4
Total/Weighted Average:	52	$785,922,177	100.0%	4.533%	117	349	1.85	x	11.3%	10.2%	60.7%	54.2%

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Wells Fargo Commercial Mortgage Trust 2017-C41

Annex A-2: Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
Type of Escrow	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Tax Escrow	38	$552,894,749	70.3%	39	$557,842,756	71.0%	12	$224,279,421	28.5%
Insurance Escrow	33	$397,585,197	50.6%	27	$346,205,197	44.1%	24	$430,571,980	54.8%
Replacement Reserve	7	$123,630,119	15.7%	38	$563,108,048	71.6%	15	$242,599,048	30.9%
TI/LC Reserve(1)	17	$311,708,632	53.6%	23	$354,245,074	60.9%	15	$248,302,651	42.7%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and mixed-use properties.

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Wells Fargo Commercial Mortgage Trust 2017-C41

Annex A-2: Mortgage Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

Prepayment Restriction	Nov 2017	Nov 2018	Nov 2019	Nov 2020	Nov 2021	Nov 2022	Nov 2023	Nov 2024	Nov 2025	Nov 2026	Nov 2027
Locked Out	99.87%	99.87%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	95.19	95.18	95.16	95.04	95.01	94.97	94.94	87.45	0.00
Yield Maintenance	0.13	0.13	4.81	4.82	4.84	4.96	4.99	5.03	5.06	5.10	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	7.45	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$785.92	$782.13	$777.78	$771.62	$763.15	$740.29	$730.60	$720.51	$709.87	$698.72	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	99.52%	98.96%	98.18%	97.10%	94.19%	92.96%	91.68%	90.32%	88.90%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.

(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

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A-3-2

HEADQUARTERS PLAZA

Headquarters Plaza – North Tower

Floor	Tenant	SF	Expiration
14	Chartwell Consulting Group, Inc.	16,500 SF	Exp. 8/2021
12	Chartwell Consulting Group, Inc.	16,500 SF	Exp. 8/2021
11	State of NJ – Morris County Judges	15,218 SF	Exp. 9/2021
10	COLAS, Inc.	16,500 SF	Exp. 8/2027
9	Rockefeller Group Development Corp.	7,098 SF	Exp. 10/2020
9	Houston International Insurance Group	3,576 SF	Exp. 1/2020
9	Houston International Insurance Group	5,826 SF	Exp. 1/2020
8	Avison Young	16,500 SF	Exp. 3/2020
7	Datapositive, LLC aba Revolution Digital	6,282 SF	Exp. 3/2022
7	KMK Consulting Inc	10,218 SF	Exp. 3/2020
6	Graham, Curtin & Sheridan, P.A.	16,500 SF	Exp. 6/2022
5	Graham, Curtin & Sheridan, P.A.	16,500 SF	Exp. 6/2022
4	Upsher - Smith Laboratories, Inc.	8,049 SF	Exp. 1/2024
4	Atradius Trade Credit Insurance, Inc.	2,530 SF	Exp. 1/2022
4	Vacant	2,455 SF	
4	Vacant	2,466 SF	
4	Vacant	1,000 SF	
3	Chartwell Consulting Group, Inc.	16,500 SF	Exp. 8/2021
2	Vacant	2,911 SF	
2	P.L. Thomas & Co., Inc.	9,830 SF	Exp. 10/2020
2	Cross River Fiber LLC	3,759 SF	Exp. 10/2022
1	State of New Jersey – Department of Treasury	3,927 SF	Exp. 9/2021
1	The Hertz Corporation	1,800 SF	Exp. 9/2019

VACANT | BUILDING | 2018 – 2019 | 2020 – 2021 | 2022 – 2023 | 2024+

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A-3-4

HEADQUARTERS PLAZA

A-3-5

HEADQUARTERS PLAZA

A-3-6

HEADQUARTERS PLAZA

Headquarters Plaza
1,2,3 and 4 Speedwell Avenue
Morristown, NJ 07960
Mount Arlington
Rockaway Township
Rockaway Townsquare
White Meadow Lake
Cedar Lake
Tourne Park
Boonton
BOONTON
Wharton
St. Clare's Hospital-Dover Campus
Rockaway
Rockaway River Country Club
Mountain Lakes
MOUNTAIN LAKES
BOONTON LINE
Denville
DENVILLE
Dover
DOVER
NJ TRANSIT
MONTCLAIR-
Boonton Reservoir
Hedden County Park
MOUNT TABOR
Kenvil
Randolph Ave
Canfield Ave
Pleasant Ave
County College of Morris
Lake Parsippany
Parsippany-Troy Hills
Randolph
Sussex Tpke
Millbrook Ave
James Andrews Memorial Park
MORRISTOWN LINE
Morris Plains
Old Troy Park
Calais Rd
W. Hanover Ave
Cedar Knolls
Whippany
MORRIS PLAINS
MORRIS COUNTY
Pine Plaza Shopping Center
Dolly Bridge Rd
Sussex Ave
Mennen Sports Arena
Morris County Mall
Hanover
The Friends of The Frelinghuysen Aboretum
Morristown Municipal Airport
Pinch Brook GC
Fosterfields Living Historical Farm
MORRISTOWN
Washington's Hdqtrs. Museum
Morris Museum
Columbia Tpke
Calais Rd
Mendham
Mendham Rd
Mayo Performing Arts Ctr.
Morristown
Honeywell
Morristown Medical Ctr.
College of St. Elizabeth
Florham Park
Spring Brook Country Club
Mendham Golf Course
MORRISTOWN NATL. HISTORICAL PARK
CONVENT STATION
NY Jets Training Facility
Fairleigh Dickinson Univ. Madison Campus
Novartis
Wick Farm and Garden
Corey Ln
AT&T Research Florham Park
Brooklake Country Club
Jockey Hollow Visitors Center
New Vernon
Drew University
MADISON
Roxiticus Golf Club
SOMERSET COUNTY
Glen Alpin Rd
Blue Mill Rd
Madison
Main St
Newark Intl. Airport 15 miles
Loantaka Park
Shunpike Rd
Southern Blvd
CHATHAM
Lees Hill Rd
Chatham
Basking Ridge
Great Swamp National Wildlife Refuge
Fairmount Ave
NEW PROVIDENCE
New Providence
Lord Stirling Park
Meyersville Rd
Springfield Ave
MURRAY HILL
River Rd
BERKELEY HEIGHTS
GLADSTONE LINE
UNION COUNTY
MILLINGTON
NJ TRANSIT
STIRLING
GILLETTE
Berkeley Heights
NEW YORK
PENN.
NEW JERSEY
Port Jervis
Peekskill
Vernon Twp.
Franklin
Ringwood
White Plains
Newton
East Stroudsburg
Ramsey
Kinnelon
Wayne
Paramus
Paterson
Yonkers
Hopatcong
Dover
Passaic
Morristown
Mendham
Newark
NEW YORK CITY
Washington
Jersey City
Easton
Phillipsburg
Elizabeth
Bridgewater Twp.
Plainfield
Edison
Flemington
New Brunswick
East Brunswick
Old Bridge
Atlantic Ocean
Lambertville
Princeton
Plainsboro
Long Branch
Doylestown
Eatontown
Trenton
Freehold
Lansdale

A-3-7

No. 1 – Headquarters Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Mixed Use
Original Principal Balance(1):	$50,000,000			Specific Property Type:	Office/Hospitality/Retail
Cut-off Date Balance(1):	$50,000,000			Location:	Morristown, NJ
% of Initial Pool Balance:	6.4%			Size(4):	729,516 SF
Loan Purpose:	Recapitalization			Cut-off Date Balance Per SF(1)(5):	$169.39
Borrower Name:	Second Roc-Jersey Associates L.L.C.; Fifth Roc-Jersey Associates L.L.C.			Year Built/Renovated:	1982/2009
Borrower Sponsor:	Seth Schochet; Brian Fisher			Title Vesting(6):	Fee
Mortgage Rate:	4.355%			Property Manager(7):	Various
Note Date:	October 20, 2017			4th Most Recent Occupancy (As of)(8):	86.2% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(8):	89.3% (12/31/2014)
Maturity Date:	November 6, 2027			2nd Most Recent Occupancy (As of)(8):	90.8% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(8):	91.3% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(8):	91.8% (8/1/2017)
Seasoning:	0 months
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360
Call Protection(2):	L(24),D(92),O(4)
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information:
Additional Debt(1):	Yes			4th Most Recent NOI (As of)(9):	$15,156,064 (12/31/2014)
Additional Debt Type(1):	Pari Passu			3rd Most Recent NOI (As of)(9):	$16,616,513 (12/31/2015)
				2nd Most Recent NOI (As of)(9):	$16,659,943 (12/31/2016)
				Most Recent NOI (As of)(9):	$17,494,529 (TTM 8/31/2017)
Escrows and Reserves(3):				U/W Revenues(9):	$39,606,385
				U/W Expenses(9):	$22,663,110
Type:	Initial	Monthly	Cap (If Any)	U/W NOI(9):	$16,943,274
Taxes	$603,660	$201,220	NAP	U/W NCF(9):	$14,740,419
Insurance	$0	Springing	NAP	U/W NOI DSCR(1):	2.56x
Replacement Reserves	$0	$15,843	NAP	U/W NCF DSCR(1):	2.23x
FF&E Reserve	$0	Springing	NAP	U/W NOI Debt Yield(1):	11.3%
TI/LC Reserve	$0	$125,000	$6,000,000	U/W NCF Debt Yield(1):	9.8%
Plaza Development Reserve	$1,500,000	$0	NAP	As-Is Appraised Value(10):	$239,000,000
Unfunded Tenant Obligations	$1,722,209	$0	NAP	As-Is Appraisal Valuation Date(10):	August 22, 2017
PIP Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(10):	62.8%
Deferred Maintenance	$73,255	$0	NAP	LTV Ratio at Maturity or ARD(1)(10):	62.8%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Headquarters Plaza Whole Loan (as defined below).

(2)	The lockout period will be at least 24 payments, beginning with and including the first payment date of December 6, 2017. Defeasance of the Headquarters Plaza Mortgage Loan is permitted at any time after the earlier to occur of (i) October 20, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 24 payments is based on the expected WFCM 2017-C41 securitization trust closing date in November 2017.

(3)	See “Escrows” section.

(4)	The square feet for the Headquarters Plaza Property (as defined below) includes the office and retail components only and excludes the hotel component of the property. The hotel component of the property consists of 256 rooms and approximately 156,000 square feet.

(5)	The Cut-off Date Balance Per SF is calculated using the entire square footage which includes approximately 156,000 square feet of hotel space. If excluding the hotel square footage, the Cut-off Date Balance Per SF is equal to $205.62.

(6)	See “Ground Lease” section.

(7)	See “Property Management” section.

(8)	Figures represent occupancy statistics for the Headquarters Plaza Office/Retail Property (as defined below).

(9)	See the table titled “Cash Flow Analysis” in the “Operating History and Underwritten Net Cash Flow” section.

(10)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Headquarters Plaza Mortgage Loan”) is part of a whole loan (the “Headquarters Plaza Whole Loan”) evidenced by four pari passu notes secured by a first mortgage encumbering the fee interest and certain leasehold interests (see the “Ground Lease” section below) in a mixed-use property consisting of three Class A office towers, a retail concourse and a 256-room full service hotel located approximately 30.0 miles northwest of New York City in Morristown, NJ (the “Headquarters Plaza Property”). Promissory Notes A-3 and A-4 (contributed by Barclays Bank PLC), in the aggregate principal amount of $50,000,000, represent the Headquarters Plaza Mortgage Loan and will be included in the WFCM 2017-C41 securitization trust.

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The Headquarters Plaza Whole Loan was co-originated on October 20, 2017 by Barclays Bank PLC and Citi Real Estate Funding Inc. The Headquarters Plaza Whole Loan had an original principal balance of $150,000,000, has an outstanding principal balance as of the Cut-off Date of $150,000,000 and accrues interest at an interest rate of 4.3550% per annum. The Headquarters Plaza Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term of the Headquarters Plaza Whole Loan. The Headquarters Plaza Whole Loan matures on November 6, 2027.

Notes A-3 and A-4, which will be contributed to the WFCM 2017-C41 Trust, had an aggregate original principal balance of $50,000,000, have an aggregate Cut-off Date Balance of $50,000,000, and together with Note A-2, represent the non-controlling interest in the Headquarters Plaza Whole Loan. The controlling Note A-1 had an original principal balance of $75,000,000, has an outstanding principal balance as of the Cut-off Date of $75,000,000, is currently held by Citi Real Estate Funding Inc. and is expected to be contributed to the CD 2017-CD6 Trust. The non-controlling Note A-2 had an original principal balance of $25,000,000, has an outstanding principal balance as of the Cut-off Date of $25,000,000, is currently held by Citi Real Estate Funding Inc. and is expected to be contributed to a future securitization trust. Each of the mortgage loans evidenced by Notes A-1 and A-2 are referred to herein as the “Headquarters Plaza Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$75,000,000	CD 2017-CD6	Yes
A-2	$25,000,000	Citi Real Estate Funding Inc.	No
A-3	$35,000,000	WFCM 2017-C41	No
A-4	$15,000,000	WFCM 2017-C41	No
Total	$150,000,000

Following the lockout period, on any date before August 6, 2027, the borrower has the right to defease the Headquarters Plaza Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) October 20, 2020. The Headquarters Plaza Whole Loan is prepayable without penalty on or after August 6, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$150,000,000	100.0%	Return of Equity	$144,095,793(1)	96.1%
			Reserves	3,899,124	2.6
			Closing costs	2,005,083	1.3

Total Sources	$150,000,000	100.0%	Total Uses	$150,000,000	100.0%

(1)	There is no existing debt on the Headquarters Plaza Property as of the Headquarters Plaza Whole Loan origination date, as the prior leasehold loan was repaid in connection with the acquisition of the landlord’s interest under the ground lease by a borrower affiliate.

The Property. The Headquarters Plaza Property is comprised of three Class A office towers totaling 562,242 square feet, an indoor/outdoor retail concourse totaling 167,274 square feet (together with the office towers, the “Headquarters Plaza Office/Retail Property”) and a full service Hyatt Regency hotel totaling 256 rooms (the “Hyatt Regency at Headquarters Plaza”). The Headquarters Plaza Property is located approximately 30.0 miles northwest of New York City in Morristown, NJ. According to the appraisal, the Headquarters Plaza Property occupies a location adjacent to “The Green” in downtown Morristown along Speedwell Avenue (route 202), within a mile of Interstate 287 and Route 24. The Headquarters Plaza Property was developed by the sponsors between 1982 and 1993, and has since been managed by the sponsors. The Headquarters Plaza Property sits atop a 2,900-space multi-story parking garage (not collateral for the loan), which affiliates of the borrowers purchased from the Municipality of Morristown along with the fee interest (see “Ground Lease” section) in the Headquarters Plaza Property in 2015.

Fee above a Plane. The real estate collateral for the Headquarters Plaza Whole Loan is structured as a fee above a plane (the “Upper Area”), which fee-above-a-plane structure is governed by the Declaration (as defined in the loan documents). The owner of the fee interest in the real property located below the Upper Area (the “Lower Area”), as well as the lessee of the Lower Area, are affiliates of the borrowers. The Lower Area which consists of a parking garage is not collateral for the Headquarters Plaza Whole Loan.

The Headquarters Plaza Office/Retail Property

The Headquarters Plaza Office/Retail Property’s office component is comprised of three Class A multi-tenant office towers. The North Tower is a 202,445 square foot, 12-story tower that was completed in 1987. The East Tower is a 178,277 square foot, 11-story tower that was completed in 1983. The West Tower is a 181,520 square foot, 11-story tower that was completed in 1982. The Headquarters Plaza Office/Retail Property has been maintained by the borrowers who between 2005 and 2016, have invested approximately $28.1 million between tenant improvements and building improvements.

The Headquarters Plaza Office/Retail Property has a total of 49 office tenants and 19 retail tenants resulting in a combined occupancy of 91.8% as of August 1, 2017. The tenant mix is diverse, represented by industries including finance, telecommunications, legal, and various state and federal government agencies. The Headquarters Plaza Office/Retail Property has exhibited strong occupancy historically with a weighted average occupancy over the past 11 years of 88.9% and 90.3% over the past five years. The weighted average tenure of current tenancy is 17.0 years. Several of the larger tenants have been at the property for many years, including Riker, Danzig, Scherer (1982), Duff & Phelps, LLC (2007) and Graham, Curtin & Sheridan, P.A. (2002).

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The largest office tenant, Riker, Danzig, Scherer (“Riker”), occupies 79,170 square feet representing 10.9% of the Headquarters Plaza Office/Retail Property’s total square footage and has been located at the property since 1982. According to Riker, Riker has been at the forefront of the New Jersey legal community since 1882 and has more than 130 years of legal experience in a broad range of practice areas. Other than Riker, no other tenant accounts for more than 6.9% of the Headquarters Plaza Office/Retail Property net rentable square footage.

The Headquarters Plaza Property’s retail component is comprised of an indoor and outdoor facing retail concourse which connects to each of the three office towers and the hotel. The retail concourse consists of a 40,000 square foot AMC Theatres and 34,707 square foot fitness center operated by a borrower affiliate. The remaining 92,567 square feet of retail space primarily serves as amenity space for the office tenants and hotel patrons.

The following table presents certain information relating to the tenancy at the Headquarters Plaza Office/Retail Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent(1)	Lease Expiration Date

Major Tenants
Riker, Danzig, Scherer	NR/NR/NR	79,170	10.9%	$25.16	$1,992,128	11.5%	7/31/2025(2)
Chartwell Consulting Group, Inc.	NR/NR/NR	50,100	6.9%	$28.92	$1,449,135	8.3%	8/31/2021
AMC Theatres	NR/NR/NR	40,000	5.5%	$17.25	$690,000	4.0%	4/30/2029(3)
Duff & Phelps, LLC	NR/NR/NR	33,000	4.5%	$30.00	$990,000	5.7%	5/31/2028(4)
Graham, Curtin & Sheridan, P.A.	NR/NR/NR	33,000	4.5%	$26.50	$874,500	5.0%	6/30/2022(5)
Total Major Tenants		235,270	32.3%	$25.48	$5,995,763	34.5%

Non-Major/Amenity Tenants		434,698	59.6%	$29.30(6)	$11,373,275	65.5%

Occupied Collateral Total		669,968	91.8%	$27.86(6)	$17,369,038	100.0%

Vacant Space		59,548	8.2%

Collateral Total		729,516	100.0%

(1)	Information obtained from the underwritten rent roll and includes rent steps through October 2018.

(2)	Riker, Danzig, Scherer has one, five-year or 10-year lease renewal option.

(3)	AMC Theatres of has two, five-year lease renewal options.

(4)	Duff & Phelps, LLC has one, five-year lease renewal option. Duff & Phelps, LLC has one month of free rent each year beginning 2019 and ending in 2024.

(5)	Graham, Curtin & Sheridan, P.A. has one, five-year lease renewal option.

(6)	Calculation excludes amenity tenants (46,557 square feet) from the calculation.

The following table presents certain information relating to the lease rollover schedule at the Headquarters Plaza Office/Retail Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	3	6,585	0.9%	6,585	0.9%	$190,128	1.1%	$28.87
2017	2	1,210	0.2%	7,795	1.1%	$34,030	0.2%	$28.12
2018	4	9,759	1.3%	17,554	2.4%	$266,206	1.5%	$27.28
2019	12	47,933	6.6%	65,487	9.0%	$1,537,433	8.9%	$32.07
2020	11	87,760	12.0%	153,247	21.0%	$2,574,686	14.8%	$29.34
2021	11	95,716	13.1%	248,963	34.1%	$2,656,373	15.3%	$27.75
2022	15	93,638	12.8%	342,601	47.0%	$2,743,406	15.8%	$29.30
2023	2	10,067	1.4%	352,668	48.3%	$397,757	2.3%	$39.51
2024	6	35,965	4.9%	388,633	53.3%	$1,087,308	6.3%	$30.23
2025	8	104,925	14.4%	493,558	67.7%	$2,630,978	15.1%	$25.07
2026	2	26,274	3.6%	519,832	71.3%	$658,834	3.8%	$25.08
2027	3	29,925	4.1%	549,757	75.4%	$896,780	5.2%	$29.97
Thereafter	4	73,654	10.1%	623,411	85.5%	$1,695,120	9.8%	$23.01
Amenity(3)	3	46,557	6.4%	669,968	91.8%	$0	0.0%	$0.00
Vacant	0	59,548	8.2%	729,516	100.0%	$0	0.0%	$0.00
Total/Weighted Average(4)	86	729,516	100.0%			$17,369,038	100.0%	$27.86

(1)	Information obtained from the underwritten rent roll and includes rent steps through October 2018.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Amenity space includes a 34,707 square foot fitness facility, a 10,388 square foot hotel ballroom and a 1,462 square foot management office.

(4)	Weighted Average Annual U/W Base Rent PSF excludes Amenity and Vacant space.

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The following table presents historical occupancy percentages at the Headquarters Plaza Office/Retail Property:

Historical Occupancy(1)

12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	12/31/2016(2)	8/1/2017(3)
86.2%	89.3%	90.8%	91.3%	91.8%

(1)	Figures represent occupancy statistics for the Headquarters Plaza Office/Retail Property only.

(2)	Information obtained from the borrower and reflects average yearly occupancy.

(3)	Information obtained from the underwritten rent roll.

The following table presents certain information relating to comparable office leases to the Headquarters Plaza Office/Retail Property:

Comparable Office Leases(1)

Property Name/Location	Year Built	Stories	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Mount Kemble Corporate Center (Building B) / 360 Mount Kemble Avenue, Morristown, NJ	2001	3	117,000	2.9 miles	NFP Property & Casualty	Dec 2016 / 7.3 Yrs	3,884	$25.25	Modified Gross

Mount Kemble Corporate Center (Building B) / 360 Mount Kemble Ave, Morristown, NJ	2001	3	117,000	2.9 miles	Grunethal USA, Inc	Mar 2015 / 5.0 Yrs	9,000	$24.00	Modified Gross

67 Park Place East Morristown, NJ	1973	10	145,019	0.4 miles	Omni Active Health Inc	Sep 2016 / 5.0 Yrs	7,176	$33.50	Modified Gross

1200 Mt. Kemble Avenue, Morristown, NJ	1981	3	106,000	5.4 miles	Glenmede Trust Company	Aug 2016 / 5.6 Yrs	5,499	$27.50	Modified Gross

Washington Office Center 44 Whippany Rd, Morristown, NJ	1984	3	220,160	2.1 miles	Meridian Capital Partners	Jul 2016 / 2.0 Yrs	1,746	$25.00	Modified Gross

60 Columbia Tpke Morristown, NJ	1980	3	75,450	2.6 miles	Assistance in Marketing Inc	Dec 2015 / 3.3 Yrs	6,732	$25.00	Modified Gross

(1)	Information obtained from the appraisal.

The Hyatt Regency at Headquarters Plaza

The Hyatt Regency at Headquarters Plaza is a 256-room, four-star full service hotel property built in 1993 and located just off the Morristown ”Green”, a landscaped park quadrangle in the Morristown central business district. The Hyatt Regency at Headquarters Plaza has been managed by the Hyatt Hotel Group since 2004. Since 2012, the hotel has operated at an average occupancy of 88.6% never falling below 87.8%, and has been ranked number one in terms of occupancy and RevPAR in its competitive set over that period. According to the sponsors, The Hyatt Regency at Headquarters Plaza placed in the top five in occupancy in the chain for each of 2015 and 2016.

The Hyatt Regency at Headquarters Plaza is comprised of 98 standard king guestrooms, 108 standard double-double guest rooms, 48 studio suites and two premium suites. The rooms include hard and soft goods including drapes, bedding, tables, wallpaper, wall-prints, chairs, tables and 55”-65” flat panel televisions. The furnishings include armoires and dressers, chairs, couches and lighting. Hotel amenities include a 130 seat restaurant known as the Eclectic Grill, a lounge and terrace serving light fare and signature drinks, a coffee bar and approximately 36,000 square feet of conference and meeting space consisting of three ballrooms, 32 breakout rooms, an executive boardroom and a conference center located on the lobby level.

According to the appraisal, the market segmentation at the Hyatt Regency at Headquarters Plaza is 50.0% corporate individuals, 25.0% group, 15.0% leisure and 10.0% airline. Corporate demand is driven by a variety of pharmaceutical businesses in the area and other fortune 500 companies such as Honeywell, Exxon, GAF, AT&T and others that have a significant presence in the area. Additionally, Morristown New Jersey is home to several office parks and has a large hospital in its downtown which also provides demand for the hotels in the area.

The Hyatt Regency at Headquarters Plaza is subject to a management agreement with Hyatt Corporation dated June 16, 2004 that expires on November 20, 2020. The borrowers will be required to deposit 115% of any property improvement plan (“PIP”) costs (in excess of $500,000, and which costs will be exclusive of: (i) the cost of any PIP work which is duplicative of any FF&E approved by the lender for which adequate FF&E reserve funds are being held by the lender and (ii) provided that certain conditions set forth in the loan documents are satisfied as of the applicable date of determination, the amount being held in reserve by any Hyatt

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Corporation (or any replacement franchisor employed in accordance with the terms of the loan documents) which is available and reasonably anticipated to be used for the PIP work) into a PIP reserve account in connection with the renewal of the management agreement, the execution of a new franchise or management agreement or otherwise (see “Escrows” below). Additionally, the borrower sponsors have invested approximately $16.7 million on hotel improvements between 2005 and 2016, including $7.0 million of room upgrades in 2009.

The following table presents certain information relating to the Hyatt Regency at Headquarters Plaza competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hyatt Regency at Headquarters Plaza			Penetration Factor
Year	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy(3)	ADR(3)	RevPAR(3)	Occupancy(4)	ADR(4)	RevPAR(4)
12/31/2014	69.2%	$159.17	$110.22	90.2%	$158.18	$142.76	130.3%	99.4%	129.5%
12/31/2015	67.8%	$163.70	$111.04	87.9%	$169.65	$149.05	129.5%	103.6%	134.2%
12/31/2016	71.0%	$166.54	$118.18	88.4%	$167.26	$147.94	124.6%	100.4%	125.2%
8/31/2017 TTM	70.6%(5)	$166.68(5)	$117.74(5)	88.8%	$167.87	$149.11	125.8%	100.7%	126.6%

(1)	The variances between the underwriting, the hospitality research reports and the above table with respect to Occupancy, ADR and RevPAR for the Hyatt Regency at Headquarters Plaza are attributable to variances in reporting methodologies and/or timing differences.

(2)	Information obtained from third party hospitality research reports and weighted on available rooms and occupied rooms, as applicable.

(3)	Information obtained from the borrowers.

(4)	Penetration Factor figures are calculated based on operating statements provided by the borrowers and competitive set data provided by third party hospitality research reports. Portfolio level figures are weighted based on total room count.

(5)	Figures reflect competitive set statistics for the trailing twelve month period ending July 2017.

According to the third party information above, the Hyatt Regency at Headquarters Plaza outperformed its competitive set in terms of occupancy, ADR and RevPAR. Per the appraisal, the Hyatt Regency at Headquarters Plaza is the only competitor within walking distance of the downtown Morristown center and the New Jersey Transit, which provides direct access to Newark, New Jersey and New York City. Additionally, the Hyatt Regency at Headquarters Plaza is qualified by airlines as a “downtown” property; therefore it is able to obtain airline contractual revenue. According to the appraisal, there are currently no new hotels proposed for the market.

Operating History and Underwritten Net Cash Flow. The following tables present certain information relating to the historical operating performance and the underwritten net cash flow at the Headquarters Plaza Property:

Cash Flow Analysis

	2014	2015	2016	TTM 8/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF(1)
Base Rent(2)	$15,256,904	$16,555,502	$16,578,803	$16,969,331	$16,869,472	93.4%	$23.12
Grossed Up Vacant Space(2)	0	0	0	0	1,955,380	10.8	2.68
Rent Steps(2)(3)	0	0	0	0	499,566	2.8	0.68
Total Reimbursables(2)	466,838	477,993	661,301	668,622	391,122	2.2	0.54
Other Income(2) (4)	191,720	174,862	191,433	332,122	305,387	1.7	0.42
Less Vacancy & Credit Loss(2)	0	0	0	0	(1,955,380)(5)	(10.8)	(2.68)
Effective Gross Income(2)	$15,915,462	$17,208,357	$17,431,537	$17,970,075	18,065,547	100.0%	$24.76

Total Operating Expenses(2)	$7,589,741	$7,757,468	$7,635,937	$7,535,179	$7,960,623	44.1%	$10.91

Net Operating Income(2)	$8,325,721	$9,450,889	$9,795,600	$10,434,896	$10,104,924	55.9%	$13.85
TI/LC(2)	0	0	0	0	1,195,318	6.6	1.64
Capital Expenditures(2)	0	0	0	0	145,903	0.8	0.20
Net Cash Flow(2)	$8,325,721	$9,450,889	$9,795,600	$10,434,896	$8,763,702	48.5%	$12.01

Hotel Net Cash Flow(6)	$5,996,876	$6,314,528	$6,019,718	$6,216,483	5,976,717

Total Net Cash Flow	$14,322,597	$15,765,417	$15,815,318	$16,651,379	$14,740,419

NOI DSCR(7)	2.29x	2.51x	2.52x	2.64x	2.56x
NCF DSCR(7)	2.16x	2.38x	2.39x	2.51x	2.23x
NOI DY(7)	10.1%	11.1%	11.1%	11.7%	11.3%
NCF DY(7)	9.5%	10.5%	10.5%	11.1%	9.8%

(1)	U/W $ per SF is calculated using the Headquarters Plaza Office/Retail Property square footage as the denominator.

(2)	Represents revenues and expenses generated by the Headquarters Plaza Office/Retail Property.

(3)	Rent Steps includes tenant rent steps through October 2018.

(4)	Other Income consists of administrative fees on security, garage & parking income and other miscellaneous income.

(5)	The underwritten economic vacancy is 9.9%. Headquarters Plaza Office/Retail Property was 91.8% physically occupied as of August 1, 2017.

(6)	Refer to the “Cash Flow Analysis (Hyatt Regency at Headquarters Plaza only)” table below.

(7)	Debt service coverage ratios and debt yields are based on the Headquarters Plaza Whole Loan and the combined Net Operating Income and Net Cash Flow for the Headquarters Plaza Office/Retail Property and the Hyatt Regency at Headquarters Plaza.

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Cash Flow Analysis (Hyatt Regency at Headquarters Plaza only)

	2014	2015	2016	TTM 8/31/2017	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	90.2%	87.9%	88.4%	88.8%	88.8%
ADR	$158.18	$169.65	$167.26	$167.87	$167.87
RevPAR	$142.76	$149.05	$147.94	$149.11	$149.11

Room Revenue	$13,339,340	$13,927,168	$13,861,052	$13,933,021	$13,933,021	64.7%	$54,426
F&B Revenue	7,583,231	7,509,492	7,352,992	7,305,021	7,305,021	33.9	28,535
Other Revenue	351,323	349,333	391,072	302,796	302,796	1.4	1,183
Total Revenue	$21,273,894	$21,785,993	$21,605,116	$21,540,838	$21,540,838	100.0%	$84,144

Total Departmental Expenses	7,604,101	7,550,672	7,278,958	7,082,880	7,082,880	32.9	27,668
Gross Operating Profit	$13,669,793	$14,235,321	$14,326,158	$14,457,958	$14,457,958	67.1%	$56,476

Total Undistributed Expenses	6,029,120	6,215,552	6,622,945	6,750,190	6,750,190	31.3	26,368
Profit Before Fixed Charges	$7,640,673	$8,019,769	$7,703,213	$7,707,768	$7,707,768	35.8%	$30,108

Total Fixed Charges	810,330	854,145	838,870	648,135	869,418	4.0	3,396

Net Operating Income	$6,830,343	$7,165,624	$6,864,343	$7,059,633	$6,838,350	31.7%	$26,712
FF&E	833,467	851,096	844,625	843,150	861,634	4.0	3,366
Net Cash Flow	$5,996,876	$6,314,528	$6,019,718	$6,216,483	$5,976,717	27.7%	$23,347

Appraisal. As of the appraisal valuation date of August 22, 2017, the Headquarters Plaza Office/Retail Property had an “as-is” appraised value of $160,000,000. As of the appraisal valuation date of August 22, 2017, the Hyatt Regency at Headquarters Plaza had an “as-is” appraised value of $79,000,000. No value was given to the Residential Parcel (as defined below).

Environmental Matters. According to a Phase I environmental site assessment dated September 15, 2017, there was no evidence of any recognized environmental conditions at the Headquarters Plaza Property.

Market Overview and Competition. The Headquarters Plaza Property is located in Morris County within the central portion of northern New Jersey. According to the appraisal, the 2016 population and average household income for Morris County is 501,318 and $138,489, respectively. According to the appraisal, the northern and central New Jersey region has an extensive transportation network, as numerous destinations are easily accessible via major highways. Additionally and according to the appraisal, the northern and central Jersey region has good accessibility to public transportation. According to the appraisal, the Headquarters Plaza Property occupies a prominent location adjacent to “The Green” in downtown Morristown along Speedwell Avenue, within a mile of Interstate 287 and Route 24, and about 30 miles northwest of New York City. Additionally, the Headquarters Plaza Property is situated close to express trains (0.5 miles) to New York City, Morristown Airport (3.4 miles) and Newark Liberty International Airport (21.7 miles).

The Headquarters Plaza Property is the largest development proximate to The Green and it serves as the anchor commercial development in downtown Morristown. It is situated on a 10.4-acre site and offers amenities such as onsite property management, onsite garage parking, office space with concierge service, a fitness club, a movie theater, onsite daycare, several restaurants, laundry service and various retail mall stores. Per the appraisal, the Morris County court is also located south of the Headquarters Plaza Property and serves as a draw for office space for attorneys and other legal professionals. Additionally and according to the appraisal, there are numerous restaurants in the Morristown downtown area that cater to professionals and serve as a draw to the area. Land uses in the immediate area consist predominantly of residential and office uses with a number of multifamily developments a few miles north of the Headquarters Plaza Property. The neighborhood also provides convenient access to public transportation such as NJ Transit bus and rail stations.

According to the appraisal, the total estimated 2017 population within a one-, three- and five-mile radius is 19,636, 55,937 and 119,966, respectively. The total estimated 2017 average household income within a one-, three- and five-mile radius is $105,861, 153,576 and $162,084, respectively. According to a third party report, the Headquarters Plaza Property is located in the Morristown Region office submarket of northern New Jersey. The submarket is comprised of over 15.2 million square feet of inventory with a 22.6% vacancy rate and asking rent of $29.04/SF. According to the appraisal, there are 27 comparable properties, ranging in size from approximately 76,000 SF to 900,000 SF, near the Headquarters Plaza Property. Per the appraisal, the reported comparable rents ranged from $17.95/SF to $38.38/SF with an average of $27.39/SF. The reported vacancies ranged from 0.0% to 53.0% with an average of 7.0%. Currently there are no new office projects in development in the Headquarters Plaza Property’s competitive market.

The Hyatt Regency at Headquarters Plaza is part of the Newark area lodging market. According to the appraisal, the local market trends are positive. Per the appraisal, the Hyatt Regency at Headquarters Plaza is classified as an upscale full service hotel that is a four-star rated property. Hotel development in the area consists of a variety of full and limited service properties spread out around

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HEADQUARTERS PLAZA

major transportation routes. According to the appraisal, the Hyatt Regency at Headquarters Plaza benefits from major corporate demand as fortune 500 companies including Exxon, GAF and AT&T have a significant presence in the area. As the economy has gained strength and momentum after the 2009 recession, the corporate segment has strengthened which is displayed in the improved performance of the competitive set.

The Borrower. The borrowers for the Headquarters Plaza Whole Loan are Second Roc-Jersey Associates L.L.C. and Fifth Roc-Jersey Associates L.L.C., both Delaware limited liability companies and special purpose entities, each with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Headquarters Plaza Whole Loan. BCK Realty, LLC, and four Robert S. Olnick Trusts for the benefit of Allison Rubler, Eve Lateiner, Meredith Verona and Robert Lateiner, respectively, are the guarantors of certain nonrecourse carveouts under the Headquarters Plaza Whole Loan. The borrowers are a joint venture between the Fisher Organization (“Fisher”) and the Olnick Organization (“Olnick”).

The Borrower Sponsors. The borrower sponsors are Brian Fisher and Seth Schochet, representatives of Fisher and Olnick, respectively. Fisher and Olnick have a combined track record of more than 120 years of developing, constructing, owning and managing commercial real estate. According to the borrower sponsors, they are long term owners, having owned and managed most of their portfolios for multiple decades.

Fisher is a diversified real estate development and management company founded by Lester Fisher. According to Fisher, in the past decade, Fisher has executed 3,500,000 square feet of new construction development and approximately 2,000,000 square feet of tenant installations. In addition to residential and commercial development, Fisher is involved in other aspects of property management, including maintenance, leasing, tenant relations and finance.

Olnick is a privately held New-York-based corporation and has been actively involved in the construction, ownership, management and financing of real estate projects for over 60 years. In 1946, founder Robert S. Olnick pioneered the development of residential housing in the Riverdale section of New York City. The borrower sponsors have indicated that in the five decades that followed, Olnick built thousands of New York City apartments, millions of square feet of commercial space, and several hotels.

Escrows. The loan documents provide for upfront reserves in the amount of $1,437,481 for outstanding tenant improvements and leasing commissions, $1,500,000 for plaza development improvements related to an agreement signed by the ground lessor under the HQP Borrower Ground Lease (see “Ground Lease” section below), a borrower affiliate and the Municipality of Morristown, $603,660 for real estate taxes, $284,728 for outstanding free rent associated with five tenants and $73,255 for deferred maintenance. Additionally, the borrowers will be required to deposit 115% of any property improvement plan (“PIP”) costs (only required in the event the PIP costs are in excess of $500,000, and which costs will be exclusive of: (i) the cost of any PIP work which is duplicative of any FF&E approved by the lender for which adequate FF&E reserve funds are being held by the lender and (ii) provided that certain conditions set forth in the loan documents are satisfied as of the applicable date of determination, the amount being held in reserve by any Hyatt Corporation (or any replacement franchisor employed in accordance with the terms of the loan documents) which is available and reasonably anticipated to be used for the PIP work) into a PIP reserve account in connection with the renewal of the management agreement, the execution of a new franchise or management agreement or otherwise. All or a portion of the required PIP deposit may, at the borrowers’ request, be made from excess cash flow on deposit in the excess cash flow reserve (which is funded with all excess cash flow from the Headquarters Plaza Property during the continuance of a Trigger Period). Alternatively, the borrowers may provide a letter of credit in lieu of such cash deposit in an amount equal to the cash deposit that would have been required.

The loan documents also provide for ongoing monthly reserves of $201,220 for real estate taxes, $15,843 (approximately $0.26 per Headquarters Plaza Office/Retail Property square foot annually) for replacement reserves, $125,000 (approximately $2.06 per Headquarters Plaza Office/Retail Property square foot annually) for tenant improvements and leasing commissions (subject to a cap of $6,000,000) and an amount equal to the greater of (i) one-twelfth of 4% of hotel-related gross revenues and (ii) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement, for FF&E expenses. The loan documents do not require monthly reserves for insurance premiums as long as the Headquarters Plaza Property is insured under an acceptable blanket insurance policy. Solely with respect to the taxes, insurance premiums and FF&E relating to the hotel property, the borrowers will not be required to make monthly tax and insurance reserve deposits to the extent that the Reserve Waiver Conditions (as defined below) are satisfied.

“Reserve Waiver Conditions” means, among other conditions in the loan documents, (i) no event of default has occurred and is continuing, (ii), no monetary or material non-monetary default by franchisor has occurred under the franchise agreement, (iii) the franchisor continues to collect the amounts, and to make the payments and perform the obligations required under the franchise agreement, in each case, relating to the obligations and liabilities for which the applicable reserve account was established and (iv) no Franchise Agreement Trigger Period (as defined below) has occurred and is continuing.

Lockbox and Cash Management. The Headquarters Plaza Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required at origination to deliver letters to (i) all tenants at the Headquarters Plaza Property directing them to pay all rents directly into a lender-controlled lockbox account (provided that, the borrowers were not required to send direction letters to hotel tenants if certain franchise agreement conditions were satisfied, unless the applicable franchise agreement permitted hotel tenants to directly deposit their rental payments into the lender-controlled lockbox account) and (ii) with respect to the Hyatt Regency at Headquarters Plaza, solely to the extent that certain franchise agreement conditions were not satisfied, to each of the credit card companies with which borrowers have entered into credit card agreements. All funds received by the borrowers or managers are required to be immediately deposited in the lockbox account following receipt (except, so long as certain franchise agreement conditions are satisfied, the hotel manager may retain such revenues from the Hyatt Regency at Headquarters Plaza Property), unless a Trigger Period (as defined below) has occurred, in which event such funds are required to be swept on each monthly payment date into the cash management account controlled by the lender for payment of, among other

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things, debt service, monthly escrows and operating expenses with all excess cash flow to be deposited in an excess cash flow reserve to be held as additional security for the Headquarters Plaza Whole Loan.

A “Trigger Period” will commence upon the existence of (i) the occurrence and continuance of an event of default; (ii) the existence of a DSCR Trigger Period (as defined below); (iii) the existence of a Franchise Agreement Trigger Period (as defined below) and (iv) the existence of a Franchise Renewal Trigger Period (as defined below).

A “DSCR Trigger Period” occurs when the debt service coverage ratio as calculated in the loan documents is less than 1.30x and will expire when the debt service coverage ratio as calculated in the loan document is greater than 1.35x for two consecutive calendar quarters. A DSCR Trigger Period will not be deemed to exist if the borrowers have (i) deposited cash into an account with the lender as additional collateral for the Headquarters Plaza Whole Loan or (ii) delivered to the lender a letter of credit, in each case in an amount deemed sufficient such that if added to the underwritten cash flow the debt service coverage ratio would be equal to or greater than 1.35x.

A “Franchise Agreement Trigger Period” will (a) commence upon the first to occur of (i) the occurrence of any monetary or material non-monetary default under the franchise agreement which results in any party to the franchise agreement having a right to terminate the franchise agreement; (ii) the borrowers or franchisor giving notice that it is terminating the franchise agreement prior to its stated expiration date; (iii) any termination or cancelation of the franchise agreement and/or the franchise agreement otherwise failing to be in full force and effect and (iv) any bankruptcy action with respect to the franchisor and (b) expire upon the lender’s receipt of evidence that (i) either (A) the Franchise Agreement Cure Conditions (as defined below) have been satisfied or (B) the Hyatt at Headquarters Plaza is being branded, flagged and operated pursuant to a replacement franchise agreement in accordance with the terms of the loan documents, and (ii) to the extent that a PIP is required in connection with the satisfaction of the requirements of the foregoing clause (b)(i), the borrowers have made the required PIP deposit pursuant to the loan documents (see “Escrows” above).

The “Franchise Agreement Cure Conditions” means each of the following: (i) the borrowers have cured all defaults (if any) under the applicable franchise agreement to the satisfaction of the applicable franchisor, (ii) the borrowers and the applicable franchisor have re-affirmed the applicable franchise agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable franchisor and/or franchise agreement (if any), such franchisor is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such franchise agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, and (iv) the Headquarters Plaza Property continues to be operated, flagged and branded pursuant to the franchise agreement.

A “Franchise Renewal Trigger Period” will have occurred if a Franchise Renewal Event (as defined below) has not occurred on or before the date which is 12 months prior to the expiration of the then applicable term of the franchise agreement.

A “Franchise Renewal Event” will have occurred, among other things described in the loan documents, if (i) the term of the related franchise agreement has been extended or a replacement qualified franchise agreement has been entered into, in each case, for a term of at least ten years and (ii) to the extent a PIP is required in connection with the foregoing, the corresponding PIP deposit has been deposited in the PIP reserve account.

Property Management. The hotel portion of the Headquarters Plaza Property is managed by Hyatt Corporation. The non-hotel portions of the Headquarters Plaza Property are managed by G&E Real Estate Management Services, Inc. In addition, Olnick-Fisher Development Associates LLC, an affiliate of the borrowers, acts as asset manager for the entire Headquarters Plaza Property.

Assumption. The borrowers have, at any time, the right to transfer the Headquarters Plaza Property, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the borrowers have provided the lender with 60 days’ prior written notice, (iii) the proposed transferee is majority owned and controlled by a qualified transferree under the loan documents or has been approved by the lender, (iv) the payment of an assumption fee equal to (x) with respect to the first assumption, 0.5% of the then-outstanding principal balance of the Headquarters Plaza Whole Loan and (y) with respect to the second and each subsequent assumption, 1.0% of the then-outstanding principal balance of the Headquarters Plaza Whole Loan, and (v) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C41 certificates and similar confirmations from each rating agency rating any securities backed by any of the Headquarters Plaza Pari Passu Companion Loans.

Ground Lease. The Headquarters Plaza Property is subject to two long-term ground leases. The Headquarters Plaza Whole Loan borrowers are the lessees under a long-term ground lease with respect to the Headquarters Plaza Office/Retail Property and the Hyatt Regency at Headquarters Plaza (the “HQP Borrower Ground Lease”), which ground lease has an annual rent of $189,000, expires on November 11, 2074, and has no renewal, extension or termination rights remaining. Additionally, an affiliate of the borrowers is the lessee with respect to an unimproved, non-income producing residential parcel (the “Residential Parcel”) under the other ground lease (the “Residential Parcel Ground Lease”). The ground lessor (also an affiliate of the borrowers) under both the HQP Borrower Ground Lease and the Residential Parcel Ground Lease has granted a fee mortgage in favor of the lender under the Headquarters Plaza Whole Loan. Accordingly, the Headquarters Plaza Whole Loan is secured by (i) the borrowers’ leasehold interests in the Headquarters Plaza Office/Retail Property and the Hyatt Regency at Headquarters Plaza, (ii) the ground lessor’s fee interest in the Headquarters Plaza Office/Retail Property and the Hyatt Regency at Headquarters Plaza, and (iii) the ground lessor’s fee interest in the Residential Parcel. The leasehold interest in the Residential Parcel, however, is not collateral for the Headquarters Plaza Whole Loan. In the event of a partial release of the Residential Parcel, the ground lease structure will terminate and the borrowers will own the Headquarters Plaza Property (or condominium interests in the Headquarters Plaza Property) in fee (see “Partial Release” below).

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HEADQUARTERS PLAZA

Partial Release. At any time other than the 45 days prior to and following the securitization of the Headquarters Plaza Whole Loan, the borrowers may cause the release of the fee interest in the Residential Parcel from the lien of the Headquarters Plaza Whole Loan, which may be accomplished either by a condominium conversion or a subdivision release. The Residential Parcel was not assigned value in the appraisal or in the underwriting for the Headquarters Plaza Whole Loan.

Condominium Conversion. At the election of the borrower, the ground lessor, the ground lessee of the Residential Parcel and/or any other person designated by the ground lessee of the Residential Parcel to be the initial owner of the Residential Parcel (such person, the “Residential Unit Owner”), a condominium conversion may be effectuated at the Headquarters Plaza Property upon the satisfaction of certain conditions set forth in the Headquarters Plaza Whole Loan documents, which include the satisfaction of the REMIC requirements and the delivery of a rating agency confirmation. In addition, the lender has consent rights over the condominium documents, which include all conveyances, bylaws and estoppels required in order to create the condominium regime. Upon the completion of the condominium conversion, the unit(s) consisting of the Residential Parcel would be released from the lien of the Headquarters Plaza Whole Loan, such unit(s) would be conveyed to the Residential Unit Owner and the ground lease structure would terminate, with the borrower owning the condominium interests in the Headquarters Plaza Office/Retail Property unit and the Hyatt Regency at Headquarters Plaza unit. The borrowers are required to maintain control of the condominium board after the condominium conversion, and such control may pass to the lender and/or any successor owner of the Headquarters Plaza Property upon any foreclosure, deed-in-lieu of foreclosure, or any other transfer pursuant to any exercise of remedy under the Headquarters Plaza Whole Loan loan documents.

Subdivision Release. Provided a condominium conversion has not taken place, the borrowers may cause the release of the fee interest in the Residential Parcel from the lien of the Headquarters Plaza Whole Loan upon the successful subdivision of the Residential Parcel from the remaining Headquarters Plaza Property and the creation of one or more separate tax lots with respect to the Residential Parcel. In addition, the borrowers must satisfy certain conditions set forth in the Headquarters Plaza Mortgage Loan documents, which include satisfaction of the REMIC requirements. Upon the release of the Residential Parcel, the borrowers will purchase the remaining Headquarters Plaza Property (which remainder would include all of the real property in which the borrowers currently have a leasehold estate) from the ground lessor for $1.00 and the ground lease structure will terminate.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The Headquarters Plaza Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the original principal balance of the Headquarters Plaza Whole Loan, with a replacement cost endorsement.

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Marriott LAX

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Marriott LAX

Marriott LAX
5855 West Century Boulevard
Los Angeles, CA 90045
Santa Monica
West L.A.
Cheviot Hills
Mid-City
Downtown Los Angeles 7 miles
Palms
Mar Vista
Culver City
LOS ANGELES
Venice
Marina del Rey
Playa Vista
Westchester
Ladera Heights
Windsor Hills
LOS ANGELES COUNTY
Inglewood
Lennox
Hawthorne
Del Aire
Lawndale
El Segundo
Manhattan Beach
Redondo Beach
Hermosa Beach
Torrance
Pacific Ocean
Los Angeles International Airport
Santa Monica Airport
Santa Monica Fwy
San Diego Fwy
Marina Fwy
Century Fwy
Metro Expo Line
Metro Green Line
UCLA Medical Center Santa Monica
3RD STREET PROMENADE
Santa Monica Place
Santa Monica Pier/Pacific Park
Santa Monica College
Memorial Open Air Theatre
MAIN STREET SANTA MONICA
Santa Monica State Beach
Penmar Golf Course
Google
Venice City Beach
VENICE BEACH BOARDWALK
Villa Marina Marketplace Mall
Marina del Rey Hospital
Waterside Marina del Rey
Westside Pavilion
Kaiser Permanente Medical Center-West Los Angeles
Brotman Medical Ctr.
DOWNTOWN CULVER CITY
SONY Pictures Studios
Culver City Park
Kenneth Hahn State Recr. Area
West Los Angeles College
Fox Hills Mall
Ladera Center
The Promenade at Howard Hughes Center
Runway Playa Vista
Loyola Marymount University
Westchester Golf Course
Dockweiler State Beach
The Forum
Hollywood Park Racetrack
Automobile Driving Museum
Recreation Park
Toyota Sports Ctr.
Northrop Grumman
Robert F. Kennedy Medical Ctr.
Raytheon
Chevron Oil Refinery
The Lakes at El Segundo Golf Course
Xerox
Plaza El Segundo
Continental Park
The Point
Manhattan Village
Manhattan Bch Marriott Golf Course
Manhattan Beach County Park
Manhattan Beach Pier, Roundhouse Aquarium
DOWNTOWN MANHATTAN BEACH
Polliwog Park
Aviation Park
South Bay Galleria
Wilshire Blvd
Pico Blvd
Santa Monica Blvd
Bundy Dr
Montana Ave
Ocean Park Blvd
Rose Ave
Lincoln Blvd
Main St
Pacific Ave
Venice Blvd
Washington Blvd
Admiralty Way
Via Marina
National Blvd
Centinela Ave
Sepulveda Blvd
Overland Ave
Manning Ave
Culver Blvd
Jefferson Blvd
Rodeo Rd
La Brea Ave
MLK Jr Blvd
La Cienega Blvd
Stocker St
Slauson Ave
Centinela Ave
Florence Ave
La Tijera Blvd
Manchester Ave
Westchester Pkwy
Pershing Dr
Vista Del Mar
Century Blvd
Hawthorne Ave
Prairie Ave
Imperial Hwy
Grand Ave
El Segundo Blvd
120th St
Rosecrans Ave
Highland Ave
Ocean Dr
Ardmore Ave
Aviation Blvd
Marine Ave
Manhattan Beach Blvd
Artesia Blvd
Grant Ave
Ballona Creek
405
10
105
90
1
2
42
107
91
Santa Clarita
Simi Valley
Thousand Oaks
SAN GABRIEL MTS
SANTA MONICA MTS
Burbank
Glendale
Pasadena
LOS ANGELES
Santa Monica
Torrance
LONG BEACH
ANAHEIM
Fullerton
Huntington Beach
Pacific Ocean

A-3-19

No. 2 – Marriott LAX

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance(1):	$44,450,000			Specific Property Type:	Full Service
Cut-off Date Balance(1):	$44,057,272			Location:	Los Angeles, CA
% of Initial Pool Balance:	5.6%			Size:	1,004 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	$144,578
Borrower Name:	XLD LAX Owner, LLC			Year Built/Renovated:	1972/2017
Borrower Sponsor:	XLD Group N.A. Real Estate Development, Inc.			Title Vesting:	Fee
Mortgage Rate:	5.114%			Property Manager:	Marriott Hotel Services, Inc.
Note Date:	March 6, 2017			4th Most Recent Occupancy:	86.8% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	87.2% (12/31/2013)
Maturity Date:	March 6, 2027			2nd Most Recent Occupancy (As of):	88.7% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	86.8% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	84.6% (12/31/2016)
Seasoning:	8 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$11,496,681 (12/31/2013)
Call Protection:	L(32),D(84),O(4)			3rd Most Recent NOI (As of):	$15,005,502 (12/31/2014)
Lockbox Type(2):	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$18,522,050 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(4):	$20,201,595 (12/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$72,058,354
				U/W Expenses:	$51,979,491
				U/W NOI:	$20,078,862
Escrows and Reserves(3):				U/W NCF:	$16,475,945
				U/W NOI DSCR(1):	2.10x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.72x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	13.8%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	11.4%
FF&E Reserve	$0	Springing	NAP	Appraised Value(5):	$300,800,000
PIP Reserve	$12,975,832	$0	NAP	Appraisal Valuation Date(5):	February 1, 2018
Seasonality Reserve	$0	Springing	$475,000	Cut-off Date LTV Ratio(1)(5):	48.3%
Environmental Reserve	$50,000	$0	NAP	LTV Ratio at Maturity(1)(5):	40.2%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Marriott LAX Whole Loan (as defined below).

(2)	See “Lockbox and Cash Management” section.

(3)	See “Escrows” section.

(4)	See the table titled “Cash Flow Analysis.”

(5)	The appraiser concluded to an “as-complete” value of $300,800,000 as of February 1, 2018, which assumes the completion of a $46.5 million property improvement plan. The Cut-off Date LTV Ratio and LTV Ratio at Maturity are calculated based on the “as-complete” appraised value. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the February 1, 2017 “as-is” appraised value of $257,000,000 are 56.5% and 47.0%, respectively.

The Mortgage Loan. The mortgage loan (the “Marriott LAX Mortgage Loan”) is part of a whole loan (the “Marriott LAX Whole Loan”) that is evidenced by three pari passu promissory notes (Notes A-1-A, A-2, and A-3-A) and secured by a first mortgage encumbering the fee interest in a full service hotel located in Los Angeles, California (the “Marriott LAX Property”). The Marriott LAX Whole Loan was originated on March 6, 2017 by Ladder Capital Finance I LLC and Series TRS of Ladder Capital Finance I LLC. The Marriott LAX Whole Loan had an original principal balance of $146,450,000, has an outstanding principal balance as of the Cut-off Date of $145,156,075 and accrues interest at an interest rate of 5.114% per annum. The Marriott LAX Whole Loan had an initial term of 120 months, has a remaining term of 112 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Marriott LAX Whole Loan matures on March 6, 2027.

The Marriott LAX Mortgage Loan, which is evidenced by the non-controlling Note A-3-A and will be contributed to the WFCM 2017-C41 Trust, had an original principal balance of $44,450,000 and has an outstanding principal balance as of the Cut-off Date of $44,057,272. The controlling Note A-1-A was contributed to the CGCMT 2017-C4 Trust and had an original principal balance of $40,000,000. The non-controlling Note A-2 was contributed to the LCCM 2017-LC26 Trust and had an original principal balance of $62,000,000. See “Description of the Mortgage Pool-The Whole Loans” in the Preliminary Prospectus.

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Marriott LAX

Pari Passu Note Summary

	Original Balance	Note Holder	Controlling Piece
Note A-1-A	$40,000,000	CGCMT 2017-C4	Yes
Note A-2	$62,000,000	LCCM 2017-LC26	No
Note A-3-A	$44,450,000	WFCM 2017-C41	No
Total	$146,450,000

Following the lockout period, the borrower has the right to defease the Marriott LAX Whole Loan in whole, but not in part, on any payment date on or after December 6, 2019 and before December 6, 2026. In addition, the Marriott LAX Whole Loan is prepayable without penalty on or after December 6, 2026.

Sources and Uses

Sources			Uses
Original whole loan amount	$146,450,000	100.0%	Loan payoff	$82,184,809	56.1%
			Reserves	13,025,832	8.9
			Closing costs	4,147,916	2.8
			Return of Equity	47,091,443	32.2
Total Sources	$146,450,000	100.0%	Total Uses	$146,450,000	100.0%

The Property. The Marriott LAX Property is a full service hotel with 1,004 guestrooms located on West Century Boulevard in Los Angeles, California. The Marriott LAX Property is situated on a 10.7-acre parcel located approximately 0.4 miles east of the Los Angeles International Airport (“LAX Airport”). The Marriott LAX Property was built in 1972 and is spread across three structures totaling 665,000 square feet. The Marriott LAX Property is currently undergoing a $46.5 million property improvement plan (“PIP”) that is expected to be completed in 2017. The Marriott LAX Property features three restaurants, a bar, a lobby lounge, a concierge club, a gift shop, an outdoor pool and spa, a fitness center, a FedEx Business Center, a Starbucks, a Hertz desk and 49,000 square feet of meeting space. The Marriott LAX Property contains 356 standard king guestrooms, 429 double/double rooms, 121 king suites, 46 standard queens, 33 king ADA rooms, 14 double/double ADA rooms and 5 hospitality suites. The Marriott LAX Property offers shuttle service to and from all LAX Airport terminals and offers nightly, weekly, or monthly parking with 1,345 surface and subterranean garage parking spaces, accounting for a parking ratio of 1.3 spaces per room. According to the appraisal, the demand segmentation for the Marriott LAX Property is 59% transient, 25% contract, and 17% group. The Marriott LAX Property operates under a hotel operating agreement with Marriott Hotel Services, Inc. which expires on September 28, 2040 with two, 10-year extension options.

Marriott LAX PIP Budget. The following table identifies the budgeted amounts associated with aspects of the PIP renovation for the Marriott LAX Property:

PIP Budget(1)

Line Item	Total Cost	Cost Per Room
Guestrooms	$28,306,000	$28,193
M Club Lounge	1,500,000	1,494
Lobby/Great Room	6,708,000	6,681
LCD TV Purchase	1,523,000	1,517
Miscellaneous Items	4,444,000	4,426
Additional Projects	3,996,000	3,980
Total Costs	$46,477,000	$46,292
(1)	As of September 21, 2017, the PIP renovation was approximately 81.1% complete. According to the borrower, the remaining portion of the PIP renovation is expected to be completed in 2017.

A-3-21

Marriott LAX

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Marriott LAX Property:

Cash Flow Analysis

	2013	2014	2015	2016	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy(1)	87.2%	88.7%	86.8%	84.6%	84.6%
ADR(1)	$113.23	$130.38	$147.85	$159.54	$159.54
RevPAR(1)	$98.73	$115.67	$128.33	$135.04	$135.04

Room Revenue	$36,181,732	$42,389,282	$47,029,458	$49,621,295	$49,485,718	68.7%	$49,289
F&B Revenue	17,027,033	18,153,656	16,660,724	17,382,768	17,335,274	24.1	17,266
Other Revenue	5,794,777	6,082,666	5,301,256	5,251,710	5,237,362	7.3	5,216
Total Revenue	$59,003,542	$66,625,604	$68,991,437	$72,255,774	$72,058,354	100.0%	$71,771

Total Department Expenses	30,517,497	32,803,770	31,683,648	31,657,458	31,570,962	43.8	31,445
Gross Operating Profit	$28,486,045	$33,821,835	$37,307,788	$40,598,316	$40,487,392	56.2%	$40,326

Total Undistributed Expenses	14,319,647	15,948,430	16,207,792	17,783,601	17,735,012	24.6	17,664
Profit Before Fixed Charges	$14,166,399	$17,873,405	$21,099,996	$22,814,715	$22,752,380	31.6%	$22,662

Total Fixed Charges	2,669,717	2,867,903	2,577,946	2,613,120	2,673,518	3.7	2,663

Net Operating Income(1)(2)	$11,496,681	$15,005,502	$18,522,050	$20,201,595	$20,078,862	27.9%	$19,999
FF&E	0	0	0	0	3,602,918	5.0	3,589
Net Cash Flow	$11,496,681	$15,005,502	$18,522,050	$20,201,595	$16,475,945	22.9%	$16,410

NOI DSCR(3)	1.20x	1.57x	1.94x	2.11x	2.10x
NCF DSCR(3)	1.20x	1.57x	1.94x	2.11x	1.72x
NOI DY(3)	7.9%	10.3%	12.8%	13.9%	13.8%
NCF DY(3)	7.9%	10.3%	12.8%	13.9%	11.4%
(1)	Based on the TTM June 2017 third party hospitality research report, the Occupancy, ADR and RevPAR at the Marriott LAX Property were 74.8%, $159.38 and $119.29, respectively. The TTM June 2017 Net Operating Income was $14,063,225. The decreases in Occupancy, ADR, RevPAR and Net Operating Income are primarily due to the ongoing $46.5 million PIP which is expected to be completed by the end of 2017.

(2)	Net Operating Income has increased from 2013 to 2016 due to an increase in ADR at the Marriott LAX Property.

(3)	DSCRs and DYs are based on the Marriott LAX Whole Loan.

Appraisal. As of the appraisal valuation date of February 1, 2018, the Marriott LAX Property had an “as-complete” appraised value of $300,800,000 assuming completion of the PIP. In addition, the appraiser concluded to an “as-is” appraised value of $257,000,000 as of February 1, 2017.

Environmental Matters. According to a Phase I environmental assessment dated February 14, 2017, the following recognized environmental conditions exist at the Marriott LAX Property: the existence of groundwater contamination (likely from an off-site source) and soil contamination (potentially from historical uses at the Marriott LAX Property) with the potential for vapor intrusion at the hotel. Post loan closing, the borrower completed a vapor intrusion study, which did not require a vapor mitigation system to be installed. In addition, the borrower provided the lender with a secured creditor environmental insurance policy from Steadfast Insurance Company with a $3,000,000 limit (per occurrence and in the aggregate), $25,000 deductible and 10-year term with a 3-year reporting tail.

Market Overview and Competition. The Marriott LAX Property is located in Los Angeles, California, at the northeast corner of Century Boulevard and Airport Boulevard, located 0.4 miles east of the LAX Airport. The LAX Airport reported 80,921,527 passengers in 2016, which was an 8% increase year over year and ranks 5th in the world and 4th in the United States in terms of passengers accommodated. In addition, the LAX Airport handles 71% of the passengers, 75% of the air cargo and 95% of the international passengers and cargo traffic in the six-county southern California region. The LAX Airport is undergoing a $14 billion renovation and rebuild project of the entire airport, which is expected to be completed by 2023 while over 20 projects in development include terminal improvements and upgrades, roadway improvements, runway and taxiway rehabilitation and improvement, and utilities and infrastructure components. The immediate area is characterized by airport-related uses including hotels, car rental facilities, airline reservation centers, distribution warehouses, air freight cargo and commercial and office properties. The Marriott LAX Property is located approximately 1.0 mile west of the San Diego Freeway (I-405) and approximately 2.9 miles southwest of Inglewood which is where the Los Angeles Rams and Los Angeles Chargers are building their new stadium. According to a third party market report, the estimated 2016 population within a one-, three-, and five-mile radius of the Marriott LAX Property was 15,644, 240,748 and 649,549, respectively; the estimated 2016 average household income within a one-mile radius was $55,087. A third party hospitality research report identified 5 other hotels within the Marriott LAX Property’s competitive set. Average daily rate for the competitive set has increased from $115.47 for the trailing twelve month period ending December 2014 to $149.00 for the trailing twelve month period ending December 2016, while occupancy decreased, from 89.5% to 83.6% over the same period. As a result, revenue per available room (“RevPAR”) for the competitive set has improved from $103.40 to $124.54 over the same period.

A-3-22

Marriott LAX

The following table presents certain information relating to the Marriott LAX Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Marriott LAX			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 6/30/2017	89.1%	$151.51	$135.04	74.8%	$159.38	$119.29	84.0%	105.2%	88.3%
TTM 12/31/2016	83.6%	$149.00	$124.54	84.6%	$159.54	$135.04	101.2%	107.1%	108.4%
TTM 12/31/2015	85.8%	$131.64	$112.94	86.8%	$147.85	$128.33	101.2%	112.3%	113.6%
TTM 12/31/2014	89.5%	$115.47	$103.40	88.7%	$130.38	$115.67	99.1%	112.9%	111.9%
(1)	Information obtained from a third party hospitality research report dated July 18, 2017. The competitive set includes: Sheraton Hotel Gateway Los Angeles Airport, Crowne Plaza Los Angeles Airport, Hyatt Regency Los Angeles Airport, Hilton Los Angeles Airport and Westin Los Angeles Airport.

The Borrower. The borrower is XLD LAX Owner, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Counsel to the borrower delivered a non-consolidation opinion in connection with origination. XLD Group N.A. Real Estate Development, Inc. (“XLD Group”) is the guarantor of certain nonrecourse carveouts under the Marriott LAX Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is XLD Group, which was founded by Zhang Jun in 1997. Mr. Jun has been CEO/COO since inception and is also CEO of Shanghai Yudu Real Estate Development Co. The XLD Group is involved in various industries including real estate investment, property development, eco-tourism, home improvement and construction projects, forestry and consulting services. The XLD Group also owns the Torrance Marriott Redondo Beach, which they acquired for $74 million in November 2013. The Torrance Marriott Redondo Beach was its first investment outside of China.

Escrows. At loan closing, $12,975,832 was deposited by the borrower into the Marriott LAX FF&E Reserve (defined below) to fully fund the expected costs of the ongoing PIP and $50,000 was deposited by the borrower into an environmental reserve with the lender related to potential vapor intrusion. The loan documents do not require ongoing monthly deposits for tax and insurance reserves as long as Marriott continues to pay taxes and insurance directly. The loan documents do not require ongoing deposits for FF&E reserves as long as Marriott continues to collect 5% of gross revenues on a monthly basis for the replacement of furniture, fixtures and equipment. In the event deposits in the FF&E reserve account are insufficient to pay in full the estimated cost of any required PIP work, the borrower is required to deposit an amount equal to (i) 115% of the estimated cost to complete such PIP work, less (ii) the amounts allocated in the FF&E reserve to complete such work. The Marriott LAX FF&E Reserve is held by the Marriott LAX Manager (defined below) under its management agreement with the borrower. The lender has a security interest in the Marriott LAX FF&E Reserve which it may foreclose upon if the management agreement is no longer in effect.

Throughout the term of the Marriott LAX Whole Loan, the borrower is required to make monthly deposits in the seasonality reserve in an amount equal to the lesser of the excess cash flow available after debt service or 20% of the seasonality cap of $475,000. If on the October 6th payment date of each calendar year, the seasonality reserve balance is less than $475,000, all excess cash flow will be swept into that account until the required $475,000 balance is achieved. The borrower may request a redetermination of the need for a seasonality reserve up to two times per calendar year and if the lender determines that a shortfall to pay monthly debt service did not exist during the preceding 12 months, remaining funds in the seasonality reserve will be released to the borrower and no further monthly deposits shall be required.

Lockbox and Cash Management. The Marriott LAX Whole Loan requires a lender-controlled lockbox account (the “Marriott LAX Mortgage Loan Lockbox”), which is already in place with upfront cash management. Marriott Hotel Services, Inc. (the “Marriott LAX Manager”), under its management agreement with the borrower, collects all revenues generated by the Marriott LAX Property and pays all property expenses, makes deposits into a reserve held by the Marriott LAX Mortgage Loan Manager (the “Marriott LAX FF&E Reserve”) for FF&E and property improvement plan and pays various fees payable to the Marriott LAX Manager and its affiliates. All excess cash flow after making such payments is required to be directed by the Marriott LAX Manager to the Marriott LAX Mortgage Loan Lockbox. Prior to the occurrence of a Cash Trap Event Period (defined below), all excess cash flow in the Marriott LAX Whole Loan Lockbox after payment of all sums due and payable under the loan documents will be remitted to the borrower. During a Cash Trap Event Period, all excess cash flow in the Marriott LAX Whole Loan Lockbox after payment of all sums due and payable under the loan documents will be retained by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt service coverage ratio falling below 1.40x; (iii) the delivery of notice by the Marriott LAX Manager of any breach or default by the borrower that, with the passage of time and/or delivery of notice, permits the Marriott LAX Manager to terminate or cancel the hotel management agreement; or (iv) the occurrence of an event of default by the borrower or the Marriott LAX Manager under the hotel management agreement. A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the net cash flow debt service coverage ratio being at least 1.40x for two consecutive calendar quarters; with regard to clause (iii), upon receipt of satisfactory evidence that the borrower has cured the default under the hotel management agreement or entered into a replacement hotel management agreement; and with regard to clause (iv), upon either (1) receipt of satisfactory evidence that the hotel management agreement is in full force and effect with no default thereunder or (2) the borrower entering into a replacement hotel management agreement.

Property Management. The Marriott LAX Property is managed by Marriott Hotel Services, Inc.

A-3-23

Marriott LAX

Assumption. The borrower has an unlimited right to transfer the Marriott LAX Property; provided that certain conditions are satisfied, including that (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) the lender has received confirmation from the applicable rating agencies that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C41 certificates and similar confirmations from each rating agency rating any securities backed by the Marriott LAX companion loans with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Marriott LAX Property. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss for the entire Marriott LAX Property of 18.0%. The seismic risk assessment report identified a scenario expected loss of 18.0% for the annex building, 24.0% for the tower building, 16.0% for the ballroom building and 14.0% for the subterranean parking garage.

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A-3-26

MALL OF LOUISIANA

A-3-27

MALL OF LOUISIANA

A-3-28

MALL OF LOUISIANA

POWER CENTER

KIRKLAND'S
LANE BRYANT
ULTA
DSW
DESIGNER SHOE WAREHOUSE
EVERY SEASON STARTS AT
DICK'S
SPORTING GOODS
NORDSTROM
rack
Anchor / Non-Collateral
Junior Anchor
Non Anchor / In-line
Vacant

LIFESTYLE CENTER

Soma
chico's
L'OCCITANE
LOFT
SEPHORA
Clarks
VACANT
sleep number
MAIN EVENT
Bar Louie
VACANT
JOS. A. BANK
VACANT
JAMES AVERY
VACANT
VACANT
VERSONA
verizon
GRIMALDI'S
RED ROBIN
BJ's
Anchor / Non-Collateral
Junior Anchor
Non Anchor / In-line
Vacant

A-3-29

MALL OF LOUISIANA

A-3-30

MALL OF LOUISIANA

Mall of Louisiana
6401 Bluebonnet Boulevard;
9168 Mall of Louisiana Boulevard; 9330 Mall of Louisiana Boulevard
Baton Rouge, LA 70836
BATON ROUGE
Central
Merrydale
Monticello
Wooddale East
West Sherwood Forest
Downtown
Zeeland Place
Westminster
Inniswold
Highlands/ Perkins
EAST BATON ROUGE PARISH
Oak Hills Place
Village St. George
Gardere
South Baton Rouge
Mississippi River
Airline Hwy
Baton Rouge Metro. Airport 1 mile
Earl K. Long Medical Center
Mickens Rd
Greenwell St
Hollywood St
Evangeline St
Prescott Rd
Scenic Hwy
Judson Park
Greenwell Springs Rd
Joor Rd
Howell Golf Park
Windbourne Ave
Plank Rd
North Sherwood Forest Park
Chippewa St
Choctaw Dr
Choctaw Dr
River Rd
N. Acadian Thruway
N. 38th St
N. Foster Dr
Lobdell Blvd
Wooddale Blvd
Monterrey Blvd
Sherwood Forest Dr
State Capitol
Memorial Stadium
Bon Carre Technology Center
Cortana Mall
Florida Blvd
North St
Florida St
North Blvd
Government St
Sharp Road Park
LA Art & Science Museum
River Center
Baton Rouge Community College
Independence Park Theatre
Goodwood Blvd
Sherwood Forest Country Club
HORACE WILKINSON BRIDGE
Baton Rouge Gallery
Broussard St
Webb Park Golf Course
Towne Center at Cedar Lodge
Hammond Aire Plaza
Old Hammond Hwy
Magnolia Mound Plantation
Valley Park
Corporate Blvd
Baton Rouge Country Club
Drusilla Shopping Center
Pete Maravich Assembly Center
Acadian Perkins Plaza
Village Square
University Lake
Louisiana State University
Stanford Ave
Burden Botanic Gardens and Museum
Jefferson Hwy
LSU Tiger Stadium
Our Lady of the Lake Reg. Medical Ctr.
Bluebonnet Blvd
Sherwood Forest Blvd
Lee Dr
Perkins Rd
Essen Village
Baton Rouge General Medical Center
LSU Golf Course
Brightside Dr
Highland Rd
Burbank Dr
Kenilworth Pkwy
Town South Shopping Center
Siegen Ln
Siegen Village
Siegen Plaza
Bluebonnet Village
Perkins Rowe
Staring Ln
Siegen Lane Marketplace
Gently Court Park
Perkins Rd
New Orleans 69 miles
Highland Rd
Burbank Dr
Gardere Ln
Highland Road Park
Bluebonnet Blvd
ARKANSAS
Texarkana
El Dorado
Greenville
Bossier City
Longview
Monroe
SHREVEPORT
Vicksburg
JACKSON
Meridian
Clinton
Pearl
LOUISIANA
MISSISSIPPI
Natchitoches
Alexandria
Natchez
Hattiesburg
TEXAS
Opelousas
BATON ROUGE
Hammond
Covington
Biloxi
Gulfport
Slidell
Sulphur
BEAUMONT
Lake Charles
LAFAYETTE
Kenner
Metairie
NEW ORLEANS
Port Arthur
New Iberia
Houma
Gulf of Mexico

A-3-31

No. 3 – Mall of Louisiana

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$41,000,000			Specific Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$41,000,000			Location:	Baton Rouge, LA
% of Initial Pool Balance:	5.2%			Size:	776,789 SF
Loan Purpose:	Recapitalization			Cut-off Date Balance Per SF(1):	$418.39
Borrower Name:	Mall of Louisiana, LLC; Mall of Louisiana Land, LLC			Year Built/Renovated:	1997/2008
Sponsor:	GGP Real Estate Holding I, Inc.			Title Vesting:	Fee
Mortgage Rate:	3.984%			Property Manager:	Self-managed
Note Date:	July 26, 2017			4th Most Recent Occupancy (As of):	93.9% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	96.5% (12/31/2014)
Maturity Date:	August 1, 2027			2nd Most Recent Occupancy (As of :	96.6% (12/31/2015)
IO Period:	36 months			Most Recent Occupancy (As of):	94.4% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	91.8% (6/30/2017)
Seasoning:	3 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$33,541,166 (12/31/2014)
Call Protection:	L(27),D(89),O(4)			3rd Most Recent NOI (As of):	$34,580,536 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$35,038,477 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$34,995,624 (TTM 4/30/2017)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$43,215,234
				U/W Expenses:	$7,152,311
				U/W NOI:	$36,062,923
				U/W NCF:	$34,433,637
				U/W NOI DSCR(1):	1.94x
				U/W NCF DSCR(1):	1.85x
Escrows and Reserves(2):				U/W NOI Debt Yield(1):	11.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	10.6%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$570,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	June 23, 2017
Replacement Reserves	$0	Springing	$155,169	Cut-off Date LTV Ratio(1):	57.0%
TI/LC Reserve	$0	Springing	$1,551,690	LTV Ratio at Maturity or ARD(1):	49.3%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Mall of Louisiana Whole Loan (as defined below).

(2)	See “Escrows” section.

(3)	Current Occupancy includes Main Event (6.0% of NRA) which has a signed lease but is not expected to take occupancy until August 2018 and excludes temporary tenants. The Mall of Louisiana Whole Loan guarantor has provided a guaranty for all outstanding landlord obligations and fifteen months of gap rent specific to Main Event.

The Mortgage Loan. The mortgage loan (the “Mall of Louisiana Mortgage Loan”) is part of a whole loan (the “Mall of Louisiana Whole Loan”) evidenced by nine pari passu promissory notes, secured by the fee interest in a 776,789 square foot portion of a super-regional mall and adjacent power center in Baton Rouge, Louisiana (the “Mall of Louisiana Property”). The Mall of Louisiana Whole Loan was co-originated on July 26, 2017 by Barclays Bank PLC, Bank of America, N.A. and Citi Real Estate Funding Inc. The Mall of Louisiana Whole Loan had an original principal balance of $325,000,000, has an outstanding principal balance as of the Cut-off Date of $325,000,000 and accrues interest at an interest rate of 3.984% per annum. The Mall of Louisiana Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of interest-only until August 1, 2020, after which payments of interest and principal based on a 30-year amortization schedule are required through its term. The Mall of Louisiana Whole Loan matures on August 1, 2027.

Note A-5-1, which will be contributed to the WFCM 2017-C41 Trust, has an original principal balance of $41,000,000, has an outstanding principal balance as of the Cut-off Date of $41,000,000 and represents a non-controlling interest in the Mall of Louisiana Whole Loan. The non-controlling Notes A-6 and A-7 had an aggregate original principal balance of $50,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000 and were contributed to the WFCM 2017-C40 Trust. The controlling Note A-1 had an original principal balance of $65,000,000, has an outstanding principal balance as of the Cut-off Date of $65,000,000 and was contributed to the BANK 2017-BNK7 Trust. The non-controlling Notes A-3-1 and A-5-2 had an aggregate original principal balance of $47,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $47,000,000 and were contributed to the CGCMT 2017-P8 Trust. The non-controlling Note A-2 had an original principal balance of $44,000,000, has

A-3-32

MALL OF LOUISIANA

an outstanding principal balance as of the Cut-off Date of $44,000,000 and was contributed to the MSBAM 2017-C34 Trust. The non-controlling Note A-3-2 had an original principal balance of $28,000,000, has an outstanding principal balance as of the Cut-off Date of $28,000,000 and was contributed to the CGCMT 2017-C4 Trust. The non-controlling Note A-4 had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and was contributed to the COMM 2017-COR2 Trust. The following table presents a summary of the promissory notes comprising the Mall of Louisiana Whole Loan. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$65,000,000	BANK 2017-BNK7	Yes
A-2	$44,000,000	MSBAM 2017-C34	No
A-3-1 and A-5-2	$47,000,000	CGCMT 2017-P8	No
A-4	$50,000,000	COMM 2017-COR2	No
A-3-2	$28,000,000	CGCMT 2017-C4	No
A-5-1	$41,000,000	WFCM 2017-C41	No
A-6 and A-7	$50,000,000	WFCM 2017-C40	No
Total	$325,000,000

Following the lockout period, the Mall of Louisiana Borrower (as defined below) has the right to defease the Mall of Louisiana Whole Loan in whole, but not in part. In addition, the Mall of Louisiana Whole Loan is prepayable without penalty on or after May 1, 2027. The lockout period will expire two years after the closing date of the WFCM 2017-C41 Trust.

Sources and Uses

Sources			Uses
Original whole loan amount	$325,000,000	100.0%	Closing costs	$1,411,459	0.4%
			Return of equity(1)	323,588,541	99.6
Total Sources	$325,000,000	100.0%	Total Uses	$325,000,000	100.0%

(1)	The Mall of Louisiana Property was previously unencumbered. The Mall of Louisiana Whole Loan sponsor acquired the Mall of Louisiana Property for approximately $265 million in 2004 and including the $100 million spent on the 2008 property expansion, maintains a cost basis of approximately $413 million.

The Property. The Mall of Louisiana Property consists of a two-story enclosed super-regional mall known as the Mall of Louisiana, which contains a total of 1,593,545 square feet and is anchored by non-collateral anchors Dillard’s, Dillard’s Men’s & Home, JC Penney, Macy’s and Sears. The 776,789 square foot portion of the Mall of Louisiana that serves as collateral for the Mall of Louisiana Whole Loan was 91.8% leased as of June 30, 2017 by 135 retail and restaurant tenants. The largest tenants by size are AMC Theatres (9.6% of NRA, 5.9% of underwritten base rent, expiring July 2026), Dick’s Sporting Goods (9.5% of NRA, 3.3% of underwritten base rent, expiring January 2019), Nordstrom Rack (3.9% of NRA, 2.0% of underwritten base rent, expiring September 2025) and Forever 21 (3.5% of NRA, 5.1% of underwritten base rent, expiring January 2019). Main Event (6.0% of NRA, 4.0% of underwritten base rent, expiring June 2028) has a signed lease but is not expected to take occupancy until August 2018. The Mall of Louisiana Whole Loan guarantor has provided a guaranty for all outstanding landlord obligations and fifteen months of gap rent specific to Main Event.

No other tenant represents more than 1.9% of NRA or 2.6% of underwritten rent. Other notable tenants at the Mall of Louisiana Property include: Apple, DSW, Lush Handmade Cosmetics, Michael Kors, Pandora, Pottery Barn and Williams Sonoma. The Mall of Louisiana Property features an 11-bay food court and nine full service restaurants. Inline sales at the Mall of Louisiana Property as of May 31, 2017 were approximately $183 million with an average of $585 PSF ($496 PSF excluding Apple), resulting in an occupancy cost of 13.6% (16.1% excluding Apple).

The Mall of Louisiana Property was built in 1997 and renovated in 2008 with a $100 million expansion project which added over 330,000 square feet, comprised of a 125,000 square foot lifestyle component, a 140,000 square foot power center and 15-screen stadium seating cinema with IMAX – 3D. The Mall of Louisiana features the only Sears within 40 miles and the only Macy’s, Dick’s Sporting Goods and Nordstrom Rack within 60 miles. The Mall of Louisiana Property includes 8,404 surface parking spaces (approximately 5.3 per 1,000 square feet).

A-3-33

MALL OF LOUISIANA

The following table presents certain information relating to the tenancy at the Mall of Louisiana Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF(2)(3)	% of NRSF(2)	Annual U/W Base Rent PSF(4)	Annual U/W Base Rent(4)	% of Total Annual U/W Base Rent	5/30/2017 TTM Sales PSF(3)	5/30/2017 TTM Occupancy Cost	Lease Expiration Date

Major Tenants
AMC Theatres	B/B1/B+	74,400	9.6%	$23.38	$1,739,472	5.9%	$560,583(5)	22.6%	7/21/2026
Forever 21	NR/NR/NR	26,885	3.5%	$55.20	$1,483,980	5.1%	$183	28.6%	1/31/2019
Main Event(6)	NR/NR/NR	46,900	6.0%	$25.00	$1,172,500	4.0%	N/A	N/A	6/30/2028
Dick’s Sporting Goods	NR/NR/NR	74,061	9.5%	$13.00	$962,793	3.3%	$131	11.9%	1/31/2019
Nordstrom Rack	BBB+/Baa1/BBB+	30,002	3.9%	$19.25	$577,500	2.0%	N/A	N/A	9/30/2025
Total Major Tenants		252,248	32.5%	$23.53	$5,936,245	20.2%

Other Tenants		460,886	59.3%	$50.73	$23,378,585	79.8%
Occupied Total		713,134	91.8%	$41.11	$29,314,830	100.0%

Vacant Retail Space		63,655	8.2%
Collateral Total		776,789	100.0%

Non-Collateral Anchor Tenants
Dillard’s / Dillard’s Men’s and Home(7)	BBB-/Baa3/BBB-	370,655					$148	N/A	N/A

Macy’s	BBB/Baa3/BBB-	204,890					$166	N/A	N/A

JC Penney	B+/B1/B+	116,568					$309	N/A	N/A

Sears / Sears Auto Center	CC/Caa2/CCC+	113,517					$123	N/A	N/A

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Tenant NRSF and % of NRSF are based on the underwritten rent roll.

(3)	Tenant NRSF and Sales PSF for the Non-Collateral Anchor Tenants are as of 2016 as reported in the appraisal.

(4)	Annual U/W Base Rent includes contractual rent increases through August 2018.

(5)	Sales PSF is shown as Sales per screen (15 screens).

(6)	Main Event has an executed lease but is not expected to take occupancy until August 2018. The Mall of Louisiana Whole Loan guarantor has provided a guaranty for all outstanding landlord obligations and fifteen months of gap rent specific to Main Event.

(7)	Dillard’s / Dillard’s Men’s and Home stores have been combined for this table.

The following table presents certain information relating to the historical sales and occupancy costs at the Mall of Louisiana Property:

Historical Tenant Sales (PSF) and Occupancy Costs

Historical Tenant Sales (PSF)
	2014	2015	2016	5/31/2017 TTM	5/31/2017 TTM Occupancy Cost
Total In-Line
Comparable Sales PSF w/Apple	$557	$568	$571	$585	13.6%
Comparable Sales PSF w/o Apple	$481	$493	$488	$496	16.1%

A-3-34

MALL OF LOUISIANA

The following table presents certain information relating to the lease rollover schedule at the Mall of Louisiana Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
2017	11	27,967	3.6%	27,967	3.6%	$2,330,756	8.0%	$83.34
2018	23	82,248	10.6%	110,215	14.2%	$3,354,434	11.4%	$40.78
2019	17	165,390	21.3%	275,605	35.5%	$4,979,391	17.0%	$30.11
2020	14	43,189	5.6%	318,794	41.0%	$2,581,653	8.8%	$59.78
2021	16	60,190	7.7%	378,984	48.8%	$2,840,401	9.7%	$47.19
2022	10	32,000	4.1%	410,984	52.9%	$1,317,420	4.5%	$41.17
2023	11	39,863	5.1%	450,847	58.0%	$2,544,415	8.7%	$63.83
2024	7	32,366	4.2%	483,213	62.2%	$1,357,288	4.6%	$41.94
2025	9	58,878	7.6%	542,091	69.8%	$1,792,374	6.1%	$30.44
2026	6	88,514	11.4%	630,605	81.2%	$2,885,732	9.8%	$32.60
2027	6	11,360	1.5%	641,965	82.6%	$1,081,295	3.7%	$95.18
Thereafter	5	71,169	9.2%	713,134	91.8%	$2,249,670	7.7%	$31.61
Vacant	0	63,655	8.2%	776,789	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	135	776,789	100.0%			$29,314,830	100.0%	$41.11

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Mall of Louisiana Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	6/30/2017(2)
96.5%	96.6%	94.4%	91.8%

(1)	Information obtained from the borrower and includes temporary tenants.

(2)	Information obtained from the underwritten rent roll and includes Main Event (6.0% of NRA) which has a signed lease but is not expected to take occupancy until August 2018 and excludes temporary tenants.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mall of Louisiana Property:

Cash Flow Analysis

	2014	2015	2016	TTM 4/30/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$27,008,300	$27,841,212	$28,448,668	$28,641,673	$30,002,849(2)	69.4%	$38.62
Grossed Up Vacant Space	0	0	0	0	3,395,375	7.9	4.37
Total Reimbursables	10,554,704	10,707,373	10,410,615	10,242,969	10,408,010	24.1	13.40
Specialty Leasing	3,089,790	3,046,453	3,044,110	2,921,431	2,956,431	6.8	3.81
Other Income(3)	402,762	384,936	331,822	399,049	384,049	0.9	0.49
Less Vacancy & Credit Loss	0	0	0	0	(3,931,479)	(9.1)	(5.06)
Effective Gross Income	$41,055,555	$41,979,974	$42,235,214	$42,205,123	$43,215,234	100.0%	$55.63
							0.00
Total Operating Expenses	7,514,389	7,399,438	7,196,737	7,209,498	7,152,311	16.6	9.21
Net Operating Income	$33,541,166	$34,580,536	$35,038,477	$34,995,624	$36,062,923	83.4%	$46.43

TI/LC	0	0	0	0	1,473,928	3.4	1.90
Capital Expenditures	0	0	0	0	155,358	0.4	0.20
Net Cash Flow	$33,541,166	$34,580,536	$35,038,477	$34,995,624	$34,433,637	79.7%	$44.33

NOI DSCR(4)	1.80x	1.86x	1.89x	1.88x	1.94x
NCF DSCR(4)	1.80x	1.86x	1.89x	1.88x	1.85x
NOI DY(4)	10.3%	10.6%	10.8%	10.8%	11.1%
NCF DY(4)	10.3%	10.6%	10.8%	10.8%	10.6%

(1)	Base Rent includes percentage rent.

(2)	U/W Base Rent includes all tenants with signed leases and contractual rent steps through August 2018.

(3)	Other Income includes carousel revenue, rebates, and miscellaneous non-rental income.

(4)	Based on the Mall of Louisiana Whole Loan amount of $325,000,000.

A-3-35

MALL OF LOUISIANA

Appraisal. As of the appraisal valuation date of June 23, 2017, the Mall of Louisiana Property had an “as-is” appraised value of $570,000,000.

Environmental Matters. According to the Phase I environmental report dated July 24, 2017, there was no evidence of any recognized environmental conditions at the Mall of Louisiana Property.

Market Overview and Competition. The Mall of Louisiana Property is located in East Baton Rouge Parish within the greater Baton Rouge metropolitan statistical area (“MSA”) of Louisiana. The Mall of Louisiana Property is located approximately six miles southeast of the Baton Rouge central business district, immediately south of Interstate 10, which connects to Interstate 12 approximately three miles north and connects to the New Orleans metropolitan area to the southeast. East Baton Rouge Parish includes the City of Baton Rouge and other established neighborhoods including Mid-City, the Garden District and Spanish Town, and is home of the capital of Louisiana, Louisiana State University, Southern University and Baton Rouge Community College. There are two hospitals located within approximately two miles of the Mall of Louisiana Property: Baton Rouge General Medical Center and Our Lady of the Lake Regional Medical Center. East Baton Rouge Parish’s top employers include Turner Industries Group LLC (9,875 employees), LSU System (6,250 employees), Performance Contractors (5,500 employees), Our Lady of the Lake Regional Medical Center (4,500 employees) and ExxonMobil (4,214 employees). IBM recently developed a $55 million office and residential building in downtown Baton Rouge and has committed to maintain 800 new jobs through 2023 in downtown Baton Rouge. The Baton Rouge MSA had a 2016 unemployment rate of 5.2% continuing year over year declines since 2011.

According to the appraisal, the primary trade area for the Mall of Louisiana Property encompasses an approximately fifteen-mile radius. The estimated 2016 population within a five-, ten- and fifteen-mile radius around the Mall of Louisiana Property was 169,831, 406,664 and 603,052, respectively. The estimated 2016 average household income within the same radii was $90,572, $76,294 and $74,587, respectively. The 2016 fifteen-mile radius population and average household income reflects a compound annual growth rate from 2000-2016 of 1.0% and 2.4%, respectively. Estimated 2016 average retail sales per household within a fifteen-mile radius of the Mall of Louisiana Property was $48,449.

The Mall of Louisiana Property is located in the Baton Rouge retail market which had 2017 first quarter-end average asking rents of $11.32 per square foot and a vacancy rate of 4.5%, a 1.3% decrease from the first quarter-end 2016, with only 11,581 square feet vacant in the market. There are currently six lifestyle centers and regional malls in the Baton Rouge retail market with 2017 first quarter-end average asking rents of $19.61 per square foot and a vacancy rate of 8.6%, a 1.7% decrease from the first quarter-end 2016, with 74,739 square feet of positive absorption. There is no proposed new competitive supply noted by the appraisal.

The following table presents certain information relating to competitive properties for the Mall of Louisiana Property:

Competitive Properties(1)

Property / Location	Property Type	Year Built/ Renovated	Total GLA (SF)	Est. Sales PSF	Occupancy	Distance	Major/Anchor Tenants
Mall of Louisiana Baton Rouge, LA	Super Regional Mall	1997/2008	776,789(1)	$585(1)(2)	91.8%(1)(3)	--	Dillard’s (non-collateral), Dillard’s Men’s (non-collateral), JC Penney (non-collateral), Macy’s (non-collateral), Sears (non-collateral), AMC Theatres
Perkins Rowe Baton Rouge, LA	Lifestyle Center	2006/N/A	749,300	$420	85%	1.5 miles	Cinemark, LA Fitness, Barnes & Noble, Fresh Market
Town Center at Cedar Lodge Baton Rouge, LA	Lifestyle Center	2007/N/A	410,000	$400	98%	5.0 miles	Whole Foods, Books A Million, LOFT, Gap
Siegen Lane Marketplace Baton Rouge, LA	Power Center	1994/2002	462,150	N/A	100%	3.0 miles	Walmart, Lowes, Bed Bath Beyond, TJMaxx
Cortana Mall(4) Baton Rouge, LA	Super Regional Mall	1976/2010	1,360,000	$250	30%	6.5 miles	Dillard’s, JC Penney

(1)	Information obtained from the appraisal and underwritten rent roll for the subject collateral. Total GLA, Est. Sales PSF and Occupancy are shown for the collateral portion of the Mall of Louisiana.

(2)	Comparable inline sales shown as of May 2017. Comparable inline sales excluding Apple for that period were $496 per square foot.

(3)	Occupancy is as of June 30, 2017 and includes Main Event (6.0% of NRA) which has a signed lease but is not expected to take occupancy until August 2018 and excludes temporary tenants. The Mall of Louisiana Whole Loan guarantor has provided a guaranty for all outstanding landlord obligations and fifteen months of gap rent specific to Main Event.

(4)	Cortana Mall is the only other enclosed shopping mall in Baton Rouge. Only two of the six anchor units at Cortana Mall are currently occupied and approximately 45 of 110 inline stores are occupied.

A-3-36

MALL OF LOUISIANA

The Borrower. The borrowers are Mall of Louisiana, LLC and Mall of Louisiana Land, LLC (individually and collectively, the “Mall of Louisiana Borrower”), each a single-purpose Delaware limited liability company, with at least two independent directors. Legal counsel to the Mall of Louisiana Borrower delivered a non-consolidation opinion in connection with the origination of the Mall of Louisiana Whole Loan.

The Borrower Sponsor. The borrower sponsor and nonrecourse carveout guarantor is GGP Real Estate Holding I, Inc., wholly owned by GGP Inc. GGP Inc. (NYSE: GGP) is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping retail properties throughout the United States. GGP Inc.’s portfolio as of March 2017 included 127 properties (121 million square feet) in 40 states with an enterprise value of approximately $39 billion. See “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

GGP Real Estate Holding I, Inc. has provided a guaranty for payment of $1,726,914 in unfunded tenant allowances for ten various tenants and a guaranty related to the tenant Main Event for payment of $8,519,922 comprised of unfunded tenant allowances ($3,986,500), landlord work ($3,067,797) and gap rent ($1,465,625).

Escrows. During a Trigger Period (as defined below), unless there are sufficient funds in the lockbox account to make the deposits, the Mall of Louisiana Borrower is required to deposit monthly (i) 1/12th of the estimated annual real estate taxes and 1/12th of the estimated annual insurance premiums (unless the Mall of Louisiana Property is covered by a blanket insurance policy and the premiums for the blanket policy are prepaid for at least one year in advance), (ii) $12,931 to a replacement reserve subject to a cap of $155,169 and (iii) $129,308 to a tenant improvement and leasing commissions reserve subject to a cap of $1,551,690.

A “Trigger Period” will commence upon (i) an event of default or (ii) the debt service coverage ratio being less than 1.15x. A Trigger Period will end upon (i) the cure or waiver of the event of default and (ii) the debt service coverage ratio being equal to or greater than 1.15x.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Mall of Louisiana Whole Loan. Funds deposited to the lockbox will be swept daily to the Mall of Louisiana Borrower’s operating account unless a Trigger Period exists. During a Trigger Period, funds in the lockbox are required to be transferred daily to a cash management account under the sole control of the lender for the payment of, among other things, debt service, monthly escrows and operating expenses with all excess cash being deposited to an excess cash reserve to be held as additional security for the Mall of Louisiana Whole Loan.

Property Management. The Mall of Louisiana Property is managed by an affiliate of the Mall of Louisiana Borrower.

Assumption. The Mall of Louisiana Borrower has the right to transfer the Mall of Louisiana Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the Mall of Louisiana Property will be managed by a qualifying manager; (iii) a replacement guarantor has assumed the obligations of the Mall of Louisiana Whole Loan guarantor; (iv) the lender has received a non-consolidation opinion; and (v) the transferee is a qualified transferee.

Partial Release. The Mall of Louisiana Borrower may obtain the release of any vacant, non-income producing, unimproved parcel or outlot (including “air rights” parcels), any expansion parcel or the Picardy Street Extension Parcel (as defined below) in connection with a transfer to a person other than a person owned or controlled by the Mall of Louisiana Borrower, provided among other conditions that the following are satisfied: (i) no event of default has occurred and is continuing, and (ii)(A) as it relates to any parcel release other than an expansion parcel release: (a) the lender receives evidence that the parcel is not necessary for the operation of the Mall of Louisiana Property and that it may be readily separated from the Mall of Louisiana Property without material diminution of the value of the Mall of Louisiana Property, (b) the lender receives rating agency confirmation (except with respect to a release of the Picardy Street Expansion Parcel so long as it remains vacant, non-income producing and unimproved), (c) the loan to value ratio for the remaining property is less than or equal to 125% provided that the Mall of Louisiana Borrower may prepay the Mall of Louisiana Whole Loan and pay the associated yield maintenance premium in order to meet the required loan to value ratio or (B) as it relates to the release of an expansion parcel: (x) the lender receives evidence that (I) during the time that the expansion parcel was a part of the Mall of Louisiana Property, any tenants that were relocated to the expansion parcel from other areas of the Mall of Louisiana Property have been replaced with tenants of comparable credit quality and paying equal or better rent than the relocated tenants or (II) to the extent existing tenants are proposed to be relocated to the expansion parcel after its release, the Mall of Louisiana Borrower has entered into fully executed replacement leases with replacement tenants of comparable credit quality and on rental terms equal or better than the existing tenant and (y) the release of the expansion parcel does not have a material adverse effect on the use or value of the Mall of Louisiana Property, the priority of the lien of the mortgage, the enforcement of the Mall of Louisiana Whole Loan documents, or the Mall of Louisiana Borrower’s ability to repay the Mall of Louisiana Whole Loan.

The “Picardy Street Extension Parcel” is the portion of land subject to the extension and/or widening of Picardy Street by the City of Baton Rouge.

Real Estate Substitution. The Mall of Louisiana Borrower may obtain the release of a vacant, non-income producing, unimproved parcel, provided among other conditions that the following are satisfied: (i) no event of default has occurred or is continuing, (ii) simultaneous with the substitution, the Mall of Louisiana Borrower acquires an exchange parcel at or adjacent to the Mall of Louisiana Property of reasonably equivalent value to the release parcel, (iii) rating agency confirmation is obtained and (iv) the loan to value ratio immediately after the substitution is less than or equal to 125%, provided that the Mall of Louisiana Borrower may prepay the Mall of Louisiana Whole Loan and pay the associated yield maintenance premium in order to meet the required loan to value ratio.

Real Estate Expansion. The Mall of Louisiana Borrower may acquire one or more expansion parcels, provided among other conditions that the following are satisfied: (i) no event of default has occurred or is continuing, and (ii) the Mall of Louisiana Borrower acquires fee simple or leasehold interest in the expansion parcel. Any expansion parcel may be released (see “Partial Release” above.)

A-3-37

MALL OF LOUISIANA

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Mall of Louisiana Borrower is required to obtain and maintain property insurance, commercial general liability insurance and business interruption insurance that covers acts of terrorism in an amount determined by the lender in its sole discretion (but not to exceed the full replacement cost of the Mall of Louisiana Property and 18-months of business interruption insurance), provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any extension thereof or substantially similar program (“TRIPRA”) is in effect, the Mall of Louisiana Whole Loan documents provide for an annual terrorism premium cap of two times the cost of the annual premiums for property and business interruption insurance required under the related Mall of Louisiana Whole Loan documents.

A-3-38

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-39

ADLER PORTFOLIO

A-3-40

ADLER PORTFOLIO

Lowesville
Huntersville
Kannapolis
CONCORD
Stanley
Harrisburg
Mt. Holly
CHARLOTTE
Uptown
Gastonia
Belmont
NORTH CAROLINA
SOUTH CAROLINA
Mint Hill
Matthews
Pineville
Stallings
Indian Trail
Weddington
Fort Mill
Rock Hill
Monroe
Waxhaw
MECKLENBURG COUNTY
UNION COUNTY
YORK COUNTY
GASTON COUNTY
LANCASTER COUNTY
University City
Hickory Ridge
Sharon Woods
Providence Plantation
Ballantyne
Bradfield Farms
Wedgewood

Hendersonville
Ashland City
CHEATHAM COUNTY
DAVIDSON COUNTY
Lakewood
Green Hill
Mount Juliet
NASHVILLE
Rural Hill
Belle Meade
Forest Hills
Oak Hill
Brentwood
La Vergne
WILLIAMSON COUNTY
Nolensville
Smyrna
Franklin
RUTHERFORD COUNTY
WILSON COUNTY
J. Percy Priest Reservoir

Adler Portfolio

1	Carmel Executive Park	Charlotte, NC
2	Vista Point North	Lewisville, TX
3	Greenbriar Business Park	Nashville, TN
4	Plaza Southwest	Houston, TX
5	Commerce Park North	Houston, TX
6	Crescent 10 Facility	Houston, TX
7	Technipark Ten Service Center	Houston, TX
8	Westchase Park	Houston, TX

Denton
Oak Point
Little Elm
McKinney
Frisco
Hickory Creek
Lake Lewisville
The Colony
Allen
Highland Village
COLLIN COUNTY
Plano
Flower Mound
Lewisville
Carrollton
Grapevine Lake
Addison
Far North Dallas
Grapevine
Coppell
Richardson
Farmers Branch
Garland
North Dallas
Las Colinas
DALLAS COUNTY
Euless
University Park
Highland Park
FORT WORTH
Irving
Arlington
Grand Prairie
DALLAS
Mesquite
Downtown
White Rock Lake

Stagecoach
The Woodlands
Tomball
Spring
Kingwood
Cypress
Atascocita
Humble
Jersey Village
Aldine
HOUSTON
Sheldon
Katy
Channelview
Cloverleaf
Baytown
Cinco Ranch
Downtown
Jacinto City
Mission Bend
Pasadena
La Porte
Deer Park
Richmond
Sugar Land
Stafford
Missouri City
Pearland
Rosenberg
Fresno
Friendswood
League City
Arcola
Sienna Plantation
Manvel
Texas City
Alvin
Santa Fe
Hitchcock
FORT BEND COUNTY
BRAZORIA COUNTY
HARRIS COUNTY
WALLER COUNTY

A-3-41

No. 4 – Adler Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
				Property Type(2):	Various – See Table
Original Principal Balance:	$40,300,000			Specific Property Type(2):	Various
Cut-off Date Principal Balance:	$40,300,000			Location(2):	Various– See Table
% of Initial Pool Balance:	5.1%			Size:	969,753 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$41.56
Borrower Names:	AK Leasehold I, LLC; AK Leasehold I PSW, LLC			Year Built/Renovated(2):	Various
				Title Vesting(3):	Leasehold
	Adler Kawa Real Estate Advisors, LLC;			Property Manager:	Self-managed
Sponsors:	Adler Kawa Real Estate Services, LLC;
	Matthew L. Adler
Mortgage Rate:	4.355%
Note Date:	November 7, 2017			4th Most Recent Occupancy:	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	90.3% (12/31/2014)
Maturity Date:	November 11, 2027			2nd Most Recent Occupancy (As of):	89.9% (12/31/2015)
IO Period:	36 months			Most Recent Occupancy (As of):	92.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	87.7% (10/31/2017)
Seasoning:	0 months
Amortization Term (Original):	300 months
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			Underwriting and Financial Information(4):
Call Protection:	L(24),D(92),O(4)			4th Most Recent NOI (As of):	$7,183,631 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			3rd Most Recent NOI (As of):	$7,280,877 (12/31/2015)
Additional Debt:	None			2nd Most Recent NOI (As of):	$8,205,698 (12/31/2016)
Additional Debt Type:	NAP			Most Recent NOI (As of):	$8,334,310 (TTM 9/30/2017)
				U/W Revenues:	$12,623,243
Escrows and Reserves(1):				U/W Expenses:	$6,535,092
				U/W NOI(4):	$6,088,151
Type:	Initial	Monthly	Cap (If Any)	U/W NCF:	$4,975,958
Taxes	$337,662	$147,716	NAP	U/W NOI DSCR:	2.30x
Insurance	$0	Springing	NAP	U/W NCF DSCR:	1.88x
Replacement Reserves	$0	$22,016	NAP	U/W NOI Debt Yield:	15.1%
TI/LC Reserve	$2,000,000	$149,590	$3,800,000	U/W NCF Debt Yield:	12.3%
Deferred Maintenance	$814,288	$0	NAP	As-Is Appraised Value:	$81,630,000
Ground Rent Reserve	$0	$154,167	NAP	As-Is Appraisal Valuation Date(5):	Various
Rent Concession	$60,371	$0	NAP	Cut-off Date LTV Ratio:	49.4%
Tenant Specific TI/LC Reserve	$384,368	$0	NAP	LTV Ratio at Maturity or ARD:	40.7%

(1)	See “Escrows” section.

(2)	See “The Property” section.

(3)	See “Ground Lease” section.

(4)	See “Operating History and Underwritten Net Cash Flow” section.

(5)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Adler Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the leasehold interest in a portfolio of three office properties and five industrial properties (the “Adler Portfolio Properties”). The Adler Portfolio Mortgage Loan was originated on November 7, 2017 by Wells Fargo Bank, National Association. The Adler Portfolio Mortgage Loan had an original principal balance of $40,300,000, has an outstanding principal balance as of the Cut-off Date of $40,300,000 and accrues interest at an interest rate of 4.355% per annum. The Adler Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments during the first 36 payment periods, followed by payments of principal and interest based on a 25-year amortization schedule. The Adler Portfolio Mortgage Loan matures on November 11, 2027.

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Following the lockout period, the borrower has the right to defease the Adler Portfolio Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before August 11, 2027. In addition, the Adler Portfolio Mortgage Loan is prepayable without penalty on or after August 11, 2027.

Sources and Uses(1)

Sources			Uses
Original loan amount	$40,300,000	59.4%	Purchase price	$60,064,000	88.6%
Sponsor’s new cash contribution	27,514,703	40.6	Closing costs	4,154,014	6.1
			Reserves	3,596,689	5.3
Total Sources	$67,814,703	100.0%	Total Uses	$67,814,703	100.0%

(1)	The borrowers acquired the Adler Portfolio Properties from sponsor affiliates that owned the fee simple interests in the properties since 2012 and 2013. In connection with the origination of the Adler Portfolio Mortgage Loan, the fee interests were sold by the sponsor affiliates to a third party, and the sponsor affiliates created leasehold interests that were transferred to the borrowers and serve as collateral for the Adler Portfolio Mortgage Loan.

The Property. The Adler Portfolio Properties comprise the leasehold interest in eight office and industrial properties totaling 969,753 square feet of rentable area (three office properties totaling 502,751 square feet and five industrial flex properties totaling 467,002 square feet) located in North Carolina, Tennessee and Texas. As of October 31, 2017, in aggregate, the Adler Portfolio Properties were 87.7% occupied by 183 tenants with no tenant accounting for more than 4.7% of Annual U/W Base Rent. Over the past three years, the Adler Portfolio Properties have averaged 90.7% occupancy. Each of the Adler Portfolio Properties is subject to a 99-year ground lease through 2116 (see “Ground Lease” section).

Carmel Executive Park (223,288 square feet, 23.0% of net rentable area, 39.6% of Annual U/W Base Rent)

Carmel Executive Park comprises six, three-story multi-tenant class B office buildings ranging in size from 25,741 square feet to 37,041 square feet and located in Charlotte, North Carolina, approximately 12 miles south of the central business district (the “Carmel Executive Park Property”). The Carmel Executive Park Property is situated just north of Highway 51 and approximately 2.8 miles northeast of the 1.2 million square foot, GGP-owned Carolina Place Mall. In addition, the Carmel Executive Park Property is situated approximately 17.1 miles southeast of the Charlotte Douglas International Airport, 2.2 miles east of Interstate 485 and 6.0 miles southeast of Interstate 77. The Carmel Executive Park Property was built between 1982 and 1989 and is situated on a 12.1-acre parcel. The Carmel Executive Park Property contains 919 parking spaces, resulting in a parking ratio of 4.1 spaces per 1,000 square feet. As of October 31, 2017, the Carmel Executive Park Property was 91.9% occupied by 85 tenants.

Vista Point North (143,810 square feet, 14.8% of net rentable area, 18.6% of Annual U/W Base Rent)

Vista Point North comprises one, two-story office building and three flex buildings built in 2000 and located in Lewisville, Texas (the “Vista Point North Property”), approximately 22.3 miles northwest of the Dallas central business district and 10.5 miles north of DFW International Airport. The Vista Point North Property is situated along the Sam Rayburn Tollway (SH 121) and just south of Interstate 35 East, in close proximity to various shopping, dining, entertainment and hotel properties. Notable corporate users in the immediate vicinity of the Vista Point North Property include JPMorgan Chase, TIAA-CREF, Ally Financial and Horizon Health Corporation. The three flex buildings within the Vista Point North Property are served by 13 dock doors with clear heights ranging from 18- to 24-feet. The Vista North Property contains 564 parking spaces, resulting in a parking ratio of 3.9 spaces per 1,000 square feet of rentable area. As of October 31, 2017, the Vista Point North Property was 88.0% occupied by 11 tenants.

Greenbriar Business Park (135,653 square feet, 14.0% of net rentable area, 12.9% of Annual U/W Base Rent)

Greenbriar Business Park comprises a one-story, class B office building located in downtown Nashville, Tennessee (the “Greenbriar Business Park Property”). The Greenbriar Business Park Property is situated approximately 6.7 miles from the Opryland Hotel and Convention Center, 2.5 miles north of the Nashville International Airport and 2.0 miles north of Interstate 40. The Greenbriar Business Park Property was built in 1986 and renovated in 2006 and is situated on a 10.8-acre parcel. The Greenbriar Business Park Property comprises 432 parking spaces, resulting in a parking ratio of 3.2 spaces per 1,000 square feet of rentable area. As of October 31, 2017, the Greenbriar Business Park Property was 89.8% occupied by 22 tenants.

Houston Flex Properties (467,002 square feet, 48.2% of net rentable area, 29.0% of Annual U/W Base Rent)

Five of the eight Adler Portfolio Properties are located throughout the Houston metropolitan area: Commerce Park North, Technipark Ten Service Center, Crescent 10 Facility, Westchase Park and Plaza Southwest (cumulatively, the “Houston Flex Properties”). Each of the Houston Flex Properties is a flex building ranging in size from 47,816 square feet to 152,173 square feet with clear heights ranging from 13- to 21-feet. As of October 31, 2017, in aggregate, the Houston Flex Properties were 85.0% occupied by 65 tenants.

The Houston Flex Properties each account for 1.7% to 8.6% of the Annual U/W Base Rent of the Adler Portfolio Mortgage Loan and are located approximately 10.0 to 20.0 miles from the Houston central business district. The Plaza Southwest property is located approximately 10.2 miles west of downtown Houston, just south of Interstate Highway 69. The Commerce Park North property is located approximately 18.0 miles north of the Houston central business district, along Interstate 45. The Technipark Ten Service Center property, and Crescent 10 Facility property are situated adjacent to one another, approximately 19.5 miles west of downtown Houston, just north of Interstate Highway 10. The Westchase Park property is located approximately 13.5 miles west of downtown Houston, just east of Route 8.

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The following tables presents certain information relating to the Adler Portfolio Properties:

Property Name	Location	Property Type	Year Built/ Renovated	No. of Tenants	NRSF	% of Total NRSF	Occupancy	% Office/ % Industrial	Dock Doors	Clear Height
Carmel Executive Park	Charlotte, NC	Office	1982/1989	85	223,288	23.0%	91.9%	100% / 0%	NAP	NAP
Vista Point North	Lewisville, TX	Office	2000/NAP	11	143,810	14.8%	88.0%	94.3% / 5.7%	13	18’-24’
Greenbriar Business Park	Nashville, TN	Office	1986/2006	22	135,653	14.0%	89.8%	94.2% / 5.8%	4	15’
Plaza Southwest	Houston, TX	Flex	1972/NAP	24	152,173	15.7%	89.6%	39.4% / 60.6%	22	14’
Commerce Park North	Houston, TX	Flex	1983/NAP	5	97,332	10.0%	92.1%	43.7% / 56.3%	22	16’-21’
Crescent 10 Facility	Houston, TX	Flex	1978/NAP	24	98,008	10.1%	84.0%	37.8% / 62.2%	5	14’
Technipark Ten Service Center	Houston, TX	Flex	1984/NAP	5	71,673	7.4%	92.5%	77.7% / 22.3%	8	13’-19’
Westchase Park	Houston, TX	Flex	1983/NAP	7	47,816	4.9%	46.6%	41.8% / 58.2%	4	14’
Total/Weighted Average				183	969,753	100.0%	87.7%

Property Name	Annual U/W Base Rent	Annual U/W Base Rent PSF(1)	% of Annual U/W Base Rent	Allocated Loan Amount	% of ALA	Appraised Value	Allocated LTV
Carmel Executive Park	$4,109,074	$18.40	39.6%	$13,800,000	34.2%	$26,730,000	51.6%
Vista Point North	$1,926,543	$13.40	18.6%	$7,400,000	18.4%	$14,710,000	50.3%
Greenbriar Business Park	$1,338,468	$9.87	12.9%	$6,000,000	14.9%	$12,000,000	50.0%
Plaza Southwest	$887,949	$5.84	8.6%	$4,700,000	11.7%	$7,250,000	64.8%
Commerce Park North	$658,821	$6.77	6.3%	$2,700,000	6.7%	$6,200,000	43.5%
Crescent 10 Facility	$664,652	$6.78	6.4%	$2,650,000	6.6%	$6,100,000	43.4%
Technipark Ten Service Center	$620,107	$8.65	6.0%	$2,300,000	5.7%	$5,620,000	40.9%
Westchase Park	$178,535	$3.73	1.7%	$750,000	1.9%	$3,020,000	24.8%
Total/ Weighted Average	$10,384,149	$12.21	100.0%	$40,300,000	100.0%	$81,630,000	49.4%

(1) Weighted Average Annual U/W Base Rent PSF excludes vacant space.

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The following table presents certain information relating to the tenancy at the Adler Portfolio Properties:

Major Tenants

Tenant Name	Property	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Caterpillar Financial Services	Greenbriar Business Park	A/A3/A	33,055	3.4%	$14.65	$484,256	4.7%	11/30/2020(2)
Alford Services, Inc.	Commerce Park North	NR/NR/NR	52,715	5.4%	$8.87	$467,531	4.5%	5/31/2021(3)
M/I Homes(4)	Vista Point North	BB-/B1/B+	19,597	2.0%	$21.05	$412,483	4.0%	5/31/2023(5)
Crump Life Insurance Services, Inc.	Carmel Executive Park	NR/NR/NR	19,838	2.0%	$19.67	$390,195	3.8%	6/30/2021(6)
Elite View Imaging, Inc.	Vista Point North	NR/NR/NR	15,749	1.6%	$23.00	$362,227	3.5%	1/31/2023(7)
Schlumberger Technology Corp	Technipark Ten Service Center	NR/A1/AA-	33,946	3.5%	$8.47	$287,476	2.8%	10/31/2019(8)
Regus	Vista Point North	NR/NR/NR	15,490	1.6%	$17.50	$271,075	2.6%	4/23/2024(9)
Total Major Tenants			190,390	19.6%	$14.05	$2,675,243	25.8%

Non-Major Tenants			660,344	68.1%	$11.67	$7,708,906	74.2%

Occupied Collateral Total			850,734	87.7%	$12.21	$10,384,149	100.0%

Vacant Space			119,019	12.3%

Collateral Total			969,753	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Caterpillar Financial Services has two, five-year renewal options.

(3)	Alford Services, Inc. has one, seven-year renewal option.

(4)	M/I Homes leases 18,997 square feet of office space, and 600 square feet of storage space, which have an Annual U/W Base Rent PSF of $21.38 and $12.00, respectively.

(5)	M/I Homes has one, five-year renewal option.

(6)	Crump Life Insurance, Inc. has two, three-year renewal options.

(7)	Elite View Imaging, Inc. has one, one-year renewal option. Elite View Imaging, Inc. has rent abatement in December 2017 and January 2018, which was reserved for upfront.

(8)	Schlumberger Technology Corp has two, five-year renewal options. Schlumberger Technology Corp’s space is currently listed for sublease.

(9)	Regus has two, five-year renewal options.

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The following table presents certain information relating to the lease rollover schedule at the Adler Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	4	8,943	0.9%	8,943	0.9%	$70,267	$7.86
2017	6	23,403	2.4%	32,346	3.3%	$458,080	$19.57
2018	51	148,776	15.3%	181,122	18.7%	$1,633,403	$10.98
2019	53	226,490	23.4%	407,612	42.0%	$2,570,099	$11.35
2020	36	152,870	15.8%	560,482	57.8%	$1,984,768	$12.98
2021	19	170,933	17.6%	731,415	75.4%	$1,805,079	$10.56
2022	14	56,455	5.8%	787,870	81.2%	$696,388	$12.34
2023	6	43,306	4.5%	831,176	85.7%	$854,310	$19.73
2024	1	15,490	1.6%	846,666	87.3%	$271,075	$17.50
2025	1	4,068	0.4%	850,734	87.7%	$40,680	$10.00
2026	0	0	0.0%	850,734	87.7%	$0	$0.00
2027	0	0	0.0%	850,734	87.7%	$0	$0.00
Thereafter	0	0	0.0%	850,734	87.7%	$0	$0.00
Vacant	0	119,019	12.3%	969,753	100.0%	$0	$0.00
Total/Weighted Avg.	191	969,753	100.0%			$10,384,149	$12.21
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Adler Portfolio Properties:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	10/31/2017(2)
90.3%	89.9%	92.0%	87.7%

(1)	Information obtained from the borrowers.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Adler Portfolio Properties:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 9/31/2017	U/W(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$9,465,366	$9,970,895	$10,459,399	$10,596,841	$10,384,149	82.3%	$10.71
Grossed Up Vacant Space	0	0	0	0	1,453,162	11.5%	$1.50
Total Reimbursables	2,302,342	2,250,534	2,446,122	2,381,491	2,085,375	16.5%	$2.15
Other Income	260,220	92,299	169,312	166,632	153,719	1.2%	$0.16
Less Vacancy & Credit Loss	0	0	0	0	(1,453,162)(1)	(11.5%)	($1.50)
Effective Gross Income	$12,027,929	$12,313,728	$13,074,834	$13,144,964	$12,623,243	100.0%	$13.02

Operating Expenses	$4,844,298	$5,032,851	$4,869,136	$4,810,655	$4,685,091	37.1%	$4.83
Ground Rent(2)	0	0	0	0	1,850,000	14.7%	$1.91
Total Operating Expenses	$4,844,298	$5,032,851	$4,869,136	$4,810,655	$6,535,092	51.8%	$6.74

Net Operating Income	$7,183,631	$7,280,877	$8,205,698	$8,334,310	$6,088,151	48.2%	$6.28
TI/LC	0	0		0	847,680	6.7%	$0.87
Capital Expenditures	0	0		0	264,514	2.1%	$0.27
Net Cash Flow	$7,183,631	$7,280,877	$8,205,698	$8,334,310	$4,975,958	39.4%	$5.13

NOI DSCR	2.71x	2.75x	3.10x	3.15x	2.30x
NCF DSCR	2.71x	2.75x	3.10x	3.15x	1.88x
NOI DY	17.8%	18.1%	20.4%	20.7%	15.1%
NCF DY	17.8%	18.1%	20.4%	20.7%	12.3%

(1)	The underwritten economic vacancy is 12.3%. The Adler Portfolio Properties were 87.7% physically occupied as of October 31, 2017.

(2)	The U/W NOI is lower than the NOI for prior periods because U/W expenses include ground rents that were not payable prior to loan origination. In connection with the origination of the Adler Portfolio Mortgage Loan, the fee interests were sold by sponsor affiliates to a third party, and the sponsor affiliates created leasehold interests that were transferred to the borrowers. The Adler Portfolio Mortgage Loan U/W figures included the aggregate ground rent payable at loan origination. The ground rent is subject to escalation provisions (see “Ground Lease” section).

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Appraisal. As of the appraisal valuation dates ranging from August 24, 2017 to September 7, 2017, the Adler Portfolio Properties had an aggregate “as-is” appraised value of $81,630,000.

Environmental Matters. According to the Phase I environmental assessment dated between September 1, 2017, and September 19, 2017, there was no evidence of any recognized environmental conditions at the Adler Portfolio Properties.

Market Overview and Competition. The following table presents certain information related to the submarkets of each of the Adler Portfolio Properties. The information presented on this table was obtained from third party market research reports and the appraisals.

Property Name	Submarket Name	Submarket Property Type	Submarket Data Reporting Period	Submarket Inventory	Submarket Vacancy Rate	Submarket Asking Rent	Appraiser’s Market Rent	5-Mile Population	5-Mile Median Household Income
Carmel Executive Park	South Charlotte	Office (Class B)	Q2 2017	6,852,093	12.8%	$19.63	$21.00	208,174	$76,362
Vista Point North	Lewisville / Denton	Office	Q2 2017	3,397,501	10.8%	$18.82	$22.00	221,143	$74,291
Vista Point North	Lewisville	Industrial - Flex	Q3 2017	3,186,279	6.5%	$11.23	$12.50	221,143	$74,291
Greenbriar Business Park	Airport North	Office	Q2 2017	6,329,685	4.2%	$20.32	$9.77	153,456	$40,638
Plaza Southwest	Southwest	Industrial	Q2 2017	64,516,643	5.7%	$7.80	$6.50	572,464	$53,431
Commerce Park North	North	Industrial	Q2 2017	85,063,279	9.3%	$7.44	$7.50	286,674	$50,901
Crescent 10 Facility	Northwest	Industrial	Q2 2017	146,074,764	4.9%	$7.44	$8.25	247,669	$75,641
Technipark Ten Service Center	Northwest	Industrial	Q2 2017	146,074,764	4.9%	$7.44	$9.50	242,675	$75,854
Westchase Park	Southwest	Industrial	Q2 2017	64,516,643	5.7%	$7.80	$8.50	580,184	$48,266

The Borrowers. The borrowers are AK Leasehold I, LLC, and AK Leasehold I PSW, LLC, each of which is a Delaware limited liability company and single purpose entity with at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Adler Portfolio Mortgage Loan. Adler Kawa Real Estate Advisors, LLC, Adler Kawa Real Estate Services, LLC, and Matthew L. Adler are the guarantors of certain nonrecourse carveouts under the Adler Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Adler Kawa Real Estate Advisors, LLC, Adler Kawa Real Estate Services, LLC, and Matthew L. Adler. Adler Kawa Real Estate Advisors (“Adler Kawa”) is a joint venture between Adler Group and Kawa Capital Management, and is a vertically integrated real estate investment company that focuses on the acquisition and operations of multi-tenant office and industrial properties. Adler Kawa was formed in July 2012 to expand Adler Group’s fund management platform, and the company has sourced and closed 21 acquisitions representing over $320 million of equity. Adler Kawa currently manages over six million square feet of commercial real estate space in 10 cities across the eastern and southern United States. Matthew L. Adler is the president and CEO of Adler Kawa, and has managed the investment performance of over 12 million square feet of commercial real estate properties.

Escrows. The Adler Portfolio Mortgage Loan documents provide for upfront escrows in the amount of $337,662 for real estate taxes, $2,000,000 for tenant improvement and leasing commission reserves, $814,288 for deferred maintenance reserves, $60,371 for rent concession reserves related to the Elite View Imaging, and $384,368 for tenant specific tenant improvement and leasing commission reserves. The loan documents also provide for ongoing monthly escrow deposits of $147,716 for real estate taxes, $22,016 for replacement reserves, $149,590 for TI/LC reserves (subject to a cap of $3,800,000 so long as no event of default has occurred, the debt service coverage ratio is at least 1.25x, and at least 75.0% of the net rentable area in the Adler Portfolio Properties is occupied by tenants satisfying certain conditions), and $154,167 for ground rent reserves.

The Adler Portfolio Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with evidence that the Adler Portfolio Properties’ insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

Lockbox and Cash Management. The Adler Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is in place, and that the borrowers direct the tenants to pay their rents directly into such lockbox account. The Adler Portfolio Mortgage Loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept daily into a lender-controlled cash management account and disbursed in accordance with the loan documents. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow is required to be distributed to the borrowers. During a Cash Trap Event Period, all excess cash flow is required to be swept to a lender-controlled cash management account.

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A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or

(ii)	the amortizing debt service coverage ratio being less than 1.25x at the end of any calendar month.

A Cash Trap Event Period will end:

●	with regard to clause (i), upon the cure of such event of default; and

●	with regard to clause (ii), upon the debt service coverage ratio being at least 1.30x for two consecutive calendar quarters.

Property Management. The Adler Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrowers have the right to transfer the Adler Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferees experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C41 certificates.

Partial Release. Following the lockout period, the borrowers are permitted to obtain the release of up to 25% of the Adler Portfolio Properties (based on allocated loan amounts), subject to certain conditions, including (i) partial defeasance in an amount equal to the greater of 100% of net sale proceeds or 115% of allocated loan amount (subject to a cap of 120% of allocated loan amount); (ii) the debt service coverage ratio of the remaining properties is not less than the greater of 1.65x and the debt service coverage ratio prior to the release; (iii) the debt yield of the remaining properties is not less than the greater of 10.0% and the debt yield prior to the release; (iv) the LTV of the remaining properties is no greater than the lesser of 65.0% and the LTV prior to the release; (v) the ground lease of the released property is no longer cross-defaulted with the ground leases of the remaining properties; and (vi) rating agency confirmation.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The Adler Portfolio Properties are subject to eight separate 99-year ground leases, each of which has an expiration date of November 6, 2116 (the “Adler Portfolio Ground Leases”). The Adler Portfolio Ground Leases have an aggregate annual ground rent of $1,850,000 with 2% annual escalations through 2047. The ground lessors comprise eight Delaware limited liability companies. The fee interests in the Adler Portfolio Properties are each subject to a separate first mortgage lien granted to a third-party lender contemporaneously with the loan closing, each of which is subordinate to the related ground lease. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Adler Portfolio Properties (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect). The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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U.S. INDUSTRIAL PORTFOLIO III

MINN.
Duluth
ONTARIO
WISCONSIN
MINNEAPOLIS
ST. PAUL
Wausau
Bloomington
Rochester
Green Bay
Traverse City
Oshkosh
MICHIGAN
Madison
Hartland
Grand Rapids
Lansing
Flint
MILWAUKEE
DETROIT
Cedar Falls
IOWA
Cedar Rapids
Rockford
Wheeling
CLEVELAND
Grimes
CHICAGO
Des Moines
Iowa City
Davenport
Elkhart
Toledo
Ft. Wayne
Sauk Village
INDIANA
OHIO
Peoria
Lafayette
COLUMBUS
Quincy
ILLINOIS
INDIANAPOLIS
MISSOURI
Springfield
Dayton
Fairfield
KANSAS CITY
Columbia
Columbus
CINCINNATI
ST. LOUIS
Frankfort
Jefferson City
LOUISVILLE
Lexington
Evansville
KENTUCKY
Springfield

Warren
Scranton
Du Bois
Wilkes Barre
Youngstown
Williamsport
State College
OH
New Kensington
PENNSYLVANIA
Allentown
Weirton
Harleysville
PITTSBURGH
Harrisburg
Trenton
Johnstown
Reading
Wheeling
York
PHILADELPHIA
Wilmington
Cumberland
Hagerstown
NEW JERSEY
Morgantown
Frederick
Clarksburg
BALTIMORE
Atlantic City
Winchester
WASHINGTON, DC
Dover
WEST VIRGINIA
Arlington
Annapolis
MD
DE
Harrisonburg
Fredericksburg
Salisbury
Ocean City
Staunton
Charlottesville
VIRGINIA
Richmond
Atlantic Ocean
Salem
Lynchburg
Elliston
Roanoke
Petersburg
Hampton
NORFOLK
Danville
South Hill
Chesapeake
VIRGINIA BEACH

Whittier
Chino Hills
Banning
LOS ANGELES
RIVERSIDE
Moreno Valley
Los Angeles Intl. Airport
ANAHEIM
LONG BEACH
SANTA ANA
Lake Elsinore
Hemet
Huntington Beach
Irvine
Temecula
Laguna Niguel
SANTA ROSA MTS.
San Clemente
Santa Catalina Island
Camp Pendleton Marine Corps Base
Pacific Ocean
Oceanside
Vista
Carlsbad
San Marcos
Encinitas
Poway
San Clemente Island
La Jolla
Santee
SAN DIEGO
San Diego Intl. Airport
El Cajon
Chula Vista

Stagecoach
The Woodlands
Tomball
Spring
Waller
Grand Pkwy
Atascocita
Cypress
Humble
Jersey Village
Crosby
HOUSTON
Katy
Katy Fwy
Channelview
Cloverleaf
Baytown
Westpark Tollway
Mission Bend
Pasadena
La Porte
Stafford
Sugar Land
Missouri City
Rosenberg
Pearland
Fresno
League City
Arcola
Texas City
Manvel
Alvin
Santa Fe
Hitchcock

Bainbridge
GEORGIA
Valdosta
TALLAHASSEE
JACKSONVILLE
St. Augustine
Gainesville
Ormond Beach
Daytona Beach
Atlantic Ocean
Ocala
Spring Hill
ORLANDO
Titusville
Kissimmee
TAMPA
Melbourne
Clearwater
Lakeland
Palm Bay
ST. PETERSBURG
Bradenton
FLORIDA
Fort Pierce
Sarasota
Port St. Lucie
Gulf of Mexico
Cape Coral
Fort Myers
West Palm Beach
Boca Raton
Naples
Plantation
FORT LAUDERDALE
Hialeah
Miami Beach
MIAMI
Homestead
Key West

US Industrial Portfolio III

#	Address	Location	#	Address	Location
1	2121 Gardner Street	Elliston, VA	12	1972 Salem Industrial Drive	Salem, VA
2	975 Cottonwood Avenue	Hartland, WI	13	1800 University Parkway	Sarasota, FL
3	4925 Bulls Bay Highway	Jacksonville, FL	14	621 Hunt Valley Circle	New Kensington, PA
4	1500 Southeast 37th Street	Grimes, IA	15	5000 Askins Lane	Houston, TX
5	10450 Medallion Drive	Cincinnati, OH	16	900 Chaddick Drive	Wheeling, IL
6	1501 Industrial Boulevard	Harleysville, PA	17	6600 Chapek Parkway	Cuyahoga Heights, OH
7	1001 DDC Way	Fairfield, OH	18	53208 Columbia Drive	Elkhart, IN
8	1152 Armorite Drive	San Marcos, CA	19	7750 Hub Parkway	Valley View, OH
9	3800 West Broward Boulevard	Plantation, FL	20	21699 Torrence Avenue & 2701 Kalvelage Drive	Sauk Village, IL
10	2900 & 2950 Hill Avenue	Toledo, OH	21	3221 Cherry Palm Drive	Tampa, FL
11	1700 Highland Road	Twinsburg, OH

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No. 5 – U.S. Industrial Portfolio III

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
				Property Type:	Various – See Table
Original Principal Balance(1):	$30,537,149			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance(1):	$30,537,149			Location:	Various – See Table
% of Initial Pool Balance:	3.9%			Size:	2,886,593 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$41.76
Borrower Name(2):	Various			Year Built/Renovated:	Various – See Table
Borrower Sponsors:	Brennan Investment Group Acquisitions LLC			Title Vesting:	Fee
Mortgage Rate:	4.180%			Property Manager:	Self-managed
Note Date:	October 12, 2017			4th Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	November 5, 2027			2nd Most Recent Occupancy(As of):	100.0% (12/31/2015)
IO Period:	60 months			Most Recent Occupancy(As of):	100.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(5):	100.0% (11/1/2017)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$11,492,070 (12/31/2014)
Call Protection(3):	L(24),D(89),O(7)			3rd Most Recent NOI (As of):	$11,626,063 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$12,055,263 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$12,203,308 (TTM 6/30/2017)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$15,292,243
				U/W Expenses:	$3,981,653
				U/W NOI:	$11,310,590
				U/W NCF:	$10,415,416
Escrows and Reserves(4):				U/W NOI DSCR(1):	1.60x
				U/W NCF DSCR(1):	1.48x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	9.4%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(1):	8.6%
Insurance	$0	Springing	NAP	As-Is Appraised Value(6):	$166,300,000
Replacement Reserves	$0	$6,250	NAP	As-Is Appraisal Valuation Date(6):	June 16, 2017
TI/LC Reserves	$120,000	Springing	(4)	Cut-off Date LTV Ratio(1)(6):	72.5%
Security Deposit Reserves	$453,411	$0	NAP	LTV Ratio at Maturity or ARD(1)(6):	66.0%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the U.S. Industrial Portfolio III Whole Loan (as defined below).

(2)	See “The Borrowers” section.

(3)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date of December 5, 2017. Defeasance of the U.S. Industrial Portfolio III Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) October 12, 2020. The assumed lockout period of 24 payments is based on the expected WFCM 2017-C41 Trust closing date in November 2017.

(4)	See “Escrows” section.

(5)	Current Occupancy includes PNC Acquisition Company, Inc. (75,902 SF, 2.6% of net rentable area), which leases 100.0% of the space at the 900 Chaddick Drive property but is currently dark.

(6)	See “Appraisals” section. The As-Is Appraised Value reflects the “As Portfolio” value of $166,300,000 for the U.S. Industrial Portfolio III Properties (as defined below) as a whole which includes an 4.0% premium to the aggregate “As-is” value of the individual U.S. Industrial Portfolio III Properties. The sum of the “As-is” values for each of the U.S. Industrial Portfolio III Properties on an individual basis is $159,940,000, which represents a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 75.4% and 68.6%, respectively.

The Mortgage Loan. The mortgage loan (the “U.S. Industrial Portfolio III Mortgage Loan”) is part of a whole loan (the “U.S. Industrial Portfolio III Whole Loan”) that is evidenced by three pari passu promissory notes (Notes A-1-1, A-1-2 and A-2) that are secured by a first mortgage encumbering 21 single tenant industrial and office properties located across 10 states, totaling 2,886,593 square feet (the “U.S. Industrial Portfolio III Properties”). The U.S. Industrial Portfolio III Whole Loan was originated on October 12, 2017 by Barclays Bank PLC and Morgan Stanley Bank, N.A. The U.S. Industrial Portfolio III Whole Loan had an original principal balance of $120,537,149, has an outstanding principal balance as of the Cut-off Date of $120,537,149 and accrues interest at an interest rate of 4.180% per annum. The U.S. Industrial Portfolio III Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments, after which payments of interest and principal will be based on a 30-year amortization schedule. The U.S. Industrial Portfolio III Whole Loan matures on November 5, 2027.

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U.S. INDUSTRIAL PORTFOLIO III

The U.S. Industrial Portfolio III Mortgage Loan is evidenced by Note A-2, which will be contributed to the WFCM 2017-C41 Trust, had an original principal balance of $30,537,149, has an outstanding principal balance as of the Cut-off Date of $30,537,149 and represents the non-controlling interest in the U.S. Industrial Portfolio III Whole Loan. The controlling Note A-1-1 had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and is expected to be contributed to the BANK 2017-BNK8 Trust. The non-controlling Note A-1-2 had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to one or more future securitizations. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1-1	$50,000,000	BANK 2017-BNK8 (expected)	Yes
A-1-2	$40,000,000	Morgan Stanley Bank, N.A.	No
A-2	$30,537,149	WFCM 2017-C41	No
Total	$120,537,149

Following the lockout period, the borrowers have the right to defease the U.S. Industrial Portfolio III Whole Loan in whole, or in part (see “Partial Release” section), on any date before May 5, 2027. In addition, the U.S. Industrial Portfolio III Whole Loan is prepayable without penalty on or after May 5, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 12, 2020.

Sources and Uses

Sources			Uses
Original loan amount	$120,537,149	71.2%	Purchase price	$164,603,823	97.2%
Sponsor’s new cash contribution	48,798,629	28.8	Closing costs	4,158,544	2.5
			Reserves	573,411	0.3
Total Sources	$169,335,778	100.0%	Total Uses	$169,335,778	100.0%

The Properties. The U.S. Industrial Portfolio III Properties are comprised of 21 single tenant industrial and office properties totaling 2,886,593 square feet. The U.S. Industrial Portfolio III Properties are located across 10 states, with the largest concentration of properties in Ohio (28.1% of net rentable area), Virginia (24.1% of net rentable area) and Florida (13.0% of net rentable area). The U.S. Industrial Portfolio III Properties were built between 1952 and 2015, range in size from approximately 32,688 square feet to 378,270 square feet and are all leased on a triple net basis. As of October 1, 2017 the weighted average remaining lease term for the U.S. Industrial Portfolio III Properties was approximately 11.8 years. The U.S. Industrial Portfolio III Properties consist of 19 industrial properties (approximately 96.6% of net rentable area) and two suburban office properties. The U.S. Industrial Portfolio III Properties serve as the headquarters location for nine tenants. The U.S. Industrial Portfolio III Properties are 100.0% leased to 21 tenants as of November 1, 2017.

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U.S. INDUSTRIAL PORTFOLIO III

The following table presents certain information relating to the U.S. Industrial Portfolio III Properties:

Property Name – Location	Property Type	Allocated Whole Loan Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	U/W NOI(1)	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
2121 Gardner Street – Elliston, VA	Industrial	$16,504,712	13.7%	$1,674,703	2000 / NAP	378,270	$21,900,000
975 Cottonwood Avenue - Hartland, WI	Industrial	$10,174,137	8.4%	$1,018,666	2000, 2015 / NAP	175,042	$13,500,000
4925 Bulls Bay Highway - Jacksonville, FL	Industrial	$9,910,363	8.2%	$986,726	2006 / NAP	198,408	$13,150,000
1500 Southeast 37th Street - Grimes, IA	Industrial	$7,536,398	6.3%	$716,745	1961 / 2017	248,257	$10,000,000
1501 Industrial Boulevard - Harleysville, PA	Industrial	$7,385,670	6.1%	$658,271	1973 / 2013	112,253	$9,800,000
10450 Medallion Drive - Cincinnati, OH	Industrial	$7,385,670	6.1%	$783,609	1998 / NAP	151,506	$9,800,000
1001 DDC Way – Fairfield, OH	Office	$6,413,475	5.3%	$686,609	1981 / 2004	66,444	$8,510,000
1152 Armorlite Drive – San Marcos, CA	Industrial	$5,222,724	4.3%	$335,570	1986 / NAP	44,313	$6,930,000
3800 West Broward Boulevard - Plantation, FL	Office	$5,124,751	4.3%	$548,720	1956 / 2010	32,688	$6,800,000
2900 & 2950 Hill Avenue - Toledo, OH	Industrial	$5,087,069	4.2%	$541,032	1955 / NAP	237,698	$6,750,000
1972 Salem Industrial Drive - Salem, VA	Industrial	$4,898,659	4.1%	$536,163	1972 / NAP	317,144	$6,500,000
1700 Highland Road - Twinsburg, OH	Industrial	$4,917,500	4.1%	$506,714	1986, 1996 / NAP	115,169	$6,525,000
1800 University Parkway - Sarasota, FL	Industrial	$4,823,295	4.0%	$479,598	1965 / NAP	105,752	$6,400,000
621 Hunt Valley Circle – New Kensington, PA	Industrial	$3,918,927	3.3%	$491,244	2002 / 2009	61,796	$5,200,000
5000 Askins Lane – Houston, TX	Industrial	$3,655,153	3.0%	$339,211	1978 / NAP	100,040	$4,850,000
900 Chaddick Drive(2) - Wheeling, IL	Industrial	$3,542,107	2.9%	($314,806)	1982 / NAP	75,902	$4,700,000
6600 Chapek Parkway - Cuyahoga Heights, OH	Industrial	$3,391,379	2.8%	$327,365	1952-2006 / NAP	157,950	$4,500,000
53208 Columbia Drive – Elkhart, IN	Industrial	$3,316,015	2.8%	$416,748	2005 / NAP	117,938	$4,400,000
7750 Hub Parkway – Valley View, OH	Industrial	$3,184,128	2.6%	$327,365	1971, 1980 / NAP	83,404	$4,225,000
21699 Torrence Avenue & 2701 Kalvelage Drive – Sauk Village, IL	Industrial	$2,110,191	1.8%	$230,778	1977, 2000 / NAP	67,995	$2,800,000
3221 Cherry Palm Drive - Tampa, FL	Industrial	$2,034,826	1.7%	$266,049	1988 / NAP	38,624	$2,700,000
Total/Weighted Average		$120,537,149	100.0%	$11,310,590		2,886,593	$159,940,000(3)

(1)	A vacancy adjustment to 5.0% has been underwritten at the portfolio level.

(2)	The 900 Chaddick Drive property is currently 100.0% leased to PNC Acquisition Company, Inc. through January 2019. PNC Acquisition Company, Inc. is currently dark at the 900 Chaddick Drive property. In the event PNC Acquisition Company, Inc. does not renew at expiration in January 2019, PNC Acquisition Company, Inc. will be required to pay a non-renewal fee of $380,000 in connection with the non-renewal notice on or before January 31, 2018. No rent was underwritten for the 900 Chaddick Drive property.

(3)	The Total Appraised Value of $159,940,000 represents the sum of the individual Appraised Values of the U.S. Industrial Portfolio III Properties, as compared to the “As-portfolio” Appraised Value of $166,300,000.

2121 Gardner Street. The largest property by allocated loan amount is 2121 Gardner Street, a 378,270 square foot manufacturing facility situated on approximately 58.9 acres in Elliston, Virginia. 2121 Gardner Street was constructed in 2000 and consists of an industrial component (approximately 81.4% of the 2121 Gardner Street property) and an office component (approximately 18.6% of the 2121 Gardner Street property). The industrial component features 22 to 40 foot clear heights, two drive-in grade level doors and 33 dock-high doors.

2121 Gardner Street is currently 100.0% leased to Rowe Fine Furniture on a triple net basis through July 2028, with four five-year renewal options. 2121 Gardner Street is the corporate headquarters for Rowe Fine Furniture. Founded 70 years ago, Rowe Fine Furniture manufactures upholstered furniture, which is sold through major and independent home furnishing retailers across the

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U.S. INDUSTRIAL PORTFOLIO III

United States and abroad. 2121 Gardner Street accounts for approximately 13.1% and 14.1% of the net rentable area and underwritten base rent, respectively, of the U.S. Industrial Portfolio III Properties.

975 Cottonwood Avenue. The second largest property by allocated loan amount is 975 Cottonwood Avenue, a 175,042 square foot warehouse and distribution facility situated on approximately 18.2 acres in Hartland, Wisconsin. 975 Cottonwood Avenue was originally constructed in 2000 with an addition constructed in 2015 and consists of an industrial component (approximately 79.2% of the 975 Cottonwood Avenue property) and an office component (approximately 20.8% of the 975 Cottonwood Avenue property). The industrial component features 25 to 26-foot clear heights, three drive-in grade level doors and six dock-high doors.

975 Cottonwood Avenue is currently 100.0% leased to Dorner Manufacturing Corp. on a triple net basis through October 2035. 975 Cottonwood Avenue is the corporate headquarters for Dorner Manufacturing Corp. Founded in 1966, Dorner Manufacturing Corp. is a privately held leader in the design, application, manufacturing, and integration of conveyor systems. 975 Cottonwood Avenue accounts for approximately 6.1% and 8.6% of the net rentable area and underwritten base rent, respectively, of the U.S. Industrial Portfolio III Properties.

4925 Bulls Bay Highway. The third largest property by allocated loan amount is 4925 Bulls Bay Highway, a 198,408 square foot warehouse and distribution facility situated on approximately 13.3 acres in Jacksonville, Florida. 4925 Bulls Bay Highway was constructed in 2006 and consists of an approximately 92.0% industrial component and an approximately 8.0% office component. The industrial component of the property features approximately 24-foot clear heights, 24 drive-in grade level doors and two dock-high doors.

4925 Bulls Bay Highway is currently 100.0% leased to Southeastern Aluminum Products on a triple net basis through February 2027. 4925 Bulls Bay Highway is the headquarters for Southeastern Aluminum Products. Founded in 1952, Southeastern Aluminum Products manufactures and distributes bathroom shower doors and enclosures. 4925 Bulls Bay Highway accounts for approximately 6.9% and 8.3% of the net rentable area and underwritten base rent, respectively, of the U.S. Industrial Portfolio III Properties.

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U.S. INDUSTRIAL PORTFOLIO III

The following table presents certain information relating to the tenancy at the U.S. Industrial Portfolio III Properties:

Major Tenants(1)

	Property Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Rowe Fine Furniture(4)	Various(5)	NR/NR/NR	695,414	24.1%	$3.26	$2,266,842	18.6%	7/31/2028(5)
Ryko Solutions, Inc.	1500 Southeast 37th Street	NR/NR/NR	248,257	8.6%	$2.97	$736,590	6.0%	8/31/2032
Northern Stamping Co.	Various(6)	NR/NR/NR	241,354	8.4%	$2.80	$674,610	5.5%	11/30/2031
Decorative Panels International	2900 & 2950 Hill Avenue	NR/NR/NR	237,698	8.2%	$2.35	$557,956	4.6%	11/30/2030
Southeastern Aluminum Products	4925 Bulls Bay Highway	NR/NR/NR	198,408	6.9%	$5.10	$1,011,027	8.3%	2/28/2027
Dorner Manufacturing Corp.	975 Cottonwood Avenue	NR/NR/NR	175,042	6.1%	$5.96	$1,043,145	8.6%	10/31/2035
Sigma Corporation	Various(7)	NR/NR/NR	168,035	5.8%	$3.49	$586,055	4.8%	7/31/2031
KDM Signs, Inc.	10450 Medallion Drive	NR/NR/NR	151,506	5.2%	$5.32	$805,985	6.6%	7/31/2025
LTI Flexible Products, Inc.	53208 Columbia Drive	NR/B3/NR	117,938	4.1%	$3.63	$427,559	3.5%	10/31/2026
TAC Materials. Inc.	1700 Highland Road	NR/NR/NR	115,169	4.0%	$4.51	$519,926	4.3%	8/31/2028
Accupac, Inc.	1501 Industrial Boulevard	NR/NR/NR	112,253	3.9%	$6.02	$675,321	5.5%	3/31/2032
Halifax Sarasota LLC	1800 University Parkway	NR/NR/NR	105,752	3.7%	$4.65	$492,211	4.0%	1/31/2032
DDC Center Holding Corp.	1001 DDC Way	NR/NR/NR	66,444	2.3%	$10.58	$702,893	5.8%	7/31/2025
Bacharach, Inc.	621 Hunt Valley Circle	NR/NR/NR	61,796	2.1%	$8.14	$503,152	4.1%	12/31/2024
The San Diego Union - Tribune(8)	1152 Armorlite Drive	NR/B1/B	44,313	1.5%	$7.77	$344,312	2.8%	12/31/2027
Amphenol Custom Cable, Inc.(9)	3221 Cherry Palm Drive	NR/Baa1/BBB+	38,624	1.3%	$7.06	$272,844	2.2%	7/31/2028
The Chrysalis Center, Inc.(10)	3800 West Broward Boulevard	NR/NR/NR	32,688	1.1%	$17.17	$561,350	4.6%	12/31/2027
Occupied Collateral Total			2,810,691	97.4%	$4.33	$12,181,778	100.0%

Vacant Space(11)			75,902	2.6%

Collateral Total			2,886,593	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Credit ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2018, totaling $289,801.

(4)	The Rowe Fine Furniture lease expires July 31, 2028 at both properties. Rowe Fine Furniture has four, five year renewal options at the 1972 Salem Industrial Drive Property and four, five year renewal options at the 2121 Gardner Street Property. Rowe Fine Furniture subleases 126,275 square feet of its space at the 1972 Salem Industrial Drive property to Turman Lumber Company at $1.60 PSF. Annual U/W Base Rent reflects the blend of the lower sublease rent and the contractual rent of the respective square footage.

(5)	Rowe Fine Furniture is the sole tenant at two of the U.S. Industrial Portfolio III Properties: 1972 Salem Industrial Drive (317,144 square feet, 11.0% of total square feet and 4.5% of Total Annual U/W Base Rent) and 2121 Gardner Street (378,270 square feet, 13.7% of total square feet and 14.1% of Total U/W Base Rent).

(6)	Northern Stamping Co. is the sole tenant at two of the U.S. Industrial Portfolio III Properties: 6600 Chapek Pkwy (157,950 square feet, 5.5% of total square feet and 2.8% of Total Annual U/W Base Rent) and 7750 Hub Pkwy (83,404 square feet, 2.9% of total square feet and 2.8% of Total Annual U/W Rent). The Northern Stamping Co. lease expires December 31, 2027 at both properties.

(7)	Sigma Corporation is the sole tenant at two of the U.S. Industrial Portfolio III Properties: 5000 Askins Lane (100,040 square feet, 3.5% of total square feet and 2.9% of Total Annual U/W Base Rent) and 21699 Torrence Ave & 2701 Kalvelage Drive (67,995 square feet, 2.4% of total square feet and 1.9% of Total Annual U/W Rent). The Sigma Corporation lease expires July 31, 2031 at both properties.

(8)	The San Diego Union – Tribune subleases its entire space to ACI-California, LLC at $7.77 PSF. Annual U/W Base Rent reflects the sublease rent, which is lower than the prime lease rent.

(9)	Amphenol Custom Cable, Inc. has the right to terminate its lease without penalty on (i) November 1, 2018, and (ii) November 1, 2024, in each case, with 180 days’ notice.

(10)	The Chrysalis Center, Inc. subleases 10,303 square feet of its space to Bank of America at $23.49 PSF. Annual U/W Base Rent reflects The Chrysalis Center, Inc.’s contractual rent at $17.17.

(11)	The entire 900 Chaddick Drive property is shown as Vacant Space. The property is currently 100.0% leased to PNC Acquisition Company, Inc. through January 2019. PNC Acquisition Company, Inc. is currently dark at the 900 Chaddick Drive property. In the event PNC Acquisition Company, Inc. does not renew its lease at expiration in January 2019, PNC Acquisition Company, Inc. will be required to pay a non-renewal fee of $380,000 in connection with the non-renewal notice on or before January 31, 2018. No rent was underwritten for the 900 Chaddick Drive property.

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U.S. INDUSTRIAL PORTFOLIO III

The following table presents certain information relating to the lease rollover schedule at the U.S. Industrial Portfolio III Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	1	61,796	2.1%	61,796	2.1%	$503,152	4.1%	$8.14
2025	2	217,950	7.6%	279,746	9.7%	$1,508,878	12.4%	$6.92
2026	1	117,938	4.1%	397,684	13.8%	$427,559	3.5%	$3.63
2027	3	275,409	9.5%	673,093	23.3%	$1,916,689	15.7%	$6.96
Thereafter	13	2,137,598	74.1%	2,810,691	97.4%	$7,825,500	64.2%	$3.66
Vacant(3)	0	75,902	2.6%	2,886,593	100.0%	$0	0.0%	$0.00
Total/Weighted Average	20	2,886,593	100.0%			$12,181,778	100.0%	$4.33

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	The entire 900 Chaddick Drive property is shown as Vacant. The property is currently 100.0% leased to PNC Acquisition Company, Inc. through January 2019. PNC Acquisition Company, Inc. is currently dark at the 900 Chaddick Drive property. In the event PNC Acquisition Company, Inc. does not renew at expiration in January 2019, PNC Acquisition Company, Inc. will be required to pay a non-renewal fee of $380,000 in connection with the non-renewal notice on or before January 31, 2018. No rent was underwritten for the 900 Chaddick Drive property. Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the U.S. Industrial Portfolio III Properties:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	11/1/2017(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll. Occupancy includes PNC Acquisition Company, Inc. (75,902 SF, 2.6% of net rentable area), which leases 100.0% of the space at the 900 Chaddick Drive property but is currently dark.

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U.S. INDUSTRIAL PORTFOLIO III

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the U.S. Industrial Portfolio III Properties:

Cash Flow Analysis

	2014	2015	2016	TTM 6/30/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$11,275,200	$11,626,356	$12,032,044	$12,183,306	$12,181,778(1)	79.7%	$4.22
Grossed Up Vacant Space	0	0	0	0	377,424	2.5	0.13
Total Reimbursables(3)	2,264,342	2,355,463	2,290,350	2,265,200	3,675,807	24.0	1.27
Other Income	216,870	768	3,219	0	0	0.0	0.00
Less Vacancy & Free Rent	0	0	0	0	(942,766)(2)	(6.2)	(0.33)
Effective Gross Income	$13,756,412	$13,982,587	$14,325,613	$14,448,506	$15,292,243	100.0%	$5.30

Total Operating Expenses	$2,264,342	$2,356,524	$2,270,350	$2,245,198	$3,981,653	26.0%	$1.38

Net Operating Income	$11,492,070	$11,626,063	$12,055,263	$12,203,308	$11,310,590	74.0%	$3.92
TI/LC	0	0	0	0	596,602	3.9	0.21
Capital Expenditures	0	0	0	0	298,573	2.0	0.10
Net Cash Flow	$11,492,070	$11,626,063	$12,055,263	$12,203,308	$10,415,416	68.1%	$3.61

NOI DSCR(3)	1.63x	1.65x	1.71x	1.73x	1.60x
NCF DSCR(3)	1.63x	1.65x	1.71x	1.73x	1.48x
NOI DY(3)	9.5%	9.6%	10.0%	10.1%	9.4%
NCF DY(3)	9.5%	9.6%	10.0%	10.1%	8.6%

(1)	U/W Base Rent includes contractual rent steps through September 2018 totalling $280,181. With respect to three of the U.S. Industrial Portfolio III Properties, all or a portion of the space is subleased. Base Rent reflects the blend of the lower sublease rent and the contractual rent of the respective square footage, or in the case of The Chrysalis Center, Inc. property, the prime lease rent, which is lower than the sublease rent.

(2)	The underwritten economic vacancy is 5.0%. The U.S. Industrial Portfolio III Properties are 100.0% occupied as of November 1, 2017, including PNC Acquisition Company, Inc. (75,902 SF, 2.6% of net rentable area), which leases 100.0% of the space at the 900 Chaddick Drive property but is currently dark.

(3)	The debt service coverage ratios and debt yields are based on the U.S. Industrial Portfolio III Whole Loan.

Appraisal. As of the appraisal valuation date of June 16, 2017, the U.S. Industrial Portfolio III Properties had an “As-is” appraised value of $166,300,000, which reflects a 4.0% premium attributed to the aggregate “As-is” value of the U.S. Industrial Portfolio III Properties as a whole. The sum of the “As-is” values for each of the U.S. Industrial Portfolio III Properties on an individual basis is $159,940,000, which represents a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 75.4% and 68.6%, respectively.

Environmental Matters. According to Phase I environmental site assessments (“ESA”) with dates ranging from August 2, 2017 to August 23, 2017, there was no evidence of any recognized environmental conditions at the U.S. Industrial Portfolio III Properties with the exception of the 1972 Salem Industrial Drive and 2900 & 2950 Hill Avenue properties. The 1972 Salem Industrial Drive property is equipped with four below-ground hydraulic lifts, which have hydraulic tanks, each containing 40 gallons of hydraulic fluid. There is potential for release of the hydraulic fluid into the surrounding groundwater and soil due to the age of the tanks. According to a Phase I ESA report performed in 2008, a Phase II ESA was performed at the 1972 Salem Industrial Drive property in 2006 to evaluate the presence of former underground storage tanks (USTs) and surface stains near a diesel above-ground storage tank (AST) at the 1972 Salem Industrial Drive property. No removal documentation was on file regarding the USTs. However, stained soil was reportedly removed from the AST’s surrounding area in 2006. The Phase II ESA identified chemicals in the groundwater in the surrounding area of the former USTs, as well as stained surface soil in the surrounding area of the AST, suggesting further and continued leakage. Based on the absence of the additional documentation and soil analysis, the ESA concluded that this represents a recognized environmental condition. The borrower has obtained environmental insurance for a period of 10 years, which is to be renewed for an additional period of 36 months, with limits of $5,000,000 per incident and $5,000,000 in the aggregate, with a deductible of $100,000.

The 2900 & 2950 Hill Avenue property contained hydraulic lifts, which were reportedly removed in the 1970s. However, no documentation is available regarding the potential hydraulic fluid releases in the area of the former lifts. Additionally, floor drains and various other subfloor structures located in the former truck maintenance area discharged into a drainage ditch at the 2900 & 2950 Hill Avenue property until 2001. Based on the absence of the additional documentation and soil analysis, and based on the former use of the 2900 & 2950 Hill Avenue property, as well as the potential fluid releases, the Phase I ESA concluded that this represents a recognized environmental condition. Environmental insurance was obtained in lieu of a Phase II investigation. The borrower has obtained environmental insurance for a period of 10 years, which is to be renewed for an additional period of 36 months, with limits of $5,000,000 per incident and $5,000,000 in the aggregate, with a deductible of $100,000.

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U.S. INDUSTRIAL PORTFOLIO III

Market Overview and Competition. The U.S. Industrial Portfolio III Properties are geographically diverse, located in 21 different cities across 10 states. The U.S. Industrial Portfolio III Properties are located in Ohio (28.1% of net rentable area), Virginia (24.1% of net rentable area), Florida (13.0% of net rentable area), Iowa (8.6% of net rentable area), Wisconsin (6.1% of net rentable area), Pennsylvania (6.0% of net rentable area) and Illinois (5.0% of net rentable area) with 9.1% of net rentable area located across an additional three other states.

The Borrowers. The borrowers consist of 21 single-purpose Delaware limited liability companies, each with two independent directors. Michael Brennan, Robert Vanecko, Scott McKibben, Sam Mandarino, Allen Crosswell, Troy MacMane and Greenwood Holding Company, LLC, each a principal of Brennan Investment Group (“Brennan”), are the guarantors of certain nonrecourse carveouts under the U.S. Industrial Portfolio III Whole Loan. The borrowers are indirectly owned 10% by USIP III Manager LLC (of which Michael Brennan and William Vanecko are non-member managers) and 90% by Northstar Summit Holding III, LLC. Northstar Summit Holding III, LLC is indirectly owned by Deep Springs, L.P., a Cayman Island limited partnership owned by non-U.S. investors, of which the general partner is Morningstar Summit Holdings Company Limited and the manager is CDH Real Estate Investment Management Company Limited, which is controlled by Li Guo, William Shang Wi Hsu and Xiaoming Song. The non-recourse carveout guarantors collectively own 1.6% of the equity in the borrowers. Several of the non-recourse carveout guarantors reported that they or entities affiliated with them had been involved in foreclosures, discounted payoffs, modifications and/or litigation related to commercial real estate loans and/or investments in commercial real properties. See “Description of the Mortgage Pool—Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor is Brennan Investment Group Acquisitions LLC (“Brennan”). Brennan is a real estate investments firm specializing in investments in industrial properties. Brennan Management LLC (an affiliate of Brennan) manages industrial assets. Affiliates of Brennan own a portfolio of industrial properties totaling approximately 33.0 million SF. Michael Brennan, the co-founder and chairman of Brennan, was the co-founder of First Industrial Realty Trust in 1994 and served as President, CEO and member of the Board of Directors until 2008.

Escrows. The loan documents provide for upfront reserves in the amount of $453,411 for security deposits held by the borrowers and $120,000 for the re-leasing of the PNC Acquisition, Inc. space at the 900 Chaddick Drive property. The borrowers are also required to deposit the $380,000 non-renewal fee into the TI/LC reserve, if paid by PNC Acquisition, Inc. in connection with the non-renewal notice on or before January 31, 2018. At the origination of the U.S. Industrial Portfolio III Whole Loan, the borrowers agreed to complete approximately $729,003 of required repairs, for which no reserve deposit was required at origination. The borrowers have until June 30, 2018 to complete the repair work, after which time they are required under the loan documents to deposit into the required repairs reserve the aggregate amount for unfinished required repairs set forth on the required repairs schedule; provided that if a required repair is a tenant’s obligation under its lease and such required repair is not completed by June 30, 2018, the borrowers will have additional time as reasonably necessary to complete the required repairs, which additional time may not exceed an additional six months.

The loan documents provide for ongoing monthly escrows of $6,250 for capital expenditures. The loan documents do not require ongoing monthly escrows for taxes and insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) to the extent that the applicable tenant is required to pay such taxes and insurance premiums, such taxes and insurance premiums are paid prior to delinquency and (iii) the borrower provides the lender with evidence that the U.S. Industrial Portfolio III Properties are insured via an acceptable blanket insurance policy and such policy is in full force and effect.

The loan documents provide for ongoing monthly TI/LC escrows commencing on each payment date following the Rent Sweep Start Date (as set forth in the table below) for each Expiring Tenant (as set forth in the table below), an amount equal to such expiring Tenant’s Monthly Sweep Amount (as set forth in the table below) for the related property until the applicable Max TI/LC Reserve Cap (as set forth in the table below) has been deposited with the lender.

Expiring Tenant	Bacharach, Inc.	DDC Center	KDM Signs	LTI Flexible Products	Southeastern Aluminum	The Chrysalis Center, Inc.	Rowe Fine Furniture(1)	Rowe Fine Furniture(2)
Lease Roll Date	12/31/2024	7/31/2025	7/31/2025	10/31/2026	2/28/2027	12/31/2027	7/31/2028	7/31/2028
Rent Sweep Start Date	7/1/2024	2/1/2025	2/1/2025	5/1/2026	9/1/2026	7/1/2026	4/1/2026	4/1/2026
Monthly Sweep Amount	$30,898	$143,962	$75,753	$58,969	$99,204	$81,720	$157,613	$105,715
Max TI/LC Reserve Cap	$185,388	$863,772	$454,518	$353,814	$595,224	$490,320	$945,675	$634,288

(1)	Represents Rowe Fine Furniture at the 2121 Gardner Street property.

(2)	Represents Rowe Fine Furniture at the 1972 Salem Industrial Drive property.

In addition, on each payment date during a Major Tenant Rollover Reserve Event (as defined below), the borrower is required to deposit the related tenant’s Monthly Sweep Amount into the TI/LC reserve until the Max TI/LC Reserve Cap has been deposited.

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U.S. INDUSTRIAL PORTFOLIO III

A “Major Tenant Rollover Reserve Event” means with respect to Rowe Fine Furniture or any replacement tenant therefor: (i) a period that commences on the earlier of (a) the date such tenant gives notice to vacate or exercise any termination option and (b) the date six months prior to the maturity date of the U.S. Industrial Portfolio III Whole Loan, and ends when either (x) such tenant’s lease has been renewed on terms and conditions acceptable to the lender, and the lender receives a tenant estoppel stating that such tenant is in occupancy of the entirety of its space and paying full contractual rent or (y) the entirety of such tenant’s space has been relet to one or more replacement tenants reasonably acceptable to the lender under a lease reasonably acceptable to the lender and the lender receives a tenant estoppel stating that such tenant is in occupancy of the entirety of its space and paying full contractual rent (a “Replacement Tenant Cure”) or (z) the Max TI/LC Reserve Cap has been deposited; (ii) a period that commences on the date such tenant has vacated or gone dark in its space or terminated or given notice of intent to terminate its lease and ends when either (x) such tenant is in occupancy of the entirety of its space and the lender receives a tenant estoppel stating that such tenant is in occupancy of the entirety of its space and paying full contractual rent, (y) a Replacement Tenant Cure has occurred or (z) the Max TI/LC Reserve Cap has been deposited; or (iii) a period that commences on the date the tenant has made or been the subject of a bankruptcy filing and ends when either (x) such tenant’s lease has been affirmed in bankruptcy and the lender receives a tenant estoppel stating that such tenant is in occupancy of the entirety of its space and paying full contractual rent, or (y) a Replacement Tenant Cure has occurred or (z) the Max TI/LC Reserve Cap has been deposited.

Lockbox and Cash Management. The U.S. Industrial Portfolio III Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager direct all tenants to pay rent payments directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within two business day of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Management Period, all funds are swept to a lender-controlled cash management account and disbursed on each payment date in accordance with the loan documents, with all excess cash flow to be deposited to an excess cash reserve to be held as additional security for the U.S. Industrial Portfolio III Whole Loan.

A “Cash Management Period” will commence upon the earlier of (a) the occurrence and continuance of an event of default; or (b) the amortizing debt service coverage ratio (after deducting the amount of any Low DSCR Collateral (as defined below), from the principal balance of the U.S. Industrial Portfolio III Whole Loan) is below 1.15x for six consecutive months, based on the trailing six months operating statement and rent roll and ends upon (i), with respect to clause (a), the cure of such event of default, as accepted by the lender in its sole discretion, or (ii) with respect to clause (b), either (x) the amortizing debt service coverage ratio (calculated in the manner set forth in (b)) is at least 1.15x for six consecutive calendar months or (y) Low DSCR Collateral shall have been delivered to the lender.

The “Low DSCR Collateral” means cash or a letter of credit meeting the requirements of the U.S. Industrial Portfolio III Whole Loan documents, in an amount by which the principal balance of the U.S. Industrial Portfolio III Whole Loan would need to be reduced such that, after recomputing the related monthly payment under a 360 month amortization schedule, the debt service coverage ratio would be at least 1.15x. Low DSCR Collateral may be released if the amortizing debt service coverage ratio for six consecutive months, without giving effect to the Low DSCR Collateral, is at least 1.15x.

Property Management. The U.S. Industrial Portfolio III Properties are managed by Brennan Management LLC, an affiliate of the borrower.

Assumption. The borrower has a right to transfer the U.S. Industrial Portfolio III Properties, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) the lender has received confirmation from Moody’s, Fitch and KBRA that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C41 certificates and similar confirmations from each rating agency rating any securities backed by any U.S. Industrial Portfolio III pari passu companion loans with respect to the ratings of such securities.

Partial Release. Following the lockout period and prior to the open prepayment date, the borrowers are permitted to partially release any of the U.S. Industrial Portfolio III Properties, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) the defeasance of an amount of principal equal to the Release Amount (as defined below); (iii) the principal balance is reduced by an amount that would result in the debt service coverage ratio (as calculated in the U.S. Industrial Portfolio III Whole Loan documents) of the remaining U.S. Industrial Portfolio III Properties following the release being no less than the greater of (a) 1.40x and (b) the lesser of (1) 1.75x or (2) the debt service coverage ratio of the U.S. Industrial Portfolio III Properties immediately prior to the release; (iv) the principal balance is reduced by an amount that would result in the debt yield (as calculated in the U.S. Industrial Portfolio III Whole Loan documents) of the remaining U.S. Industrial Portfolio III Properties following the release being no less than the greater of (a) 8.4% and (b) the lesser of (1) 10.1% or (2) the debt yield of the U.S. Industrial Portfolio III Properties immediately prior to the release; (v) after giving effect to the release, no remaining single tenant’s gross rent shall exceed 30% of the total remaining properties’ gross rent; and (vi) the lender receives a legal opinion that the release satisfies REMIC requirements.

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U.S. INDUSTRIAL PORTFOLIO III

The “Release Amount” will be (i) with respect to the release of properties representing up to 15% of the lesser of the total net rentable area and the total gross revenue, not to exceed five properties, 100% of the allocated loan amount for each such property, plus the amount, if any necessary to satisfy the debt service coverage ratio and debt yield tests above; (ii) with respect to the release of properties representing the next 5% of the lesser of the total net rentable area and the total gross revenue, 105% of the allocated loan amount for each such property, plus the amount, if any necessary to satisfy the debt service coverage ratio and debt yield tests above; and (iii) thereafter, with respect to the remaining properties, 110% of the allocated loan amount, plus the amount, if any necessary to satisfy the debt service coverage ratio and debt yield tests above.

Free Release. The borrowers are permitted to obtain the free release of an unimproved release parcel at the 10450 Medallion Drive property, provided that certain conditions are satisfied, including among others, that the release (i) does not adversely affect the use or operation of, or access to, the remaining portion of the property, (ii) does not violate any leases or legal requirements, compliance with zoning and separate tax lot requirements, and (iii) is in compliance with REMIC requirements. Pursuant to its lease, the tenant at the 10450 Medallion Drive Property, KDM Signs, Inc., has the right to cause the subdivision of such property into such release parcel and the remaining property, and to purchase such release parcel for a purchase price of $1.00.

Real Estate Substitution. Not permitted.

Rights of First Offer. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the U.S. Industrial Portfolio III Properties. The loan documents also require business interruption insurance for a period of at least 12 months that covers loss or damage by terrorist acts, together with a six-month extended period of indemnity; provided that such coverage is available.

A-3-61

NATIONAL OFFICE PORTFOLIO

A-3-62

NATIONAL OFFICE PORTFOLIO

Denton
Oak Point
Little Elm
Frisco
McKinney
Hickory Creek
Lake Lewisville
The Colony
Allen
Highland Village
Plano
Flower Mound
Lewisville
Carrollton
Addison
Richardson
Grapevine
Coppell
Farmers Branch
Garland
North Dallas
Las Colinas
Dallas Love Field
University Park
Euless
Highland Park
FORT WORTH
Irving
DALLAS
Mesquite
Arlington
Grand Prairie
Downtown

Libertyville
Mundelein
Lake Forest
Crystal Lake
Vernon Hills
Cary
Lincolnshire
Highland Park
Algonquin
Long Grove
Buffalo Grove
Barrington
Glencoe
Lake Michigan
Barrington Hills
Palatine
Arlington Heights
Northbrook
Carpentersville
Mount Prospect
Glenview
Wilmette
Elgin
Hoffman Estates
Des Plaines
Skokie
Evanston
Schaumburg
Park Ridge
South Elgin
Bartlett
Chicago O'Hare Intl. Airport
Carol Stream
Addison
St. Charles
Glendale Heights
Melrose Park
Oak Park
Wheaton
Elmhurst
Geneva
Lombard
Cicero
Loop
West Chicago
Glen Ellyn
Batavia
Berwyn
Warrenville
Downers Grove
Brookfield
CHICAGO
Lisle
Aurora
Naperville
Hinsdale
Midway Intl. Airport
Woodridge
Burbank
Burr Ridge
Bolingbrook
Oak Lawn
Oswego
Palos Hills
Romeoville
Orland Park
Oak Forest
Harvey
Calumet City

National Office Portfolio

1	8330 LBJ Freeway	Dallas, TX	10	The Centre - 4101 McEwen Road	Farmers Branch, TX
2	101 East Park Boulevard	Plano, TX	11	11225 North 28th Drive	Phoenix, AZ
3	13601 Preston Road	Dallas, TX	12	10000 North 31st Ave	Phoenix, AZ
4	1750 East Golf Road	Schaumburg, IL	13	The Centre - 4001 McEwen Road	Farmers Branch, TX
5	14800 Quorum Drive	Addison, TX	14	4425 W Airport Fwy	Irving, TX
6	1995 North Park Place	Atlanta, GA	15	Northlake - 2302 Parklake Dr NE	Atlanta, GA
7	Northlake - 2295 Parklake Dr NE	Atlanta, GA	16	Northlake - 2305&2309 Parklake Dr NE	Atlanta, GA
8	4751 Best Road	Atlanta, GA	17	12100 Ford Road	Farmers Branch, TX
9	The Centre - 4099 McEwen Road	Farmers Branch, TX	18	The Centre - 4000N&S McEwen Road	Farmers Branch, TX

Deer Valley
Desert Ridge
Sun City
Scottsdale
Peoria
El Mirage
Glendale
Paradise Valley
Maryvale
PHOENIX
Avondale
Downtown Scottsdale
Tolleson
Downtown
Mesa
Laveen
South Mountain
Tempe
Gilbert
MARICOPA COUNTY
SOUTH MTS.
Chandler
Ahwatukee Foothills
Komatke
Sun Lakes

Woodstock
Alpharetta
Sugar Hill
Acworth
Suwanee
Roswell
Johns Creek
Kennesaw
Duluth
Marietta
Sandy Springs
Dunwoody
Norcross
Doraville
Chamblee
Lilburn
Powder Springs
Smyrna
Brookhaven
Tucker
Vinings
Mountain Park
Mableton
Buckhead
North Decatur
Clarkston
ATLANTA
Stone Mountain
Lithia Springs
Decatur
Midtown
Avondale
Belvedere
Downtown
Redan
Douglasville
Gresham Park
Panthersville
East Point
College Park
Hapeville
Forest Park
Union City
Hartsfield-Jackson Atlanta Intl. Airport
Morrow
Riverdale
Fairburn

A-3-63

No. 6 – National Office Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
				Property Type:	Office
Original Principal Balance(1):	$30,000,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$29,965,119			Location(4):	Various
% of Initial Pool Balance:	3.8%			Size:	2,572,700 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$71.83
Borrower Name:	JBA Portfolio, LLC			Year Built/Renovated(4):	Various
Borrower Sponsors:	Andrew J. Segal			Title Vesting:	Fee
Mortgage Rate:	4.610%			Property Manager:	Self-managed
Note Date:	October 6, 2017
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	66.3% (12/31/2014)
Maturity Date:	October 6, 2027			2nd Most Recent Occupancy (As of):	70.7% (12/31/2015)
IO Period:	None			Most Recent Occupancy (As of):	72.1% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	77.5% (8/31/2017)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$14,479,070 (12/31/2014)
Call Protection(2):	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$16,387,470 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$14,293,715 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of)(5):	$16,618,026 (TTM 8/31/2017)
Additional Debt Type(1):	Pari Passu; Future Mezzanine
				U/W Revenues:	$38,630,025
				U/W Expenses:	$18,051,854
Escrows and Reserves(3):				U/W NOI(5):	$20,578,171
				U/W NCF:	$18,648,646
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.81x
Taxes	$2,076,255	$337,483	NAP	U/W NCF DSCR(1):	1.64x
Insurance	$271,808	$20,908	NAP	U/W NOI Debt Yield(1):	11.1%
Replacement Reserves	$150,000	$53,598	$1,157,715	U/W NCF Debt Yield(1):	10.1%
TI/LC Reserve	$7,176,724	$0	$3,859,050	As-Is Appraised Value:	$287,750,000
Outstanding TI/LC	$2,575,793	$0	NAP	As-Is Appraisal Valuation Date(6):	Various
Deferred Maintenance	$196,044	$0	NAP	Cut-off Date LTV Ratio(1):	64.2%
Free Rent Reserve	$1,656,704	$0	NAP	LTV Ratio at Maturity(1):	52.2%

(1)	See “The Mortgage Loan” and “Subordinate and Mezzanine Indebtedness” sections. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the National Office Portfolio Whole Loan (as defined below).

(2)	The lockout period will be at least 25 payments, beginning with and including the first payment date of November 6, 2017. Defeasance of the National Office Portfolio Whole Loan is permitted at any time after the earlier to occur of (i) October 6, 2021 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

(3)	See “Escrows” section.

(4)	See table below titled “National Office Portfolio Properties.”

(5)	The increase in Net Operating Income from TTM 8/31/2017 to UW is primarily due to an increase in portfolio-wide occupancy from 72.1% as of 12/31/2016 to 77.5% as of 8/31/2017.

(6)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “National Office Portfolio Mortgage Loan”) is part of a whole loan (the “National Office Portfolio Whole Loan”) that is evidenced by six pari passu promissory notes (Notes A-1-A, A-1-B, A-2-A, A-3, A-4-B and A-5-A) secured by the fee interest encumbering an 18-property portfolio of office properties totaling 2,572,700 SF located throughout the Dallas, Texas metropolitan statistical area (“MSA”) (1,605,894 SF; 62.4% of NRA), the Atlanta, Georgia MSA (490,913 SF; 19.1% of NRA), the Phoenix, Arizona MSA (263,681 SF; 10.2% of NRA), and the Chicago, Illinois MSA (212,212 SF; 8.2% of NRA) (collectively, the “National Office Portfolio Properties” or the “National Office Portfolio”). The National Office Portfolio Whole Loan was originated on October 6, 2017 by Ladder Capital Finance LLC (“LCF”). The National Office Portfolio Whole Loan had an original principal balance of 185,000,000, has an outstanding principal balance as of the Cut-off Date of $184,784,901 and accrues interest at an interest rate of 4.610% per annum. The National Office Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The National Office Portfolio Whole Loan matures on October 6, 2027.

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The National Office Portfolio Mortgage Loan, which is evidenced by the non-controlling Note A-3 and will be contributed to the WFCM 2017-C41 trust, had an original principal balance of $30,000,000 and has an outstanding principal balance as of the Cut-off Date of $29,965,119. The non-controlling Note A-5-A, with an aggregate original principal balance of $35,000,000 was contributed to the UBS 2017-C5 trust. The controlling Note A-1-A and the non-controlling Notes A-1-B and A-4-B, with an aggregate original principal balance of $95,000,000, are currently held by LCF or an affiliate and are expected to be contributed one or more future trusts. The remaining non-controlling Note A-2-A with an original principal balance of $25,000,000 is currently held by Cantor Commercial Real Estate Lending, L.P. (“CCRE”) or an affiliate and is expected to be contributed to one or more future trusts. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1-A	$35,000,000	LCF or an affiliate	Yes
A-1-B	$20,000,000	LCF or an affiliate	No
A-2-A	$25,000,000	CCRE or an affiliate	No
A-3	$30,000,000	WFCM 2017-C41	No
A-4-B	$40,000,000	LCF or an affiliate	No
A-5-A	$35,000,000	UBS 2017-C5	No
Total	$185,000,000

The defeasance lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last National Office Portfolio promissory note to be securitized and (ii) October 6, 2021. Following the lockout period, the borrower has the right to defease the National Office Portfolio Whole Loan in whole, but not in part, on any date before July 6, 2027. In addition, the National Office Portfolio Whole Loan is prepayable without penalty on or after July 6, 2027, in whole, but not in part.

Sources and Uses

Sources			Uses
Original whole loan amount	$185,000,000	99.7%	Loan Payoff(1)	$169,099,307	91.2%
Sponsor’s new cash contribution	500,000	0.3	Reserves	14,103,328	7.6
			Closing costs	2,297,365	1.2
Total Sources	$185,500,000	100.0%	Total Uses	$185,500,000	100.0%
(1)	The loan payoff includes $129,463,638 of the previous loan amount for the National Office Portfolio Properties (as defined below) as well as $39,635,669 in an additional required pay down of the Beal Bank Facility (as defined below).

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The Properties. The National Office Portfolio is comprised of 18 office properties totaling 2,572,700 square feet located throughout the Dallas, Texas metropolitan statistical area (1,605,894 square feet; 62.4% of net rentable area; 64.0% U/W NOI), the Atlanta, Georgia MSA (490,913 square feet; 19.1% of net rentable area; 17.8% U/W NOI), the Phoenix, Arizona metropolitan statistical area (263,681 square feet; 10.2% of net rentable area; 4.7% U/W NOI), and the Chicago, Illinois metropolitan statistical area (212,212 SF; 8.2% of net rentable area; 13.5% U/W NOI). The National Office Portfolio Properties were constructed between 1973 and 1987 and range in size from 46,769 square feet to 381,383 square feet. The National Office Portfolio Properties are 77.5% occupied as of August 31, 2017 and are leased to more than 1,000 tenants.

The following table presents certain information relating to the National Office Portfolio Properties:

National Office Portfolio Properties

Property Name	City, State	Allocated Cut-Off Date Balance(1)	% of Portfolio Cut-Off Date Balance	Occupancy(2)	Year Built/Renovated	Net rentable area	Appraised Value	Allocated LTV(1)(3)
8330 LBJ Freeway	Dallas, TX	$34,212,175	18.5%	85.3%	1984/2010	381,383	$42,750,000	80.0%
101 East Park Boulevard	Plano, TX	$26,788,816	14.5%	87.1%	1983/2012	225,445	$36,100,000	74.2%
13601 Preston Road	Dallas, TX	$21,520,948	11.6%	82.0%	1973/2009	261,975	$27,500,000	78.3%
1750 East Golf Road	Schaumburg, IL	$17,479,653	9.5%	97.3%	1985/2013	212,212	$35,400,000	49.4%
14800 Quorum Drive	Addison, TX	$9,708,699	5.3%	76.7%	1981/2011	103,877	$13,550,000	71.7%
1995 North Park Place	Atlanta, GA	$8,629,954	4.7%	76.9%	1985/2013	99,920	$12,200,000	70.7%
Northlake - 2295 Parklake Dr NE	Atlanta, GA	$8,522,080	4.6%	79.8%	1973/2014	121,528	$10,600,000	80.4%
4751 Best Road	Atlanta, GA	$8,090,582	4.4%	84.2%	1987/2013	93,084	$11,900,000	68.0%
The Centre - 4099 McEwen Road	Farmers Branch, TX	$7,029,817	3.8%	77.6%	1979/2013	123,711	$11,800,000	59.6%
The Centre - 4101 McEwen Road	Farmers Branch, TX	$7,029,817	3.8%	61.3%	1979/2013	124,326	$12,100,000	58.1%
11225 North 28th Drive	Phoenix, AZ	$6,580,340	3.6%	78.6%	1982/2011	135,501	$9,070,000	72.6%
10000 North 31st Ave	Phoenix, AZ	$5,909,121	3.2%	64.4%	1982/2012	128,180	$9,900,000	59.7%
The Centre - 4001 McEwen Road	Farmers Branch, TX	$5,493,605	3.0%	70.3%	1980/2013	95,192	$10,000,000	54.9%
4425 W Airport Fwy	Irving, TX	$4,638,600	2.5%	71.6%	1981/2015	85,212	$8,400,000	55.2%
Northlake - 2302 Parklake Dr NE	Atlanta, GA	$4,095,233	2.2%	42.3%	1979/2014	111,223	$11,800,000	34.7%
Northlake - 2305&2309 Parklake Dr NE	Atlanta, GA	$3,362,086	1.8%	70.0%	1973/2014	65,158	$5,880,000	57.2%
12100 Ford Road	Farmers Branch, TX	$3,096,396	1.7%	57.2%	1979/2012	158,004	$12,500,000	24.8%
The Centre - 4000N&S McEwen Road	Farmers Branch, TX	$2,596,977	1.4%	100.0%	1979/2013	46,769	$6,300,000	41.2%
Total/Weighted Average		$184,784,901	100.0%	77.5%		2,572,700	$287,750,000	64.2%

(1)	Allocated Cut-off Date Balance is based on the National Office Portfolio Whole Loan Cut-off Date balance.

(2)	Information obtained from the underwritten rent roll dated August 31, 2017.

(3)	There are no release provisions in the National Office Portfolio Whole Loan documents.

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The following table presents certain information relating to the tenancies at the National Office Portfolio Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Career Education Corporation	NR/NR/NR	116,387	4.5%	$27.29	$3,176,713	8.8%	5/31/2020
Trinity Universal Insurance Co(4)	A-/A3/A-	84,114	3.3%	$16.50	$1,387,881	3.9%	6/30/2025
Assurance Agency, Ltd(5)	NR/NR/NR	63,113	2.5%	$27.19	$1,716,198	4.8%	9/30/2023
Nurtur Health, Inc.(6)	NR/NR/NR	47,780	1.9%	$16.50	$788,370	2.2%	12/31/2020
Centene Corporation(6)	NR/NR/NR	46,769	1.8%	$16.00	$748,304	2.1%	12/31/2020
Total Major Tenants		358,163	13.9%	$21.83	$7,817,466	21.7%

Non-Major Tenants		1,635,654	63.6%	$17.22	$28,172,756	78.3%

Occupied Collateral Total		1,993,817	77.5%	$18.05	$35,990,222	100.0%

Vacant Space		578,883	22.5%

Collateral Total		2,572,700	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include rent escalations through May 1, 2018

(4)	Trinity Universal Insurance Co has a one-time termination option right effective June 30, 2022 with nine months’ notice.

(5)	Assurance Agency, Ltd has a one-time termination option right effective September 30, 2019 with 12 months’ notice and payment of a termination fee.

(6)	Centene Corporation and Nurtur Health, Inc. are affiliates.

The following table presents certain information relating to the lease rollover schedule at the National Office Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)(4)
MTM/Other	51	39,513	1.5%	39,513	1.5%	$270,677	0.8%	$6.85
2017	109	85,872	3.3%	125,385	4.9%	$1,444,085	4.0%	$16.82
2018	497	472,242	18.4%	597,627	23.2%	$8,109,026	22.5%	$17.17
2019	136	237,336	9.2%	834,963	32.5%	$3,923,323	10.9%	$16.53
2020	129	453,555	17.6%	1,288,518	50.1%	$8,888,453	24.7%	$19.60
2021	48	169,035	6.6%	1,457,553	56.7%	$2,752,426	7.6%	$16.28
2022	41	125,942	4.9%	1,583,495	61.5%	$2,295,525	6.4%	$18.23
2023	16	178,109	6.9%	1,761,604	68.5%	$3,897,421	10.8%	$21.88
2024	7	31,737	1.2%	1,793,341	69.7%	$579,435	1.6%	$18.26
2025	7	105,069	4.1%	1,898,410	73.8%	$1,756,997	4.9%	$16.72
2026	5	11,420	0.4%	1,909,830	74.2%	$237,306	0.7%	$20.78
2027	3	29,575	1.1%	1,939,405	75.4%	$732,317	2.0%	$24.76
2028 & Beyond	5	54,412	2.1%	1,993,817	77.5%	$1,103,231	3.1%	$20.28
Vacant	0	578,883	22.5%	2,572,700	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1,054	2,572,700	100.0%			$35,990,222	100.0%	$18.05

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and which are not reflected in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent and Annual U/W Base Rent PSF include rent escalations through May 1, 2018.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the National Office Portfolio Properties:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	8/31/2017(2)
66.3%	70.7%	72.1%	77.5%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the National Office Portfolio Properties:

Cash Flow Analysis

	2014	2015	2016	TTM 8/31/2017(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$29,707,261	$31,605,828	$29,782,062	$32,129,184	$35,148,882(2)	91.0%	$13.66(2)
Grossed Up Vacant Space	0	0	0	0	10,595,946	27.4	4.12
Total Reimbursables	1,053,998	1,438,663	1,599,768	1,768,146	2,773,638	7.2	1.08
Other Income	675,665	835,275	680,692	707,505	707,505	1.8	0.28
Less Vacancy & Credit Loss	0	0	0	0	(10,595,946)(3)	(27.4)	(4.12)
Effective Gross Income	$31,436,924	$33,879,766	$32,062,523	$34,604,835	$38,630,025	100.0%	$15.02

Total Operating Expenses	16,957,854	17,492,296	17,768,808	17,986,810	18,051,854	46.7	7.02

Net Operating Income	$14,479,070	$16,387,470	$14,293,715	$16,618,026	$20,578,171	53.3%	$8.00
TI/LC	0	0	0	0	1,286,350	3.3	0.50
Capital Expenditures	0	0	0	0	643,175	1.7	0.25
Net Cash Flow	$14,479,070	$16,387,470	$14,293,715	$16,618,026	$18,648,646	48.3%	$7.25

NOI DSCR(4)	1.27x	1.44x	1.25x	1.46x	1.81x
NCF DSCR(4)	1.27x	1.44x	1.25x	1.46x	1.64x
NOI DY(4)	7.8%	8.9%	7.7%	9.0%	11.1%
NCF DY(4)	7.8%	8.9%	7.7%	9.0%	10.1%
(1)	The increase in Net Operating Income from TTM 8/31/2017 to U/W is primarily due to an increase in portfolio wide occupancy from 72.1% as of 12/31/2016 to 77.5% as of 8/31/2017.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2018, totalling $429,625.

(3)	The underwritten economic vacancy is 21.8%. As of August 31, 2017, the National Office Portfolio Properties were 77.5% physically occupied.

(4)	The debt service coverage ratios and debt yields are based on the National Office Portfolio Whole Loan.

Appraisal. As of the appraisal valuation dates ranging from July 13, 2017 to July 18, 2017, the National Office Portfolio Properties had an “as-is” appraised value of $287,750,000.

Environmental Matters. According to the Phase I environmental site assessments ranging from July 20, 2017 to July 31, 2017, there are no recognized environmental conditions at the National Office Portfolio Properties.

Market Overview and Competition. The National Office Portfolio Properties are located across the Dallas, Texas MSA (ten properties), the Atlanta, Georgia MSA (five properties), the Phoenix, Arizona MSA (two properties), and the Chicago, Illinois MSA (one property).

Dallas:

There are 10 National Office Portfolio Properties located in the Dallas, Texas MSA totaling 1,605,894 square feet (62.4% of total portfolio square feet), which generate $11,963,658 in U/W NCF (64.2% of total underwritten base rent). According to the appraisal, the Dallas/Fort Worth office market has an inventory of 359.2 million square feet of office space with 705,773 square feet of positive absorption. As of second quarter 2017, the Dallas-Fort Worth metropolitan statistical area office market is 85.7% occupied with an average asking rent of $24.64 per square foot. The properties are located in several submarkets: LBJ Freeway, Richardson/Plano, Las Colinas, and Mid Cities, which are discussed below.

According to the appraisal, the LBJ Freeway office submarket contains a total inventory of approximately 22.6 million square feet of office space across 265 buildings. As of the second quarter 2017, the LBJ Freeway office submarket had a direct vacancy rate of 22.1% and a weighted average rental rate of $21.83 PSF. The Richardson/Plano office submarket contains a total inventory of 40.8 million square feet of office space across 1,371 buildings. As of the second quarter of 2017, the Richardson Plano office submarket had a direct vacancy rate of 15.3% and a direct weighted average rental rate of $24.20 per square foot. The Las Colinas submarket contains a total inventory of 39.8 million SF of office space across 433 buildings. As of the second quarter of 2017, the Las Colinas office submarket had a direct vacancy rate of 14.5% and a direct weighted average rental rate of $25.03 per square foot. The Mid-Cities office submarket contains a total inventory of approximately 40.3 million square feet of office space across 2,578 buildings. As of the second quarter 2017, the Mid-Cities office submarket had a direct vacancy rate of 13.3% and a weighted average rental rate of $21.73 per square foot.

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The following table presents certain market information relating to the National Office Portfolio Properties located in Dallas:

Dallas Office Market and Submarket Overview(1)

Submarket	Inventory (SF)	Number of Buildings	Direct Vacancy Rate	Under Construction SF	Direct Net Absorption 2Q2017	Direct Wtd. Avg. Rental Rate (PSF)

Las Colinas	39,798,523	433	14.5%	845,749	783,960	$25.03
LBJ Freeway	22,597,412	265	22.1%	0	(34,659)	$21.83
Mid-Cities	40,307,595	2,578	13.3%	752,298	(139,772)	$21.73
Richardson/Plano	40,752,851	1,371	15.3%	866,960	(8,030)	$24.20
(1)	Information is based on the appraisals.

Atlanta:

There are five National Office Portfolio Properties located in the Atlanta, Georgia MSA totaling 490,913 square feet (19.1% of total portfolio square feet) which generate $3,295,050 in U/W NCF (20.6% of total underwritten base rent). As of the second quarter 2017, the Atlanta office submarket is 88.1% occupied with an average asking rent of $22.71 per square foot. Total office inventory in the Atlanta market area amounted to 307,054,764 square feet in 16,077 buildings for the same period. Quoted rents in the market are on average $22.71 PSF, and have seen a steady increase since a 10-year low of $18.78 per square foot in 2012. In the Atlanta market, there is currently 5,273,668 square feet of office space under construction. The properties are located in several submarkets: Northlake, South Atlanta, and Northwest Atlanta, which are discussed below.

According to the appraisal, the Northlake office submarket contains a total inventory of approximately 29.8 million square feet across 2,308 buildings. As of the second quarter 2017, the Northlake office submarket had a direct vacancy rate of 10.0% and a weighted average rental rate of $18.67 per square foot. The South Atlanta office submarket contains a total inventory of 24.7 million square feet of office space across 2,560 buildings. As of the second quarter 2017, the South Atlanta office submarket had a direct vacancy rate of 10.3% and a direct weighted average rental rate of $16.70 per square foot. The Northwest Atlanta office submarket contains a total inventory of 50.2 million square feet of office space across 3,185 buildings. As of the second quarter 2017, the Northwest Atlanta office submarket had a direct vacancy rate of 12.0% and a weighted average rental rate of $21.65 per square foot.

The following table presents certain market information relating to the National Office Portfolio Properties located in Atlanta:

Atlanta Office Market and Submarket Overview(1)

Submarket	Inventory (SF)	Number of Buildings	Direct Vacancy Rate	Under Construction SF	Direct Net Absorption 2Q2017	Direct Wtd. Avg. Rental Rate (PSF)

Northlake	29,818,728	2,308	10.0%	319,066	(244,795)	$18.67
Northwest Atlanta	50,157,394	3,185	12.0%	762,139	157,831	$21.65
South Atlanta	24,714,942	2,560	10.3%	60,000	224,395	$16.70
(1)	Information is based on the appraisals.

The Borrower. The borrower is JBA Portfolio, LLC (the “National Office Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the National Office Portfolio Whole Loan. Andrew J. Segal is the borrower sponsor and nonrecourse carve-out guarantor.

The Borrower Sponsor. The borrower sponsor is Andrew J. Segal, who is the Chairman & CEO of Boxer Property, which specializes in acquiring underperforming assets and engaging in leasing programs to attract smaller commercial tenants. The Boxer Property portfolio currently includes 90 properties totaling 12,005,023 SF of office space, 1,265 hotel keys, and 1,090,395 SF of retail. The properties are located in Texas, Illinois, Georgia, Arizona, Colorado, Massachusetts, California, Ohio, New Jersey, and Minnesota.

Escrows. The National Office Portfolio Whole Loan documents provide for escrows in the amount of $2,076,255 for upfront tax reserves and $337,483 to be collected on a monthly basis. The National Office Portfolio Whole Loan documents also provide for upfront insurance premium reserves of $271,808 and $20,908 to be collected on a monthly basis. At origination, a replacement reserve was established in the amount of $150,000. Throughout the loan term $53,598 per month ($0.02 PSF) will be deposited in the replacement reserve on an ongoing basis. Such replacement reserve is capped at $1,157,715 ($0.45 PSF), however, collections

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will resume if the reserve is drawn down upon. In addition, every four years, the National Office Portfolio Borrower will be required to provide a summary of the capital expenditures for the prior four-year period, and if such expenditures exceeded $0.45 PSF, the National Office Portfolio Borrower will be required to make additional deposits into the replacement reserve during the following 24 months equal to 1/24th of such excess. At origination, $196,044 was collected to complete all deferred maintenance items identified by the engineer. The National Office Portfolio Borrower has covenanted to complete all repairs within 180 days of origination with the exception of the fire/life safety/ADA items which are to be completed within 60 days of origination.

At origination, $7,176,724 ($2.79 PSF) was collected upfront for future tenant improvements and leasing commissions in connection with new leases at the National Office Portfolio Properties. If such reserve falls below $3,859,050 ($1.50 PSF), the National Office Portfolio Borrower is required to replenish such reserve at a rate of $0.50 PSF per year ($1,286,350) to the cap of $3,859,050 ($1.50 PSF). The National Office Portfolio Borrower is permitted to use TI/LC reserve funds to renovate vacant space without having a tenant for a cost up to $10 PSF for a cumulative square footage not to exceed the aggregate cap of 150,000 SF during the loan term. At origination, $2,575,793 was collected in connection with outstanding obligations owed by the National Office Portfolio Borrower to tenants and $1,656,704 was collected in connection with free rent owed tenants. Funds will be disbursed based on the schedule within the related National Office Portfolio Properties Loan agreement.

Lockbox and Cash Management. A hard lockbox is in place with respect to the National Office Portfolio Whole Loan. The National Office Portfolio Whole Loan has springing cash management during the continuance of a Cash Flow Sweep Event (as defined below). On a daily basis, funds on deposit in the lockbox account will be transferred to the National Office Portfolio Borrower’s operating account, provided that during the continuance of a Cash Flow Sweep Event, funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the National Office Portfolio Whole Loan documents, with any excess cash held by the lender as additional collateral for the National Office Portfolio Whole Loan. Upon the termination of any Cash Flow Sweep Event, excess cash will no longer be held by the lender and, provided that no other Cash Flow Sweep Event is then in effect, all amounts then on deposit in the lockbox account will be disbursed to the National Office Portfolio Borrower.

A “Cash Flow Sweep Event” will occur if (i) an event of default occurs under the loan documents, (ii) an event of default occurs under the management agreement, or (iii) the debt service coverage ratio falls below 1.15x, based on trailing three-month income (a “DSCR Sweep Event”). A Cash Flow Sweep Event will continue until, in regard to clause (i) above, the cure of such event of default, or in regard to clause (ii) above, a replacement manager acceptable to the lender is put in place, or in regard to clause (iii) above, the debt service coverage ratio is in excess of 1.25x for two consecutive quarters.

In the event a DSCR Sweep Event occurs, in lieu of establishing the clearing management account, the National Office Portfolio Borrower may elect to post cash collateral in the sum of $209,000 per month during the DSCR Sweep Event with the lender (such deposit, the “Sweep Event Deposit”), to be held as additional collateral for the National Office Portfolio Whole Loan and applied in accordance with the loan documents; provided that if the National Office Portfolio Borrower makes such election, upon the National Office Portfolio Borrower’s failure to make any monthly Sweep Event Deposit, the National Office Portfolio Borrower will be required to establish the cash management account and the National Office Portfolio will be subject to in-place cash management. Provided that another Cash Flow Sweep Event is not then occurring, upon the date that the DSCR Sweep Event is cured (by the debt service coverage ratio being in excess of 1.25x for two consecutive quarters) the Sweep Event Deposit will be returned in full to the National Office Portfolio Borrower, and provided that no other Cash Flow Sweep Event then exists, any amounts in the cash management account will be returned to the National Office Portfolio Borrower.

Property Management. The National Office Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the National Office Portfolio Properties in their entirety, provided that certain other conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by the lender, rating agency confirmation from the applicable rating agencies that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C41 certificates and similar confirmations from each rating agency rating any securities backed by the National Office Portfolio companion loans with respect to the ratings of such securities.

Partial Release. Not permitted

Real Estate Substitution. Not permitted.

Beal Bank Pledge. The National Office Portfolio Properties were collateral under a large corporate facility that Boxer F2, L.P. has with Beal Bank USA, a Nevada Thrift (“Beal Bank”), in the original principal amount of $464,000,000 (the “Beal Bank Facility”). In connection with funding of the National Office Portfolio Whole Loan, each National Office Portfolio Property was released from the Beal Bank Facility and dropped into a newly-formed SPE subsidiary of the Beal Bank Facility borrower. The Beal Bank Facility will continue to provide that the parent of the National Office Portfolio Borrower (i.e. the Beal Bank Facility borrower) will be required to submit any and all distributions received from the National Office Portfolio Whole Loan borrower to Beal Bank, including periodic distributions and net proceeds of any sale or refinancing. These remaining obligations of the parent company are secured by a pledge to Beal Bank of ownership interests in the National Office Portfolio Whole Loan borrower (the “Beal Pledge”). The Beal Pledge does not secure any principal amount or regular payments and may only be foreclosed upon in the event of the failure of the parent to make the required payments of distributions to Beal Bank (the parent is only obligated to make distributions to Beal Bank if it receives distributions from the property owner) or upon the occurrence of an event of default under the National Office Portfolio Whole Loan. The Beal Pledge is subject to an intercreditor agreement with the National Office Portfolio Whole Loan lender which will permit Beal Bank to foreclose upon the equity in the National Office Portfolio Whole Loan borrower as long as the foreclosing party is Beal Bank or another qualified transferee (provided that Beal Bank or such other qualified transferee has assets (in name or under

A-3-70

NATIONAL OFFICE PORTFOLIO

management or advisement in excess) of $1 billion and capital surplus/equity or market capitalization of at least $400 million). Beal Bank also has additional cure rights beyond the National Office Portfolio Borrower cure periods and consistent with customary intercreditor provisions. Beal Bank has an option to purchase the National Office Portfolio Properties in the event that (i) the National Office Portfolio Whole Loan has been accelerated or (ii) the lender under the National Office Portfolio Whole Loan has received written notice from the National Office Portfolio Borrower that it will no longer perform under the loan. Beal Bank is pre-approved as an assuming National Office Portfolio Borrower pursuant to the National Office Portfolio Whole Loan documents as long as it is a qualified transferee at the time of the assumption (and meets the required net worth and capital surplus/equity or market capitalization test); Beal Bank is otherwise required to satisfy all of the assumption requirements in the National Office Portfolio Whole Loan documents in connection with an exercise of its purchase option for the National Office Portfolio Properties.

Subordinate and Mezzanine Indebtedness. In connection with a sale of the National Office Portfolio Properties and assumption of the National Office Portfolio Whole Loan by the purchaser, the loan documents permit mezzanine financing from an institutional lender subject to: (i) no event of default under the related loan documents has occurred and is continuing, (ii) a maximum combined loan-to-value ratio up to 70.0%, (iii) a minimum combined net operating income debt yield of 11.12%, (iv) the lender’s review and approval of (a) the terms and conditions of the mezzanine loan and the mezzanine loan documents and (b) the structure of the mezzanine borrower, (v) the receipt of a rating agency confirmation from each of the applicable rating agencies that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C41 certificates or any other securities evidencing an interest in a National Office Portfolio companion loan, and (vi) the execution of an intercreditor agreement acceptable to the lender.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the National Office Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with an up to six-month extended period of indemnity.

A-3-71

HGI SAVANNAH HISTORIC DISTRICT

A-3-72

HGI SAVANNAH HISTORIC DISTRICT

HGI Savannah Historic District
321 West Bay Street
Savannah, GA 31401
Savannah River
Savannah River
Hutchinson Island
Club at Savannah Harbor
Savannah Harbor Pkwy
Grand Prize of America Ave
Savannah Intl. Trade & Convention Ctr.
The Westin Savannah Harbor
TRADE CTR. LANDING
TALMADGE MEMORIAL BRIDGE
Port of Savannah 5 miles
Savannah/ Hilton Head Intl. Airport 9 miles
W. River St.
E. River St.
Village Craftsmen
CITY HALL LANDING
SAVANNAH BELLES FERRY
Rousakis Riverfront Plaza
River Street Market Place
WAVING GIRL LANDING
Savannah Marriott Riverfront
Hyatt Regency
City Hall
Hotel Indigo
W. Bay St.
E. Bay St.
Tiffani Taylor Gallery
Andaz Savannah
Garden Assembly Room
Yamacraw Village
Ships of the Sea Maritime Museum
City Market
Downtown
General McIntosh Blvd.
Lucas Theatre for the Arts
Trustees Theater
W. Broughton St.
E. Broughton St.
Chatham County Courthouse
Art Center at City Market
Owens-Thomas House
Davenport House Museum
E. President St.
W. Oglethorpe Ave.
E. Oglethorpe Ave.
Jepson Center for the Arts
SAVANNAH
Telfair Academy of Art and Science
Savannah College of Art and Design
SCAD Museum of Art
COLONIAL PARK CEMETERY
Savannah Civic Center
Coastal Georgia Center
Savannah History Museum
W. Liberty St.
E. Liberty St.
Historic District
CHATHAM COUNTY
Wheaton St.
GA State Railroad Museum
W. Harris St.
Savannah Children's Museum
W. Jones St.
Hurn Museum of Contemporary Folk Art
W. Taylor St.
R.M. Gilbert Civil Rights Museum
W. Gordon St.
Massie Heritage Center
W. Gaston St.
Fountain at Forsyth Park
Savannah Law School
W. Hall St.
Grand Bohemian Gallery
Forsyth Park
W. Gwinnett St.
W. Bolton St.
Emerald St.
W. Waldburg St.
W. Park Ave.
Victorian District
MLK Blvd.
Montgomery St.
Barnard St.
Whitaker St.
Drayton St.
Abercorn St.
Habersham St.
Price St.
E. Broad St.
Lincoln St.
Jefferson St.
Bull St.
17
25
16
CHATTANOOGA
CHARLOTTE
ATLANTA
AUGUSTA
COLUMBIA
MACON
COLUMBUS
SAVANNAH
TALLAHASSEE
JACKSONVILLE
GEORGIA
SOUTH CAROLINA
FLORIDA
AL
Dalton
Rome
Gainesville
Athens
Greenville
Anderson
Rock Hill
Sumter
Orangeburg
Decatur
LaGrange
Milledgeville
Auburn
Dublin
Statesboro
Americus
Vidalia
Cordele
Albany
Tifton
Douglas
Waycross
Valdosta
Kingsland
Moultrie
Thomasville
Bainbridge
Dothan
Eufaula
Ozark
Hinesville
Beaufort
St. Simons
St. Marys

A-3-73

No. 7 – HGI Savannah Historic District

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Property Type:	Hospitality
Original Principal Balance:	$26,500,000	Specific Property Type:	Select Service
Cut-off Date Balance:	$26,500,000	Location:	Savannah, GA
% of Initial Pool Balance:	3.4%	Size:	133 Rooms
Loan Purpose:	Refinance	Cut-off Date Balance Per Room:	$199,248
Borrower Name:	NP Bay Ventures, LLC	Year Built/Renovated:	2005/2011
Sponsors:	S. Jay Patel	Title Vesting:	Fee
Mortgage Rate:	4.550%	Property Manager:	Self-managed
Note Date:	October 31, 2017	4th Most Recent Occupancy (As of):	94.1% (12/31/2013)
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy (As of):	91.6% (12/31/2014)
Maturity Date:	November 11, 2027	2nd Most Recent Occupancy (As of):	87.8% (12/31/2015)
IO Period:	None	Most Recent Occupancy (As of)(2):	91.8% (12/31/2016)
Loan Term (Original):	120 months	Current Occupancy (As of)(2):	90.6% (8/31/2017)
Seasoning:	0 months
Amortization Term (Original):	360 months	Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360	4th Most Recent NOI (As of):	$3,699,891 (12/31/2014)
Call Protection:	L(24),D(91),O(5)	3rd Most Recent NOI (As of):	$3,939,659 (12/31/2015)
Lockbox Type:	Springing	2nd Most Recent NOI (As of)(2):	$3,290,794 (12/31/2016)
Additional Debt:	None	Most Recent NOI (As of)(2):	$3,119,385 (TTM 8/31/2017)
Additional Debt Type:	NAP	U/W Revenues(2):	$8,930,140
U/W Expenses:	$5,631,974
U/W NOI(2):	$3,298,166
U/W NCF:	$2,940,961
U/W NOI DSCR:	2.03x
Escrows and Reserves:	U/W NCF DSCR:	1.81x
U/W NOI Debt Yield:	12.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.1%
Taxes	$46,645	$46,648	NAP	As-Stabilized Appraised Value(3):	$56,100,000
Insurance	$0	Springing(1)	NAP	As-Stabilized Appraisal Valuation Date(3):	September 1, 2018
FF&E Reserve	$0	(1)	NAP	Cut-off Date LTV Ratio(3):	47.2%
PIP Reserve	$7,000,000	$0	NAP	LTV Ratio at Maturity or ARD(3):	38.3%

(1)	See “Escrows” section.

(2)	See the table titled “Cash Flow Analysis”.

(3)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “HGI Savannah Historic District Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a select service hotel located in Savannah, Georgia (the “HGI Savannah Historic District Property”). The HGI Savannah Historic District Mortgage Loan was originated on October 31, 2017 by Wells Fargo Bank, National Association. The HGI Savannah Historic District Mortgage Loan had an original principal balance of $26,500,000, has an outstanding principal balance as of the Cut-off Date of $26,500,000 and accrues interest at an interest rate of 4.550% per annum. The HGI Savannah Historic District Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule through the term of the HGI Savannah Historic District Mortgage Loan. The HGI Savannah Historic District Mortgage Loan matures on November 11, 2027.

A-3-74

HGI SAVANNAH HISTORIC DISTRICT

Following the lockout period, the borrower has the right to defease the HGI Savannah Historic District Mortgage Loan in whole, but not in part, on any payment date before July 11, 2027. In addition, the HGI Savannah Historic District Mortgage Loan is prepayable without penalty on or after July 11, 2027.

Sources and Uses

Sources			Uses
Original loan amount	$26,500,000	98.2%	Loan payoff	$19,532,383	72.4%
Borrower sponsor equity contribution	490,592	1.8	PIP reserve	7,000,000	25.9
			Real estate tax reserve	46,645	0.2
			Closing costs	411,564	1.5
Total Sources	$26,990,592	100.0%	Total Uses	$26,990,592	100.0%

The Property. The HGI Savannah Historic District Property consists of a six-story, select-service hotel comprised of 133 guestrooms located in the historic district of Savannah, Georgia. The HGI Savannah Historic District Property is situated on a 0.4-acre parcel, and amenities include a restaurant, outdoor heated pool and whirlpool, fitness center, guest laundry facilities, 24-hour business center, sundry shop, and approximately 1,364 square feet of meeting space. The HGI Savannah Historic District Property contains 81 king guestrooms and 52 queen/queen guestrooms, of which 30 rooms are two-bedroom suites. All guestrooms feature a microwave, refrigerator, 37” flat screen television, desk and complimentary high-speed internet access. The HGI Savannah Historic District Property contains 67 parking spaces within a subterranean garage, accounting for a parking ratio of 0.5 spaces per room.

The HGI Savannah Historic District Property was built in 2005, and the borrower commenced a property improvement plan (“PIP”) totaling approximately $7.0 million in November 2017 ($52,632 per key). The PIP is scheduled for completion by February 2018 and was reserved for at the origination of the HGI Savannah Historic District Mortgage Loan. Planned PIP renovations include new soft and case goods, new guestroom bathrooms (approximately 90% are expected to convert from bathtubs to walk-in showers), new flooring, upgraded lighting fixtures and new signage. In addition, the borrower plans to modernize and expand the restaurant with a bar area, renovate the lobby and expand the 24-hour pantry.

According to the appraisal, the demand segmentation for the HGI Savannah Historic District Property is 15% commercial, 75% leisure, and 10% meeting and group. The hotel franchise agreement with Hilton Inns, Inc. expires on February 28, 2028.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the HGI Savannah Historic District Property:

Cash Flow Analysis

	2014	2015	2016(1)	TTM 8/31/2017(1)	U/W(1)	% of U/W Total Revenue	U/W $ per Room
Occupancy	91.6%	87.8%	91.8%	90.6%	92.1%
ADR	$150.41	$167.71	$158.82	$162.85	$164.22
RevPAR	$137.83	$147.33	$145.81	$147.58	$151.31

Room Revenue	$6,691,130	$7,152,193	$7,097,968	$7,164,316	$7,345,497	82.3%	$55,229
F&B Revenue	607,853	676,043	609,866	559,707	573,779	6.4	4,314
Other Revenue	784,882	843,409	906,590	939,812	1,010,864	11.3	7,600
Total Revenue	$8,083,865	$8,671,645	$8,614,424	$8,663,835	$8,930,140	100.0%	$67,144

Total Department Expenses	2,092,039	2,285,501	2,467,861	2,505,074	2,545,546	28.5	19,139
Gross Operating Profit	$5,991,826	$6,386,144	$6,146,563	$6,158,761	$6,384,593	71.5%	$48,004

Total Undistributed Expenses	1,983,341	2,008,959	2,187,866	2,371,472	2,415,427	27.0	18,161
Profit Before Fixed Charges	$4,008,485	$4,377,184	$3,958,697	$3,787,288	$3,969,166	44.4%	$29,843

Total Fixed Charges	308,594	437,526	667,903	667,903	671,000	7.5%	5,045

Net Operating Income	$3,699,891	$3,939,659	$3,290,794	$3,119,385	$3,298,166	36.9%	$24,798
FF&E	0	0	0	0	357,206	4.0	2,686
Net Cash Flow	$3,699,891	$3,939,659	$3,290,794	$3,119,385	$2,940,961	32.9%	$22,112

NOI DSCR	2.28x	2.43x	2.03x	1.92x	2.03x
NCF DSCR	2.28x	2.43x	2.03x	1.92x	1.81x
NOI DY	14.0%	14.9%	12.4%	11.8%	12.4%
NCF DY	14.0%	14.9%	12.4%	11.8%	11.1%

(1)	The HGI Savannah Historic District Property lost approximately 735 room nights in October 2016 due to Hurricane Matthew. The 2016 and TTM 8/31/2017 statements reflect actual performance and exclude any revenue for such lost room nights. If adjusted to include the occupancy and related revenue from the October 2016 lost room nights, the 2016 Occupancy, ADR, RevPAR, Net Operating Income, NOI DSCR and NOI DY would be 93.3%, $160.24, $149.54, $3,466,809, 2.14x and 13.1%, respectively; and the TTM 8/31/2017 Occupancy, ADR, RevPAR, Net Operating Income, NOI DSCR and NOI DY would be 92.1%, $164.22, $151.31, $3,295,400, 2.03x and 12.4%, respectively. The U/W Room Revenue is based on the TTM 8/31/2017 statement adjusted for the October 2016 lost room nights.

A-3-75

HGI SAVANNAH HISTORIC DISTRICT

Appraisal. The appraiser concluded to an “as-stabilized” appraised value of $56,100,000 with an appraisal valuation date of September 1, 2018. The “as-stabilized” appraised value assumes the completion of the ongoing PIP, which is scheduled for completion in February 2018 and was reserved for at the origination of the HGI Savannah Historic District Mortgage Loan (see “The Property” section above). The “as-is” appraised value is $46,000,000 with a valuation date of September 1, 2017. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the “as-is” appraised value are 57.6% and 46.6%, respectively.

Environmental Matters. According to a Phase I environmental assessment dated October 4, 2017, there was no evidence of any recognized environmental conditions at the HGI Savannah Historic District Property.

Market Overview and Competition. The HGI Savannah Historic District Property is located in the center of the Historic District of downtown Savannah, Georgia, along West Bay Street, just two blocks south of the Savannah River. The HGI Savannah Historic District Property is situated approximately one half mile from Interstate 16, 10 miles east of Interstate 95, and 13 miles from the Savannah/Hilton Head International Airport. According to the appraisal, the Savannah Historic District is a major tourist attraction known for its rich history, warm climate, walkable downtown, and numerous shops and restaurants. Savannah attracted approximately 13.9 million visitors in 2016, a 1.4% increase from 2015, of which 7.9 million were overnight visitors. Direct visitor spending in 2016 was approximately $2.8 billion, a 4.5% increase from 2015, contributing approximately $962 million to lodging. Additional demand drivers in the area include the Telfair Academy of Art and Science, The Port of Savannah (the fourth busiest port in the country) and the Savannah International Trade and Convention Center. The convention center, which is located directly across the river from the HGI Savannah Historic District Property, provides approximately 100,000 square feet of exhibit space, a 23,000-square foot grand ballroom, 20,000 square feet of meeting space, and a 376-seat auditorium.

According to the appraisal, the Savannah metropolitan statistical area had an estimated 2016 population of approximately 381,500 people, representing a compound annual growth rate of approximately 1.4% since 2011; and the area is forecasted to maintain a 1.1% compound annual growth rate through 2022.

The following table presents certain information relating to the HGI Savannah Historic District Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			HGI Savannah Historic District			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2017 TTM	82.6%	$157.20	$129.89	90.6%	$162.55	$147.31	109.7%	103.4%	113.4%
12/31/2016	80.9%	$154.40	$124.94	92.0%	$160.06	$147.31	113.7%	103.7%	117.9%
12/31/2015	80.2%	$152.38	$122.24	88.3%	$162.69	$143.65	110.1%	106.8%	117.5%
(1)	Information obtained from a third party hospitality research report dated September 18, 2017. The competitive set includes the following hotels: Hilton Garden Inn Savannah Historic District, Hampton Inn Savannah Historic District, Courtyard Savannah Downtown Historic District, Hampton Inn Suites Savannah Historic District, Holiday Inn Express Savannah Historic District and Springhill Suites Savannah Downtown Historic District.

The Borrower. The borrower is NP Bay Ventures, LLC, a Delaware limited liability company and single purpose entity with one independent director. S. Jay Patel serves as the guarantor of certain nonrecourse carveouts under the HGI Savannah Historic District Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is S. Jay Patel (the President and CEO of North Point Hospitality (“North Point”)). Founded in 1978, North Point is an Atlanta-based hospitality development and management company that has developed 35 hotels with a total investment of over $400 million. The company currently owns and operates eight Hilton and Marriott branded hotels in the southeast U.S. with six additional hotels under construction or in active development at a total project cost of over $230 million.

Escrows. The HGI Savannah Historic District Mortgage Loan documents provide for upfront escrows in the amount of $46,645 for real estate taxes and $7,000,000 for the PIP, which commenced in November 2017. The HGI Savannah Historic District loan documents provide for ongoing monthly escrows of $46,648 for real estate taxes.

Commencing with the monthly payment date occurring in December 2018, the HGI Savannah Historic District Mortgage Loan documents require ongoing monthly FF&E reserves equal to (i) 1/12 of 1% of the underwritten revenue up to and including the monthly payment date occurring in November 2019; followed by (ii) 1/12 of 2% of the underwritten revenue up to and including the monthly payment date occurring in November 2020; and (iii) thereafter, an amount equal to 1/12 of 4% of the underwritten revenue.

The HGI Savannah Historic District Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with evidence that the HGI Savannah Historic District Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

A-3-76

HGI SAVANNAH HISTORIC DISTRICT

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the HGI Savannah Historic District Mortgage Loan requires that the borrower establish a lockbox account and the borrower or property manager must cause all rents to be deposited directly into such lockbox account. During a Cash Trap Event Period, all excess cash flow after payment of all sums due and payable under the loan documents and all operating expenses will be retained by the lender as additional collateral for the HGI Savannah Historic District Mortgage Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or (ii) the debt service coverage ratio being less than 1.15x at the end of any calendar quarter; provided, however, that through May 2019, the net cash flow used to calculate the debt service coverage ratio for any month in which all guest rooms are not available to guests due to renovation work will be based on the applicable month from the prior year.

A Cash Trap Event Period will end:

●	with regard to clause (i), upon the cure of such event of default; and

●	with regard to clause (ii), upon the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters.

Property Management. The HGI Savannah Historic District Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the HGI Savannah Historic District Property provided that certain conditions are satisfied, including (i) no event of default under the HGI Savannah Historic District Mortgage Loan documents has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if requested by lender, rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C41 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the HGI Savannah Historic District Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm and Flood Insurance. The HGI Savannah Historic District Mortgage Loan documents require windstorm and flood insurance covering the full replacement cost of the HGI Savannah Historic District Property during the loan term. At the time of loan closing, the HGI Savannah Historic District Property had windstorm insurance coverage and flood insurance in the maximum limit available under the National Flood Insurance Program together with excess coverage.

A-3-77

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A-3-78

BELDEN PARK CROSSING

DICK'S
SPORTING GOODS

KOHL'S

JO-ANN
fabrics and crafts

MATTRESS FIRM

NAILS
YANKEE CANDLE

A-3-79

BELDEN PARK CROSSING

UNIVERSITY DRIVE
dressbarn
Party City
VCF VALUE CITY FURNITURE
TARGET
DICK'S
LOVELY NAILS
carter's
FAMOUS HAIR
Justice
ULTA
GameStop
David's Bridal
DSW
DRESSLER ROAD
JO-ANN
PETSMART
Ruby Tuesday
KeyBank
GOODYEAR
KOHL'S
MATTRESS FIRM
EVERHARD ROAD
N
Anchor / In-line
Vacant
Not Part of the Collateral

A-3-80

BELDEN PARK CROSSING

Akron-Canton Regional Airport
Akron 12 miles
Mt Pleasant St
The Timken Company World HQ
Shuffel St
241
77
Strausser St
Applegrove St
North Canton Plaza
Bob-O-Link Golf Club
Lake O' Springs Ave
Frank Ave
Pittsburg Ave
Cleveland Ave
Portage St
The Strip
North Canton
Easton St
Stark State College
Maple St
Kent State University at Stark
Schneider St
Whipple Ave
The Fairways of North Canton
Lake Cable
Glenwood St
Easthill St
43
Schneider Community Park
Belden Village Commons
Belden Village Mall
687
Belden Park Crossing
5496 Dressler Road
Canton, OH 44720
Market Ave
Middlebranch Ave
Brunnerdale Ave
Springbrook Plaza
Fulton Dr
44th St
Middlebranch Ave
Glenmoor Country Club
Everhard Rd
Tam O'Shanter Public Golf Course
Arboretum Park
Harrison Ave
37th St
Oak Park
Hills And Dales Rd
30th St Plaza
62
Fulton Dr
30th St
Atlantic Blvd
Malone University
25th St
Colonial Heights
Schreiber Park
STARK COUNTY
Brookside Country Club
Pro Football Hall of Fame
Tom Benson Hall of Fame Stadium
McKinley Memorial Park
Maple Ave
19th St
Harmont Ave
Perry Dr
Lakeside Ave
Meyers Lake Plaza
Meyers Lake
Mercy Medical Center
CANTON
Mahoning Rd
12th St NW
13th St
Canton Civic Center
12th St
153
Sippo Lake Park
Sippo Lake
Woodlawn Ave
Stark County Fairgrounds
McKinley Presidential Library & Museum
Arts in Stark Cultural Ctr. for the Arts
Cook Park
Republic Steel
8th St
172
Downtown
Perry Heights
Country Fair Shopping Center
Tuscarawas St
National First Ladies Library
Georgetown Rd
Aultman Hospital
Canton Classic Car Museum
Massillon 2 miles
297
Dueber Ave
M.K. Morse Company
Daimler Trucks
13th St SW
Whittier Park
30
Gregory Industries
Sherrick Rd
Navarre Rd
Crenshaw Park
Southway St
17th St
Genoa Ave
Gambrinus Ave
Shepler Church Ave
Bauhoff Park
Central Ave
Moore Ave
Waynesburg Dr
800
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Parkersburg
Athens
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WEST VIRGINIA
Portsmouth
Frankfort
KENTUCKY
Huntington
Charleston

A-3-81

No. 8 – Belden Park Crossing

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance:	$23,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$23,000,000			Location:	Canton, OH
% of Initial Pool Balance:	2.9%			Size:	483,984 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$105.38
Borrower Name:	Belden Park Delaware, LLC			Year Built/Renovated:	1995/2016
Sponsor:	Robert L. Stark			Title Vesting:	Fee
Mortgage Rate:	4.681%			Property Manager:	Self-managed
Note Date:	October 13, 2017			4th Most Recent Occupancy (As of)(4):	97.1% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4):	100.0% (12/31/2014)
Maturity Date:	November 6, 2027			2nd Most Recent Occupancy (As of)(4):	98.7% (12/31/2015)
IO Period:	24 months			Most Recent Occupancy (As of)(4):	93.6% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	96.7% (9/29/2017)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$5,144,476 (12/31/2014)
Call Protection(2):	L(24),D(92),O(4)			3rd Most Recent NOI (As of):	$5,227,077 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$5,500,754 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$5,059,261 (TTM 8/31/2017)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$7,866,498
				U/W Expenses:	$2,449,394
				U/W NOI(1):	$5,417,104
				U/W NOI DSCR(1):	1.71x
Escrows and Reserves(3):				U/W NCF DSCR(1):	1.61x
				U/W NOI Debt Yield(1):	10.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	10.0%
Taxes	$553,362	$110,672	NAP	As-Is Appraised Value:	$68,600,000
Insurance	$55,700	$6,963	NAP	As-Is Appraisal Valuation Date:	September 1, 2017
Replacement Reserves	$479,837	$6,010	NAP	Cut-off Date LTV Ratio(1):	74.3%
TI/LC Reserve	$250,000	$20,114	$1,500,000	LTV Ratio at Maturity or ARD(1):	63.8%
Deferred Maintenance	$2,500,000	$0	NAP

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Belden Park Crossing Whole Loan (as defined below).

(2)	The lockout period will be at least 24 payments, beginning with and including the first payment date of December 6, 2017. Defeasance of the Belden Park Crossing Whole Loan is permitted at any time after the earlier to occur of (i) October 13, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

(3)	See “Escrows” section.

(4)	See the table titled “Historical Occupancy.”

The Mortgage Loan. The mortgage loan (the “Belden Park Crossing Mortgage Loan”) is part of a whole loan (the “Belden Park Crossing Whole Loan”) that is evidenced by three pari passu promissory notes (Notes A-1-A, A-1-B, and A-2) and secured by a first mortgage encumbering the fee interest in a 483,984 square foot anchored retail center in Canton, Ohio (the “Belden Park Crossing Property”). The Belden Park Crossing Whole Loan was originated on October 13, 2017 by Ladder Capital Finance LLC. The Belden Park Crossing Whole Loan had an original principal balance of $51,000,000, has an outstanding principal balance as of the Cut-off Date of $51,000,000 and accrues interest at an interest rate of 4.681% per annum. The Belden Park Crossing Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Belden Park Crossing Whole Loan matures on November 6, 2027.

The Belden Park Crossing Mortgage Loan, which is evidenced by the non-controlling Note A-2, and will be contributed to the WFCM 2017-C41 Trust, had an original principal balance at origination of $23,000,000 and has an outstanding principal balance as of the Cut-off Date of $23,000,000. The controlling note A-1-A and non-controlling note A-1-B, which had an aggregate original principal balance at origination of $28,000,000 are expected to be contributed to one or more future securitization trusts. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

A-3-82

BELDEN PARK CROSSING

Pari Passu Note Summary

	Original Balance	Note Holder	Controlling Piece
Note A-1-A	$13,000,000	LCF or an affiliate	Yes
Note A-1-B	$15,000,000	LCF or an affiliate	No
Note A-2	$23,000,000	WFCM 2017-C41	No
Total	$51,000,000

The defeasance lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last Belden Park Crossing promissory note to be securitized and (ii) October 13, 2020. Following the lockout period, the borrower has the right to defease the Belden Park Crossing Mortgage Loan in whole, but not in part, on any date before August 6, 2027. In addition, the Belden Park Crossing Mortgage Loan is prepayable without penalty on or after August 6, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$51,000,000	70.4%	Purchase Price	$67,000,000	92.5%
Sponsor’s new cash contribution	18,963,010	26.2	Reserves	3,838,899(1)	5.3
Seller Credit	2,500,000	3.5	Closing costs	1,624,111	2.2
Total Sources	$72,463,010	100.0%	Total Uses	$72,463,010	100.0%
(1)	$2,500,000 for roof repairs is held in escrow by the title company.

The Property. The Belden Park Crossing Property is a 483,984 square foot retail shopping center built in two phases in 1995 and 1997 and located in Canton, Ohio. The Belden Park Crossing Property is anchored by Kohl’s, Dick’s Sporting Goods, and Value City Furniture with other major tenants including Jo-Ann Fabrics, DSW, Fresh Thyme Farmers Market (“Fresh Thyme”) and Petsmart. The Belden Park Crossing Property is situated on two parcels totaling approximately 44.5 acres and contains 1,648 surface parking spaces resulting in a parking ratio of 3.4 spaces per 1,000 square feet of rentable area. As of September 29, 2017, the Belden Park Crossing Property was 96.7% leased by 27 tenants.

A-3-83

BELDEN PARK CROSSING

The following table presents certain information relating to the tenancy at the Belden Park Crossing Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date(4)
Anchor Tenant – Collateral
Kohl’s	BBB/Baa2/BBB-	99,776	20.6%	$8.56	$854,381	13.6%	NAV	NAV	1/31/2021(5)
Dick’s Sporting Goods	NR/NR/NR	65,120	13.5%	$12.50	$814,000	12.9%	$300	5.4%	10/31/2020(6)
Value City Furniture	NR/NR/NR	50,000	10.3%	$7.00	$350,000	5.6%	NAV	NAV	1/31/2021
Total Anchor Tenant – Collateral		214,896	44.4%	$9.39	$2,018,381	32.1%

Major Tenants – Collateral
Jo-Ann Fabrics	NR/Caa1/B	46,042	9.5%	$13.00	$598,546	9.5%	$132	9.9%	1/31/2023
DSW	NR/NR/NR	31,859	6.6%	$12.00	$382,308	6.1%	NAV	NAV	1/31/2022(7)
Fresh Thyme	NR/NR/NR	29,576	6.1%	$16.00	$473,216	7.5%	NAV	NAV	9/30/2027(8)
Petsmart	NR/Ba3/B	26,326	5.4%	$12.40	$326,363	5.2%	NAV	NAV	1/31/2023
Total Major Tenants – Collateral		133,803	27.6%	$13.31	$1,780,433	28.3%

Non-Major Tenants – Collateral		119,504	24.7%	$20.89	$2,496,738	39.7%

Occupied Collateral Total		468,203	96.7%	$13.45	$6,295,553	100.0%

Vacant Space		15,781	3.3%

Collateral Total		483,984	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2018, totaling $87,237.

(3)	Sales PSF and Occupancy Costs represent the TTM period ending June 30, 2017. Sales PSF and Occupancy Costs are not available for tenants who have not reported a full year of sales data.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease.

(5)	Kohl’s has five 5-year renewal options.

(6)	Dick’s Sporting Goods has one 5-year renewal option.

(7)	DSW has two 5-year extension options

(8)	Fresh Thyme has four 5-year extension options.

The following table presents certain information relating to the lease rollover schedule at the Belden Park Crossing Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	15,000	3.1%	15,000	3.1%	$256,350	4.1%	$17.09
2017	0	0	0.0%	15,000	3.1%	$0	0.0%	$0.00
2018	0	0	0.0%	15,000	3.1%	$0	0.0%	$0.00
2019	5	21,077	4.4%	36,077	7.5%	$366,206	5.8%	$17.37
2020	4	95,645	19.8%	131,722	27.2%	$1,349,194	21.4%	$14.11
2021	3	151,576	31.3%	283,298	58.5%	$1,232,839	19.6%	$8.13
2022	2	36,558	7.6%	319,856	66.1%	$518,579	8.2%	$14.19
2023	5	91,004	18.8%	410,860	84.9%	$1,446,023	23.0%	$15.89
2024	2	10,651	2.2%	421,511	87.1%	$239,744	3.8%	$22.51
2025	1	6,348	1.3%	427,859	88.4%	$95,220	1.5%	$15.00
2026	0	0	0.0%	427,859	88.4%	$0	0.0%	$0.00
Thereafter	4	40,344	8.3%	468,203	96.7%	$791,397	12.6%	$19.62
Vacant	0	15,781	3.3%	483,984	100.0%	$0	0.0%	$0.00
Total/Weighted Average	27	483,984	100.0%			$6,295,553	100.0%	$13.45
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

A-3-84

BELDEN PARK CROSSING

The following table presents historical occupancy percentages at the Belden Park Crossing Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	9/29/2017(2)(3)
97.1%	100.0%	98.7%	93.6%	96.7%

(1)	Information obtained from the borrower

(2)	Information obtained from the underwritten rent roll.

(3)	As of September 29, 2017, the Belden Park Crossing Property was 96.7% leased; Raising Cane’s is expected to take occupancy in February 2018 (0.7% of net rentable area).

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Belden Park Crossing Property:

Cash Flow Analysis

	2014	2015	2016	TTM 8/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,707,365	$5,861,200	$6,027,842	$5,716,988	$6,295,553(1)	80.0%	$13.01
Grossed Up Vacant Space	0	0	0	0	244,651	3.1	0.51
Percentage Rent	0	0	2,027	498	0	0	0.00
Total Reimbursables	1,597,129	1,651,376	1,858,932	1,628,895	1,718,003	21.8	3.55
Other Income	24,025	24,258	21,825	21,201	21,201	0.3	0.04
Less Vacancy & Credit Loss	0	0	0	0	(412,910)(2)	(5.2)	(0.85)
Effective Gross Income	$7,328,519	$7,536,834	$7,910,626	$7,367,583	$7,866,498	100.0%	$16.25

Total Operating Expenses	$2,214,043	$2,309,757	$2,409,871	$2,308,322	$2,449,394	31.1%	$5.06

Net Operating Income	$5,114,476	$5,227,077	$5,500,754	$5,059,261	$5,417,104	68.9%	$11.19
TI/LC	0	0	0	0	238,094	3.0	0.49
Capital Expenditures	0	0	0	0	72,598	0.9	0.15
Net Cash Flow	$5,114,476	$5,227,077	$5,500,754	$5,059,261	$5,106,412	64.9%	$10.55

NOI DSCR	1.61x	1.65x	1.74x	1.60x	1.71x
NCF DSCR	1.61x	1.65x	1.74x	1.60x	1.61x
NOI DY	10.0%	10.2%	10.8%	9.9%	10.6%
NCF DY	10.0%	10.2%	10.8%	9.9%	10.0%
(1)	U/W Base Rent includes contractual rent step through May 2018, totaling $87,237.

(2)	The underwritten economic vacancy is 5.0%. The Belden Park Crossing Property was 96.7% leased as of September 29, 2017.

Appraisal. As of the appraisal valuation date of September 1, 2017, the Belden Park Crossing Property had an “as-is” appraised value of $68,600,000.

Environmental Matters. According to the Phase I environmental assessment dated September 15, 2017, there was no evidence of any recognized environmental conditions at the Belden Park Crossing Property.

Market Overview and Competition. The Belden Park Crossing Property is located in Canton, Ohio, which is approximately 23.4 miles south of Akron, Ohio approximately 60.1 miles south of Cleveland, Ohio. The Belden Park Crossing Property is located in close proximity to Interstate 77, which is adjacent to the Belden Park Crossing Property and connects north to Akron and Cleveland and south through Newcomerstown, Ohio. The Belden Park Crossing Property is located at the intersection of Everhard Road and Dressler Road which had an average daily traffic count of 26,800.

According to the appraisal, the estimated 2016 population within a three- and five-mile radius of the Belden Park Crossing Property was 48,180 and 149,435, respectively, while the average household income within the same radii was $77,340 and $71,922, respectively. According to the appraisal, the Belden Park Crossing Property is located in the Belden Village retail submarket within the Canton metropolitan statistical area. As of the second quarter of 2017, the Belden Village retail submarket contained a total inventory of 299 buildings consisting of approximately 6.8 million square feet of retail space with a vacancy rate of approximately 4.0%. Since 2013, the vacancy rate in the Belden Village retail submarket has never been above 6.0%. The appraiser concluded to a blended market rent of $11.91 per square foot triple net, approximately 2.0% above the Belden Park Crossing Property’s weighted average occupied underwritten base rent of $11.67 per square foot triple net.

A-3-85

BELDEN PARK CROSSING

The following table presents certain information relating to some comparable retail properties for the Belden Park Crossing Property:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Altman Plaza Canton, OH	2017/NAP	704,411	100.0%	0.8 miles	Marc’s	July 2017 / 20 Yrs	46,365	$9.41	Net
The Strip Canton, OH	1996/NAP	786,928	100.0%	1.5 miles	Confidential	February 2015 / 5 Yrs	34,277	$14.90	Net
Thursday’s Plaza West Canton, OH	1995/NAP	101,357	98.2%	0.9 miles	Ashely Furniture	December 2015 / 5 Yrs	32,815	$7.75	Net
Venue at Belden Canton, OH	2016/NAP	129,128	84.7%	0.6 miles	Moe’s Southwestern Grill	July 2017 / 10 Yrs	2,500	$25.00	Net
(1)	Information obtained from the appraisal, third party market research reports and underwritten rent roll.

The Borrower. The borrower is Belden Park Delaware, LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Belden Park Crossing Mortgage Loan. Robert L. Stark is the guarantor of certain nonrecourse carveouts under the Belden Park Crossing Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Robert L. Stark, who is the president & CEO of Stark Enterprises. Mr. Stark founded Stark Enterprises in 1978. Stark Enterprises is headquartered in Cleveland, Ohio, and is a full service real estate development company with nearly 40 years of experience in acquisition, development, leasing, property management, construction, architectural design, landscape, architecture and marketing. Stark’s portfolio consists of retail, entertainment, office, residential, hotel and student housing environments, totaling approximately seven million square feet. Mr. Stark specializes in projects ranging from strip centers to power centers to mixed-use “community cores.” Mr. Stark has an indirect equity interest in a real estate project which received a loan modification including debt forgiveness. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves of $553,362 for real estate taxes, $55,700 for insurance premiums, $479,837 for replacement reserves and $250,000 for tenant improvements and leasing commissions. The loan documents also require ongoing monthly reserves in an amount equal to $110,672 for real estate taxes, $6,963 for insurance premiums, $6,010 for replacement reserves. There is also a $2,500,000 upfront deferred maintenance reserve for roof repairs, which is held by the title company.

For tenant improvements and leasing commissions, the borrower is required to deposit into a rollover account (i) $20,114 monthly during the term of the Belden Park Crossing Whole Loan (subject to a rollover funds cap in the amount of $1,500,000) and (ii) an additional $61,620 monthly for tenant improvements and leasing commissions during the 24-month interest-only period. If a Significant Tenant Extension Event (defined below) occurs, any amounts on deposit in the rollover account in excess of $1,000,000 are to be paid to the borrower, and the borrower will thereafter only be required to make the monthly deposits described in clause (i) of the prior sentence. If a Significant Tenant Partial Extension Event (defined below) occurs, on a one-time basis for each Significant Tenant (defined below), the lender must release to the borrower rollover funds equal to $10.00 per square foot multiplied by the leasable square footage of the leased premises of the applicable Significant Tenant that achieved the Significant Tenant Partial Extension Event; provided that if (I) a Significant Tenant Partial Extension Event is achieved with respect to the each leased premises leased by a Significant Tenant prior to the commencement date of the renewal notice period for each Significant Tenant pursuant to its lease, and (II) after giving effect to any one or more disbursements of rollover funds to the borrower as described in this sentence, the amount of rollover funds in the rollover account is less than $1,000,000, the borrower will be required to make the monthly deposits as described in clause (i) and clause (ii) of the prior sentence until such time as the amount of funds on deposit in the rollover account next equals or exceeds $1,000,000. The “Significant Tenants” are Kohl’s, Value City Furniture and Dick’s.

A “Significant Tenant Extension Event” occurs if each Significant Tenant either extends its lease for a period of at least 5 years beyond the current end of its term and on market rate terms that are reasonably acceptable to the lender or a replacement tenant or tenants are in occupancy and open for business and paying aggregate rent that is at least 95% of the rent paid by the applicable Significant Tenant with respect to all of the space demised as of the date of loan origination by the applicable Significant Tenant pursuant to a lease that is in form and substance satisfactory to the lender.

A “Significant Tenant Partial Extension Event” occurs if any one or more of the Significant Tenants either extends its lease for a period of at least 5 years beyond the current end date on market rate terms that are reasonably acceptable to the lender or a replacement tenant or tenants are in occupancy and open for business and paying aggregate rent that is at least 95% of the rent paid by the applicable Significant Tenant with respect to all of the space demised as of the date of closing by the applicable Significant Tenant pursuant to a lease that is in form and substance satisfactory to the lender.

Lockbox and Cash Management. The Belden Park Crossing Whole Loan requires a lender-controlled lockbox account, which is already in place, and requires the borrower to direct tenants to pay their rents directly into such lockbox account. The loan documents also require that any rent received by the borrower or property manager is deposited into the lockbox account within one business day of receipt. During a Cash Management Trigger Event Period, all excess cash flow after payment of all sums due and payable under the Belden Park Crossing Whole Loan documents and all operating expenses will be held by lender as additional collateral for the Belden Park Crossing Whole Loan.

A-3-86

BELDEN PARK CROSSING

A “Cash Management Trigger Event Period” will commence upon the earliest of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio being less than 1.20x for two consecutive quarters; (iii) any Significant Tenant (or such tenant’s parent, if applicable) becoming insolvent or filing for bankruptcy; (iv) the earlier of (1) the date on which any Significant Tenant has failed to renew its lease or enter into a new lease, in each case for substantially all of its demised premises, and such Significant Tenant’s lease is in the last 9 months of its stated term and (2) the commencement date of the period pursuant to any Significant Tenant’s lease during which such Significant Tenant must give notice of renewal or extension, and such Significant Tenant has failed to so give such notice of renewal or extension, (v) the date on which Kohl’s gives notice that it intends to terminate its lease or vacate, surrender or cease to conduct its normal business operations at substantially all of its demised premises or otherwise “go dark” or (vi) the date on which (1) Dick’s gives notice that it intends to terminate its lease or vacate, surrender or cease to conduct its normal business operations at substantially all of its demised premises or otherwise “go dark” and (2) the Target store on the neighboring property has ceased to conduct its normal business operations or has otherwise “gone dark” or subsequently does cease to conduct its normal business operations or otherwise “goes dark”. Such Cash Management Trigger Event Period shall terminate: with regard to clause (i), upon the cure of such event of default if accepted by lender; with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; with regard to clause (iii) on the date on which (A) the applicable lease has been irrevocably assumed by the respective tenant and each such tenant is in occupancy and is paying full, unabated post-petition rent without offset or credit, (B) the applicable lease is assigned to, and assumed by, an assignee reasonably acceptable to the lender pursuant to a final court order, with such assignee occupying substantially all of the space demised under each such lease, being open for business and paying full, unabated post-petition rent without offset or credit or (C) the applicable Significant Tenant or parent company is solvent to the lender’s satisfaction for 2 consecutive quarters; with regard to clause (iv) on the date on which (A) the applicable Significant Tenant has renewed its lease or entered into a new lease for substantially all of its demised premises and has paid full, unabated rent under its lease or (B) a replacement tenant or tenants are in occupancy and open for business and paying aggregate rent that is at least 95% of the rent paid by the applicable Significant Tenant with respect to all of the space demised as of the date of closing by the applicable Significant Tenant pursuant to a lease that is in form and substance satisfactory to the lender; with regard to clause (v) on the date on which (A) Kohl’s has irrevocably revoked or rescinded any such notice, been open for business and conducted normal business operations at substantially all of its demised premises and paid full, unabated rent under its lease for 2 consecutive quarters or (B) a replacement tenant or tenants are in occupancy and open for business and paying aggregate rent that is at least 95% of the rent paid by Kohl’s with respect to all of the space demised as of the date of closing by Kohl’s pursuant to a lease that is in form and substance satisfactory to the lender; and with regard to clause (vi), on the date on which Dick’s has (A) irrevocably revoked or rescinded any such notice, been open for business and conducted normal business operations at substantially all of its demised premises and paid full, unabated rent under its lease for 2 consecutive quarters or (B) a replacement tenant or tenants are in occupancy and open for business and paying aggregate rent that is at least 95% of the rent paid by Dick’s with respect to all of the space demised as of the date of closing by Dick’s pursuant to a lease that is in form and substance satisfactory to the lender. In addition, in connection with clause (ii) above, a Cash Management Trigger Event Period will not exist if, within five (5) business days after the occurrence of debt service coverage ratio trigger, and annually thereafter until the Cash Management Trigger Event Period would otherwise have terminated, the borrower deposits with the lender cash or a letter of credit in an amount that, when added to underwritten net cash flow, would cause the debt service coverage ratio to equal at least 1.25x.

Property Management. The Belden Park Crossing Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Belden Park Crossing Property, provided that certain conditions are satisfied, including, but not limited to: (i) no mortgage loan event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an acceptable replacement guarantor; and (iv) confirmation from the applicable rating agencies that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C41 certificates.

Partial Release. None

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Belden Park Crossing Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

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ONE CENTURY PLACE

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ONE CENTURY PLACE

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ONE CENTURY PLACE

One Century Place
26 Century Boulevard
Nashville, TN 37214
NASHVILLE
Downtown
East Nashville
East End
Germantown
Madison
Parkwood Estates
Rhodes Park
South Nashville
Berry Hill
Oak Hill
Donelson
Hermitage
Antioch
Four Corners
Nashville International Airport
DAVIDSON COUNTY
J. Percy Priest Reservoir
Hamilton Creek Metro Park
Cumberland River
Cumberland R.
MUSIC CITY STAR
Briley Pkwy
Lebanon Pike
Elm Hill Pike
Murfreesboro Pike
Donelson Pike
Stewarts Ferry Pike
Antioch Pike
Nolensville Pike
Franklin Pike
Edmondson Pike
Una Antioch Pike
Woodmont Blvd
McCall St.
Harding Pl.
Richards Rd.
Battery Ln.
Bell Rd.
Dickerson Pike
Gallatin Pike
Trinity Ln.
Cahal Ave.
Eastland Ave.
Lischey Ave.
Preston Dr.
Main St
Shelby Ave
3rd Ave N
12th Ave S
Willow Creek Park
Madison Square
TriStar Skyline Medical Ctr.
Lock Two Park
Grand Central Shopping Center
Trinity Hills Park
American Baptist College
Gaylord Opryland Resort & Conv. Ctr.
Grand Ole Opry
Opryland Mills
Shelby Bottoms Nature Ctr. & Greenway
Two Rivers Golf Course
Ravenwood Country Club
Hermitage Hills Shopping Center
Jackson Downs
Crossings Shopping Center
Donelson Plaza
DONELSON
Shelby Golf Course
Shelby Park
State Capitol
Nissan Stadium
THE DISTRICT
Bridgestone Arena
RIVERFRONT
Music City Ctr.
THE GULCH
St. Thomas Midtown Hosp.
MUSIC ROW
Vanderbilt University
Adventure Science Ctr.
Trevecca Nazarene University
Belmont University
Nashville Speedway
Bridgestone Americas, Inc.
TEKsystems
Allied Universal
Metropolitan Airport Center
Crescent Plaza
Willowbrook Commons
Seven Oaks Park
One Hundred Oaks Mall
Lipscomb University
Paragon Mills Park
Ezell Road Park
Nashboro Village
Nashboro Golf Course
Nashville Zoo at Grassmere
Harding Mall
TriStar Southern Hills Med. Ctr.
Radnor Lake State Nature Area
Hendersonville
Mount Juliet
Brentwood
La Vergne
Smyrna
Franklin
Nolensville
Belle Meade
Forest Hills
Oak Hill
Lakewood
Ashland City
Rural Hill

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No. 9 – One Century Place

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance(1):	$22,300,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$22,300,000			Location:	Nashville, TN
% of Initial Pool Balance:	2.8%			Size:	538,792 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$123.05
Borrower:	SCUS OCP LLC			Year Built/Renovated:	1991/2016
Borrower Sponsor:	Stone Company SPC			Title Vesting:	Fee
Mortgage Rate:	3.790%			Property Manager:	Transwestern
Note Date:	October 19, 2017			4th Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(4):	93.0% (12/31/2014)
Maturity Date:	November 6, 2027			2nd Most Recent Occupancy(4):	98.7% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(4):	99.8% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	99.8% (10/11/2017)
Seasoning:	0 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI:	$6,367,858 (12/31/2014)
Call Protection:	L(23),GRTR 1% or YM(91),O(6)			3rd Most Recent NOI:	$6,220,568 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI:	$6,986,174 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI:	$7,145,819 (TTM 8/31/2017)
Additional Debt Type(1)(2):	Pari Passu; Future Mezzanine

				U/W Revenues:	$12,080,931
				U/W Expenses:	$4,449,986
				U/W NOI:	$7,630,945
Escrows and Reserves(3):				U/W NCF:	$6,967,293
				U/W NOI DSCR(1):	3.00x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.73x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	11.5%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	10.5%
Replacement Reserves	$0	Springing	NAP	As-Is Appraised Value:	$102,000,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	September 15, 2017
Elevator Upgrades Repair Reserve	$2,455,896	$0	NAP	Cut-off Date LTV Ratio(1):	65.0%
Willis Tenant Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	65.0%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the One Century Place Whole Loan (as defined below).

(2)	See “Subordinate and Mezzanine Indebtedness” section.

(3)	See “Escrows” section.

(4)	See the table titled “Historical Occupancy.” Historical occupancy prior to 12/31/2014 is unavailable due to acquisition financing.

The Mortgage Loan. The mortgage loan (the “One Century Place Mortgage Loan”) is part of a whole loan (the “One Century Place Whole Loan”) evidenced by two pari passu notes secured by a first mortgage encumbering the fee interest in a 538,792 square foot office complex located in Nashville, Tennessee (the “One Century Place Property”). The One Century Place Whole Loan was originated on October 19, 2017 by Barclays Bank PLC. The One Century Place Whole Loan had an original principal balance of $66,300,000, has an outstanding principal balance as of the Cut-off Date of $66,300,000 and accrues interest at an interest rate of 3.790% per annum. The One Century Place Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest-only through the term of the One Century Place Whole Loan. The One Century Place Whole Loan matures on November 6, 2027.

Note A-2, which will be contributed to the WFCM 2017-C41 Trust, had an original principal balance of $22,300,000, has an outstanding principal balance as of the Cut-off Date of $22,300,000 and represents the non-controlling interest in the One Century Place Whole Loan. The controlling Note A-1, had an original principal balance of $44,000,000, has an outstanding principal balance as of the Cut-off Date of $44,000,000, is currently held by Barclays Bank PLC and is expected to be contributed to one or more future securitizations. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The following table presents a summary of the promissory notes comprising the One Century Place Whole Loan.

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ONE CENTURY PLACE

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$44,000,000	Barclays Bank PLC	Yes
A-2	$22,300,000	WFCM 2017-C41	No
Total	$66,300,000

On November 6, 2019 and on any business day thereafter, the borrowers have the right to prepay the One Century Place Whole Loan in whole (or in part in connection with a Debt Yield Cure Prepayment, as defined below) on any date on or before May 6, 2027, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the One Century Place Whole Loan is prepayable without penalty after May 6, 2027.

Sources and Uses

Sources			Uses
Original loan amount	$66,300,000	63.7%	Purchase price	$100,000,000	96.0%
Borrower sponsors’ new cash contribution	37,838,990	36.3	Reserves	2,455,896	2.4
			Closing costs	1,683,094	1.6

Total Sources	$104,138,990	100.0%	Total Uses	$104,138,990	100.0%

The Property. The One Century Place Property consists of a 538,792 square foot, Class A office building located in Nashville, Tennessee, at the I-40/Briley Parkway interchange on the north side of the Nashville International Airport, less than 10.0 miles from downtown Nashville. Constructed in 1991, the One Century Place Property sits on a 28.4-acre site with views of the Downtown Nashville skyline. The One Century Place Property features amenities including a 37,268 square foot conference center with a 200-seat amphitheater and 14 additional meeting spaces that can accommodate up to 75 people each. Additionally, the One Century Place Property includes a full-service cafeteria, with a patio that can seat up to 300 people for breakfast and lunch, as well as provide catering services. According to the sponsor, approximately $5.9 million of capital expenditures have been invested in the One Century Place Property over the last 10 years, including a roof replacement, cooling towers replacement, restroom renovations and parking improvements. The One Century Place Property features both surface and underground garage parking totaling a combined 2,119 spaces (approximately 3.9 per 1,000 square foot).

The One Century Place Property is leased to 13 tenants across a diverse spectrum of industries, including government, insurance, financial services, technology and transportation industries. The largest tenants at the One Century Place Property include Willis North America (“Willis”) (36.7% of U/W base rent), Asurion (22.3% of U/W base rent), Tennessee Lottery (11.5% of U/W base rent), and Tennessee Valley Authority (9.7% of U/W base rent). According to the sponsor, Willis as a provider of risk management, insurance brokerage and other risk services, is one of the world’s oldest insurance brokers and is the original tenant at the One Century Place Property. Asurion is a technology solutions company that provides maintenance and insurance services for smartphones, tablets, consumer electronics and other appliances. Tennessee Lottery has sold lottery tickets since 2004 and has provided over $300 million to education programs in the state, and is headquartered at the One Century Place Property. Tennessee Valley Authority is a federally-owned corporation that provides navigation, flood control, electricity generation and economic development in the Tennessee Valley region and ranks as the second largest seller of electricity with over $10.6 billion in revenue in 2016. As of October 11, 2017, the One Century Place Property was 99.8% occupied by 13 tenants, with 72.1% of the net rentable area and 69.1% of the U/W base rent attributable to investment grade tenants.

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The following table presents certain information relating to the tenancy at the One Century Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Willis	BBB/Baa3/NR	177,351	32.9%	$24.71	$4,382,343	36.7%	4/30/2026(3)
Asurion	NR/B1/B+	105,219	19.5%	$25.31	$2,663,583	22.3%	12/31/2023(4)
Tennessee Lottery(5)	NR/Aaa/AAA	55,962	10.4%	$24.56	$1,374,418	11.5%	4/30/2025(6)
Tennessee Valley Authority	NR/Aaa/AA+	45,807	8.5%	$25.22	$1,155,252	9.7%	10/31/2023(7)
American President Lines, Ltd.	NR/NR/NR	40,653	7.5%	$24.35	$989,839	8.3%	5/31/2021(8)
Total Major Tenants		424,992	78.9%	$24.86	$10,565,435	88.6%

Non-Major Tenants(9)		112,459	20.9%	$12.09	$1,360,156	11.4%

Occupied Collateral Total		537,451	99.8%	$22.19	$11,925,592	100.0%

Vacant Space		1,341	0.2%

Collateral Total		538,792	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2018, totaling $258,251.

(3)	Willis has two, five-year lease renewal options.

(4)	Asurion has two, five-year lease renewal options. Asurion has a one-time right to terminate its lease effective September 1, 2019 by providing 12 months’ notice and by the payment of all unamortized brokerage commissions, concessions and tenant improvement allowance in accordance with their lease. See “Escrows” below.

(5)	Tennessee Lottery subleases 4,164 square feet to GTECH Corporation and 340 square feet to Scientific Games International, Inc., both coterminous with the Tennessee Lottery lease.

(6)	Tennessee Lottery has two, five-year lease renewal options.

(7)	Tennessee Valley Authority has two, five-year lease renewal options. Tennessee Valley Authority has a one-time right to terminate its lease effective October 31, 2020 with 12 months’ notice and by the payment of all unamortized costs, six months of rent, and other such payments set forth in the lease if (i) the programmatic element or business unit of Tennessee Valley Authority is no longer doing business within a 50-mile radius of the One Century Place Property or (ii) Tennessee Valley Authority needs less than 90 personnel to conduct its business with reasonable evidence of such factor.

(8)	American President Lines, Ltd. has one, five-year lease renewal option. American President Lines, Ltd. has a one-time right to terminate its lease effective August 31, 2019 by providing 10 months’ notice and by the payment of all unamortized brokerage commissions, concessions, tenant improvement allowances and four months of rent in accordance with their lease.

(9)	Sodexo was not considered a Major Tenant as Sodexo operates 61,566 square feet of cafe and conference center building amenities space and thus pays reduced rents.

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ONE CENTURY PLACE

The following table presents certain information relating to the lease rollover schedule at the One Century Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	1	1,656	0.3%	1,656	0.3%	$34,114	0.3%	$20.60
2018	2	14,071	2.6%	15,727	2.9%	$342,907	2.9%	$24.37
2019(4)	1	1	0.0%	15,728	2.9%	$3,600	0.0%	$3,600
2020(5)	2	4,650	0.9%	20,378	3.8%	$57,458	0.5%	$12.36
2021(6)	2	102,219	19.0%	122,597	22.8%	$1,172,539	9.8%	$11.47
2022	1	30,515	5.7%	153,112	28.4%	$739,378	6.2%	$24.23
2023	2	151,026	28.0%	304,138	56.4%	$3,818,836	32.0%	$25.29
2024	0	0	0.0%	304,138	56.4%	$0	0.0%	$0.00
2025	1	55,962	10.4%	360,100	66.8%	$1,374,418	11.5%	$24.56
2026	1	177,351	32.9%	537,451	99.8%	$4,382,343	36.7%	$24.71
2027	0	0	0.0%	537,451	99.8%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	537,451	99.8%	$0	0.0%	$0.00
Vacant	0	1,341	0.2%	538,792	100.0%	$0	0.0%	$0.00
Total/Weighted Average	13	538,792	100.0%			$11,925,592	100.0%	$22.19
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average U/W Base Rent PSF excludes vacant space.

(4)	2019 represents XO Communications, a telecommunication tenant which operates optical fiber and other telecommunications equipment throughout the One Century Place Property.

(5)	2020 includes 2,845 square feet of management office and storage space.

(6)	2021 includes all of Sodexo’s leased area and rent, which includes the contractual right to use the cafe space to provide meals to third-party customers, which right is renewed annually.

The following table presents historical occupancy percentages at the One Century Place Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)(2)	12/31/2015(1)(2)	12/31/2016(1)	10/11/2017(3)
NAV	93.0%	98.7%	99.8%	99.8%

(1)	Information obtained from the borrower. Historical occupancy prior to 12/31/2014 is unavailable due to acquisition financing.

(2)	The increase from 12/31/2014 occupancy to 12/31/2015 occupancy is primarily attributable to the Cummins, Inc. lease commencing on August 1, 2015 for 30,515 square feet

(3)	Information obtained from the underwritten rent roll.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the One Century Place Property:

Cash Flow Analysis

	2014	2015(1)	2016(1)	TTM 8/31/2017(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$10,756,676	$10,561,928	$11,240,027	$11,507,964	$12,482,529(2)	103.3%	$23.17
Grossed Up Vacant	$0	$0	$0	$0	$34,866	0.3	0.06
Total Reimbursables	$352,178	$105,505	$183,490	$54,972	$57,003	0.5	0.11
Other Income	$182,561	$173,449	$102,875	$135,254	$135,254	1.1	0.25
Less Vacancy & Credit	0	0	0	0	(628,720)(3)	(5.2)	(1.17)
Effective Gross	$11,291,415	$10,840,882	$11,526,392	$11,698,190	$12,080,931	100.0%	$22.42

Total Operating Expenses	$4,923,558	$4,620,314	$4,540,218	$4,552,371	$4,449,986	36.8%	$8.26

Net Operating Income	$6,367,858	$6,220,568	$6,986,174	$7,145,819	$7,630,945	63.2%	$14.16
TI/LC	0	0	0	0	538,792	4.5	1.00
Capital Expenditures	0	0	0	0	124,861	1.0	0.23
Net Cash Flow	$6,367,858	$6,220,568	$6,986,174	$7,145,819	$6,967,293	57.7%	$12.93

NOI DSCR(4)	2.50x	2.44x	2.74x	2.80x	3.00x
NCF DSCR(4)	2.50x	2.44x	2.74x	2.80x	2.73x
NOI DY(4)	9.6%	9.4%	10.5%	10.8%	11.5%
NCF DY(4)	9.6%	9.4%	10.5%	10.8%	10.5%
(1)	The increase in Net Operating Income from 2015 to U/W is primarily attributable to Cummins, Inc. lease commencing on August 1, 2015 for 30,515 square feet.

(2)	U/W Base Rent includes contractual rent steps through August 2018, totaling $258,251 and straight-line rent through maturity totaling $556,937 for four investment grade tenants.

(3)	The underwritten economic vacancy is 5.0%. The One Century Place Property was 99.8% leased as of October 11, 2017.

(4)	Debt service coverage ratios and debt yields are based on the One Century Place Whole Loan.

Appraisal. As of the appraisal valuation date of September 15, 2017 the One Century Place Property had an “as-is” appraised value of $102,000,000. The appraised value excludes the 15.0 acre development release partial described in the “Free Release” section below.

Environmental Matters. According to a Phase I environmental site assessment dated July 6, 2017, there was no evidence of any recognized environmental conditions at the One Century Place Property.

Market Overview and Competition. The One Century Place Property is located in the Airport North office submarket of the Nashville market, in close proximity to the Nashville International Airport. The Nashville International Airport served more than 13.0 million passengers in 2016, an 11.0% increase over the previous year. In August 2016, the Metro Nashville Airport Authority announced a $1.2 billion renovation and expansion to be completed in phases over the subsequent five to seven years. The One Century Place Property benefits from access to the Briley Parkway within a mile of the property, and Interstate 40 within 2.0 miles of the One Century Place Property.

As of the second quarter of 2017, the Airport North office submarket had approximately 6.3 million square feet of office inventory, average asking rents of $20.32 per square foot and a vacancy rate of 4.2%. According to the appraisal, the 2016 estimated population within a one-, three- and five-mile radius of the One Century Place Property was 3,780, 39,861 and 147,318, respectively; while the 2016 estimated average household income within the same radii was $52,753, $54,100 and $54,051, respectively.

The following table presents certain information relating to comparable office leases for the One Century Place Property:

Comparable Leases(1)

Property Name/Location	Year Built	Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
UBS Tower Nashville, TN	1973	94%	8.1 miles	Houzz Inc.	Mar. 2018 / 10 Yrs.	18,675	$27.00	FSG
Lakeview I Nashville, TN	1986	68%	0.2 miles	Confidential	Feb. 2018 / 5 Yrs.	5,500	$22.25	FSG
Highland Ridge II Nashville, TN	1984	98%	1.3 miles	Confidential	Sep. 2017 / 5 Yrs.	NAV	$23.30	FSG
Highland Ridge I Nashville, TN	1983	82%	1.1 miles	Confidential	Aug. 2017 / 7 Yrs.	7,830	$23.75	FSG
L&C Tower Nashville, TN	1955	75%	8.9 miles	NIC Ink	May 2017 / 5 Yrs.	3,000	$27.50	FSG

(1)	Information obtained from the appraisal and third party reports.

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The Borrower. The borrower for the One Century Place Whole Loan is SCUS OCP LLC, a Delaware limited liability company and a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Century Place Whole Loan. Stone Company SPC is the guarantor of certain nonrecourse carveouts under the One Century Place Whole Loan. The guarantor must at all times maintain a net worth of at least $70,000,000 and maintain liquid assets of at least $7,000,000, as reasonably determined by the lender.

The Borrower Sponsor. The borrower sponsor is Stone Company SPC. Stone Company SPC is beneficially owned by a Middle Eastern family office.

Escrows. The loan documents provide for upfront reserves in the amount of $2,455,896 for work relating to repairs, replacements, improvements, upgrades and modernization of the elevator systems at the One Century Place Property.

The loan documents do not require monthly reserve deposits for real estate taxes and replacement reserves so long as no Cash Sweep Period (as defined below) has occurred and is continuing. The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no Cash Sweep Period is in effect and (ii) the borrower provides the lender with evidence that the One Century Place Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. Following the occurrence and during the continuance of a Cash Sweep Period, the borrower is required to make monthly deposits of one-twelfth of the real estate taxes due, one-twelfth of the estimated insurance premiums (when such blanket insurance policy is not in-place) and $6,735 (approximately $0.15 per square foot annually) for replacement reserves (capped at $242,456).

Following the occurrence and during the continuance of a Cash Sweep Period, the borrower is required to make monthly deposits of $38,164 (approximately $0.85 per square foot annually) for TI/LCs (capped at $1,373,914). The borrower is also required to deposit into the TI/LC reserve any lease termination fees at the One Century Place Property. If Asurion gives notice to terminate its lease on September 1, 2019 and the final lease termination payment is less than $2,500,000, then the borrower will also be required to deposit into the TI/LC reserve one-twelfth of the difference between $2,500,000 and the Asurion lease termination payment for twelve months on each payment date. On each payment date during the continuance of a Cash Sweep Period caused by a Willis Trigger Event (as defined below), the borrower will be required to sweep all excess cash flow from the One Century Place Property into a reserve (the “Willis Rollover Reserve”) until the amount on deposit in the Willis Rollover Reserve equals or exceeds $4,877,153 to be used for TI/LCs in connection with re-leasing the Willis space. Additionally, on the payment date occurring in May, 2020 and on each payment date thereafter through and including the payment date occurring in April 2021, the borrower is required to deposit $64,429 for the full amount of an outstanding tenant improvement allowance obligation pursuant to the Willis lease for the period commencing May 1, 2021 and ending on April 30, 2022.

A “Cash Sweep Period” means the occurrence of (i) an event of default, (ii) the net operating income debt yield (as calculated under the loan documents) being less than 8.0% for any two consecutive calendar quarters or (iii) if prior to May 1, 2025 the borrower failing to deliver to the lender an estoppel (the “Willis Condition Satisfaction Estoppel”) evidencing the renewal of the Willis lease by Willis or one or more acceptable replacement tenants subject to conditions set forth in the One Century Place Whole Loan documents including a minimum term of five years and the applicable replacement tenant or tenants paying full, unabated rent which equals or exceeds 85.0% of the rent payable under the Willis lease (the “Willis Trigger Event”). A Cash Sweep Period will cease upon (a) with respect to (i), the cure of such event of default, (b) with respect to (ii), the net operating income debt yield being equal to or greater than 8.0% for any two consecutive calendar quarters and (c) with respect to (iii), the receipt of the Willis Condition Satisfaction Estoppel or the amount on deposit in the Willis Rollover Reserve equals or exceeds $4,877,153. With respect to (ii), the borrower has the option to partially prepay the One Century Place Whole Loan on or after November 6, 2019 with the payment of a yield maintenance premium (the “Debt Yield Cure Prepayment”), or post cash or a letter of credit in amount equal to such prepayment that would result in the achievement of such debt yield.

Lockbox and Cash Management. The One Century Place Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver letters to all tenants at the One Century Place Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or manager are required to be deposited in the lockbox account within two business days following receipt. During the occurrence and continuance of a Cash Sweep Period, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents, with all excess cash flow to be deposited to an excess cash reserve to be held as additional security for the One Century Place Whole Loan (unless such Cash Sweep Period was caused solely by a Willis Trigger Event).

Property Management. The One Century Place Property is managed by Transwestern Commercial Services Georgia, L.L.C., d/b/a Transwestern (“Transwestern”). Transwestern is a privately held property manager which specializes in agency leasing, tenant advisory, capital markets and asset services with 35 U.S. offices and based in Houston, Texas.

Assumption. The borrower has, at any time (other than the period 60 days prior to a securitization of a note or the period 60 days after a securitization of a note) the right to transfer the One Century Place Property, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the borrower has provided the lender with prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the loan documents and (iv) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C41 certificates and similar confirmations from each rating agency rating any securities backed by any of the One Century Place companion loans.

A-3-97

ONE CENTURY PLACE

Free Release. On or after November 6, 2018, on any business day, the borrower is permitted to obtain the release of a 15-acre development parcel, subject to the satisfaction of certain conditions contained in the loan agreement, including but not limited to (i) no event of default has occurred and is continuing, (ii) the release will not adversely affect the access to the remaining property, (iii) the borrower has obtained separate tax identification numbers, (iv) the owner of the development parcel will not be permitted to lease, directly or indirectly, any portion of any space at the development parcel to any tenant and any affiliates of such tenant under any lease at the remaining property unless certain conditions are satisfied in the One Century Place Whole Loan documents, (v) the release conforms to REMIC requirements, (vi) evidence is provided that the remaining property will be in compliance with all applicable legal and zoning requirements and (vii) the loan-to-value ratio for the remaining property is in compliance with all REMIC requirements and no greater than 65.0%.

Real Estate Substitution. Not permitted.

Future Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the borrower is permitted to incur future mezzanine indebtedness on the earlier to occur of (x) two years after the closing date of the securitization that includes the last note to be securitized or (y) October 19, 2020, provided (a) prior written notice of not less than 30 days, but not more than 90 days, is provided to the lender specifying the origination date of the permitted mezzanine loan, (b) the mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and reasonably acceptable to the lender, (c) the mezzanine loan will have a term that is coterminous or in excess of the term of the One Century Place Whole Loan, (d) the mezzanine loan will be current pay and will not be a payment in kind structure, (e) the combined loan-to-value ratio for the One Century Place Whole Loan and permitted mezzanine loan will not be greater than 63.4%, (f) the debt service coverage ratio of the One Century Place Whole Loan and the permitted mezzanine loan is equal to or greater than 2.57x, (g) the debt yield of the One Century Place Whole Loan and the permitted mezzanine loan is equal to or greater than 10.9%, (h) if the mezzanine loan is floating rate, the borrower is required to acquire and maintain an interest rate cap or swap agreement from a counterparty reasonably acceptable to the lender, (h) a rating agency confirmation from each of KBRA, Fitch and Moody’s that the future mezzanine indebtedness will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C41 certificates and similar ratings confirmations from each rating agency rating any securities backed by the One Century Place companion loans with respect to the ratings of such securities, and (i) any other requirements as stated under the One Century Place Whole Loan documents are met.

Future Unsecured Indebtedness. The borrower is permitted to obtain subordinate unsecured loans from a direct or indirect owner of the borrower, provided (i) prior written notice of not less than 30 days, but not more than 90 days, is provided to the lender specifying the origination date of the permitted unsecured loan, (ii) the subordinate loan is made in accordance with the borrower’s organizational documents, (iii) the subordinate loan will have a fixed rate of interest and will not have a stated maturity date which occurs on or prior to the maturity date of the One Century Place Whole Loan, (iv) payments under or with respect to any such subordinate loan will be made only from excess cash flow from the One Century Place Property, (v) the holder of the subordinate loan will waive all rights to declare default and pursue remedies with respect to such subordinate loan while the One Century Place Whole Loan is outstanding, (vi) the maximum amount of such subordinate loan will not exceed 10.0% of the amount of the One Century Place Whole Loan, (vii) proceeds of such subordinated loan will be used only in connection with the One Century Place Property and the operation, maintenance and repair of the One Century Place Property, (viii) such subordinate loan will be deemed to be discharged upon a foreclosure of any mezzanine indebtedness, (ix) rating agency confirmation, and (x) any other requirements as stated under the One Century Place Whole Loan documents are met.

Ground Lease. None.

Terrorism Insurance. The One Century Place Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the One Century Place Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist. The loan documents also require business interruption insurance covering no less than an amount equal to 100% of the projected gross income from the One Century Place Property on an actual loss sustained basis for a period beginning on the date of business interruption and continuing until the restoration of the One Century Place Property is completed, or the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-98

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A-3-99

61 GROVE STREET

A-3-100

61 GROVE STREET

61 Grove Street
61 Grove Street
New York, NY 10014
MANHATTAN
Chelsea
Meatpacking District
West Village
Greenwich Village
SoHo
Hudson River
W. 24th St.
CHELSEA GALLERIES
W. 23rd St.
W. 22nd St.
Chelsea Art Museum
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
Little W. 12th St.
W. 11th St.
W. 10th St.
W. 9th St.
W. 8th St.
W. 4th St.
W. 3rd St.
HIGH LINE ELEVATED PARK
10th Ave.
9th Ave.
8th Ave.
7th Ave.
7th Ave. South
6th Ave.
5th Ave.
West St.
School of Visual Arts Theater
23RD ST/ 8TH AVE
Clement Clarke Moore Park
The High Line Hotel
Atlantic Theater Company
The Kitchen
IAC Building
Chelsea Piers Sports & Entertainment Complex
Highline Ballroom
NYC Lab School for Collaborative Studies
Chelsea Market
Google Corporate Office Campus
14TH ST/ 8TH AVE
14TH ST
6TH AVE
14th Street
Pier 57
9A
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8TH AVE/ 14TH ST
Ground Zero Museum Workshop
Gansevoort Meatpacking NYC
Seravalli Playground
Greenwich Ave.
14TH ST/ 7TH AVE
Forbes Galleries
The Standard High Line
HIGH LINE ELEVATED PARK
Gansevoort St.
Greenwich St.
Hudson St.
Begin High Line
Whitney Museum of American Art
Horatio St.
Jane St.
Abingdon Square Greenmarket
Hudson Park Library
9th Street
W. 4th St.
The School of Drama - The New School
Ramscale Studio
PATH
Waverly Pl.
Washington Pl.
Washington Arch
CHRISTOPHER/ SHERIDAN ST
4TH ST/ WASHINGTON SQUARE
Washington Square
Bleecker St.
Lucille Lortel Theatre
Christopher St.
West St.
W. 11th St.
Washington St.
Perry St.
Charles St.
Charles West Gallery
Christopher Street
Bedford St.
IFC Center
NYU School of Law
New York University
NYU Skirball Center for the Performing Arts
W. 10th St.
New Ohio Theatre
Minetta Lane Theatre
Macdougal St.
Sullivan St.
Bleecker St.
Cherry Lane Theatre
Radical Media
Venmo
Leroy St.
James J. Walker Park
Clarkson St.
Downing St.
W. Houston St.
Greenwich St.
Washington St.
Film Forum
HOUSTON ST
U.S. Dept of Veterans Affairs
Varick St.
Charlton St.
6th Ave.
Prince St.
Children's Museum of the Arts
Comedy Central
SPRING ST
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
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MANHATTAN
East River
Williamsburg
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Hoboken
Hudson River
SoHo
Little Italy
NEW JERSEY
Chinatown
Tribeca
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope

A-3-101

No. 10 – 61 Grove Street

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Mixed Use
Original Principal Balance:	$21,650,000			Specific Property Type:	Multifamily/Retail
Cut-off Date Balance:	$21,650,000			Location:	New York, NY
% of Initial Pool Balance:	2.8%			Size:	12 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit:	$1,804,167
Borrowers:	61 Grove St. Owner LLC			Year Built/Renovated:	1900/2016
Sponsors:	Alfred Sabetfard			Title Vesting:	Fee
Mortgage Rate:	4.370%			Property Manager:	Self-managed
Note Date:	October 30, 2017			4th Most Recent Occupancy (As of)(2):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(2):	NAV
Maturity Date:	November 6, 2027			2nd Most Recent Occupancy (As of)(2):	75.0% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(2):	100.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(2):	91.7% (9/1/2017)
Seasoning:	0 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	NAV
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI (As of)(3):	$1,326,540 (12/31/2015)
Lockbox Type:	Springing			2nd Most Recent NOI (As of)(3):	$1,470,659 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of)(3):	$1,484,162 (TTM 8/31/2017)
Additional Debt Type:	NAP
				U/W Revenues:	$1,825,172
				U/W Expenses:	$382,105
				U/W NOI:	$1,443,067
				U/W NCF:	$1,433,465
				U/W NOI DSCR:	1.50x
Escrows and Reserves(1):				U/W NCF DSCR:	1.49x
				U/W NOI Debt Yield:	6.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	6.6%
Taxes	$137,528	$22,921	NAP	As-Is Appraised Value:	$39,500,000
Insurance	$3,916	$979	NAP	As-Is Appraisal Valuation Date:	August 29, 2017
Replacement Reserves	$15,000	$300	$15,000	Cut-off Date LTV Ratio:	54.8%
TI/LC Reserves	$75,000	$1,250	$75,000	LTV Ratio at Maturity or ARD:	54.8%

(1)	See “Escrows” section.

(2)	See the table titled “Historical Occupancy”.

(3)	See the table titled “Cash Flow Analysis”.

The Mortgage Loan. The mortgage loan (the “61 Grove Street Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a mixed use multifamily and retail building located in New York, New York (the “61 Grove Street Property”). The 61 Grove Street Mortgage Loan was originated on October 30, 2017 by Ladder Capital Finance LLC. The 61 Grove Street Mortgage Loan had an original principal balance of $21,650,000, has an outstanding principal balance as of the Cut-off Date of $21,650,000, and accrues interest at a rate of 4.370% per annum. The 61 Grove Street Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term of the 61 Grove Street Mortgage Loan. The 61 Grove Street Mortgage Loan matures on November 6, 2027.

Following the lockout period, the borrower has the right to defease the 61 Grove Street Mortgage Loan in whole, but not in part, on any date before August 6, 2027. In addition, the 61 Grove Street Mortgage Loan is prepayable without penalty on or after August 6, 2027.

A-3-102

61 GROVE STREET

Sources and Uses

Sources			Uses
Original loan amount	$21,650,000	100.0%	Loan Payoff	$17,057,918	78.8%
			Return of Equity	3,870,575	17.9
			Closing costs	490,063	2.3
			Reserves	231,444	1.1

Total Sources	$21,650,000	100.0%	Total Uses	$21,650,000	100.00%

The Property. The 61 Grove Street Property consists of a 5-story mixed-use apartment building located in New York, NY. The 61 Grove Street Property is located on a through block parcel from Grove Street to Christopher Street, between Seventh Avenue South and Bleecker Street in the West Village neighborhood of Manhattan. Developed in 1900 and renovated in 2016, the 61 Grove Street Property is made up of twelve residential units and 3,000 square feet of retail space. The residential units feature amenities including a laundry facility with 6 washers and 6 dryers. In addition, nine of the residential units have either a private deck or a balcony. Approximately 70.8% of underwritten base rent can be attributed to the multifamily component of the 61 Grove Street Property. The 3,000 square feet of retail space at the 61 Grove Street Property is 100% occupied by two retail tenants. Hakata Restaurant occupies 2,000 square feet with a lease expiration in December 2025 and Big Gay Ice Cream Shop occupies the remaining 1,000 square feet with a lease expiration in September 2021. The residential units at the 61 Grove Street Property were previously subject to New York rent control or rent stabilization laws. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus.

As of September 1, 2017, the multifamily units were 91.7% occupied and the retail tenants were 100.0% occupied.

The following table presents certain information relating to the unit mix of the 61 Grove Street Property:

Apartment Unit Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Market Rent per Unit
Four Bedroom	8	66.7%	800	$9,000
Five Bedroom	4	33.3%	900	$9,750
Total / Weighted Average	12	100.0%	833	$9,250

(1)	Information obtained from the appraisal.

The following table presents historical occupancy percentages at the 61 Grove Street Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)(3)	12/31/2015(2)(3)(4)	12/31/2016(2)(3)(4)	9/1/2017(2)(4)(5)
NAV	NAV	75.0%	100.0%	91.7%

(1)	Occupancy history before 2015 is unavailable as borrower purchased the property during 2014.

(2)	Information obtained from the borrower.

(3)	Occupancy increased from 2015 to 2016 due to a full renovation at the property after the borrower purchased it during 2014.

(4)	Occupancy is based on the residential units only.

(5)	As of September 1, 2017, 11 of the 12 residential units were occupied, while the 3,000 square feet of retail space was 100% occupied.

A-3-103

61 GROVE STREET

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 61 Grove Street Property:

Cash Flow Analysis

	2015	2016	TTM 8/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$1,645,113	$1,793,541	$1,846,980	$1,825,172	100.0%	$152,098
Grossed Up Vacant Space	0	0	0	98,340	5.4	8,195
Other Income	0	0	0	0	0.0	0.0
Less Vacancy & Credit Loss	0	0	0	(98,340)(1)	(5.4)	(8,195)
Effective Gross Income	$1,645,113	$1,793,541	$1,846,980	$1,825,172	100.0%	$152,098

Total Operating Expenses	$318,573	$322,882	$362,818	$382,105	20.9%	$31,842

Net Operating Income	$1,326,540	$1,470,659	$1,484,162	$1,443,067	79.1%	$120,256
Capital Expenditures	0	0	0	9,602	0.5	800
Net Cash Flow	$1,326,540	$1,470,659	$1,484,162	$1,433,465	78.5%	$119,455

NOI DSCR	1.38x	1.53x	1.55x	1.50x
NCF DSCR	1.38x	1.53x	1.55x	1.49x
NOI DY	6.1%	6.8%	6.9%	6.7%
NCF DY	6.1%	6.8%	6.9%	6.6%

(1)	The underwritten economic vacancy is 5.1%. As of September 1, 2017 the apartment units were 91.7% physically occupied and the commercial units were 100.0% physically occupied.

Appraisal. As of the appraisal valuation date of August 29, 2017, the 61 Grove Street Property had an “as-is” appraised value of $39,500,000.

Environmental Matters. According to a Phase I environmental assessment dated October 2, 2017, there are no recognized environmental conditions at the 61 Grove Street Property.

Market Overview and Competition. The 61 Grove Street Property is located between Seventh Avenue South and Bleecker Street, in the West Village neighborhood of Manhattan. The neighborhood is dominated by single-family townhouses, small loft buildings and walk-up apartment buildings. The occupancy and demand for housing types similar to the 61 Grove Street Property is driven by students of the nearby New York University campus as well as young professionals who work in the neighboring office markets.

The West Village draws crowds through the Whitney Museum of American Art located 0.7 miles from the 61 Grove Street Property, the High Line located 1.2 miles from the 61 Grove Street Property, the Hudson River Park located 0.5 miles from the 61 Grove Street Property, and Hotel Gansevoort located 0.6 miles from the 61 Grove Street Property. Within a one mile radius of the 61 Grove Street Property population has grown over 7.2% since 2010 reaching a population of 105,444. Average income within a 0.5 mile radius of the 61 Grove Street Property is $173,606.

The weighted average U/W Base Rent for the multifamily tenants at the 61 Grove Street Property was $8,976 per unit per month which is 3.0% below the appraiser’s weighted average market rent of $9,250 per unit per month.

The retail space at the 61 Grove Street Property is fully occupied, and the retail tenants have a weighted average U/W Base Rent of $191.29 per square foot gross, which is 10.2% below the appraiser’s market rent of $213.00 per square foot gross. Revenue from commercial tenants makes up 29.8% of U/W Gross Revenue.

A-3-104

61 GROVE STREET

The following table presents certain information relating to comparable multifamily rental properties to 61 Grove Street Property:

Competitive Set(1)

	Location	Distance to Subject	Property Type	Number of Units	Average Monthly Market Rent Per Unit	Total Occupancy
61 Grove Street (Subject)	New York, NY	--	Mid-Rise	12	$9,250	91.7%(2)
7 Morton Street	New York, NY	0.2 miles	Mid-Rise	20	$4,409	98.0%
54 Morton Street	New York, NY	0.3 miles	Mid-Rise	10	$10,504(3)	90.0%
Lincoln Terrace	New York, NY	0.4 miles	Mid-Rise	39	$3,303(3)	93.6%
62 Leroy Street South	New York, NY	0.3 miles	Mid-Rise	37	$3,450(3)	97.6%
218-220 Thompson Street	New York, NY	0.5 miles	Mid-Rise	32	$6,501	98.1%

(1)	Information obtained from the appraisal.

(2)	Information based upon actual rents and occupied units according to the September 1, 2017 rent roll.

(3)	Based on weighted average unit size and quoted rate per month.

The Borrower. The borrower is 61 Grove St. Owner LLC, a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 61 Grove Street Mortgage Loan. Alfred Sabetfard is the guarantor of certain nonrecourse carveouts under the 61 Grove Street Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Alfred Sabetfard, who is the principal and founder of the Sabet Group, which is a family owned and operated real estate company with over 35 years of experience in the industry. Sabet Group specializes in development, sale, rental and management of multi-family residential and commercial high-rises to construction and management of custom and speculative up-scale luxury homes and estates. Mr. Sabetfard owns 17 residential properties in Manhattan, nine properties in Boston and three in Los Angeles.

Escrows. Upfront escrows were collected in the amounts of (i) $137,528 for real estate taxes, (ii) $3,916 for insurance premiums, (iii)$15,000 for replacement reserves and (iv) $75,000 for tenant improvements and leasing commissions (“TI/LC”). The loan documents also provide for ongoing monthly reserves of $22,921 for real estate taxes and $979 for insurance premiums. There is an ongoing $300 monthly escrow for replacement reserves (capped at $15,000) and an ongoing $1,250 monthly escrow for TI/LC (capped at $75,000).

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the borrower is required to establish a lender-controlled lockbox account and instruct non-residential tenants to deposit rents into such lockbox account (with residential rents being collected by the borrower or property manager and deposited into the lockbox account).

A “Cash Management Trigger Event” will commence if: (i) an event of default has occurred or is continuing; or (ii) the net cash flow debt service coverage ratio (“NCF DSCR”) for the 61 Grove Street Property falls below 1.20x. A Cash Management Trigger Event will end: with respect to clause (i), upon the cure of the event of default accepted by lender in its sole absolute discretion; and with respect to clause (ii), when the 61 Grove Street Property achieves a NCF DSCR above 1.25x for two consecutive quarters.

Property Management. The 61 Grove Street Property is self-managed.

Assumption. The borrower has an unlimited right to transfer the 61 Grove Street Property, provided that certain conditions are satisfied, including, but not limited to: (i) no mortgage loan default or event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an acceptable replacement guarantor; and (iv) confirmation from the applicable rating agencies that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C41 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

A-3-105

61 GROVE STREET

Terrorism Insurance. The loan documents require that the “all risk” insurance policy to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 61 Grove Street Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-106

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A-3-107

No. 11 – 777 Township Line Road

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$21,000,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$21,000,000			Location:	Yardley, PA
% of Initial Pool Balance:	2.7%			Size:	110,000 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$190.91
Borrower:	Pembroke Township LP			Year Built/Renovated:	2006/NAP
Borrower Sponsors:	Pembroke Hobson LLC; John B. Vander			Title Vesting:	Fee
	Zwaag; Richard C. Hamlin; Jeffrey J.			Property Manager:	CBRE, Inc.
	Irmer			4th Most Recent Occupancy(4):	NAV
Mortgage Rate:	4.598%			3rd Most Recent Occupancy(4):	NAV
Note Date:	October 6, 2017			2nd Most Recent Occupancy(4):	64.7% (12/31/2015)
Anticipated Repayment Date:	NAP			Most Recent Occupancy (As of)(4):	90.2% (12/31/2016)
Maturity Date:	October 6, 2027			Current Occupancy (As of)(4):	90.6% (10/1/2017)
IO Period:	24 months
Loan Term (Original):	120 months			Underwriting and Financial Information:
Seasoning:	1 month
Amortization Term (Original):	360 months			4th Most Recent NOI(4):	$2,300,408 (12/31/2014)
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(4):	$1,420,541 (Annualized 5 12/31/2015)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(4):	$1,471,430 (12/31/2016)
Call Protection:	L(25),D(90),O(5)			Most Recent NOI(4):	$1,794,191 (TTM 7/31/2017)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,396,888
				U/W Expenses:	$1,426,482
				U/W NOI:	$1,970,406
				U/W NCF:	$1,808,188
Escrows and Reserves:				U/W NOI DSCR:	1.53x
				U/W NCF DSCR:	1.40x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.4%
Taxes	$37,954	$37,954	NAP	U/W NCF Debt Yield:	8.6%
Insurance(1)	$0	Springing	NAP	As-Is Appraised Value:	$28,000,000
Replacement Reserves	$0	$1,833	$110,000	As-Is Appraisal Valuation Date:	August 25, 2017
TI/LC Reserve(2)	$495,000	$9,167	$825,000	Cut-off Date LTV Ratio:	75.0%
Other(3)	$373,487	$0	NAP	LTV Ratio at Maturity or ARD:	64.2%

(1)	Ongoing monthly reserves for insurance are not required so long as insurance requirements are being satisfied by a blanket policy acceptable to the lender.

(2)	Ongoing monthly TI/LC reserves are required on each payment date in the amount of (a) $9,167 commencing on November 6, 2017 through and including October 6, 2020 and (b) $13,750 commencing on November 6, 2020.

(3)	The Upfront Other Reserve represents $279,887 for outstanding tenant improvement obligations for Morgan Stanley and $93,600 for outstanding tenant improvement obligations for Good Shepherd.

(4)	See the tables titled “Historical Occupancy” and “Cash Flow Analysis”. Historical occupancy prior to 12/31/2015 is unavailable as the borrower sponsors acquired the 777 Township Line Road Property (as defined below) in August 2015. 3rd Most Recent NOI represents partial August through December 2015 annualized operating history due to the borrower sponsors’ acquisition in August 2015. The increase from 12/31/2015 occupancy to 12/31/2016 occupancy is primarily attributable to 38,825 square feet of net rentable area on the third floor previously occupied by Harte Hanks being partially relet to ETHOS Health Communications and Morgan Stanley. The decrease from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily attributable to the vacancy on the third floor subsequent to Harte Hanks vacating and prior to ETHOS Health Communications and Morgan Stanley taking occupancy. The increase from Most Recent NOI to U/W NOI is primarily attributable to ETHOS Health Communications’ lease and Morgan Stanley’s lease commencing December 1, 2016 and February 14, 2017, respectively.

The mortgage loan is evidenced by a single promissory note secured by the fee interest in a three-story, Class-A suburban office building located in Yardley, Pennsylvania (the “777 Township Line Road Property”). The 777 Township Line Road Property was built in 2006, consists of 110,000 square feet, is LEED Silver certified and is situated on a 10.9-acre site. Tenants at the 777 Township Line Road Property include the University of Pennsylvania Health System, ETHOS Health Communications and Hill Wallack. The 777 Township Line Road Property contains 545 surface parking spaces, resulting in a parking ratio of 5.0 spaces per 1,000 square feet of rentable area. As of October 1, 2017, the 777 Township Line Road Property was 90.6% occupied by six tenants.

The 777 Township Line Road Property is located in Bucks County, Pennsylvania, approximately 15.0 miles south of Princeton and 20.0 miles north of Philadelphia. The 777 Township Line Road Property benefits from its proximity to Interstate 95 which intersects with PA Route 332 in the immediate vicinity of the 777 Township Line Road Property. Additionally, approximately 4 miles east of the 777 Township Line Road Property are commuter rail lines which provide direct access from Trenton, New Jersey to New York City. According to the appraisal, the 2017 population within a one-, three- and five-mile radius of the 777 Township Line Road Property

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777 TOWNSHIP LINE ROAD

was 5,264, 47,407, and 152,475, respectively; and the average household income within the same radii was $129,733, $153,806 and $128,693, respectively.

Sources and Uses

Sources			Uses
Original loan amount	$21,000,000	100.0%	Loan payoff	$17,887,977	85.2%
			Closing costs	1,192,572	5.7
			Return of equity	1,013,010	4.8
			Reserves	906,441	4.3
Total Sources	$21,000,000	100.0%	Total Uses	$21,000,000	100.0%

The following table presents certain information relating to the tenancy at the 777 Township Line Road Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
University of Pennsylvania Health System	NR/Aa1/AA+	31,677	28.8%	$24.77	$784,639	30.6%	2/28/2027(3)
ETHOS Health Communications	NR/NR/NR	28,016	25.5%	$27.50	$770,440	30.0%	2/28/2024(4)
Hill Wallack	NR/NR/NR	17,358	15.8%	$23.50	$407,913	15.9%	4/30/2023(5)
Stark & Stark	NR/NR/NR	10,775	9.8%	$24.85	$267,759	10.4%	4/30/2022
Morgan Stanley(6)	A/A3/BBB+	6,645	6.0%	$31.23	$207,523	8.1%	9/30/2027(7)
Good Shepherd Penn Partners	NR/NR/NR	5,200	4.7%	$24.50	$127,400	5.0%	2/28/2027(8)
Total Major Tenants		99,671	90.6%	$25.74	$2,565,674	100.0%

Non-Major Tenants		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total		99,671	90.6%	$25.74	$2,565,674	100.0%

Vacant Space		10,329	9.4%

Collateral Total		110,000	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 2018, totaling $30,675 and straight-line rent through maturity totaling $90,047 for two investment grade tenants.

(3)	University of Pennsylvania Health System has one, five-year lease renewal option.

(4)	ETHOS Health Communications has one, five-year lease renewal option.

(5)	Hill Wallack has two, five-year lease renewal options.

(6)	Morgan Stanley has a one-time right to terminate its lease effective February 14, 2023 by providing 12 months’ written notice and delivering a termination payment of $200,783.

(7)	Morgan Stanley has two, five-year lease renewal options.

(8)	Good Shepard Penn Partners has one, five-year lease renewal option.

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777 TOWNSHIP LINE ROAD

The following table presents certain information relating to the lease rollover schedule at the 777 Township Line Road Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	1	10,775	9.8%	10,775	9.8%	$267,759	10.4%	$24.85
2023	1	17,358	15.8%	28,133	25.6%	$407,913	15.9%	$23.50
2024	1	28,016	25.5%	56,149	51.0%	$770,440	30.0%	$27.50
2025	0	0	0.0%	56,149	51.0%	$0	0.0%	$0.00
2026	0	0	0.0%	56,149	51.0%	$0	0.0%	$0.00
2027	3	43,522	39.6%	99,671	90.6%	$1,119,563	43.6%	$25.72
Thereafter	0	0	0.0%	99,671	90.6%	$0	0.0%	$0.00
Vacant	0	10,329	9.4%	110,000	100.0%	$0	0.0%	$0.00
Total/Weighted Average	6	110,000	100.0%			$2,565,674	100.0%	$25.74
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 777 Township Line Road Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)(2)	12/31/2016(1)(2)	10/1/2017(3)
NAV	64.7%	90.2%	90.6%

(1)	Information obtained from the borrower. Historical occupancy prior to 12/31/2015 is unavailable as the borrower sponsors acquired the 777 Township Line Road Property in August 2015.

(2)	The increase from 12/31/2015 occupancy to 12/31/2016 occupancy is primarily attributable to 38,825 square feet of net rentable area on the third floor previously occupied by Harte Hanks being partially relet to ETHOS Health Communications and Morgan Stanley.

(3)	Information obtained from the underwritten rent roll.

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777 TOWNSHIP LINE ROAD

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 777 Township Line Road Property:

Cash Flow Analysis(1)

	2014(2)	Annualized 5 2015(2)(3)	2016(4)	TTM 7/31/2017(4)	U/W(4)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,224,719	$1,683,419	$1,744,124	$2,080,063	$2,565,674(5)	75.5%	$23.32
Grossed Up Vacant Space	0	0	0	0	294,377	8.7	2.68
Total Reimbursables	1,383,159	818,787	868,127	878,179	978,240	28.8	8.89
Less Vacancy & Credit Loss	0	0	0	0	(441,404)(6)	(13.0)	(4.01)
Effective Gross Income	$3,607,878	$2,502,205	$2,612,251	$2,958,242	$3,396,888	100.0%	$30.88

Total Operating Expenses	$1,307,470	$1,081,664	$1,140,821	$1,164,051	$1,426,482	42.0%	$12.97

Net Operating Income	$2,300,408	$1,420,541	$1,471,430	$1,794,191	$1,970,406	58.0%	$17.91
TI/LC	0	0	0	0	140,218(7)	4.1	1.27
Capital Expenditures	0	0	0	0	22,000	0.6	0.20
Net Cash Flow	$2,300,408	$1,420,541	$1,471,430	$1,794,191	$1,808,188	53.2%	$16.44

NOI DSCR	1.78x	1.10x	1.14x	1.39x	1.53x
NCF DSCR	1.78x	1.10x	1.14x	1.39x	1.40x
NOI DY	11.0%	6.8%	7.0%	8.5%	9.4%
NCF DY	11.0%	6.8%	7.0%	8.5%	8.6%
(1)	Historical operating history prior to 2014 is unavailable, as the borrower sponsors acquired the 777 Township Line Road Property in August 2015. 2014 operating history was provided by the previous owner to the borrower sponsor.

(2)	The decrease in Net Operating Income from 2014 to 2015 is primarily attributable to the vacancy on the third floor subsequent to Harte Hanks vacating and prior to ETHOS Health Communications and Morgan Stanley taking occupancy.

(3)	2015 NOI represents partial August through December 2015 annualized operating history due to the borrower sponsors’ acquisition in August 2015.

(4)	The increase in Net Operating Income from 2016 to U/W is primarily attributable to ETHOS Health Communications’ lease and Morgan Stanley’s lease commencing December 1, 2016 and February 14, 2017, respectively.

(5)	U/W Base Rent includes contractual rent steps through March 2018, totaling $30,675 and straight-line rent through maturity totaling $90,047 for two investment grade tenants.

(6)	The underwritten economic vacancy is 11.5%. The 777 Township Line Road Property was 90.6% leased as of October 1, 2017.

(7)	U/W TI/LC is inclusive of a TI/LC credit equivalent to one-tenth of the upfront TI/LC reserve of $495,000.

The following table presents certain information relating to comparable office leases for the 777 Township Line Road Property:

Comparable Leases(1)

Property Name/Location	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
1040 Stony Hill Road Yardley, PA	0.7 miles	Managed Markets	Oct. 2017 / 77 Mos.	17,559	$27.00	MG
100 Brandywine Blvd. Newtown, PA	1.2 miles	inVentiv Health Inc.	Feb. 2017 / 90 Mos.	36,560	$26.25	MG
41 University Drive Newtown, PA	2.1 miles	EPAM Systems Expansion	Nov. 2016 / 90 Mos.	3,350	$28.00	MG
1020 Stony Hill Road Yardley, PA	0.8 miles	Janney Montgomery	Aug. 2016 / 36.0 Mos.	6,289	$27.50	MG

(1)       Information obtained from the appraisal and third party reports.

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No. 12 – The View at Marlton

Loan Information				Property Information
Mortgage Loan Seller:		Argentic Real Estate Finance LLC		Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):		$20,500,000		Specific Property Type:	Anchored
Cut-off Date Balance(1):		$20,500,000		Location:	Marlton, NJ
% of Initial Pool Balance:		2.6%		Size:	91,069 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per SF(1):	$290.99
Borrower:		The View at Marlton, LLC		Year Built/Renovated:	2017/ NAP
Borrower Sponsor:		Peter C. Abrams; Henry Gorenstein; Panagiotis (“Peter”) Lazaropoulos		Title Vesting:	Fee
Mortgage Rate:		4.680%		Property Manager:	Self-managed
				4th Most Recent Occupancy (As of)(4):	NAV
Note Date:		September 27, 2017		3rd Most Recent Occupancy (As of)(4):	NAV
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of)(4):	NAV
Maturity Date:		October 6, 2027		Most Recent Occupancy (As of)(4):	NAV
IO Period:		24 months		Current Occupancy (As of)(5):	100.0% (9/27/2017)
Loan Term (Original):		120 months
Seasoning:		1 month		Underwriting and Financial Information:
Amortization Term (Original):		360 months		4th Most Recent NOI (As of)(4):	NAV
Loan Amortization Type:		Interest-only, Amortizing Balloon		3rd Most Recent NOI (As of)(4):	NAV
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of)(4):	NAV
Call Protection(2):		L(25),D(91),O(4)		Most Recent NOI (As of)(4):	NAV
Lockbox Type:		Hard/Springing Cash Management
Additional Debt:		Yes		U/W Revenues:	$3,129,139
Additional Debt Type:		Pari Passu		U/W Expenses:	$848,755
				U/W NOI:	$2,280,383
Escrows and Reserves:				U/W NCF:	$2,171,101
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.39x
Taxes	$0	Springing	NAP	U/W NCF DSCR(1):	1.32x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	8.6%
Replacement Reserves	$0	$1,518	NAP	U/W NCF Debt Yield(1):	8.2%
TI/LC Reserve	$372,857	$10,417(3)	$625,000	As-Stabilized Appraised Value(6):	$36,500,000
Rent Reserve	$139,244	$0	NAP	As-Stabilized Appraisal Valuation Date(6):	February 1, 2018
Malvern School Unpaid Obligations	$967,288	$0	NAP	Cut-off Date LTV Ratio(1)(6):	72.6%
Earnout Reserve	$3,300,000	$0	NAP	LTV Ratio at Maturity or ARD(1)(6):	62.3%

(1)	The View at Marlton Whole Loan (as defined below), which had an original principal balance of $26,500,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $20,500,000, has an outstanding principal balance of $20,500,000 as of the Cut-off Date and will be contributed to the WFCM 2017-C41 Trust. The non-controlling Note A-2, had an original principal balance of $6,000,000 and will be contributed to a future trust or trusts. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on The View at Marlton Whole Loan. The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	Following the lockout period, on any date before July 6, 2027, the borrower has the right to defease The View at Marlton Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 6, 2019. The assumed lockout period of 25 payments is based on the expected WFCM 2017-C41 securitization trust closing date in November 2017. The View at Marlton Whole Loan is prepayable without penalty on or after July 6, 2027.

(3)	The View at Marlton Whole Loan documents require that the borrower deposit $10,417 for monthly tenant improvements and leasing commissions starting January 1, 2023.

(4)	Historical occupancy and financial information for The View at Marlton Property were not available as it was built in 2017.

(5)	The current occupancy of 100.0% includes The Malvern School space, which is undergoing construction. The construction is expected to be completed in February 2018.

(6)	The As-Stabilized Appraised Value is based on the assumption that The Malvern School is in occupancy, open for business and paying full unabated rent. The View at Marlton Mortgage Loan is structured with an economic holdback of $3,300,000, which may be used by the lender to pay down the mortgage loan if certain conditions related to The Malvern School are not satisfied within 12 months of origination. The Cut-off Date LTV Ratio and LTV Ratio at Maturity shown above are based on the Cut-off Date Balance and As-stabilized Appraised Value. Based on the Cut-off Date Balance and Maturity Date Balance net of the economic holdback funds ($3,300,000) and the as-is appraised value of $33,600,000, the Cut-off Date LTV Ratio and LTV Ratio at Maturity are 69.1% and 57.9%, respectively.

The mortgage loan (“The View at Marlton Mortgage Loan”) is part of a whole loan (“The View at Marlton Whole Loan”) that is evidenced by two promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee interest in an anchored retail property located in Marlton, New Jersey (“The View at Marlton Property”). See “Description of the Mortgage Pool- The Whole Loans – The View at Marlton Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

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THE VIEW AT MARLTON

The View at Marlton Whole Loan was originated on September 27, 2017 by Argentic Real Estate Finance LLC. The View at Marlton Whole Loan had an original principal balance of $26,500,000, has an outstanding principal balance as of the Cut-off Date of $26,500,000 and accrues interest at an interest rate of 4.680% per annum. The View at Marlton Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments during the first 24 payment periods, followed by payments of principal and interest based on a 30-year amortization schedule. The View at Marlton Whole Loan matures on October 6, 2027.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$20,500,000	WFCM 2017-C41	Yes
A-2	$6,000,000	Argentic Real Estate Finance LLC	No
Total	$26,500,000

Sources and Uses

Sources			Uses
Original whole loan amount	$26,500,000	100.0%	Loan payoff(1)	$17,004,620	64.2%
			Reserves	4,779,389	18.0
			Return of equity	4,228,569	16.0
			Closing costs	487,423	1.8
Total Sources	$26,500,000	100.0%	Total Uses	$26,500,000	100.0%
(1)	The View at Marlton Mortgage Loan refinances a previous construction loan.

The View at Marlton Property is a newly-constructed, 91,069 square foot neighborhood shopping center located in Marlton, New Jersey. Situated on a 10.9-acre site, The View at Marlton Property is comprised of a pad site that is improved with a one-story building built in 2010 (which improvements are not part of the collateral) in addition to four, single-story buildings, most of which were built in 2017. A Whole Foods supermarket is located diagonally across from The View at Marlton Property. The View at Marlton Property has five existing ingress/egress points including easements with neighboring parcels.

As of September 27, 2017, The View at Marlton Property was 100.0% leased to 15 tenants. The View at Marlton Property is anchored by a free-standing 45,000 square foot (49.4% of the net rentable area) LA Fitness, which is on an initial lease term of 15.4 years that commenced in 2017 with three, five-year renewal options remaining. LA Fitness is a health club chain in the United States and Canada. AAA Mid-Atlantic, Inc. (“AAA”) is the second largest tenant and occupies 10,662 square feet (11.7% of the net rentable area) within the retail strip building at The View at Marlton Property. AAA provides online services to help members with their cars and driving, insurance, banking, and loan needs in the United States and Canada. AAA has an initial lease term of 10 years that commenced in 2017 with three, five-year renewal options. The Malvern School is the third largest tenant and has signed a lease with respect to an 8,400 square foot (9.2% of the net rentable area), free-standing building for 14 years with three, five-year renewal options. The Malvern School is a year-round private preschool that was founded in 1998 and has 26 locations (excluding the location at The View at Marlton Property) throughout Southeastern Pennsylvania and Central and Southern New Jersey. Construction is underway on The Malvern School space and completion of the space is slated for February 2018. Under the terms of its lease, The Malvern School’s rent will commence on the earlier of (a) the opening of The Malvern School for business, or (b) 30 days following the date that The Malvern School secures (i) a temporary certificate of occupancy so as long as all life/safety items of landlord’s work are complete and The Malvern School is able to obtain all permanent approvals from the State of New Jersey to operate its business from the premises or, (ii) a final certificate of occupancy.

The pad site is occupied by BB&T Bank which operates under a ground lease which expires in 2025. The remaining 11 tenants represent a mix of local and national tenants including Luxury Nails, Dunkin Donuts, and European Wax Center.

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THE VIEW AT MARLTON

The following table presents certain information relating to the tenancies at the View at Marlton Property:

Major Tenants

Tenant Name	Credit Rating (Fitch / Moody’s / S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenant
LA Fitness	NR/NR/NR	45,000	49.4%	$22.50	$1,012,500	40.3%	NAV	NAV	10/31/2032(4)
Total Anchor Tenant		45,000	49.4%	$22.50	$1,012,500	40.3%

Major Tenants

AAA	NR/NR/NR	10,662	11.7%	$22.04	$235,000	9.3%	NAV	NAV	7/16/2027(5)
The Malvern School	NR/NR/NR	8,400	9.2%	$24.00	$201,600	8.0%	NAV	NAV	1/31/2032(6)
Luxury Nails	NR/NR/NR	4,289	4.7%	$35.50	$152,260	6.1%	NAV	NAV	10/4/2027(7)
BB&T Bank(8)	A+/A2/A-	3,600	4.0%	$45.83	$165,000	6.6%	NAV	NAV	8/31/2025(9)
Total Major Tenants		26,951	29.6%	$27.97	$753,860	30.0%

Non-Major Tenants		19,118	21.0%	$39.08	$747,148	29.7%

Occupied Total		91,069	100.0%	$27.60	$2,513,508	100.0%

Vacant Space		0	0.0%

Collateral Total		91,069	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2018 totaling $1,000.

(3)	Sales PSF and Occupancy Cost are not available.

(4)	LA Fitness has three, 5-year renewal options remaining.

(5)	AAA has three, 5-year renewal options remaining.

(6)	The Malvern School has three, 5-year renewal options remaining.

(7)	Luxury Nails has two, 5-year renewal options remaining.

(8)	BB&T Bank has a right of first refusal for the purchase of its leased premises if it is sold separate from the rest of the The View at Marlton Property.

(9)	BB&T Bank is subject to a ground lease and owns its improvements. BB&T Bank has three, 5-year renewal options remaining.

A-3-114

THE VIEW AT MARLTON

The following table presents certain information relating to the lease rollover schedule at The View at Marlton Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	1	1,000	1.1%	1,000	1.1%	$38,000	1.5%	$38.00
2025	1	3,600	4.0%	4,600	5.1%	$165,000	6.6%	$45.83
2026	0	0	0.0%	4,600	5.1%	$0	0.0%	$0.00
2027	10	31,069	34.1%	35,669	39.2%	$996,408	39.6%	$32.07
Thereafter	3	55,400	60.8%	91,069	100.0%	$1,314,100	52.3%	$23.72
Vacant	0	0	0.0%	91,069	100.0%	$0	0.0%	$0.00
Total / Weighted Average	15	91,069	100.0%			$2,513,508	100.0%	$27.60

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the View at Marlton Property:

Historical Occupancy(1)

2014	2015	2016	9/27/2017(2)
NAV	NAV	NAV	100.0%

(1)	Historical occupancy for The View at Marlton Property was not available as it was built in 2017.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The View at Marlton Property:

Cash Flow Analysis(1)

	U / W	% of U / W Effective Gross Income	U / W $ per SF
Base Rent	$2,513,508(2)	80.3%	$27.60
Grossed Up Vacant Space	0	0.0	0.00
Percentage Rent	0	0.0	0.00
Total Reimbursables	780,322	24.9	8.57
Rent Abatements	0	0.0	0.00
Other Income	0	0.0	0.00
Less Vacancy & Credit Loss	(164,692)(3)	(5.3)	(1.81)
Effective Gross Income	$3,129,139	100.0%	$34.36

Total Operating Expenses	$848,755	27.1%	$9.32

Net Operating Income	$2,280,383	72.9%	$25.04
TI/LC	91,069	2.9	1.00
Capital Expenditures	18,214	0.6	0.20
Net Cash Flow	$2,171,101	69.4%	$23.84

NOI DSCR	1.39x
NCF DSCR	1.32x
NOI DY	8.6%
NCF DY	8.2%
(1)	Historical information for The View at Marlton Property was not available as it was built in 2017.

(2)	U/W Base Rent includes contractual rent steps of $1,000 through September 2018 and base rent of $201,600 for The Malvern School, which is not yet in occupancy.

(3)	The underwritten economic vacancy is 5.0%. The View at Marlton Property was 100.0% leased as of September 27, 2017.

A-3-115

THE VIEW AT MARLTON

The following table presents certain information relating to comparable retail properties for the strip retail space at The View at Marlton Property:

Comparable Leases(1)

Property	Year Built / Renovated	Total NRA (SF)	Tenant Name	Leased SF	Lease Term (Months)	Base Rent (PSF)	Lease Type
Market Place at Garden State Park	2006/NAV	543,680	For Eyes – Renewal	2,012	60	$45.00	Triple Net
1901 Deptford Center Road	2016/NAV	19,800	Mission BBQ	3,800	180	$36.00	Triple Net
700 Midlantic Drive	2016/NAV	10,784	Naf Naf Grill	3,000	120	$45.00	Triple Net
Voorhees Town Center	1970-2009/NAV	317,121	Friendly’s	2,999	180	$35.01	Triple Net
Strip Center	1968/NAV	9,075	Turning Point	3,485	120	$32.00	Triple Net
Marlton Crossing Phase II	1992/NAV	102,409	Sally’s Beauty Supply	1,420	60	$35.00	Triple Net
Ellis Shopping Center	1959/NAV	194,854	Honeygrow	2,107	120	$32.00	Triple Net

(1)	Information obtained from the appraisal.

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A-3-117

No. 13 – Corporate Center I & III

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$20,250,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$20,250,000			Location:	Las Vegas, NV
% of Initial Pool Balance:	2.6%			Size:	95,002 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$213.15
Borrower Name:	Las Vegas Corporate Center, LLC; Las Vegas Professional Center, LLC			Year Built/Renovated:	2009/NAP
Sponsors:	Dr. David James Smith			Title Vesting:	Fee
Mortgage Rate:	5.770%			Property Manager:	Olympia Management, LLC
Note Date:	November 2, 2017			4th Most Recent Occupancy (As of):	90.5% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	92.5% (12/31/2014)
Maturity Date:	November 6, 2027			2nd Most Recent Occupancy (As of):	94.5% (12/31/2015)
IO Period:	None			Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (10/12/2017)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,053,242 (12/31/2014)
Call Protection:	L(24),D(93),O(3)			3rd Most Recent NOI (As of):	$1,986,990 (12/31/2015)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$2,112,684 (12/31/2016)
Additional Debt:	No			Most Recent NOI (As of):	$2,278,781 (TTM 8/31/2017)
Additional Debt Type:	NAP
				U/W Revenues:	$2,544,232
				U/W Expenses:	$426,553
				U/W NOI:	$2,117,679
				U/W NCF:	$1,861,473
				U/W NOI DSCR:	1.49x
				U/W NCF DSCR:	1.31x
Escrows and Reserves:				U/W NOI Debt Yield:	10.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.2%
Taxes	$8,247	$8,247	NAP	As-Is Appraised Value:	$30,300,000
Insurance	$7,680	$2,560	NAP	As-Is Appraisal Valuation Dates:	October 12, 2017
Replacement Reserves	$0	$1,583	NAP	Cut-off Date LTV Ratio:	66.8%
TI/LC Reserve	$250,000	$19,792	NAP	LTV Ratio at Maturity or ARD:	56.3%

The Corporate Center I & III mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in two, three-story office buildings totaling 95,002 square feet and located in Las Vegas, NV (the “Corporate Center I & III Property”). The Corporate Center I & III Property is located within a larger office development and maintains a location near the I-215 beltway, four miles west of McCarran International Airport and eight miles southeast of the Las Vegas Strip. Constructed in 2009, the Corporate Center I & III Property is situated on a 6.4-acre site and features 380 parking spaces, resulting in a parking ratio of 4.0 spaces per 1,000 square feet of rentable area. MVP Realty Management, the previous owner of the Corporate Center I & III Property, recently executed a lease in June 2017 for an aggregate of three suites, totaling 24,742 square feet (26.0% NRA). The 2016 estimated population within a one-, three- and five-mile radius of the Corporate Center I & III Property was 12,753, 105,116 and 289,390, respectively, while the 2016 estimated average household income within the same radii was $61,616, $77,086 and $74,174, respectively. As of October 12, 2017, the Corporate Center I & III Property was 100.0% occupied by 16 tenants. According to a third party market research report, the Corporate Center I & III Property is located in the Southwest Las Vegas office submarket, within the Las Vegas market, which, as of the third quarter of 2017, contained a total inventory of approximately 64.2 million square feet. As of the third quarter of 2017, the Southwest Las Vegas office market reported a vacancy rate of 14.0% and an average asking rental rate of $19.08 per square foot, full service gross.

A-3-118

CORPORATE CENTER I & III

Sources and Uses

Sources			Uses
Original whole loan amount	$20,250,000	65.6%	Purchase Price	$30,125,000	97.6%
Sponsor’s new cash contribution	10,612,020	34.4	Closing Costs	471,093	1.5
			Reserves	265,927	0.9

Total Sources	$30,862,020	100.0%	Total Uses	$30,862,020	100.0%

The following table presents certain information relating to the tenancy at the Corporate Center I & III Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
MVP Realty Management(2)	NR/NR/NR	24,742	26.0%	$26.00	$643,221	26.8%	5/31/2022(3)
Nevada Spine Clinic	NR/NR/NR	13,815	14.5%	$27.83	$384,518	16.0%	5/4/2019(4)
Provident Group	NR/NR/NR	11,184	11.8%	$26.61	$297,577	12.4%	8/30/2021(5)
LV Laser & Lipo	NR/NR/NR	8,129	8.6%	$24.03	$195,343	8.1%	12/31/2019(6)
Las Vegas Surgical Associates	NR/NR/NR	7,406	7.8%	$24.38	$180,587	7.5%	2/28/2024(7)
Total Major Tenants		65,276	68.7%	$26.06	$1,701,245	70.8%

Non-Major Tenants		29,726	31.3%	$23.59	$701,168	29.2%

Occupied Collateral Total		95,002	100.0%	$25.29	$2,402,413	100.0%

Vacant Space		0	0.0%

Collateral Total		95,002	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2018 totaling $49,945 and forward rent totaling $57,840.

(2)	MVP Realty Management subleases Suite 290 to Haines & Krieger.

(3)	MVP Realty Management has two five-year lease renewal options.

(4)	Nevada Spine Clinic has two five-year lease renewal options.

(5)	Provident Group has two five-year lease renewal options. Provident Group has the right to vacate its premises on August 30, 2019.

(6)	LV Laser & Lipo has two five-year lease renewal options.

(7)	Las Vegas Surgical Associates has two five-year lease renewal options.

The following table presents certain information relating to the lease rollover schedule at the Corporate Center I & III Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	1	2,372	2.5%	2,372	2.5%	$51,235	2.1%	$21.60
2019	6	30,191	31.8%	32,563	34.3%	$807,211	33.6%	$26.74
2020	0	0	0.0%	32,563	34.3%	$0	0.0%	$0.00
2021	3	15,985	16.8%	48,548	51.1%	$403,934	16.8%	$25.27
2022	4	27,242	28.7%	75,790	79.8%	$694,846	28.9%	$25.51
2023	0	0	0.0%	75,790	79.8%	$0	0.0%	$0.00
2024	5	15,718	16.5%	91,508	96.3%	$367,346	15.3%	$23.37
2025	0	0	0.0%	91,508	96.3%	$0	0.0%	$0.00
2026	1	3,494	3.7%	95,002	100.0%	$77,842	3.2%	$22.28
2027	0	0	0.0%	95,002	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	95,002	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	95,002	100.0%	$0	0.0%	$0.00
Total/Weighted Average	20	95,002	100.0%			$2,402,413	100.0%	$25.29

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

A-3-119

CORPORATE CENTER I & III

The following table presents historical occupancy percentages at the Corporate Center I & III Property:

Historical Occupancy

12/31/2013 (1)	12/31/2014 (1)	12/31/2015(1)	12/31/2016(1)	10/12/2017(2)
90.5%	92.5%	94.5%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Corporate Center I & III Property:

Cash Flow Analysis

	2014	2015	2016	TTM 8/31/2017	U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,091,117	$2,030,797	$2,126,093	$2,279,710	$2,402,413	(1)	94.4%	$25.29
Total Reimbursables	438,756	405,015	419,531	453,800	424,511		16.7	4.47
Less Vacancy & Credit Loss	0	0	0	0	(282,692)	(2)	(11.1)	(2.98)
Effective Gross Income	$2,529,873	$2,435,812	$2,545,624	$2,733,510	$2,544,232		100.0%	$26.78

Total Operating Expenses	$476,631	$448,822	$432,940	$454,729	$426,553		16.8%	$4.49
Net Operating Income	$2,053,242	$1,986,990	$2,112,684	$2,278,781	$2,117,679		83.2%	$22.29
TI/LC	0	0	0	0	262,206		10.3	2.76
Capital Expenditures	0	0	0	0	(6,000)		(0.2)	(0.06)
Net Cash Flow	$2,053,242	$1,986,990	$2,112,684	$2,278,781	$1,861,473		73.2%	$19.59

NOI DSCR	1.44x	1.40x	1.49x	1.60x	1.49x
NCF DSCR	1.44x	1.40x	1.49x	1.60x	1.31x
NOI DY	10.1%	9.8%	10.4%	11.3%	10.5%
NCF DY	10.1%	9.8%	10.4%	11.3%	9.2%

(1)	U/W Base Rent includes contractual rent increases through October 2018 totaling $46,945 and forward starting rent totaling $57,840 associated with Sibel Real Estate Investments.

(2)	The underwritten economic vacancy is 10.0%. The Corporate Center I & III Property was 100.0% physically occupied as of October 12, 2017.

The following table presents certain information relating to comparable office leases for the Corporate Center I & III Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
9205 W Russell Rd, Suite 300 Las Vegas, NV	2014/NAP	88,100	1.3 miles	Liberty Mutual Insurance	Mar 2017 / 5 Yrs	7,727	$30.00	Modified Gross
Martin Business Center 9340 Martin Ave Las Vegas, NV	2006/NAP	10,638	0.9 miles	NAV	Jun 2017 / 3.2 Yrs	1,105	$28.56	Full Service
6655 S Cimarron Rd, Suite 100 Las Vegas, NV	2006/NAP	52,305	1.0 mile	NAV	Jul 2017 / 5 Yrs	24,352	$27.00	Modified Gross
8345 W Sunset Road, Suite 2 Las Vegas, NV	2005/NAP	75,917	1.0 mile	NAV	Jul 2017 / 5 Yrs	12,048	$27.00	Modified Gross
4280 S Hualapai Way, Suite 1 Las Vegas, NV	2004/NAP	26,218	4.2 miles	Better Life Realty	Oct 2017 / 3 Yrs	1,426	$24.00	NNN

(1)	Information obtained from the appraisal.

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A-3-121

No. 14 – DoubleTree Berkeley Marina

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance(1):	$20,000,000			Specific Property Type:	Full Service
Cut-off Date Balance(1):	$20,000,000			Location:	Berkeley, CA
% of Initial Pool Balance:	2.5%			Size:	378 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	$138,889
Borrower Name:	200 Marina Boulevard, Berkeley, LLC			Year Built/Renovated:	1972/2016
Sponsor:	Junson Capital			Title Vesting:	Leasehold
Mortgage Rate:	4.820%			Property Manager:	Pyramid Berkeley Management L.P.
Note Date:	August 9, 2017			4th Most Recent Occupancy (As of):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	84.7% (12/31/2014)
Maturity Date:	September 6, 2027			2nd Most Recent Occupancy (As of):	88.5% (12/31/2015)
IO Period:	30 months			Most Recent Occupancy (As of):	89.3% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	90.3% (6/30/2017)
Seasoning:	2 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$6,562,968 (12/31/2014)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of):	$7,381,645 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$7,756,386 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$7,405,797 (TTM 6/30/2017)
Additional Debt Type(1)(2):	Pari Passu; Future Mezzanine			U/W Revenues:	$31,423,806
				U/W Expenses:	$24,020,252
				U/W NOI:	$7,403,554
Escrows and Reserves:				U/W NCF:	$6,146,602
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	2.23x
Taxes	$441,167	$83,083	NAP	U/W NCF DSCR(1):	1.86x
Insurance	$62,786	$7,550	NAP	U/W NOI Debt Yield(1):	14.1%
Replacement Reserves	$0	$65,466	NAP	U/W NCF Debt Yield(1):	11.7%
Deferred Maintenance	$54,125	$0	NAP	As-Is Appraised Value:	$100,300,000
Elective Capital Expenditure(3)	$1,062,268	$0	NAP	As-Is Appraisal Valuation Date:	April 11, 2017
Ground Rent Reserve(4)(5)	$173,305	$0	NAP	Cut-off Date LTV Ratio(1):	52.3%
Seasonality Working Capital Reserve(6)	$310,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	45.6%

(1)	The DoubleTree Berkeley Marina Whole Loan (as defined below), which had an original principal balance of $52,500,000, is comprised of four pari passu notes (Notes A-1-1, A-1-2, A-1-3 and A-2). The non-controlling Note A-2 had an original principal balance of $20,000,000, has an outstanding principal balance of $20,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2017-C41 Trust. The controlling Note A-1-1 had an original principal balance of $13,750,000 and was contributed to the UBS 2017-C4 trust and the non-controlling Notes A-1-2 and A-1-3 had an original principal balance of $18.75 million and was contributed to UBS 2017-C5. All statistical financial information related to balances per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the DoubleTree Berkeley Marina Whole Loan. The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	The borrower is permitted to incur future mezzanine debt, provided the following conditions are satisfied: (i) a maximum principal balance of $10 million; (ii) a maximum combined loan-to-value ratio of 60.0%; (iii) a minimum combined debt service coverage ratio of 1.82x; (iv) a minimum combined net cash flow debt yield of 11.5%; (v) the receipt of rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C41 certificates and similar rating confirmations from each rating agency rating any securities backed by the Note A-1-1, Note A-1-2, or Note A-1-3 with respect to the ratings of such securities; and (vi) the execution of an intercreditor agreement acceptable to the lender.

(3)	The Elective Capital Expenditure is to address property upgrades. The borrower sponsor has spent nearly $500,000 and plans to commence an additional $1,500,000 ($3,968 per key) room renovation which is projected to be completed by February 2018.

(4)	If the borrower fails to timely deliver payment of ground rent or following an event of default, monthly deposits will then be required, to the extent that the balance of the Ground Rent Reserve Account is less than an amount equal to the product of (x) the largest monthly payment of ground rent and any other amounts that were due and payable under the ground lease in any trailing twelve month period and (y) 1.10 (the “Ground Rent Reserve Account Cap”). If the lender determines that the funds on deposit in the Ground Rent Reserve Account will be insufficient to pay (or in excess of) the ground rent next coming due (including, without limitation, as a result of any rate or percentage increase in ground rent), the lender may increase (or decrease) the monthly contribution required to be made by the borrower to the Ground Rent Reserve Account.

(5)	The DoubleTree Berkeley Marina Property is subject to a ground lease, which commenced in January 2008 for a term of 50 years with current annual ground rent of $734,916

(6)	The Seasonality Working Capital Reserve funds may be used for any monthly debt service payments occurring in December and January of each year if and only to the extent there is insufficient cash flow from the DoubleTree Berkeley Marina Property to provide a DSCR above 1.20x.

A-3-122

DOUBLETREE BERKELEY MARINA

The DoubleTree Berkeley Marina Mortgage Loan is part of a whole loan (the “DoubleTree Berkeley Marina Whole Loan”) that is evidenced by four promissory notes (Notes A-1-1, A-1-2, A-1-3 and A-2) secured by a first mortgage encumbering the leasehold interest of a 378-room full-service hotel property located in Berkeley, California (the “DoubleTree Berkeley Marina Property”). See “Description of the Mortgage Pool—The Whole Loans—DoubleTree Berkeley Marina Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The DoubleTree Berkeley Marina Property was constructed in 1972, with a second phase consisting of three buildings of additional guestrooms built in 1988, and is situated on a 13-acre site. Amenities at the DoubleTree Berkeley Marina Property include an onsite restaurant, room service, 15,622 square feet of meeting space, an indoor pool and spa, a fitness room, a business center, numerous patio areas, a lobby gift shop, high speed Wi-Fi, and a complementary shuttle service within a 3-mile radius. The Doubletree Berkeley Marina Property also abuts approximately 1,000 square feet of dock area that the City of Berkeley leases to Hornblower Cruises and Events, from which Hornblower Cruises and Events hosts dining cruises and private events, weddings, etc. All of the rooms feature either a balcony or patio, and some guest rooms offer views of San Francisco Bay, the skyline or Berkeley Hills. Major renovations occurred in two phases (2008 and 2013) by the previous owner at a total cost of $15.9 million, and when combined with the $3.4 million invested by the borrower sponsor, results in a total of $19.3 million of investment into the property over the previous ten years.

The DoubleTree Berkeley Marina Property contains 431 surface parking spaces, resulting in a parking ratio of 1.14 spaces per guestroom. According to the appraisal, the estimated 2017 the market segmentation at the DoubleTree Berkeley Marina Property is 22% commercial, 21% meeting & group, 55% leisure, and 2% government. The franchise agreement with Double Tree Franchise LLC expires in February 2029.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1-1	$13,750,000	UBS 2017-C4	Yes
A-1-2, A-1-3	$18,750,000	UBS 2017-C5	No
A-2	$20,000,000	WFCM 2017-C41	No
Total	$52,500,000

Sources and Uses

Sources			Uses
Original whole loan amount	$52,500,000	100.0%	Loan Payoff(1)	32,778,229	62.4%
			Return of Equity(1)	16,219,215	30.9
			Reserves	2,103,651	4.0
			Closing Costs	1,398,905	2.7
Total Sources	$52,500,000	100.0%	Total Uses	$52,500,000	100.0%

(1)

The borrower paid off existing debt of $32.8 million encumbering the DoubleTree Berkeley Marina Property in March 2017 through an intercompany loan. The proceeds of the DoubleTree Berkeley Marina Whole Loan were used to return cash of approximately $16.2 million to the borrower sponsor, payoff the existing $32.8 million loan to the borrower, fund $2.1 million of reserves and pay $1.4 million closing costs.

A-3-123

DOUBLETREE BERKELEY MARINA

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the DoubleTree Berkeley Marina Property:

Cash Flow Analysis

	2014	2015	2016	TTM 6/30/2017	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	84.7%	88.5%	89.3%	90.3%	90.3%
ADR	$172.89	$185.69	$190.18	$186.24	$186.24
RevPAR	$146.37	$164.34	$169.74	$168.19	$168.19

Room Revenue	$20,194,277	$22,673,831	$23,482,868	$23,205,641	$23,205,641	73.8%	$61,391
F&B Revenue(1)	5,008,601	6,009,210	6,488,186	6,583,014	6,583,014	20.9	17,415
Other Revenue(2)	583,004	791,107	1,563,168	1,635,151	1,635,151	5.2	4,326
Total Revenue	$25,785,882	$29,474,148	$31,534,222	$31,423,806	$31,423,806	100.0%	$83,132

Total Department Expenses	9,976,645	10,908,072	12,044,475	12,349,552	12,349,552	39.3	32,671
Gross Operating Profit	$15,809,237	$18,566,076	$19,489,747	$19,074,254	$19,074,254	60.7%	$50,461

Total Undistributed Expenses	7,447,332	8,503,166	9,075,206	9,038,423	9,031,652	28.7	23,893
Profit Before Fixed Charges	$8,361,905	$10,062,910	$10,414,541	$10,035,831	$10,042,602	32.0%	26,568

Total Fixed Charges	1,798,937	2,681,265	2,658,155	2,630,034	2,639,048	8.4	6,982

Net Operating Income	$6,562,968	$7,381,645	$7,756,386	$7,405,797	$7,403,554	23.6%	$19,586
FF&E	1,031,435	1,178,966	1,261,369	1,256,952	1,256,952	4.0	3,325
Net Cash Flow	$5,531,533	$6,202,679	$6,495,017	$6,148,845	6,146,602	19.6%	16,261

NOI DSCR(3)	1.98x	2.23x	2.34x	2.24x	2.23x
NCF DSCR(3)	1.67x	1.87x	1.96x	1.86x	1.86x
NOI DY(3)	12.5%	14.1%	14.8%	14.1%	14.1%
NCF DY(3)	10.5%	11.8%	12.4%	11.7%	11.7%

(1)	Food and Beverage Revenue accounts for approximately 20.9% of U/W Revenue.

(2)	Other Revenue includes parking expense and Information and Telecom Systems expense.

(3)	The debt service coverage ratios and debt yields are based on the Doubletree Berkeley Marina Whole Loan.

The following table presents certain information relating to the DoubleTree Berkeley Marina Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			DoubleTree Berkeley Marina(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2/28/2017 TTM	86.6%	$169.33	$172.56	89.7%	$189.41	$169.99	103.6%	111.9%	98.5%
2/28/2016 TTM	85.7%	$189.25	$162.11	89.1%	$188.59	$168.05	104.0%	99.7%	103.7%
2/28/2015 TTM	84.2%	$199.33	$142.52	86.7%	$172.88	$149.94	103.0%	86.7%	105.2%
(1)	Information obtained from the appraisal report dated August 10, 2017. The competitive set included the following hotels: Hilton Garden Inn San Francisco Oakland Bay Bridge, Four Points by Sheraton San Francisco Bay Bridge, The Hotel Shattuck Plaza, Hyatt House Emeryville San Francisco Bay Area, and Courtyard Oakland Emeryville.

A-3-124

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A-3-125

No. 15 – Redmont Hotel Curio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance:	$19,000,000			Specific Property Type:	Full Service
Cut-off Date Balance:	$19,000,000			Location:	Birmingham, AL
% of Initial Pool Balance:	2.4%			Size:	120 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$158,333
Borrower Names(1):	Bayshore Redmont, Inc.; Legacy Lodging, LLC			Year Built/Renovated:	1925/2016
Borrower Sponsor(1):	James W. Lewis Jr.			Title Vesting(6):	Fee
Mortgage Rate:	5.291%			Property Manager(7):	Self-managed
Note Date:	October 26, 2017			4th Most Recent Occupancy:	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(8):	NAV
Maturity Date:	November 6, 2027			2nd Most Recent Occupancy (As of)(8):	NAV
IO Period:	0 months			Most Recent Occupancy (As of):	57.3% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	76.2% (9/30/2017)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(8):	NAV
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI (As of)(8):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$1,047,283 (T9 12/31/2016 Annualized)
Additional Debt:	Yes			Most Recent NOI (As of):	$2,481,557 (TTM 9/30/2017)
Additional Debt Type(2):	Future Mezzanine
				U/W Revenues:	$7,708,491
				U/W Expenses:	$5,303,779
				U/W NOI:	$2,404,712
Escrows and Reserves:				U/W NCF:	$2,096,372
				U/W NOI DSCR:	1.90x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.66x
Taxes	$25,726	$8,575	NAP	U/W NOI Debt Yield:	12.7%
Insurance	$81,176	$6,765	NAP	U/W NCF Debt Yield:	11.0%
FF&E Reserve	$0	(3)	NAP	As-Is Appraised Value:	$31,800,000
Seasonality Reserve	$0	(4)	NAP	As-Is Appraisal Valuation Date:	September 6, 2017
PIP Reserve	$0	(5)	NAP	Cut-off Date LTV Ratio:	59.7%
				LTV Ratio at Maturity:	49.6%

(1)	Bayshore Redmont, Inc., one of the borrowers, previously filed for Chapter 11 bankruptcy. It most recently emerged from bankruptcy in January 2013. The borrower sponsor has also been involved in a deed-in-lieu foreclosure within the past seven years.

(2)	If the Redmont Hotel Curio Mortgage Property is transferred and the Redmont Hotel Curio Mortgage Loan is assumed in accordance with the related loan documents, then the owners of direct or indirect equity interests in the borrower may obtain permitted mezzanine financing subject to standard pre-conditions including (i) the combined loan-to-value ratio may not exceed 59.7%, (ii) the combined debt service coverage may not be less than 1.68x (iii) an intercreditor agreement, (iv) combined debt yield no less than 11.03%, and (v) Rating Agency confirmation.

(3)	Throughout the term of the Redmont Hotel Curio Mortgage Loan (as defined below), ongoing reserves will be collected for FF&E, equaling 1/12 of 4% of monthly gross revenues for the Redmont Hotel Curio Property.

(4)	If future PIP work is required by the franchisor, the Redmont Hotel Curio Mortgage Borrower will be required to post 125% of the costs of such work into the PIP Reserve less the amount of FF&E Funds that remain in the FF&E Account not allocated for the completion of FF&E work.

(5)	Ongoing reserves for seasonality are springing and will be collected upon trailing 12 month performance. The seasonality reserve will be restored through the borrower payments and excess cash flow during the seasonal months and the seasonality reserve cap would need to be fully replenished by the end of the non-seasonal period. Monthly shortfall deposits and the seasonality reserve cap will be based on 125% of any monthly operating shortfalls.

(6)	The property is also secured by the borrowers’ rights in a master lease and master sub-lease as further described in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

(7)	The property manager is Rhaglan Hospitality LLC, who is an affiliate of the borrower.

(8)	The Redmont Hotel Curio Property was closed in 2014 to undergo a gut renovation before reopening in 2016.

The mortgage loan (the “Redmont Hotel Curio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a full service hotel located in Birmingham, Alabama (the “Redmont Hotel Curio Property”) totaling 120 rooms situated on a 0.15 acre site. The Redmont Hotel Curio Property was originally constructed in 1925 and closed in July 2014 to undergo a complete gut renovation. The Redmont Hotel Curio Property reopened in March 2016. Since July 2014, approximately $20 million was invested into property improvements as part of the gut renovation. The Redmont Hotel Curio Property features a restaurant, a rooftop lounge with a bar, 3,000 square feet of meeting space, a gym, a sundry store and 120 parking spaces (approximately 1.0 spaces per room) offered through valet service. The Redmont Hotel Curio Property is roughly 0.4 miles southeast of the Birmingham Jefferson Convention Complex, in the heart of downtown Birmingham.

A-3-126

REDMONT HOTEL CURIO

Sources and Uses

Sources			Uses
Original loan amount	$19,000,000	100.0%	Loan Payoff	$16,578,760	87.3%
			Reserves	106,902	0.6
			Closing Costs	1,048,069	5.5
			Return of sponsor equity	1,266,268	6.7

Total Sources	$19,000,000	100.0%	Total Uses	$19,000,000	100.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Redmont Hotel Curio Property:

Cash Flow Analysis

	T-9 12/31/2016 Annualized(1)	TTM 9/30/2017(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	57.3%	76.2%	76.2%
ADR	$137.45	$147.42	$147.42
RevPAR	$78.70	$112.34	$112.34

Room Revenue	$3,752,436	$4,920,581	$4,920,581	63.8%	$41,005
F&B Revenue	1,663,539	2,476,737	2,476,737	32.1%	20,639
Other Revenue	273,341	311,173	311,173	4.0%	2,593
Total Revenue	$5,689,316	$7,708,491	$7,708,491	100.0%	$64,237

Total Department Expenses	2,605,795	2,959,220	2,959,220	38.4%	24,660
Gross Operating Profit	$3,083,521	$4,749,271	$4,749,271	61.6%	$39,577

Total Undistributed Expenses	1,911,164	2,066,530	2,157,265	28.0	17,977
Profit Before Fixed Charges	$1,172,357	$2,682,741	$2,592,006	33.6%	$21,600

Total Fixed Charges	125,075	201,184	187,294	2.4	1,561

Net Operating Income	$1,047,283	$2,481,557	$2,404,712	31.2%	$20,039
FF&E	0	0	308,340	4.0	2,570
Net Cash Flow	$1,047,283	$2,481,557	$2,096,372	27.2%	$17,470

NOI DSCR	0.83x	1.96x	1.90x
NCF DSCR	0.83x	1.96x	1.66x
NOI DY	5.5%	13.1%	12.7%
NCF DY	5.5%	13.1%	11.0%

(1)	The hotel was closed for remodeling between 2014 and 2016 and, as such, historical financial information is unavailable for that period. It re-opened under the Curio flag in March 2016.

The following table presents certain information relating to the Redmont Hotel Curio Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

Marriott Courtyard

	Competitive Set			The Redmont Hotel Curio			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 09/30/2017	67.3%	$143.66	$96.64	76.1%	$147.37	$112.20	113.2%	102.6%	116.1%
TTM 09/30/2016	66.9%	$138.49	$92.68	51.3%	$135.31	$69.43	76.7%	97.7%	74.9%
TTM 09/30/2015(2)	66.8%	$137.27	$91.75	NAV	NAV	NAV	NAV	NAV	NAV
(1)	Information obtained from a third party hospitality research report dated October 17, 2017. The competitive set includes: the Hyatt Regency The Wynfrey Hotel, The Hotel Highland Downtown UAB, Hampton Inn Suites Birmingham Downtown Tutwiler, and Westin Birmingham.

(2)	The hotel was closed for remodeling between 2014 and 2016 and, as such, historical occupancy, ADR and RevPAR are unavailable for 2015. It re-opened under the Curio flag in March 2016.

A-3-127

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Operating Advisor

Wells Fargo Commercial Mortgage Securities, Inc.	Wells Fargo Bank, National Association	LNR Partners, LLC	Trimont Real Estate Advisors, LLC
375 Park Avenue	Three Wells Fargo, MAC D1050-084	1601 Washington Avenue	3500 Lenox Road
2nd Floor, J0127-23	401 S. Tryon Street, 8th Floor	Suite 700	Suite G1
New York, NY 10152	Charlotte, NC 28202	Miami Beach, FL 33139	Atlanta, GA 30326

Contact: Anthony.Sfarra@wellsfargo.com	Contact: REAM_InvestorRelations@wellsfargo.com	Contact: www.lnrpartners.com	Contact: Trustadvisor@trimontrea.com
Phone Number: (212) 214-5613		Phone Number: (305) 695-5600

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Trimont Real Estate Advisors LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee -Trimont Real Estate	0.00
Net Prepayment Interest Shortfall	0.00		Advisors LLC
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Attorney Fees & Expenses	0.00
Unscheduled Principal	0.00		Bankruptcy Expense	0.00
Principal Prepayments	0.00		Taxes Imposed on Trust Fund	0.00
Collection of Principal after Maturity Date	0.00		Non-Recoverable Advances	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Workout-Delayed Reimbursement Amounts	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance Charges	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Excess Liquidation Proceeds	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Received	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used.

To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code
MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
** Outstanding P & I Advances include the current period advance.								6	-	DPO			Foreclosure

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code
1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code
1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	Wells Fargo Commercial Mortgage Trust 2017-C41 Commercial Mortgage Pass-Through Certificates Series 2017-C41	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Supplemental Reporting

EU Securitization Retention Compliance

Pursuant to the PSA and the Credit Risk Retention Agreement, the Certificate Administrator has made available on www.ctslink.com <http://www.ctslink.com/>, specifically under the “Risk Retention Compliance” tab for the Wells Fargo Commercial Mortgage Trust 2017-C41 transaction, certain Information provided to the Certificate Administrator regarding each Retaining Party’s compliance with the Retention Covenant and the Hedging Covenant under the EU Securitization Retention Requirements. Investors should refer to the Certificate Administrator’s website for all such information.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT 9

9 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

Report Date: This report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of November 1, 2017 (the “Pooling and Servicing Agreement”).

Transaction: Wells Fargo Commercial Mortgage Trust 2017-C41,

Commercial Mortgage Pass-Through Certificates, Series 2017-C41

Operating Advisor: Trimont Real Estate Advisors, LLC

Special Servicer: LNR Partners, LLC

Directing Certificateholder: Argentic Securities Income USA LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.       Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Loans in accordance with the Servicing Standard. Based on such limited review, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.

Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.         Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.       Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.       Intentionally Omitted.

2.       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related Non-Serviced Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such

 D-1-1

enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.       Intentionally Omitted.

6.       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.       Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8

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below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a

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jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10.      Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11.      Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.     Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off

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Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13.     Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.     Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.      Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

16.     Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related Non-Serviced Securitization Trust).

17.     No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property,

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the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18.     Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the “Insurance Rating Requirements” (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with

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respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.      Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use

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of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.     No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.     No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.     REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan

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was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.     Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.     Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.     Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26.     Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27.     Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or

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maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28.     Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29.     Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage

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Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.     Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.     Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor

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is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32.     Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.     Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

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34.     Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.     Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36.     Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)      The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

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(b)      The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)      The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)      The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)      Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)      The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)      A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)       Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground

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lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.     Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38.     Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39.     Intentionally Omitted.

40.     No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.     Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged

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Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.     Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43.     Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

44.     Intentionally Omitted.

45.     Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a

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Member of the Appraisal Institute (“MAI”), and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.     Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.     Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48.     Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.     Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Wells Fargo Bank, National Association	Argentic Real Estate Finance LLC	Barclays Bank PLC	Ladder Capital Finance LLC
N/A	Columbia Park Shopping Center (Loan No. 26)	N/A	N/A

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Wells Fargo Bank, National Association	Argentic Real Estate Finance LLC	Barclays Bank PLC	Ladder Capital Finance LLC

N/A	DoubleTree Berkeley Marina (Loan No. 14)	One Century Place (Loan No. 9)	National Office Portfolio (Loan No. 6)

	Cascade Building (Loan No. 32)	Northern Ohio Industrial Park (Loan No. 31)	Redmont Hotel Curio (Loan No. 15)

Dollar General E. Peoria (Loan No. 52)

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS(1)

Wells Fargo Bank, National Association	Argentic Real Estate Finance LLC	Barclays Bank PLC	Ladder Capital Finance LLC

N/A	N/A	Simi Valley Industrial Park (Loan No. 29)	N/A

Alton Business Park (Loan No. 36)

Willowick Business Park (Loan No. 37)

RSM Business Park (Loan No. 42)

Avenue Hall Executive Center (Loan No. 43)

(1) All of the Mortgage Loans identified under the name of a particular mortgage loan seller have affiliated borrowers.

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(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Headquarters Plaza (Loan No. 1)	The Mortgaged Property is subject to two ground leases, each with an affiliate of the Mortgagor, as ground lessor: (i) one ground lease with an affiliate of the Mortgagor, as ground lessee (the “Release Parcel Ground Lessee”), relating to two undeveloped parcels that were not assigned value in the appraisal (collectively, the “Release Parcel”); and (ii) one ground lease with the Mortgagor, as ground lessee, relating to the remaining components of the Mortgaged Property, which consist of a hotel (the “Hotel”) and a commercial component (the “Commercial Component”). The related Mortgage Loan encumbers (i) the ground lessor’s fee interest in each of the Hotel, the Commercial Component, and the Release Parcel, and (ii) the Mortgagor’s ground leasehold interest in each of the Hotel and the Commercial Component. The lien of the Mortgage Loan is subordinate to the rights and interests of the Release Parcel Ground Lessee, which leasehold interest is not part of the collateral for the Mortgage Loan. In the event of a foreclosure, the lender’s fee interest in the Mortgaged Property will be subject to the Release Parcel ground lessee’s rights under the related ground lease, which rights include a right to purchase the Release Parcel. Such purchase right is not extinguishable in the event of a foreclosure. The Mortgage Loan documents permit the partial release of the Release Parcel either through a condominium conversion or a subdivision release upon the satisfaction of certain conditions in the Mortgage Loan documents (including the satisfaction of REMIC requirements). Upon such partial release, the ground lease structure will terminate, and the Mortgage Loan will be secured by the Mortgagor’s fee interest in the all of the real property in which the Mortgagor currently has a leasehold estate.
(8) Permitted Liens; Title Insurance	Headquarters Plaza (Loan No. 1)	The Release Parcel Ground Lessee (as defined in the Headquarters Plaza exception to (7) Lien; Valid Assignment above) has a purchase option with respect to its leased premises pursuant to the related ground lease, which provides that the Release Parcel Ground Lessee may purchase its leased premises only if the Release Parcel (as defined in the Headquarters Plaza exception to (7) Lien; Valid Assignment above) is subdivided and released from the remainder of the Mortgaged Property either through a condominium conversion or a subdivision release in accordance with the conditions set forth in the Mortgage Loan documents (which include the satisfaction of the REMIC requirements). The Release Parcel Ground Lessee’s purchase right is not extinguishable in the event of a foreclosure. Upon such partial release, the ground lease structure will terminate, and the Mortgage Loan will be secured by the Mortgagor’s fee interest in the all of the real property in which the Mortgagor currently has a leasehold estate.

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(8) Permitted Liens; Title Insurance	U.S. Industrial Portfolio III (Loan No. 5)	The 975 Cottonwood Avenue Mortgaged Property is subject to a right of repurchase and a right of first refusal included in that certain Declaration of Development Standards and Protective Covenants (the “Declaration”) made by Wispark Corporation (the “Developer”) and recorded on April 22, 1999. The Declaration provides that the Developer has the following rights with respect to the Mortgaged Property: (i) a repurchase right, in the event the first purchaser to acquire the Mortgaged Property from the Developer (the “Original Owner”) fails to commence and complete development of the Mortgaged Property within the time frames set forth in the Declaration; and (ii) a right of first refusal to purchase the Mortgaged Property, which right does not apply to the acquisition and subsequent sale of the Mortgaged Property by a lender in the event of a foreclosure or deed in lieu of foreclosure. An Affidavit of Non-Enforceability of Right of Re-Purchase and Right of First Refusal (the “Affidavit”) made by three individuals on behalf of DRE Investments, LLC (the “Owner”) and recorded on July 3, 2012. The Affidavit provides that the three individuals signing the Affidavit on behalf of the Owner purchased the Mortgaged Property from the Developer in 1999 and that the site and building plans for the improvements on the Mortgaged Property were approved in 1999 and occupancy was granted in 2000. The Affidavit further provides that such individuals subsequently sold the Mortgaged Property to the Owner in 2006 without notifying the Developer and that such individuals had not received any notice from the Developer of its exercise of the right of first refusal. The Affidavit attached a letter from the State of Wisconsin, Department of Financial Institutions, Division of Corporate and Consumer Services certifying that the Developer filed Articles of Dissolution effective November 7, 2000. The title insurance policy for the Mortgaged Property insures against losses or damages incurred as a result of a violation of the repurchase and right of first refusal provisions in the Declaration.
(8) Permitted Liens; Title Insurance	U.S. Industrial Portfolio III (Loan No. 5)	The sole tenant at the 10450 Medallion Drive Mortgaged Property has the right to subdivide a specified parcel of unimproved land at its premises (the “Cincinnati Property Release Parcel”) and purchase such parcel for $1.00. The Mortgage Loan documents permit the release of the Cincinnati Property Release Parcel upon the satisfaction of certain conditions, including the requirement that, after giving effect to the release, the loan-to-value ratio of the remaining Mortgaged Properties (determined, in the lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust) is no more than 125%. The Cincinnati Property Release Parcel was not assigned any value in the appraisal or in the underwriting of the Mortgage Loan.
(8) Permitted Liens; Title Insurance	U.S. Industrial Portfolio III (Loan No. 5)	The sole tenant at the 1800 University Parkway Mortgaged Property has a right of first offer to purchase the Mortgaged Property. The tenant has agreed that such right will not apply to a foreclosure, a deed in lieu of foreclosure, or any offer, notice, pleading, agreement, transaction or other event or condition of any kind arising out of or

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relating to any of the foregoing events, or the first subsequent transfer after a foreclosure or deed in lieu of foreclosure.
(8) Permitted Liens; Title Insurance	Del Amo Fashion Center (Loan No. 21)	Tenant (Charles Schwab) has a Right of First Offer (“ROFO”) to purchase its premises if the related Mortgagor decides to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.
(12) Condition of Property	U.S. Industrial Portfolio III (Loan No. 5)	The Mortgage Loan is secured by a portfolio of 21 Mortgaged Properties, 15 of which have been identified as requiring, in the aggregate, approximately $729,003 of required repairs pursuant to the related property condition reports. No deposit for required repairs was required at the origination of the Mortgage Loan. The Mortgage Loan documents require the Mortgagor to complete the required repairs identified in such property condition reports by June 30, 2018. If such repairs are not completed by June 30, 2018, the Mortgage Loan documents require the Mortgagor to deposit the aggregate amount for unfinished required repairs set forth in the Mortgage Loan documents; provided, however, that if a required repair is a tenant’s obligation under its lease and such required repair is not completed by June 30, 2018, the Mortgagor is permitted such additional time as reasonably necessary to complete the required repairs, which additional time may not exceed an additional six months.
(12) Condition of Property	Walnut Grove Medical Center (Loan No. 39)	The property condition assessment for the related Mortgaged Property is dated April 25, 2017, which is six months and two days prior to the origination date of the Mortgage Loan (October 27, 2017).
(18) Insurance	Headquarters Plaza (Loan No. 1)

Except as otherwise stated herein, the Mortgage Loan documents generally require insurance coverages in accordance with the insurance coverages described in the representations and warranties set forth on Annex D-1 to this prospectus; provided, however, that the Mortgagor may maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements specified in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) provided that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor will have: (1) received the lender’s prior written consent thereto, and (2) if required by the lender, delivered a rating agency confirmation with respect to any such Non-Conforming Policy. Notwithstanding the forgoing, the lender has reserved the right to deny its consent to any Non-Conforming Policy regardless of whether or not the lender has consented to do the same on any prior occasion.

The Mortgage Loan documents permit loss of rents and/or business interruption insurance for a period continuing until the restoration of the Mortgaged

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Property is completed, which may be less than 18 months.
(18) Insurance	Mall of Louisiana (Loan No. 3)

The related Mortgagor may satisfy the insurance ratings requirements with “cut through” or credit wrap endorsements issued by an insurer having an S&P rating of not lower than “A” and in form and substance acceptable to the lender and the rating agencies and with respect to Factory Mutual Insurance Company, the rating for S&P may be satisfied with an “A-pi” rating.

The Mortgage Loan documents permit that the comprehensive all risk property insurance coverage provides for no deductible in excess of $100,000.

The related Mortgaged Property is located in a federally designated “special flood hazard area”. The related Mortgage Loan documents require the Mortgagor to obtain flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Whole Loan or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, plus such additional excess flood insurance necessary to address the probable maximum loss as determined by an independent authority.

Insurance coverage for named storms allows for a deductible no greater than 5% of the total insured value at risk, except that to the extent the guarantor provides a guaranty acceptable to the lender and the Rating Agencies for the difference, such deductible may be up to 10% of the total insurable value of the Mortgaged Property.

(18) Insurance	U.S. Industrial Portfolio III (Loan No. 5)

The Mortgage Loan documents permit a property insurance deductible of up to $250,000, with the exception of windstorm, which may have a deductible of up to 5% of the total insured value.

The Mortgage Loan documents provide for 12 months of business interruption insurance plus six months of extended indemnity.

The 1972 Salem Industrial Drive Mortgaged Property is located in a flood zone. Flood insurance is currently in place at the related Mortgaged Property, however the NFIP declarations pages for such flood insurance policies were not delivered on the origination date of the Mortgage Loan. The Mortgagor is required pursuant to a Post-Closing Agreement to use commercially reasonable efforts to deliver evidence of the NFIP declaration pages for such Mortgaged Property by October 19, 2017.

The Mortgage Loan documents require windstorm and earthquake insurance only as reasonably required by the lender to the extent it is commercially available in order to protect its interests.

The Mortgage Loan documents permit the Mortgagor

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to satisfy the insurance coverage requirements thereunder by relying on the insurance policies obtained and maintained by any of the sole tenants at each individual Mortgaged Property to the extent such policies are required under any tenant lease. If, at any time and from time to time during the term of the Mortgage Loan, the insurance policies maintained by any tenants under the leases together with insurance policies maintained by or on behalf of the Mortgagor do not (collectively) fully comply with the insurance coverage requirements under the Mortgage Loan documents, then the Mortgagor will promptly notify the lender thereof in writing upon becoming aware of the same and the Mortgagor will, at its sole cost and expense, promptly procure and maintain either (a) “primary” insurance coverage in the event that the tenants do not provide the insurance coverage required by the Mortgage Loan documents, or (b) “excess and contingent” insurance coverage in the event that any tenant does not have the sufficient insurance coverage required by the Mortgage Loan documents, in each case, in “concurrent form” with the policies obtained pursuant to the leases, over and above any other valid and collectible coverage then in existence, as is necessary to bring the insurance coverage for each individual Mortgaged Property into full compliance with the insurance coverage requirements under the Mortgage Loan documents.

The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is 5% of the original allocated loan amount with respect to each individual Mortgaged Property, rather than 5% of the then outstanding principal balance of the Mortgage Loan.

(18) Insurance	One Century Place (Loan No. 9)	The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is $1,000,000, rather than 5% of the then outstanding principal balance of the Mortgage Loan.
(18) Insurance	Del Amo Fashion Center (Loan No. 21)

The Mortgage Loan documents permit a property insurance deductible of up to $500,000. The in-place property insurance deductible is $100,000.

The Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse casualty proceeds for repair or restoration is $45 million, or, during the continuance of a Control Event (as defined the related Mortgage Loan documents), $17.5 million.

The parcel that Nordstrom, the second largest tenant, occupies is a leased fee. Such tenant or other non-borrower party constructed the improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to such tenant or other non-borrower party and/or its leasehold lender.

(18) Insurance	Northern Ohio Industrial Park	The Mortgage Loan documents permit a property insurance deductible of up to $50,000 per

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(Loan No. 31)

occurrence, except for windstorm and earthquake, which will provide for no deductible in excess of 5% of the total insurable value of the Mortgaged Property.

The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is $550,000, rather than 5% of the then outstanding principal balance of the Mortgage Loan.

(18) Insurance	Simi Valley Industrial Park (Loan No. 29) Alton Business Park (Loan No. 36) Willowick Business Park (Loan No. 37) RSM Business Park (Loan No. 42) Avenue Hall Executive Center (Loan No. 43)	The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is 10% of the outstanding principal balance of the Mortgage Loan, rather than 5% of the then outstanding principal balance of the Mortgage Loan.
(26) Licenses and Permits	RSM Business Park (Loan No. 42)	Two tenants at the Mortgaged Property do not have certificates of occupancy (ATS Workholding, Inc & Jacksam, Inc). The tenants collectively represent approximately 10.7% and 4.2% of the net rentable square footage and 12.0% and 4.3% of the underwritten rent, respectively. The Mortgage Loan documents require the Mortgagor to use commercially reasonable efforts to obtain these certificates of occupancy. The Mortgage Loan is recourse to the Mortgagor and the guarantor for any losses sustained in connection with the absence of these certificates of occupancy.
(28) Recourse Obligations	Mall of Louisiana (Loan No. 3)	The provision in the Mortgage Loan documents for recourse to the related Mortgagor and guarantor arising out of or in connection with a transfer of the Mortgaged Property or Mortgagor made in violation of the Mortgage Loan documents is limited to actual losses incurred by the related lender arising out of or in connection with such transfer. If such violation arises solely from a failure of the Mortgagor to provide notice to the related lender, no recourse liability arises if the Mortgagor promptly provides such notice or delivers such notice upon notice from the related lender.
(28) Recourse Obligations	One Century Place (Loan No. 9)	The Mortgage Loan is full recourse to the Mortgagor and the guarantor if the Mortgagor fails to obtain the lender’s prior written consent to any transfer as required under the Mortgage Loan documents; provided, however, that any transfer that would otherwise be permitted under the Mortgage Loan documents but for the existence of an event of default and which such transfer is beyond the reasonable control of the Mortgagor will not give rise to recourse liability to the Mortgagor.
(28) Recourse Obligations	Del Amo Fashion Center (Loan No. 21)	The guarantors’ obligations, including environmental cleanup costs or liabilities, are capped at $117 million, plus reasonable out-of-pocket costs and expenses related to guaranty enforcement, for so long as Simon Property Group, L.P. (or certain J.P.

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Morgan entities) is the guarantor under the guaranty. The aggregate LTV at origination was 53.2%.

The Mortgagor and the guarantor will not have liability under the full recourse carve-outs for transfers in violation of the Mortgage Loan documents or breaches of the special purpose entity covenants or any loss carve-out in the Mortgage Loan documents, provided that the circumstance, event or condition which gave rise to the carve-out is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the Mortgagor’s lack of access to revenue from the Mortgaged Property as the result of the lender’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the Mortgagor’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Mortgage Loan or other obligation or debts of the Mortgagor, as the result of (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the Mortgagor through a judgment or exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of (i) through (iii) above.

(29) Mortgage Releases	U.S. Industrial Portfolio III (Loan No. 5)	The Mortgage Loan documents permit the release of individual Mortgaged Properties upon the satisfaction of the REMIC requirements and upon the defeasance of an amount of principal equal to the sum of: (A) (i) with respect to the release of individual Mortgaged Properties representing up to 15% of the lesser of the total net rentable area of the Mortgaged Properties and the total gross revenue of the Mortgaged Properties, not to exceed 5 individual Mortgaged Properties, 100% of the allocated loan amount for such Mortgaged Properties; (ii) thereafter, with respect to the release of individual Mortgaged Properties representing the next 5% of the lesser of the total net rentable area of the Mortgaged Properties and the total gross revenue of the Mortgaged Properties, the sum of 105% of the allocated loan amount for such Mortgaged Properties; and (iii) thereafter, with respect to the release of the remaining Mortgaged Properties, 110% of the allocated loan amount for such Mortgaged Properties; plus (B) the amount, if any, necessary to reduce the principal such that the remaining Mortgaged Properties (after giving effect to the subject release) will achieve the UDSCR Threshold (as defined below); plus (C) the amount, if any, necessary to reduce the principal such that the remaining Mortgaged Properties (after giving effect to the subject release) will achieve the UDY Threshold (as defined below). The “UDSCR Threshold” is the greater of: (x) 1.40:1.00 and (y) the lesser of (i) 1.75:1.00 or (ii) the underwritten debt service coverage ratio immediately prior to the related release. The “UDY Threshold” is the greater of: (x) 8.4% and (y) the lesser of (i) 10.1% or (ii) underwritten debt yield immediately prior to the

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related release.
(34) Defeasance	U.S. Industrial Portfolio III (Loan No. 5)	The Mortgage Loan documents permit the release of individual Mortgaged Properties upon the satisfaction of the REMIC requirements and upon the defeasance of an amount of principal equal to the sum of: (A) (i) with respect to the release of individual Mortgaged Properties representing up to 15% of the lesser of the total net rentable area of the Mortgaged Properties and the total gross revenue of the Mortgaged Properties, not to exceed 5 individual Mortgaged Properties, 100% of the allocated loan amount for such Mortgaged Properties; (ii) thereafter, with respect to the release of individual Mortgaged Properties representing the next 5% of the lesser of the total net rentable area of the Mortgaged Properties and the total gross revenue of the Mortgaged Properties, the sum of 105% of the allocated loan amount for such Mortgaged Properties; and (iii) thereafter, with respect to the release of the remaining Mortgaged Properties, 110% of the allocated loan amount for such Mortgaged Properties; plus (B) the amount, if any, necessary to reduce the principal such that the remaining Mortgaged Properties (after giving effect to the subject release) will achieve the UDSCR Threshold (as defined below); plus (C) the amount, if any, necessary to reduce the principal such that the remaining Mortgaged Properties (after giving effect to the subject release) will achieve the UDY Threshold (as defined below). The “UDSCR Threshold” is the greater of: (x) 1.40:1.00 and (y) the lesser of (1) 1.75:1.00 or (2) the underwritten debt service coverage ratio immediately prior to the related release. The “UDY Threshold” is the greater of: (x) 8.4% and (y) the lesser of (1) 10.1% or (2) underwritten debt yield immediately prior to the related release.
(32) Due on Sale or Encumbrance	Del Amo Fashion Center (Loan No. 21)	The Mortgage Loan documents permit the pledge of interests by Simon Property Group, L.P., Simon Inc. or Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A., a New York trust (including certain successor entities thereto) to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.
(33) Single-Purpose Entity	Headquarters Plaza (Loan No. 1)

The Mortgagor is a recycled Single-Purpose Entity that previously owned a leasehold interest in a portion of the Mortgaged Property that consists of two undeveloped parcels (collectively, the “Release Parcel”). The leasehold interest in the Release Parcel is now held by an affiliate of the Mortgagor and is not collateral for the Mortgage Loan. There are no exceptions to the standard “backward” representations.

In addition, the ground lessor, who has executed an accommodation mortgage pledging its fee interest in the Mortgaged Property as collateral for the Mortgage Loan but is not a party to the related Mortgage Loan agreement, is not, and is not required to be, a Delaware entity and does not, and is not required to, have independent directors.

(33) Single-	Del Amo Fashion Center (Loan No.	The Mortgagor is a recycled Single-Purpose Entity

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Purpose Entity	21)	that previously owned parcels of land other than the Mortgaged Property and was the obligor on past loans secured by the Mortgaged Property which have been satisfied. The related Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, the recourse carve-out guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties, and the environmental indemnification agreement includes indemnification for environmental liabilities arising from the previously owned property.
(33) Single-Purpose Entity

Mall of Louisiana (Loan No. 3)

777 Township Line Road (Loan No. 11)

Simi Valley Industrial Park (Loan No. 29)

Plaza de Hacienda (Loan No. 30)

Northern Ohio Industrial Park (Loan No. 31)

Alton Business Park (Loan No. 36)

Willowick Business Park (Loan No. 37)

RSM Business Park (Loan No. 42)

Avenue Hall Executive Center (Loan No. 43)

Boulevard Square II (Loan No. 46)

		The Mortgagor is a recycled single purpose entity that has never owned other property. There are no exceptions to the standard “backward” representations.
(36) Ground Leases	Del Amo Fashion Center (Loan No. 21)

(A)-(L) The Mortgaged Property includes a sub-leasehold estate in an unimproved portion of land (approximately 2,600 square feet) that was previously used as in-line space connecting the Mortgaged Property and the adjacent parcel occupied by Sears (currently the lessee and sub-ground lessor of the parcel). The sub-ground lease parcel is not considered to be material to the operations of the Mortgaged Property, and was not assigned separate value in the appraisal. The Mortgagor has paid rent for the sub- ground leased space for the entire term of the sub-ground lease. Upon expiration of the sub-ground lease term, the area will become part of the common area under the reciprocal easement agreement between the Mortgagor and Sears.

A Short Form Lease memorializing the sublease was recorded in 1980, however, the instrument is not assumed to contain the lender protection provisions contemplated by the related ground lease representations.

(36) Ground Leases	Walnut Grove Medical Center	(b) The lender’s consent is not required for the termination of the ground lease, however the

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	(Loan No. 39)	ground lessor has agreed to enter into a new lease with the lender upon termination of the ground lease for any reason. The ground lease may not be amended, modified or surrendered without the consent of the lender. The Mortgage Loan is full recourse to the Mortgagor and the guarantor in the event the ground lease is terminated and the ground lessor has not entered into a new ground lease with the lender.
(43) Environmental Considerations	Del Amo Fashion Center (Loan No. 21)	The Phase I environmental site assessment obtained at loan origination identified the following recognized environmental conditions at the Mortgaged Property: (i) elevated vapor concentrations in connection with the existence of a prior on-site dry cleaners; (ii) the existence of a former steel distribution facility with metal fabrication activities, (iii) the existence of 17 oil wells previously located on the property; (iv) the existence of a prior diesel storage tank, and (v) the existence of a former auto repair facility. The environmental consultant estimated remedial costs in connection with the identified RECs could range between $849,000 and $7,089,000. An environmental indemnity was provided by Simon Property Group, L.P.; however, its liability for all nonrecourse carve-out obligations is capped at $117 million. The aggregate loan amount is $585 million ($375.8 million senior loan and $125.7 million subordinate loan).

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Argentic Real Estate Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	The View at Marlton (Loan No. 12)	Tenant BB&T Bank has a right of first refusal (“ROFR”) to purchase its premises if the Mortgagor receives an offer from a bona fide third-party offeror to purchase such premises. The tenant’s ROFR does not apply in the event of (i) a foreclosure and sale or other suit, sale or proceeding under the Mortgage Loan documents, (ii) any deed-in-lieu of foreclosure that may be given to the lender or its designee or (iii) any other taking of title to the Mortgaged Property by the lender or its designee. A subordination non-disturbance and attornment agreement (“SNDA”) was executed that specifically subordinates the ROFR to the Mortgage Loan.
(8) Permitted Liens; Title Insurance	555 De Haro (Loan No. 16)	Tenant American College of Traditional Chinese Medicine has a ROFR to purchase the Mortgaged Property if the Mortgagor receives an offer to purchase the Mortgaged Property or any part thereof which the Mortgagor finds acceptable. Upon the Mortgagor’s receipt of such offer, the Mortgagor shall promptly notify the tenant of the offer, whereby the tenant shall have ten business days to accept or reject the offer. In the event that the tenant rejects the offer, the Mortgagor may proceed to sell the Mortgaged Property to the third party if the projected net cash proceeds at close of escrow are not less than 98.0% of the projected net cash proceeds contained in the offer. If the net cash proceeds received by the Mortgagor are projected to be less than 98.0% of the projected net cash proceeds contained in the offer, the tenant’s ROFR will be resurrected and shall apply to the revised purchase price with the same notice and opportunity to accept or reject such revised purchase price.
(8) Permitted Liens; Title Insurance	Residence Inn Omaha Aksarben Village (Loan No. 28)	The Mortgaged Property is subject to a franchise agreement between Marriott International, Inc., as franchisor, and the related Mortgagor, as franchisee. Pursuant to the terms of such franchise agreement, in the event that there is a proposed transfer of (i) the Mortgaged Property, (ii) the Mortgagor’s ownership interest under the related franchise agreement or (iii) an ownership interest or other interest in the Mortgagor or an affiliate of the Mortgagor to a competitor of the franchisor, the franchisor will have, among other things, (a) a ROFR to purchase or lease the Mortgaged Property at the same purchase price or lease price, as applicable, and upon the same terms as those contained in the offer from such competitor and (b) the right to terminate the franchise agreement with 14 days’ prior written notice. The franchise agreement provides that the franchisor’s ROFR is subordinate to the Mortgage Loan.
(15) Actions Concerning Mortgage Loan	Corporate Center I & III (Loan No. 13)	The guarantor of the Mortgagor disclosed (i) a judgment entered against such guarantor in 2013 in the approximate amount of $5,500,000 relating to the bankruptcy of an entity wholly owned by the guarantor and (ii) a judgment entered against such guarantor in 2013 in the approximate amount of $6,000,000 relating to the bankruptcy of a

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Argentic Real Estate Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

guarantor-affiliated entity in connection with non-payment of a loan on a charter aircraft. The sponsor of the Mortgagor reported that the creditors of the respective judgments have not been actively pursuing collection since 2013 and that such judgments are scheduled to expire in 2018. In addition, the Mortgagor represented in the related Mortgage Loan documents that such judgments do not materially or adversely affect the guarantor’s ability to uphold his obligations in connection with the Mortgage Loan and provided a reliance certificate to the same effect.

(15) Actions Concerning Mortgage Loan	100-102 Forsyth (Loan No. 19)

A former tenant of the Mortgaged Property recently filed a lawsuit against the Mortgagor for damages in the amount of $1,500,000. The dispute concerns water leaks and related damage that was alleged to have occurred due to contractor negligence during the renovation of the upper floors of the Mortgaged Property. The Mortgagor reported that the claim is fully covered by insurance. In addition, the Mortgage Loan documents provide for (i) recourse to the related guarantor for all losses associated with the lawsuit, (ii) a covenant of the Mortgagor and the related guarantor to defend (or cause the related insurance company to defend) the lawsuit diligently, (iii) the requirement that the Mortgagor post a letter of credit or cash reserves for the amount of any related judgment against the Mortgagor or the related guarantor and (iv) the requirement that the Mortgagor escrow $750,000 at closing to be held until the lawsuit is resolved in a final, non-appealable manner.

(18) Insurance	Northwoods Center (Loan No. 18)

Certain insurance requirements in the related Mortgage Loan documents are satisfied by the self-insurance of a tenant of the related Mortgaged Property, Sybra, LLC, pursuant to such tenant’s lease. Such tenant’s right to self-insure its leased premises is continuous throughout the term of its lease. The tenant’s lease requires, among other things, that (i) the tenant maintain an “all-risk” insurance policy against all loss or damage by casualty in an amount equal to the then-current full replacement cost of the leased premises, (ii) the Mortgagor be named as a loss payee under the tenant’s insurance policy and (iii) the tenant’s insurance provider have an A.M. Best credit rating of “A” or better.

(26) Local Law Compliance	555 De Haro (Loan No. 16)	The Mortgaged Property’s use is partially legal non-conforming. The rebuildability clause contained in the related municipal code states that a structure occupied by a non-conforming use that is damaged or destroyed may be restored to its former condition and use, provided that such restoration is (i) permitted by the related building code, (ii) is commenced within 18 months of the casualty and (iii) diligently prosecuted to completion. Such rebuildability clause also applies to legal non-conforming uses. The related Mortgage Loan documents require that the Mortgaged Property be rebuilt within 18 months in the event of casualty.

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Argentic Real Estate Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Licenses and Permits	The View at Marlton (Loan No. 12)

As of the closing of the Mortgage Loan, certificates of occupancy were not available for the leased premises to be occupied by tenants The Malvern School, Crisp Kitchen, Luxury Nails, Capital Motors, Andale Latino Grill and Marino’s Bistro, as the related leased premises are subject to ongoing build-out obligations and the related tenants have not taken occupancy.

(28) Recourse Obligations	Cascade Building (Loan No. 32)	With respect to clause (b)(iv), the Mortgage Loan documents provide that recourse for material physical waste is not applicable to the extent the waste results solely from the failure to provide services or repairs or to take other actions regarding the Mortgaged Property where the Mortgagor lacks available and necessary funds from the Mortgaged Property’s operations to do so.

(30) Financial Reporting and Rent Rolls	DoubleTree Berkeley Marina (Loan No. 14)	The Mortgage Loan documents do not require the Mortgagor to furnish monthly or quarterly rent rolls and monthly, quarterly and year-to-date operating statements after 60 days after a securitization that occurs after the first anniversary of the Closing Date.

D-2-13

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Marriott LAX (Loan No. 2)	The subject Mortgage Loan is a part of a Whole Loan that is being serviced under the CGCMT 2017-C4 pooling and servicing agreement. Accordingly, there will be no assignment of Mortgage or assignment of any related Assignment of Leases to the Trustee, and such assignments will ultimately run to the trustee under the CGCMT 2017-C4 pooling and servicing agreement.
(7) Lien; Valid Assignment	National Office Portfolio (Loan No. 6)	The subject Mortgage Loan is a part of a Whole Loan that is expected to be initially serviced under the UBS 2017-C5 pooling and servicing agreement; however, upon the securitization of the controlling note, servicing of the subject Whole Loan will shift to the pooling and servicing agreement for such future securitization. Accordingly, there will be no assignment of Mortgage or assignment of any related Assignment of Leases to the Trustee, and such assignments will ultimately run to the trustee under the pooling and servicing agreement governing the securitization of the related controlling note.
(7) Lien; Valid Assignment	Belden Park Crossing (Loan No. 8)	The subject Mortgage Loan is a part of a Whole Loan that will initially be serviced under the WFCM 2017-C41 pooling and servicing agreement; however, upon the securitization of the controlling note, servicing of the subject Whole Loan will shift to the pooling and servicing agreement for such future securitization. Accordingly, there may be no assignment of Mortgage or assignment of any related Assignment of Leases to the Trustee, and such assignments will ultimately run to the trustee under the pooling and servicing agreement governing the securitization of the related controlling note.
(8) Permitted Liens; Title Insurance	All Ladder Capital Finance LLC Mortgage Loans (Loan Nos. 2, 6, 8, 10, 15, 17, 22, 45, 49 and 52)	The lien of real property taxes and assessments will not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.
(8) Permitted Liens; Title Insurance	National Office Portfolio (Loan No. 6)	The direct or indirect parent of the related mortgage borrower has a corporate facility with Beal Bank USA. Beal Bank USA has a purchase option with respect to each of the related Mortgaged Properties if the subject Mortgage Loan is accelerated after an event of default or the mortgage lender receives written notice from the related mortgage borrower that the related mortgage borrower will no longer perform under the subject Mortgage Loan.
(8) Permitted Liens; Title Insurance	Macedonia Commons (Loan No. 17)	A tenant at the related Mortgaged Property, Chili’s Grill & Bar, has a right of first refusal to purchase its leased space and any portion of the related Mortgaged Property offered for sale with such space in the event of a proposed sale of such portion of the related Mortgaged Property. The right of first refusal has been subordinated to the related loan documents and does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.
(8) Permitted Liens; Title	Belden Park Crossing (Loan No.	With respect to each of the subject Mortgage Loans, the related Mortgaged Property consists (or, in the

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Insurance	8)	case of a portfolio of Mortgaged Properties, one or more Mortgaged Properties in the portfolio consist) of two or more noncontiguous parcels.
(9) Junior Liens	National Office Portfolio (Loan No. 6)	The related Mortgaged Properties had been collateral under a corporate facility that the direct or indirect parent of the related borrower has with Beal Bank USA, a Nevada thrift. In connection with the origination of the subject Mortgage Loan, the related Mortgaged Properties were released as collateral. However, the direct or indirect parent of the related borrower is obligated to submit any and all distributions received from the related borrower to Beal Bank USA, including periodic distributions and net proceeds of any sale or refinancing. Such distribution obligations are secured by a pledge of the equity in the related borrower.
(16) Escrow Deposits	Marriott LAX (Loan No. 2) National Office Portfolio (Loan No. 6)	Each of the subject Mortgage Loans is part of a Non-Serviced Whole Loan and, accordingly, any escrow deposits and payments are being held by or on behalf of the master servicer under the pooling and servicing agreement governing the servicing of the related Whole Loan and will not be delivered to the Depositor or the Master Servicer.
(18) Insurance	All Ladder Capital Finance LLC Mortgage Loans (Loan Nos. 2, 6, 8, 10, 15, 17, 22, 45, 49 and 52)

Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related borrower must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Insurer, the related borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 18, even where terrorism insurance is required, the related borrower may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, then the related borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

Even if any material part of the improvements, exclusive of a parking lot, located on the related Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related loan documents do not require “any such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization”, provided, however, that the related loan documents do require “such greater amount as Lender shall require” in excess of the maximum amount available under the National Flood Insurance

D-2-15

Program.

Subject to the other exceptions to Representation and Warranty No. 18, the related loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than or equal to 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.

(18) Insurance	Rite Aid Dunmore (Loan No. 49)	The insurance at the related Mortgaged Property is maintained by the related sole tenant (and is acceptable to the lender so long as the conditions set forth in the related loan documents are satisfied), but the related borrower is obligated to maintain some liability insurance due to certain obligations under the related sole tenant’s lease.
(18) Insurance	Dollar General E. Peoria (Loan No. 52)

The related Mortgaged Property is leased to a single tenant. To the extent (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted per the terms of its lease to rebuild and/or repair the related Mortgaged Property and is entitled to no period of rent abatement, and (iv) the related sole tenant maintains the insurance required to be maintained by it under the related lease as of the date of origination of the subject Mortgage Loan or as otherwise approved by the lender in writing, the related borrower will not be required to maintain coverage otherwise required under Section 5.1.1 of the related loan agreement.

Notwithstanding anything to the contrary described in the prior paragraph: (A) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant as of the date of origination of the subject Mortgage Loan are modified to decrease the type or amount of coverage below that required under the related lease as of the date of origination of the subject Mortgage Loan, or if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under its lease are obtained from and maintained with an insurance company that is rated below “A-:VIII” by A.M. Best Company (the “Minimum Insurer Ratings”), then in either such case the related borrower is required, upon obtaining knowledge thereof, to promptly procure from and maintain, at its sole cost and expense, with an insurance company that at least satisfies the Minimum Insurer Ratings (and promptly notify the lender in writing of such change in the related sole tenant’s coverage and of the coverage procured by the related borrower) either (x) “primary” insurance coverage of the types and for the amounts required under the related lease as of the origination date of the subject Mortgage Loan in the event that the related sole tenant does not provide the applicable insurance coverage required under the related lease as of the origination date of the subject Mortgage Loan or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings or (y) “excess and contingent” insurance coverage of the

D-2-16

types and for the amounts required under the related lease as of the origination date of the subject Mortgage Loan in the event that the related sole tenant does not provide sufficient insurance coverage required under the related lease as of the origination date of the subject Mortgage Loan or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings, in each case, in “concurrent form” with the policies obtained pursuant to the related lease, over and above any other valid and collectible coverage then in existence, as will be necessary to bring the insurance coverage for the related Mortgaged Property to at least the types and amount of coverage required under the related lease as of the date of the related loan agreement; and/or (B) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under the related lease fail to name the lender as an additional insured or beneficiary, as the case may be, the related borrower is required to maintain the insurance policies required under the related lease, regardless of whether such insurance is maintained by the related sole tenant under the related lease.

The insurance requirements under the related lease covering the related Mortgaged Property may not satisfy the requirements of Representation and Warranty No. 18.

(26) Local Law Compliance

Marriott LAX
(Loan No. 2)

National Office Portfolio
(Loan No. 6)

Belden Park Crossing
(Loan No. 8)

61 Grove Street
(Loan No. 10)

Hallandale Self Storage
(Loan No. 22)

Harbor Court Plaza
(Loan No. 45)

Rite Aid Dunmore
(Loan No. 49)

For each of the subject Mortgage Loans, the related Mortgaged Property constitutes (or, in the case of a portfolio of related Mortgaged Properties, one or more of the related Mortgaged Properties constitute) a legal non-conforming use or structure which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed (or certain key steps in connection therewith are not taken) within a specified time frame. In each case, law and ordinance insurance coverage was obtained, but such insurance only covers (i) the loss to the subject structure when it must be demolished to comply with code requirements, (ii) the cost to demolish and clear the site of the undamaged portions of the covered structure, where the law requires its demolition, and (iii) increased cost of construction, to the extent such cost is a consequence of the enforcement of an ordinance or law.
(26) Local Law Compliance	National Office Portfolio (Loan No. 6)	With respect to the 1750 East Golf Road Mortgaged Property, not all tenants have valid certificates of occupancy for their respective spaces, and the related borrower has three (3) months from the origination date of the subject Mortgage Loan (subject to extension at the discretion of the lender) to ensure that all tenants at such Mortgaged Property obtain valid certificates of occupancy for their respective leased space.
(27) Licenses and Permits	National Office Portfolio (Loan No. 6)	With respect to the 1750 East Golf Road Mortgaged Property, not all tenants have valid certificates of occupancy for their respective spaces, and the related borrower has three (3) months from the origination date of the subject Mortgage Loan (subject to extension at the discretion of the lender) to ensure that all tenants at such Mortgaged Property obtain

D-2-17

valid certificates of occupancy for their respective leased space.
(28) Recourse Obligations	All Ladder Capital Finance LLC Mortgage Loans (Loan Nos. 2, 6, 8, 10, 15, 17, 22, 45, 49 and 52)	The related loan documents may limit recourse for the related borrower’s commission of intentional material physical waste only to the extent that there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste. Also, misapplication (as opposed to misappropriation) of insurance proceeds, condemnation awards and/or rents following an event of default may not give rise to recourse.
(28) Recourse Obligations	Dollar General E. Peoria (Loan No. 52)	Voluntary transfers in violation of the related loan documents is not a full recourse carveout but is a loss, costs and damages carveout. In addition, breaches of the environmental covenants in the related loan documents is not a separate carveout running to the related guarantor.
(29) Mortgage Releases	All Ladder Capital Finance LLC Mortgage Loans (Loan Nos. 2, 6, 8, 10, 15, 17, 22, 45, 49 and 52)	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related borrower may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the subject Mortgage Loan to fail to qualify as such.
(30) Financial Reporting and Rent Rolls	Dollar General E. Peoria (Loan No. 52)	The related loan documents provide that the related borrower is not required to deliver quarterly and annual operating or other financial statements so long as (i) at the applicable time, the related lease(s) then in effect provide for the same or a substantially similar allocation of responsibilities between the related borrower and related tenant(s) as were in effect between the related borrower and the related sole tenant at the origination date, or (ii) the related tenant(s) of the related Mortgaged Property is a triple-net tenant and the related borrower’s only related expense is debt service, in each case, provided that the related borrower delivers a certified rent roll for the related Mortgaged Property at such time.
(31) Acts of Terrorism Exclusion	All Ladder Capital Finance LLC Mortgage Loans (Loan Nos. 2, 6, 8, 10, 15, 17, 22, 45, 49 and 52)

Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related borrower must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 31, even where terrorism insurance is required, the related borrower may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium then currently payable for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such

D-2-18

terrorism insurance exceeds such amount, then the related borrower is only required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(31) Acts of Terrorism Exclusion	Rite Aid Dunmore (Loan No. 49)	The insurance at the related Mortgaged Property is maintained by the related sole tenant (and is acceptable to the lender so long as the conditions set forth in the related loan documents are satisfied), but the related borrower is obligated to maintain some liability insurance due to certain obligations under the related sole tenant’s lease.
(31) Acts of Terrorism Exclusion	Dollar General E. Peoria (Loan No. 52)	The related Mortgaged Property is not required to be covered by terrorism insurance. Any terrorism insurance coverage currently maintained may be terminated at any time.
(32) Due on Sale or Encumbrance	All Ladder Capital Finance LLC Mortgage Loans (Loan Nos. 2, 6, 8, 10, 15, 17, 22, 45, 49 and 52)

Any pledge of a direct or indirect equity interest in the related borrower would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 32 or as contemplated by any other exception to Representation and Warranty No. 32 set forth herein.

In addition, with respect to clause (a)(v), mergers, acquisitions and other business combinations involving a publicly traded company may be permitted; and, for certain Mortgage Loans, transfers, sales and pledges of direct or indirect equity interests in the related borrower may be permitted if such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests. Transfers contemplated by an exception to Representation and Warranty No. 29 are also permitted transfers.

(32) Due on Sale or Encumbrance	Marriott LAX (Loan No. 2)	Sichuan Xinglida Group Capital Co. Ltd. (the “Permitted Pledgor”), an upper-tier owner of indirect interests in the related borrower, is permitted to enter into an upper-tier financing and in connection therewith pledge all or substantially all of its assets, including its indirect equity interest in the related borrower, to a qualified pledgee subject to the terms and conditions of the related loan agreement, including that the Permitted Pledgor’s direct or indirect interest in the related borrower constitutes 25% or less of the Permitted Pledgor’s assets. Transfers of the pledged equity interests by reason of a foreclosure are permitted, subject to certain conditions.
(32) Due on Sale or Encumbrance	National Office Portfolio (Loan No. 6)	There exists a pledge of interests in the related borrower to secure certain disbursement obligations on the part of the direct or indirect parent of the related borrower to Beal Bank USA in respect of a credit facility. Transfers of the pledged equity interests by reason of a foreclosure are permitted, subject to certain conditions.
(32) Due on Sale or Encumbrance	Redmont Hotel Curio (Loan No. 15)	Because of the related Mortgaged Property’s designation as a historic building, the redevelopment qualified for historic tax rehabilitation income tax credits. The federal historic tax credits were allocated to ServisFirst Community Development II LLC (the “Historic Tax Credit Investor”), a subsidiary of ServisFirst Bank, in connection with its investment in the related Mortgaged Property. Pursuant to such investment, Bayshore Redmont, Inc., the fee owner of the related Mortgaged Property (the “Fee Borrower”), leased the related Mortgaged Property to Legacy

D-2-19

Lodging, LLC (the “Master Lessee”), which is 99% owned by the Historic Tax Credit Investor and 1% owned by Legacy Lodging Manager, LLC, a subsidiary of the related borrower sponsor. The Master Lessee in turn has subleased its interests in the related Mortgaged Property back to the Fee Borrower. Each of the Fee Borrower and the Master Lessee are co-borrowers under the subject Mortgage Loan and the lender is provided with a mortgage on the fee interests, master lease interests and sublease interests in the related Mortgaged Property.

If the Historic Tax Credit Investor exercises its put option to have all of its membership interests in the Master Lessee redeemed, which shall be permitted after March 11, 2021 (the end of the “Historical Tax Credit Recapture Period”), in accordance with the Master Lessee’s operating agreement, the related non-recourse carveout guarantor/borrower sponsor would own 100% of the indirect interests in the Master Lessee. After the expiration of the Historic Tax Credit Recapture Period, the borrowers under the subject Mortgage Loan are permitted to terminate the master lease and sublease in place at the related Mortgaged Property so that only a fee interest in the related Mortgaged Property exists.

(32) Due on Sale or Encumbrance	Dollar General E. Peoria (Loan No. 52)

The related loan documents permit transfers without the lender’s consent by the related borrower and by and to certain affiliates of Ladder Capital Finance Holdings LLLP or Ladder Capital Corp.

In addition, corporate financing is permitted provided that such financing is secured by real estate collateral satisfying the requirements of the related loan documents in addition to the pledged interest in the related mortgage borrower. Transfers of the pledged equity interests by reason thereof are permitted.

(33) Single-Purpose Entity	Macedonia Commons (Loan No. 17)	One of the related borrowers is a recycled single-purpose entity that previously owned an adjacent parcel that was transferred to an affiliate prior to the origination of the subject Mortgage Loan. At origination, the related borrower provided all standard “backward-looking” representations except for the prior ownership of the adjacent parcel.

D-2-20

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	Kirkwood Center (Loan No. 50)	Blaze Pizza has purchase option if landlord elects to terminate the lease following a casualty. The purchase price is based on fair market value, as determined by mutual agreement or stipulated appraisal process. The purchase option is not extinguished by foreclosure; however, Landlord is required to obtain lender consent before terminating lease after casualty (and is thus able to control whether the purchase option is exercised).
(28) Recourse Obligations	All Wells Fargo, National Association Mortgage Loans (Loan Nos. 4, 7, 20, 24, 27, 35, 38, 40, 41, 47, 50, 51)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
(31) Acts of Terrorism Exclusion	All Wells Fargo Bank, National Association Mortgage Loans (Loan Nos. 4, 7, 20, 24, 27, 35, 38, 40, 41, 47, 50, 51)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
(36) Ground Leases	Adler Portfolio (Loan No. 4)	The mortgaged property consists of leasehold interests in eight properties, each having a separate ground lease. Variations: (K) In the event of a total or substantially total taking, if the related proceeds are not applied to restoration and the taking authority does not issue separate awards to the fee and leasehold interests, the ground leases and related documents provide that available proceeds will be applied pro rata to the ground lessor and ground lessee (or leasehold mortgagee, as applicable) based on the fair market value of the fee and leasehold interests. Further, this outcome potentially applies to a total or substantially total taking at one or more of the constituent properties, not merely the portfolio as a whole. The loan’s Cut-off Date LTV is 49.4%, which the lender considered as ameliorating the risk that a fair market value-based recovery for the leasehold estate would be insufficient to pay off the loan.

D-2-21

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(43) Environmental Conditions	Shaw Blackstone Center—CA (Loan No. 47) Kirkwood Center (Loan No. 50)	In lieu of obtaining a Phase I environmental site assessment, the lender obtained a $5,100,000 group lender environmental collateral protection and liability-type environmental insurance policy with $5,100,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S & P rating of “AA-”.

D-2-22

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)	Distribution Date	Class A-SB Planned Principal Balance ($)
December 2017	$44,401,000.00	October 2022	$44,401,000.00
January 2018	$44,401,000.00	November 2022	$44,400,043.89
February 2018	$44,401,000.00	December 2022	$43,583,866.11
March 2018	$44,401,000.00	January 2023	$42,826,794.33
April 2018	$44,401,000.00	February 2023	$42,066,710.69
May 2018	$44,401,000.00	March 2023	$41,117,433.80
June 2018	$44,401,000.00	April 2023	$40,350,540.26
July 2018	$44,401,000.00	May 2023	$39,518,759.54
August 2018	$44,401,000.00	June 2023	$38,745,502.09
September 2018	$44,401,000.00	July 2023	$37,907,538.05
October 2018	$44,401,000.00	August 2023	$37,127,866.35
November 2018	$44,401,000.00	September 2023	$36,345,092.09
December 2018	$44,401,000.00	October 2023	$35,497,881.26
January 2019	$44,401,000.00	November 2023	$34,708,617.44
February 2019	$44,401,000.00	December 2023	$33,855,101.20
March 2019	$44,401,000.00	January 2024	$33,059,296.48
April 2019	$44,401,000.00	February 2024	$32,260,324.45
May 2019	$44,401,000.00	March 2024	$31,336,578.51
June 2019	$44,401,000.00	April 2024	$30,530,743.84
July 2019	$44,401,000.00	May 2024	$29,661,126.92
August 2019	$44,401,000.00	June 2024	$28,848,620.19
September 2019	$44,401,000.00	July 2024	$27,972,520.50
October 2019	$44,401,000.00	August 2024	$27,153,288.90
November 2019	$44,401,000.00	September 2024	$26,330,795.92
December 2019	$44,401,000.00	October 2024	$25,444,993.34
January 2020	$44,401,000.00	November 2024	$24,615,696.45
February 2020	$44,401,000.00	December 2024	$23,723,282.99
March 2020	$44,401,000.00	January 2025	$22,887,128.32
April 2020	$44,401,000.00	February 2025	$22,047,644.33
May 2020	$44,401,000.00	March 2025	$21,026,363.11
June 2020	$44,401,000.00	April 2025	$20,179,461.42
July 2020	$44,401,000.00	May 2025	$19,269,942.63
August 2020	$44,401,000.00	June 2025	$18,416,043.75
September 2020	$44,401,000.00	July 2025	$17,499,726.28
October 2020	$44,401,000.00	August 2025	$16,638,774.79
November 2020	$44,401,000.00	September 2025	$15,774,394.38
December 2020	$44,401,000.00	October 2025	$14,847,892.76
January 2021	$44,401,000.00	November 2025	$13,976,376.75
February 2021	$44,401,000.00	December 2025	$13,042,941.98
March 2021	$44,401,000.00	January 2026	$12,164,233.86
April 2021	$44,401,000.00	February 2026	$11,282,025.50
May 2021	$44,401,000.00	March 2026	$10,221,999.51
June 2021	$44,401,000.00	April 2026	$9,332,046.19
July 2021	$44,401,000.00	May 2026	$8,380,697.17
August 2021	$44,401,000.00	June 2026	$7,483,405.68
September 2021	$44,401,000.00	July 2026	$6,524,926.66
October 2021	$44,401,000.00	August 2026	$5,620,238.86
November 2021	$44,401,000.00	September 2026	$4,711,946.42
December 2021	$44,401,000.00	October 2026	$3,742,778.56
January 2022	$44,401,000.00	November 2026	$2,827,002.67
February 2022	$44,401,000.00	December 2026	$1,850,563.66
March 2022	$44,401,000.00	January 2027	$927,245.03
April 2022	$44,401,000.00	February 2027	$246.90
May 2022	$44,401,000.00	March 2027 and	$0.00
June 2022	$44,401,000.00	thereafter
July 2022	$44,401,000.00
August 2022	$44,401,000.00
September 2022	$44,401,000.00

E-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	23
Risk Factors	59
Description of the Mortgage Pool	148
Transaction Parties	239
Credit Risk Retention	292
Description of the Certificates	307
Description of the Mortgage Loan Purchase Agreements	349
Pooling And Servicing Agreement	359
Certain Legal Aspects of Mortgage Loans	477
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	495
Pending Legal Proceedings Involving Transaction Parties	498
Use of Proceeds	498
Yield and Maturity Considerations	498
Material Federal Income Tax Considerations	510
Certain State and Local Tax Considerations	524
Method of Distribution (Underwriter)	524
Incorporation of Certain Information by Reference	527
Where You Can Find More Information	527
Financial Information	528
Certain ERISA Considerations	528
Legal Investment	533
Legal Matters	534
Ratings	534
Index of Defined Terms	537

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$690,629,000
(Approximate)

WELLS FARGO
COMMERCIAL MORTGAGE
SECURITIES, INC.
Depositor

WELLS FARGO
COMMERCIAL MORTGAGE
TRUST 2017-C41
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2017-C41

Class A-1	$30,952,000
Class A-2	$14,675,000
Class A-SB	$44,401,000
Class A-3	$215,000,000
Class A-4	$245,117,000
Class X-A	$550,145,000
Class X-B	$140,484,000
Class A-S	$69,751,000
Class B	$38,313,000
Class C	$32,420,000

PROSPECTUS

Wells Fargo Securities
Co-Manager and Joint Bookrunner

Barclays
Co-Lead Manager and Joint Bookrunner

Academy Securities
Co-Manager

November , 2017